J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.,
                                    Depositor


                          MIDLAND LOAN SERVICES, INC.,
                                    Servicer


                          MIDLAND LOAN SERVICES, INC.,
                                Special Servicer


                       LASALLE BANK NATIONAL ASSOCIATION,
                                     Trustee


                               ABN AMRO BANK N.V.,
                                  Fiscal Agent


                                       and


                              JPMORGAN CHASE BANK,
                                  Paying Agent


                         POOLING AND SERVICING AGREEMENT


                                   Dated as of


                                  June 1, 2004


             J.P. Morgan Chase Commercial Mortgage Securities Corp.
                  Commercial Mortgage Pass-Through Certificates
                                Series 2004-PNC1

                                TABLE OF CONTENTS

                                    ARTICLE I

                                   DEFINITIONS

Section 1.01  Defined Terms................................................
Section 1.02  Certain Calculations.........................................


                                   ARTICLE II
                          CONVEYANCE OF MORTGAGE LOANS;
                        ORIGINAL ISSUANCE OF CERTIFICATES

Section 2.01  Conveyance of Mortgage Loans.................................
Section 2.02  Acceptance by Trustee........................................
Section 2.03  Representations, Warranties and Covenants of the
               Depositor; Mortgage Loan Sellers' Repurchase or
               Substitution of Mortgage Loans for Defects in Mortgage
               Files and Breaches of Representations and Warranties........
Section 2.04  Execution of Certificates; Issuance of Uncertificated
               Lower-Tier Interests........................................
Section 2.05  Grantor Trust Designations...................................


                                   ARTICLE III
                               ADMINISTRATION AND
                           SERVICING OF THE TRUST FUND

Section 3.01  Servicer to Act as Servicer; Special Servicer to Act as
               Special Servicer; Administration of the Mortgage Loans......
Section 3.02  Collection of Mortgage Loan Payments.........................
Section 3.03  Collection of Taxes, Assessments and Similar Items;
               Servicing Accounts..........................................
Section 3.04  The Certificate Account, the Lower-Tier Distribution
               Account, the Upper-Tier Distribution Accounts, the Gain-on-Sale Reserve Account, the Excess Interest
               Distribution Account and the Interest Reserve Account.......
Section 3.05  Permitted Withdrawals from the Certificate Account and the Distribution Accounts...................................
Section 3.06  Investment of Funds in the Certificate Account and the
               REO Account.................................................
Section 3.07  Maintenance of Insurance Policies; Errors and Omissions
               and Fidelity Coverage.......................................
Section 3.08  Enforcement of Due-On-Sale Clauses; Assumption Agreements....
Section 3.09  Realization Upon Defaulted Mortgage Loans....................
Section 3.10  Trustee to Cooperate; Release of Mortgage Files..............
Section 3.11  Servicing Compensation.......................................
Section 3.12  Inspections; Collection of Financial Statements..............
Section 3.13  Annual Statement as to Compliance............................
Section 3.14  Reports by Independent Public Accountants....................
Section 3.15  Access to Certain Information................................
Section 3.16  Title to REO Property; REO Account...........................
Section 3.17  Management of REO Property...................................
Section 3.18  Sale of Defaulted Mortgage Loans and REO Properties..........
Section 3.19  Additional Obligations of Servicer and Special Servicer......
Section 3.20  Modifications, Waivers, Amendments and Consents..............
Section 3.21  Transfer of Servicing Between Servicer and Special
               Servicer; Recordkeeping; Asset Status Report................
Section 3.22  Sub-Servicing Agreements.....................................
Section 3.23  Representations, Warranties and Covenants of the Servicer....
Section 3.24  Representations, Warranties and Covenants of the Special
               Servicer....................................................
Section 3.25  Interest Reserve Account.....................................
Section 3.26  Excess Interest Distribution Account.........................
Section 3.27  Directing Certificateholder Contact with Servicer and
               Special Servicer............................................
Section 3.28  Controlling Class Certificateholders and Directing
               Certificateholder; Certain Rights and Powers of
               Directing Certificateholder.................................


                                   ARTICLE IV
                         PAYMENTS TO CERTIFICATEHOLDERS

Section 4.01  Distributions................................................
Section 4.02  Statements to Certificateholders; CMSA Investor Reporting
               Package (IRP)...............................................
Section 4.03  P&I Advances.................................................
Section 4.04  Allocation of Collateral Support Deficit.....................
Section 4.05  Certificate Deferred Interest................................


                                    ARTICLE V
                                THE CERTIFICATES

Section 5.01  The Certificates.............................................
Section 5.02  Registration of Transfer and Exchange of Certificates........
Section 5.03  Book Entry Certificates......................................
Section 5.04  Mutilated, Destroyed, Lost or Stolen Certificates............
Section 5.05  Persons Deemed Owners........................................
Section 5.06  Appointment of Paying Agent..................................
Section 5.07  Certificate Ownership Certification..........................


                                   ARTICLE VI
                               THE DEPOSITOR, THE
                SERVICER, THE SPECIAL SERVICER AND THE DIRECTING
                                CERTIFICATEHOLDER

Section 6.01  Liability of the Depositor, the Servicer and the Special
               Servicer....................................................
Section 6.02  Merger, Consolidation or Conversion of the Depositor, the
               Servicer or the Special Servicer............................
Section 6.03  Limitation on Liability of the Depositor, the Servicer,
               the Special Servicer and Others.............................
Section 6.04  Servicer and Special Servicer Not to Resign..................
Section 6.05  Rights of the Depositor in Respect of the Servicer and
               the Special Servicer........................................
Section 6.06  The Directing Certificateholder..............................


                                   ARTICLE VII
                                     DEFAULT

Section 7.01  Events of Default; Servicer and Special Servicer
               Termination.................................................
Section 7.02  Trustee to Act; Appointment of Successor.....................
Section 7.03  Notification to Certificateholders...........................
Section 7.04  Waiver of Events of Default..................................
Section 7.05  Trustee and Fiscal Agent as Maker of Advances................


                                  ARTICLE VIII
          CONCERNING THE TRUSTEE, THE FISCAL AGENT AND THE PAYING AGENT

Section 8.01  Duties of the Trustee and the Paying Agent...................
Section 8.02  Certain Matters Affecting the Trustee and the Paying
               Agent.......................................................
Section 8.03  Trustee and Paying Agent Not Liable for Validity or
               Sufficiency of Certificates or Mortgage Loans...............
Section 8.04  Trustee or Paying Agent May Own Certificates.................
Section 8.05  Fees and Expenses of Trustee and Paying Agent;
               Indemnification of Trustee and the Paying Agent.............
Section 8.06  Eligibility Requirements for Trustee and the Paying Agent....
Section 8.07  Resignation and Removal of the Trustee and Paying Agent......
Section 8.08  Successor Trustee or Paying Agent............................
Section 8.09  Merger or Consolidation of Trustee, Fiscal Agent or
               Paying Agent................................................
Section 8.10  Appointment of Co-Trustee or Separate Trustee................
Section 8.11  Appointment of Custodians....................................
Section 8.12  Access to Certain Information................................
Section 8.13  The Fiscal Agent.............................................
Section 8.14  Representations and Warranties of the Trustee................
Section 8.15  Representations and Warranties of the Paying Agent...........


                                   ARTICLE IX
                                   TERMINATION

Section 9.01  Termination upon Repurchase or Liquidation of All
               Mortgage Loans..............................................
Section 9.02  Additional Termination Requirements..........................


                                    ARTICLE X
                  ADDITIONAL REMIC AND GRANTOR TRUST PROVISIONS

Section 10.01 REMIC Administration.........................................
Section 10.02 Use of Agents................................................
Section 10.03 Depositor, Servicer and Special Servicer to Cooperate
               with Paying Agent...........................................
Section 10.04 Appointment of REMIC Administrators..........................
Section 10.05 Grantor Trust Administration.................................


                                   ARTICLE XI
                            MISCELLANEOUS PROVISIONS

Section 11.01 Amendment....................................................
Section 11.02 Recordation of Agreement; Counterparts.......................
Section 11.03 Limitation on Rights of Certificateholders...................
Section 11.04 Governing Law................................................
Section 11.05 Notices......................................................
Section 11.06 Severability of Provisions...................................
Section 11.07 Grant of a Security Interest.................................
Section 11.08 Successors and Assigns; Beneficiaries........................
Section 11.09 Article and Section Headings.................................
Section 11.10 Notices to the Rating Agencies...............................

                                   EXHIBITS

Exhibit A-1           Form of Class A-1 Certificate
Exhibit A-2           Form of Class A-2 Certificate
Exhibit A-3           Form of Class A-3 Certificate
Exhibit A-4           Form of Class A-4 Certificate
Exhibit A-5           Form of Class A-1A Certificate
Exhibit A-6           Form of Class X Certificate
Exhibit A-7           Form of Class B Certificate
Exhibit A-8           Form of Class C Certificate
Exhibit A-9           Form of Class D Certificate
Exhibit A-10          Form of Class E Certificate
Exhibit A-11          Form of Class F Certificate
Exhibit A-12          Form of Class G Certificate
Exhibit A-13          Form of Class H Certificate
Exhibit A-14          Form of Class J Certificate
Exhibit A-15          Form of Class K Certificate
Exhibit A-16          Form of Class L Certificate
Exhibit A-17          Form of Class M Certificate
Exhibit A-18          Form of Class N Certificate
Exhibit A-19          Form of Class P Certificate
Exhibit A-20          Form of Class NR Certificate
Exhibit A-21          Form of Class S Certificate
Exhibit A-22          Form of Class R Certificate
Exhibit A-23          Form of Class LR Certificate
Exhibit B             Mortgage Loan Schedule
Exhibit C             Form of Investment Representation Letter
Exhibit D-1           Form of Transfer Affidavit
Exhibit D-2           Form of Transferor Letter
Exhibit E             Form of Request for Release
Exhibit F             Form of ERISA Representation Letter
Exhibit G             Form of Statement to Certificateholders
Exhibit H             Form of Omnibus Assignment
Exhibit I-1           Form of Regulation S Transfer Certificate during
                            Restricted Period
Exhibit I-2           Form of Regulation S Transfer Certificate after
                            Restricted Period
Exhibit J             Form of Purchase Option Notice
Exhibit K             Form of Transfer Certificate for Rule 144A Book Entry
                            Certificate to Regulation S Book Entry Certificate during Restricted Period
Exhibit L             Form of Transfer Certificate for Rule 144A Book Entry
                            Certificate to Regulation S Book Entry Certificate after Restricted Period
Exhibit M             Form of Transfer Certificate for Regulation S Book Entry
                            Certificate to Rule 144A Global Book Entry
                            Certificate during Restricted Period
Exhibit N             Form of Transfer Certificate for Regulation S Book Entry
                            Certificate during Restricted Period
Exhibit O             Form Certification to be Provided with Form 10-K
Exhibit P-1           Form of Certification to be Provided to Depositor by the
                            Paying Agent
Exhibit P-2           Form of Certification to be Provided to Depositor by the
                            Servicer
Exhibit P-3           Form of Certification to be Provided to Depositor by the
                            Special Servicer
Exhibit Q             Form of Initial Certification of the Trustee
Exhibit R             Form of Final Certification of the Trustee
Exhibit S             Form of Notice and Certification regarding Defeasance of
                            Mortgage Loan
Exhibit T-1           Form of Information Request by Certificateholder or
                            Certificate Owner
Exhibit T-2           Form of Information Request by Prospective Purchaser
Exhibit U             Form of Monthly Additional Report on Recoveries and
                            Reimbursements

                                    SCHEDULES

Schedule 1            Mortgage Loans Containing Additional Debt
Schedule 2            Mortgage Loans that Initially Pay Interest Only

            This Pooling and Servicing Agreement (the "Agreement") is dated and effective as of June 1, 2004, among J.P. Morgan Chase Commercial Mortgage Securities Corp., as Depositor, Midland Loan Services, Inc., as Servicer, Midland Loan Services, Inc., as Special Servicer, LaSalle Bank National Association, as Trustee, ABN AMRO Bank N.V., as Fiscal Agent, and JPMorgan Chase Bank, as Paying Agent.

                              PRELIMINARY STATEMENT

            The Depositor intends to sell commercial mortgage pass-through certificates (collectively, the "Certificates"), to be issued hereunder in multiple classes (each, a "Class"), which in the aggregate will evidence the entire beneficial ownership interest in the trust fund (the "Trust Fund") to be created hereunder, the primary assets of which will be a pool of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"). As provided herein, the Paying Agent shall elect or shall cause elections to be made to treat the Trust Fund (exclusive of the Excess Interest and the Excess Interest Distribution Account) for federal income tax purposes as two separate real estate mortgage investment conduits (the "Upper-Tier REMIC" and the "Lower-Tier REMIC", respectively).

            The parties intend that the portions of the Trust Fund representing the Excess Interest, the Excess Interest Distribution Account and the proceeds thereof will be treated as a grantor trust under subpart E of Part 1 of subchapter J of the Code and that the beneficial interest therein will be represented by the Class S Certificates.

                                LOWER-TIER REMIC

            The Class LA-1, Class LA-2, Class LA-3, Class LA-4, Class LA-1A, Class LB, Class LC, Class LD, Class LE, Class LF, Class LG, Class LH, Class LJ, Class LK, Class LL, Class LM, Class LN, Class LP and Class LNR Uncertificated Interests will evidence "regular interests" in the Lower-Tier REMIC created hereunder. The sole Class of "residual interests" in the Lower-Tier REMIC created hereunder will be evidenced by the Class LR Certificates.

            The following table sets forth the Original Lower-Tier Principal Amounts and per annum rates of interest for the Uncertificated Lower-Tier Interests and the Class LR Certificates:

          Class              Interest Rate           Original Lower-Tier
       Designation            (per annum)             Principal Amount
       -----------            -----------             ----------------
Class LA-1                        (1)                  $ 39,074,000
Class LA-1A                       (1)                 $ 246,662,000
Class LA-2                        (1)                 $ 128,320,000
Class LA-3                        (1)                  $ 97,995,000
Class LA-4                        (1)                 $ 426,239,000
Class LB                          (1)                  $ 28,808,000
Class LC                          (1)                  $ 13,717,000
Class LD                          (1)                  $ 17,833,000
Class LE                          (1)                  $ 10,975,000
Class LF                          (1)                  $ 16,461,000
Class LG                          (1)                  $ 10,974,000
Class LH                          (1)                  $ 20,576,000
Class LJ                          (1)                   $ 2,744,000
Class LK                          (1)                   $ 6,859,000
Class LL                          (1)                   $ 4,115,000
Class LM                          (1)                   $ 5,487,000
Class LN                          (1)                   $ 2,744,000
Class LP                          (1)                   $ 2,743,000
Class LNR                         (1)                  $ 15,090,311
Class LR                      None(2)                     None(2)

------------

(1) The interest rate for such Class of Uncertificated Lower-Tier Interests shall be the Weighted Average Net Mortgage Rate.

(2) The Class LR Certificates do not have a Certificate Balance or Notional Amount, do not bear interest and will not be entitled to distributions of Yield Maintenance Charges. Any Available Distribution Amount remaining in the Lower-Tier Distribution Account after distributing the Lower-Tier Distribution Amount shall be distributed to the Holders of the Class LR Certificates in respect of the residual interest in the Lower-Tier REMIC (but only to the extent of the Available Distribution Amount for such Distribution Date, if any, remaining in the Lower-Tier Distribution Account).

                                UPPER-TIER REMIC

            The Class A-1, Class A-2, Class A-3, Class A-4, Class A-1A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class NR and Class X Certificates will evidence "regular interests" in the Upper-Tier REMIC created hereunder. The sole Class of "residual interests" in the Upper-Tier REMIC created hereunder will be evidenced by the Class R Certificates.

            The following table sets forth the designation, the pass-through rate (the "Pass-Through Rate"), the aggregate initial principal amount (the "Original Certificate Balance") or Notional Amount ("Original Notional Amount"), as applicable, and the initial ratings given each Class by the Rating Agencies for each Class of Certificates comprising the interests in the Upper-Tier REMIC created hereunder:

                         Initial              Original
                    Pass-Through Rate   Certificate Balance        Ratings
                       (per annum)       or Notional Amount     S&P/Fitch(1)
                       -----------       ------------------     ------------
Class A-1(2)              2.8020%          $39,074,000               AAA/AAA
Class A-2(2)              4.5550%         $128,320,000               AAA/AAA
Class A-3(2)              5.2990%(3)       $97,995,000               AAA/AAA
Class A-4(2)              5.3769%(4)      $426,239,000               AAA/AAA
Class A-1A(2)             5.3769%(4)      $246,662,000               AAA/AAA
Class B                   5.3769%(4)       $28,808,000                 AA/AA
Class C                   5.3769%(4)       $13,717,000               AA-/AA-
Class D                   5.3769%(4)       $17,833,000                   A/A
Class E                   5.3769%(4)       $10,975,000                 A-/A-
Class F                   5.3769%(4)       $16,461,000             BBB+/BBB+
Class G                   5.3769%(4)       $10,974,000               BBB/BBB
Class H                   5.3769%(4)       $20,576,000             BBB-/BBB-
Class J                   5.3090%(3)        $2,744,000               BB+/BB+
Class K                   5.3090%(3)        $6,859,000                 BB/BB
Class L                   5.3090%(3)        $4,115,000               BB-/BB-
Class M                   5.3090%(3)        $5,487,000                 B+/B+
Class N                   5.3090%(3)        $2,744,000                   B/B
Class P                   5.3090%(3)        $2,743,000                 B-/B-
Class NR                  5.3090%(3)       $15,090,311                   */*
Class X                   5.3090%(5)    $1,097,416,311(6)            AAA/AAA
Class R                   None                 None (7)                  */*

------------

(1) The Certificates marked with an asterisk have not been rated by the applicable Rating Agency.

(2) For purposes of making distributions to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A Certificates, the pool of Mortgage Loans will be deemed to consist of two distinct Loan Groups, Loan Group 1 and Loan Group 2.

(3) Subject to a maximum Pass-Through Rate equal to the Weighted Average Net Mortgage Rate.

(4) The Pass-Through Rate for any Distribution Date for the Class A-4, Class A-1A, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates will be the Weighted Average Net Mortgage Rate for the Distribution Date.

(5) The Pass-Through Rate for the Class X Certificates will be calculated in accordance with the definition of "Class X Pass-Through Rate".

(6) The Class X Certificates will not have a Certificate Balance and will not be entitled to receive distributions of principal. Interest will accrue on the Components of such Class at the Component Pass-Through Rates thereof on the Notional Amounts thereof. The Notional Amount of each Component for any Distribution Date will be equal to the Lower-Tier Principal Amount of the respective Uncertificated Lower-Tier Interest for such Distribution Date, which will be equal to the Certificate Balance of the Related Certificates as of the preceding Distribution Date (after giving effect to the distribution of principal and allocation of Collateral Support Deficit on such Distribution Date) or, in the case of the first Distribution Date, the Cut-off Date.

(7) The Class R Certificates do not have a Certificate Balance or Notional Amount, do not bear interest and will not be entitled to distributions of Yield Maintenance Charges. Any Available Distribution Amount remaining in the Upper-Tier Distribution Account, after all required distributions under this Agreement have been made to each other Class of Certificates, will be distributed to the Holders of the Class R Certificates.

            As of the close of business on the Cut-off Date, the Mortgage Loans had an aggregate principal balance, after application of all payments of principal due on or before such date, whether or not received, equal to $1,097,416,312.

            In consideration of the mutual agreements herein contained, the Depositor, the Servicer, the Special Servicer, the Trustee, the Fiscal Agent and the Paying Agent agree as follows:


                                   ARTICLE I

                                   DEFINITIONS

            Section 1.01 Defined Terms.

            Whenever used in this Agreement, including in the Preliminary Statement, the following capitalized terms, unless the context otherwise requires, shall have the meanings specified in this Article.

            "30/360 Mortgage Loans": The Mortgage Loans indicated as such in the Mortgage Loan Schedule.

            "Acceptable Insurance Default": With respect to any Mortgage Loan, a default under the related Mortgage Loan documents arising by reason of any failure on the part of the related Mortgagor to maintain with respect to the related Mortgaged Property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, damages or casualties caused by terrorist or similar acts, and/or any failure on the part of the related Mortgagor to maintain with respect to the related Mortgaged Property insurance coverage with respect to terrorist or similar acts upon terms not materially less favorable than those in place as of June 18, 2004, as to which default the Servicer and the Special Servicer may forbear taking any enforcement action, provided that the Special Servicer has determined, in its reasonable judgment, based on inquiry consistent with the Servicing Standards and after consultation with the Directing Certificateholder, that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related Mortgaged Property and located in or around the region in which such related Mortgaged Property is located, or (b) such insurance is not available at any rate; provided, however, the Directing Certificateholder will not have more than 30 days to respond to the Special Servicer's request for consultation; provided, further, that upon the Special Servicer's determination consistent with the Servicing Standards, that exigent circumstances do not allow the Special Servicer to consult with the Directing Certificateholder, the Special Servicer will not be required to do so. Each of the Servicer and the Special Servicer shall be entitled to rely at its own expense on insurance consultants in making the determinations described above.

            "Accrued Certificate Interest": With respect to each Distribution Date and each Class of Regular Certificates, an amount equal to interest for the related Interest Accrual Period at the Pass-Through Rate applicable to such Class of Certificates for such Distribution Date, accrued on the related Certificate Balance (or with respect to the Class X Certificates, the Notional Amount of the Class X Certificates outstanding immediately prior to such Distribution Date) (provided that for interest accrual purposes any distributions in reduction of Certificate Balance or Notional Amount or reductions in Certificate Balance or Notional Amount as a result of allocations of Collateral Support Deficit on the Distribution Date occurring in an Interest Accrual Period shall be deemed to have been made on the first day of such Interest Accrual Period). Accrued Certificate Interest shall be calculated on the basis of a 360-day year consisting of twelve 30-day months.

            "Act": The Securities Act of 1933, as it may be amended from time to time.

            "Actual/360 Mortgage Loans": The Mortgage Loans indicated as such in the Mortgage Loan Schedule.

            "Additional Debt": With respect to any Mortgage Loan, any debt owed by the related Mortgagor to a party other than the lender under such Mortgage Loan as of the Closing Date as set forth on Schedule 1 hereto, as increased or decreased from time to time pursuant to the terms of the related subordinate loan documents (including any subordination agreement).

            "Additional Exclusions": Exclusions in addition to those customarily found in the insurance policies for mortgaged properties similar to the Mortgaged Properties prior to September 11, 2001.

            "Administrative Cost Rate": With respect to each Mortgage Loan, the sum of the Servicing Fee Rate and the Trustee Fee Rate, in each case computed on the basis of the Stated Principal Balance of the related Mortgage Loan and in the same manner as interest is calculated on such Mortgage Loan.

            "Advance": Any P&I Advance or Servicing Advance.

            "Adverse REMIC Event": As defined in Section 10.01(f).

            "Affiliate": With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            "Agent": As defined in Section 5.02(c)(i)(A).

            "Agreement": This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

            "Anticipated Repayment Date": With respect to any Mortgage Loan that is indicated on the Mortgage Loan Schedule as having a Revised Rate, the date upon which such Mortgage Loan commences accruing interest at such Revised Rate.

            "Applicable Procedures": As defined in Section 5.02(b)(i).

            "Applicable State and Local Tax Law": For purposes hereof, the Applicable State and Local Tax Law shall be (a) the tax laws of the State of New York; and (b) such other state or local tax laws whose applicability shall have been brought to the attention of the Trustee and the Paying Agent by either (i) an Opinion of Counsel delivered to it, or (ii) written notice from the appropriate taxing authority as to the applicability of such state or local tax laws.

            "Appraisal": An appraisal prepared by an Independent MAI appraiser with at least five years experience in properties of like kind and in the same area, prepared in accordance with 12 C.F.R. 225.64, or, in connection with an Appraisal Reduction, a valuation meeting the requirements of clause (b)(i)(A)(2) in the definition of Appraisal Reduction.

            "Appraisal Reduction": For any Distribution Date and for any Mortgage Loan as to which an Appraisal Reduction Event has occurred, an amount calculated on each Distribution Date by the Special Servicer, after the first Determination Date following the date on which the Special Servicer receives or performs the related Appraisal equal to the excess of (a) the Stated Principal Balance of such Mortgage Loan over (b) the excess of (i) the sum of (A) 90% of the Appraised Value of the related Mortgaged Property as determined (1) by one or more Appraisals with respect to any Mortgage Loan (together with any other Mortgage Loan cross collateralized with such Mortgage Loan) with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which shall be paid by the Servicer as an Advance) or (2) by an internal valuation performed by the Special Servicer with respect to any Mortgage Loan (together with any other Mortgage Loan cross collateralized with such Mortgage Loan) with an outstanding principal balance less than $2,000,000 minus, with respect to any Appraisals, such downward adjustments as the Special Servicer may make (without implying any obligation to do so) based upon its review of the Appraisal and any other information it deems relevant) and (B) all escrows, letters of credit and reserves in respect of such Mortgage Loan as of the date of calculation over
(ii) the sum of, as of the Due Date occurring in the month of the date of determination, (A) to the extent not previously advanced by the Servicer, the Trustee or the Fiscal Agent, all unpaid interest on such Mortgage Loan at a per annum rate equal to its Mortgage Rate, (B) all unreimbursed Advances and interest thereon at the Reimbursement Rate in respect of such Mortgage Loan and
(C) all currently due and unpaid real estate taxes, assessments, insurance premiums, ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid with respect to such Mortgage Loan (which taxes, premiums, ground rents and other amounts have not been the subject of an Advance by the Servicer, the Trustee or the Fiscal Agent, as applicable); provided, however, without limiting the Special Servicer's obligation to order and obtain such Appraisal, if the Special Servicer has not obtained the Appraisal or valuation, as applicable, referred to above within 60 days of the Appraisal Reduction Event (or with respect to the reduction event set forth in clauses (i) and (vi) of the definition of Appraisal Reduction Event, within 120 days after the initial delinquency for the related Appraisal Reduction Event), the amount of the Appraisal Reduction shall be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan until such time as such appraisal or valuation referred to above is received and the Appraisal Reduction is calculated. Promptly upon the occurrence of an Appraisal Reduction Event, the Special Servicer shall order and receive an Appraisal (the cost of which shall be paid as a Servicing Advance); provided, however, that with respect to an Appraisal Reduction Event as set forth in clause (i) of the definition of Appraisal Reduction Event, the Special Servicer shall order and receive such Appraisal within the 120 day period set forth in such clause (i), which Appraisal shall be delivered by the Special Servicer to the Servicer, the Directing Certificateholder, the Trustee and the Paying Agent, and the Paying Agent shall deliver such Appraisal to each Holder of a Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificate upon request (subject to receipt of such Appraisal by the Special Servicer).

            With respect to each Mortgage Loan as to which an Appraisal Reduction has occurred (unless such Mortgage Loan has become a Corrected Mortgage Loan (for such purposes taking into account any amendment or modification of such Mortgage Loan)), the Special Servicer shall, within 30 days of each anniversary of the related Appraisal Reduction Event, order an Appraisal (which may be an update of a prior Appraisal), the cost of which shall be paid by the Servicer as a Servicing Advance or conduct an internal valuation, as applicable. Based upon such Appraisal, the Special Servicer shall redetermine and report to the Directing Certificateholder, the Servicer, the Paying Agent and the Trustee the amount of the Appraisal Reduction with respect to such Mortgage Loan, and such redetermined Appraisal Reduction shall replace the prior Appraisal Reduction with respect to such Mortgage Loan. Notwithstanding the foregoing, the Special Servicer will not be required to obtain an Appraisal or conduct an internal valuation, as applicable, with respect to a Mortgage Loan which is the subject of an Appraisal Reduction Event to the extent the Special Servicer has obtained an Appraisal or valuation, as applicable, with respect to the related Mortgaged Property within the twelve month period immediately prior to the occurrence of such Appraisal Reduction Event. Instead, the Special Servicer may use such prior Appraisal or valuation, as applicable, in calculating any Appraisal Reduction with respect to such Mortgage Loan; provided that the Special Servicer is not aware of any material change to the related Mortgaged Property having occurred and affecting the validity of such appraisal or valuation, as applicable.

            Any Mortgage Loan previously subject to an Appraisal Reduction which Mortgage Loan has become a Corrected Mortgage Loan (for such purposes taking into account any amendment or modification of such Mortgage Loan), and with respect to which no other Appraisal Reduction Event has occurred and is continuing, will no longer be subject to an Appraisal Reduction.

            Notwithstanding anything herein to the contrary, the aggregate Appraisal Reduction related to a Mortgage Loan or the related REO Property will be reduced to zero as of the date on which such Mortgage Loan is paid in full, liquidated, repurchased or otherwise removed from the Trust Fund.

            "Appraisal Reduction Event": With respect to any Mortgage Loan, the earliest of (i) 120 days after an uncured delinquency (without regard to the application of any grace period) occurs in respect of such Mortgage Loan, (ii) the date on which a reduction in the amount of Monthly Payments on such Mortgage Loan, or a change in any other material economic term of such Mortgage Loan (other than an extension of the Maturity Date), becomes effective as a result of a modification of such Mortgage Loan by the Special Servicer, (iii) the date on which a receiver has been appointed with respect to the related Mortgagor, (iv) 60 days after a Mortgagor declares bankruptcy, (v) 60 days after the date on which an involuntary petition of bankruptcy is filed with respect to the related Mortgagor, (vi) 90 days after an uncured delinquency occurs in respect of a Balloon Payment with respect to such Mortgage Loan unless the Mortgagor has delivered to the Servicer within 60 days of the related Maturity Date a written refinancing commitment reasonably satisfactory to the Special Servicer which provides that such refinancing will occur within 120 days after the Maturity Date, or (vii) immediately after such Mortgage Loan becomes an REO Loan; provided, however, that an Appraisal Reduction Event shall not occur at any time when the aggregate Certificate Balances of all Classes of Certificates (other than the Class A Certificates) have been reduced to zero. The Servicer shall notify the Special Servicer promptly upon acquiring actual knowledge of the occurrence of any of the foregoing events.

            "Appraised Value": With respect to any Mortgaged Property, the appraised value thereof as determined by an Appraisal of the Mortgaged Property securing such Mortgage Loan made by an Independent MAI appraiser selected by the Servicer or Special Servicer, as applicable.

            "ARD Loan": Any Mortgage Loan that provides that if the unamortized principal balance thereof is not repaid on its Anticipated Repayment Date, such Mortgage Loan will accrue Excess Interest at the rate specified in the related Mortgage Note and the Mortgagor is required to apply excess monthly cash flow generated by the related Mortgaged Property to the repayment of the outstanding principal balance on such Mortgage Loan.

            "Asset Status Report": As defined in Section 3.21(d).

            "Assignment": As defined in Section 2.01(c).

            "Assignment of Leases": With respect to any Mortgaged Property, any assignment of leases, rents and profits or similar instrument executed by the Mortgagor, assigning to the mortgagee all of the income, rents and profits derived from the ownership, operation, leasing or disposition of all or a portion of such Mortgaged Property, in the form which was duly executed, acknowledged and delivered, as amended, modified, renewed or extended through the date hereof and from time to time hereafter.

            "Assumed Scheduled Payment": For any Due Period and with respect to any Mortgage Loan that is delinquent in respect of its Balloon Payment (including any REO Loan as to which the Balloon Payment would have been past due), an amount equal to the sum of (a) the principal portion of the Monthly Payment that would have been due on such Mortgage Loan on the related Due Date based on the constant payment required by the related Mortgage Note or the original amortization schedule thereof (as calculated with interest at the related Mortgage Rate), if applicable, assuming such Balloon Payment has not become due, after giving effect to any reduction in the principal balance thereof occurring in connection with a modification of such Mortgage Loan in connection with a default or bankruptcy or similar proceedings, and (b) interest on the Stated Principal Balance of such Mortgage Loan at the applicable Mortgage Rate (net of interest at the Servicing Fee Rate).

            "Authenticating Agent": The Paying Agent or any agent of the Trustee appointed to act as Authenticating Agent pursuant to Section 5.01(b).

            "Available Distribution Amount": With respect to any Distribution Date, an amount equal to the sum of (without duplication):

            (a) the aggregate amount relating to the Trust Fund on deposit in the Certificate Account and the Lower-Tier Distribution Account (in each case, exclusive of any Net Investment Earnings contained therein) as of the second Business Day prior to the related Distribution Date, exclusive of (without duplication):

                  (i) all Monthly Payments paid by the Mortgagors that are due on a Due Date following the end of the related Due Period;

                  (ii) all unscheduled Principal Prepayments (together with any related payments of interest allocable to the period following the related Due Date for the related Mortgage Loan during the related Due Period), Liquidation Proceeds or Insurance and Condemnation Proceeds received as of the second Business Day prior to the related Distribution Date;

                  (iii) all amounts payable or reimbursable to any Person from the Certificate Account pursuant to clauses (ii) through (xvi), inclusive, and clause (xviii) of Section 3.05(a);

                  (iv) all amounts payable or reimbursable to any Person from the Lower-Tier Distribution Account pursuant to clauses (ii) through
            (viii), inclusive, of Section 3.05(b);

                  (v) Excess Interest;

                  (vi) all Yield Maintenance Charges;

                  (vii) all amounts deposited in the Certificate Account or the
            Lower-Tier Distribution Account, as the case may be, in error; and

                  (viii) with respect to each Interest Reserve Loan and any
            Distribution Date relating to each Interest Accrual Period ending in
            (1) each January or (2) any December in a year immediately preceding a year which is not a leap year, an amount equal to one day of interest on the Stated Principal Balance of such Mortgage Loan as of the Due Date in the month preceding the month in which such Distribution Date occurs at the related Mortgage Rate to the extent such amounts are to be deposited in the Interest Reserve Account and held for future distribution pursuant to Section 3.25;

            (b) if and to the extent not already included in clause (a) hereof, the aggregate amount transferred from the REO Account to the Certificate Account for such Distribution Date pursuant to Section 3.16(c);

            (c) the aggregate amount of any P&I Advances made by the Servicer, the Trustee or the Fiscal Agent, as applicable, for such Distribution Date pursuant to Section 4.03 or 7.05 (net of the related Trustee Fee with respect to the Mortgage Loans for which such P&I Advances are made);

            (d) for the Distribution Date occurring in each March, the Withheld Amounts remitted to the Lower-Tier Distribution Account pursuant to
      Section 3.25(b); and

            (e) with respect to the first Distribution Date, the Closing Date Deposit Amount and the Rosalind Villas Senior Apartments Loan Deposit Amount deposited into the Distribution Account pursuant to Section 2.01(g).

            Notwithstanding the investment of funds held in the Certificate Account pursuant to Section 3.06, for purposes of calculating the Available Distribution Amount, the amounts so invested shall be deemed to remain on deposit in such account.

            "Balloon Mortgage Loan": Any Mortgage Loan that by its original terms or by virtue of any modification entered into as of the Closing Date provides for an amortization schedule extending beyond its Maturity Date.

            "Balloon Payment": With respect to any Balloon Mortgage Loan as of any date of determination, the Monthly Payment payable on the Maturity Date of such Mortgage Loan.

            "Bankruptcy Code": The federal Bankruptcy Code, as amended from time to time (Title 11 of the United States Code).

            "Base Interest Fraction": With respect to any Principal Prepayment on any Mortgage Loan and with respect to any of the Class A, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates, is a fraction (a) whose numerator is the greater of (x) zero and (y) the amount by which (i) the Pass-Through Rate on such Class of Certificates exceeds (ii) the discount rate used in accordance with the related Mortgage Loan documents in calculating the Yield Maintenance Charge with respect to such Principal Prepayment and (b) whose denominator is the amount by which (i) the Mortgage Rate on such Mortgage Loan exceeds (ii) the discount rate used in accordance with the related Mortgage Loan documents in calculating the Yield Maintenance Charge with respect to such Principal Prepayment. However, under no circumstances shall the Base Interest Fraction be greater than one. If such discount rate is greater than the Mortgage Rate on such Mortgage Loan, then the Base Interest Fraction will equal zero. The Servicer shall provide to the Paying Agent the discount rate references above for purposes of calculating the Base Interest Fraction.

            "Bid Allocation": With respect to the Servicer and the proceeds of any bid pursuant to Section 7.01(c), the amount of such proceeds (net of any expenses incurred in connection with such bid and the transfer of servicing), multiplied by a fraction equal to (a) the Servicing Fee Amount for the Servicer as of such date of determination, over (b) the aggregate of the Servicing Fee Amounts for the Servicer as of such date of determination.

            "Book Entry Certificate": Any Certificate registered in the name of the Depository or its nominee.

            "Breach": As defined in Section 2.03(b).

            "Business Day": Any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York, Overland Park, Kansas, Chicago, Illinois or the city and state in which the Corporate Trust Office of the Trustee or principal place of business of the Servicer, the Special Servicer or the Paying Agent is located, are authorized or obligated by law or executive order to remain closed.

            "CERCLA": The Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

            "Certificate": Any one of the Depositor's Commercial Mortgage Pass-Through Certificates, Series 2004-PNC1, as executed and delivered by the Certificate Registrar and authenticated and delivered hereunder by the Authenticating Agent.

            "Certificate Account": A segregated custodial account or accounts created and maintained by the Servicer pursuant to Section 3.04(a) on behalf of the Trustee in trust for the Certificateholders, which shall be entitled "Midland Loan Services, Inc., as Servicer, on behalf of LaSalle Bank National Association, as Trustee, in trust for the registered holders of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2004-PNC1, Certificate Account." Any such account or accounts shall be an Eligible Account.

            "Certificate Balance": With respect to any Class of Certificates (other than the Residual Certificates, the Class S Certificates and the Class X Certificates), (i) on or prior to the first Distribution Date, an amount equal to the Original Certificate Balance of such Class as specified in the Preliminary Statement hereto, and (ii) as of any date of determination after the first Distribution Date, the Certificate Balance of such Class on the Distribution Date immediately prior to such date of determination (determined as adjusted pursuant to Section 1.02(iii)).

            "Certificate Deferred Interest": For any Distribution Date with respect to any Class of Certificates, the amount of Mortgage Deferred Interest allocated to such Class pursuant to Section 4.05(a).

            "Certificate Factor": With respect to any Class of Certificates, as of any date of determination, a fraction, expressed as a decimal carried to at least eight (8) places, the numerator of which is the then related Certificate Balance, and the denominator of which is the related Original Certificate Balance.

            "Certificate Owner": With respect to a Book Entry Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of a Depository Participant or on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent.

            "Certificate Ownership Certification": As defined in Section 5.07.

            "Certificate Register" and "Certificate Registrar": The register maintained and registrar appointed pursuant to Section 5.02.

            "Certificateholder" or "Holder": The Person in whose name a Certificate is registered in the Certificate Register; provided, however, that solely for the purposes of giving any consent, approval or waiver pursuant to this Agreement, any Certificate registered in the name of the Servicer, the Special Servicer, the Depositor, the Trustee, the Fiscal Agent, the Paying Agent or any Affiliate thereof shall be deemed not to be outstanding, and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval or waiver has been obtained, if such consent, approval or waiver sought from such party would in any way increase its compensation or limit its obligations as Servicer, Special Servicer, Depositor, Trustee or Fiscal Agent, as applicable, hereunder; provided, however, so long as there is no Event of Default with respect to the Servicer or the Special Servicer, the Servicer and Special Servicer shall be entitled to exercise such Voting Rights with respect to any issue which could reasonably be believed to adversely affect such party's compensation or increase its obligations or liabilities hereunder; and provided, further, however, that such restrictions shall not apply to the exercise of the Special Servicer's rights (or the Servicer's rights, if any) or any of their Affiliates as a member of the Controlling Class. The Trustee and the Paying Agent shall each be entitled to request and rely upon a certificate of the Servicer, the Special Servicer or the Depositor in determining whether a Certificate is registered in the name of an Affiliate of such Person. All references herein to "Holders" or "Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and the Depository Participants, except as otherwise specified herein; provided, however, that the parties hereto shall be required to recognize as a "Holder" or "Certificateholder" only the Person in whose name a Certificate is registered in the Certificate Register.

            "Class": With respect to any Certificates, Uncertificated Lower-Tier Interest or Component, all of the Certificates bearing the same alphabetical (and, if applicable, numerical) Class designation and each designated Uncertificated Lower-Tier Interest or Component.

            "Class A Certificate": Any Class A-1, Class A-2, Class A-3, Class A-4 or Class A-1A Certificates.

            "Class A-1 Certificate": A Certificate designated as "Class A-1" on the face thereof, in the form of Exhibit A-1 hereto and evidencing a "regular interest" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class A-1 Component": With respect to the Class X Certificates, at any date of determination, that portion of the Notional Amount of the Class X Certificates equal to the Lower-Tier Principal Amount of the Class LA-1 Uncertificated Interest.

            "Class A-1 Pass-Through Rate": With respect to any Distribution Date, a fixed rate per annum equal to 2.8020%.

            "Class A-1A Certificate": A Certificate designated as "Class A-1A" on the face thereof, in the form of Exhibit A-5 hereto, and evidencing a "regular interest" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class A-1A Component": With respect to the Class X Certificates, at any date of determination, that portion of the Notional Amount of the Class X Certificates equal to the Lower-Tier Principal Amount of the Class LA-1A Uncertificated Interest.

            "Class A-1A Pass-Through Rate": With respect to any Distribution Date, a rate per annum equal to the Weighted Average Net Mortgage Rate.

            "Class A-2 Certificate": A Certificate designated as "Class A-2" on the face thereof, in the form of Exhibit A-2 hereto, and evidencing a "regular interest" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class A-2 Component": With respect to the Class X Certificates, at any date of determination, that portion of the Notional Amount of the Class X Certificates equal to the Lower-Tier Principal Amount of the Class LA-2 Uncertificated Interest.

            "Class A-2 Pass-Through Rate": With respect to any Distribution Date, a fixed rate per annum equal to 4.5550%.

            "Class A-3 Certificate": A Certificate designated as "Class A-3" on the face thereof, in the form of Exhibit A-3 hereto, and evidencing a "regular interest" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class A-3 Component": With respect to the Class X Certificates, at any date of determination, that portion of the Notional Amount of the Class X Certificates equal to the Lower-Tier Principal Amount of the Class LA-3 Uncertificated Interest.

            "Class A-3 Pass-Through Rate": With respect to any Distribution Date, a rate per annum equal to the lesser of (i) 5.2990% and (ii) the Weighted Average Net Mortgage Rate.

            "Class A-4 Certificate": A Certificate designated as "Class A-4" on the face thereof, in the form of Exhibit A-4 hereto, and evidencing a "regular interest" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class A-4 Component": With respect to the Class X Certificates, at any date of determination, that portion of the Notional Amount of the Class X Certificates equal to the Lower-Tier Principal Amount of the Class LA-4 Uncertificated Interest.

            "Class A-4 Pass-Through Rate": With respect to any Distribution Date, a rate per annum equal to the Weighted Average Net Mortgage Rate.

            "Class B Certificate": A Certificate designated as "Class B" on the face thereof, in the form of Exhibit A-7 hereto and evidencing a "regular interest" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class B Component": With respect to the Class X Certificates, at any date of determination, that portion of the Notional Amount of the Class X Certificates equal to the Lower-Tier Principal Amount of the Class LB Uncertificated Interest.

            "Class B Pass-Through Rate": With respect to any Distribution Date, a rate per annum equal to the Weighted Average Net Mortgage Rate.

            "Class C Certificate": A Certificate designated as "Class C" on the face thereof, in the form of Exhibit A-8 hereto and evidencing a "regular interest" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class C Component": With respect to the Class X Certificates, at any date of determination, that portion of the Notional Amount of the Class X Certificates equal to the Lower-Tier Principal Amount of the Class LC Uncertificated Interest.

            "Class C Pass-Through Rate": With respect to any Distribution Date, a rate per annum equal to the Weighted Average Net Mortgage Rate.

            "Class D Certificate": A Certificate designated as "Class D" on the face thereof, in the form of Exhibit A-9 hereto and evidencing a "regular interest" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class D Component": With respect to the Class X Certificates, at any date of determination, that portion of the Notional Amount of the Class X Certificates equal to the Lower-Tier Principal Amount of the Class LD Uncertificated Interest.

            "Class D Pass-Through Rate": With respect to any Distribution Date, a rate per annum equal to the Weighted Average Net Mortgage Rate.

            "Class E Certificate": A Certificate designated as "Class E" on the face thereof, in the form of Exhibit A-10 hereto and evidencing a "regular interest" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class E Component": With respect to the Class X Certificates, at any date of determination, that portion of the Notional Amount of the Class X Certificates equal to the Lower-Tier Principal Amount of the Class LE Uncertificated Interest.

            "Class E Pass-Through Rate": With respect to any Distribution Date, a rate per annum equal to the Weighted Average Net Mortgage Rate.

            "Class F Certificate": A Certificate designated as "Class F" on the face thereof, in the form of Exhibit A-11 hereto and evidencing a "regular interest" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class F Component": With respect to the Class X Certificates, at any date of determination, that portion of the Notional Amount of the Class X Certificates equal to the Lower-Tier Principal Amount of the Class LF Uncertificated Interest.

            "Class F Pass-Through Rate": With respect to any Distribution Date, a rate per annum equal to the Weighted Average Net Mortgage Rate.

            "Class G Certificate": A Certificate designated as "Class G" on the face thereof, in the form of Exhibit A-12 hereto and evidencing a "regular interest" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class G Component": With respect to the Class X Certificates, at any date of determination, that portion of the Notional Amount of the Class X Certificates equal to the Lower-Tier Principal Amount of the Class LG Uncertificated Interest.

            "Class G Pass-Through Rate": With respect to any Distribution Date, a rate per annum equal to the Weighted Average Net Mortgage Rate.

            "Class H Certificate": A Certificate designated as "Class H" on the face thereof, in the form of Exhibit A-13 hereto and evidencing a "regular interest" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class H Component": With respect to the Class X Certificates, at any date of determination, that portion of the Notional Amount of the Class X Certificates equal to the Lower-Tier Principal Amount of the Class LH Uncertificated Interest.

            "Class H Pass-Through Rate": With respect to any Distribution Date, a rate per annum equal to the Weighted Average Net Mortgage Rate.

            "Class J Certificate": A Certificate designated as "Class J" on the face thereof, in the form of Exhibit A-14 hereto and evidencing a "regular interest" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class J Component": With respect to the Class X Certificates, at any date of determination, that portion of the Notional Amount of the Class X Certificates equal to the Lower-Tier Principal Amount of the Class LJ Uncertificated Interest.

            "Class J Pass-Through Rate": With respect to any Distribution Date, a rate per annum equal to the lesser of (i) 5.3090% and (ii) the Weighted Average Net Mortgage Rate.

            "Class K Certificate": A Certificate designated as "Class K" on the face thereof, in the form of Exhibit A-15 hereto and evidencing a "regular interest" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class K Component": With respect to the Class X Certificates, at any date of determination, that portion of the Notional Amount of the Class X Certificates equal to the Lower-Tier Principal Amount of the Class LK Uncertificated Interest.

            "Class K Pass-Through Rate": With respect to any Distribution Date, a rate per annum equal to the lesser of (i) 5.3090% and (ii) the Weighted Average Net Mortgage Rate.

            "Class L Certificate": A Certificate designated as "Class L" on the face thereof, in the form of Exhibit A-16 hereto, and evidencing a "regular interest" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class L Component": With respect to the Class X Certificates, at any date of determination, that portion of the Notional Amount of the Class X Certificates equal to the Lower-Tier Principal Amount of the Class LL Uncertificated Interest.

            "Class L Pass-Through Rate": With respect to any Distribution Date, a rate per annum equal to the lesser of (i) 5.3090% and (ii) the Weighted Average Net Mortgage Rate.

            "Class LA-1 Uncertificated Interest": An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-1A Uncertificated Interest": An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-2 Uncertificated Interest": An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-3 Uncertificated Interest": An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-4 Uncertificated Interest": An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LB Uncertificated Interest": An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LC Uncertificated Interest": An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LD Uncertificated Interest": An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LE Uncertificated Interest": An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LF Uncertificated Interest": An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LG Uncertificated Interest": An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LH Uncertificated Interest": An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LJ Uncertificated Interest": An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LK Uncertificated Interest": An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LL Uncertificated Interest": An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LM Uncertificated Interest": An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LN Uncertificated Interest": An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LNR Uncertificated Interest": An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LP Uncertificated Interest": An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LR Certificate": A Certificate designated as "Class LR" on the face thereof, in the form of Exhibit A-23 hereto, and evidencing the sole class of "Residual Interest" in the Lower-Tier REMIC for purposes of the REMIC Provisions.

            "Class M Certificate": A Certificate designated as "Class M" on the face thereof, in the form of Exhibit A-17 hereto and evidencing a "regular interest" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class M Component": With respect to the Class X Certificates, at any date of determination, that portion of the Notional Amount of the Class X Certificates equal to the Lower-Tier Principal Amount of the Class LM Uncertificated Interest.

            "Class M Pass-Through Rate": With respect to any Distribution Date, a rate per annum equal to the lesser of (i) 5.3090% and (ii) the Weighted Average Net Mortgage Rate.

            "Class N Certificate": A Certificate designated as "Class N" on the face thereof, in the form of Exhibit A-18 hereto and evidencing a "regular interest" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class N Component": With respect to the Class X Certificates, at any date of determination, that portion of the Notional Amount of the Class X Certificates equal to the Lower-Tier Principal Amount of the Class LN Uncertificated Interest.

            "Class N Pass-Through Rate": With respect to any Distribution Date, a rate per annum equal to the lesser of (i) 5.3090% and (ii) the Weighted Average Net Mortgage Rate.

            "Class NR Certificate": A Certificate designated as "Class NR" on the face thereof, in the form of Exhibit A-20 hereto and evidencing a "regular interest" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class NR Component": With respect to the Class X Certificates, at any date of determination, that portion of the Notional Amount of the Class X Certificates equal to the Lower-Tier Principal Amount of the Class LNR Uncertificated Interest.

            "Class NR Pass-Through Rate": With respect to any Distribution Date, a rate per annum equal to the lesser of (i) 5.3090% and (ii) the Weighted Average Net Mortgage Rate.

            "Class P Certificate": A Certificate designated as "Class P" on the face thereof, in the form of Exhibit A-19 hereto and evidencing a "regular interest" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class P Component": With respect to the Class X Certificates, at any date of determination, that portion of the Notional Amount of the Class X Certificates equal to the Lower-Tier Principal Amount of the Class LP Uncertificated Interest.

            "Class P Pass-Through Rate": With respect to any Distribution Date, a rate per annum equal to the lesser of (i) 5.3090% and (ii) the Weighted Average Net Mortgage Rate.

            "Class R Certificate": A Certificate designated as "Class R" on the face thereof, in the form of Exhibit A-22 hereto and evidencing the "residual interest" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class S Certificate": A Certificate designated as "Class S" on the face thereof, in the form of Exhibit A-21 hereto, and evidencing the undivided beneficial interest in the Grantor Trust.

            "Class Unpaid Interest Shortfall": As to any Distribution Date and any Class of Certificates, the excess, if any, of (a) the sum of (i) the Distributable Certificate Interest in respect of such Class for the immediately preceding Distribution Date and (ii) any outstanding Class Unpaid Interest Shortfall payable to such Class on such preceding Distribution Date over (b) the aggregate amount in respect of interest actually distributed to such Class on such immediately preceding Distribution Date. The Class Unpaid Interest Shortfall with respect to any Class of Certificates as of the initial Distribution Date is zero. No interest shall accrue on Class Unpaid Interest Shortfalls.

            "Class X Certificate": Any one of the Certificates with a "Class X" designation on the face thereof, substantially in the form of Exhibit A-6 attached hereto, and evidencing a "regular interest" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class X Notional Amount": For any date of determination, a notional amount equal to the aggregate of the Lower-Tier Principal Amounts of the Uncertificated Lower-Tier Interests as of the preceding Distribution Date (after giving effect to the distributions of principal and allocation of Collateral Support Deficit on such Distribution Date), and in the case of the first Distribution Date, as of the Closing Date.

            "Class X Pass-Through Rate": A per annum rate equal to the weighted average of the Component Pass-Through Rates on the Class A-1 Component, the Class A-2 Component, the Class A-3 Component, the Class A-4 Component, the Class A-1A Component, the Class B Component, the Class C Component, the Class D Component, the Class E Component, the Class F Component, the Class G Component, the Class H Component, the Class J Component, the Class K Component, the Class L Component, the Class M Component, the Class N Component, the Class P Component and the Class NR Component (each, a "Component Pass-Through Rate"), weighted on the basis of their respective Notional Amounts. The Component Pass-Through Rate on the Class A-1 Component is a per annum rate equal to the Weighted Average Net Mortgage Rate minus the Class A-1 Pass-Through Rate. The Component Pass-Through Rate on the Class A-2 Component is a per annum rate equal to the Weighted Average Net Mortgage Rate minus the Class A-2 Pass-Through Rate. The Component Pass-Through Rate on the Class A-3 Component is a per annum rate equal to the Weighted Average Net Mortgage Rate minus the Class A-3 Pass-Through Rate. The Component Pass-Through Rate on the Class A-4 Component is a per annum rate equal to the Weighted Average Net Mortgage Rate minus the Class A-4 Pass-Through Rate. The Component Pass-Through Rate on the Class A-1A Component is a per annum rate equal to the Weighted Average Net Mortgage Rate minus the Class A-1A Pass-Through Rate. The Component Pass-Through Rate on the Class B Component is a per annum rate equal to the Weighted Average Net Mortgage Rate minus the Class B Pass-Through Rate. The Component Pass-Through Rate on the Class C Component is a per annum rate equal to the Weighted Average Net Mortgage Rate minus the Class C Pass-Through Rate. The Component Pass-Through Rate on the Class D Component is a per annum rate equal to the Weighted Average Net Mortgage Rate minus the Class D Pass-Through Rate. The Component Pass-Through Rate on the Class E Component is a per annum rate equal to the Weighted Average Net Mortgage Rate minus the Class E Pass-Through Rate. The Component Pass-Through Rate on the Class F Component is a per annum rate equal to the Weighted Average Net Mortgage Rate minus the Class F Pass-Through Rate. The Component Pass-Through Rate on the Class G Component is a per annum rate equal to the Weighted Average Net Mortgage Rate minus the Class G Pass-Through Rate. The Component Pass-Through Rate on the Class H Component is a per annum rate equal to the Weighted Average Net Mortgage Rate minus the Class H Pass-Through Rate. The Component Pass-Through Rate on the Class J Component is a per annum rate equal to the Weighted Average Net Mortgage Rate minus the Class J Pass-Through Rate. The Component Pass-Through Rate on the Class K Component is a per annum rate equal to the Weighted Average Net Mortgage Rate minus the Class K Pass-Through Rate. The Component Pass-Through Rate on the Class L Component is a per annum rate equal to the Weighted Average Net Mortgage Rate minus the Class L Pass-Through Rate. The Component Pass-Through Rate on the Class M Component is a per annum rate equal to the Weighted Average Net Mortgage Rate minus the Class M Pass-Through Rate. The Component Pass-Through Rate on the Class N Component is a per annum rate equal to the Weighted Average Net Mortgage Rate minus the Class N Pass-Through Rate. The Component Pass-Through Rate on the Class P Component is a per annum rate equal to the Weighted Average Net Mortgage Rate minus the Class P Pass-Through Rate. The Component Pass-Through Rate on the Class NR Component is a per annum rate equal to the Weighted Average Net Mortgage Rate minus the Class NR Pass-Through Rate.

            "Clearstream": Clearstream Banking, societe anonyme or any successor thereto.

            "Closing Date": June 18, 2004.

            "Closing Date Deposit Amount": $153,592.07, representing the aggregate amount of interest that would have accrued at the related Mortgage Rates during the Due Period ending in July 2004, for those Mortgage Loans which do not have their first Monthly Payment due until August 2004.

            "CMSA": The Commercial Mortgage Securities Association, or any successor organization reasonably acceptable to the Paying Agent, the Trustee and the Servicer.

            "CMSA Bond Level File": The monthly report in the "CMSA Bond Level File" format substantially in the form of and containing the information called for therein, or such other form for the presentation of such information as may be approved from time to time by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "CMSA Bond Level File" available as of the Closing Date on the CMSA website, as is reasonably acceptable to the Paying Agent and the Trustee.

            "CMSA Collateral Summary File": The monthly report in the "CMSA Collateral Summary File" format substantially in the form of and containing the information called for therein, or such other form for the presentation of such information as may be approved from time to time by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "CMSA Collateral Summary File" available as of the Closing Date on the CMSA website, is reasonably acceptable to the Paying Agent and the Trustee.

            "CMSA Comparative Financial Status Report": The monthly report in "Comparative Financial Status Report" format substantially in the form of and containing the information called for therein for the Mortgage Loans, or such other form for the presentation of such information as may be approved from time to time by the CMSA for commercial mortgage securities transactions generally. For the purposes of the production by the Servicer or the Special Servicer of any such report that is required to state information with respect to any Mortgage Loan for any period prior to the Cut-Off Date, the Servicer or the Special Servicer, as the case may be, may conclusively rely (without independent verification), absent manifest error, on information provided to it by the related Mortgage Loan Seller, by the related Mortgagor or (x) in the case of such a report produced by the Servicer, by the Special Servicer (if other than the Servicer or an Affiliate thereof) and (y) in the case of such a report produced by the Special Servicer, by the Servicer (if other than the Special Servicer or an Affiliate thereof).

            "CMSA Delinquent Loan Status Report": The monthly report in the "Delinquent Loan Status Report" format substantially in the form of and containing the information called for therein for the Mortgage Loans, or such other form for the presentation of such information as may be approved from time to time by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Delinquent Loan Status Report" available as of the Closing Date on the CMSA website, is reasonably acceptable to the Servicer or the Special Servicer, as applicable.

            "CMSA Financial File": The monthly report in the "CMSA Financial File" format substantially in the form of and containing the information called for therein for the Mortgage Loans, or such other form for the presentation of such information as may be approved from time to time by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "CMSA Financial File" available as of the Closing Date on the CMSA website, is reasonably acceptable to the Servicer or the Special Servicer, as applicable.

            "CMSA Historical Liquidation Report": The monthly report in the "Historical Liquidation File" format substantially in the form of and containing the information called for therein for the Mortgage Loans, or such other form for the presentation of such information as may be approved from time to time by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Historical Liquidation Report" available as of the Closing Date on the CMSA website, is reasonably acceptable to the Servicer or the Special Servicer, as applicable.

            "CMSA Historical Loan Modification and Corrected Mortgage Loan Report": The monthly report in the "Historical Loan Modification and Corrected Mortgage Loan Report" format substantially in the form of and containing the information called for therein for the Mortgage Loans, or such other form for the presentation of such information as may be approved from time to time by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Historical Loan Modification Report" available as of the Closing Date on the CMSA website, is reasonably acceptable to the Servicer or the Special Servicer, as applicable.

            "CMSA Investor Reporting Package (IRP)": The collection of reports specified by the CMSA from time to time as the "CMSA Investor Reporting Package". As of the Closing Date, the CMSA IRP contains seven electronic files ((1) CMSA Loan Set up File, (2) CMSA Loan Periodic Update File, (3) CMSA Property File, (4) CMSA Bond Level File, (5) CMSA Collateral Summary File, (6) CMSA Financial File and (7) CMSA Special Servicer Loan File) and ten surveillance reports ((1) Servicer Watchlist, (2) CMSA Delinquent Loan Status Report, (3) CMSA REO Status Report, (4) CMSA Comparative Financial Status Report, (5) CMSA Historical Loan Modification Report, (6) CMSA Historical Liquidation Report, (7) CMSA Operating Statement Analysis Report, (8) CMSA NOI Adjustment Worksheet, (9) CMSA Loan Level Reserve/LOC Report and (10) CMSA Reconciliation of Funds Report). In addition, the CMSA Investor Reporting Package shall include the Monthly Additional Report on Recoveries and Reimbursements (notwithstanding that such form of report has not been adopted or recommended by CMSA). The CMSA IRP shall be substantially in the form of, and containing the information called for in, the downloadable forms of the "CMSA IRP" available as of the Closing Date on the CMSA website, or such other form for the presentation of such information and containing such additional information or reports as may from time to time be approved by the CMSA for commercial mortgage backed securities transaction generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "CMSA IRP" available as of the Closing Date on the CMSA website, as is reasonably acceptable to the Servicer, the Special Servicer, the Paying Agent and the Trustee. For the purposes of the production of the CMSA Comparative Financial Status Report by the Servicer or the Special Servicer of any such report that is required to state information for any period prior to the Cut-off Date, the Servicer or the Special Servicer, as the case may be, may conclusively rely (without independent verification), absent manifest error, on information provided to it by the Mortgage Loan Sellers or by the related Mortgagor or (x) in the case of such a report produced by the Servicer, by the Special Servicer (if other than the Servicer or an Affiliate thereof) and (y) in the case of such a report produced by the Special Servicer, by the Servicer (if other than the Special Servicer or an Affiliate thereof).

            "CMSA Loan Periodic Update File": The monthly report in the "CMSA Loan Periodic Update File" format substantially in the form of and containing the information called for therein for the Mortgage Loans, or such other form for the presentation of such information as may be approved from time to time by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "CMSA Loan Periodic Update File" available as of the Closing Date on the CMSA website, as is reasonably acceptable to the Paying Agent, the Servicer and the Trustee, and further provided that each CMSA Loan Periodic Update File prepared by the Master Servicer shall be accompanied by a Monthly Additional Report on Recoveries and Reimbursements and all references herein to "CMSA Loan Periodic Update File" shall be construed accordingly.

            "CMSA Loan Setup File": The report in the "CMSA Loan Setup File" format substantially in the form of and containing the information called for therein for the Mortgage Loans, or such other form for the presentation of such information as may be approved from time to time by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "CMSA Loan Setup File" available as of the Closing Date on the CMSA website, is reasonably acceptable to the Paying Agent and the Servicer.

            "CMSA NOI Adjustment Worksheet": The monthly report in the "NOI Adjustment Worksheet" format substantially in the form of and containing the information called for therein for the Mortgage Loans, or such other form for the presentation of such information as may be approved from time to time by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "NOI Adjustment Worksheet" available as of the Closing Date on the CMSA website, is reasonably acceptable to the Servicer or the Special Servicer, as applicable.

            "CMSA Operating Statement Analysis Report": The monthly report in the "Operating Statement Analysis Report" format substantially in the form of and containing the information called for therein for the Mortgage Loans, or such other form for the presentation of such information as may be approved from time to time by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Operating Statement Analysis Report" available as of the Closing Date on the CMSA website, is reasonably acceptable to the Servicer or the Special Servicer, as applicable.

            "CMSA Property File": The monthly report in the "CMSA Property File" format substantially in the form of and containing the information called for therein for the Mortgage Loans, or such other form for the presentation of such information as may be approved from time to time by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "CMSA Property File" available as of the Closing Date on the CMSA website, is reasonably acceptable to the Servicer or the Special Servicer, as applicable.

            "CMSA Reconciliation of Funds Report": The monthly report in the "Reconciliation of Funds" format substantially in the form of and containing the information called for therein for the Mortgage Loans, or such other form for the presentation of such information as may be approved from time to time by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Reconciliation of Funds" available as of the Closing Date on the CMSA website, is reasonably acceptable to the Paying Agent.

            "CMSA REO Status Report": The report in the "REO Status Report" format substantially in the form of and containing the information called for therein for the Mortgage Loans, or such other form for the presentation of such information as may be approved from time to time by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "REO Status Report" available as of the Closing Date on the CMSA website, is reasonably acceptable to the Servicer or the Special Servicer, as applicable.

            "Code": The Internal Revenue Code of 1986, as amended from time to time, and applicable final or temporary regulations of the U.S. Department of the Treasury issued pursuant thereto.

            "Collateral Support Deficit": As defined in Section 4.04.

            "Commission": The Securities and Exchange Commission.

            "Compensating Interest Payments": With respect to each Mortgage Loan (or REO Loan), an amount as of any Distribution Date equal to the lesser of (i) the aggregate amount of Prepayment Interest Shortfalls, and (ii) the aggregate of (A) that portion of Servicing Fees for such Distribution Date that is, in the case of each and every Mortgage Loan and REO Loan for which such Servicing Fees are being paid for such Distribution Date, calculated at 0.005% per annum, and
(B) all Prepayment Interest Excesses received by the Servicer for such Distribution Date with respect to the Mortgage Loan subject to such prepayment. However, if a Prepayment Interest Shortfall occurs as a result of the Servicer's allowing the related Mortgagor to deviate from the terms of the related Mortgage Loan documents regarding Principal Prepayments (other than (X) subsequent to a default under the related Mortgage Loan documents, (Y) pursuant to applicable law or a court order, or (Z) at the request or with the consent of the Directing Certificateholder), then, for purposes of calculating the Compensating Interest Payment for the related Distribution Date, the amount in clause (ii) above shall be the aggregate of (A) all Servicing Fees for such Distribution Date on the Mortgage Loan subject to such prepayment and (B) all Prepayment Interest Excesses and, to the extent earned on Principal Prepayments, Net Investment Earnings received by the Servicer for such Distribution Date with respect to the Mortgage Loan subject to such prepayment, and in no event will the rights of the Certificateholders to offset of the aggregate Prepayment Interest Shortfalls be cumulative.

            "Component": Any of the Class A-1 Component, the Class A-2 Component, the Class A-3 Component, the Class A-4 Component, the Class A-1A Component, the Class B Component, the Class C Component, the Class D Component, the Class E Component, the Class F Component, the Class G Component, the Class H Component, the Class J Component, the Class K Component, the Class L Component, the Class M Component, the Class N Component, the Class P Component and the Class NR Component.

            "Component Pass-Through Rate": Has the meaning set forth in the definition of Class X Pass-Through Rate.

            "Controlling Class": As of any date of determination, the most subordinate Class of Regular Certificates (other than the Class X Certificates) then outstanding that has a then aggregate Certificate Balance at least equal to 25% of the initial Certificate Balance of such Class of Certificates. As of the Closing Date, the Controlling Class will be the Class NR Certificates.

            "Controlling Class Certificateholder's Option Period": As defined in
Section 3.18 (a)(ii).

            "Controlling Class Certificateholders": Each Holder (or Certificate Owner, if applicable) of a Certificate of the Controlling Class as certified by the Certificate Registrar to the Trustee from time to time by such Holder (or Certificate Owner).

            "Controlling Class Option Holder": As defined in Section 3.18(a)(i).

            "Corporate Trust Office": The principal corporate trust office of the Trustee at which at any particular time its asset-backed securities trust business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention: Asset Backed Securities Trust Group, JP Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2004-PNC1 (telecopy number (312) 904-2084).

            "Corrected Mortgage Loan": Any Specially Serviced Mortgage Loan that has become current and remained current for three consecutive full and timely Monthly Payments (for such purposes taking into account any modification or amendment of such Mortgage Loan), and (provided that no additional Servicing Transfer Event is foreseeable in the reasonable judgment of the Special Servicer) the servicing of which the Special Servicer has returned to the Servicer pursuant to Section 3.21(a).

            "Crossed Group": With respect to any Mortgage Loan, such Mortgage Loan and all other Mortgage Loans that are cross-collateralized and cross-defaulted with such Mortgage Loan.

            "Crossed Loan": A Mortgage Loan that is cross-collateralized and cross-defaulted with one or more other Mortgage Loans.

            "Crossed Loan Repurchase Criteria": (a) The weighted average Debt Service Coverage Ratio for the period relating to the most recent annual statement or, if available, for the four most recent reported preceding calendar quarters for the Mortgage Loans comprising the Crossed Group excluding the affected Crossed Loan is not less than the greater of (i) the weighted average Debt Service Coverage Ratio as of the date of such determination, of the Mortgage Loans comprising the Crossed Group, including the affected Crossed Loan and (ii) the weighted average Debt Service Coverage Ratio for all such related Crossed Loans, including the affected Crossed Loan, as of the Cut-off Date, (b) the weighted average LTV Ratio calculated based upon the unpaid principal balances of the Crossed Group excluding the Affected Crossed Loan divided by the appraised values of the related Mortgaged Properties, in each case at the time of repurchase or substitution, shall not exceed the lesser of (i) the weighted average of the LTV Ratios for all of the Mortgage Loans comprising the Crossed Group, including the affected Crossed Loan, as of the date of such determination or (ii) the weighted average LTV Ratio for all such related Crossed Loans, including the affected Crossed Loan, as of the Cut-off Date and (c) the Mortgage Loan Seller, at its expense, shall have furnished the Trustee with an Opinion of Counsel that any modification relating to the repurchase or substitution of a Crossed Loan will not cause an Adverse REMIC Event. The Servicer shall be entitled to cause to be delivered, or direct the related Mortgage Loan Seller to cause to be delivered, an Appraisal of any or all of the Mortgaged Properties comprising such Crossed Group for the purposes of determining whether the test set forth in clause (b) above has been satisfied, in each case at the expense of the applicable Mortgage Loan Seller if the scope and cost of the Appraisal is approved by such Mortgage Loan Seller and the Directing Certificateholder (such approval not to be unreasonably withheld or delayed in each case).

            "Custodian": A Person who is at any time appointed by the Trustee pursuant to Section 8.11 as a document custodian for the Mortgage Files, which Person shall not be the Depositor, any of the Mortgage Loan Sellers or an Affiliate of any of them. The Trustee shall be the initial Custodian.

            "Cut-off Date": With respect to each Mortgage Loan, the related Due Date of such Mortgage Loan in June 2004, or, with respect to those Mortgage Loans that were originated in May 2004 and have their first payment date in July 2004, June 1, 2004, or, with respect to those Mortgage Loans that were originated in June 2004 and have their first payment date in August 2004, the origination date.

            "Cut-off Date Principal Balance": With respect to any Mortgage Loan, the outstanding principal balance of such Mortgage Loan as of the Cut-off Date, after application of all payments of principal due on or before such date, whether or not received.

            "Debt Service Coverage Ratio": With respect to any Mortgage Loan for any twelve month period covered by an annual operating statement for the related Mortgaged Property, the ratio of (i) Net Operating Income produced by the related Mortgaged Property during such period to (ii) the aggregate amount of Monthly Payments (other than any Balloon Payment) due under such Mortgage Loan during such period, provided that with respect to the Mortgage Loans indicated on Schedule 2, which pay interest only for a specified period of time set forth in the related Mortgage Loan documents and then pay principal and interest, the related Monthly Payment will be calculated (for purposes of this definition only) to include interest and principal (based on the remaining amortization term indicated in the Mortgage Loan Schedule).

            "Default Interest": With respect to any Mortgage Loan, all interest accrued in respect of such Mortgage Loan during such Due Period provided for in the related Mortgage Note or Mortgage as a result of a default (exclusive of late payment charges) that is in excess of interest at the related Mortgage Rate accrued on the unpaid principal balance of such Mortgage Loan outstanding from time to time.

            "Defaulted Mortgage Loan": A Mortgage Loan (i) that is delinquent at least sixty days in respect of its Monthly Payments or more than thirty days (or sixty days with respect to the circumstances described in clause (ii) of the definition of Servicing Transfer Event) delinquent in respect of its Balloon Payment, if any, in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (ii) as to which the Servicer or Special Servicer has, by written notice to the related Mortgagor, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

            "Defaulting Party": As defined in Section 7.01(b).

            "Defeasance Accounts": As defined in Section 3.20(j).

            "Defect": As defined in Section 2.02(f).

            "Deficient Valuation": With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding principal balance of the Mortgage Loan, which valuation results from a proceeding initiated under the Bankruptcy Code.

            "Definitive Certificate": Any Certificate in definitive, fully registered form without interest coupons.

            "Denomination": As defined in Section 5.01(a).

            "Depositor": J.P. Morgan Chase Commercial Mortgage Securities Corp., a Delaware corporation, or its successor in interest.

            "Depository": The Depository Trust Company, or any successor Depository hereafter named. The nominee of the initial Depository for purposes of registering those Certificates that are to be Book Entry Certificates, is Cede & Co. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

            "Depository Participant": A broker, dealer, bank or other financial institution or other Person for whom from time to time the Depository effects book entry transfers and pledges of securities deposited with the Depository.

            "Determination Date": With respect to any Distribution Date, the fourth Business Day preceding such Distribution Date.

            "Determination Information": As defined in Section 3.18(a)(i).

            "Directing Certificateholder": The Controlling Class Certificateholder (or a representative thereof) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as certified by the Certificate Registrar from time to time; provided, however, that (i) absent such selection, or (ii) until a Directing Certificateholder is so selected or
(iii) upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class will be the Directing Certificateholder which will initially be Anthracite Capital, Inc.

            "Directly Operate": With respect to any REO Property, the furnishing or rendering of services to the tenants thereof, that are not customarily provided to tenants in connection with the rental of space "for occupancy only" within the meaning of Treasury Regulations Section 1.512(b) 1(c)(5), the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers, the use of such REO Property in a trade or business conducted by the Trust Fund or the performance of any construction work on the REO Property (other than the completion of a building or improvement, where more than 10% of the construction of such building or improvement was completed before default became imminent), other than through an Independent Contractor; provided, however, that the Trustee (or the Special Servicer on behalf of the Trustee) shall not be considered to Directly Operate an REO Property solely because the Trustee (or the Special Servicer on behalf of the Trustee) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance or makes decisions as to repairs or capital expenditures with respect to such REO Property or takes other actions consistent with Treasury Regulations Section 1.856 4(b)(5)(ii).

            "Disqualified Organization": Any of (i) the United States, any State or political subdivision thereof, any possession of the United States or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and a majority of its board of directors is not selected by such governmental unit),
(ii) a foreign government, any international organization or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code and (v) any other Person so designated by the Trustee based upon an Opinion of Counsel as provided to the Trustee (at no expense to the Trustee) that the holding of an Ownership Interest in a Residual Certificate by such Person may cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in
Section 7701 of the Code or successor provisions.

            "Distributable Certificate Interest": With respect to any Distribution Date, as to any Class of Regular Certificates, the Accrued Certificate Interest in respect of such Class of Regular Certificates for such Distribution Date, reduced (to not less than zero) by any allocations to such Class of Certificates (other than in the case of the Class X Certificates) of
(i) the product of (a) any Net Aggregate Prepayment Interest Shortfall for such Distribution Date, multiplied by (b) a fraction, expressed as a decimal, the numerator of which is the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, and the denominator of which is the aggregate Accrued Certificate Interest in respect of all the Classes of Regular Certificates (other than the Class X Certificates) for such Distribution Date, and (ii) any Certificate Deferred Interest for such Distribution Date allocated to such Class pursuant to Section 4.05(a).

            "Distribution Accounts": Collectively, the Upper-Tier Distribution Account, the Lower-Tier Distribution Account and the Excess Interest Distribution Account, all of which may be subaccounts of a single Eligible Account.

            "Distribution Date": The 12th day of each month, or if such 12th day is not a Business Day, on the next succeeding Business Day, beginning in July 2004.

            "DTC": As defined in Section 5.03(d).

            "Due Date": With respect to (i) any Mortgage Loan on or prior to its Maturity Date, the day of the month set forth in the related Mortgage Note on which each Monthly Payment thereon is scheduled to be first due, (ii) any Mortgage Loan after the Maturity Date therefor, the day of the month set forth in the related Mortgage Note on which each Monthly Payment on such Mortgage Loan had been scheduled to be first due, and (iii) any REO Loan, the day of the month set forth in the related Mortgage Note on which each Monthly Payment on the related Mortgage Loan had been scheduled to be first due.

            "Due Period": With respect to any Distribution Date and any Mortgage Loan, the period commencing on the day immediately succeeding the Due Date for such Mortgage Loan occurring in the month preceding the month in which such Distribution Date occurs and ending on and including the Due Date for such Mortgage Loan occurring in the month in which such Distribution Date occurs. Notwithstanding the foregoing, in the event that the last day of a Due Period (or applicable grace period) is not a Business Day, any payments received with respect to the Mortgage Loans relating to such Due Period on the Business Day immediately following such day shall be deemed to have been received during such Due Period and not during any other Due Period.

            "Eligible Account": Either (i) a segregated account or accounts maintained with a federal or state chartered depository institution or trust company (including the Trustee), (A) the long term unsecured debt obligations of which are rated at least "A+" by Fitch and S&P, (B) the short term debt obligations of which have a short term rating of not less than "F-1+" from Fitch and "A-1+" by S&P, if the deposits are to be held in such account for less than 30 days, (C) an account or accounts maintained with PNC Bank, National Association so long as PNC Bank's long term unsecured debt rating shall be at least "A" from S&P and "A" from Fitch (if the deposits are to be held in the account for more than 30 days) or PNC Bank's short term deposit or short term unsecured debt rating shall be at least "A-1" from S&P or "F-1" from Fitch (if the deposits are to be held in the account for 30 days or less) or (D) such other account or accounts with respect to which each of the Rating Agencies shall have confirmed in writing that the then current rating assigned to any of the Certificates that are currently being rated by such Rating Agency will not be qualified, downgraded or withdrawn by reason thereof, or (ii) a segregated trust account or accounts maintained with the corporate trust department of a federal or state chartered depository institution or trust company that, in either case, has a combined capital and surplus of at least $50,000,000 and has corporate trust powers, acting in its fiduciary capacity, provided that any state chartered depository institution or trust company is subject to regulation regarding fiduciary funds substantially similar to 12 C.F.R. ss. 9.10(b). Eligible Accounts may bear interest. No Eligible Account shall be evidenced by a certificate of deposit, passbook or other similar instrument.

            "Eligible Investor": Either (i) a Qualified Institutional Buyer that is purchasing for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the offer, sale or transfer is being made in reliance on Rule 144A or (ii) an Institutional Accredited Investor.

            "Environmental Assessment": A "Phase I assessment" as described in, and meeting the criteria of the American Society of Testing Materials Standard Sections 1527-99 or any successor thereto published by the American Society of Testing Materials.

            "Environmental Indemnity Agreement": With respect to any Mortgage Loan, any agreement between the Mortgagor (or a guarantor thereof) and the originator of such Mortgage Loan relating to the Mortgagor's obligation to remediate or monitor or indemnify for any environmental problems relating to the related Mortgaged Property.

            "ERISA": The Employee Retirement Income Security Act of 1974, as amended.

            "ERISA Prohibited Holder": As defined in Section 5.02(c)(i)(A).

            "ERISA Restricted Certificate": Any Class J, Class K, Class L, Class M, Class N, Class P or Class NR Certificate; provided that any such Certificate:
(a) will cease to be considered an ERISA Restricted Certificate and (b) will cease to be subject to the transfer restrictions contained in Section 5.02(c) if, as of the date of a proposed transfer of such Certificate, either (i) it is rated in one of the four highest generic ratings categories by a Rating Agency or (ii) relevant provisions of ERISA would permit the transfer of such Certificate to a Plan.

            "Escrow Payment": Any payment received by the Servicer or the Special Servicer for the account of any Mortgagor for application toward the payment of real estate taxes, assessments, insurance premiums, ground lease rents and similar items in respect of the related Mortgaged Property, including amounts for deposit to any reserve account.

            "Euroclear": Euroclear Bank S.A./N.V., as operator of the Euroclear System, or any successor thereto.

            "Event of Default": One or more of the events described in Section 7.01(a).

            "Excess Interest": With respect to each of the Mortgage Loans indicated on the Mortgage Loan Schedule as having a Revised Rate, interest accrued on such Mortgage Loan after the Anticipated Repayment Date allocable to the Excess Rate, including all interest accrued thereon. The Excess Interest shall not be an asset of either the Lower-Tier REMIC or the Upper-Tier REMIC formed hereunder.

            "Excess Interest Distribution Account": The trust account or accounts created and maintained as a separate account or accounts (or as a subaccount of the Distribution Account) by the Paying Agent pursuant to Section 3.04(c), which shall be entitled "JPMorgan Chase Bank, as Paying Agent, in trust for the registered Holders of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2004-PNC1, Excess Interest Distribution Account," and which must be an Eligible Account (or as a subaccount of the Distribution Account). The Excess Interest Distribution Account shall not be an asset of either the Lower-Tier REMIC or the Upper-Tier REMIC formed hereunder.

            "Excess Rate": With respect to each of the Mortgage Loans indicated on the Mortgage Loan Schedule as having a Revised Rate, the excess of (i) the applicable Revised Rate over (ii) the applicable Mortgage Rate, each as set forth in the Mortgage Loan Schedule.

            "Exchange Act": The Securities Exchange Act of 1934, as amended from time to time.

            "Fannie Mae": Federal National Mortgage Association or any successor thereto.

            "FDIC": Federal Deposit Insurance Corporation or any successor.

            "Final Recovery Determination": A reasonable determination by the Special Servicer with respect to any Defaulted Mortgage Loan or REO Property (other than a Mortgage Loan or REO Property, as the case may be, that was purchased by any of the Mortgage Loan Sellers pursuant to Section 6 of the applicable Mortgage Loan Purchase Agreement, the Controlling Class Option Holder or the Special Servicer pursuant to Section 3.18(b) or the Servicer, Special Servicer, the Holders of the Controlling Class, or the Holders of the Class LR Certificates pursuant to Section 9.01) that there has been a recovery of all Insurance and Condemnation Proceeds, Liquidation Proceeds, REO Revenue and other payments or recoveries that, in the Special Servicer's judgment, which judgment was exercised without regard to any obligation of the Special Servicer to make payments from its own funds pursuant to Section 3.07(b), will ultimately be recoverable.

            "Fiscal Agent": ABN AMRO Bank N.V., a Netherlands banking corporation in its capacity as fiscal agent and its successors in interest, or any successor fiscal agent appointed as herein provided.

            "Fitch": Fitch, Inc., and its successors in interest. If neither Fitch nor any successor remains in existence, "Fitch" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the Trustee, the Paying Agent, the Servicer and the Special Servicer, and specific ratings of Fitch herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

            "Freddie Mac": Federal Home Loan Mortgage Corporation or any successor thereto.

            "Gain-on-Sale Proceeds": With respect to any Mortgage Loan, the excess of (i) Liquidation Proceeds of the Mortgage Loan or related REO Property net of any related Liquidation Expenses, unreimbursed P&I Advances, Liquidation Fees, unreimbursed interest on Advances, unpaid Servicing Fees, unpaid Special Servicing Fees and additional Trust Fund expenses over (ii) the Purchase Price for such Mortgage Loan on the date on which such Liquidation Proceeds were received.

            "Gain-on-Sale Reserve Account": A segregated custodial account or accounts created and maintained by the Paying Agent pursuant to Section 3.04(d) on behalf of the Trustee in trust for the Certificateholders, which shall be entitled "JPMorgan Chase Bank, as Paying Agent, in trust for the registered Holders of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2004-PNC1, Gain-on-Sale Reserve Account." Any such account shall be an Eligible Account.

            "Grantor Trust": A segregated asset pool within the Trust Fund consisting of the Excess Interest and amounts held from time to time in the Excess Interest Distribution Account, the beneficial ownership of which is represented by the Class S Certificates.

            "Ground Lease": The ground lease pursuant to which any Mortgagor holds a leasehold interest in the related Mortgaged Property and any estoppels or other agreements executed and delivered by the ground lessor in favor of the lender under the Mortgage Loan.

            "Group 1 Mortgage Loan" shall mean any Mortgage Loan identified on the Mortgage Loan Schedule as belonging to Loan Group 1.

            "Group 2 Mortgage Loan" shall mean any Mortgage Loan identified on the Mortgage Loan Schedule as belonging to Loan Group 2.

            "Hazardous Materials": Any dangerous, toxic or hazardous pollutants, chemicals, wastes or substances, including, without limitation, those so identified pursuant to CERCLA or any other federal, state or local environmental related laws and regulations, and specifically including, without limitation, asbestos and asbestos containing materials, polychlorinated biphenyls, radon gas, petroleum and petroleum products, urea formaldehyde and any substances classified as being "in inventory", "usable work in process" or similar classification which would, if classified as unusable, be included in the foregoing definition.

            "Independent": When used with respect to any specified Person, any such Person who (i) is in fact independent of the Trustee, the Fiscal Agent, the Depositor, the Servicer, the Special Servicer, the Paying Agent, the Directing Certificateholder and any and all Affiliates thereof, (ii) does not have any material direct financial interest in or any material indirect financial interest in any of the Trustee, the Fiscal Agent, the Depositor, the Servicer, the Special Servicer, the Paying Agent, the Directing Certificateholder or any Affiliate thereof and (iii) is not connected with the Trustee, the Fiscal Agent, the Depositor, the Servicer, the Special Servicer, the Paying Agent, the Directing Certificateholder or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Trustee, the Fiscal Agent, the Depositor, the Servicer, the Special Servicer, the Paying Agent or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any Class of securities issued by the Trustee, the Fiscal Agent, the Depositor, the Servicer, the Special Servicer, the Paying Agent, the Directing Certificateholder or any Affiliate thereof, as the case may be.

            "Independent Contractor": Either (i) any Person that would be an "independent contractor" with respect to the Lower-Tier REMIC within the meaning of Section 856(d)(3) of the Code if the Lower-Tier REMIC were a real estate investment trust (except that the ownership test set forth in that Section shall be considered to be met by any Person that owns, directly or indirectly, 35% or more of any Class of Certificates, or such other interest in any Class of Certificates as is set forth in an Opinion of Counsel, which shall be at no expense to the Trustee, the Fiscal Agent, the Paying Agent, the Servicer or the Trust, delivered to the Trustee, the Paying Agent and the Servicer), so long as the Lower-Tier REMIC does not receive or derive any income from such Person and provided that the relationship between such Person and the Lower-Tier REMIC is at arm's length, all within the meaning of Treasury Regulations Section 1.856-4(b)(5) (except that the Servicer or the Special Servicer shall not be considered to be an Independent Contractor under the definition in this clause
(i) unless an Opinion of Counsel has been delivered to the Trustee to that effect) or (ii) any other Person (including the Servicer and the Special Servicer) upon receipt by the Trustee, the Paying Agent and the Servicer of an Opinion of Counsel, which shall be at no expense to the Trustee, the Fiscal Agent, the Paying Agent, the Servicer or the Trust Fund, to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

            "Initial Purchasers": J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

            "Initial Sub-Servicer": With respect to each Mortgage Loan that is subject to a Sub-Servicing Agreement with the Servicer as of the Closing Date, the Sub-Servicer under any such Sub-Servicing Agreement.

            "Initial Sub-Servicing Agreement": Any Sub-Servicing Agreement in effect as of the Closing Date.

            "Institutional Accredited Investor": An entity meeting the requirements of Rule 501(a)(1), (2), (3) or (7) of Regulation D promulgated under the Act.

            "Insurance and Condemnation Proceeds": All proceeds paid under any Insurance Policy or in connection with the full or partial condemnation of a Mortgaged Property, in either case, to the extent such proceeds are not applied to the restoration of the related Mortgaged Property or released to the Mortgagor or any tenants or ground lessors, in either case, in accordance with the Servicing Standards.

            "Insurance Policy": With respect to any Mortgage Loan, any hazard insurance policy, flood insurance policy, title policy or other insurance policy that is maintained from time to time in respect of such Mortgage Loan or the related Mortgaged Property.

            "Interest Accrual Period": With respect to any Class of Regular Certificates or Uncertificated Lower-Tier Interests and any Distribution Date, the period beginning on the first day of the calendar month preceding the calendar month in which the related Distribution Date occurs and ending on the last day of the calendar month preceding the calendar month in which such Distribution Date occurs, calculated assuming that each month has 30 days and each year has 360 days.

            "Interest Distribution Amount": With respect to any Class of Certificates (other than the Class S or the Residual Certificates) for any Distribution Date, an amount equal to the sum of the Distributable Certificate Interest and the Class Unpaid Interest Shortfall with respect to such Class of Certificates for such Distribution Date.

            "Interest Reserve Account": The trust account or subaccount of the Distribution Account created and maintained by the Paying Agent pursuant to
Section 3.25 in the name of "JP Morgan Chase Bank", as Paying Agent, in trust for the registered holders of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2004-PNC1, Interest Reserve Account", into which the amounts set forth in Section 3.25 shall be deposited directly and which must be an Eligible Account or subaccount of the Distribution Account.

            "Interested Person": The Depositor, the Servicer, the Special Servicer, any Independent Contractor engaged by the Special Servicer, any Holder of a Certificate or any Affiliate of any such Person.

            "Investment Account": As defined in Section 3.06(a).

            "Investment Representation Letter": As defined in Section 5.02(b).

            "Late Collections": With respect to any Mortgage Loan, all amounts received thereon prior to the related Determination Date, whether as payments, Insurance and Condemnation Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of principal or interest due in respect of such Mortgage Loan (without regard to any acceleration of amounts due thereunder by reason of default) on a Due Date prior to the immediately preceding Determination Date and not previously recovered. With respect to any REO Loan, all amounts received in connection with the related REO Property prior to the related Determination Date, whether as Insurance and Condemnation Proceeds, Liquidation Proceeds, REO Revenues or otherwise, which represent late collections of principal or interest due or deemed due in respect of such REO Loan or the predecessor Mortgage Loan (without regard to any acceleration of amounts due under the predecessor Mortgage Loan by reason of default) on a Due Date prior to the immediately preceding Determination Date and not previously recovered. The term "Late Collections" shall specifically exclude Penalty Charges.

            "Liquidation Event": With respect to any Mortgage Loan, any of the following events: (i) such Mortgage Loan is paid in full; (ii) a Final Recovery Determination is made with respect to such Mortgage Loan; (iii) such Mortgage Loan is repurchased by the applicable Mortgage Loan Seller pursuant to Section 6 of the related Mortgage Loan Purchase Agreement; (iv) such Mortgage Loan is purchased by the Controlling Class Option Holder or the Special Servicer pursuant to Section 3.18(b); or (v) such Mortgage Loan is purchased by the Special Servicer, the Servicer, the Holders of the Controlling Class or the Holders of the Class LR Certificates pursuant to Section 9.01. With respect to any REO Property (and the related REO Loan), any of the following events: (i) a Final Recovery Determination is made with respect to such REO Property; or (ii) such REO Property is purchased by the Servicer, the Special Servicer, the Holders of the Controlling Class, the Holders of the Class LR Certificates pursuant to Section 9.01, or a mezzanine lender pursuant to a mezzanine intercreditor agreement.

            "Liquidation Expenses": All customary, reasonable and necessary "out of pocket" costs and expenses incurred by the Special Servicer in connection with the liquidation of any Specially Serviced Mortgage Loan or REO Property pursuant to Section 3.18 (including, without limitation, legal fees and expenses, committee or referee fees and, if applicable, brokerage commissions and conveyance taxes).

            "Liquidation Fee": A fee payable to the Special Servicer with respect to each Specially Serviced Mortgage Loan as to which the Special Servicer receives a full or discounted payoff (or an unscheduled partial payment to the extent such prepayment is required by the Special Servicer as a condition to a modification of the terms of the related Mortgage Loan) with respect thereto from the related Mortgagor or any Liquidation Proceeds or Insurance and Condemnation Proceeds with respect to the related Mortgage Loan (in any case, other than amounts for which a Workout Fee has been paid, or will be payable), equal to the product of the Liquidation Fee Rate and the proceeds of such full or discounted payoff (or unscheduled partial payment) or the Liquidation Proceeds or Insurance and Condemnation Proceeds (net of the related costs and expenses associated with the related liquidation) related to such liquidated Specially Serviced Mortgage Loan, as the case may be; provided, however, that no Liquidation Fee shall be payable with respect to (x) clause (iii)(A) of the definition of "Liquidation Proceeds", except for purchases by an unaffiliated assignee of the Majority Controlling Class Certificateholder (which assignment was for no material consideration) that purchases such Specially Serviced Mortgage Loan more than 90 days following the Special Servicer's determination of the fair value of such Specially Serviced Mortgage Loan) (y) clause (iv) of the definition of "Liquidation Proceeds" if such repurchase occurs within the time parameters (including any applicable extension period) set forth in this Agreement and in the related Mortgage Loan Purchase Agreement or, if such repurchase occurs after such time period, the Mortgage Loan Seller was acting in good faith to resolve such breach or defect or (z) clause (v) of the definition of "Liquidation Proceeds".

            "Liquidation Fee Rate": A rate equal to 1.00%.

            "Liquidation Proceeds": Cash amounts received by or paid to the Servicer or the Special Servicer in connection with: (i) the liquidation of a Mortgaged Property or other collateral constituting security for a Defaulted Mortgage Loan, through a trustee's sale, foreclosure sale, REO Disposition or otherwise, exclusive of any portion thereof required to be released to the related Mortgagor in accordance with applicable law and the terms and conditions of the related Mortgage Note and Mortgage; (ii) the realization upon any deficiency judgment obtained against a Mortgagor; (iii) (A) the purchase of a Defaulted Mortgage Loan by the Majority Controlling Class Certificateholder, the Special Servicer or the Servicer or any of their assignees pursuant to Section 3.18(a), or (B) any other sale thereof pursuant to Section 3.18(c); (iv) the repurchase of a Mortgage Loan by the applicable Mortgage Loan Seller pursuant to
Section 6 of the related Mortgage Loan Purchase Agreement; (v) the purchase of a Mortgage Loan or REO Property by the Holders of the Controlling Class, the Special Servicer, the Servicer or the Holders of the Class LR Certificates pursuant to Section 9.01; or (vi) the purchase of a Mortgage Loan or an REO Property by a mezzanine lender.

            "Loan Group": Either Loan Group 1 or Loan Group 2.

            "Loan Group 1": Collectively, all of the Mortgage Loans that are Group 1 Mortgage Loans and any successor REO Loans with respect thereto.

            "Loan Group 1 Available Distribution Amount": With respect to any Distribution Date, that portion, if any, of the Available Distribution Amount attributable to Loan Group 1.

            "Loan Group 1 Principal Distribution Amount": With respect to any Distribution Date, an amount equal to the sum of (a) the Loan Group 1 Principal Shortfall for such Distribution Date, (b) that portion, if any, of the Scheduled Principal Distribution Amount for such Distribution Date attributable to Loan Group 1 and (c) that portion, if any, of the Unscheduled Principal Distribution Amount for such Distribution Date attributable to Loan Group 1; provided, that the Loan Group 1 Principal Distribution Amount for any Distribution Date shall be reduced by the amount of any reimbursements of (i) Nonrecoverable Advances plus interest on such Nonrecoverable Advances that are paid or reimbursed from principal collections on the Group 1 Mortgage Loans in a period during which such principal collections would have otherwise been included in the Loan Group 1 Principal Distribution Amount for such Distribution Date, (ii) Workout-Delayed Reimbursement Amounts that were paid or reimbursed from principal collections on the Group 1 Mortgage Loans in a period during which such principal collections would have otherwise been included in the Loan Group 1 Principal Distribution Amount for such Distribution Date and (iii) following the reimbursements provided for in clauses (i) and (ii) above, the excess, if any of (A) the total amount of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts, plus interest on such Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts, that would have been paid or reimbursed from principal collections on the Group 2 Mortgage Loans as provided for in clauses (i) and (ii) of the definition of "Loan Group 2 Principal Distribution Amount" had the Loan Group 2 Principal Distribution Amount been sufficient to make such reimbursements in full, over (B) the Loan Group 2 Principal Distribution Amount (prior to giving effect to clauses (i), (ii) and (iii) of the definition of "Loan Group 2 Principal Distribution Amount") for that Distribution Date (provided, further, that, with respect to the amounts identified in clauses (i), (ii) and (iii) above, if any of such amounts reimbursed from principal collections on the Group 1 Mortgage Loans are subsequently recovered on the related Mortgage Loan, such recovery will be applied to increase the Loan Group 1 Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs).

            "Loan Group 1 Principal Shortfall": With respect to any Distribution Date, the amount, if any, by which (1) the lesser of (a) the Loan Group 1 Principal Distribution Amount for the prior Distribution Date and (b) the Certificate Balance of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, exceeds (2) the aggregate amount distributed in respect of principal on the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates on the prior Distribution Date. There will be no Loan Group 1 Principal Shortfall on the first Distribution Date.

            "Loan Group 2": Collectively, all of the Mortgage Loans that are Group 2 Mortgage Loans and any successor REO Loans with respect thereto.


            "Loan Group 2 Available Distribution Amount": With respect to any Distribution Date, that portion, if any, of the Available Distribution Amount attributable to Loan Group 2 (which shall include, for the first Distribution Date, the Rosalind Villas Senior Apartments Loan Deposit Amount).

            "Loan Group 2 Principal Distribution Amount": With respect to any Distribution Date, an amount equal to the sum of (a) the Loan Group 2 Principal Shortfall for such Distribution Date, (b) that portion, if any, of the Scheduled Principal Distribution Amount for such Distribution Date attributable to Loan Group 2, (c) that portion, if any, of the Unscheduled Principal Distribution Amount for such Distribution Date attributable to Loan Group 2 and
(d) with respect to the first Distribution Date, the Rosalind Villas Senior Apartments Loan Principal Deposit Amount; provided, that the Loan Group 2 Principal Distribution Amount for any Distribution Date shall be reduced by the amount of any reimbursements of (i) Nonrecoverable Advances plus interest on such Nonrecoverable Advances that are paid or reimbursed from principal collections on the Group 2 Mortgage Loans in a period during which such principal collections would have otherwise been included in the Loan Group 2 Principal Distribution Amount for such Distribution Date, (ii) Workout-Delayed Reimbursement Amounts that were paid or reimbursed from principal collections on the Group 2 Mortgage Loans in a period during which such principal collections would have otherwise been included in the Loan Group 2 Principal Distribution Amount for such Distribution Date and (iii) following the reimbursements provided for in clauses (i) and (ii) above, the excess, if any of (A) the total amount of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts, plus interest on such Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts that would have been paid or reimbursed from principal collections on the Group 1 Mortgage Loans as provided for in clauses (i) and (ii) of the definition of "Loan Group 1 Principal Distribution Amount" had the Loan Group 1 Principal Distribution Amount been sufficient to make such reimbursements in full, over (B) the Loan Group 1 Principal Distribution Amount (prior to giving effect to clauses (i), (ii) and (iii) of the definition of "Loan Group 1 Principal Distribution Amount") for that Distribution Date (provided, further, that, with respect to the amounts identified in clauses (i), (ii) and (iii) above, if any of such amounts reimbursed from principal collections on the Group 2 Mortgage Loans are subsequently recovered on the related Mortgage Loan, such recovery will be applied to increase the Loan Group 2 Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs).

            "Loan Group 2 Principal Shortfall": With respect to any Distribution Date, the amount, if any, by which (1) the lesser of (a) the Loan Group 2 Principal Distribution Amount for the prior Distribution Date and (b) the Certificate Balance of the Class A-1A Certificates, exceeds (2) the aggregate amount distributed in respect of principal on the Class A-1A Certificates on the prior Distribution Date. There will be no Loan Group 2 Principal Shortfall on the first Distribution Date.

            "Lower-Tier Distribution Account": The segregated account or accounts (or a subaccount of the Distribution Account) created and maintained by the Paying Agent pursuant to Section 3.04(b) in trust for the Certificateholders, which shall be entitled "JPMorgan Chase Bank, as Paying Agent, in trust for the registered Holders of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2004-PNC1, the Lower-Tier Distribution Account". Any such account or accounts shall be an Eligible Account (or a subaccount of the Distribution Account).

            "Lower-Tier Distribution Amount": As defined in Section 4.01(b).

            "Lower-Tier Principal Amount": With respect to any Class of Uncertificated Lower-Tier Interests, (i) on or prior to the first Distribution Date, an amount equal to the Original Lower-Tier Principal Amount of such Class as specified in the Preliminary Statement hereto, and (ii) as of any date of determination after the first Distribution Date, an amount equal to the Certificate Balance of the Class of Related Certificates on the Distribution Date immediately prior to such date of determination (determined as adjusted pursuant to Section 1.02(iii)).

            "Lower-Tier REMIC": One of two separate REMICs comprising the Trust Fund, the assets of which consist of the Mortgage Loans (exclusive of Excess Interest), any REO Property with respect thereto, such amounts as shall from time to time be held in the Certificate Account, the REO Account, if any, the Interest Reserve Account, the Gain-on-Sale Reserve Account and the Lower-Tier Distribution Account with respect thereto, and all other property included in the Trust Fund (other than Excess Interest) that is not in the Upper-Tier REMIC.

            "LTV Ratio": With respect to any Mortgage Loan, as of any date of determination, a fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of such Mortgage Loan as of such date (assuming no defaults or prepayments on such Mortgage Loan prior to that date), and the denominator of which is the Appraised Value of the related Mortgaged Property.

            "MAI": Member of the Appraisal Institute.

            "Majority Controlling Class Certificateholder": As of any date, the Controlling Class Certificateholder owning a majority of the Percentage Interests in the Controlling Class.

            "Maturity Date": With respect to any Mortgage Loan as of any date of determination, the date on which the last payment of principal is due and payable under the related Mortgage Note, after taking into account all Principal Prepayments received prior to such date of determination, but without giving effect to (i) any acceleration of the principal of such Mortgage Loan by reason of default thereunder or (ii) any grace period permitted by the related Mortgage Note.

            "Midland": Midland Loan Services, Inc.

            "Monthly Additional Report on Recoveries and Reimbursements": With respect to the one month period immediately prior to the related Determination Date, a report, containing the information and in the form as that set forth on
Exhibit X with respect to such period, in all cases both on a loan by loan basis and in the aggregate. The preparation of each Monthly Additional Report on Recoveries and Reimbursements shall constitute a responsibility of the Master Servicer and shall not constitute a responsibility of any other party. Each CMSA Loan Periodic Update File prepared by the Master Servicer shall be accompanied by a Monthly Additional Report on Recoveries and Reimbursements; provided that the Master Servicer shall not be responsible for the failure to properly prepare such report to the extent that such failure is the result of the Special Servicer's failure to provide information required to be provided by the Special Servicer hereunder.

            "Monthly Payment": With respect to any Mortgage Loan, the scheduled monthly payment of principal and/or interest (other than Excess Interest) on such Mortgage Loan, including any Balloon Payment, which is payable by a Mortgagor from time to time under the related Mortgage Note and applicable law, without regard to any acceleration of principal of such Mortgage Loan by reason of default thereunder and without respect to any Excess Interest.

            "Mortgage": With respect to any Mortgage Loan, the mortgage, deed of trust or other instrument securing a Mortgage Note and creating a lien on the fee and/or leasehold interest in the related Mortgaged Property.

            "Mortgage Deferred Interest": With respect to any Mortgage Loan as of any Due Date that has been modified to reduce the rate at which interest is paid currently below the Mortgage Rate and capitalize the amount of such interest reduction, the excess, if any, of (a) interest accrued on the Stated Principal Balance thereof during the one month interest accrual period set forth in the related Mortgage Note at the related Mortgage Rate over (b) the interest portion of the related Monthly Payment, as so modified or reduced, or, if applicable, Assumed Scheduled Payment due on such Due Date.

            "Mortgage File": With respect to any Mortgage Loan, but subject to Section 2.01, collectively the following documents:

            (i) the original executed Mortgage Note bearing, or accompanied by, all prior and intervening endorsements, assignments or allonges showing a complete chain of endorsement or assignment from the originator of the Mortgage Loan to the most recent endorsee, and further endorsed (at the direction of the Depositor given pursuant to the applicable Mortgage Loan Purchase Agreement), on its face or by allonge attached thereto, without recourse, representation or warranty, express or implied (except for those representations and warranties set forth in, or confirmed as of the Closing Date pursuant to, the respective Mortgage Loan Purchase Agreement), to the order of the Trustee in the following form: "Pay to the order of LaSalle Bank National Association, as trustee for the registered holders of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2004-PNC1", or in blank, provided that the requirements of this clause (i) will be satisfied by delivery of a signed lost note affidavit and indemnity properly assigned or endorsed to the Trustee as described above, with a copy of the Mortgage Note attached to it;

            (ii) the original Mortgage (or a certified or other copy thereof from the applicable recording office) (except for recording information not yet available if the Mortgage has not been returned from the applicable recording office) and originals (or certified or other copies from the applicable recording office) of any intervening assignments thereof showing a complete chain of assignment from the originator of the Mortgage Loan to the most recent mortgagee of record, in each case with evidence of recording indicated thereon;

            (iii) an original assignment of the Mortgage, in complete and recordable form (except for recording information not yet available if the instrument being assigned has not been returned from the applicable recording office), executed by the most recent assignee of record thereof prior to the Trustee, or if none, by the originator to "LaSalle Bank National Association, as trustee for the registered holders of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2004-PNC1" or in blank;

            (iv) an original or copy of any related Assignment of Leases (if such item is a document separate from the Mortgage) and the originals or copies of any intervening assignments thereof showing a complete chain of assignment from the originator of the Mortgage Loan to the most recent assignee of record, in each case with evidence of recording thereon;

            (v) an original assignment of any related Assignment of Leases (if such item is a document separate from the Mortgage), in recordable form (except for recording information not yet available if the instrument being assigned has not been returned from the applicable recording office), executed by the applicable assignee of record to "LaSalle Bank National Association, as trustee for the registered holders of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2004-PNC1" or in blank;

            (vi) an original or copy of any related Security Agreement (if such item is a document separate from the Mortgage) and the originals or copies of any intervening assignments thereof showing a complete chain of assignment from the originator of the Mortgage Loan to the applicable Mortgage Loan Seller;

            (vii) an original assignment of any related Security Agreement (if such item is a document separate from the Mortgage), in complete form, executed by the applicable Mortgage Loan Seller to "LaSalle Bank National Association, as trustee for the registered holders of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2004-PNC1" or in blank;

            (viii) originals or copies of all consolidation, assumption, modification, written assurance and substitution agreements, with evidence of recording thereon (where appropriate) in those instances where the terms or provisions of the Mortgage, Mortgage Note or any related security document have been consolidated or modified or the Mortgage Loan has been assumed;

            (ix) the original lender's title insurance policy or a copy thereof, together with all endorsements or riders that were issued with or subsequent to the issuance of such policy, insuring the priority of the Mortgage as a first lien on the Mortgagor's fee or leasehold interest in the Mortgaged Property, or if the policy has not yet been issued, an original or copy of a "marked up" written commitment, escrow instructions or the pro forma or specimen title insurance policy (marked as binding and in all cases countersigned by the title insurer or its authorized agent) or an agreement to provide the same pursuant to lender's escrow trust instructions executed by an authorized representative of the title insurance company, provided the policy is issued within 18 months from the Closing Date, in connection with the related Mortgage Loan;

            (x) the original or copy of any guaranty of the obligations of the Mortgagor under the Mortgage Loan and any intervening assignments;

            (xi) all UCC Financing Statements and assignments and continuation statements, if any, or copies thereof, as filed or recorded, or in form that is complete and suitable for filing or recording (according to Revised Article 9 of the Uniform Commercial Code), as appropriate, or other evidence of filing or recording sufficient to perfect (and maintain the perfection of) the security interest held by the originator of the Mortgage Loan (and each assignee of record prior to the Trustee) in and to the personalty of the Mortgagor at the Mortgaged Property (in each case with evidence of filing or recording thereon, but only to the extent the Mortgage Loan Seller or its servicer or originator had possession of such UCC Financing Statement prior to the Closing Date), and to transfer such security interest to the Trustee;

            (xii) the original power of attorney or a copy thereof (with evidence of recording thereon) granted by the Mortgagor if the Mortgage, Mortgage Note or other document or instrument referred to above was not signed by the Mortgagor;

            (xiii) with respect to any Mortgage Loans with Additional Debt, a co-lender agreement, subordination agreement or intercreditor agreement, pursuant to which such Additional Debt will be fully subordinated to such Mortgage Loan as set forth in such intercreditor agreement;

            (xiv) any additional documents required to be added to the Mortgage File pursuant to this Agreement;

            (xv) with respect to any Mortgage Loan secured by a Ground Lease, the related Ground Lease or a certified copy thereof;

            (xvi) a copy of any letter of credit securing such Mortgage Loan and, within sixty (60) days of the Closing Date, a copy of the appropriate transfer or assignment documents (which may be in the form of an amendment) for such letter of credit;

            (xvii) a copy of any Environmental Indemnity Agreement, together with a copy of any environmental insurance policy;

            (xviii) copies of any loan agreement(s) or escrow agreement(s);

            (xix) a copy of any franchise agreements and comfort letters related thereto;

            (xx) a copy of any lock box or cash management agreement(s); and

            (xxi) a Mortgage Loan Checklist.

provided, however, that whenever the term "Mortgage File" is used to refer to documents held by the Trustee, or a Custodian appointed thereby, such term shall not be deemed to include such documents and instruments required to be included therein unless they are actually received by the Trustee or a Custodian appointed thereby; provided further that, if there exists with respect to any Crossed Group only one original or certified copy of any document referred to in the definition of "Mortgage File" covering all of the Mortgage Loans in such Crossed Group, then the inclusion of such original or certified copy in the Mortgage File for any of the Mortgage Loans constituting such Crossed Group shall be deemed the inclusion of such original or certified copy in the Mortgage File for each such Mortgage Loan.

            "Mortgage Loan": Each of the mortgage loans transferred and assigned to the Trustee pursuant to Section 2.01 and from time to time held in the Trust Fund. As used herein, the term "Mortgage Loan" includes the related Mortgage Note, Mortgage and other documents contained in the related Mortgage File and any related agreements.

            "Mortgage Loan Checklist": A list related to such Mortgage Loan indicating the related Mortgage loan documents included in the related Mortgage File.

            "Mortgage Loan Purchase Agreement": Each of the agreements between the Depositor and each Mortgage Loan Seller, relating to the transfer of all of such Mortgage Loan Seller's right, title and interest in and to the related Mortgage Loans.

            "Mortgage Loan Schedule": The list of Mortgage Loans transferred on the Closing Date to the Trustee as part of the Trust Fund, attached hereto as Exhibit B, which list sets forth the following information with respect to each Mortgage Loan:

            (i) the loan identification number and loan servicing number (as specified in Exhibit A to the Prospectus);

            (ii) the Mortgagor's name;

            (iii) the street address (including city, county, state, zip code and name) of the related Mortgaged Property;

            (iv) the Mortgage Rate in effect at origination;

            (v) the Net Mortgage Rate in effect at the Cut-off Date;

            (vi) the original principal balance;

            (vii) the Cut-off Date Principal Balance;

            (viii) the (a) original term to stated maturity, (b) remaining term to stated maturity and (c) Maturity Date;

            (ix) the original and remaining amortization terms;

            (x) the amount of the Monthly Payment due on the first Due Date following the Cut-off Date;

            (xi) the applicable Servicing Fee Rate;

            (xii) whether the Mortgage Loan is a 30/360 Mortgage Loan or an Actual/360 Mortgage Loan;

            (xiii) whether such Mortgage Loan has an Anticipated Repayment Date and if so, the Anticipated Repayment Date;

            (xiv) the Revised Rate of such Mortgage Loan, if any;

            (xv) whether such Mortgage Loan is secured by the related Mortgagor's interest in a ground lease;

            (xvi) identifying any Mortgage Loan(s) with which such Mortgage Loan is cross defaulted or cross collateralized;

            (xvii) the originator of such Mortgage Loan and the Mortgage Loan Seller;

            (xviii) whether such Mortgage Loan has a guarantor;

            (xix) whether such Mortgage Loan is secured by a letter of credit;

            (xx) amount of any reserve or escrowed funds;

            (xxi) number of grace days for debt service payments;

            (xxii) whether an operations and maintenance plan exists and, if so, what repairs are required;

            (xxiii) whether a cash management agreement or lock-box agreement is in place;

            (xxiv) the total square feet/units of the related Mortgaged Property and the related units of measure;

            (xxv) the general property type of the related Mortgaged Property;

            (xxvi) whether the Mortgage Loan permits defeasance;

            (xxvii) the interest accrual period; and

            (xxviii) the applicable Loan Group to which the Mortgage Loan belongs.

            Such Mortgage Loan Schedule shall also set forth the aggregate of the amounts described under clause (vii) above for all of the Mortgage Loans. Such list may be in the form of more than one list, collectively setting forth all of the information required.

            "Mortgage Loan Seller": Each of: (1) JPMorgan Chase Bank, a New York banking corporation, (2) Merrill Lynch Mortgage Lending, Inc., a Delaware corporation, and (3) PNC Bank, National Association, a national banking association.

            "Mortgage Note": The original executed note evidencing the indebtedness of a Mortgagor under a Mortgage Loan, together with any rider, addendum or amendment thereto.

            "Mortgage Rate": With respect to: (i) any Mortgage Loan on or prior to its Maturity Date, the annual rate at which interest is scheduled (in the absence of a default) to accrue on such Mortgage Loan from time to time in accordance with the related Mortgage Note and applicable law, exclusive of the Excess Rate; (ii) any Mortgage Loan after its Maturity Date, the annual rate described in clause (i) above determined without regard to the passage of such Maturity Date.

            "Mortgaged Property": The real property subject to the lien of a Mortgage.

            "Mortgagor": The obligor or obligors on a Mortgage Note, including without limitation, any Person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under the Mortgage Note.

            "Net Aggregate Prepayment Interest Shortfall": With respect to any Distribution Date, the amount, if any, by which (a) the aggregate of all Prepayment Interest Shortfalls incurred in connection with the receipt of Principal Prepayments on the Mortgage Loans during the related Due Period, exceeds (b) the aggregate amount deposited by the Servicer in the Certificate Account for such Distribution Date pursuant to Section 3.19 in connection with such Prepayment Interest Shortfalls.

            "Net Investment Earnings": With respect to any of the Certificate Account, the Servicing Accounts or the REO Account for any period from any Distribution Date to the immediately succeeding P&I Advance Date, the amount, if any, by which the aggregate of all interest and other income realized during such period on funds relating to the Trust Fund held in such account, exceeds the aggregate of all losses, if any, incurred during such period in connection with the investment of such funds in accordance with Section 3.06.

            "Net Investment Loss": With respect to any of the Certificate Account, the Servicing Accounts or the REO Account for any period from any Distribution Date to the immediately succeeding P&I Advance Date, the amount by which the aggregate of all losses, if any, incurred during such period in connection with the investment of funds relating to the Trust Fund held in such account in accordance with Section 3.06, exceeds the aggregate of all interest and other income realized during such period on such funds.

            "Net Mortgage Rate": With respect to any Mortgage Loan or REO Loan as of any date of determination, a rate per annum equal to the related Mortgage Rate then in effect, minus the Administrative Cost Rate; provided, that for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any Mortgage Loan will be determined without regard to any modification, waiver or amendment of the terms of such Mortgage Loan, whether agreed to by the Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the Mortgagor; provided, further, that if any Mortgage Loan does not accrue interest on the basis of a 360-day year consisting of twelve 30-day months, then, solely for purposes of calculating Pass-Through Rates, the Net Mortgage Rate of such Mortgage Loan for any one month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of such Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually accrued (exclusive of Default Interest or Excess Interest) in respect of such Mortgage Loan during such one month period at the related Net Mortgage Rate; provided, further, that with respect to each Interest Reserve Loan, the Net Mortgage Rate for the one month period (A) preceding the Due Dates that occur in January and February in any year which is not a leap year or preceding the Due Date that occurs in February in any year which is a leap year, and (B) preceding the Due Date in March, will be the per annum rate stated in the related Mortgage Note less the related Administrative Cost Rate. With respect to any REO Loan, the Net Mortgage Rate shall be calculated as described above, determined as if the predecessor Mortgage Loan had remained outstanding.

            "Net Operating Income": With respect to any Mortgaged Property, for any Mortgagor's fiscal year end, Net Operating Income will be calculated in accordance with the standard definition of "Net Operating Income" approved from time to time, endorsed and put forth by the CMSA.

            "New Lease": Any lease of REO Property entered into at the direction of the Special Servicer on behalf of the Lower-Tier REMIC, including any lease renewed, modified or extended on behalf of the Lower-Tier REMIC, if the Lower-Tier REMIC has the right to renegotiate the terms of such lease.

            "Nonrecoverable Advance": Any Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance.

            "Nonrecoverable P&I Advance": Any P&I Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Loan which, in the reasonable judgment of the Servicer, the Trustee or the Fiscal Agent, as applicable, will not be ultimately recoverable, together with any accrued and unpaid interest thereon at the Reimbursement Rate, from Late Collections or any other recovery on or in respect of such Mortgage Loan or REO Loan; provided, however, that the Special Servicer may, at its option, make a determination in accordance with the Servicing Standards, that any P&I Advance previously made or proposed to be made is a Nonrecoverable P&I Advance and shall deliver to the Servicer, the Trustee and the Fiscal Agent notice of such determination. Any such determination shall be conclusive and binding on the Servicer, the Trustee and the Fiscal Agent. In making such determination of non-recoverability, such Person will be entitled to consider (among other things) only the obligations of the Mortgagor under the terms of the related Mortgage Loan as it may have been modified, to consider (among other things) the related Mortgaged Properties in their "as is" or then current conditions and occupancies, as modified by such party's assumptions (consistent with the Servicing Standards in the case of the Servicer and the Special Servicer) regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, to estimate and consider (among other things) future expenses and to estimate and consider (consistent with the Servicing Standards in the case of the Servicer and the Special Servicer) (among other things) the timing of recoveries. In addition, any Person, in considering whether a P&I Advance is a Nonrecoverable Advance, will be entitled to give due regard to the existence of any outstanding Nonrecoverable Advance with respect to other Mortgage Loans which, at the time of such consideration, the reimbursement of which is being deferred or delayed by the Servicer, the Trustee or the Fiscal Agent because there is insufficient principal available for such reimbursement, in light of the fact that proceeds on the related Mortgage Loan are a source of reimbursement not only for the P&I Advance under consideration, but also as a potential source of reimbursement of such Nonrecoverable Advance or Workout-Delayed Reimbursement Amounts which are or may be being deferred or delayed. In addition, any such Person may update or change its non-recoverability determinations at any time (but not reverse any other Person's determination that an Advance is a Nonrecoverable Advance) and, consistent with the Servicing Standards in the case of the Servicer, may obtain, promptly upon request, from the Special Servicer any reasonably required analysis, Appraisals or market value estimates or other information in the Special Servicer's possession for making a non-recoverability determination. Absent bad faith, the Servicer's, Special Servicer's, Trustee's or Fiscal Agent's determination as to the recoverability of any P&I Advance shall be conclusive and binding on the Certificateholders. The determination by the Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, that an Advance is a Nonrecoverable P&I Advance or that any proposed P&I Advance, if made, would constitute a Nonrecoverable P&I Advance, or any updated or changed non-recoverability determination, shall be evidenced by an Officer's Certificate delivered by the Servicer or the Special Servicer to the Trustee, the Fiscal Agent, the Servicer, the Special Servicer, the Directing Certificateholder, the Paying Agent and the Depositor, as applicable, or by the Trustee or the Fiscal Agent to the Depositor, the Servicer, the Special Servicer, the Paying Agent and the Directing Certificateholder, as applicable. The Officer's Certificate shall set forth such non-recoverability determination and the considerations of the Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, forming the basis of such determination (which shall be accompanied by, to the extent available, income and expense statements, rent rolls, occupancy status, property inspections and any other information used by the Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, to make such determination and shall include any existing Appraisal of the related Mortgage Loan or Mortgaged Property). The Trustee and the Fiscal Agent shall be entitled to conclusively rely on the Servicer's or the Special Servicer's determination that a P&I Advance is or would be nonrecoverable, and the Servicer shall be entitled to conclusively rely on the Special Servicer's determination that a P&I Advance is or would be non-recoverable. In the case of a cross collateralized Mortgage Loan, such non-recoverability determination shall take into account the cross collateralization of the related cross collateralized Mortgage Loan.

            "Nonrecoverable Servicing Advance": Any Servicing Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Property which, in the reasonable judgment of the Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as the case may be, will not be ultimately recoverable, together with any accrued and unpaid interest thereon, at the Reimbursement Rate, from Late Collections or any other recovery on or in respect of such Mortgage Loan or REO Property. In making such non-recoverability determination, such Person will be entitled to consider (among other things) only the obligations of the Mortgagor under the terms of the related Mortgage Loan as it may have been modified, to consider (among other things) the related Mortgaged Properties in their "as is" or then current conditions and occupancies, as modified by such party's assumptions (consistent with the Servicing Standards in the case of the Servicer or the Special Servicer) regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, to estimate and consider (consistent with the Servicing Standards in the case of the Servicer) (among other things) future expenses and to estimate and consider (among other things) the timing of recoveries. In addition, any Person, in considering whether a Servicing Advance is a Nonrecoverable Advance, will be entitled to give due regard to the existence of any outstanding Nonrecoverable Advance with respect to other Mortgage Loans which, at the time of such consideration, the reimbursement of which is being deferred or delayed by the Servicer, the Trustee or the Fiscal Agent because there is insufficient principal available for such reimbursement, in light of the fact that proceeds on the related Mortgage Loan are a source of reimbursement not only for the Servicing Advance under consideration, but also as a potential source of reimbursement of such Nonrecoverable Advance or Workout-Delayed Reimbursement Amounts which are or may be deferred or delayed. In addition, any such Person may update or change its non-recoverability determinations at any time (but not reverse any other Person's determination that a Servicing Advance is a Nonrecoverable Advance) and, consistent with the Servicing Standards in the case of the Servicer, may obtain, promptly upon request, from the Special Servicer any reasonably required analysis, Appraisals or market value estimates or other information in the Special Servicer's possession for making a non-recoverability determination. The determination by the Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as the case may be, that an Advance is a Nonrecoverable Servicing Advance or that any proposed Servicing Advance, if made, would constitute a Nonrecoverable Servicing Advance, or any updated or changed non-recoverability determination, shall be evidenced by an Officer's Certificate delivered by either of the Special Servicer or Servicer to the other and to the Trustee, the Fiscal Agent, the Directing Certificateholder, the Paying Agent and the Depositor, or by the Trustee or the Fiscal Agent to the Depositor, the Servicer, the Special Servicer, the Paying Agent and the Directing Certificateholder, as applicable; provided, however, that the Special Servicer may, at its option, make a determination in accordance with the Servicing Standards, that any Servicing Advance previously made or proposed to be made is a Nonrecoverable Servicing Advance and shall deliver to the Servicer, the Trustee and the Fiscal Agent notice of such determination. Any such determination shall be conclusive and binding on the Servicer, the Trustee and the Fiscal Agent. The Officer's Certificate shall set forth such non-recoverability determination and the considerations of the Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, forming the basis of such determination (which shall be accompanied by, to the extent available, items such as related income and expense statements, rent rolls, occupancy status and property inspections, and shall include any existing Appraisal of the related Mortgage Loan or Mortgaged Property). The Special Servicer shall promptly furnish any party required to make Servicing Advances hereunder with any information in its possession regarding the Specially Serviced Mortgage Loans and REO Properties as such party required to make Servicing Advances may reasonably request for purposes of making non-recoverability determinations. The Trustee and the Fiscal Agent will be entitled to conclusively rely on the Servicer's or Special Servicer's, as the case may be, determination that a Servicing Advance is or would be nonrecoverable, and the Servicer will be entitled to conclusively rely on the Special Servicer's determination that a Servicing Advance is or would be non-recoverable. In the case of a cross collateralized Mortgage Loan, such non-recoverability determination shall take into account the cross collateralization of the related cross collateralized Mortgage Loan.

            "Non-Registered Certificate": Unless and until registered under the Securities Act, any Class X, Class A-1A, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class NR, Class S, Class R or Class LR Certificate.

            "Non-Specially Serviced Mortgage Loan": Any Mortgage Loan other than a Specially Serviced Mortgage Loan.

            "Non-U.S. Person": Any person other than a U.S. Person, unless, with respect to the Transfer of a Residual Certificate, (i) such person holds such Residual Certificate in connection with the conduct of a trade or business within the United States and furnishes the Transferor and the Certificate Registrar with an effective Internal Revenue Service Form W 8ECI (or successor form) or (ii) the Transferee delivers to both the Transferor and the Certificate Registrar an opinion of a nationally recognized tax counsel to the effect that such Transfer is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such Transfer of the Residual Certificate will not be disregarded for federal income tax purposes. A Person shall be treated as a Non-U.S. Person, (A) notwithstanding clause (i) of the preceding sentence, if it is a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) any interest in which is owned, directly or indirectly, through one more partnerships, trusts or other pass-through entities by a Non-U.S. Person or (B) such Person is a U.S. Person with respect to whom income from a Residual Certificate is attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such Person or any other U.S. Person.

            "Notional Amount": In the case of the Class X Certificates, the Class X Notional Amount. In the case of each Component, the amount set forth in the applicable definition thereof.

            "Offered Certificates": The Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D and Class E Certificates.

            "Officer's Certificate": A certificate signed by a Servicing Officer of the Servicer or the Special Servicer, as the case may be, or a Responsible Officer of the Trustee or the Fiscal Agent, as the case may be.

            "Opinion of Counsel": A written opinion of counsel, who may, without limitation, be salaried counsel for the Depositor, the Servicer or the Special Servicer, acceptable in form and delivered to the Paying Agent and the Trustee, except that any opinion of counsel relating to (a) the qualification of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, (b) compliance with the REMIC Provisions, (c) qualification of the Grantor Trust as a grantor trust under subpart E, Part I of subchapter J of the Code for federal income tax purposes or (d) the resignation of the Servicer, the Special Servicer or the Depositor pursuant to Section 6.04, must be an opinion of counsel who is in fact Independent of the Depositor, the Servicer or the Special Servicer, as applicable.

            "Option Holder": As defined in Section 3.18(a).

            "Option Price": As defined in Section 3.18(a).

            "Original Certificate Balance": With respect to any Class of Certificates (other than the Class X, the Class S and the Residual Certificates), the initial aggregate principal amount thereof as of the Closing Date, in each case as specified in the Preliminary Statement.

            "Original Lower-Tier Principal Amount": With respect to any Class of Uncertificated Lower-Tier Interests, the initial principal amount thereof as of the Closing Date, in each case as specified in the Preliminary Statement.

            "Original Notional Amount": With respect to the Class X Notional Amount, the initial Notional Amount thereof as of the Closing Date, as specified in the Preliminary Statement.

            "Original Value": The Appraised Value of a Mortgaged Property based upon the Appraisal conducted in connection with the origination of the related Mortgage Loan.

            "OTS": The Office of Thrift Supervision or any successor thereto.

            "Ownership Interest": As to any Certificate, any ownership or security interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

            "P&I Advance": As to any Mortgage Loan or REO Loan, any advance made by the Servicer, the Trustee or the Fiscal Agent, as applicable, pursuant to
Section 4.03 or Section 7.05.

            "P&I Advance Date": The Business Day immediately prior to each Distribution Date.

            "P&I Advance Determination Date": With respect to any Distribution Date, the Business Day prior to the P&I Advance Date.

            "Pass-Through Rate": Any of the Class A-1 Pass-Through Rate, the Class A-2 Pass-Through Rate, the Class A-3 Pass-Through Rate, the Class A-4 Pass-Through Rate, the Class A-1A Pass-Through Rate, the Class B Pass-Through Rate, the Class C Pass-Through Rate, the Class D Pass-Through Rate, the Class E Pass-Through Rate, the Class F Pass-Through Rate, the Class G Pass-Through Rate, the Class H Pass-Through Rate, the Class J Pass-Through Rate, the Class K Pass-Through Rate, the Class L Pass-Through Rate, the Class M Pass-Through Rate, the Class N Pass-Through Rate, the Class P Pass-Through Rate, the Class NR Pass-Through Rate or the Class X Pass-Through Rate.

            "Paying Agent": JPMorgan Chase Bank, a New York banking corporation, or any successor appointed thereto pursuant to Section 5.06 or any successor paying agent appointed hereunder.

            "Paying Agent Fee": The portion of the Trustee Fee payable to the Paying Agent pursuant to the terms hereof calculated at the Paying Agent Fee Rate.

            "Paying Agent Fee Rate": 0.0009% per annum.

            "Penalty Charges": With respect to any Mortgage Loan (or successor REO Loan), any amounts actually collected thereon from the Mortgagor that represent late payment charges and/or Default Interest, other than a Yield Maintenance Charge or Excess Interest.

            "Percentage Interest": As to any Certificate, the percentage interest evidenced thereby in distributions required to be made with respect to the related Class. With respect to any Regular Certificate, the percentage interest is equal to the Denomination of such Certificate divided by the initial Certificate Balance or Notional Amount, as applicable, of such Class of Certificates as of the Closing Date. With respect to a Residual Certificate, the percentage interest is set forth on the face thereof.

            "Permitted Investments": Any one or more of the following obligations or securities (including obligations or securities of the Paying Agent if otherwise qualifying hereunder), regardless whether issued by the Depositor, the Servicer, the Special Servicer, the Trustee. the Fiscal Agent or any of their respective Affiliates and having the required ratings, if any, provided for in this definition and which shall not be subject to liquidation prior to maturity:

            (i) direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America, Fannie Mae, Freddie Mac or any agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America that mature in one (1) year or less from the date of acquisition; provided that any obligation of, or guarantee by, Fannie Mae or Freddie Mac, other than an unsecured senior debt obligation of Fannie Mae or Freddie Mac, shall be a Permitted Investment only if such investment would not result in the downgrading, withdrawal or qualification of the then current rating assigned by each Rating Agency to any Certificate as evidenced in writing;

            (ii) time deposits, unsecured certificates of deposit, or bankers' acceptances that mature in one (1) year or less after the date of issuance and are issued or held by any depository institution or trust company (including the Trustee) incorporated or organized under the laws of the United States of America or any State thereof and subject to supervision and examination by federal or state banking authorities, so long as the commercial paper or other short term debt obligations of such depository institution or trust company are rated in the highest rating categories of each of Fitch and S&P or such other rating as would not result in the downgrading, withdrawal or qualification of the then current rating assigned by each Rating Agency to any Certificate, as evidenced in writing;

            (iii) repurchase agreements or obligations with respect to any security described in clause (i) above where such security has a remaining maturity of one year or less and where such repurchase obligation has been entered into with a depository institution or trust company (acting as principal) described in clause (ii) above;

            (iv) debt obligations bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which mature in one (1) year or less from the date of acquisition, which debt obligations are rated in the highest rating categories of each Rating Agency or such other rating as would not result in the downgrading, withdrawal or qualification of the then current rating assigned by each Rating Agency to any Certificate as specified in writing by each of the Rating Agencies; provided, however, that securities issued by any particular corporation will not be Permitted Investments to the extent that investment therein will cause the then outstanding principal amount of securities issued by such corporation and held in the accounts established hereunder to exceed 10% of the sum of the aggregate principal balance and the aggregate principal amount of all Permitted Investments in such accounts;

            (v) commercial paper (including both non interest bearing discount obligations and interest bearing obligations) of any corporation or other entity organized under the laws of the United States or any state thereof payable on demand or on a specified date maturing in one (1) year or less from the date of acquisition thereof and which is rated in the highest rating category of each Rating Agency (or such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates, as evidenced in writing by the Rating Agencies);

            (vi) money market funds, rated in the highest rating categories of each Rating Agency; and

            (vii) any other demand, money market or time deposit, obligation, security or investment, (a) with respect to which each Rating Agency shall have confirmed in writing that such investment will not result in a downgrade, qualification or withdrawal of the then current rating of the Certificates that are currently being rated by such Rating Agency and (b) which qualifies as a "cash flow investment" pursuant to Section 860G(a)(6) of the Code;

provided, however, that in each case if the investment is rated by S&P, (a) it shall not have an "r" highlighter affixed to its rating from S&P, (b) it shall have a predetermined fixed dollar of principal due at maturity that cannot vary or change and (c) any such investment that provides for a variable rate of interest must have an interest rate that is tied to a single interest rate index plus a fixed spread, if any, and move proportionately with such index; and provided, further, however, that no such instrument shall be a Permitted Investment (a) if such instrument evidences principal and interest payments derived from obligations underlying such instrument and the interest payments with respect to such instrument provide a yield to maturity at the time of acquisition of greater than 120% of the yield to maturity at par of such underlying obligations or (b) if such instrument may be redeemed at a price below the purchase price; and provided, further, however, that no amount beneficially owned by the Upper-Tier REMIC or the Lower-Tier REMIC (even if not yet deposited in the Trust) may be invested in investments (other than money market funds) treated as equity interests for federal income tax purposes, unless the Servicer receives an Opinion of Counsel, at its own expense, to the effect that such investment will not adversely affect the status of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC under the Code or result in imposition of a tax on the Upper-Tier REMIC or the Lower-Tier REMIC. Permitted Investments that are subject to prepayment or call may not be purchased at a price in excess of par.

            "Permitted Transferee": Any Person who is a Qualified Institutional Buyer.

            "Person": Any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

            "Plan": As defined in Section 5.02(c).

            "Prepayment Assumption": A "constant prepayment rate" of 0% used for determining the accrual of original issue discount and market discount, if any, and the amortization of premium, if any, on the Certificates for federal income tax purposes; provided, it is assumed that each Mortgage Loan with an Anticipated Repayment Date prepays on such date.

            "Prepayment Interest Excess": For any Distribution Date and with respect to any Mortgage Loan that was subject to a Principal Prepayment in full or in part during the related Due Period, which Principal Prepayment was applied to such Mortgage Loan after the related Due Date and prior to the following Determination Date, the amount of interest (net of the related Servicing Fees and Excess Interest), to the extent collected from the related Mortgagor (without regard to any Yield Maintenance Charge actually collected), that would have accrued at a rate per annum equal to the sum of (x) the related Net Mortgage Rate for such Mortgage Loan and (y) the Trustee Fee Rate, on the amount of such Principal Prepayment from and after such Due Date and ending on the date of such prepayment.

            "Prepayment Interest Shortfall": For any Distribution Date and with respect to any Mortgage Loan that was subject to a Principal Prepayment in full or in part during the related Due Period, which Principal Prepayment was applied to such Mortgage Loan after the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring after the related Determination Date, the related Due Date) and prior to the following Due Date, the amount of interest, to the extent not collected from the related Mortgagor (without regard to any Yield Maintenance Charge actually collected), that would have accrued at a rate per annum equal to the sum of (x) the related Net Mortgage Rate for such Mortgage Loan and (y) the Trustee Fee Rate, on the amount of such Principal Prepayment during the period commencing on the date as of which such Principal Prepayment was applied to such Mortgage Loan and ending on such Due Date.

            "Primary Collateral": With respect to any Crossed Loan, that portion of the Mortgaged Property designated as directly securing such Crossed Loan and excluding any Mortgaged Property as to which the related lien may only be foreclosed upon by exercise of the cross-collateralization provisions of such Crossed Loan.

            "Primary Servicing Fee": The monthly fee payable by the Servicer from the Servicing Fee to each Initial Sub-Servicer, which monthly fee accrues at the rate per annum specified as such in the Sub-Servicing Agreement with such Initial Sub-Servicer.

            "Prime Rate": The "Prime Rate" as published in the "Money Rates" section of the New York city edition of The Wall Street Journal (or, if such section or publication is no longer available, such other comparable publication as determined by the Paying Agent in its reasonable discretion) as may be in effect from time to time, or, if the "Prime Rate" no longer exists, such other comparable rate (as determined by the Paying Agent in its reasonable discretion) as may be in effect from time to time.

            "Principal Distribution Amount": With respect to any Distribution Date and any Class of Regular Certificates, an amount equal to the sum of (a) the Principal Shortfall for such Distribution Date, (b) the Scheduled Principal Distribution Amount for such Distribution Date; (c) the Unscheduled Principal Distribution Amount for such Distribution Date and (d) with respect to the first Distribution Date, the Rosalind Villas Senior Aparments Loan Principal Deposit Amount; provided, that the Principal Distribution Amount for any Distribution Date shall be reduced by the amount of any reimbursements of (i) Nonrecoverable Advances plus interest on such Nonrecoverable Advances that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date and (ii) Workout-Delayed Reimbursement Amounts that were paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date (provided, that, in the case of clause (i) and (ii) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans are subsequently recovered on the related Mortgage Loan, such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs).

            "Principal Prepayment": Any payment of principal made by the Mortgagor on a Mortgage Loan which is received in advance of its scheduled Due Date and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

            "Principal Shortfall": For any Distribution Date after the initial Distribution Date with respect to the Mortgage Loans, the amount, if any, by which (a) the related Principal Distribution Amount for the preceding Distribution Date, exceeds (b) the aggregate amount distributed in respect of principal on the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates for such preceding Distribution Date pursuant to Section 4.01(a) on such preceding Distribution Date. The Principal Shortfall for the initial Distribution Date will be zero.

            "Privileged Person": Each Rating Agency, any of the Holders of each Class of Certificates, each Underwriter, each Initial Purchaser, each Mortgage Loan Seller, certain financial market publishers (which initially shall be Bloomberg, L.P., Trepp, LLC and Intex Solutions, Inc.), each party to this Agreement, the Directing Certificateholder, any designee of the Depositor, the Paying Agent and any other Person who shall have provided the Paying Agent with a certificate, using the forms attached hereto as Exhibit T-1 or Exhibit T-2, as applicable, certifying that such person is a Certificateholder, a beneficial owner or a prospective purchaser of a Certificate.

            "Prospectus": The Prospectus dated May 12, 2004, as supplemented by the Prospectus Supplement dated June 9, 2004, relating to the offering of the Offered Certificates.

            "Purchase Option": As defined in Section 3.18(a).

            "Purchase Option Notice": As defined in Section 3.18(a).

            "Purchase Price": With respect to any Mortgage Loan (or REO Loan) to be purchased by a Mortgage Loan Seller pursuant to Section 6 of the related Mortgage Loan Purchase Agreement, by the Majority Controlling Class Certificateholder, the Special Servicer or the Servicer pursuant to Section 3.18(b), or by the Servicer, the Special Servicer, the Holders of the Controlling Class or the Holders of the Class LR Certificates pursuant to
Section 9.01 or to be otherwise sold pursuant to Section 3.18(c), a price equal to:

            (i) the outstanding principal balance of such Mortgage Loan (or related REO Loan) as of the date of purchase; plus

            (ii) all accrued and unpaid interest on such Mortgage Loan (or the related REO Loan) at the related Mortgage Rate in effect from time to time (exclusive of Excess Interest) to but not including the Due Date immediately preceding the Determination Date for the related Distribution Date in which such Purchase Price is included in the Available Distribution Amount; plus

            (iii) all related Servicing Advances that are unreimbursed out of collections from the Mortgage Loan and accrued and unpaid interest on related Advances at the Reimbursement Rate, and any Special Servicing Fees whether paid or then owing allocable to such Mortgage Loan (or the related REO Loan); plus

            (iv) any other additional expenses of the Trust Fund relating to such Mortgage Loan (or REO Loan); plus

            (v) if such Mortgage Loan (or REO Loan) is being purchased by a Mortgage Loan Seller pursuant to Section 6 of the applicable Mortgage Loan Purchase Agreement, to the extent not otherwise included pursuant to clauses (iii) and (iv) hereof, all reasonable out of pocket expenses reasonably incurred or to be incurred by the Servicer, the Special Servicer, the Depositor or the Trustee in respect of the Breach or Defect giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation, including, without limitation, legal fees and expenses relating to the enforcement of such repurchase obligation; plus

            (vi) Liquidation Fees, if any, payable with respect to such Mortgage Loan.

            With respect to any REO Property to be sold pursuant to Section 3.18(c), the amount calculated in accordance with the preceding sentence in respect of the related REO Loan.

            "Qualified Bidder": As defined in Section 7.01(c).

            "Qualified Institutional Buyer": A "qualified institutional buyer" as defined in Rule 144A under the Act.

            "Qualified Insurer": (i) With respect to any Mortgage Loan, REO Loan or REO Property, an insurance company or security or bonding company qualified to write the related Insurance Policy in the relevant jurisdiction with a minimum claims paying ability rating of at least "A-" by Fitch and S&P and (ii) with respect to the fidelity bond and errors and omissions Insurance Policy required to be maintained pursuant to Section 3.07(c), except as set forth in
Section 3.07(c), an insurance company that has a claims paying ability rated no lower than two ratings below the rating assigned to the then highest rated outstanding Certificate, but in no event lower than "A-" by Fitch and S&P (or, if not rated by Fitch, then at least "A-" by two other nationally recognized statistical rating organizations (which may include the other Rating Agency)) or, in the case of clauses (i) and (ii), such other rating as each Rating Agency shall have confirmed in writing will not cause such Rating Agency to downgrade, qualify or withdraw the then current rating assigned to any of the Certificates that are then currently being rated by such Rating Agency.

            "Qualified Substitute Mortgage Loan": A mortgage loan which must, on the date of substitution: (i) have an outstanding principal balance, after application of all scheduled payments of principal and interest due on or prior to the date of substitution, whether or not received, not in excess of the Stated Principal Balance of the deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs; (ii) have a Mortgage Rate not less than the Mortgage Rate of the deleted Mortgage Loan; (iii) have the same Due Date as and grace period no longer than that of the deleted Mortgage Loan; (iv) accrue interest on the same basis as the deleted Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30 day months); (v) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted Mortgage Loan; (vi) have a then current loan to value ratio not higher than that of the deleted Mortgage Loan as of the Closing Date and a current loan to value ratio not higher than the then current loan to value ratio of the deleted Mortgage Loan, in each case using the "value" as determined using an MAI appraisal; (vii) comply in all material respects with all of the representations and warranties set forth in the applicable Mortgage Loan Purchase Agreement; (viii) have an environmental report with respect to the related Mortgaged Property which will be delivered as a part of the related Servicing File and discloses no material environmental issues; (ix) have a then current debt service coverage ratio of not less than the original debt service coverage ratio of the deleted Mortgage Loan as of origination and a current debt service coverage ratio of not less than the current debt service coverage ratio of the deleted Mortgage Loan; (x) constitute a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Code as evidenced by an Opinion of Counsel (provided at the applicable Mortgage Loan Seller's expense); (xi) not have a maturity date after the date two years prior to the Rated Final Distribution Date; (xii) have comparable prepayment restrictions to those of the deleted Mortgage Loan; (xiii) not be substituted for a deleted Mortgage Loan unless the Trustee has received prior confirmation in writing by each Rating Agency that such substitution will not result in the withdrawal, downgrade, or qualification of the then current rating assigned by the Rating Agency to any Class of Certificates then rated by the Rating Agency (the cost, if any, of obtaining such confirmation to be paid by the applicable Mortgage Loan Seller); (xiv) have been approved by the Directing Certificateholder; (xv) prohibit defeasance within two years of the Closing Date, (xvi) not be substituted for a deleted Mortgage Loan if it would result in the termination of the REMIC status of the Lower-Tier REMIC or the Upper-Tier REMIC or the imposition of tax on any of such REMICs other than a tax on income expressly permitted or contemplated to be imposed by the terms of this Agreement, as determined by an Opinion of Counsel; (xvii) become a part of the same Loan Group as the deleted Mortgage Loan and (xviii) have an engineering report with respect to the related Mortgaged Property which will be delivered as a part of the related Servicing File. In the event that more than one mortgage loan is substituted for a deleted Mortgage Loan, then the amounts described in clause (i) shall be determined on the basis of aggregate Stated Principal Balances and each such proposed Qualified Substitute Mortgage Loan shall individually satisfy each of the requirements specified in (ii) through (xviii), except that the rates described in clause (ii) above and the remaining term to stated maturity referred to in clause (v) above shall be determined on a weighted average basis; provided, that any individual Mortgage Rate, less the Administrative Cost Rate, shall not be less than the Pass-Through Rate of the Class A-1 Certificates, if the Class A-1 Certificates are then outstanding. When a Qualified Substitute Mortgage Loan is substituted for a deleted Mortgage Loan, the applicable Mortgage Loan Seller shall certify that the Mortgage Loan meets all of the requirements of the above definition and shall send such certification to the Trustee and the Directing Certificateholder.

            "Rated Final Distribution Date": As to each Class of Certificates, June 12, 2041 the first Distribution Date after the 24th month following the end of the amortization term for the Mortgage Loan that, as of the Cut-off Date, has the longest remaining amortization term.

            "Rating Agency": Each of Fitch and S&P or their successors in interest. If neither such rating agency nor any successor remains in existence, "Rating Agency" shall be deemed to refer to such nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the Trustee and the Servicer, and specific ratings of Fitch and S&P herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

            "Record Date": With respect to any Distribution Date, the last Business Day of the month immediately preceding the month in which such Distribution Date occurs.

            "Registrar Office": As defined in Section 5.02(a).

            "Regular Certificate": Any of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class NR and Class X Certificates.

            "Regulation D": Regulation D under the Act.

            "Regulation S": Regulation S under the Act.

            "Regulation S Book-Entry Certificates": The Regular Certificates sold in offshore transactions in reliance on Regulation S and represented by one or more Book-Entry Certificates deposited with the Paying Agent as custodian for the Depository.

            "Regulation S Investor": With respect to a transferee of a Regulation S Book-Entry Certificate, a transferee that acquires such Certificate pursuant to Regulation S.

            "Regulation S Transfer Certificate": A certificate substantially in the form of Exhibit I-1 or Exhibit I-2 hereto, as applicable.

            "Reimbursement Rate": The rate per annum applicable to the accrual of interest on Servicing Advances in accordance with Section 3.03(d) and P&I Advances in accordance with Section 4.03(d), which rate per annum shall equal the Prime Rate and shall be compounded annually.

            "Related Certificates", "Related Uncertificated Lower-Tier Interest" and "Related Components of Class X Certificates": For each of the following Classes of Certificates, the related Uncertificated Lower-Tier Interest and the related Component of the Class X Certificates set forth below; for each of the following Classes of Uncertificated Lower-Tier Interests, the related Class of Certificates and the related Component of the Class X Certificates set forth below; and for each of the following Components of the Class X Certificates, the related Class of Uncertificated Lower-Tier Interests and the related Class of Certificates set forth below:

                              Related Uncertificated     Related Component of
    Related Certificate        Lower-Tier Interest       Class X Certificates
    -------------------        -------------------       --------------------

Class A-1 Certificates      Class LA-1 Uncertificated
                                     Interest                      XA-1
Class A-1A Certificates            Class LA-1A
                             Uncertificated Interest              XA-1A
Class A-2 Certificates      Class LA-2 Uncertificated
                                     Interest                      XA-2
Class A-3 Certificates      Class LA-3 Uncertificated
                                     Interest                      XA-3
Class A-4 Certificates      Class LA-4 Uncertificated
                                     Interest                      XA-4
Class B Certificates         Class LB Uncertificated
                                     Interest                       XB
Class C Certificates         Class LC Uncertificated
                                     Interest                       XC
Class D Certificates         Class LD Uncertificated
                                     Interest                       XD
Class E Certificates         Class LE Uncertificated
                                     Interest                       XE
Class F Certificates         Class LF Uncertificated
                                     Interest                       XF
Class G Certificates         Class LG Uncertificated
                                     Interest                       XG
Class H Certificates         Class LH Uncertificated
                                     Interest                       XH
Class J Certificates         Class LJ Uncertificated
                                     Interest                       XJ
Class K Certificates         Class LK Uncertificated
                                     Interest                       XK
Class L Certificates         Class LL Uncertificated
                                     Interest                       XL
Class M Certificates         Class LM Uncertificated
                                     Interest                       XM
Class N Certificates         Class LN Uncertificated
                                     Interest                       XN
Class P Certificates         Class LP Uncertificated
                                     Interest                       XP
Class NR Certificates        Class LNR Uncertificated
                                     Interest                      XNR

            "REMIC": A "real estate mortgage investment conduit" as defined in
Section 860D of the Code (or any successor thereto).

            "REMIC Administrator": The Paying Agent or any REMIC administrator appointed pursuant to Section 10.04.

            "REMIC Provisions": Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and temporary and final Treasury regulations (or proposed regulations that would apply by reason of their proposed effective date to the extent not inconsistent with temporary or final regulations) and any rulings promulgated thereunder, as the foregoing may be in effect from time to time.

            "Rents from Real Property": With respect to any REO Property, gross income of the character described in Section 856(d) of the Code.

            "REO Account": A segregated custodial account or accounts created and maintained by the Special Servicer pursuant to Section 3.16 on behalf of the Trustee in trust for the Certificateholders, which shall be entitled "Midland Loan Services, Inc., or the applicable successor Special Servicer, as Special Servicer, for the benefit of LaSalle Bank National Association, as trustee, in trust for registered Holders of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2004-PNC1, REO Account." Any such account or accounts shall be an Eligible Account.

            "REO Acquisition": The acquisition for federal income tax purposes of any REO Property pursuant to Section 3.09.

            "REO Disposition": The sale or other disposition of the REO Property pursuant to Section 3.18.

            "REO Extension": As defined in Section 3.16(a).

            "REO Loan": The Mortgage Loan deemed for purposes hereof to be outstanding with respect to each REO Property. Each REO Loan shall be deemed to be outstanding for so long as the related REO Property remains part of the Trust Fund and provides for Assumed Scheduled Payments on each Due Date therefor, and otherwise has the same terms and conditions as its predecessor Mortgage Loan, including, without limitation, with respect to the calculation of the Mortgage Rate in effect from time to time (such terms and conditions to be applied without regard to the default on such predecessor Mortgage Loan). Each REO Loan shall be deemed to have an initial outstanding principal balance and Stated Principal Balance equal to the outstanding principal balance and Stated Principal Balance, respectively, of its predecessor Mortgage Loan as of the date of the related REO Acquisition. All amounts due and owing in respect of the predecessor Mortgage Loan as of the date of the related REO Acquisition, including, without limitation, accrued and unpaid interest, shall continue to be due and owing in respect of a REO Loan. All amounts payable or reimbursable to the Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, in respect of the predecessor Mortgage Loan as of the date of the related REO Acquisition, including, without limitation, any unpaid Special Servicing Fees and Servicing Fees, additional Trust Fund expenses and any unreimbursed Advances, together with any interest accrued and payable to the Servicer, the Trustee or the Fiscal Agent, as applicable, in respect of such Advances in accordance with Section 3.03(d) or Section 4.03(d), shall continue to be payable or reimbursable to the Servicer, the Trustee or the Fiscal Agent, as applicable in respect of an REO Loan. In addition, Unliquidated Advances and Nonrecoverable Advances with respect to such REO Loan, in each case, that were paid from collections on the Mortgage Loans and resulted in principal distributed to the Certificateholders being reduced as a result of the first proviso in the definition of "Principal Distribution Amount", "Loan Group 1 Principal Distribution Amount" or "Loan Group 2 Principal Distribution Amount" shall be deemed outstanding until recovered. Collections in respect of each REO Loan (exclusive of the amounts to be applied to the payment of, or to be reimbursed to the Trust Fund, Servicer or the Special Servicer for the payment of unreimbursed Advances and interest thereon and the costs of operating, managing, selling, leasing and maintaining the related REO Property) shall be treated: first, as a recovery of accrued and unpaid interest on such REO Loan at the related Mortgage Rate in effect from time to time to, but not including, the Due Date in the Due Period of receipt (exclusive of any portion that constitutes Excess Interest); second, as a recovery of principal of such REO Loan to the extent of its entire unpaid principal balance; third, as a recovery of Unliquidated Advances and Nonrecoverable Advances with respect to such REO Loan, in each case, that relate to Servicing Advances and were paid from collections on the Mortgage Loans and resulted in principal distributed to the Certificateholders being reduced as a result of the first proviso in the definition of "Principal Distribution Amount", "Loan Group 1 Principal Distribution Amount" or "Loan Group 2 Principal Distribution Amount"; and fourth, in accordance with the Servicing Standards, as a recovery of any other amounts due and owing in respect of such REO Loan, including, without limitation, (i) Penalty Charges, (ii) Yield Maintenance Charges and (iii) Excess Interest and other amounts, in that order.

            "REO Loan Accrual Period": With respect to any REO Loan and any Due Date therefor, the one month period immediately preceding such Due Date.

            "REO Property": A Mortgaged Property acquired by the Special Servicer on behalf of, and in the name of, the Trustee or a nominee thereof for the benefit of the Certificateholders and the Trustee (as holder of the Uncertificated Lower-Tier Interests) through foreclosure, acceptance of a deed in lieu of foreclosure or otherwise in accordance with applicable law in connection with the default or imminent default of a Mortgage Loan.

            "REO Revenues": All income, rents and profits derived from the ownership, operation or leasing of any REO Property.

            "Request for Release": A release signed by a Servicing Officer of the Servicer or the Special Servicer, as applicable, in the form of Exhibit E attached hereto.

            "Residual Certificate": Any Class R Certificate or Class LR Certificate issued, authenticated and delivered hereunder.

            "Responsible Officer": When used with respect to each of the initial Trustee, Fiscal Agent, Paying Agent, any Vice President, Assistant Vice President, Assistant Secretary, corporate trust officer or assistant corporate trust officer in the corporate trust department of the Trustee, the Fiscal Agent, or the Institutional Trust Services-Corporate Trust Department of the Paying Agent, and with respect to any successor Trustee, Fiscal Agent or Paying Agent, any officer or assistant officer in the corporate trust department of the Trustee, the Fiscal Agent or the Paying Agent, any other officer of the Trustee, the Fiscal Agent or the Paying Agent customarily performing functions similar to those performed by any of the above designated officers to whom a particular matter is referred by the Trustee, the Fiscal Agent or the Paying Agent because of such officer's knowledge of and familiarity with the particular subject.

            "Restricted Period": The 40-day period prescribed by Regulation S commencing on the later of (a) the date upon which Certificates are first offered to Persons other than the Initial Purchasers and any other distributor (as such term is defined in Regulation S) of the Certificates and (b) the Closing Date.

            "Retained Fee Rate": A rate of 0.005% per annum.

            "Revised Rate": With respect to those Mortgage Loans on the Mortgage Loan Schedule indicated as having a revised rate, the increased interest rate after the Anticipated Repayment Date (in the absence of a default) for each applicable Mortgage Loan, as calculated and as set forth in the related Mortgage Loan.

            "Rosalind Villas Senior Apartments Loan Deposit Amount": $3,693.70.

            "Rosalind Villas Senior Apartments Loan Principal Deposit Amount":
$3,669.05.

            "Rule 144A": Rule 144A under the Act.

            "Rule 144A Book-Entry Certificate": With respect to any Class of Certificates offered and sold in reliance on Rule 144A, a single, permanent Book-Entry Certificate, in definitive, fully registered form without interest coupons.

            "S&P": Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors in interest. If S&P nor any successor remains in existence, "S&P" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the Trustee, the Fiscal Agent, the Paying Agent, the Servicer and the Special Servicer, and specific ratings of S&P herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

            "Scheduled Principal Distribution Amount": With respect to any Distribution Date and the Mortgage Loans, the aggregate of the principal portions of (a) all Monthly Payments (excluding Balloon Payments and Excess Interest) due in respect of the Mortgage Loans during or, if and to the extent not previously received or advanced pursuant to Section 4.03 in respect of a preceding Distribution Date, prior to, the related Due Period, and all Assumed Scheduled Payments for the related Due Period, in each case to the extent either
(i) paid by the Mortgagor as of the Business Day preceding the related P&I Advance Date (and not previously distributed to Certificateholders) or (ii) advanced by the Servicer, the Trustee or the Fiscal Agent, as applicable, pursuant to Section 4.03 in respect of such Distribution Date, and (b) all Balloon Payments to the extent received during the related Due Period (including any applicable grace periods), and to the extent not included in clause (a) above.

            "Securities Act": The Securities Act of 1933, as it may be amended from time to time.

            "Security Agreement": With respect to any Mortgage Loan, any security agreement or equivalent instrument, whether contained in the related Mortgage or executed separately, creating in favor of the holder of such Mortgage a security interest in the personal property constituting security for repayment of such Mortgage Loan.

            "Servicer": Midland Loan Services, Inc., a Delaware corporation, and its successors in interest and assigns, or any successor Servicer appointed as herein provided.

            "Servicer Fee Amount": With respect to each Sub-Servicer and any date of determination, the aggregate of the products obtained by multiplying, for each Mortgage Loan serviced by such Sub-Servicer, (a) the Stated Principal Balance of such Mortgage Loan as of the end of the immediately preceding Due Period and (b) the servicing fee rate specified in the related Sub-Servicing Agreement for such Mortgage Loan. With respect to the Servicer and any date of determination, the aggregate of the products obtained by multiplying, for each Mortgage Loan (a) the Stated Principal Balance of such Mortgage Loan as of the end of the immediately preceding Due Period and (b) the difference between the Servicing Fee Rate for such Mortgage Loan over the servicing fee rate (if any) applicable to such Mortgage Loan as specified in any Sub-Servicing Agreement related to such Mortgage Loan.

            "Servicer Watchlist": As of each Determination Date a report, including and identifying each Mortgage Loan that satisfies the "Servicer Watchlist" criteria approved from time to time by the CMSA and containing the information called for therein.

            "Servicing Account": The account or accounts created and maintained pursuant to Section 3.03(a).

            "Servicing Advances": All customary, reasonable and necessary "out of pocket" costs and expenses (including attorneys' fees and expenses and fees of real estate brokers) incurred by the Servicer, Special Servicer, the Trustee or the Fiscal Agent, as applicable, in connection with the servicing and administering of (a) a Mortgage Loan in respect of which a default, delinquency or other unanticipated event has occurred or as to which a default is reasonably foreseeable or (b) an REO Property, including, but not limited to, the cost of
(i) compliance with the Servicer's obligations set forth in Section 3.03(c),
(ii) the preservation, restoration and protection of a Mortgaged Property, (iii) obtaining any Insurance and Condemnation Proceeds or any Liquidation Proceeds of the nature described in clauses (i)-(iv) of the definition of "Liquidation Proceeds", (iv) any enforcement or judicial proceedings with respect to a Mortgaged Property, including foreclosures, (v) the operation, leasing, management, maintenance and liquidation of any REO Property and (vi) any other item specifically payable as a Servicing Advance pursuant to this Agreement. Notwithstanding anything to the contrary, "Servicing Advances" shall not include allocable overhead of the Servicer or the Special Servicer, such as costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses and similar internal costs and expenses or costs and expenses incurred by any such party in connection with its purchase of a Mortgage Loan or REO Property.

            "Servicing Fee": With respect to each Mortgage Loan and REO Loan, the fee payable to the Servicer pursuant to the first paragraph of Section 3.11(a).

            "Servicing Fee Rate": With respect to each Mortgage Loan and REO Loan, a rate equal to the per annum rate set forth on the Mortgage Loan Schedule under the heading "Servicing Fee Rate," in each case computed on the basis of the Stated Principal Balance of the related Mortgage Loan and ranging from 0.0400% to 0.1500%, with a weighted average as of the Cut-off Date of 0.0545%.

            "Servicing File": Shall mean a photocopy of all items required to be included in the Mortgage File, together with each of the following, to the extent such items were actually delivered to the related Mortgage Loan Seller with respect to a Mortgage Loan: (i) a copy of any appraisals, engineering reports, environmental reports or property condition reports; (ii) other than with respect to a hotel property, copies of a rent roll and, for any office, retail, industrial or warehouse property, a copy of all leases delivered to the Mortgage Loan Seller; (iii) copies of related financial statements or operating statements; (iv) all legal opinions (excluding attorney-client communications between the Mortgage Loan Seller and its counsel), Mortgagor's Certificates and certificates of hazard insurance and/or hazard insurance policies delivered in connection with the closing of the Mortgage Loan; (v) copies of any lockbox agreement or other cash management agreement, (vi) copies of any franchise agreements and comfort letters related thereto and (vii) copies of any letters of credit to the extent the original thereof is not held by the Servicer.

            "Servicing Officer": Any officer and/or employee of the Servicer or the Special Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans, whose name and specimen signature appear on a list of servicing officers furnished by the Servicer and the Special Servicer to the Paying Agent, the Trustee and the Depositor on the Closing Date as such list may be amended from time to time thereafter.

            "Servicing-Released Bid": As defined in Section 7.01(c).

            "Servicing-Retained Bid": As defined in Section 7.01(c).

            "Servicing Standards": As defined in Section 3.01(a).

            "Servicing Transfer Event": With respect to any Mortgage Loan, the occurrence of any of the following events:

            (i) with respect to a Mortgage Loan that is not a Balloon Mortgage Loan, (a) a payment default shall have occurred at its original Maturity Date, or (b) if the original Maturity Date of such Mortgage Loan has been extended, a payment default shall have occurred at such extended Maturity Date; or

            (ii) with respect to each Balloon Mortgage Loan, a Balloon Payment is delinquent and the related Mortgagor has not provided the Servicer within 60 days of the related Maturity Date with a bona fide written commitment for refinancing, reasonably satisfactory in form and substance to the Servicer, which provides that such refinancing will occur within 120 days, provided that the Mortgage Loan will become a Specially Serviced Mortgage Loan immediately if the related Mortgagor fails to pay any Assumed Scheduled Payment at any time before the refinancing or, if such refinancing does not occur, the related Mortgage Loan will become a Specially Serviced Mortgage Loan at the end of a 120-day period (or for such shorter period beyond the date on which that balloon payment was due within which the refinancing is scheduled to occur); or

            (iii) any Monthly Payment (other than a Balloon Payment) is more than 60 days delinquent; or

            (iv) a determination by the Servicer or the Special Servicer (with the consent of the Directing Certificateholder in the case of the Special Servicer) that a payment default is imminent and is not likely to be cured by the related Mortgagor within 60 days; or

            (v) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law, or the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, is entered against the related Mortgagor; provided, that if such decree or order is discharged or stayed within 60 days of being entered, or if, as to a bankruptcy, the automatic stay is lifted within 60 days of a filing for relief or the case is dismissed, such Mortgage Loan shall not be a Specially Serviced Mortgage Loan (and no Special Servicing Fees, Workout Fees or Liquidation Fees will be payable with respect thereto); or

            (vi) the related Mortgagor shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such Mortgagor or of or relating to all or substantially all of its property; or

            (vii) the related Mortgagor shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

            (viii) a default, of which the Servicer has notice (other than a failure by such Mortgagor to pay principal or interest) and which the Servicer or the Special Servicer (with the consent of the Directing Certificateholder in the case of the Special Servicer) determines in its good faith reasonable judgment may materially and adversely affect the interests of the Certificateholders, has occurred and remained unremedied for the applicable grace period specified in the related Mortgage Loan documents, or is imminent and will likely remain unremediated, other than the failure to maintain terrorism insurance if it is not required to be maintained pursuant to Section 3.07 as determined by the Special Servicer (or if no grace period is specified for those defaults which are capable of cure, 60 days); or

            (ix) the Servicer has received notice of the foreclosure or proposed foreclosure of any lien on the related Mortgaged Property.

            "Similar Law": As defined in Section 5.02(c).

            "Sole Certificateholder": Any Certificate Owner of a book entry Certificate or a Holder of a definitive Certificate holding 100% of the then outstanding Class X, Class A-1A, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class NR and Class S Certificates or, with respect to such Classes of Certificates (except the Class S Certificates), an assignment of the voting rights thereof; provided, however, that the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D and Class E Certificates have been retired.

            "Special Servicer": Midland Loan Services, Inc., a Delaware corporation, and its successors and assigns, or any successor Special Servicer appointed as herein provided.

            "Special Servicing Fee": With respect to each Specially Serviced Mortgage Loan and REO Loan, the fee payable to the Special Servicer pursuant to the first paragraph of Section 3.11(b).

            "Special Servicing Fee Rate": With respect to each Specially Serviced Mortgage Loan and each REO Loan, 0.25% per annum computed on the basis of the Stated Principal Balance of the related Mortgage Loan in the same manner as interest is calculated on the Specially Serviced Mortgage Loans.

            "Specially Serviced Mortgage Loans": As defined in Section 3.01(a).

            "Startup Day": The day designated as such in Section 10.01(b).

            "Stated Principal Balance": With respect to any Mortgage Loan, as of any date of determination, an amount equal to (x) the Cut-off Date Principal Balance of such Mortgage Loan (or in the case of a Qualified Substitute Mortgage Loan, the unpaid principal balance of such Mortgage Loan after application of all scheduled payments of principal and interest due on or prior to the related date of substitution, whether or not received), plus (y) any Mortgage Deferred Interest added to the principal balance of such Mortgage Loan on or before the end of the immediately preceding Due Period minus (z) the sum of:

            (i) the principal portion of each Monthly Payment due on such Mortgage Loan after the Cut-off Date, to the extent received from the Mortgagor or advanced by the Servicer;

            (ii) all Principal Prepayments received with respect to such Mortgage Loan after the Cut-off Date;

            (iii) the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on the related Mortgage
      Loan) and Liquidation Proceeds received with respect to such Mortgage Loan after the Cut-off Date; and

            (iv) any reduction in the outstanding principal balance of such Mortgage Loan resulting from a Deficient Valuation that occurred prior to the end of the Due Period for the most recent Distribution Date.

            With respect to any REO Loan, as of any date of determination, an amount equal to (x) the Stated Principal Balance of the predecessor Mortgage Loan as of the date of the related REO Acquisition, minus (y) the sum of:

            (i) the principal portion of any P&I Advance made with respect to such REO Loan; and;

            (ii) the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on the related Mortgage
      Loan), Liquidation Proceeds, REO Revenues received with respect to such REO Loan.

            A Mortgage Loan or a REO Loan shall be deemed to be part of the Trust Fund and to have an outstanding Stated Principal Balance until the Distribution Date on which the payments or other proceeds, if any, received in connection with a Liquidation Event in respect thereof are to be (or, if no such payments or other proceeds are received in connection with such Liquidation Event, would have been) distributed to Certificateholders.

            "Statement to Certificateholders": As defined in Section 4.02(a).

            "Subordinate Certificate": Any Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P or Class NR Certificate.

            "Sub-Servicer": Any Person with which the Servicer has entered into a Sub-Servicing Agreement.

            "Sub-Servicing Agreement": The written contract between the Servicer or the Special Servicer, as the case may be, and any Sub-Servicer relating to servicing and administration of Mortgage Loans as provided in Section 3.22.

            "Substitution Shortfall Amount": With respect to a substitution pursuant to Section 2.03(b) hereof, an amount equal to the excess, if any, of the Purchase Price of the Mortgage Loan being replaced calculated as of the date of substitution over the Stated Principal Balance of the related Qualified Substitute Mortgage Loan. In the event that one or more Qualified Substitute Mortgage Loans are substituted (at the same time by the same Mortgage Loan Seller) for one or more deleted Mortgage Loans, the Substitution Shortfall Amount shall be determined as provided in the preceding sentence on the basis of the aggregate Purchase Prices of the Mortgage Loan or Mortgage Loans being replaced and the aggregate Stated Principal Balances of the related Qualified Substitute Mortgage Loans.

            "Successful Bidder": As defined in Section 7.01(c).

            "Tax Returns": The federal income tax returns on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of each of the Upper-Tier REMIC and the Lower-Tier REMIC due to its classification as a REMIC under the REMIC Provisions, and the applicable federal income tax returns to be filed on behalf of the Grantor Trust, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal tax law or Applicable State and Local Tax Law.

            "Transfer": Any direct or indirect transfer, sale, pledge, hypothecation, or other form of assignment of any Ownership Interest in a Certificate.

            "Transfer Affidavit": As defined in Section 5.02(c).

            "Transferable Servicing Interest": Subject to reduction by the Trustee pursuant to Section 3.11(a), the amount by which the Servicing Fee otherwise payable to the Servicer hereunder exceeds the sum of (i) the Primary Servicing Fee and (ii) the amount of the Servicing Fee calculated using the Retained Fee Rate.

            "Transferee": Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

            "Transferor": Any Person who is disposing by Transfer any Ownership Interest in a Certificate.

            "Transferor Letter": As defined in Section 5.02(c).

            "Trust": The trust created hereby and to be administered hereunder.

            "Trust Fund": The corpus of the trust created hereby and to be administered hereunder, consisting of: (i) such Mortgage Loans as from time to time are subject to this Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-off Date (or with respect to a Qualified Substitute Mortgage Loan, the Due Date in the month of substitution); (iii) any REO Property (to the extent of the Trust Fund's interest therein); (iv) all revenues received in respect of any REO Property (to the extent of the Trust Fund's interest therein); (v) the Servicer's, the Special Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to this Agreement and any proceeds thereof (to the extent of the Trust Fund's interest therein); (vi) any Assignments of Leases and any security agreements (to the extent of the Trust Fund's interest therein); (vii) any letters of credit, indemnities, guaranties or lease enhancement policies given as additional security for any Mortgage Loans (to the extent of the Trust Fund's interest therein); (viii) all assets deposited in the Servicing Accounts (to the extent of the Trust Fund's interest therein), amounts on deposit in the Certificate Account, the Distribution Account, the Gain-on-Sale Reserve Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Excess Interest Distribution Account, the Interest Reserve Account and any REO Account (to the extent of the Trust Fund's interest in such REO Account), including any reinvestment income, as applicable;
(ix) any Environmental Indemnity Agreements (to the extent of the Trust Fund's interest therein); (x) the rights and remedies of the Depositor under each Mortgage Loan Purchase Agreement (to the extent transferred to the Trustee);
(xi) the Uncertificated Lower-Tier Interests; and (xii) the proceeds of the foregoing (other than any interest earned on deposits in the Lock Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Mortgagor).

            "Trustee": LaSalle Bank National Association, a national banking association, in its capacity as trustee and its successors in interest, or any successor trustee appointed as herein provided.

            "Trustee Exception Report": As defined in Section 2.02(b).

            "Trustee Fee": The fee to be paid to the Trustee as compensation for the Trustee's activities under this Agreement. The Trustee Fee includes the Paying Agent Fee.

            "Trustee Fee Rate": A rate equal to 0.00182% per annum computed on the basis of the Stated Principal Balance of the related Mortgage Loan (and in the same manner as interest is calculated on the related Mortgage Loan) as of the preceding Distribution Date. The Trustee Fee Rate includes the Paying Agent Fee Rate.

            "UCC": The Uniform Commercial Code, as enacted in each applicable state.

            "UCC Financing Statement": A financing statement prepared and filed pursuant to the UCC, as in effect in the relevant jurisdiction.

            "Uncertificated Lower-Tier Interests": Any of the Class LA-1, Class LA-1A, Class LA-2, Class LA-3, Class LA-4, Class LB, Class LC, Class LD, Class LE, Class LF, Class LG, Class LH, Class LJ, Class LK, Class LL, Class LM, Class LN, Class LP and Class LNR Uncertificated Interests.

            "Underwriters": J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, PNC Capital Markets, Inc. and Nomura Securities International, Inc.

            "Underwritten Debt Service Coverage Ratio": With respect to any Mortgage Loan, the ratio of (i) Underwritten Net Cash Flow produced by the related Mortgaged Property to (ii) the aggregate amount of the Monthly Payments due for the 12 month period immediately following the Cut-off Date, except with respect to those Mortgage Loans identified on Schedule 2 where Monthly Payments pay interest only for a specified period of time set forth in the related Mortgage Loan documents and then pay principal and interest, but for purposes of this definition only, shall be assumed to include interest and principal (based upon the amortization schedule length indicated on Schedule 2).

            "Underwritten Net Cash Flow": With respect to any Mortgaged Property, the estimated annual revenue derived from the use and operation of such Mortgaged Property, less estimated annual expenses, including operating expenses (such as utilities, administrative expenses, repairs and maintenance, tenant improvement costs, leasing commissions, management fees and advertising), fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments) and replacement reserves and an allowance for vacancies and credit losses. In calculating Underwritten Net Cash Flow, certain non operating items such as depreciation, amortization, partnership distributions, financing fees and capital expenditures other than applicable reserves, are not included as expenses.

            "Uninsured Cause": Any cause of damage to property subject to a Mortgage such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies or flood insurance policies required to be maintained pursuant to Section 3.07.

            "Unliquidated Advance": Any Advance previously made by a party hereto that has been previously reimbursed, as between the Person that made the Advance hereunder, on the one hand, and the Trust Fund, on the other, as part of a Workout-Delayed Reimbursement Amount pursuant to subsections (iii) and (iv) of
Section 3.05(a) but that has not been recovered from the Mortgagor or otherwise from collections on or the proceeds of the Mortgage Loan or REO Property in respect of which the Advance was made.

            "Unscheduled Principal Distribution Amount": With respect to any Distribution Date and the Mortgage Loans, the aggregate of (a) all Principal Prepayments received on the Mortgage Loans as of the second Business Day prior to the related Distribution Date and (b) the principal portions of all Liquidation Proceeds, Insurance and Condemnation Proceeds (net of Special Servicing Fees, Liquidation Fees, accrued interest on Advances and other additional Trust Fund expenses incurred in connection with the related Mortgage
Loan) and, if applicable, REO Revenues received with respect to the Mortgage Loans and any REO Loans as of the second Business Day prior to the related Distribution Date, but in each case only to the extent that such principal portion represents a recovery of principal for which no advance was previously made pursuant to Section 4.03 in respect of a preceding Distribution Date.

            "Updated Collection Report": A report available each month on the P&I Advance Date, setting forth each Mortgage Loan or REO Loan with respect to which the Servicer received a Monthly Payment after the Determination Date and before the P&I Advance Date for the related month.

            "Upper-Tier Distribution Account": The segregated account or accounts (or a subaccount of the Distribution Account) created and maintained by the Paying Agent pursuant to Section 3.04(b) in trust for the Certificateholders, which shall be entitled "JPMorgan Chase Bank, as Paying Agent, in trust for the registered Holders of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2004-PNC1, Upper-Tier Distribution Account". Any such account or accounts shall be an Eligible Account (or a subaccount of the Distribution Account).

            "Upper-Tier REMIC": One of the two separate REMICs comprising the Trust Fund, the assets of which consist of the Uncertificated Lower-Tier Interests and such amounts as shall from time to time be held in the Upper-Tier Distribution Account.

            "U.S. Dollars": Lawful money of the United States of America.

            "U.S. Person": A citizen or resident of the United States, a corporation or partnership (except to the extent provided in applicable Treasury Regulations) or other entity created or organized in, or under the laws of, the United States, any State thereof or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury Regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

            "Voting Rights": The portion of the voting rights of all of the Certificates which is allocated to any Certificate. At all times during the term of this Agreement, the Voting Rights shall be allocated among the various Classes of Certificateholders as follows: (i) 4% in the case of the Class X Certificates, and (ii) in the case of any other Class of Regular Certificates a percentage equal to the product of 96% and a fraction, the numerator of which is equal to the aggregate Certificate Balance of such Class, in each case, determined as of the Distribution Date immediately preceding such time, and the denominator of which is equal to the aggregate Certificate Balance of the Regular Certificates (other than the Class X Certificates), each determined as of the Distribution Date immediately preceding such time. None of the Class S Certificates, the Class R Certificates or the Class LR Certificates will be entitled to any Voting Rights. Voting Rights allocated to a Class of Certificateholders shall be allocated among such Certificateholders in proportion to the Percentage Interests evidenced by their respective Certificates. Appraisal Reductions shall not result in a change to a Class' Voting Rights.

            "Weighted Average Net Mortgage Rate": With respect to any Distribution Date, the weighted average of the applicable Net Mortgage Rates of the Mortgage Loans as of the first day of the related Due Period, weighted on the basis of their respective Stated Principal Balances as of the first day of such Due Period (after giving effect to any payments received during any applicable grace period).

            "Withheld Amounts": As defined in Section 3.25(a).

            "Workout-Delayed Reimbursement Amounts": With respect to any Mortgage Loan, the amount of all Advances made with respect to such Mortgage Loan on or before the date such Mortgage Loan becomes (or, but for the making of three Monthly Payments under its modified terms, would then constitute) a Corrected Mortgage Loan, together with (to the extent accrued and unpaid) interest on such Advances, to the extent that (i) such Advance (and accrued and unpaid interest thereon) is not reimbursed to the Person who made such Advance on or before the date, if any, on which such Mortgage Loan becomes a Corrected Mortgage Loan and (ii) the amount of such Advance (and accrued and unpaid interest thereon) becomes an additional obligation of the Mortgagor to pay such amount under the terms of the modified loan documents.

            "Workout Fee": The fee paid to the Special Servicer with respect to each Corrected Mortgage Loan.

            "Workout Fee Rate": A fee of 1.00% of each collection (other than Excess Interest, Penalty Charges and Default Interest) of interest and principal (other than any amount for which a Liquidation Fee would be paid), including (i) Monthly Payments, (ii) Balloon Payments and (iii) payments (other than those included in clause (i) or (ii) of this definition) at maturity, received on each Corrected Mortgage Loan for so long as it remains a Corrected Mortgage Loan.

            "Yield Maintenance Charge": With respect to any Mortgage Loan or REO Loan, the yield maintenance charge or prepayment premium set forth in the related Mortgage Loan documents; provided that no amounts shall be considered Yield Maintenance Charges until there has been a full recovery of all principal, interest and other amounts due under the related Mortgage Loan.

            Section 1.02 Certain Calculations.

            Unless otherwise specified herein, for purposes of determining amounts with respect to the Certificates and the rights and obligations of the parties hereto, the following provisions shall apply:

            (i) All calculations of interest (other than as provided in the Mortgage Loan documents) provided for herein shall be made on the basis of a 360-day year consisting of twelve 30 day months.

            (ii) Any Mortgage Loan payment is deemed to be received on the date such payment is actually received by the Servicer, the Paying Agent or the Special Servicer; provided, however, that for purposes of calculating distributions on the Certificates, Principal Prepayments with respect to any Mortgage Loan are deemed to be received on the date they are applied in accordance with the Servicing Standards consistent with the terms of the related Mortgage Note and Mortgage to reduce the outstanding principal balance of such Mortgage Loan on which interest accrues.

            (iii) Any reference to the Certificate Balance of any Class of Certificates on or as of a Distribution Date shall refer to the Certificate Balance of such Class of Certificates on such Distribution Date after giving effect to (a) any distributions made on such Distribution Date pursuant to Section 4.01(a), (b) any Collateral Support Deficit allocated to such Class on such Distribution Date pursuant to
      Section 4.04, (c) the addition of any Certificate Deferred Interest allocated to such Class and added to such Certificate Balance pursuant to
      Section 4.06(b), and (d) any recoveries on the related Mortgage Loan of Nonrecoverable Advances (plus interest thereon) that were previously reimbursed from principal collections on the Mortgage Loans that resulted in a reduction of the Principal Distribution Amount, Loan Group 1 Principal Distribution Amount or Loan Group 2 Principal Distribution Amount, which recoveries are allocated to such Class and added to the Certificate Balance pursuant to Section 4.04(a).

            (iv) For purposes of calculations required herein, Excess Interest shall not be added to the outstanding principal balance of the Mortgage Loans notwithstanding that the related Loan Documents may provide otherwise.

                              [End of Article I]

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                        ORIGINAL ISSUANCE OF CERTIFICATES

            Section 2.01 Conveyance of Mortgage Loans.

            (a) The Depositor, concurrently with the execution and delivery hereof, does hereby establish a trust, appoint the Trustee as trustee of the trust, assign, sell, transfer and convey to the Trustee, in trust, without recourse, for the benefit of the Certificateholders and the Trustee (as holder of the Uncertificated Lower-Tier Interests) all the right, title and interest of the Depositor, including any security interest therein for the benefit of the Depositor, in, to and under (i) the Mortgage Loans identified on the Mortgage Loan Schedule, (ii) Sections 1, 2, 3, 4, 5, 6(a) (excluding clause (viii) of
Section 6(a)), 6(c), 6(d), 6(e), 6(f), 6(g), 11, 12, 14, 15, 16, 18 and 20 of
each of the Mortgage Loan Purchase Agreements, and (iii) all other assets included or to be included in the Trust Fund. Such assignment includes all interest and principal received or receivable on or with respect to the Mortgage Loans (other than payments of principal and interest due and payable on the Mortgage Loans on or before the Cut-off Date and prepayments of principal collected on or before the Cut-off Date). The transfer of the Mortgage Loans and the related rights and property accomplished hereby is absolute and, notwithstanding Section 11.07, is intended by the parties to constitute a sale. In connection with the assignment to the Trustee of Sections 1, 2, 3, 4, 5, 6(a) (excluding clause (viii) of Section 6(a)), 6(c), 6(d), 6(e), 6(f), 6(g), 7, 11, 12, 14, 15, 16, 18 and 20 of each of the Mortgage Loan Purchase Agreements, it is intended that the Trustee get the benefit of Sections 11, 12 and 15 thereof in connection with any exercise of rights under the assigned Sections, and the Depositor shall use its best efforts to make available to the Trustee the benefits of Sections 11, 12 and 15 in connection therewith.

            (b) In connection with the Depositor's assignment pursuant to subsection (a) above, the Depositor shall direct, and hereby represents and warrants that it has directed, each of the Mortgage Loan Sellers pursuant to the applicable Mortgage Loan Purchase Agreement to deliver to and deposit with, or cause to be delivered to and deposited with, the Trustee or a Custodian appointed thereby, on or before the Closing Date, the Mortgage File for each Mortgage Loan so assigned. If the applicable Mortgage Loan Seller cannot deliver, or cause to be delivered, as to any Mortgage Loan, the original Mortgage Note, the delivery requirements of the applicable Mortgage Loan Purchase Agreement and this Section 2.01(b) shall be deemed to have been satisfied, provided such Mortgage Loan Seller shall deliver a copy or duplicate original of such Mortgage Note, together with an affidavit certifying that the original thereof has been lost or destroyed and indemnifying the Trust. If the applicable Mortgage Loan Seller cannot deliver, or cause to be delivered, as to any Mortgage Loan, any of the documents and/or instruments referred to in clauses (ii), (iv), (vi), (viii), (xi), (xii) and (xv) of the definition of "Mortgage File," with evidence of filing or recording thereon (if intended to be recorded or filed), solely because of a delay caused by the public filing or recording office where such document or instrument has been delivered for filing or recordation, the delivery requirements of the applicable Mortgage Loan Purchase Agreement and this Section 2.01(b) shall be deemed to have been satisfied on a provisional basis as of the Closing Date as to such non delivered document or instrument, and such non delivered document or instrument shall be deemed to have been included in the Mortgage File, provided that a duplicate original or a photocopy of such non delivered document or instrument (certified by the applicable public filing or recording office, the applicable title insurance company or the applicable Mortgage Loan Seller to be a true and complete copy of the original thereof submitted for filing or recording) is delivered to the Trustee or a Custodian appointed thereby on or before the Closing Date, and either the original of such non delivered document or instrument, or a photocopy thereof, with evidence of filing or recording thereon, is delivered to the Trustee or such Custodian within 180 days after the Closing Date (or within such longer period, not to exceed 18 months, after the Closing Date as the Trustee may consent to, which consent shall not be unreasonably withheld so long as the applicable Mortgage Loan Seller is, as certified in writing to the Trustee no less often than every 90 days, attempting in good faith to obtain from the appropriate public filing office or county recorder's office such original or photocopy). If the applicable Mortgage Loan Seller cannot deliver, or cause to be delivered, as to any Mortgage Loan, any of the documents and/or instruments referred to in clauses (ii), (iv), (viii), (xi) and (xii) of the definition of "Mortgage File," with evidence of filing or recording thereon, for any other reason, including, without limitation, that such non delivered document or instrument has been lost or destroyed, the delivery requirements of the applicable Mortgage Loan Purchase Agreement and this Section 2.01(b) shall be deemed to have been satisfied as to such non delivered document or instrument, and such non delivered document or instrument shall be deemed to have been included in the Mortgage File, provided that a photocopy of such non delivered document or instrument is delivered to the Trustee or a Custodian appointed thereby on or before the Closing Date. Neither the Trustee nor any Custodian shall in any way be liable for any failure by any Mortgage Loan Seller or the Depositor to comply with the delivery requirements of the related Mortgage Loan Purchase Agreement and this Section 2.01(b). If, on the Closing Date as to any Mortgage Loan, the applicable Mortgage Loan Seller cannot deliver in complete and recordable form (or form suitable for filing or recording, if applicable) any one of the assignments in favor of the Trustee referred to in clauses (iii), (v) or (xi) of the definition of "Mortgage File" solely because of the unavailability of filing or recording information as to any existing document or instrument and/or because such assignments are assignments in blank and have not been completed in favor of the Trustee as specified in the related clause(s) of the definition of "Mortgage File", such Mortgage Loan Seller may provisionally satisfy the delivery requirements of the related Mortgage Loan Purchase Agreement and this Section 2.01(b) by delivering with respect to such Mortgage Loan on the Closing Date an omnibus assignment of such Mortgage Loan substantially in the form of Exhibit H; provided that all required original assignments with respect to such Mortgage Loan, in fully complete and recordable form (or form suitable for filing, if applicable), are delivered to the Trustee or its Custodian within 180 days of the Closing Date (or within such longer period, not to exceed 18 months, as the Trustee in its discretion may consent to, which consent shall not be unreasonably withheld so long as the applicable Mortgage Loan Seller is, as certified in writing to the Trustee no less often than every 90 days, attempting in good faith to obtain from the appropriate public filing office or county recorder's office the applicable filing or recording information as to the related document or instrument). Notwithstanding anything herein to the contrary, with respect to letters of credit, the applicable Mortgage Loan Seller shall deliver to the Servicer and the Servicer shall hold the original letter(s) of credit in trust on behalf of the Trustee in order to draw on such letter(s) of credit in accordance with the applicable terms thereof and/or of the related Mortgage Loan documents and the applicable Mortgage Loan Seller shall be deemed to have satisfied the delivery requirements of the related Mortgage Loan Purchase Agreement and this Section 2.01(b) by delivering with respect to any letter(s) of credit a copy thereof to the Trustee together with an officer's certificate of the Mortgage Loan Seller certifying that such document has been delivered to the Servicer or an officer's certificate from the Servicer certifying that it holds the letter(s) of credit pursuant to this Section 2.01, one of which shall be delivered to the Trustee on the Closing Date. The applicable Mortgage Loan Seller shall pay any costs of assignment or amendment of such letter(s) of credit required in order for the Servicer to draw on such letter(s) of credit on behalf of the Trustee in accordance with the applicable terms thereof and/or of the related Mortgage Loan documents and shall cooperate with the reasonable requests of the Servicer or the Special Servicer, as applicable, in connection with effectuating a draw under such letter of credit prior to the date such letter of credit is assigned or amended in order that it may be drawn by, or on behalf of, the Trust.

            (c) Pursuant to each Mortgage Loan Purchase Agreement, each Mortgage Loan Seller is required at its sole cost and expense, to itself, or to engage a third party to, put each assignment of Mortgage, each assignment of Assignment of Leases and each assignment of each UCC Financing Statement ("Assignments" and, individually, "Assignment") relating to the Mortgage Loans conveyed by it under the applicable Mortgage Loan Purchase Agreement in proper form for filing or recording, as applicable, in accordance with Revised Article 9 of the UCC or other applicable law and to submit such Assignments for filing or recording, as the case may be, in the applicable public filing or recording office, and on the Closing Date, such Mortgage Loan Seller will be required to deliver the omnibus assignment of such Mortgage Loans to the Trustee or its Custodian as provided in
Section 2.01(b). Except under the circumstances provided for in the last sentence of this subsection (c), each Mortgage Loan Seller will itself, or a third party at such Mortgage Loan Seller's expense will, promptly (and in any event within 120 days after the later of the Closing Date and the Trustee's actual receipt of the related documents) cause to be submitted for recording or filing, as the case may be, in the appropriate public office for real property records or UCC Financing Statements, as appropriate, each Assignment to the Trustee referred to in clauses (iii) and (v) of the definition of "Mortgage File" and each UCC assignment to the Trustee referred to in clause (xi) of the definition of "Mortgage File". Each such Assignment submitted for recording shall reflect that it should be returned by the public recording office to the Trustee or its designee following recording (or it shall be delivered to the Mortgage Loan Seller or its designee and such party shall deliver the original to the Trustee or its designee), and each such UCC assignment submitted for recording or filing shall reflect that the file copy thereof should be returned to the Trustee or its designee following recording or filing (or it shall be delivered to the Mortgage Loan Seller or its designee and such party shall deliver the original to the Trustee or its designee). If any such document or instrument is determined to be incomplete or not to meet the recording or filing requirements of the jurisdiction in which it is to be recorded or filed, or is lost by the public office or returned unrecorded or unfiled, as the case may be, because of a defect therein, on or about 180 days after the Closing Date, the related Mortgage Loan Seller or its designee shall prepare, at such Mortgage Loan Seller's expense, a substitute therefor or cure such defect, as the case may be, and thereafter the Trustee shall upon receipt thereof cause the same to be duly recorded or filed, as appropriate. If, by the first anniversary of the Closing Date, the Trustee has not received confirmation of the recording or filing as the case may be, of any such Assignment, it shall so advise the related Mortgage Loan Seller who may then pursue such confirmation itself or request that the Trustee pursue such confirmation at the related Mortgage Loan Seller's expense, and upon such a request and provision for payment of such expenses satisfactory to the Trustee, the Trustee, at the expense of the applicable Mortgage Loan Seller, shall cause a search of the land records of each applicable jurisdiction or of the records of the offices of the applicable Secretary of State for confirmation that the Assignment appears in such records and retain a copy of such confirmation in the related Mortgage File. In the event that confirmation of the recording or filing of an Assignment cannot be obtained, the Trustee or the related Mortgage Loan Seller, as applicable, shall promptly inform the other and the Trustee shall provide such Mortgage Loan Seller with a copy of the Assignment and request the preparation of a new Assignment. A Mortgage Loan Seller shall pay the expenses for the preparation of replacement Assignments for any Assignments which, having been properly submitted for filing or recording to the appropriate governmental office by the Trustee, fail to appear of record and must be resubmitted. Notwithstanding the foregoing, there shall be no requirement to record any assignment to the Trustee referred to in clause (iii) or (v) of the definition of "Mortgage File", or to file any UCC-3 to the Trustee referred to in clause (xi) of the definition of "Mortgage File", in those jurisdictions where, in the written opinion of local counsel (which opinion shall be an expense of the related Mortgage Loan Seller) acceptable to the Depositor and the Trustee, such recordation and/or filing is not required to protect the Trustee's interest in the related Mortgage Loans against sale, further assignment, satisfaction or discharge by the related Mortgage Loan Seller, the Servicer, the Special Servicer, any Sub-Servicer or the Depositor.

            (d) All documents and records in the Depositor's or the applicable Mortgage Loan Seller's possession relating to the Mortgage Loans (including appraisals, financial statements, operating statements and any other information provided by the respective Mortgagor from time to time, but excluding documents prepared by the applicable Mortgage Loan Seller or any of its Affiliates for internal communication, draft documents, privileged communications, attorney-client communications and credit underwriting or due diligence analyses or data) that (i) are not required to be a part of a Mortgage File in accordance with the definition thereof and (ii) are reasonably necessary for the servicing of each such Mortgage Loan, together with copies of all documents in each Mortgage File, shall be delivered by the Depositor or the applicable Mortgage Loan Seller to the Servicer within 5 business Days after the Closing Date and shall be held by the Servicer on behalf of the Trustee in trust for the benefit of the Certificateholders (and as holder of the Uncertificated Lower-Tier Interests).

            (e) In connection with the Depositor's assignment pursuant to subsection (a) above, the Depositor shall deliver, and hereby represents and warrants that it has delivered, to the Trustee and the Servicer, on or before the Closing Date, a fully executed original counterpart of each of the Mortgage Loan Purchase Agreements, as in full force and effect, without amendment or modification, on the Closing Date.

            (f) The Depositor shall use its best efforts to require that, promptly after the Closing Date, but in all events within three Business Days after the Closing Date, each of the Mortgage Loan Sellers shall cause all funds on deposit in escrow accounts maintained with respect to the Mortgage Loans transferred by such Mortgage Loan Seller, whether such accounts are held in the name of the applicable Mortgage Loan Seller or any other name, be transferred to the Servicer (or a Sub-Servicer) for deposit into Servicing Accounts.

            (g) The Paying Agent hereby acknowledges the receipt by it of the Closing Date Deposit Amount and the Rosalind Villas Senior Apartments Loan Deposit Amount. The Paying Agent shall hold such Closing Date Deposit Amount and the Rosalind Villas Senior Apartments Loan Deposit Amount in the Distribution Account and shall include the Closing Date Deposit Amount and the Rosalind Villas Senior Apartments Loan Deposit Amount in the Available Distribution Amount for the initial Distribution Date. The Closing Date Deposit Amount and the Rosalind Villas Senior Apartments Loan Deposit Amount shall remain uninvested.

            Section 2.02 Acceptance by Trustee.

            (a) The Trustee, by the execution and delivery of this Agreement (1) acknowledges receipt by it or a Custodian on its behalf, subject to the provisions of Section 2.01 and the further review provided for in this Section
2.02 and to any exceptions noted on the Trustee Exception Report, attached to the certificate in the form of Exhibit Q hereto given by the Trustee, in good faith and without notice of any adverse claim, of the applicable documents specified in clauses (i), (ii), (ix), (xv), (xvi) (or with respect to clause
(xvi), a copy of such letter of credit and an officer's certificate as contemplated by the penultimate sentence of Section 2.01(b) hereof) and (xxi) of the definition of "Mortgage File" with respect to each Mortgage Loan, of a fully executed original counterpart of each of the Mortgage Loan Purchase Agreements, and of all other assets included in the Trust Fund and (2) declares (a) that it or a Custodian on its behalf holds and will hold such documents and the other documents delivered or caused to be delivered by the Mortgage Loan Sellers that constitute the Mortgage Files, and (b) that it holds and will hold such other assets included in the Trust Fund, in trust for the exclusive use and benefit of all present and future Certificateholders (and as holder of the Uncertificated Lower-Tier Interests). If any Mortgage Loan Seller is unable to deliver or cause the delivery of any original Mortgage Note, such Mortgage Loan Seller may deliver a copy of such Mortgage Note, together with a signed lost note affidavit and appropriate indemnity and shall thereby be deemed to have satisfied the document delivery requirements of Sections 2.01 and 2.02.

            (b) Within 90 days of the Closing Date, the Trustee or a Custodian on its behalf, shall review the Mortgage Loan documents delivered or caused to be delivered by the Mortgage Loan Sellers constituting the Mortgage Files; and, promptly following such review (but in no event later than 90 days after the Closing Date), the Trustee shall provide a certificate in the form of Exhibit R hereto to each of the Rating Agencies, the Depositor, the Servicer, the Special Servicer, the Directing Certificateholder (provided it shall have identified itself, and furnished to the Trustee a notice address for the delivery of such certificate) and the Mortgage Loan Sellers that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full) and except as specifically identified in any exception report annexed to such writing (the "Trustee Exception Report"), (i) all documents specified in clauses
(i) through (v), (ix) through (xi) and (xvi) (or, with respect to clause (xvi), a copy of such letter of credit and an officer's certificate as contemplated by the penultimate sentence of Section 2.01(b) hereof), if any, of the definition of "Mortgage File", as applicable, and all documents specified in clauses (vi),
(vii), (viii), (xii) through (xv) and (xvii) through (xx) of the definition of "Mortgage File" to the extent the Mortgage Loan Checklist indicates that such items are part of the Mortgage File are in its possession, (ii) the foregoing documents delivered or caused to be delivered by the Mortgage Loan Sellers have been reviewed by it or by a Custodian on its behalf and appear regular on their face and appear to be executed and to relate to such Mortgage Loan, and (iii) based on such examination and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule with respect to the items specified in clauses (iv), (vi) and (viii)(c) in the definition of "Mortgage Loan Schedule" is correct. With respect to each Mortgage Loan listed on the Trustee Exception Report, the Trustee shall specifically identify such Mortgage Loan together with the nature of such exception (in the form reasonably acceptable to the Trustee and the related Mortgage Loan Seller and separating items required to be in the Mortgage File but never delivered from items which were delivered by the related Mortgage Loan Seller but are out for filing or recording and have not been returned by the filing office or the recorder's office).

            (c) The Trustee, or a Custodian on its behalf, shall review the Mortgage Loan documents received thereby subsequent to the Closing Date, and on or about the first anniversary of the Closing Date, the Trustee shall certify, in the form attached as Exhibit Q, in writing to each of the Depositor, the Servicer, the Special Servicer, the Directing Certificateholder and the applicable Mortgage Loan Seller that, as to each Mortgage Loan listed on the Mortgage Loan Schedule (other than any Mortgage Loan as to which a Liquidation Event has occurred) or any Mortgage Loan specifically identified in any exception report annexed to such writing (i) all documents specified in clauses
(i) through (v), (ix) through (xi) and (xvi) (or, with respect to clause (xvi), a copy of such letter of credit and an officer's certificate as contemplated by the penultimate sentence of Section 2.01(b) hereof), if any, of the definition of "Mortgage File", as applicable, and all documents specified in clauses (vi),
(vii), (viii), (xii) through (xv) and (xvii) through (xx) of the definition of "Mortgage File" to the extent the Mortgage Loan Checklist indicates that such items are part of the Mortgage File are in its possession, (ii) the foregoing documents delivered or caused to be delivered by the Mortgage Loan Sellers have been reviewed by it or by a Custodian on its behalf and appear regular on their face, appear to be executed and relate to such Mortgage Loan, and (iii) based on such examination and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule with respect to the items specified in clauses (iv), (vi) and (viii)(c) in the definition of "Mortgage Loan Schedule" is correct.

            (d) Notwithstanding anything contained in this Section 2.02 and
Section 2.03(b) to the contrary, in the case of a deficiency in any of the documents specified in clauses (ii) through (v), (viii), (ix), (xi) and (xii) in the definition of "Mortgage File", resulting solely from a delay in the return of the related documents from the applicable filing or recording office, which deficiency (i) is continuing for (a) in the case of any Mortgage Loan that is not a Specially Serviced Mortgage Loan, more than eighteen (18) months following the Closing Date or (b) in the case of any Specially Serviced Mortgage Loan, thirty (30) days following a Servicing Transfer Event, and (ii) impairs or prohibits in any material way the Servicer's or Special Servicer's ability to act upon, or enforce, any of the Trust Fund's rights and remedies under the related Mortgage Loan, or Specially Serviced Mortgage Loan, as applicable, at the time the Servicer or Special Servicer attempts to act upon, or enforce, any such right or remedy, the Directing Certificateholder, in its sole judgment, may permit the related Mortgage Loan Seller, in lieu of repurchasing or substituting for the related Mortgage Loan, to deposit with the Trustee an amount, to be held in trust in a segregated Eligible Account, equal to 25% of the Stated Principal Balance of the related Mortgage Loan (in the alternative, the related Mortgage Loan Seller may deliver to the Trustee a letter of credit in such amount). Such funds or letter of credit, as applicable, shall be held by the Trustee (i) until the date on which the Servicer certifies to the Trustee that such document deficiency has been cured or the related Mortgage Loan is no longer part of the Trust Fund, at which time the Trustee shall return such funds (or letter of credit) to the related Mortgage Loan Seller, or (ii) if the related Mortgage Loan is or becomes a Specially Serviced Mortgage Loan, until the date on which the Special Servicer certifies to the Trustee that it has determined in the exercise of its reasonable judgment that the document with respect to which such document deficiency exists is required in connection with an imminent enforcement of the mortgagee's rights or remedies under the related Mortgage Loan, defending any claim asserted by any borrower or third party with respect to the related Mortgage Loan, establishing the validity or priority of any lien on collateral securing the Mortgage Loan or for any immediate significant servicing obligation, the related Mortgage Loan Seller shall be required to repurchase or substitute for the related Mortgage Loan in accordance with the terms and conditions of Section 2.03(b) or Section 6 of the related Mortgage Loan Purchase Agreement; provided, however, that such Mortgage Loan Seller shall not be required to repurchase the Mortgage Loan for a period of ninety (90) days after receipt of a notice to repurchase (together with any applicable extension period) if it is attempting to recover the document from the applicable filing or recording office and provides an officer's certificate setting forth what actions such Mortgage Loan Seller is pursuing in connection with such recovery. In the event of a repurchase or substitution, upon such date, the Trustee shall deposit, or cause the Servicer to deposit, such funds, or shall draw upon the letter of credit and deposit the proceeds of such draw, into the Certificate Account to be applied to the Purchase Price (or the Substitution Shortfall Amount, if applicable, in which event, the amount of such funds or proceeds which exceed the Substitution Shortfall Amount shall be returned to the Mortgage Loan Seller) in accordance with Section 2.03(b). All such funds deposited with the Trustee shall be invested in Permitted Investments, at the direction and for the benefit of the related Mortgage Loan Seller. Such funds or letter of credit shall be treated as an "outside reserve fund" under the REMIC Provisions, beneficially owned by the Mortgage Loan Seller for federal income tax purposes, which Mortgage Loan Seller shall remain liable for any taxes payable on income or gain with respect thereto (until such funds are applied pursuant to the preceding sentence).

            (e) It is herein acknowledged that neither the Trustee nor any Custodian is under any duty or obligation (i) to determine whether any of the documents specified in clauses (vi), (vii), (viii), (x) and (xii) through (xx) of the definition of "Mortgage File" exist or are required to be delivered by the Depositor, the Mortgage Loan Sellers or any other Person (unless identified on the Mortgage Loan Checklist) or (ii) to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Mortgage Loans delivered to it to determine that the same are genuine, enforceable, sufficient to perfect and maintain the perfection of a security interest or appropriate for the represented purpose or that they are other than what they purport to be on their face and, with respect to the documents specified in clause (ix), whether the insurance is effective as of the date of the recordation, whether all endorsements or riders issued are included in the file or if the policy has not been issued whether any acceptable replacement document has been dated the date of the related Mortgage Loan funding. Further, with respect to the UCC financing statements referenced in the Mortgage File, absent actual knowledge to the contrary or copies of UCC financing statements delivered to the Trustee as part of the Mortgage File indicating otherwise, the Trustee may assume, for the purposes of the filings and the certification to be delivered in accordance with this Section 2.02 that the related Mortgage File should include one state level UCC financing statement filing for each Mortgaged Property (or with respect to any Mortgage Loan that has two or more Mortgagors, for each Mortgagor, except to the extent multiple Mortgagors are named as debtors in the same UCC financing statement filing), or if the Trustee has received notice that a particular UCC financing statement was filed as a fixture filing, that the related Mortgage File should include only a local UCC financing statement filing for each Mortgaged Property (or with respect to any Mortgage Loan that has two or more Mortgagors, for each Mortgagor, except to the extent multiple Mortgagors are named as debtors in the same UCC financing statement filing). The assignments of the UCC financing statements to be assigned to the Trust will be delivered on the new national forms (or on such other form as may be acceptable for filing in the applicable jurisdiction) and in recordable format and will be filed in the jurisdiction(s) where such UCC financing statements were originally filed, as indicated in the documents provided, and in accordance with then current laws.

            (f) If, in the process of reviewing the Mortgage Files or at any time thereafter, the Trustee or any Custodian finds any document or documents constituting a part of a Mortgage File (1) not to have been properly executed or
(2) subject to Section 2.01(b) and (c), not to have been delivered, (3) to contain information that does not conform in any material respect with the corresponding information set forth in the Mortgage Loan Schedule or (4) to be defective on its face (each, a "Defect" in the related Mortgage File), the Trustee shall promptly so notify the Depositor, the Servicer, the Special Servicer, the Directing Certificateholder and the applicable Mortgage Loan Seller (and in no event later than 90 days after the Closing Date and every quarter thereafter, commencing with the quarter ending December 31, 2004 until December 31, 2007, by providing a Trustee Exception Report setting forth for each affected Mortgage Loan, with particularity, the nature of such Defect (in a form reasonably acceptable to the Trustee and such Mortgage Loan Seller and separating items required to be in the Mortgage File but never delivered from items which were delivered by such Mortgage Loan Seller but are out for recording and have not been returned by the recorder's office or filing office).

            Section 2.03 Representations, Warranties and Covenants of the Depositor; Mortgage Loan Sellers' Repurchase or Substitution of Mortgage Loans for Defects in Mortgage Files and Breaches of Representations and Warranties.

            (a) The Depositor hereby represents and warrants that:

            (i) The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and the Depositor has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement by it, and has the power and authority to execute, deliver and perform this Agreement and all the transactions contemplated hereby, including, but not limited to, the power and authority to sell, assign and transfer the Mortgage Loans in accordance with this Agreement;

            (ii) Assuming the due authorization, execution and delivery of this Agreement by each other party hereto, this Agreement and all of the obligations of the Depositor hereunder are the legal, valid and binding obligations of the Depositor, enforceable against the Depositor in accordance with the terms of this Agreement, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

            (iii) The execution and delivery of this Agreement and the performance of its obligations hereunder by the Depositor will not conflict with any provisions of any law or regulations to which the Depositor is subject, or conflict with, result in a breach of or constitute a default under any of the terms, conditions or provisions of the certificate of incorporation or the by laws of the Depositor or any indenture, agreement or instrument to which the Depositor is a party or by which it is bound, or any order or decree applicable to the Depositor, or result in the creation or imposition of any lien on any of the Depositor's assets or property, which would materially and adversely affect the ability of the Depositor to carry out the transactions contemplated by this Agreement; the Depositor has obtained any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by the Depositor of this Agreement;

            (iv) There is no action, suit or proceeding pending or, to the Depositor's knowledge, threatened against the Depositor in any court or by or before any other governmental agency or instrumentality which would materially and adversely affect the validity of the Mortgage Loans or the ability of the Depositor to carry out the transactions contemplated by this Agreement; and

            (v) The Depositor is the lawful owner of the Mortgage Loans with the full right to transfer the Mortgage Loans to the Trust and the Mortgage Loans have been validly transferred to the Trust.

            (b) If any Certificateholder, the Servicer, the Special Servicer, the Paying Agent or the Trustee discovers or receives notice of a Defect in any Mortgage File or a breach of any representation or warranty with respect to a Mortgage Loan set forth in, or required to be made with respect to, a Mortgage Loan by the applicable Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase Agreement (a "Breach"), which Defect or Breach, as the case may be, materially and adversely affects the value of such Mortgage Loan, the related Mortgaged Property or the interests of any Certificateholder therein, such Certificateholder, the Servicer, the Special Servicer, the Paying Agent or the Trustee, as applicable, shall give prompt written notice of such Defect or Breach, as the case may be, to the Depositor, the Servicer, the Special Servicer, the applicable Mortgage Loan Seller, the Paying Agent, the Trustee and the Directing Certificateholder, and shall request in writing that the applicable Mortgage Loan Seller, not later than 90 days after the earlier of the applicable Mortgage Loan Seller's receipt of such notice or, in the case of a Breach relating to a Mortgage Loan not being a "qualified mortgage" within the meaning of the REMIC Provisions, such Mortgage Loan Seller's discovery of such Defect or Breach, (i) cure such Defect or Breach, as the case may be, in all material respects, (ii) repurchase the affected Mortgage Loan or REO Loan at the applicable Purchase Price and in conformity with the applicable Mortgage Loan Purchase Agreement or (iii) substitute a Qualified Substitute Mortgage Loan for such affected Mortgage Loan or REO Loan (provided that in no event shall any such substitution occur later than the second anniversary of the Closing Date) and pay the Servicer for deposit into the Certificate Account, any Substitution Shortfall Amount in connection therewith and in conformity with the applicable Mortgage Loan Purchase Agreement; provided, however, that if such Breach and Defect is capable of being cured but is not cured within such 90 day period, and the applicable Mortgage Loan Seller has commenced and is diligently proceeding with the cure of such Breach or Defect within such 90 day period, the applicable Mortgage Loan Seller shall have an additional 90 days to complete such cure (or, failing such cure, to repurchase the related Mortgage Loan or REO Loan or substitute a Qualified Substitute Mortgage Loan) and provided, further, that with respect to such additional 90 day period the applicable Mortgage Loan Seller shall have delivered an officer's certificate to the Rating Agencies, the Servicer, the Special Servicer, the Trustee and the Directing Certificateholder, setting forth the reason such Breach or Defect is not capable of being cured within the initial 90-day period and what actions the applicable Mortgage Loan Seller is pursuing in connection with the cure thereof and stating that the applicable Mortgage Loan Seller anticipates that such Breach or Defect will be cured within the additional 90 day period. Notwithstanding the foregoing, any Defect or Breach which causes any Mortgage Loan not to be a "qualified mortgage" (within the meaning of Section 860G(a)(3) of the Code, but without regard to the rule of Treasury Regulations Sections 1.860G-2(a)(3) or 1.860G-2(f)(2) which causes a defective Mortgage Loan to be treated as a qualified mortgage) shall be deemed to materially and adversely affect the interests of Certificateholders therein, and such Mortgage Loan shall be repurchased or substituted for without regard to the extended cure period described in the preceding sentence. If the affected Mortgage Loan is to be repurchased, the funds in the amount of the Purchase Price remitted by the applicable Mortgage Loan Seller are to be deposited by wire transfer in the Certificate Account. If any Breach pertains to a representation or warranty that the related Mortgage Loan documents or any particular Mortgage Loan document requires the related Mortgagor to bear the costs and expenses associated with any particular action or matter under such Mortgage Loan document(s), then the related Mortgage Loan Seller shall cure such Breach within the applicable cure period (as the same may be extended) by reimbursing the Trust Fund (by wire transfer of immediately available funds) the reasonable amount of any such costs and expenses incurred by the Servicer, the Special Servicer, the Trustee, the Fiscal Agent or the Trust Fund that are the basis of such Breach and have not been reimbursed by the related Mortgagor; provided, however, that in the event any such costs and expenses exceed $10,000, the related Mortgage Loan Seller shall have the option to either repurchase or substitute for the related Mortgage Loan as provided above or pay such costs and expenses. Except as provided in the proviso to the immediately preceding sentence, the related Mortgage Loan Seller shall remit the amount of such costs and expenses and upon making such remittance, the Mortgage Loan Seller shall be deemed to have cured such Breach in all respects. Monthly Payments due with respect to each Qualified Substitute Mortgage Loan (if any) after the related date of substitution, and Monthly Payments due with respect to each Mortgage Loan being repurchased or replaced after the related Cut-off Date and received by the Servicer or the Special Servicer on behalf of the Trust on or prior to the related date of repurchase or substitution, shall be part of the Trust Fund. Monthly Payments due with respect to each Qualified Substitute Mortgage Loan (if any) on or prior to the related date of substitution, and Monthly Payments due with respect to each Mortgage Loan being repurchased or replaced and received by the Servicer or the Special Servicer on behalf of the Trust after the related date of repurchase or substitution, shall not be part of the Trust Fund and are to be remitted by the Servicer or Special Servicer, as applicable, to the Mortgage Loan Seller effecting the related substitution promptly following receipt.

            Any of the following will cause a document in the Mortgage File to be deemed to have a "Defect" and to be conclusively presumed to materially and adversely affect the interests of Certificateholders in a Mortgage Loan and to be deemed to materially and adversely affect the interest of the Certificateholders in and the value of a Mortgage Loan: (a) the absence from the Mortgage File of the original signed Mortgage Note, unless the Mortgage File contains a signed lost note affidavit and indemnity that appears to be regular on its face; (b) the absence from the Mortgage File of the original signed Mortgage that appears to be regular on its face, unless there is included in the Mortgage File a certified copy of the Mortgage and a certificate stating that the original signed Mortgage was sent for recordation; (c) the absence from the Mortgage File of the item called for by paragraph (ix) of the definition of "Mortgage File"; (d) the absence from the Mortgage File of any required letter of credit; (e) with respect to any leasehold Mortgage Loan, the absence from the related Mortgage File of a copy (or an original, if available) of the related Ground Lease; or (f) the absence from the Mortgage File of any intervening assignments required to create a complete chain of assignments to the Trustee on behalf of the Trust, unless there is included in the Mortgage File a certified copy of the missing intervening assignment and a certificate stating that the original intervening assignment was sent for recordation; provided, however, that no Defect (except a Defect previously described in clauses (a) through (f) above) shall be considered to materially and adversely affect the value of the related Mortgage Loan, the related Mortgaged Property or the interests of the Trustee or Certificateholders unless the document with respect to which the Defect exists is required in connection with an imminent enforcement of the mortgagee's rights or remedies under the related Mortgage Loan, defending any claim asserted by any borrower or third party with respect to the Mortgage Loan, establishing the validity or priority of any lien on any collateral securing the Mortgage Loan or for any immediate significant servicing obligation. Notwithstanding the foregoing, the delivery of executed escrow instructions or a commitment to issue a lender's title insurance policy, as provided in clause
(ix) of the definition of "Mortgage File", in lieu of the delivery of the actual policy of lender's title insurance, shall not be considered a Defect or Breach with respect to any Mortgage File if such actual policy is delivered to the Trustee or a Custodian on its behalf not later than 18 months following the Closing Date.

            (c) In connection with any repurchase of, or substitution of a Qualified Substitute Mortgage Loan for, a Mortgage Loan contemplated by this
Section 2.03, the Trustee, the Servicer and the Special Servicer shall each tender to the applicable Mortgage Loan Seller, upon delivery to each of the Trustee, the Servicer and the Special Servicer of a trust receipt executed by the applicable Mortgage Loan Seller evidencing such repurchase or substitution, all portions of the Mortgage File and other documents pertaining to such Mortgage Loan possessed by each of the Trustee, the Servicer and the Special Servicer, and each document that constitutes a part of the Mortgage File that was endorsed or assigned to the Trustee shall be endorsed or assigned, as the case may be, to the applicable Mortgage Loan Seller in the same manner as provided in Section 6 of the related Mortgage Loan Purchase Agreement, so as to vest in such Mortgage Loan Seller the legal and beneficial ownership of such repurchased or substituted for Mortgage Loan (including property acquired in respect thereof or proceeds of any insurance policy with respect thereto) and the related Mortgage Loan documents.

            (d) Section 6(e) of each of the Mortgage Loan Purchase Agreements provides the sole remedy available to the Certificateholders, or the Trustee on behalf of the Certificateholders, with respect to any Defect in a Mortgage File or any Breach of any representation or warranty with respect to a Mortgage Loan set forth in or required to be made by the applicable Mortgage Loan Seller pursuant to Section 6 of the applicable Mortgage Loan Purchase Agreement.

            (e) The Servicer and the Special Servicer (in the case of Specially Serviced Mortgage Loans) shall, for the benefit of the Certificateholders and the Trustee (as holder of the Uncertificated Lower-Tier Interests), enforce the obligations of the applicable Mortgage Loan Seller under the applicable Mortgage Loan Purchase Agreement. Such enforcement, including, without limitation, the legal prosecution of claims, if any shall be carried out in such form, to such extent and at such time as the Servicer or the Special Servicer, as the case may be, would require were it, in its individual capacity, the owner of the affected Mortgage Loan(s). Any costs incurred by the Servicer and the Special Servicer with respect to the enforcement of the obligations of the applicable Mortgage Loan Seller under the applicable Mortgage Loan Purchase Agreement shall be deemed to be Servicing Advances to the extent not otherwise provided herein. The Servicer and the Special Servicer, as the case may be, shall be reimbursed for the reasonable costs of such enforcement: first, from a specific recovery, if any, of costs, expenses or attorneys' fees against the applicable Mortgage Loan Seller; second, pursuant to Section 3.05(a)(vii) herein out of the related Purchase Price, to the extent that such expenses are a specific component thereof; and third, if at the conclusion of such enforcement action it is determined that the amounts described in clauses first and second are insufficient, then pursuant to Section 3.05(a)(viii) herein out of general collections on the Mortgage Loans on deposit in the Certificate Account.

            (f) If a Mortgage Loan Seller incurs any expense in connection with the curing of a Breach which also constitutes a default under the related Mortgage Loan and is reimbursable thereunder, such Mortgage Loan Seller shall have a right, and shall be subrogated to the rights of the Trustee and the Trust Fund under the Mortgage Loan, to recover the amount of such expenses from the related Mortgagor; provided, however, that such Mortgage Loan Seller's rights pursuant to this Section 2.03(f) shall be junior, subject and subordinate to the rights of the Trustee, the Trust Fund, the Servicer and the Special Servicer to recover amounts owed by the related Mortgagor under the terms of such Mortgage Loan, including, without limitation, the rights to recover unreimbursed Advances, accrued and unpaid interest on Advances at the Reimbursement Rate and unpaid or unreimbursed expenses of the Trustee, the Trust Fund, the Servicer or the Special Servicer allocable to such Mortgage Loan. The Servicer or, with respect to a Specially Serviced Mortgage Loan, the Special Servicer, shall use reasonable efforts to recover such expenses for such Mortgage Loan Seller to the extent consistent with the Servicing Standard, but taking into account the subordinate nature of the reimbursement to the Mortgage Loan Seller; provided, however, that the Servicer or, with respect to a Specially Serviced Mortgage Loan, the Special Servicer determines in the exercise of its sole discretion consistent with the Servicing Standard that such actions by it will not impair the Servicer's and/or the Special Servicer's collection or recovery of principal, interest and other sums due with respect to the related Mortgage Loan which would otherwise be payable to the Servicer, the Special Servicer, the Trustee and the Certificateholders pursuant to the terms of this Agreement; provided, further, that the Special Servicer may waive the collection of amounts due on behalf of the Mortgage Loan Seller in its sole discretion in accordance with the Servicing Standard.

            (g) If (i) any Mortgage Loan is required to be repurchased or substituted for in the manner described in this Section 2.03, (ii) such Mortgage Loan is a Crossed Loan, and (iii) the applicable Defect or Breach does not constitute a Defect or Breach, as the case may be, as to any other Crossed Loan in such Crossed Group (without regard to this paragraph), then the applicable Defect or Breach, as the case may be, will be deemed to constitute a Defect or Breach, as the case may be, as to any other Crossed Loan in the Crossed Group for purposes of this paragraph, and the related Mortgage Loan Seller will be required to repurchase or substitute for such other Crossed Loan(s) in the related Crossed Group as provided in Section 2.03(b) unless such other Crossed Loans satisfy the Crossed Loan Repurchase Criteria and satisfy all other criteria for substitution and repurchase of Mortgage Loans set forth herein. In the event that the remaining Crossed Loans in such Crossed Group satisfy the aforementioned criteria, the applicable Mortgage Loan Seller may elect either to repurchase or substitute for only the affected Crossed Loan as to which the related Breach or Defect exists or to repurchase or substitute for all of the Crossed Loans in the related Crossed Group. Any reserve or other cash collateral or letters of credit securing the Crossed Loans shall be allocated between such Mortgage Loans in accordance with the related Mortgage Loan documents. Except as provided in Section 2.03(h), all other terms of the Mortgage Loans shall remain in full force and effect without any modification thereof.

            (h) With respect to any Crossed Loan, to the extent that the applicable Mortgage Loan Seller is required to repurchase or substitute for such Mortgage Loan in the manner prescribed in Section 2.03(g) while the Trustee continues to hold any other Crossed Loans in the related Crossed Group, the applicable Mortgage Loan Seller and the Depositor shall forbear from enforcing any remedies against the other's Primary Collateral but each will be permitted to exercise remedies against the Primary Collateral securing its respective Mortgage Loans, including with respect to the Trustee, the Primary Collateral securing Mortgage Loans still held by the Trustee, so long as such exercise does not impair the ability of the other party to exercise its remedies against its Primary Collateral. If the exercise of remedies by one party would impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the Crossed Loans held by such party, then both parties have agreed in the related Mortgage Loan Purchase Agreement to forbear from exercising such remedies until the Mortgage Loan documents evidencing and securing the relevant Mortgage Loans can be modified in a manner that complies with the Mortgage Loan Purchase Agreement to remove the threat of impairment as a result of the exercise of remedies.

            (i) Notwithstanding the foregoing, if the related Mortgage provides for the partial release of one or more of the Crossed Loans, the Depositor may cause the related Mortgage Loan Seller to repurchase only that Mortgage Loan required to be repurchased pursuant to this Section 2.03, pursuant to the partial release provisions of the related Mortgage; provided, however, that (i) the remaining Mortgage Loan(s) fully comply with the terms and conditions of the related Mortgage, this Agreement and the related Mortgage Loan Purchase Agreement, including the Crossed Loan Repurchase Criteria, (ii) in connection with such partial release, the related Mortgage Loan Seller obtains an Opinion of Counsel (at such Mortgage Loan Seller's expense) to the effect that the contemplated action will not, with respect to the Upper-Tier REMIC or the Lower-Tier REMIC created hereunder, endanger such status or result in the imposition of any tax and (iii) in connection with such partial release, the related Mortgage Loan Seller delivers or causes to be delivered to the Custodian original modifications to the Mortgage prepared and executed in connection with such partial release.

            (j) If there is a material Breach or a material Defect with respect to less than all of the Mortgaged Property(ies) securing a Mortgage Loan, the related Mortgage Loan Seller may, but will not be obligated to, repurchase or substitute for the Mortgage Loan if the affected Mortgaged Property(ies) may be released to the Mortgagor pursuant to the terms of any partial release provisions in the related Mortgage Loan documents and the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan documents and (i) the Mortgage Loan Seller provides an Opinion of Counsel to the effect that such partial release would not cause an Adverse REMIC Event to occur, (ii) the related Mortgage Loan Seller pays (or causes to be paid) the applicable release price required under the Mortgage Loan documents and, to the extent not reimbursable out of the release price pursuant to the related Mortgage Loan documents, (y) any additional amounts necessary to cover all reasonable out-of-pocket expenses reasonably incurred by the Servicer, the Special Servicer, the Trustee or the Trust Fund in connection therewith, including any unreimbursed Advances and interest thereon made with respect to the Mortgaged Property that is being released, and (z) the pro rata portion of any Special Servicing Fees based upon the relative allocated loan amounts, if any, of the Mortgaged Property being released on the one hand and the other Mortgaged Properties securing such Mortgage Loan on the other (or, if the Mortgage Loan documents do not provide for allocated loan amounts, based upon the same relative appraised values of such Mortgaged Properties used in connection with the origination of such Mortgage Loan), provided, however, that if no release price or similar consideration is required to be paid by the Mortgagor in connection with such partial release under the terms of the Mortgage Loan documents (other than the payment or reimbursement of costs and expenses related to such partial release), no such payment of Special Servicing Fees is required hereunder in connection with such partial release, (iii) such cure by release of such Mortgaged Property is effected within the time period (including any applicable extension period) specified for cure of a material Breach or material Defect in Section 2.03(b) and (iv) the (a) weighted average Debt Service Coverage Ratio for the period relating to the most recent annual operating statement or, if available, for the four most recent calendar quarters for the Mortgage Loan excluding the affected Mortgaged Property is not less than the greater of (1) the Debt Service Coverage Ratio for the same annual or quarterly periods for the Mortgage Loan, including the affected Mortgaged Property and (2) the weighted average Debt Service Coverage Ratio for the Mortgage Loan, including the affected Mortgaged Property, as of the Cut-off Date, and (b) LTV Ratio calculated based upon the unpaid principal balance of the Mortgage Loan divided by the appraised values of the related Mortgaged Properties, excluding the affected Mortgaged Property, as of the date of cure, shall not exceed the lesser of (1) the LTV Ratio for the Mortgage Loan, including the affected Mortgaged Property, as of the date of such cure or (2) the LTV Ratio for the Mortgage Loan, including the affected Mortgaged Property, as of the Cut-off Date.

            Section 2.04 Execution of Certificates; Issuance of Uncertificated Lower-Tier Interests.

            The Trustee hereby acknowledges the assignment to it of the Mortgage Loans and, subject to Sections 2.01 and 2.02, the delivery to it, or a Custodian on its behalf, of the Mortgage Files and a fully executed original counterpart of each of the Mortgage Loan Purchase Agreements, together with the assignment to it of all of the other assets included in the Lower-Tier REMIC. Concurrently with such assignment and delivery, and in exchange for the Mortgage Loans (other than Excess Interest thereon), the Trustee (i) acknowledges the issuance of the Uncertificated Lower-Tier Interests by the Paying Agent to the Depositor and the authentication and delivery of the Class LR Certificates by the Paying Agent to or upon the order of the Depositor, in exchange for the Mortgage Loans (other than Excess Interest thereon), receipt of which is hereby acknowledged, (ii) acknowledges the assignments to it of the Uncertificated Lower-Tier Interests and the other assets comprising the Upper-Tier REMIC and (iii) immediately thereafter, acknowledges that it has caused the Certificate Registrar to execute and caused the Authenticating Agent to authenticate and to deliver to or upon the order of the Depositor, in exchange for the Uncertificated Lower-Tier Interests, the Regular Certificates and the Class R Certificates, and the Depositor hereby acknowledges the receipt by it or its designees, of such Certificates in authorized Denominations evidencing the entire beneficial ownership of the Upper-Tier REMIC.

            Section 2.05 Grantor Trust Designations.

            In exchange for the Excess Interest, the Trustee acknowledges that it has caused the Certificate Registrar to execute and caused the Authenticating Agent to authenticate and to deliver to or upon the order of the Depositor the Class S Certificates in authorized denominations. The Class S Certificates are hereby designated as undivided beneficial interests in the portion of the Trust Fund consisting of Excess Interest and the Excess Interest Distribution Account, which portion shall be treated as part of a grantor trust within the meaning of subpart E, Part I of subchapter J of the Code.

                             [End of Article II]

                                  ARTICLE III
                              ADMINISTRATION AND
                           SERVICING OF THE TRUST FUND

            Section 3.01 Servicer to Act as Servicer; Special Servicer to Act as Special Servicer; Administration of the Mortgage Loans.

            (a) Each of the Servicer and the Special Servicer shall diligently service and administer the Mortgage Loans it is obligated to service pursuant to this Agreement on behalf of the Trust and in the best interests of and for the benefit of the Certificateholders and the Trustee (as holder of the Uncertificated Lower-Tier Interests) (as determined by the Servicer or the Special Servicer, as the case may be, in its reasonable judgment) in accordance with applicable law, the terms of this Agreement and the terms of the respective Mortgage Loans. To the extent consistent with the foregoing, in accordance with the higher of the following standards of care: (1) in the same manner in which, and with the same care, skill, prudence and diligence with which the Servicer or the Special Servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios and (2) the same care, skill, prudence and diligence with which the Servicer or the Special Servicer, as the case may be, services and administers similar mortgage loans owned by the Servicer or the Special Servicer, as the case may be, with a view to the maximization of timely recovery of principal and interest on a net present value basis on the Mortgage Loans or the Specially Serviced Mortgage Loans, as applicable, and the best interests of the Trust and the Certificateholders, as determined by the Servicer or the Special Servicer, as the case may be, in its reasonable judgment, in either case, giving due consideration to the customary and usual standards of practice of prudent institutional, multifamily and commercial mortgage lenders, loan servicers and asset managers, but without regard to: (i) any relationship that the Servicer, the Special Servicer or any Affiliate of the Servicer or the Special Servicer may have with any Mortgagor, any Mortgage Loan Seller, or any other parties to this Agreement; (ii) the ownership of any Certificate by the Servicer, the Special Servicer or any Affiliate of the Servicer or Special Servicer, as applicable; (iii) the Servicer's or Special Servicer's (at its option) obligation to make Advances;
(iv) the adequacy of the Servicer's or Special Servicer's, as the case may be, right to receive compensation for its services and reimbursement for its costs hereunder or with respect to any particular transaction; (v) the ownership, servicing or management for others of any other mortgage loans or mortgaged properties by the Servicer or Special Servicer; (vi) any obligation of the Servicer or any of its affiliates (in their capacity as a Mortgage Loan Seller) to cure a breach of a representation or warranty or document defect with respect to, or repurchase or substitute for the Mortgage Loan and (vii) any other debt the Servicer or any of its Affiliates has extended to any Mortgagor or any of its Affiliates (the foregoing, collectively referred to as the "Servicing Standards").

            Without limiting the foregoing, subject to Section 3.21, the Special Servicer shall be obligated to service and administer (i) any Mortgage Loans as to which a Servicing Transfer Event has occurred and is continuing (the "Specially Serviced Mortgage Loans") and (ii) any REO Properties; provided that the Servicer shall continue to receive payments and make all calculations, and prepare, or cause to be prepared, all reports, required hereunder with respect to the Specially Serviced Mortgage Loans, except for the reports specified herein as prepared by the Special Servicer, as if no Servicing Transfer Event had occurred and with respect to the REO Properties (and the related REO Loans) as if no REO Acquisition had occurred, and to render such services with respect to such Specially Serviced Mortgage Loans and REO Properties as are specifically provided for herein; provided, further, however, that the Servicer shall not be liable for failure to comply with such duties insofar as such failure results from a failure of the Special Servicer to provide sufficient information to the Servicer to comply with such duties or failure by the Special Servicer to otherwise comply with its obligations hereunder. Each Mortgage Loan that becomes a Specially Serviced Mortgage Loan shall continue as such until satisfaction of the conditions specified in Section 3.21(a). Without limiting the foregoing, subject to Section 3.21, the Servicer shall be obligated to service and administer all Mortgage Loans which are not Specially Serviced Mortgage Loans; provided that the Special Servicer shall make the inspections, use its reasonable efforts to collect the statements and forward to the Servicer to prepare the reports in respect of the related Mortgaged Properties with respect to Specially Serviced Mortgage Loans in accordance with Section 3.12; and provided, further, that after notification to the Servicer, the Special Servicer may coordinate with the Servicer to contact the Mortgagor of any Non-Specially Serviced Mortgage Loan if efforts by the Servicer to collect required financial information have been unsuccessful or any other issues remain unresolved. The Special Servicer's actions shall be coordinated through and with the cooperation of the Servicer. No provision herein contained shall be construed as an express or implied guarantee by the Servicer or the Special Servicer of the collectability or recoverability of payments on the Mortgage Loans. Any provision in this Agreement for any Advance by the Servicer, the Special Servicer, the Trustee or the Fiscal Agent is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such Person the risk of loss with respect to one or more of the Mortgage Loans. No provision hereof shall be construed to impose liability on the Servicer or the Special Servicer for the reason that any recovery to the Certificateholders in respect of a Mortgage Loan at any time after a determination of present value recovery is less than the amount reflected in such determination.

            (b) Subject only to the Servicing Standards and the terms of this Agreement and of the respective Mortgage Loans and applicable law, the Servicer and the Special Servicer each shall have full power and authority, acting alone, to do or cause to be done any and all things in connection with such servicing and administration for which it is responsible which it may deem necessary or desirable. Without limiting the generality of the foregoing, each of the Servicer and the Special Servicer, in its own name, is hereby authorized and empowered by the Trustee and obligated to execute and deliver, on behalf of the Certificateholders and the Trustee or any of them, with respect to each Mortgage Loan it is obligated to service under this Agreement: (i) any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien created by the related Mortgage or other security document in the related Mortgage File on the related Mortgaged Property and related collateral; (ii) subject to Section 3.08 and Section 3.20, any and all modifications, waivers, amendments or consents to or with respect to any documents contained in the related Mortgage File; and (iii) any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments. Subject to Section 3.10, the Trustee shall furnish, or cause to be furnished, to the Servicer or the Special Servicer any powers of attorney and other documents necessary or appropriate to enable the Servicer or the Special Servicer, as the case may be, to carry out its servicing and administrative duties hereunder; provided, however, that the Trustee shall not be held liable for any negligence with respect to, or misuse of, any such power of attorney by the Servicer or the Special Servicer. Notwithstanding anything contained herein to the contrary, the Servicer shall not, without the Trustee's written consent: (i) initiate any action, suit or proceeding solely under the Trustee's name without indicating the Servicer's representative capacity or (ii) take any action with the intent to cause, or which is reasonably likely to cause, the Trustee to be registered to do business in any state.

            (c) To the extent the Servicer is permitted pursuant to the terms of the related Mortgage Loan documents to exercise its discretion with respect to any action which requires a confirmation of the Rating Agencies that such action will not result in the downgrade, withdrawal or qualification of the ratings of any Class of Certificates, the Servicer shall require the costs of such written confirmation to be borne by the related Mortgagor. To the extent the terms of the related Mortgage Loan documents require the Mortgagor to bear the costs of any confirmation of the Rating Agencies that an action will not result in the downgrade, withdrawal or qualification of the ratings of any Class of Certificates, the Servicer shall not waive the requirement that such costs and expenses be borne by the related Mortgagor. To the extent that the terms of the related Mortgage Loan documents are silent as to who bears the costs of any confirmation of the Rating Agencies that an action will not result in the downgrade, withdrawal or qualification of the ratings of any Class of Certificates, the Servicer shall use reasonable best efforts to have the Mortgagor bear such costs and expenses. The Servicer shall not be responsible for the payment of such costs and expenses out of pocket.

            (d) The relationship of each of the Servicer and the Special Servicer to the Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

            (e) The Servicer shall, to the extent permitted by the related Mortgage Loan documents and consistent with the Servicing Standards, permit Escrow Payments to be invested only in Permitted Investments.

            (f) Within 60 days after the Closing Date, the Servicer shall notify
(i) each provider of a letter of credit for each Mortgage Loan identified as having a letter of credit on the Mortgage Loan Schedule, that the Trustee (in care of the Servicer) for the benefit of the Certificateholders shall be the beneficiary under each such letter of credit and (ii) each lessor under a Ground Lease for each Mortgage Loan identified as subject to a leasehold interest on the Mortgage Loan Schedule, that the Servicer or the Special Servicer shall service such Mortgage Loan for the benefit of the Certificateholders. If the Mortgage Loan documents do not require the related Mortgagor to pay any costs and expenses relating to any modifications to the related letter of credit, then the applicable Mortgage Loan Seller shall pay such costs and expenses. If the Mortgage Loan documents require the related Mortgagor to pay any costs and expenses relating to any modifications to the related letter of credit, and such Mortgagor fails to pay such costs and expenses after the Servicer has exercised reasonable efforts to collect such costs and expenses from such Mortgagor, then the Servicer shall give the applicable Mortgage Loan Seller notice of such failure and the amount of costs and expenses, and such Mortgage Loan Seller shall pay such costs and expenses. The costs and expenses of any modifications to Ground Leases shall be paid by the related Mortgagor.

            (g) The Servicer agrees that it shall pay the annual surveillance fees to the Rating Agencies.

            Section 3.02 Collection of Mortgage Loan Payments.

            (a) Each of the Servicer and the Special Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans it is obligated to service hereunder, and shall follow such collection procedures as are consistent with this Agreement (including, without limitation, the Servicing Standards), provided that with respect to the Mortgage Loans that have Anticipated Repayment Dates, so long as the related Mortgagor is in compliance with each provision of the related Mortgage Loan documents, the Servicer and Special Servicer, shall not take any enforcement action with respect to the failure of the related Mortgagor to make any payment of Excess Interest, other than requests for collection, until the Maturity Date of the related Mortgage Loan or the outstanding principal balance of such Mortgage Loan has been paid in full; provided that the Servicer or Special Servicer, as the case may be, may take action to enforce the Trust Fund's right to apply excess cash flow to principal in accordance with the terms of the Mortgage Loan documents. The Servicer (with respect to the Non-Specially Serviced Mortgage Loans) or the Special Servicer (with respect to the Specially Serviced Mortgage Loans) each may in its discretion waive any Penalty Charge in connection with any delinquent payment on a Mortgage Loan it is obligated to service hereunder two times during any period of 24 consecutive months with respect to any Mortgage Loan. Any additional waivers during such 24-month period with respect to such Mortgage Loan may be made only after the applicable Servicer or Special Servicer has given notice of a proposed waiver to the Directing Certificateholder, and the Directing Certificateholder has consented to such additional waiver (provided that if the applicable Servicer or Special Servicer fails to receive a response to such notice from the Directing Certificateholder in writing within five (5) days of giving such notice, then the Directing Certificateholder shall be deemed to have consented to such proposed waiver).

            (b) All amounts collected on any Mortgage Loan in the form of payments from Mortgagors, Insurance and Condemnation Proceeds or Liquidation Proceeds shall be applied to amounts due and owing under the related Mortgage Note and Mortgage (including, without limitation, for principal and accrued and unpaid interest) in accordance with the express provisions of the related Mortgage Note and Mortgage and, in the absence of such express provisions, shall be applied (after reimbursement first to the Trustee and/or the Fiscal Agent, as applicable, and second to the Servicer or Special Servicer, as applicable, for any related Advances and interest thereon as provided herein and unpaid servicing compensation and other related additional Trust Fund expenses): first, in connection with Insurance and Condemnation Proceeds or Liquidation Proceeds as a recovery of accrued and unpaid interest on such Mortgage Loan at the related Mortgage Rate in effect from time to time to but not including the Due Date in the Due Period of receipt; second, as a recovery of principal of such Mortgage Loan then due and owing; third, as a recovery of Unliquidated Advances or Nonrecoverable Advances, in each case, that were paid from collections on the Mortgage Loans and resulted in principal distributed to the Certificateholders being reduced as a result of the first proviso in the definition of "Principal Distribution Amount", "Loan Group 1 Principal Distribution Amount" or "Loan Group 2 Principal Distribution Amount"; fourth, in accordance with the Servicing Standards, as a recovery of any other amounts due and owing on such Mortgage Loan including, without limitation, Penalty Charges, Yield Maintenance Charges and Excess Interest (in that order); and fifth, as a recovery of principal of such Mortgage Loan to the extent of its entire unpaid principal balance. Notwithstanding the preceding, such provisions shall not be deemed to affect the priority of distributions of payments. To the extent that such amounts are paid by a party other than a Mortgagor, such amounts shall be deemed to have been paid in respect of a purchase of all or part of the Mortgaged Property (in the case of Insurance and Condemnation Proceeds or Liquidation Proceeds) and then paid by the Mortgagor under the Mortgage Loan in accordance with the preceding sentence. Amounts collected on any REO Loan shall be deemed to be applied in accordance with the definition thereof.

            (c) To the extent consistent with the terms of the Mortgage Loans and applicable law, the Servicer shall apply all Insurance and Condemnation Proceeds it receives on a day other than the Due Date to amounts due and owing under the related Mortgage Loan as if such Insurance and Condemnation Proceeds were received on the Due Date immediately succeeding the month in which such Insurance and Condemnation Proceeds were received.

            (d) In the event that the Servicer or Special Servicer receives Excess Interest prior to the Determination Date for any Due Period, or receives notice from the related Mortgagor that the Servicer or Special Servicer will be receiving Excess Interest prior to the Determination Date for any Due Period, the Servicer or Special Servicer, as applicable, will promptly notify the Paying Agent. Subject to the provisions of Section 3.02(a) hereof, none of the Servicer, the Special Servicer or the Paying Agent shall be responsible for any such Excess Interest not collected after notice from the related Mortgagor.

            (e) With respect to any Mortgage Loan in connection with which the Mortgagor was required to escrow funds or to post a letter of credit related to obtaining certain performance objectives described in the applicable Mortgage Loan documents, the Servicer shall, to the extent consistent with the Servicing Standards, hold such escrows, letters of credit and proceeds thereof as additional collateral and not apply such items to reduce the principal balance of such Mortgage Loan unless otherwise required to do so pursuant to the applicable Mortgage Loan documents, applicable law or court order.

            Section 3.03 Collection of Taxes, Assessments and Similar Items; Servicing Accounts.

            (a) The Servicer shall establish and maintain one or more accounts (the "Servicing Accounts"), into which all Escrow Payments shall be deposited and retained, and shall administer such Servicing Accounts in accordance with the Mortgage Loan. Amounts on deposit in Servicing Accounts may only be invested in accordance with the terms of the related Mortgage Loan documents or in Permitted Investments in accordance with the provisions of Section 3.06. Servicing Accounts shall be Eligible Accounts unless not permitted by the terms of the related Mortgage Loan documents. Withdrawals of amounts so deposited from a Servicing Account may be made only to: (i) effect payment of items for which Escrow Payments were collected and comparable items; (ii) reimburse the Trustee and/or the Fiscal Agent and then the Servicer or Special Servicer for any Servicing Advances; (iii) refund to Mortgagors any sums as may be determined to be overages; (iv) pay interest to Mortgagors on balances in the Servicing Account, if required by applicable law or the terms of the related Mortgage Loan and as described below or, if not so required, to the Servicer; (v) after the occurrence of an event of default under the related Mortgage Loan, apply amounts to the indebtedness under the applicable Mortgage Loan; (vi) withdraw amounts deposited in error, (vii) pay Penalty Charges to the extent permitted by the related Mortgage Loan documents, or (viii) clear and terminate the Servicing Account at the termination of this Agreement in accordance with Section 9.01. As part of its servicing duties, the Servicer shall pay or cause to be paid to the Mortgagors interest on funds in Servicing Accounts, to the extent required by law or the terms of the related Mortgage Loan; provided, however, that in no event shall the Servicer be required to remit to any Mortgagor any amounts in excess of actual net investment income or funds in the related Servicing Account. If allowed by the related Mortgage Loan documents and applicable law, the Servicer may charge the related Mortgagor an administrative fee for maintenance of the Servicing Accounts.

            (b) The Special Servicer, in the case of REO Loans, and the Servicer, in the case of all other Mortgage Loans, shall maintain accurate records with respect to each related Mortgaged Property reflecting the status of real estate taxes, assessments and other similar items that are or may become a lien thereon and the status of insurance premiums and any ground rents payable in respect thereof. The Special Servicer, in the case of REO Loans, and the Servicer, in the case of all other Mortgage Loans, shall use reasonable efforts consistent with the Servicing Standards to obtain, from time to time, all bills for the payment of such items (including renewal premiums) and shall effect payment thereof from the related REO Account (with respect to REO Loans, to the extent of funds available therefrom) or by the Servicer as Servicing Advances prior to the applicable penalty or termination date and, in any event, prior to the institution of foreclosure or similar proceedings with respect to the related Mortgaged Property for nonpayment of such items, employing for such purpose Escrow Payments (which shall be so applied by the Servicer at the written direction of the Special Servicer in the case of REO Loans) as allowed under the terms of the related Mortgage Loan. The Servicer shall service and administer any reserve accounts (including monitoring, maintaining or changing the amounts of required escrows) in accordance with the terms of such Mortgage Loan and the Servicing Standards. To the extent that a Mortgage Loan does not require a Mortgagor to escrow for the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items, the Servicer shall use reasonable efforts consistent with the Servicing Standards to enforce the requirement of the related Mortgage that the Mortgagor make payments in respect of such items at the time they first become due and, in any event, prior to the institution of foreclosure or similar proceedings with respect to the related Mortgaged Property for nonpayment of such items.

            (c) In accordance with the Servicing Standards and for all Mortgage Loans, the Servicer or, with respect to Specially Serviced Mortgage Loans, the Special Servicer (as provided herein) shall advance (which Servicing Advances by the Special Servicer shall be reimbursed by the Servicer monthly on the P&I Advance Date, which reimbursement shall constitute a Servicing Advance by the Servicer in a like amount) (for which the Servicer may rely conclusively on the Special Servicer's determination that such Servicing Advance shall not constitute a Nonrecoverable Servicing Advance) with respect to each related Mortgaged Property (including any REO Property) all such funds as are necessary for the purpose of effecting the payment of (i) real estate taxes, assessments and other similar items that are or may become a lien thereon, (ii) ground rents (if applicable) and (iii) premiums on Insurance Policies, in each instance if and to the extent Escrow Payments collected from the related Mortgagor (or related REO Revenues, if applicable) are insufficient to pay such item when due and the related Mortgagor has failed to pay such item on a timely basis, and provided, however, that the particular advance would not, if made, constitute a Nonrecoverable Servicing Advance and provided, further, however, that with respect to the payment of taxes and assessments, the Servicer shall not be required to make such advance until the later of five Business Days after the Servicer, the Special Servicer or the Paying Agent, as applicable, has received confirmation that such item has not been paid or the date prior to the date after which any penalty or interest would accrue in respect of such taxes or assessments. The Special Servicer shall give the Servicer, the Trustee and the Fiscal Agent no less than five Business Days' written (facsimile) notice before the date on which the Servicer is requested to make any Servicing Advance with respect to a given Mortgage Loan or REO Property; provided, however, that if less than five (5) Business Days' notice is given, such Servicing Advance shall be made by the Special Servicer on an emergency basis, and the Servicer shall reimburse the Special Servicer for the emergency Servicing Advance together with interest on such Servicing Advance within five (5) Business Days of the Special Servicer's written request; provided, further, that the Special Servicer shall not be entitled to make such a request (other than for Servicing Advances required to be made on an urgent or emergency basis) more frequently than once per calendar month (although such request may relate to more than one Servicing Advance). The Servicer may pay the aggregate amount of such Servicing Advances listed on a monthly request to the Special Servicer, in which case the Special Servicer shall remit such Servicing Advances to the ultimate payees. In addition, the Special Servicer shall provide the Servicer, the Trustee and the Fiscal Agent with such information in its possession as the Servicer, the Trustee or the Fiscal Agent, as applicable, may reasonably request to enable the Servicer, the Trustee or the Fiscal Agent, as applicable, to determine whether a requested Servicing Advance would constitute a Nonrecoverable Advance. Any request by the Special Servicer that the Servicer make a Servicing Advance shall be deemed to be a determination by the Special Servicer that such requested Servicing Advance is not a Nonrecoverable Servicing Advance, and the Servicer shall be entitled to conclusively rely on such determination, provided that such determination shall not be binding upon the Servicer, the Trustee or the Fiscal Agent. The Special Servicer shall promptly report to the Servicer if the Special Servicer determines any Servicing Advance previously made with respect to a Specially Serviced Mortgage Loan or REO Loan is a Nonrecoverable Servicing Advance. The Servicer shall be entitled to conclusively rely on such a determination, provided that such determination shall not be binding upon the Servicer. All such Advances shall be reimbursable in the first instance from related collections from the Mortgagors and further as provided in Section 3.05. No costs incurred by the Servicer or the Special Servicer in effecting the payment of real estate taxes, assessments and, if applicable, ground rents on or in respect of the Mortgaged Properties shall, for purposes hereof, including, without limitation, the Paying Agent's (calculation) calculating monthly distributions to Certificateholders, be added to the unpaid principal balances of the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit. The failure by the Servicer to make any required Servicing Advance as and when due (including any applicable cure periods) shall constitute an Event of Default under Section 7.01(a)(iii) and, to the extent the Trustee has actual knowledge of such failure, the Trustee shall make such Servicing Advance pursuant to Section 7.05. If the Trustee fails to make any required Servicing Advance as and when due (including any applicable cure periods) and the Fiscal Agent shall make such Servicing Advance pursuant to Section 7.05. Notwithstanding anything herein to the contrary, no Servicing Advance shall be required hereunder if such Servicing Advance would, if made, constitute a Nonrecoverable Servicing Advance. In addition, the Servicer shall consider Unliquidated Advances in respect of prior Servicing Advances for purposes of non-recoverability determinations.

            Notwithstanding anything to the contrary contained in this Section 3.03(c), the Servicer may in its good faith judgment elect (but shall not be required) to make a Servicing Advance notwithstanding that the Servicer has determined such Servicing Advance would be a Nonrecoverable Servicing Advance, where making such Servicing Advance would prevent (i) the related Mortgaged Property from being uninsured or being sold at a tax sale or (ii) any event that would cause a loss of the priority of the lien of the related Mortgage, or the loss of any security for the related Mortgage Loan, provided that in each instance, the Servicer determines in accordance with the Servicing Standards (as evidenced by an Officer's Certificate delivered to the Trustee) that making such Servicing Advance is in the best interest of the Certificateholders as a collective whole. The Servicer, the Trustee or the Fiscal Agent may elect to obtain reimbursement of Nonrecoverable Servicing Advances from the Trust Fund pursuant to the terms of 3.19(c). With respect to Specially Serviced Mortgage Loans and REO Loans, the Special Servicer shall make the foregoing determination as appropriate and the Servicer may rely on such determinations provided that such determination shall not be binding upon the Servicer, the Trustee or the Fiscal Agent. The Servicer shall be entitled to reimbursement for such Nonrecoverable Servicing Advance in accordance with Section 3.03(d).

            (d) In connection with its recovery of any Servicing Advance out of the Certificate Account pursuant to Section 3.05(a), the Trustee and/or the Fiscal Agent, as applicable, then the Servicer and then the Special Servicer, as the case may be, shall be entitled to receive, out of any amounts then on deposit in the Certificate Account, interest at the Reimbursement Rate in effect from time to time, accrued on the amount of such Servicing Advance from the date made to, but not including, the date of reimbursement. The Servicer shall reimburse itself, or the Trustee and/or the Fiscal Agent, as the case may be, for any outstanding Servicing Advance as soon as practically possible after funds available for such purpose are deposited in the Certificate Account.

            (e) To the extent an operations and maintenance plan is required to be established and executed pursuant to the terms of a Mortgage Loan, the Servicer shall request from the Mortgagor written confirmation thereof within a reasonable time after the later of the Closing Date and the date as of which such plan is required to be established or completed. To the extent any repairs, capital improvements, actions or remediations are required to have been taken or completed pursuant to the terms of the Mortgage Loan, the Servicer shall request from the Mortgagor written confirmation of such actions and remediations within a reasonable time after the later of the Closing Date and the date as of which such action or remediations are required to be or to have been taken or completed. To the extent a Mortgagor shall fail to promptly respond to any inquiry described in this Section 3.03(e), the Servicer shall, in accordance with the Servicing Standards, determine whether the related Mortgagor has failed to perform its obligations under the related Mortgage Loan and report any such failure to the Special Servicer within a reasonable time after the later of January 15, 2005, and the date as of which such actions or remediations are required to be or to have been taken or completed.

            Section 3.04 The Certificate Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Accounts, the Gain-on-Sale Reserve Account, the Excess Interest Distribution Account and the Interest Reserve Account.

            (a) The Servicer shall establish and maintain, or cause to be established and maintained, a Certificate Account in which the Servicer shall deposit or cause to be deposited on a daily basis and in no event later than the Business Day following receipt of available funds, except as otherwise specifically provided herein, the following payments and collections received or made by or on behalf of it subsequent to the Cut-off Date (other than in respect of principal and interest on the Mortgage Loans due and payable on or before the Cut-off Date, which payments shall be delivered promptly to the appropriate Mortgage Loan Seller or its designee and other than any amounts received from Mortgagors which are received in connection with the purchase of defeasance collateral), or payments (other than Principal Prepayments) received by it on or prior to the Cut-off Date but allocable to a period subsequent thereto:

            (i) all payments on account of principal, including Principal Prepayments, on the Mortgage Loans;

            (ii) all payments on account of interest on the Mortgage Loans, including Excess Interest, Yield Maintenance Charges and Default Interest;

            (iii) Penalty Charges other than those allocable to interest to the extent required to offset interest on Advances and additional Trust Fund expenses (other than Special Servicing Fees, Liquidation Fees and Workout
      Fees);

            (iv) all Insurance and Condemnation Proceeds and Liquidation Proceeds (other than Gain-on-Sale Proceeds) received in respect of any Mortgage Loan or REO Property (other than Liquidation Proceeds that are received in connection with the purchase by the Servicer, the Special Servicer, the Holders of the Controlling Class, or the Holders of the Class LR Certificates of all of the Mortgage Loans and any REO Properties in the Trust Fund and that are to be deposited in the Lower-Tier Distribution Account pursuant to Section 9.01);

            (v) any amounts required to be transferred from the REO Account pursuant to Section 3.16(c);

            (vi) any amounts required to be deposited by the Servicer pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the Certificate Account; and

            (vii) any amounts required to be deposited by the Servicer or the Special Servicer pursuant to Section 3.07(b) in connection with losses resulting from a deductible clause in a blanket hazard or master single interest policy.

            The foregoing requirements for deposit in the Certificate Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, actual payments from Mortgagors in the nature of Escrow Payments, charges for beneficiary statements or demands, assumption fees, modification fees, extension fees or amounts collected for Mortgagor checks returned for insufficient funds need not be deposited by the Servicer in the Certificate Account. If the Servicer shall deposit in the Certificate Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Certificate Account, any provision herein to the contrary notwithstanding. Assumption, extension and modification fees actually received from Mortgagors on Specially Serviced Mortgage Loans shall be promptly delivered to the Special Servicer as additional servicing compensation.

            Upon receipt of any of the foregoing amounts in clauses (i) (iii) above with respect to any Specially Serviced Mortgage Loans, the Special Servicer shall remit within one (1) Business Day such amounts to the Servicer for deposit into the Certificate Account, in accordance with the first two paragraphs of this Section 3.04(a). Any such amounts received by the Special Servicer with respect to an REO Property shall be deposited by the Special Servicer into the REO Account and remitted to the Servicer for deposit into the Certificate Account pursuant to Section 3.16(c). With respect to any such amounts paid by check to the order of the Special Servicer, the Special Servicer shall endorse without recourse or warranty such check to the order of the Servicer and shall promptly deliver any such check to the Servicer by overnight courier.

            Funds in the Certificate Account may only be invested in Permitted Investments in accordance with the provisions of Section 3.06. As of the Closing Date, the Certificate Account shall be located at the offices of PNC Bank, National Association. The Servicer shall give notice to the Trustee, the Paying Agent, the Special Servicer and the Depositor of the new location of the Certificate Account prior to or promptly after any change thereof.

            (b) The Paying Agent, on behalf of the Trustee (as holder of the Uncertificated Lower-Tier Interests), shall establish and maintain the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account and the Interest Reserve Account in trust for the benefit of the Certificateholders (and the Trustee as holder of the Uncertificated Lower-Tier Interests). The Servicer shall deliver to the Paying Agent each month on or before the P&I Advance Date therein, for deposit in the Lower-Tier Distribution Account, for the related Distribution Date the funds then on deposit in the Certificate Account after giving effect to withdrawals of funds pursuant to Section 3.05(a)(ii)-(xviii).

            The Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account and the Interest Reserve Account may be subaccounts of a single Eligible Account, which shall be maintained as a segregated account separate from other accounts.

            In addition to the amounts required to be deposited in the Lower-Tier Distribution Account pursuant to the second preceding paragraph, the Servicer shall, as and when required hereunder, deliver to the Paying Agent for deposit in the Lower-Tier Distribution Account:

            (i) any amounts required to be deposited by the Servicer pursuant to
      Section 3.19 as Compensating Interest Payments in connection with Prepayment Interest Shortfalls;

            (ii) any P&I Advances required to be made by the Servicer in accordance with Section 4.03;

            (iii) any Liquidation Proceeds paid by the Servicer, the Special Servicer, the Holders of the Controlling Class or the Holders of the Class LR Certificates in connection with the purchase of all of the Mortgage Loans and any REO Properties in the Trust Fund pursuant to Section 9.01 (exclusive of that portion thereof required to be deposited in the Certificate Account pursuant to Section 9.01);

            (iv) any Yield Maintenance Charges actually collected; and

            (v) any other amounts required to be so delivered for deposit in the Lower-Tier Distribution Account pursuant to any provision of this Agreement.

            If, as of the close of business (New York City time), on any P&I Advance Date or on such other date as any amount referred to in the foregoing clauses (i) through (v) are required to be delivered hereunder, the Servicer shall not have delivered to the Paying Agent for deposit in the Lower-Tier Distribution Account and the Excess Interest Distribution Account the amounts required to be deposited therein pursuant to the provisions of this Agreement (including any P&I Advance pursuant to Section 4.03(a) hereof), the Servicer shall pay the Paying Agent interest on such late payment at the Prime Rate from the time such payment was required to be made (without regard to any grace period provided to the Servicer) until such late payment is received by the Paying Agent.

            The Paying Agent shall, upon receipt, deposit in the Lower-Tier Distribution Account any and all amounts received by the Paying Agent that are required by the terms of this Agreement to be deposited therein.

            Promptly on each Distribution Date, the Paying Agent shall be deemed to withdraw from the Lower-Tier Distribution Account and deposit in the Upper-Tier Distribution Account an aggregate amount of immediately available funds equal to the Lower-Tier Distribution Amount and the amount of any Yield Maintenance Charges for such Distribution Date allocated in payment of the Uncertificated Lower-Tier Interests as specified in Sections 4.01(b) and 4.01(d), respectively.

            Funds on deposit in the Gain-on-Sale Reserve Account, the Interest Reserve Account and the Excess Interest Distribution Account shall be held uninvested. Funds on deposit in the Upper-Tier Distribution Account and the Lower-Tier Distribution Account shall be held uninvested. As of the Closing Date, the Interest Reserve Account, the Upper-Tier Distribution Account and the Lower-Tier Distribution Account shall be located at the offices of the Paying Agent. The Paying Agent shall give notice to the Trustee, the Servicer and the Depositor of the location of the Interest Reserve Account, the Upper-Tier Distribution Account and the Lower-Tier Distribution Account and, if established, the Excess Interest Distribution Account and the Gain-on-Sale Reserve Account, prior to any change thereof.

            (c) Prior to any Determination Date during which Excess Interest is received, and upon notification from the Servicer or Special Servicer pursuant to Section 3.02(d), the Paying Agent, on behalf of the Certificateholders, shall establish and maintain the Excess Interest Distribution Account in the name of the Paying Agent in trust for the benefit of the Class S Certificateholders. The Excess Interest Distribution Account shall be established and maintained as an Eligible Account. Prior to the applicable Distribution Date, the Servicer shall remit to the Paying Agent for deposit in the Excess Interest Distribution Account an amount equal to the Excess Interest received prior to the Determination Date for the applicable Due Period.

            Following the distribution of Excess Interest to Class S Certificateholders on the first Distribution Date after which there are no longer any Mortgage Loans outstanding which pursuant to their terms could pay Excess Interest, the Paying Agent shall terminate the Excess Interest Distribution Account.

            (d) The Paying Agent shall establish (upon notice from the Special Servicer of an event occurring that generates Gain-on-Sale Proceeds) and maintain the Gain-on-Sale Reserve Account in trust for the benefit of the Certificateholders. The Gain-on-Sale Reserve Account shall be maintained as an Eligible Account (or as a subaccount of an Eligible Account), separate and apart from trust funds for mortgage pass-through certificates of other series administered by the Paying Agent and other accounts of the Paying Agent. Funds in the Gain-on-Sale Reserve Account shall be held uninvested.

            Upon the disposition of any REO Property in accordance with Section
3.09 or Section 3.18, the Special Servicer will calculate the Gain-on-Sale Proceeds, if any, realized in connection with such sale and remit such funds to the Paying Agent for deposit into the Gain-on-Sale Reserve Account.

            Section 3.05 Permitted Withdrawals from the Certificate Account and the Distribution Accounts.

            (a) The Servicer may, from time to time, make withdrawals from the Certificate Account for any of the following purposes (without duplication):

            (i) no later than 2:00 p.m. on each P&I Advance Date, to remit to the Paying Agent for deposit in the Lower-Tier Distribution Account and the Excess Interest Distribution Account the amounts required to be remitted pursuant to the first paragraph of Section 3.04(b) and Section 3.04(c) or that may be applied to make P&I Advances pursuant to Section 4.03(a);

            (ii) (A) to pay itself unpaid Servicing Fees in respect of each Mortgage Loan, Specially Serviced Mortgage Loan and REO Loan, as applicable, the Servicer's rights to payment of Servicing Fees pursuant to this clause (ii)(A) with respect to any Mortgage Loan, Specially Serviced Mortgage Loan or REO Loan, as applicable, being limited to amounts received on or in respect of such Mortgage Loan (whether in the form of payments, Liquidation Proceeds or Insurance and Condemnation Proceeds) or such REO Loan (whether in the form of REO Revenues, Liquidation Proceeds or Insurance and Condemnation Proceeds), that are allocable as recovery of interest thereon; and (B) to pay the Special Servicer any unpaid Special Servicing Fees, Liquidation Fees and Workout Fees in respect of each Specially Serviced Mortgage Loan or REO Loan, as applicable, and any fees incurred by the Special Servicer in connection with performing any inspections pursuant to Section 3.12(a), remaining unpaid first, out of related REO Revenues, Liquidation Proceeds and Insurance and Condemnation Proceeds, and then out of general collections on the Mortgage Loans and REO Properties;

            (iii) to reimburse the Fiscal Agent and/or the Trustee, as applicable, and itself, as applicable (in that order), for unreimbursed P&I Advances, the Servicer's, the Trustee's or the Fiscal Agent's right to reimbursement pursuant to this clause (iii) being limited to amounts received which represent Late Collections of interest (net of the related Servicing Fees) on and principal of the particular Mortgage Loans and REO Loans with respect to which such P&I Advances were made; provided, however, that if such P&I Advance becomes a Workout-Delayed Reimbursement Amount, then such P&I Advance shall thereafter be reimbursed from the portion of general collections and recoveries on or in respect of all of the Mortgage Loans and REO Properties on deposit in the Certificate Account from time to time that represent collections or recoveries of principal to the extent provided in clause (v) below (to be allocated between the Loan Groups as set forth in the last paragraph of Section 3.05
      (a));

            (iv) to reimburse the Fiscal Agent and/or the Trustee, as applicable, and itself and the Special Servicer, as applicable (in that order), for unreimbursed Servicing Advances, the Servicer's, the Trustee's or the Fiscal Agent's respective rights to receive payment pursuant to this clause (iv) with respect to any Mortgage Loan or REO Property being limited to, as applicable, related payments, Liquidation Proceeds, Insurance and Condemnation Proceeds and REO Revenues; provided, however, that if such Servicing Advance becomes a Workout-Delayed Reimbursement Amount, then such Servicing Advance shall thereafter be reimbursed from the portion of general collections and recoveries on or in respect of the Mortgage Loans and REO Properties on deposit in the Certificate Account from time to time that represent collections or recoveries of principal to the extent provided in clause (v) below (to be allocated between the Loan Groups as set forth in the last paragraph of Section 3.05 (a));

            (v) to reimburse the Fiscal Agent and/or the Trustee, as applicable, and itself and the Special Servicer, as applicable (in that order), (A) for Nonrecoverable Advances first, out of REO Revenues, Liquidation Proceeds and Insurance and Condemnation Proceeds received on the related Mortgage Loan, then out of the principal portion of general collections on the Mortgage Loans and REO Properties (to be allocated between the Loan Groups as set forth in the last paragraph of Section 3.05 (a)), then, to the extent the principal portion of general collections is insufficient and with respect to such excess only, subject to any exercise of the sole option to defer reimbursement thereof pursuant to Section 3.19(c), out of other collections on the Mortgage Loans and REO Properties and, (B) with respect to the Workout-Delayed Reimbursement Amounts, out of the principal portion of the general collections on the Mortgage Loans and REO Properties (to be allocated between the Loan Groups as set forth in the last paragraph of Section 3.05 (a)), net of such amounts being reimbursed pursuant to (A) above or to pay itself, with respect to any Mortgage Loan or REO Property any related earned Servicing Fee that remained unpaid in accordance with clause (ii) above following a Final Recovery Determination made with respect to such Mortgage Loan or REO Property and the deposit into the Certificate Account of all amounts received in connection therewith;

            (vi) at such time as it reimburses the Fiscal Agent and/or the Trustee, as applicable, and itself, as applicable (in that order), for (a) any unreimbursed P&I Advance (including any such P&I Advance that constitutes a Workout-Delayed Reimbursement Amount) pursuant to clause
      (iii) above, to pay itself or the Fiscal Agent and/or the Trustee, as applicable, any interest accrued and payable thereon in accordance with Sections 4.03(d) and 3.11(c), (b) any unreimbursed Servicing Advances (including any such Servicing Advance that constitutes a Workout-Delayed Reimbursement Amount) pursuant to clause (iv) above, to pay itself, the Special Servicer, Trustee and/or the Fiscal Agent, as the case may be, any interest accrued and payable thereon in accordance with Sections 3.03(d) and 3.11(c) or (c) any Nonrecoverable Advances pursuant to clause (v) above, to pay itself, the Special Servicer, the Trustee and/or the Fiscal Agent, as the case may be, any interest accrued and payable thereon;

            (vii) to reimburse itself, the Special Servicer, the Depositor or the Trustee, as the case may be, for any unreimbursed expenses reasonably incurred by such Person in respect of any Breach or Defect giving rise to a repurchase or substitution obligation of the applicable Mortgage Loan Seller under Section 6 of the applicable Mortgage Loan Purchase Agreement, including, without limitation, any expenses arising out of the enforcement of the repurchase or substitution obligation, each such Person's right to reimbursement pursuant to this clause (vii) with respect to any Mortgage Loan being limited to that portion of the Purchase Price or Substitution Shortfall Amount paid with respect to such Mortgage Loan that represents such expense in accordance with clause (iv) or (v) of the definition of Purchase Price;

            (viii) in accordance with Section 2.03(e), to reimburse itself or the Special Servicer, as the case may be, first, out of Liquidation Proceeds, Insurance and Condemnation Proceeds, and then out of general collections on the Mortgage Loans and REO Properties for any unreimbursed expense reasonably incurred by such Person in connection with the enforcement of the applicable Mortgage Loan Seller's obligations under
      Section 6 of the applicable Mortgage Loan Purchase Agreement, but only to the extent that such expenses are not reimbursable pursuant to clause
      (vii) above or otherwise;

            (ix) to pay for costs and expenses incurred by the Trust Fund pursuant to Section 3.09(c) first, out of REO Revenues, Liquidation Proceeds, Insurance and Condemnation Proceeds, and then out of general collections on the Mortgage Loans and REO Properties;

            (x) to pay itself, as additional servicing compensation in accordance with Section 3.11(a), (a) (A) interest and investment income earned in respect of amounts relating to the Trust Fund held in the Certificate Account as provided in Section 3.06(b) (but only to the extent of the Net Investment Earnings with respect to the Certificate Account for the period from the prior P&I Advance Date to the P&I Advance Date related to such Distribution Date) and (B) Penalty Charges on Mortgage Loans (other than Penalty Charges collected while the related Mortgage Loan is a Specially Serviced Mortgage Loan), but only to the extent collected from the related Mortgagor and to the extent that all amounts then due and payable with respect to the related Mortgage Loan have been paid and such Penalty Charges are not needed to pay interest on related Advances or related costs and expenses incurred by the Trust Fund (other than Special Servicing Fees, Workout Fees and Liquidation Fees with respect to each Mortgage Loan) in accordance with Section 3.11(c); and (b) to pay the Special Servicer, as additional servicing compensation in accordance with the second paragraph of Section 3.11(b), Penalty Charges collected on Specially Serviced Mortgage Loans (but only to the extent collected from the related Mortgagor and to the extent that all amounts then due and payable with respect to the related Specially Serviced Mortgage Loan have been paid and such Penalty Charges are not needed to pay interest on related Advances or related costs and expenses incurred by the Trust Fund in accordance with Section 3.11(c));

            (xi) to recoup any amounts deposited in the Certificate Account in error;

            (xii) to pay itself, the Special Servicer, the Depositor or any of their respective directors, officers, members, managers, employees and agents, as the case may be, any amounts payable to any such Person pursuant to Section 6.03(a) or 6.03(b);

            (xiii) to pay for (a) the cost of the Opinions of Counsel contemplated by Sections 3.09(b), 3.16(a), 3.17(b), 3.20(a), 3.20(d) and
      10.01(f) to the extent payable out of the Trust Fund, (b) the cost of any Opinion of Counsel contemplated by Section 11.01(a) or 11.01(c) in connection with an amendment to this Agreement requested by the Trustee or the Servicer, which amendment is in furtherance of the rights and interests of Certificateholders and (c) the cost of obtaining the REO Extension contemplated by Section 3.16(a);

            (xiv) to pay out of general collections on the Mortgage Loans and REO Properties any and all federal, state and local taxes imposed on the Upper-Tier REMIC, the Lower-Tier REMIC or any of their assets or transactions, together with all incidental costs and expenses, to the extent that none of the Servicer, the Special Servicer, the Paying Agent or the Trustee is liable therefor pursuant to Section 10.01(g);

            (xv) to reimburse the Paying Agent out of general collections on the Mortgage Loans and REO Properties for expenses incurred by and reimbursable to it by the Trust Fund pursuant to Section 10.01(c);

            (xvi) to pay itself, the Special Servicer or a Mortgage Loan Seller, as the case may be, with respect to each Mortgage Loan, if any, previously purchased by such Person pursuant to this Agreement, all amounts received thereon subsequent to the date of purchase relating to periods after the date of purchase; or, in the case of the substitution for a Mortgage Loan by a Mortgage Loan Seller pursuant to Section 2.03(b), to pay such Mortgage Loan Seller with respect to the replaced Mortgage Loan all amounts received thereon subsequent to the date of substitution, and with respect to the related Qualified Substitute Mortgage Loan(s), all Monthly Payments due thereon during or prior to the month of substitution, in accordance with the last sentence of the first paragraph of Section 2.03(b);

            (xvii) to remit to the Paying Agent for deposit in the Interest Reserve Account the amounts required to be deposited in the Interest Reserve Account pursuant to Section 3.25;

            (xviii) to clear and terminate the Certificate Account at the termination of this Agreement pursuant to Section 9.01; and

            (xix) to pay for any expenditures to be borne by the Trust Fund pursuant to the second paragraph of Section 3.03(c).

            The Servicer shall keep and maintain separate accounting records, on a loan by loan and property-by-property basis when appropriate, for the purpose of justifying any withdrawal from the Certificate Account.

            The Servicer shall pay to the Special Servicer or the Paying Agent from the Certificate Account amounts permitted to be paid to it therefrom monthly upon receipt of a certificate of a Responsible Officer of the Special Servicer or the Paying Agent describing the item and amount to which the Special Servicer or the Paying Agent is entitled. The Servicer may rely conclusively on any such certificate and shall have no duty to re calculate the amounts stated therein. The Special Servicer shall keep and maintain separate accounting for each Specially Serviced Mortgage Loan and REO Loan, on a loan by loan and property-by-property basis, for the purpose of justifying any request for withdrawal from the Certificate Account.

            To the extent a Nonrecoverable Advance or Workout-Delayed Reimbursement Amount with respect to a Mortgage Loan is required to be reimbursed from the principal portion of the general collections on the Mortgage Loans pursuant to clauses (iii), (iv) or (v) of this Section 3.05(a), such reimbursement shall be made first, from the principal collections available on the Mortgage Loans included in the same Loan Group as such Mortgage Loan and if the principal collections in such Loan Group are not sufficient to make such reimbursement in full, then from the principal collections available in the other Loan Group (after giving effect to any reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts related to such other Loan Group). To the extent a Nonrecoverable Advance with respect to a Mortgage Loan is required to be reimbursed from the interest portion of the general collections on the Mortgage Loans pursuant to clauses (iii), (iv) or (v) of this
Section 3.05(a), such reimbursement shall be made first, from the interest collections available on the Mortgage Loans included in the same Loan Group as such Mortgage Loan and if the interest collections in such Loan Group are not sufficient to make such reimbursement in full, then from the interest collections available in the other Loan Group (after giving effect to any reimbursement of Nonrecoverable Advances related to such other Loan Group).

            (b) The Paying Agent, on behalf of the Trustee, may, from time to time, make withdrawals from the Lower-Tier Distribution Account for any of the following purposes:

            (i) to make deposits of the Lower-Tier Distribution Amount pursuant to Section 4.01(b) and the amount of any Yield Maintenance Charges distributable pursuant to Section 4.01(d) in the Upper-Tier Distribution Account and to make distributions on the Class LR Certificates pursuant to
      Section 4.01(b);

            (ii) to pay to the Trustee, the Paying Agent or any of their respective directors, officers, employees and agents, as the case may be, any amounts payable or reimbursable to any such Person pursuant to Section 8.05(b);

            (iii) to pay the Trustee and the Paying Agent their respective portions of the Trustee Fee as contemplated by Section 8.05(a) hereof with respect to the Mortgage Loans;

            (iv) to pay for the cost of the Opinions of Counsel sought by the Trustee or the Paying Agent (A) as provided in clause (v) of the definition of "Disqualified Organization", (B) as contemplated by Section 3.20(d), 8.02(ii) and 10.01(f), or (C) as contemplated by Section 11.01(a) or 11.01(c) in connection with any amendment to this Agreement requested by the Trustee or the Paying Agent which amendment is in furtherance of the rights and interests of Certificateholders, in each case, to the extent not paid pursuant to Section 11.01(g);

            (v) to pay any and all federal, state and local taxes imposed on the Lower-Tier REMIC, the Upper-Tier REMIC or on the assets or transactions of either such REMIC, together with all incidental costs and expenses, to the extent none of the Trustee, the Paying Agent, the REMIC Administrator, the Servicer or the Special Servicer is liable therefor pursuant to Section 10.01(g); provided that, to the extent any of the Paying Agent, the REMIC Administrator, the Servicer or the Special Servicer is liable therefor pursuant to Section 10.01(g), such payment shall not prejudice the rights of the Trustee on behalf of either the Lower-Tier REMIC or the Upper-Tier REMIC to collect such amounts;

            (vi) to pay the REMIC Administrator any amounts reimbursable to it pursuant to Section 10.01(f);

            (vii) to pay to the Servicer any amounts deposited by the Servicer in the Distribution Account not required to be deposited therein; and

            (viii) to clear and terminate the Lower-Tier Distribution Account at the termination of this Agreement pursuant to Section 9.01.

            (c) The Paying Agent shall, on any Distribution Date, make withdrawals from the Excess Interest Distribution Account to the extent required to make the distributions of Excess Interest required by Section 4.01(h).

            (d) The Paying Agent on behalf of the Trustee may make withdrawals from the Upper-Tier Distribution Account for any of the following purposes:

            (i) to make distributions to Certificateholders (other than Holders of the Class LR Certificates) on each Distribution Date pursuant to
      Section 4.01 or 9.01, as applicable; and

            (ii) to clear and terminate the Upper-Tier Distribution Account at the termination of this Agreement pursuant to Section 9.01.

            (e) Notwithstanding anything herein to the contrary, with respect to any Mortgage Loan, (i) if amounts on deposit in the Certificate Account and the Lower-Tier Distribution Account are not sufficient to pay the full amount of the Servicing Fee listed in Section 3.05(a)(ii) and the Trustee Fee and the Paying Agent Fee listed in Section 3.05(b), then the Trustee Fee and the Paying Agent Fee shall be paid in full prior to the payment of any Servicing Fees payable under Section 3.05(a) if amounts on deposit in the Certificate Account are not sufficient to reimburse the full amount of Advances and interest thereon listed in Sections 3.05(a), then reimbursements shall be paid first to the Fiscal Agent, second to the Trustee and third to the Servicer.

            Section 3.06 Investment of Funds in the Certificate Account and the REO Account.

            (a) The Servicer may direct any depository institution maintaining the Certificate Account or any Servicing Account (for purposes of this Section 3.06, an "Investment Account") and the Special Servicer may direct any depository institution maintaining the REO Account (also for purposes of this Section 3.06, an "Investment Account") to invest, or if it is such depository institution, may itself invest, the funds held therein only in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, (i) no later than the Business Day immediately preceding the next succeeding date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if a Person other than the depository institution maintaining such account is the obligor thereon and
(ii) no later than the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if the depository institution maintaining such account is the obligor thereon. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Trustee (in its capacity as such). The Servicer (in the case of the Certificate Account) or the Special Servicer (in the case of the REO Account or any Servicing Account maintained by or for the Special Servicer), on behalf of the Trustee, shall maintain continuous physical possession of any Permitted Investment of amounts in the Certificate Account or REO Account that is either (i) a "certificated security", as such term is defined in the UCC (such that the Trustee shall have control pursuant to Section 8-106 of the UCC) or (ii) other property in which a secured party may perfect its security interest by physical possession under the UCC or any other applicable law. Funds on deposit in the Distribution Accounts, if any, shall remain uninvested. In the case of any Permitted Investment held in the form of a "security entitlement" (within the meaning of Section 8-102(a)(17) of the UCC), the Servicer or the Special Servicer, as applicable, shall take or cause to be taken such action as the Trustee deems reasonably necessary to cause the Trustee to have control over such security entitlement. In the event amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Servicer (in the case of the Certificate Account or any Servicing Account) or the Special Servicer (in the case of the REO Account) shall:

            (i) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (a) all amounts then payable thereunder and (b) the amount required to be withdrawn on such date; and

            (ii) demand payment of all amounts due thereunder promptly upon determination by the Servicer, the Special Servicer or the Trustee, as the case may be, that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

            (b) Interest and investment income realized on funds deposited in the Certificate Account or any Servicing Account, to the extent of the Net Investment Earnings, if any, with respect to such account for the period from the prior P&I Advance Date to the P&I Advance Date related to such Distribution Date, shall be for the sole and exclusive benefit of the Servicer to the extent (with respect to Servicing Accounts) not required to be paid to the related Mortgagor and shall be subject to its withdrawal, or withdrawal at its direction, in accordance with Sections 3.03 or Section 3.05(a), as the case may be. Interest and investment income realized on funds deposited in the REO Account, to the extent of the Net Investment Earnings, if any, with respect to such account for each period from any P&I Advance Date to the immediately succeeding P&I Advance Date, shall be for the sole and exclusive benefit of the Special Servicer and shall be subject to its withdrawal in accordance with
Section 3.16(c). In the event that any loss shall be incurred in respect of any Permitted Investment (as to which the Servicer or Special Servicer, as applicable, would have been entitled to any related Net Investment Earnings hereunder) directed to be made by the Servicer or Special Servicer, as applicable, and on deposit in any of the Certificate Account, any Servicing Account or the REO Account, the Servicer (in the case of the Certificate Account or any Servicing Account) and the Special Servicer (in the case of the REO Account) shall deposit therein, no later than the P&I Advance Date, without right of reimbursement, the amount of Net Investment Loss, if any, with respect to such account for the period from the prior P&I Advance Date to the P&I Advance Date related to such Distribution Date, provided that neither the Servicer nor the Special Servicer shall be required to deposit any loss on an investment of funds in an Investment Account if such loss is incurred solely as a result of the insolvency of the federal or state chartered depository institution or trust company that holds such Investment Account, so long as such depository institution or trust company satisfied the qualifications set forth in the definition of Eligible Account at the time such investment was made.

            (c) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Servicer may and, upon the request of Holders of Certificates entitled to a majority of the Voting Rights allocated to any Class shall, take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

            Section 3.07 Maintenance of Insurance Policies; Errors and Omissions and Fidelity Coverage.

            (a) The Servicer shall use its efforts consistent with the Servicing Standards to cause the Mortgagor to maintain, to the extent required by the terms of the related Mortgage Note, or if the Mortgagor does not so maintain, shall itself maintain, for each Mortgage Loan all insurance coverage as is required under the related Mortgage, except to the extent that the failure of the related Mortgagor to do so is an Acceptable Insurance Default; provided, however, that if any Mortgage permits the holder thereof to dictate to the Mortgagor the insurance coverage to be maintained on such Mortgaged Property, the Servicer shall impose such insurance requirements as are consistent with the Servicing Standards, provided that the Servicer will be obligated to maintain insurance against property damage resulting from terrorist or similar acts unless the Mortgagor's failure is an Acceptable Insurance Default; provided that the Servicer shall not itself be required to maintain any insurance coverage with respect to a Mortgaged Property that is not available at commercially reasonable rates (and the Directing Certificateholder will have the right to consent to any such determination) or as to which the Trustee, as mortgagee, does not have an insurable interest. If the Special Servicer determines that such failure is not an Acceptable Insurance Default, the Special Servicer shall notify the Servicer, and upon notice the Servicer shall cause such insurance to be maintained. Furthermore, the Special Servicer shall inform the Rating Agencies as to such conclusions for every Mortgage Loan that has one of the ten
(10) highest outstanding Stated Principal Balances of all of the Mortgage Loans then included in the Trust. During the period that the Special Servicer is evaluating the availability of such insurance, neither the Servicer nor the Special Servicer will be liable for any loss related to the Servicer's failure to require the Mortgagor to maintain such insurance, and neither the Servicer nor the Special Servicer will be in default of its obligations as a result of such failure. Subject to Section 3.17(a), the Special Servicer shall maintain for each REO Property no less insurance coverage than was previously required of the Mortgagor under the related Mortgage Loan, to the extent obtainable at commercially reasonable rates. All Insurance Policies maintained by the Servicer or the Special Servicer shall, to the extent available at commercially reasonable rates (which determination shall be subject to the consent of the Directing Certificateholder), (i) contain a "standard" mortgagee clause, with loss payable to the Servicer on behalf of the Trustee (in the case of insurance maintained in respect of Mortgage Loans other than REO Properties), (ii) be in the name of the Trustee (in the case of insurance maintained in respect of REO Properties), (iii) include coverage in an amount not less than the lesser of (x) the full replacement cost of the improvements securing Mortgaged Property or the REO Property, as applicable, or (y) the outstanding principal balance owing on the related Mortgage Loan or REO Loan, as applicable, and in any event, the amount necessary to avoid the operation of any co insurance provisions, (iv) include a replacement cost endorsement providing no deduction for depreciation (unless such endorsement is not permitted under the related Mortgage Loan documents), (v) be noncancellable without 30 days prior written notice to the insured party (except in the case of nonpayment, in which case such policy shall not be cancelled without 10 days prior notice) and (vi) be issued by a Qualified Insurer authorized under applicable law to issue such Insurance Policies. Any amounts collected by the Servicer or the Special Servicer under any such Insurance Policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or REO Property or amounts to be released to the related Mortgagor, in each case in accordance with the Servicing Standards and the provisions of the related Mortgage Loan) shall be deposited in the Certificate Account, subject to withdrawal pursuant to Section 3.05(a). Any costs incurred by the Servicer in maintaining any such Insurance Policies in respect of Mortgage Loans (other than REO Properties) (i) if the Mortgagor defaults on its obligation to do so, shall be advanced by the Servicer as a Servicing Advance and will be charged to the related Mortgagor and (ii) shall not, for purposes of calculating monthly distributions to Certificateholders, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit. Any cost incurred by the Special Servicer in maintaining any such Insurance Policies with respect to REO Properties shall be an expense of the Trust payable out of the related REO Account pursuant to Section 3.16(c) or, if the amount on deposit therein is insufficient therefor, advanced by the Servicer as a Servicing Advance.

            Notwithstanding the foregoing, with respect to the Mortgage Loans which either (x) require the Mortgagor to maintain "all risk" property insurance (and do not expressly permit an exclusion for terrorism) or (y) contain provisions generally requiring the applicable Mortgagor to maintain insurance in types and against such risks as the holder of such Mortgage Loan reasonably requires from time to time in order to protect its interests, the Servicer will be required to (A) actively monitor whether the insurance policies for the related Mortgaged Property contain Additional Exclusions, (B) request the Mortgagor to either purchase insurance against the risks specified in the Additional Exclusions or provide an explanation as to its reasons for failing to purchase such insurance and (C) notify the Special Servicer if any insurance policy contains Additional Exclusions or if any borrower fails to purchase the insurance requested to be purchased by the Servicer pursuant to clause (B) above. If the Special Servicer determines that such failure is not an Acceptable Insurance Default, the Special Servicer shall notify the Servicer, and upon notice the Servicer shall cause such insurance to be maintained. Furthermore, the Special Servicer shall inform the Rating Agencies as to such conclusions for every Mortgage Loan that has one of the ten (10) highest outstanding Stated Principal Balances of all of the Mortgage Loans then included in the Trust. During the period that the Special Servicer is evaluating the availability of such insurance, neither the Servicer nor the Special Servicer will be liable for any loss related to the Servicer's failure to require the Mortgagor to maintain such insurance and will not be in default of its obligations as a result of such failure.

            (b) (i) If the Servicer or the Special Servicer shall obtain and maintain a blanket Insurance Policy with a Qualified Insurer insuring against fire and hazard losses on all of the Mortgage Loans or REO Properties, as the case may be, required to be serviced and administered hereunder, then, to the extent such Insurance Policy provides protection equivalent to the individual policies otherwise required, the Servicer or the Special Servicer shall conclusively be deemed to have satisfied its obligation to cause fire and hazard insurance to be maintained on the related Mortgaged Properties or REO Properties. Such Insurance Policy may contain a deductible clause, in which case the Servicer or the Special Servicer shall, if there shall not have been maintained on the related Mortgaged Property or REO Property a fire and hazard Insurance Policy complying with the requirements of Section 3.07(a), and there shall have been one or more losses which would have been covered by such Insurance Policy, promptly deposit into the Certificate Account from its own funds the amount of such loss or losses that would have been covered under the individual policy but are not covered under the blanket Insurance Policy because of such deductible clause to the extent that any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan, or in the absence of such deductible limitation, the deductible limitation which is consistent with the Servicing Standards. In connection with its activities as administrator and servicer of the Mortgage Loans, the Servicer or the Special Servicer, as the case may be, agrees to prepare and present, on behalf of itself, the Trustee and Certificateholders, claims under any such blanket Insurance Policy in a timely fashion in accordance with the terms of such policy. The Special Servicer, to the extent consistent with the Servicing Standards, may maintain, earthquake insurance on REO Properties, provided coverage is available at commercially reasonable rates, the cost of which shall be a Servicing Advance.

            (ii) If the Servicer or the Special Servicer shall cause any Mortgaged Property or REO Property to be covered by a master single interest or force placed insurance policy with a Qualified Insurer naming the Servicer or the Special Servicer on behalf of the Trustee as the loss payee, then to the extent such Insurance Policy provides protection equivalent to the individual policies otherwise required, the Servicer or the Special Servicer shall conclusively be deemed to have satisfied its obligation to cause such insurance to be maintained on the related Mortgage Properties and REO Properties. In the event the Servicer or the Special Servicer shall cause any Mortgaged Property or REO Property to be covered by such master single interest or force placed insurance policy, the incremental costs of such insurance applicable to such Mortgaged Property or REO Property (i.e., other than any minimum or standby premium payable for such policy whether or not any Mortgaged Property or REO Property is covered thereby) shall be paid by the Servicer as a Servicing Advance. Such master single interest or force placed policy may contain a deductible clause, in which case the Servicer or the Special Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy otherwise complying with the provisions of Section 3.07(a), and there shall have been one or more losses which would have been covered by such policy had it been maintained, deposit into the Certificate Account from its own funds the amount not otherwise payable under the master single or force placed interest policy because of such deductible clause, to the extent that any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan, or, in the absence of any such deductible limitation, the deductible limitation which is consistent with the Servicing Standards.

            (c) Each of the Servicer and the Special Servicer shall obtain and maintain at its own expense and keep in full force and effect throughout the term of this Agreement a blanket fidelity bond and an errors and omissions Insurance Policy with a Qualified Insurer covering the Servicer's and the Special Servicer's, as applicable, officers and employees acting on behalf of the Servicer and the Special Servicer in connection with its activities under this Agreement. Notwithstanding the foregoing, so long as the long term debt or the deposit obligations or claims paying ability of the Servicer is rated at least "A" by Fitch and S&P (or, with respect to the required Fitch rating, if not rated by Fitch, then at least "A" by two other nationally recognized statistical rating organizations (which may include the other Rating Agency)), the Servicer shall be allowed to provide self insurance with respect to a fidelity bond and an Errors and Omissions Insurance Policy. The amount of coverage shall be at least equal to the coverage that would be required by Fannie Mae or Freddie Mac, whichever is greater, with respect to the Servicer or the Special Servicer if the Servicer or the Special Servicer, as applicable, were servicing and administering the Mortgage Loans or Specially Serviced Mortgage Loans, as applicable, for Fannie Mae or Freddie Mac. Coverage of the Servicer or the Special Servicer under a policy or bond obtained by an Affiliate of the Servicer or the Special Servicer and providing the coverage required by this Section 3.07(c) shall satisfy the requirements of this Section 3.07(c). The Special Servicer and the Servicer will promptly report in writing to the Trustee any material changes that may occur in their respective fidelity bonds, if any, and/or their respective errors and omissions Insurance Policies, as the case may be, and will furnish to the Trustee copies of all binders and policies or certificates evidencing that such bonds, if any, and insurance policies are in full force and effect. The Servicer and the Special Servicer shall each cause the Trustee to be an additional loss payee on any policy currently in place or procured pursuant to the requirements of this Section 3.07(c).

            (d) At the time the Servicer determines in accordance with the Servicing Standards that any Mortgaged Property shall be in a federally designated special flood hazard area (and such flood insurance has been made available), the Servicer will use reasonable efforts consistent with the Servicing Standards to cause the related Mortgagor (in accordance with applicable law and the terms of the Mortgage Loan documents) to maintain, and, if the related Mortgagor shall default in its obligation to so maintain, shall itself maintain to the extent available at commercially reasonable rates (as determined by the Servicer in accordance with the Servicing Standards and to the extent the Trustee, as mortgagee, has an insurable interest therein), flood insurance in respect thereof, but only to the extent the related Mortgage Loan permits the mortgagee to require such coverage and the maintenance of such coverage is consistent with the Servicing Standards. Such flood insurance, to the extent available at commercially reasonable rates (which determination shall be subject to the consent of the Directing Certificateholder), shall be in an amount equal to the lesser of (i) the unpaid principal balance of the related Mortgage Loan, and (ii) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended. If the cost of any insurance described above is not borne by the Mortgagor, the Servicer shall promptly make a Servicing Advance for such costs.

            (e) During all such times as any REO Property shall be located in a federally designated special flood hazard area, the Special Servicer will cause to be maintained, to the extent available at commercially reasonable rates (as determined by the Special Servicer in accordance with the Servicing Standards), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended. The cost of any such flood insurance with respect to an REO Property shall be an expense of the Trust payable out of the related REO Account pursuant to Section 3.16(c) or, if the amount on deposit therein is insufficient therefor, paid by the Servicer as a Servicing Advance.

            Section 3.08 Enforcement of Due-On-Sale Clauses; Assumption Agreements.

            (a) As to each Mortgage Loan which contains a provision in the nature of a "due-on-sale" clause, which by its terms:

            (i) provides that such Mortgage Loan shall (or may at the mortgagee's option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property; or

            (ii) provides that such Mortgage Loan may not be assumed without the consent of the mortgagee in connection with any such sale or other transfer,

then, for so long as such Mortgage Loan is included in the Trust Fund, the Special Servicer or, with respect to all Non-Specially Serviced Mortgage Loans, the Servicer, on behalf of the Trustee as the mortgagee of record, shall exercise (or waive its right to exercise provided that, (i) with respect to all Non-Specially Serviced Mortgage Loans, the Servicer has obtained the prior written consent of the Special Servicer, which consent shall be deemed given 15 Business Days after receipt by the Special Servicer from the Servicer of the Servicer's analysis and recommendation with respect to such waiver together with such other information reasonably requested by the Special Servicer, (ii) the Special Servicer has obtained the prior written consent of the Directing Certificateholder, which consent shall be deemed given 10 Business Days after receipt by the Directing Certificateholder from the Special Servicer of the Servicer's and/or Special Servicer's (as applicable) analysis and recommendation with respect to such waiver together with such other information reasonably requested by the Directing Certificateholder and (iii) it has obtained confirmation from the Rating Agencies pursuant to Section 3.08(e), if required) any right it may have with respect to such Mortgage Loan (x) to accelerate the payments thereon or (y) to withhold its consent to any such sale or transfer, in a manner consistent with the Servicing Standards.

            (b) As to each Mortgage Loan which contains a provision in the nature of a "due-on-encumbrance" clause, which by its terms:

            (i) provides that such Mortgage Loan shall (or may at the mortgagee's option) become due and payable upon the creation of any additional lien or other encumbrance on the related Mortgaged Property; or

            (ii) requires the consent of the mortgagee to the creation of any such additional lien or other encumbrance on the related Mortgaged Property,

then, for so long as such Mortgage Loan is included in the Trust Fund, the Servicer shall provide notice to the Special Servicer of any request for a waiver thereof, and the Special Servicer, on behalf of the Trustee as the mortgagee of record, shall exercise (or waive its right to exercise provided that the Special Servicer has, (i) obtained the consent of the Directing Certificateholder which consent shall be deemed given 10 Business Days after receipt by the Directing Certificateholder from the Special Servicer of the Servicer's and/or Special Servicer's (as applicable) analysis and recommendation with respect to such waiver together with such other information reasonably requested by the Directing Certificateholder, and (ii) obtained confirmation from the Rating Agencies pursuant to Section 3.08(e), if required) any right it may have with respect to such Mortgage Loan (x) to accelerate the payments thereon or (y) to withhold its consent to the creation of any such additional lien or other encumbrance, in a manner consistent with the Servicing Standards.

            (c) Nothing in this Section 3.08 shall constitute a waiver of the Trustee's right, as the mortgagee of record, to receive notice of any assumption of a Mortgage Loan, any sale or other transfer of the related Mortgaged Property or the creation of any additional lien or other encumbrance with respect to such Mortgaged Property.

            (d) Except as otherwise permitted by Sections 3.20 and 3.08(a), (b) and (f), neither the Servicer nor the Special Servicer shall agree to modify, waive or amend any term of any Mortgage Loan in connection with the taking of, or the failure to take, any action pursuant to this Section 3.08.

            (e) (i) Notwithstanding the foregoing, the Servicer or the Special Servicer, as applicable, shall not waive any rights under a "due-on-encumbrance" clause with respect to any Mortgage Loan which (together with any Mortgaged Loans cross collateralized with such Mortgage Loans) represents (a) one of the top ten Stated Principal Balances as of the date of the encumbrance, or if the applicable Mortgage Loan represents 2% or more of the Cut-off Date Principal Balance of all Mortgage Loans or (b) a Mortgage Loan with an aggregated LTV Ratio greater than or equal to 85% and an aggregated Debt Service Coverage Ratio less than or equal to 1.20x, unless it obtains from each Rating Agency a written confirmation that such waiver will not cause a downgrading, qualification or withdrawal of the then current rating assigned to any of the Certificates. The Special Servicer shall provide copies of any such waivers to the Servicer and each Rating Agency with respect to each Mortgage Loan. To the extent any fee charged by each Rating Agency in connection with rendering such written confirmation is not paid by the related Mortgagor, such fee is to be an expense of the Trust; provided that the Servicer or Special Servicer, as applicable, shall use its reasonable best efforts to collect such fee from the Mortgagor to the extent permitted under the related Mortgage Loan documents.

            (ii) Notwithstanding the foregoing, the Servicer or the Special Servicer, as applicable, shall not waive any rights under a "due-on-sale" clause with respect to any of the Mortgage Loans unless it obtains from each Rating Agency a written confirmation that such waiver would not cause a downgrading, qualification or withdrawal of the then current rating assigned to any of the Certificates; provided, however, that (x) no such confirmation shall be required for any Mortgage Loan which (together with any Mortgaged Loans cross collateralized with such Mortgage Loans) is a Mortgage Loan with a Cut-off Date Principal Balance less than $20,000,000, or if the related Mortgage Loan represents less than 5% of the Cut-off Date Principal Balance of all Mortgage Loans, so long as such Mortgage Loan is not one of the ten largest Mortgage Loans by Stated Principal Balance.. The Servicer shall use its reasonable efforts to collect from the Mortgagor all fees charged by any Rating Agency and, to the extent the Mortgagor is required to pay such fee under the terms of the related Mortgage Loan documents, the Servicer shall not waive such obligation. To the extent any fee charged by each Rating Agency in connection with rendering such written confirmation is not paid by the related Mortgagor, such fee is to be an expense of the Trust; provided that the Servicer or Special Servicer, as applicable, shall use its reasonable best efforts to collect such fee from the Mortgagor to the extent permitted under the related Mortgage Loan documents. The Special Servicer shall provide copies of any such waivers to the Servicer and each Rating Agency with respect to each Mortgage Loan.

            (f) Notwithstanding any other provisions of this Section 3.08 or
Section 3.20, the Servicer may, without any Rating Agency confirmation as provided in clause (e) above or any Directing Certificateholder approval (provided the Servicer delivers notice thereof to the Special Servicer and Directing Certificateholder), (i) grant waivers of non-material covenant defaults (other than financial covenants), including late financial statements;
(ii) grant releases of non-material, non-income producing parcels of a Mortgaged Property that do not materially affect the use or value of the Mortgaged Property or the ability of the related Mortgagor to pay amounts due in respect of the Mortgage Loan as and when due; (iii) approve or consent to grants of easements or right of way for utilities, access, parking, public improvements or another purpose or subordinations of the lien of Mortgage Loans to easements that do not materially affect the use or value of a Mortgaged Property or a Mortgagor's ability to make any payments with respect to the related Mortgage Loan; (iv) grant other routine approvals, including the granting of subordination, non-disturbance and attornment agreements and leasing consents that affect less than the lesser of (A) 30% of the net rentable area of the Mortgaged Property, or (B) 30,000 square feet; (v) consents to actions related to condemnation of non-material, non-income producing parcels of the Mortgaged Property that do not materially affect the use or value of the Mortgaged Property or the ability of the related Mortgagor to pay amounts due in respect of the Mortgage Loan as and when due; (vi) consents to a change in property management relating to any Mortgage Loan with respect to Mortgage Loans with an outstanding principal balance of less than $5,000,000; and (vii) approve of annual operating budgets; provided that (w) any such modification, waiver or amendment would not in any way affect a payment term of the Certificates, (x) any such modification, waiver or amendment would not constitute a "significant modification" of such Mortgage Loan pursuant to Treasury Regulations Section 1.860G-2(b) and would not otherwise cause either of the Upper-Tier REMIC or Lower-Tier REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a "grantor trust" under subpart E of Part 1 of subchapter J of the Code, (y) agreeing to such modification, waiver or amendment would be consistent with the Servicing Standards, and (z) agreeing to such modification, waiver or amendment shall not violate the terms, provisions or limitations of this Agreement or any other document contemplated hereby.

            (g) Notwithstanding any other provision of this Agreement, the Servicer may not waive its rights or grant its consent under any "due-on-sale" or "due-on-encumbrance" clause without the consent of the Special Servicer and the Special Servicer may not waive its rights or grant its consent under any "due-on-sale" or "due-on-encumbrance" clause without the consent of the Directing Certificateholder. The Directing Certificateholder shall have 10 Business Days after receipt of notice together with the recommendation and analysis with respect to such waiver from the Special Servicer of a proposed waiver or consent under any "due-on-sale" or "due-on-encumbrance" clause in which to grant or withhold its consent (provided that if the Special Servicer fails to receive a response to such notice from the Directing Certificateholder in writing within such period, then the Directing Certificateholder shall be deemed to have consented to such proposed waiver or consent).

            Section 3.09 Realization Upon Defaulted Mortgage Loans.

            (a) The Special Servicer shall, subject to subsections (b) through
(d) of this Section 3.09, exercise reasonable efforts, consistent with the Servicing Standards, to foreclose upon or otherwise comparably convert (which may include an REO Acquisition) the ownership of property securing such Mortgage Loans, as come into and continue in default as to which, in the reasonable judgment of Special Servicer, no satisfactory arrangements can be made for collection of delinquent payments, and which are not released from the Trust Fund pursuant to any other provision hereof. The foregoing is subject to the provision that, in any case in which a Mortgaged Property shall have suffered damage from an Uninsured Cause, the Servicer or Special Servicer shall not be required to make a Servicing Advance and expend funds toward the restoration of such property unless the Special Servicer has determined in its reasonable discretion that such restoration will increase the net proceeds of liquidation of such Mortgaged Property to Certificateholders after reimbursement to the Servicer for such Servicing Advance, and the Servicer or Special Servicer has determined that such Servicing Advance together with accrued and unpaid interest thereon would not constitute a Nonrecoverable Advance. The Special Servicer shall be responsible for all other costs and expenses incurred by it in any such proceedings (such costs and expenses to be advanced by the Servicer or upon request of the Special Servicer, to the Special Servicer), provided that, in each case, such cost or expense would not, if incurred, constitute a Nonrecoverable Servicing Advance. Nothing contained in this Section 3.09 shall be construed so as to require the Servicer or the Special Servicer, on behalf of the Trust, to make a bid on any Mortgaged Property at a foreclosure sale or similar proceeding that is in excess of the fair market value of such property, as determined by the Servicer or the Special Servicer in its reasonable judgment taking into account the factors described in Section 3.18(b) and the results of any Appraisal obtained pursuant to the following sentence, all such bids to be made in a manner consistent with the Servicing Standards. If and when the Special Servicer or the Servicer deems it necessary and prudent for purposes of establishing the fair market value of any Mortgaged Property securing a Defaulted Mortgage Loan, whether for purposes of bidding at foreclosure or otherwise, the Special Servicer or the Servicer, as the case may be, is authorized to have an Appraisal performed with respect to such property by an Independent MAI-designated appraiser the cost of which shall be paid by the Servicer as a Servicing Advance.

            (b) The Special Servicer shall not acquire any personal property pursuant to this Section 3.09 unless either:

            (i) such personal property is incidental to real property (within the meaning of Section 856(e)(1) of the Code) so acquired by the Special Servicer; or

            (ii) the Special Servicer shall have obtained an Opinion of Counsel (the cost of which shall be paid by the Servicer as a Servicing Advance) to the effect that the holding of such personal property by the Trust Fund will not cause the imposition of a tax on the Upper-Tier REMIC or the Lower-Tier REMIC under the REMIC Provisions or cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC at any time that any Uncertificated Lower-Tier Interest or Certificate is outstanding.

            (c) Notwithstanding the foregoing provisions of this Section 3.09, neither the Special Servicer nor the Servicer shall, on behalf of the Trustee, obtain title to a Mortgaged Property in lieu of foreclosure or otherwise, or take any other action with respect to any Mortgaged Property, if, as a result of any such action, the Trustee, on behalf of the Certificateholders, would be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of CERCLA or any comparable law, unless (as evidenced by an Officer's Certificate to such effect delivered to the Trustee) the Special Servicer has previously determined in accordance with the Servicing Standards, based on an Environmental Assessment of such Mortgaged Property performed by an Independent Person who regularly conducts Environmental Assessments and performed within six months prior to any such acquisition of title or other action, that:

            (i) the Mortgaged Property is in compliance with applicable environmental laws and regulations or, if not, that taking such actions as are necessary to bring the Mortgaged Property in compliance therewith is reasonably likely to produce a greater recovery on a net present value basis than not taking such actions, for such purposes taking into account any insurance coverage provided pursuant to any environmental insurance polices in effect and obtained on behalf of the Mortgagee with respect to the related Mortgaged Property; and

            (ii) there are no circumstances or conditions present at the Mortgaged Property relating to the use, management or disposal of Hazardous Materials for which investigation, testing, monitoring, containment, clean up or remediation could be required under any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could be required, that taking such actions with respect to such Mortgaged Property is reasonably likely to produce a greater recovery on a net present value basis than not taking such actions.

            The cost of any such Environmental Assessment shall be paid by the Servicer or the Special Servicer as a Servicing Advance and the cost of any remedial, corrective or other further action contemplated by clause (i) and/or clause (ii) of the preceding sentence shall be paid by the Servicer as a Servicing Advance, unless it is a Nonrecoverable Servicing Advance (in which case it shall be an expense of the Trust Fund and may be withdrawn by the Servicer from the Certificate Account); and if any such Environmental Assessment so warrants, the Special Servicer shall, at the expense of the Trust Fund, perform such additional environmental testing as it deems necessary and prudent to determine whether the conditions described in clauses (i) and (ii) of the preceding sentence have been satisfied. The Special Servicer shall review and be familiar with the terms and conditions relating to enforcing claims and shall monitor the dates by which any claim or action must be taken (including delivering any notices to the insurer and using reasonable efforts to perform any actions required under such policy) under each environmental insurance policy in effect and obtained on behalf of the mortgagee to receive the maximum proceeds available under such policy for the benefit of the Certificateholders and the Trustee (as holder of the Uncertificated Lower-Tier Interests).

            (d) If (i) the environmental testing contemplated by subsection (c) above establishes that either of the conditions set forth in clauses (i) and
(ii) of the first sentence thereof has not been satisfied with respect to any Mortgaged Property securing a Defaulted Mortgage Loan and (ii) there has been no breach of any of the representations and warranties set forth in or required to be made pursuant to Section 6 of each of the Mortgage Loan Purchase Agreements for which the applicable Mortgage Loan Seller could be required to repurchase such Defaulted Mortgage Loan pursuant to Section 6 of the applicable Mortgage Loan Purchase Agreement, then the Special Servicer shall take such action as it deems to be in the best economic interest of the Trust Fund (other than proceeding to acquire title to the Mortgaged Property) and is hereby authorized (with the consent of the Directing Certificateholder) at such time as it deems appropriate to release such Mortgaged Property from the lien of the related Mortgage, provided that, if such Mortgage Loan has a then outstanding principal balance of greater than $1,000,000, then prior to the release of the related Mortgaged Property from the lien of the related Mortgage, (i) the Special Servicer shall have notified the Rating Agencies, the Trustee, the Paying Agent, the Servicer and the Directing Certificateholder in writing of its intention to so release such Mortgaged Property and the bases for such intention, (ii) the Paying Agent shall have notified the Certificateholders in writing of the Special Servicer's intention to so release such Mortgaged Property, (iii) the Holders of Certificates entitled to a majority of the Voting Rights shall have consented to such release within 30 days of the Paying Agent's distributing such notice (failure to respond by the end of such 30 day period being deemed consent) and (iv) the Special Servicer shall have received written confirmation from each Rating Agency that such release will not cause the downgrade, withdrawal or qualification of any of the then current ratings of any Class of Certificates. To the extent any fee charged by each Rating Agency in connection with rendering such written confirmation is not paid by the related Mortgagor, such fee is to be an expense of the Trust; provided that the Servicer or Special Servicer, as applicable, shall use its reasonable efforts to collect such fee from the Mortgagor to the extent permitted under the related Mortgage Loan documents.

            (e) The Special Servicer shall provide written reports and a copy of any Environmental Assessments to the Trustee, the Paying Agent, the Directing Certificateholder, each Rating Agency and the Servicer monthly regarding any actions taken by the Special Servicer with respect to any Mortgaged Property securing a Defaulted Mortgage Loan as to which the environmental testing contemplated in subsection (c) above has revealed that either of the conditions set forth in clauses (i) and (ii) of the first sentence thereof has not been satisfied, in each case until the earlier to occur of satisfaction of both such conditions, repurchase of the related Mortgage Loan by the applicable Mortgage Loan Seller or release of the lien of the related Mortgage on such Mortgaged Property. The Paying Agent shall forward, or cause to be forwarded all such reports to the Certificateholders upon request.

            (f) The Special Servicer shall provide the Servicer with all information regarding forgiveness of indebtedness and required to be reported with respect to any Mortgage Loan which is abandoned or foreclosed and the Servicer shall report to the Internal Revenue Service and the related Mortgagor, in the manner required by applicable law, such information and the Servicer shall report, via Form 1099C (or any successor form), all forgiveness of indebtedness to the extent such information has been provided to the Servicer by the Special Servicer. Upon request, the Servicer shall deliver a copy of any such report to the Paying Agent and the Trustee.

            (g) The Special Servicer shall have the right to determine, in accordance with the Servicing Standards, the advisability of the maintenance of an action to obtain a deficiency judgment if the state in which the Mortgaged Property is located and the terms of the Mortgage Loan permit such an action.

            (h) The Special Servicer shall maintain accurate records, prepared by one of its Servicing Officers, of each Final Recovery Determination in respect of a Defaulted Mortgage Loan or REO Property and the basis thereof. Each Final Recovery Determination shall be evidenced by an Officer's Certificate promptly delivered to the Trustee, the Paying Agent, the Directing Certificateholder and the Servicer.

            Section 3.10 Trustee to Cooperate; Release of Mortgage Files.

            (a) Upon the payment in full of any Mortgage Loan, or the receipt by the Servicer or the Special Servicer, as the case may be, of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Servicer or Special Servicer, as the case may be, will immediately notify the Trustee and request delivery of the related Mortgage File. Any such notice and request shall be in the form of a Request for Release signed by a Servicing Officer and shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Certificate Account pursuant to Section 3.04(a) or remitted to the Servicer to enable such deposit, have been or will be so deposited. Within seven Business Days (or within such shorter period as release can reasonably be accomplished if the Servicer notifies the Trustee of an exigency) of receipt of such notice and request, the Trustee shall release, or cause any related Custodian to release, the related Mortgage File to the Servicer or Special Servicer, as the case may be. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Certificate Account.

            (b) From time to time as is appropriate for servicing or foreclosure of any Mortgage Loan, the Servicer or the Special Servicer shall deliver to the Trustee a Request for Release signed by a Servicing Officer. Upon receipt of the foregoing, the Trustee shall deliver or cause the related Custodian to deliver, the Mortgage File or any document therein to the Servicer or the Special Servicer (or a designee), as the case may be. Upon return of such Mortgage File or such document to the Trustee or the related Custodian, or the delivery to the Trustee of a certificate of a Servicing Officer of the Servicer or the Special Servicer, as the case may be, stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation which are required to be deposited into the Certificate Account pursuant to
Section 3.04(a) have been or will be so deposited, or that such Mortgage Loan has become an REO Property, a copy of the Request for Release shall be released by the Trustee to the Servicer or the Special Servicer (or a designee), as the case may be, with the original being released upon termination of the Trust.

            (c) Within seven Business Days (or within such shorter period as delivery can reasonably be accomplished if the Special Servicer notifies the Trustee of an exigency) of receipt thereof, the Trustee shall execute and deliver to the Special Servicer any court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. The Special Servicer shall be responsible for the preparation of all such documents and pleadings. When submitted to the Trustee for signature, such documents or pleadings shall be accompanied by a certificate of a Servicing Officer requesting that such pleadings or documents be executed by the Trustee and certifying as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

            Section 3.11 Servicing Compensation.

            (a) As compensation for its activities hereunder, the Servicer shall be entitled to receive the Servicing Fee with respect to each Mortgage Loan and REO Loan (including Specially Serviced Mortgage Loans). As to each Mortgage Loan and REO Loan, the Servicing Fee shall accrue from time to time at the Servicing Fee Rate and shall be computed on the basis of the Stated Principal Balance of such Mortgage Loan and in the same manner as interest is calculated on the Mortgage Loans and, in connection with any partial month interest payment, for the same period respecting which any related interest payment due on such Mortgage Loan or deemed to be due on such REO Loan is computed. The Servicing Fee with respect to any Mortgage Loan or REO Loan shall cease to accrue if a Liquidation Event occurs in respect thereof. The Servicing Fee shall be payable monthly, on a loan by loan basis, from payments of interest on each Mortgage Loan and REO Revenues allocable as interest on each REO Loan, and as otherwise provided by Section 3.05(a). The Servicer shall be entitled to recover unpaid Servicing Fees in respect of any Mortgage Loan or REO Loan out of that portion of related payments, Insurance and Condemnation Proceeds, Liquidation Proceeds and REO Revenues (in the case of an REO Loan) allocable as recoveries of interest, to the extent permitted by Section 3.05(a). Except as set forth in the third paragraph of this Section 3.11(a) and Section 7.01(c), the right to receive the Servicing Fee may not be transferred in whole or in part.

            The Servicer shall be entitled to retain, and shall not be required to deposit in the Certificate Account pursuant to Section 3.04(a), additional servicing compensation in the form of (i) 100% of application, modification, waiver, consent and defeasance fees pursuant to Section 3.08(f), provided the consent of the Special Servicer is not required to take such action and (ii) 50% of all application, assumption, modification, waiver and consent fees pursuant to Section 3.08(a) on the Non-Specially Serviced Mortgage Loans, to the extent that such fees are paid by the Mortgagor and for which the Special Servicer's consent or approval is required on the Non-Specially Serviced Mortgage Loans and only to the extent that all amounts then due and payable with respect to the related Mortgage Loan have been paid. In addition, the Servicer shall be entitled to retain as additional servicing compensation any charges for processing Mortgagor requests, beneficiary statements or demands reasonable and customary consent fees, fees in connection with defeasance, if any, and other customary charges, and amounts collected for checks returned for insufficient funds, in each case only to the extent actually paid by the related Mortgagor and shall not be required to deposit such amounts in the Certificate Account pursuant to Section 3.04(a). Subject to Section 3.11(c), the Servicer shall also be entitled to additional servicing compensation in the form of: (i) Penalty Charges accrued on Mortgage Loans during the period said Mortgage Loans were Non-Specially Serviced Mortgage Loans, but only to the extent actually paid by the related Mortgagor and to the extent that all interest on related Advances and all additional Trust Fund expenses payable with respect to such Mortgage Loan have been paid since the Closing Date, (ii) interest or other income earned on deposits relating to the Trust Fund in the Certificate Account in accordance with Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to such account for the period from the prior P&I Advance Date to the P&I Advance Date related to such Distribution Date), (iii) interest or other income earned on deposits in the Servicing Account which are not required by applicable law or the related Mortgage Loan to be paid to the Mortgagor and
(iv) the difference, if positive, between Prepayment Interest Excess and Prepayment Shortfalls collected on the Mortgage Loans during the related Due Period to the extent not required to be paid as Compensating Interest Payments. The Servicer shall be required to pay out of its own funds all expenses incurred by it in connection with its servicing activities hereunder (including, without limitation, payment of any amounts due and owing to any of its Sub-Servicers and the premiums for any blanket Insurance Policy insuring against hazard losses pursuant to Section 3.07), if and to the extent such expenses are not payable directly out of the Certificate Account, and the Servicer shall not be entitled to reimbursement therefor except as expressly provided in this Agreement.

            Notwithstanding anything herein to the contrary, Midland may at its option assign or pledge to any third party or retain for itself the Transferable Servicing Interest; provided, however, that in the event of any resignation or termination of the Servicer, all or any portion of the Transferable Servicing Interest may be reduced by the Trustee to the extent reasonably necessary (in the sole discretion of the Trustee) for the Trustee to obtain a qualified successor Servicer (which successor may include the Trustee) that meets the requirements of Section 6.04 and who requires market rate servicing compensation that accrues at a per annum rate in excess of the Retained Fee Rate, and any such assignment of the Transferable Servicing Interest shall, by its terms be expressly subject to the terms of this Agreement and such reduction. The Servicer shall pay the Transferable Servicing Interest to the holder of the Transferable Servicing Interest (i.e., Midland or any such third party) at such time and to the extent the Servicer is entitled to receive payment of its Servicing Fees hereunder, notwithstanding any resignation or termination of Midland hereunder (subject to reduction pursuant to the preceding sentence).

            (b) As compensation for its activities hereunder, the Special Servicer shall be entitled to receive the Special Servicing Fee with respect to each Specially Serviced Mortgage Loan and REO Loan. As to each Specially Serviced Mortgage Loan and REO Loan, the Special Servicing Fee shall accrue from time to time at the Special Servicing Fee Rate and shall be computed on the basis of the Stated Principal Balance of such Specially Serviced Mortgage Loan and related REO Loan and in the same manner as interest is calculated on the Specially Serviced Mortgage Loans and related REO Loans and, in connection with any partial month interest payment, for the same period respecting which any related interest payment due on such Specially Serviced Mortgage Loan and related REO Loan or deemed to be due on such REO Loan is computed. The Special Servicing Fee with respect to any Specially Serviced Mortgage Loan or REO Loan shall cease to accrue if a Liquidation Event occurs in respect thereof. The Special Servicing Fee shall be payable monthly, on a loan-by-loan basis, to the extent permitted by Section 3.05(a). The right to receive the Special Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Special Servicer's responsibilities and obligations under this Agreement.

            Additional servicing compensation in the form of (i) 100% of all fees with respect to application, assumption, extension, modification, waiver, consent, earnout and defeasance fees, in each case, received on any Specially Serviced Mortgage Loans to the extent such fees are paid by the Mortgagor (ii) 100% of all application, extension, waiver, consent, earnout and modification fees (not including defeasance fees) on each Specially Serviced Mortgage Loans (other than pursuant to Section 3.08(a) and Section 3.08(f)) and (iii) 50% of all application, assumption, modification, waiver and consent fees pursuant to
Section 3.08(a) received with respect to all Non-Specially Serviced Mortgage Loans and for which the Special Servicer's consent or approval is required, shall be promptly paid to the Special Servicer by the Servicer to the extent such fees are paid by the Mortgagor and shall not be required to be deposited in the Certificate Account pursuant to Section 3.04(a). The Special Servicer shall also be entitled to additional servicing compensation in the form of a Workout Fee with respect to each Corrected Mortgage Loan at the Workout Fee Rate on such Mortgage Loan for so long as it remains a Corrected Mortgage Loan. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if such loan again becomes a Specially Serviced Mortgage Loan; provided that a new Workout Fee will become payable if and when such Specially Serviced Mortgage Loan again becomes a Corrected Mortgage Loan. If the Special Servicer is terminated (other than for cause) or resigns, it shall retain the right to receive any and all Workout Fees payable in respect of Mortgage Loans that became Corrected Mortgage Loans prior to the time of that termination or resignation except the Workout Fees will no longer be payable if the Mortgage Loan subsequently becomes a Specially Serviced Mortgage Loan. If the Special Servicer resigns or is terminated (other than for cause), it will receive any Workout Fees payable on Specially Serviced Mortgage Loans for which the resigning or terminated Special Servicer had cured the event of default through a modification, restructuring or workout negotiated by the Special Servicer and evidenced by a signed writing with respect to which one (1) scheduled payment has been made, but which had not as of the time the Special Servicer resigned or was terminated become a Corrected Mortgage Loan solely because the Mortgagor had not had sufficient time to make three consecutive timely Monthly Payments and which subsequently becomes a Corrected Mortgage Loan as a result of the Mortgagor making such three consecutive timely Monthly Payments. The Special Servicer will not be entitled to receive any Workout Fees after a termination for cause. The successor special servicer will not be entitled to any portion of such Workout Fees. A Liquidation Fee will be payable with respect to each Specially Serviced Mortgage Loan as to which the Special Servicer receives any Liquidation Proceeds or Insurance and Condemnation Proceeds subject to the exceptions set forth in the definition of Liquidation Fee.

            Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based on, or out of, Liquidation Proceeds received in connection with (x) clause (iii)(A) of the definition of "Liquidation Proceeds", (except for purchases by an unaffiliated assignee of the Majority Controlling Class Certificateholder or Special Servicer (which assignment was for no material consideration) that purchases such Specially Serviced Mortgage Loan more than 90 days following the Special Servicer's determination of the fair value of such Specially Serviced Mortgage Loan), (y) clause (iv) of the definition of "Liquidation Proceeds" if such repurchase occurs within the time parameters (including any applicable extension period) set forth in this Agreement and in the related Mortgage Loan Purchase Agreement or, if such repurchase occurs after such time period, the Mortgage Loan Seller was acting in good faith to resolve such breach or defect or (z) clause (v) of the definition of "Liquidation Proceeds". If, however, Liquidation Proceeds are received with respect to any Corrected Mortgage Loan and the Special Servicer is properly entitled to a Workout Fee, such Workout Fee will be payable based on and out of the portion of such Liquidation Proceeds and Insurance and Condemnation Proceeds that constitute principal and/or interest on such Mortgage Loan. Notwithstanding anything herein to the contrary, the Special Servicer shall only be entitled to receive a Liquidation Fee or a Workout Fee, but not both, with respect to proceeds on any Mortgage Loan. Subject to clause (c) below, the Special Servicer will also be entitled to additional fees in the form of Penalty Charges on Specially Serviced Mortgage Loans which have accrued during such time as such Mortgage Loan was a Specially Serviced Mortgage Loan, but only to the extent actually collected from the related Mortgagor and to the extent that all interest on Advances and additional Trust Fund expenses payable with respect to the related Mortgage Loan have been paid since the Closing Date. The Special Servicer shall be required to pay out of its own funds all expenses incurred by it in connection with its servicing activities hereunder (including, without limitation, payment of any amounts, other than management fees in respect of REO Properties, due and owing to any of its Sub-Servicers and the premiums for any blanket Insurance Policy obtained by it insuring against hazard losses pursuant to Section 3.07), if and to the extent such expenses are not expressly payable directly out of the Certificate Account or the REO Account or by the Servicer as an Advance, and the Special Servicer shall not be entitled to reimbursement therefor except as expressly provided in this Agreement.

            (c) In determining the compensation of the Servicer or Special Servicer, as applicable, with respect to Penalty Charges, on any Distribution Date, the aggregate Penalty Charges collected on any Mortgage Loan since the prior Distribution Date shall be applied (in such order) to reimburse (i) the Servicer, the Special Servicer, the Trustee or the Fiscal Agent for interest on Advances on such Mortgage Loan due on such Distribution Date, (ii) the Trust Fund for all interest on Advances on the related Mortgage Loan previously paid to the Servicer, the Special Servicer, the Trustee or the Fiscal Agent pursuant to Section 3.05(a)(vi) hereof and (iii) the Trust Fund for costs of inspections by the Special Servicer, all unpaid Advances and additional Trust Fund expenses on the related Mortgage Loan incurred since the Closing Date, Penalty Charges remaining thereafter shall be distributed on a pro rata basis to the Servicer, if and to the extent accrued while the Mortgage Loan was a Non-Specially Serviced Mortgage Loan and the Special Servicer if and to the extent accrued on such Mortgage Loan during the period such Mortgage Loan was a Specially Serviced Mortgage Loan.

            Section 3.12 Inspections; Collection of Financial Statements.

            (a) The Servicer shall perform (at its own expense), or shall cause to be performed (at its own expense), a physical inspection of each Mortgaged Property at least once every calendar year commencing in the calendar year 2004; provided, however, that if a physical inspection has been performed by the Special Servicer in the same calendar year, the Servicer will not be required to perform or cause to be performed, such physical inspection; provided, further, that if any scheduled payment becomes more than 60 days delinquent on the related Mortgage Loan, the Special Servicer shall inspect the related Mortgaged Property as soon as practicable after such Mortgage Loan becomes a Specially Serviced Mortgage Loan and annually thereafter for so long as such Mortgage Loan remains a Specially Serviced Mortgage Loan. The cost of such inspection by the Special Servicer shall be an expense of the Trust Fund, reimbursed first from Penalty Charges actually received from the related Mortgagor and then from the Certificate Account pursuant to Section 3.05(a)(ii). The Special Servicer or the Servicer, as applicable, shall prepare or cause to be prepared a written report, in the format provided by CMSA, of each such inspection detailing the condition of the Mortgaged Property and specifying the existence of (i) any vacancy in the Mortgaged Property that the preparer of such report deems material, (ii) any sale, transfer or abandonment of the Mortgaged Property of which it has knowledge, (iii) any adverse change in the condition of the Mortgaged Property that the preparer of such report deems material, (iv) any visible material waste committed on the Mortgaged Property and (v) photographs of each inspected Mortgaged Property. The Special Servicer and the Servicer shall deliver a copy of each such report prepared by the Special Servicer and the Servicer, respectively, to the other, and to the Directing Certificateholder and, upon request to the Trustee, the Paying Agent and the Rating Agencies within five (5) Business Days after such request (or if such request is received before such report is completed, within five (5) Business Days after completion of such report). The Paying Agent shall deliver a copy of each such report to the Controlling Class Certificateholder upon request and to each Holder of a Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificate, upon request (which such request may state that such items be delivered until further notice).

            (b) The Special Servicer or Servicer, as applicable, shall make reasonable efforts to collect promptly from each Mortgagor annual operating statements and rent rolls of the related Mortgaged Property, financial statements of such Mortgagor and any other reports required to be delivered under the terms of the Mortgage Loans, if delivery of such items is required pursuant to the terms of the related Mortgage.

            (c) The Special Servicer, in the case of any Specially Serviced Mortgage Loan, and the Servicer, in the case of any Non-Specially Serviced Mortgage Loan shall make reasonable efforts to collect promptly from each related Mortgagor quarterly and annual operating statements, budgets and rent rolls of the related Mortgaged Property, and the quarterly and annual financial statements of such Mortgagor, whether or not delivery of such items is required pursuant to the terms of the related Mortgage. The Servicer shall not be required to request such statements more than once if the related Mortgagor is not required to deliver such statements pursuant to the terms of the Mortgage Loan documents. In addition, the Special Servicer shall cause quarterly and annual operating statements, budgets and rent rolls to be regularly prepared in respect of each REO Property and shall collect all such items promptly following their preparation. The Special Servicer shall deliver all such items to the Servicer within five (5) days of receipt and the Servicer and the Special Servicer shall each deliver copies of all the foregoing items collected by it to the Paying Agent and the Directing Certificateholder and, upon request, to the Depositor and the Trustee and each other, in each case within 60 days of its receipt thereof, but in no event, in the case of annual statements, later than June 30th of each year. The Paying Agent shall, upon request, deliver copies (in hard copy, electronic format or make available on its Internet website) of the foregoing items to the Underwriters, the Rating Agencies, the Trustee, Controlling Class Certificateholders, the Mortgage Loan Sellers or, to the extent the Certificate Registrar has confirmed the Ownership Interest in Certificates held thereby, any Certificate Owner, a copy (or image in suitable electronic media) of each such report prepared by the Servicer or the Special Servicer.

            Within 45 days after receipt by the Servicer, with respect to Non-Specially Serviced Mortgage Loans, or the Special Servicer with respect to Specially Serviced Mortgage Loans of any annual operating statements or rent rolls with respect to any Mortgaged Property or REO Property, or if such date would be after June 30th of any year, beginning in 2005, then within 30 days after receipt, the Servicer shall, based upon such operating statements or rent rolls received, prepare (or, if previously prepared, update) the analysis of operations and the CMSA NOI Adjustment Worksheet and the CMSA Operating Statement Analysis Report. Upon the occurrence and continuation of a Servicing Transfer Event, the Servicer shall provide the Special Servicer with all prior Operating Statement Analysis Reports and NOI Adjusted Worksheets for the related Mortgage Loan (including underwritten figures), and the Special Servicer's obligations hereunder shall be subject to its having received all such reports. The Servicer and Special Servicer shall forward to the other and the Directing Certificateholder all operating statements and rent rolls received from any Mortgagor from the prior month. All Operating Statement Analysis Reports shall be maintained by the Servicer with respect to each Mortgaged Property and REO Property, and the Servicer shall forward copies (in hard copy, electronic format or make available on its Internet website) thereof and the related operating statements or rent rolls (in each case, promptly following the initial preparation and each material revision thereof) to the Trustee, the Paying Agent, the Directing Certificateholder and, upon written request, the Special Servicer. The Paying Agent shall, upon request and to the extent such items have been delivered to the Paying Agent by the Servicer, deliver to the Underwriters, the Rating Agencies, the Mortgage Loan Sellers, any Certificateholder or, to the extent the Certificate Registrar has confirmed the Ownership Interest in the Certificates held thereby, any Certificate Owner, a copy of such CMSA Operating Statement Analysis (or update thereof) and, upon written request, the related operating statement or rent rolls. The Servicer shall maintain an Operating Statement Analysis Report with respect to each Mortgaged Property and REO Property. Each Operating Statement Analysis Report shall be in the form of the then current CMSA format.

            (d) At or before 12:00 p.m. (New York City time) on each Determination Date, the Special Servicer shall prepare and deliver or cause to be delivered to the Servicer the following reports with respect to the Specially Serviced Mortgage Loans and any REO Properties, providing the information required of the Special Servicer in an electronic format, reasonably acceptable to the Servicer as of such Determination Date: (i) a CMSA Delinquent Loan Status Report, (ii) a CMSA Property File, (iii) a CMSA Historical Liquidation Report;
(iv) a CMSA Historical Loan Modification Report, (v) a CMSA REO Status Report and (vi) a CMSA Special Servicer Report.

            (e) Not later than 12:30 p.m. (New York City time) on the P&I Advance Determination Date, the Servicer shall prepare (if and to the extent necessary) and deliver or cause to be delivered (in electronic format) to the Paying Agent data files relating to the following reports: (i) to the extent received at the time required, the most recent CMSA Delinquent Loan Status Report, CMSA Historical Liquidation Report, CMSA Historical Loan Modification Report and CMSA REO Status Report received from the Special Servicer pursuant to
Section 3.12(d), (ii) the most recent CMSA Property File Report, and CMSA Comparative Financial Status Report (in each case combining the reports required in Section 3.12(d) by the Special Servicer and Servicer), (iii) a Servicer Watchlist Report with information that is current as of such Determination Date,
(iv) the Monthly Additional Report on Recoveries and Reimbursements and (v) an Updated Collection Report. Not later than 2:00 p.m. (New York City time) two (2) Business Days prior to the Distribution Date, the Servicer shall deliver or cause to be delivered to the Paying Agent via electronic format the CMSA Loan Periodic Update File.

            (f) The Special Servicer shall deliver to the Servicer the reports set forth in Section 3.12(c) and Section 3.12(d), and the Servicer shall deliver to the Paying Agent the reports set forth in Section 3.12(e). The Servicer may, absent manifest error, conclusively rely on the reports to be provided by the Special Servicer pursuant to Section 3.12(d). The Paying Agent may, absent manifest error, conclusively rely on the reports to be provided by the Servicer pursuant to Section 3.12(e). In the case of information or reports to be furnished by the Servicer to the Paying Agent pursuant to Section 3.12(e), to the extent that such information or reports are, in turn, based on information or reports to be provided by the Special Servicer pursuant to Section 3.12(c) or
Section 3.12(d) and to the extent that such reports are to be prepared and delivered by the Special Servicer pursuant to Section 3.12(c) or Section 3.12(d), the Servicer shall have no obligation to provide such information or reports to the Paying Agent until it has received the requisite information or reports from the Special Servicer, and the Servicer shall not be in default hereunder due to a delay in providing the reports required by Section 3.12(e) caused by the Special Servicer's failure to timely provide any information or report required under Section 3.12(c) or Section 3.12(d) of this Agreement.

            (g) Notwithstanding the foregoing, however, the failure of the Servicer or Special Servicer to disclose any information otherwise required to be disclosed by this Section 3.12 shall not constitute a breach of this Section
3.12 to the extent the Servicer or Special Servicer so fails because such disclosure, in the reasonable belief of the Servicer or the Special Servicer, as the case may be, would violate any applicable law or any provision of a Mortgage Loan document prohibiting disclosure of information with respect to the Mortgage Loans or Mortgaged Properties. The Servicer and Special Servicer may disclose any such information or any additional information to any Person so long as such disclosure is consistent with applicable law and the Servicing Standards. The Servicer or the Special Servicer may affix to any information provided by it any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

            (h) Unless otherwise specifically stated herein, if the Servicer or the Special Servicer is required to deliver any statement, report or information under any provisions of this Agreement, the Servicer or the Special Servicer, as the case may be, may satisfy such obligation by (x) physically delivering a paper copy of such statement, report or information, (y) delivering such statement, report or information in a commonly used electronic format or (z) making such statement, report or information available on the Servicer's Internet website, unless this Agreement expressly specifies a particular method of delivery.

            Notwithstanding the foregoing, the Servicer and the Special Servicer shall deliver any statements, reports or other information to the Paying Agent in an electronic format mutually agreeable to the Paying Agent and the Servicer, or the Special Servicer as the case may be. The Servicer or the Special Servicer may physically deliver a paper copy of any such statement, report or information as a temporary measure due to system problems.

            Section 3.13 Annual Statement as to Compliance.

            Each of the Servicer and the Special Servicer will deliver to the Trustee, the Paying Agent and the Rating Agencies, with a copy to the Depositor, on or before March 20th of each year, beginning March 20, 2005, an Officer's Certificate stating, as to each signer thereof, that (i) a review of the activities of the Servicer or the Special Servicer, as the case may be, during the preceding calendar year and of its performance under this Agreement has been made under such officer's supervision, (ii) to the best of such officer's knowledge, based on such review, the Servicer or the Special Servicer, as the case may be, has maintained an effective internal control system relating to its servicing of the Mortgage Loans serviced by it and has fulfilled in all material respects its obligations under this Agreement throughout such year, or, if there has been a material default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof and (iii) the Servicer or the Special Servicer, as the case may be, has received no notice regarding qualification, or challenging the status of the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC from the Internal Revenue Service or any other governmental agency or body or, if it has received any such notice, specifying the details thereof. A copy of such Officer's Certificate may be obtained by Certificateholders upon written request to the Paying Agent pursuant to Section 8.12 hereof. Promptly after receipt of such Officer's Certificates, the Depositor shall review such Officer's Certificates and, if applicable, consult with the Servicer or the Special Servicer, as applicable, as to the nature of any defaults by the Servicer or the Special Servicer, as applicable, in the fulfillment of any of the Servicer's or the Special Servicer's obligations.

            Section 3.14 Reports by Independent Public Accountants.

            Each of the Servicer and the Special Servicer at their own expense shall cause a nationally recognized firm of independent certified public accountants to furnish to the Trustee, the Paying Agent and each Rating Agency with a copy to the Depositor, on or before March 20th of each year, commencing with March 20, 2005, a report stating that (i) it has obtained from the Servicer or the Special Servicer, as the case may be, a letter of representation regarding certain matters from the management of the Servicer or the Special Servicer, as the case may be, which includes an assertion that the Servicer or the Special Servicer, as the case may be, has maintained an effective internal control system with respect to the servicing of the Mortgage Loans and has complied with certain minimum mortgage loan servicing standards (to the extent applicable to commercial and multifamily mortgage loans), identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America or such successor standard as may be provided for under applicable law or any rules or regulations or interpretations thereof by the Commission with respect to asset backed securities, with respect to the Servicer's or the Special Servicer's, as the case may be, servicing of commercial and multifamily mortgage loans during the most recently completed calendar year and (ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such assertion is fairly stated in all material respects, subject to such exceptions and other qualifications that, in the opinion of such firm, such standards require it to report. In rendering its report such firm may rely, as to the matters relating to the direct servicing of commercial and multifamily mortgage loans by Sub-Servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered with respect to such Sub-Servicer's previous fiscal year) with respect to those Sub-Servicers. Promptly after receipt of such reports, the Depositor shall review such reports and, if applicable, consult with the Servicer or the Special Servicer, as applicable, as to the nature of any defaults by the Servicer or the Special Servicer, as applicable, in the fulfillment of any of the Servicer's or the Special Servicer's obligations.

            Section 3.15 Access to Certain Information.

            Each of the Servicer and the Special Servicer shall provide or cause to be provided to any Certificateholder or Certificate Owner that is, or is affiliated with, a federally insured financial institution, the Trustee, the Paying Agent, the Depositor, each Mortgage Loan Seller, each Rating Agency, the Servicer, or the Special Servicer, as applicable, and to the OTS, the FDIC, the Federal Reserve Board and the supervisory agents and examiners of such boards and such corporations, and any other federal or state banking or insurance regulatory authority that may exercise authority over any Certificateholder, and to each Holder of a Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P or Class NR Certificate access to any documentation or information regarding the Mortgage Loans and the Trust Fund within its control which may be required by this Agreement or by applicable law, and the Special Servicer shall provide such access and information to the Trustee, the Servicer and the Directing Certificateholder. Such access shall be afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of the Servicer or the Special Servicer, as the case may be, designated by it; provided, however, that Certificateholders and Certificate Owners shall be required to pay their own photocopying costs and execute a reasonable and customary confidentiality agreement with respect to such information. The failure of the Servicer or the Special Servicer to provide access as provided in this Section 3.15 as a result of a confidentiality or privacy obligation shall not constitute a breach of this Section 3.15. The Servicer and the Special Servicer may each deny any of the foregoing persons access to confidential information or any intellectual property which the Servicer or the Special Servicer is restricted by license or contract from disclosing.

            Section 3.16 Title to REO Property; REO Account.

            (a) If title to any REO Property is acquired, the deed or certificate of sale shall be issued to the Trustee or a nominee thereof on behalf of the Certificateholders. The Special Servicer, on behalf of the Trust Fund, shall sell any REO Property prior to the close of the third calendar year following the year in which the Lower-Tier REMIC acquires ownership of such REO Property, within the meaning of Treasury Regulations Section 1.856-6(b)(1), for purposes of Section 860G(a)(8) of the Code, unless the Special Servicer either
(i) is granted an extension of time (an "REO Extension") by the Internal Revenue Service to sell such REO Property or (ii) obtains for the Trustee, the Paying Agent and the Servicer an Opinion of Counsel, addressed to the Trustee, the Paying Agent and the Servicer, to the effect that the holding by the Lower-Tier REMIC of such REO Property subsequent to the close of the third calendar year following the year in which such acquisition occurred will not result in the imposition of taxes on "prohibited transactions" (as defined in Section 860F of the Code) of the Lower-Tier REMIC or the Upper-Tier REMIC, or cause the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC at any time that any Uncertificated Lower-Tier Interests or Certificates are outstanding. If the Special Servicer is granted the REO Extension contemplated by clause (i) of the immediately preceding sentence or obtains the Opinion of Counsel contemplated by clause (ii) of the immediately preceding sentence, the Special Servicer shall sell such REO Property within such longer period as is permitted by such REO Extension or such Opinion of Counsel, as the case may be. Any expense incurred by the Special Servicer in connection with its being granted the REO Extension contemplated by clause (i) of the second preceding sentence or its obtaining the Opinion of Counsel contemplated by clause (ii) of the second preceding sentence, shall be an expense of the Trust Fund payable out of the Certificate Account pursuant to Section 3.05(a).

            (b) The Special Servicer shall segregate and hold all funds collected and received in connection with any REO Property separate and apart from its own funds and general assets. If an REO Acquisition shall occur, the Special Servicer shall establish and maintain one or more REO Accounts, held on behalf of the Trustee in trust for the benefit of the Certificateholders as their interest shall appear, and the Trustee (as holder of the Uncertificated Lower-Tier Interests), for the retention of revenues and other proceeds derived from each REO Property. The REO Account shall be an Eligible Account. The Special Servicer shall deposit, or cause to be deposited, in the REO Account, within 1 Business Day after receipt, all REO Revenues, Insurance and Condemnation Proceeds and Liquidation Proceeds received in respect of an REO Property. Funds in the REO Account may be invested in Permitted Investments in accordance with Section 3.06. The Special Servicer shall give notice to the Trustee and the Servicer of the location of the REO Account when first established and of the new location of the REO Account prior to any change thereof.

            (c) The Special Servicer shall withdraw from the REO Account funds necessary for the proper operation, management, insuring, leasing, maintenance and disposition of any REO Property, but only to the extent of amounts on deposit in the REO Account relating to such REO Property. On or prior to each Determination Date, the Special Servicer shall withdraw from the REO Account and remit to the Servicer, which shall deposit into the Certificate Account the aggregate of all amounts received in respect of each REO Property during the most recently ended Due Period, net of (i) any withdrawals made out of such amounts pursuant to the preceding sentence and (ii) Net Investment Earnings on amounts on deposit in the REO Account; provided, however, that the Special Servicer may retain in such REO Account, in accordance with the Servicing Standards, such portion of such balance as may be necessary to maintain a reasonable reserve for repairs, replacements, leasing, management and tenant improvements and other related expenses for the related REO Property. In addition, on or prior to each Determination Date, the Special Servicer shall provide the Servicer with a written accounting of amounts remitted to the Servicer for deposit in the Certificate Account on such date. The Servicer shall apply all such amounts as instructed by the Special Servicer on the Determination Date for the related Distribution Date.

            (d) The Special Servicer shall keep and maintain separate records, on a property by property basis, for the purpose of accounting for all deposits to, and withdrawals from, the REO Account pursuant to Section 3.16(b) or (c).

            Section 3.17 Management of REO Property.

            (a) If title to any REO Property is acquired, the Special Servicer shall manage, consent, protect, operate and lease such REO Property for the benefit of the Certificateholders and the Trustee (as holder of the Uncertificated Lower-Tier Interests) solely for the purpose of its timely disposition and sale in a manner that does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or result in the receipt by the Trust Fund of any "income from non permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code or result in an Adverse REMIC Event. Subject to the foregoing, however, the Special Servicer shall have full power and authority to do any and all things in connection therewith as are in the best interests of and for the benefit of the Certificateholders and the Trustee (as holder of the Uncertificated Lower-Tier Interests) (as determined by the Special Servicer in its reasonable judgment in accordance with the Servicing Standards). Subject to this Section 3.17, the Special Servicer may allow the Trust Fund to earn "net income from foreclosure property" within the meaning of Code Section 860G(d) if it determines that earning such income is in the best interests of Certificateholders on a net after tax basis as compared with net leasing such REO Property or operating such REO Property on a different basis. In connection therewith, the Special Servicer shall deposit or cause to be deposited on a daily basis (and in no event later than 1 Business Day following receipt of such funds) in the applicable REO Account all revenues received by it with respect to each REO Property and the related REO Loan, and shall withdraw from the REO Account, to the extent of amounts on deposit therein with respect to such REO Property, funds necessary for the proper operation, management, leasing and maintenance of such REO Property, including, without limitation:

            (i) all insurance premiums due and payable in respect of such REO Property;

            (ii) all real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien thereon;

            (iii) any ground rents in respect of such REO Property, if applicable; and

            (iv) all costs and expenses necessary to maintain and lease such REO Property.

            To the extent that amounts on deposit in the REO Account in respect of any REO Property are insufficient for the purposes set forth in clauses
(i)-(iv) above with respect to such REO Property, the Servicer or Special Servicer shall advance from its own funds such amount as is necessary for such purposes unless (as evidenced by an Officer's Certificate delivered to the Trustee, the Paying Agent and the Directing Certificateholder) such Advances would, if made, constitute Nonrecoverable Servicing Advances.

            (b) Without limiting the generality of the foregoing, the Special Servicer shall not:

            (i) permit the Trust Fund to enter into, renew or extend any New Lease with respect to any REO Property, if the New Lease by its terms will give rise to any income that does not constitute Rents from Real Property;

            (ii) permit any amount to be received or accrued under any New Lease other than amounts that will constitute Rents from Real Property;

            (iii) authorize or permit any construction on any REO Property, other than the completion of a building or other improvement thereon, and then only if more than 10% of the construction of such building or other improvement was completed before default on the related Mortgage Loan became imminent, all within the meaning of Section 856(e)(4)(B) of the Code; or

            (iv) Directly Operate, or allow any other Person, other than an Independent Contractor, to Directly Operate, any REO Property on any date more than 90 days after its acquisition date;

            unless, in any such case, the Special Servicer has obtained an Opinion of Counsel (the cost of which shall be paid by the Servicer or Special Servicer as a Servicing Advance) to the effect that such action will not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code at any time that it is held by the Trust Fund, in which case the Special Servicer may take such actions as are specified in such Opinion of Counsel.

            (c) The Special Servicer shall contract with any Independent Contractor for the operation and management of any REO Property within 90 days of the acquisition date thereof, provided that:

            (i) the terms and conditions of any such contract may not be inconsistent herewith and shall reflect an agreement reached at arm's length;

            (ii) the fees of such Independent Contractor (which shall be an expense of the Trust Fund) shall be reasonable and customary in light of the nature and locality of the Mortgaged Property;

            (iii) any such contract shall require, or shall be administered to require, that the Independent Contractor (A) pay all costs and expenses incurred in connection with the operation and management of such REO Property, including, without limitation, those listed in subsection (a) hereof, and (B) remit all related revenues collected (net of its fees and such costs and expenses) to the Special Servicer upon receipt;

            (iv) none of the provisions of this Section 3.17(c) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Special Servicer of any of its duties and obligations hereunder with respect to the operation and management of any such REO Property; and

            (v) the Special Servicer shall be obligated to manage and supervise such Independent Contractor in accordance with the Servicing Standards.

            The Special Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Special Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification.

            (d) When and as necessary, the Special Servicer shall send to the Trustee, the Paying Agent and the Servicer a statement prepared by the Special Servicer setting forth the amount of net income or net loss, as determined for federal income tax purposes, resulting from the operation and management of a trade or business on, the furnishing or rendering of a non customary service to the tenants of, or the receipt of any other amount not constituting Rents from Real Property in respect of, any REO Property in accordance with Sections 3.17(a) and 3.17(b).

            Section 3.18 Sale of Defaulted Mortgage Loans and REO Properties.

            (a) (i) Within thirty (30) days after a Mortgage Loan has become a Specially Serviced Mortgage Loan with respect to any Defaulted Mortgage Loan, the Special Servicer shall order an Appraisal (but shall not be required to be received) and within thirty (30) days of receipt of the Appraisal shall determine the fair value of such Defaulted Mortgage Loan in accordance with the Servicing Standards; provided, however, that such determination shall be made without taking into account any effect the restrictions on the sale of such Mortgage Loan contained herein may have on the value of such Defaulted Mortgage Loan; provided, further, that if the Special Servicer is then in the process of obtaining an Appraisal with respect to the related Mortgaged Property, the Special Servicer shall make its fair value determination as soon as reasonably practicable (but in any event within thirty (30) days) after its receipt of such an Appraisal. The Special Servicer will, from time to time, adjust its fair value determination based upon changed circumstances, new information and other relevant factors, in each instance in accordance with a review of such circumstances and new information in accordance with the Servicing Standards, but not less often than every 90 days. The Special Servicer shall notify the Trustee, the Paying Agent, the Servicer and the Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (the "Controlling Class Option Holder") promptly upon its making a fair value determination and any subsequent adjustment thereto. The Special Servicer shall also deliver to the Servicer, the Rating Agencies and the Controlling Class Option Holder the most recent Appraisal of the related Mortgaged Property then in the Special Servicer's possession, together with such other third party reports and other information then in the Special Servicer's possession that the Special Servicer reasonably believes to be relevant to the fair value determination with respect to such Mortgage Loan (such materials are, collectively, the "Determination Information"). If the Special Servicer will not be determining whether the Option Price represents fair value of the Defaulted Mortgage Loan, pursuant to the second to last paragraph of Section 3.18(a)(iv), the Special Servicer shall also deliver the Determination Information to the Trustee.

            In determining the fair value of any Defaulted Mortgage Loan, the Special Servicer shall take into account, among other factors, the period and amount of the delinquency on such Mortgage Loan, the occupancy level and physical condition of the related Mortgaged Property, the state of the local economy in the area where the Mortgaged Property is located, and the time and expense associated with a purchaser's foreclosing on the related Mortgaged Property. In addition, the Special Servicer shall refer to the Determination Information and all other relevant information obtained by it or otherwise contained in the Mortgage File; provided that the Special Servicer shall take account of any change in circumstances regarding the related Mortgaged Property known to the Special Servicer that has occurred subsequent to, and that would, in the Special Servicer's reasonable judgment, materially affect the value of the related Mortgaged Property reflected in, the most recent related Appraisal. Furthermore, the Special Servicer shall consider all available objective third party information obtained from generally available sources, as well as information obtained from vendors providing real estate services to the Special Servicer, concerning the market for distressed real estate loans and the real estate market for the subject property type in the area where the related Mortgaged Property is located. The Special Servicer may conclusively rely on the opinion and reports of Independent third parties in making such determination. The reasonable cost of all third party consultants and related reports reasonably incurred by the Special Servicer in making its fair value determination will be reimbursed to the Special Servicer as Servicing Advances.

            (ii) Subject to the terms and conditions of clause (d) of this
      Section 3.18, at the time a Mortgage Loan becomes a Defaulted Mortgage Loan, the Special Servicer and Controlling Class Option Holder (each, together with their assignees, an "Option Holder") will have an assignable option (the "Purchase Option") to purchase such Defaulted Mortgage Loan from the Trust Fund at a price (the "Option Price") equal to (A) if the Special Servicer has not yet determined the fair value of such Defaulted Mortgage Loan, the sum of (1) the Stated Principal Balance thereof, together with all accrued and unpaid interest thereon at the Mortgage Rate, (2) any related Yield Maintenance Charge (except if the Purchase Option is exercised by the Controlling Class Option Holder) or Liquidation Fee then payable, to the extent the Special Servicer or the Special Servicer's assignee is identified as the Person that will acquire the related Mortgage Loan, (3) all related Advances for which the Trust Fund or the related Servicer or Special Servicer has not been reimbursed, together with all accrued and unpaid interest thereon at the Reimbursement Rate to the extent not included in (1) above, and (4) all accrued Special Servicing Fees and additional Trust Fund expenses allocable to such Defaulted Mortgage Loan whether recovered or unrecovered from the related Mortgagor or (B) if the Special Servicer has determined the fair value of such Defaulted Mortgage Loan pursuant to clause (i) above, an amount at least equal to such fair value. Notwithstanding the foregoing, for a period of sixty (60) days after it receives notice of the Special Servicer's fair value determination (the "Controlling Class Certificateholder's Option Period"), only the Purchase Option held by the Controlling Class Option Holder may be exercised.

            Any Option Holder may sell, transfer, assign or otherwise convey its Purchase Option with respect to any Defaulted Mortgage Loan to any party at any time after the related Mortgage Loan becomes a Defaulted Mortgage Loan. The transferor of any Purchase Option shall notify the Trustee, the Paying Agent and the Servicer of such transfer and such notice shall include the transferee's name, address, telephone number, facsimile number and appropriate contact person(s) and shall be acknowledged in writing by the transferee.

            Each Option Holder's Purchase Option with respect to any Defaulted Mortgage Loan, if not exercised, will automatically terminate (A) once the related Defaulted Mortgage Loan is no longer a Defaulted Mortgage Loan; provided, however, that if such Mortgage Loan subsequently becomes a Defaulted Mortgage Loan, the related Purchase Option shall again be exercisable, (B) upon the acquisition, by or on behalf of the Trust Fund, of title to the related Mortgaged Property through foreclosure or deed in lieu of foreclosure, (C) upon the modification or pay off, in full or at a discount, of such Defaulted Mortgage Loan in connection with a workout, or (D) subject to the Servicer's determination set forth in clause (iv) below, upon another Option Holder's exercise of its Purchase Option with respect to the related Mortgage Loan becoming effective pursuant to clause (iii) below.

            (iii) Upon receipt of notice from the Special Servicer indicating that a Mortgage Loan has become a Defaulted Mortgage Loan, and after the expiration of the Controlling Class Certificateholder's Option Period, each Option Holder (whether the original grantee of such option or any subsequent transferee) may exercise its Purchase Option by providing the Servicer, the Trustee and the Paying Agent written notice thereof (the "Purchase Option Notice"), in the form of Exhibit J, which notice shall identify the Person that, on its own or through an Affiliate, will acquire the related Mortgage Loan upon closing and shall specify a cash exercise price at least equal to the Option Price. The Purchase Option Notice shall be delivered in the manner specified in Section 11.05. Immediately upon receipt of such Purchase Option Notice, the Special Servicer shall notify the remaining Option Holders that a Purchase Option has been exercised. Within ten (10) days thereafter, each remaining Option Holder may submit to the Servicer a Purchase Option Notice for the related Defaulted Mortgage Loan. Upon the expiration of such ten (10) day period, or such sooner time as all remaining Option Holders have submitted Purchase Option Notices, the Special Servicer shall notify the Option Holder whose Purchase Option Notice included the highest exercise price that the exercise of its Purchase Option is effective. The Special Servicer shall also notify the Trustee of such effective exercise. In the event that more than one Option Holder exercises its Purchase Option at the same price, the Purchase Option Notice received by the Servicer from the Controlling Class Option Holder or its assignee shall be effective. The exercise of any Purchase Option pursuant to this clause (iii) shall be irrevocable.

            (iv) If the Special Servicer or any Controlling Class Option Holder, or any of their respective Affiliates, is identified in the Purchase Option Notice as the Person expected to acquire the related Mortgage Loan, and the Option Price is based upon the Special Servicer's fair value determination, the Servicer (or an independent third party appointed by the Trustee if the Servicer is an affiliate of the Special Servicer) shall determine as soon as reasonably practicable (and, in any event, within thirty (30) days) after the Servicer has received the written notice and the Determination Information to be provided to Servicer by Special Servicer under Section 3.18(a)(i), whether the Option Price represents fair value for the Defaulted Mortgage Loan; provided that, if the Special Servicer is then in the process of obtaining a new Appraisal with respect to the related Mortgaged Property, then the Servicer (or the independent third party, as applicable) shall make its fair value determination with respect to such Mortgage Loan as soon as reasonably practicable (but in any event within thirty (30) days) after the Servicer's receipt of such new Appraisal. Such fair value determination shall be made in accordance with Servicing Standards. In determining the fair value of any Defaulted Mortgage Loan, the Servicer (or the independent third party, as applicable) shall take into account, among other factors, the period and amount of the delinquency on such Mortgage Loan, the occupancy level and physical condition of the related Mortgaged Property, the state of the local economy in the area where the Mortgaged Property is located, and the time and expense associated with a purchaser's foreclosing on the related Mortgaged Property. In addition, the Servicer (or the independent third party, as applicable) shall refer to the Determination Information and all other relevant information delivered to it by the Special Servicer or otherwise contained in the Mortgage File; provided that the Servicer (or the independent third party, as applicable) shall take account of any change in circumstances regarding the related Mortgaged Property known to the Servicer (or the independent third party, as applicable) that has occurred subsequent to, and that would, in the Servicer's (or the independent third party's, as applicable) reasonable judgment, materially affect the value of the related Mortgaged Property reflected in, such appraisal. Furthermore, the Servicer (or the independent third party, as applicable) shall consider all available objective third party information obtained from generally available sources, as well as information obtained from vendors providing real estate services to the Servicer (or the independent third party, as applicable), concerning the market for distressed real estate loans and the real estate market for the subject property type in the area where the related Mortgaged Property is located. The Servicer may conclusively rely on the opinion and reports of Independent third parties in making such determination. The Servicer (or the independent third party, as applicable) shall be entitled to receive out of the Certificate Account as additional compensation a $1,000 fee for the determination made in accordance with this clause (iv), provided, however, with respect to any Mortgage Loan, the $1,000 fee shall be collectible once. The reasonable cost of all third party consultants and related reports, including but not limited to appraisals, inspection reports (in the event that such inspection report is pursuant to this Section 3.18 and not an annual inspection pursuant to Section 3.12) and broker opinions of value, reasonably incurred by the Servicer (or the independent third party, as applicable) or Special Servicer pursuant to this Section 3.18 shall constitute, and be reimbursable as, Servicing Advances; provided that the Servicer (or the independent third party, as applicable) may rely on the most current Appraisal and property inspection report obtained for the related Mortgaged Property pursuant to Section
      3.12. The other parties to this Agreement shall cooperate with all reasonable requests for information.

            Notwithstanding anything contained in this clause (iv) to the contrary, if the Special Servicer or the Controlling Class Option Holder, or any of their respective Affiliates, is identified in the Purchase Option Notice as the Person expected to acquire the related Mortgage Loan, and the Option Price is based upon the Special Servicer's fair value determination, and the Servicer and the Special Servicer are Affiliates, the Trustee, subject to the Directing Certificateholder's reasonable prior written consent, which consent shall not be unreasonably withheld, shall designate an Independent third party, independent of the Directing Certificateholder, to determine whether the Option Price represents fair value for the Defaulted Mortgage Loan, in the manner and within the time set forth in the first paragraph of this clause (iv). In the event that the Trustee is called upon to designate such a third party to make such determination, the Trustee will not assume any responsibility for such third party's determination which determination the Trustee shall be entitled to conclusively rely upon. The Servicer, at the direction of the Trustee, may pay such third party a fee of up to $1,000 out of the Certificate Account. The reasonable costs of all appraisals, inspection reports and broker opinions of value, reasonably incurred by the Trustee or any such third party pursuant to this paragraph shall be advanced by the Servicer and shall constitute, and be reimbursable as, Servicing Advances. In connection with the Trustee's designating an Independent third party, the Special Servicer shall deliver to the Trustee for such Independent third party's use the Determination Information.

            In the event the Servicer or any designated third party, as applicable, determines that the Option Price is less than the fair value of the Defaulted Mortgage Loan, such party shall provide its determination, together with all information and reports it relied upon in making such determination, to the Special Servicer, who may then adjust its fair value determination and, consequently, the Option Price, pursuant to Section 3.18(a)(i). The Special Servicer shall promptly provide written notice of any adjustment of the Option Price to the Option Holder whose Purchase Option has been declared effective pursuant to clause (iii) above. Upon receipt of such notice, such Option Holder shall have three (3) Business Days to (i) accept the Option Price as adjusted and proceed in accordance with clause (v) below, or (ii) reject the Option Price as adjusted, in which case such Option Holder shall not be obligated to close the purchase of the Defaulted Mortgage Loan. Upon notice from such Option Holder, or the Special Servicer, that such Option Holder rejects the Option Price as adjusted, the Servicer and the Trustee shall provide the notices described in the second paragraph of clause (v) below and thereafter any Option Holder may exercise its purchase option in accordance with Section 3.18(a), at the Option Price as adjusted.

            (v) The Option Holder whose Purchase Option is declared effective pursuant to clause (iii) above shall be required to pay the purchase price specified in its Purchase Option Notice to the Special Servicer within ten
      (10) Business Days of its receipt of the Special Servicer's notice confirming that the exercise of its Purchase Option is effective. Upon receipt of an Officer's Certificate from the Special Servicer specifying the date for closing the purchase of the related Defaulted Mortgage Loan, and the purchase price to be paid therefor, the Trustee shall deliver at such closing for release to or at the direction of such Option Holder, the related Mortgage File, and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be provided to it by such Option Holder and are reasonably necessary to vest in the purchaser or any designee thereof the ownership of such Mortgage Loan on a servicing released basis. In connection with any such purchase by any Person other than it, the Special Servicer shall deliver the related Mortgage File to or at the direction of the purchaser. In any case, the Special Servicer shall remit to the Servicer the purchase price (except that portion of any purchase price constituting Gain-on-Sale Proceeds which shall be deposited in the Gain-on-Sale Reserve Account) for deposit into the Certificate Account within one (1) Business Day following the closing of the sale of the related Defaulted Mortgage Loan and the Servicer shall deposit such funds into the Certificate Account.

            The Special Servicer shall immediately notify the Trustee and the Servicer upon the holder of the effective Purchase Option's failure to remit the purchase price specified in its Purchase Option Notice pursuant to this clause
(v). Thereafter, the Trustee shall notify each Option Holder of such failure and any Option Holder may then exercise its purchase option in accordance with this
Section 3.18(a).

            (vi) Unless and until the Purchase Option with respect to any Defaulted Mortgage Loan is exercised, the Special Servicer shall pursue such other resolution strategies with respect to such Defaulted Mortgage Loan, including, without limitation, workout and foreclosure, as the Special Servicer may deem appropriate, consistent with the Asset Status Report and Servicing Standards; provided, however, the Special Servicer shall not sell any Defaulted Mortgage Loan (other than in connection with exercise of a related Purchase Option).

            (b) (i) The Special Servicer may purchase any REO Property (at the Purchase Price therefor). The Special Servicer may also offer to sell to any Person any REO Property, if and when the Special Servicer determines, consistent with the Servicing Standards, that such a sale would be in the best economic interests of the Trust Fund. The Special Servicer shall give the Paying Agent and the Trustee, the Servicer and the Directing Certificateholder not less than five (5) Business Days' prior written notice of the Purchase Price and its intention to (i) purchase any REO Property at the Purchase Price therefor or
(ii) sell any REO Property, in which case the Special Servicer shall accept the highest offer received from any Person for any REO Property in an amount at least equal to the Purchase Price therefor. To the extent permitted by applicable law, and subject to the Servicing Standards, the Servicer, an Affiliate of the Servicer, the Special Servicer or an Affiliate of the Special Servicer, or an employee of either of them may act as broker in connection with the sale of any REO Property and may retain from the proceeds of such sale a brokerage commission that does not exceed the commission that would have been earned by an independent broker pursuant to a brokerage agreement entered into at arm's length.

            In the absence of any such offer, the Special Servicer shall accept the highest offer received from any Person that is determined by the Special Servicer to be a fair price for such REO Property, if the highest bidder is a Person other than an Interested Person, or if such price is determined to be such a price by the Trustee, if the highest bidder is an Interested Person. Notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its Affiliates may make an offer for or purchase any REO Property pursuant hereto.

            The Special Servicer shall not be obligated by either of the foregoing paragraphs or otherwise to accept the highest offer if the Special Servicer determines, in accordance with Servicing Standards, that rejection of such offer would be in the best interests of the Certificateholders. In addition, the Special Servicer may accept a lower offer if it determines, in accordance with the Servicing Standards stated in Section 3.01, that acceptance of such offer would be in the best interests of the Certificateholders (for example, if the prospective buyer making the lower offer is more likely to perform its obligations, or the terms offered by the prospective buyer making the lower offer are more favorable).

            In determining whether any offer received from an Interested Person represents a fair price for any REO Property, the Trustee and the Special Servicer shall obtain and may conclusively rely on the opinion of an Independent appraiser or other Independent expert in real estate matters retained by the Trustee or the Special Servicer, as applicable, at the expense of the Trust Fund. In determining whether any offer constitutes a fair price for any REO Property, the Special Servicer or the Trustee (or, if applicable, such appraiser) shall take into account, and any appraiser or other expert in real estate matters shall be instructed to take into account, as applicable, among other factors, the physical condition of such REO Property, the state of the local economy and the Trust Fund's obligation to comply with REMIC Provisions.

            (ii) Subject to Servicing Standards, the Special Servicer shall act on behalf of the Trust Fund in negotiating and taking any other action necessary or appropriate in connection with the sale of any REO Property, including the collection of all amounts payable in connection therewith. A sale of any REO Property shall be without recourse to, or representation or warranty by, the Trustee, the Fiscal Agent, the Paying Agent, the Depositor, the Servicer, the Special Servicer or the Trust Fund (except that any contract of sale and assignment and conveyance documents may contain customary warranties of title, so long as the only recourse for breach thereof is to the Trust Fund) and, if consummated in accordance with the terms of this Agreement, none of the Servicer, the Special Servicer, the Paying Agent, the Depositor, the Trustee or the Fiscal Agent shall have any liability to the Trust Fund or any Certificateholder with respect to the purchase price therefor accepted by the Special Servicer or the Trustee.

            (c) Any sale of a Defaulted Mortgage Loan or any REO Property shall be for cash only (unless changes in the REMIC Provisions or authoritative interpretations thereof made or issued subsequent to the Startup Day allow a sale for other consideration).

            Section 3.19 Additional Obligations of Servicer and Special
Servicer.

            (a) The Servicer shall deliver all Compensating Interest Payments to the Paying Agent for deposit in the Distribution Account on each P&I Advance Date, without any right of reimbursement therefor.

            (b) The Servicer shall deliver to each Mortgage Loan Seller upon request, without charge, no more than twice per calendar year a current list of the Mortgagors relating to the Mortgage Loans where such Mortgage Loan Seller is identified on the Mortgage Loan Schedule as the related Mortgage Loan Seller and their respective billing addresses and telephone numbers; provided however, the Servicer shall be under no obligation to provide any information not in its possession in connection with the servicing of such Mortgage Loans.

            (c) Upon the determination that a previously made Advance is a Nonrecoverable Advance, to the extent that the reimbursement thereof would exceed the full amount of the principal portion of general collections on the Mortgage Loans deposited in the Certificate Account and available for distribution on the next Distribution Date, the Servicer, the Trustee or the Fiscal Agent, each at its own option and in its sole discretion, as applicable, instead of obtaining reimbursement for the remaining amount of such Nonrecoverable Advance pursuant to Section 3.05(a)(v) immediately, may elect to refrain from obtaining such reimbursement for such portion of the Nonrecoverable Advance during the one month collection period ending on the then current Determination Date, for successive one-month periods for a total period not to exceed 12 months; provided that any such deferral exceeding 6 months shall require the consent of the Directing Certificateholder. If the Servicer (or the Trustee or the Fiscal Agent) makes such an election at its sole option and in its sole discretion to defer reimbursement with respect to all or a portion of a Nonrecoverable Advance (together with interest thereon), then such Nonrecoverable Advance (together with interest thereon) or portion thereof shall continue to be fully reimbursable in the subsequent collection period (subject, again, to the same sole option to defer; it is acknowledged that, in such a subsequent period, such Nonrecoverable Advance shall again be payable first from principal collections as described above prior to payment from other collections). In connection with a potential election by the Servicer (or the Trustee or the Fiscal Agent) to refrain from the reimbursement of a particular Nonrecoverable Advance or portion thereof during the one month collection period ending on the related Determination Date for any Distribution Date, the Servicer (or the Trustee or the Fiscal Agent) shall further be authorized to wait for principal collections on the Mortgage Loans to be received before making its determination of whether to refrain from the reimbursement of a particular Nonrecoverable Advance or portion thereof) until the end of such collection period; provided, however, if, at any time the Servicer, the Trustee or the Fiscal Agent, as applicable, elects not to refrain from obtaining such reimbursement or otherwise determines that the reimbursement of a Nonrecoverable Advance during a one-month collection period will exceed the full amount of the principal portion of general collections deposited in the Collection Account for such Distribution Date, then the Servicer, the Trustee or the Fiscal Agent, as applicable, shall use its reasonable efforts to give S&P and Fitch 15 days' notice of such determination, unless extraordinary circumstances make such notice impractical. Nothing herein shall give the Servicer, the Trustee or the Fiscal Agent the right to defer reimbursement of a Nonrecoverable Advance if there are, and to the extent of, any principal collections then available in the Certificate Account pursuant to Section 3.05(a)(v).

            The foregoing shall not, however, be construed to limit any liability that may otherwise be imposed on such Person for any failure by such Person to comply with the conditions to making such an election under this section or to comply with the terms of this section and the other provisions of this Agreement that apply once such an election, if any, has been made; provided, however, that the fact that a decision to recover such Nonrecoverable Advances over time, or not to do so, benefits some classes of Certificateholders to the detriment of other classes shall not, with respect to the Servicer or the Special Servicer, as applicable, constitute a violation of the Servicing Standard and/or with respect to the Trustee and/or the Fiscal Agent, constitute a violation of any fiduciary duty to Certificateholders or any contractual obligation hereunder. If the Servicer, the Trustee or the Fiscal Agent, as applicable, determines, in its sole discretion, that its ability to fully recover the Nonrecoverable Advances has been compromised, then the Servicer, the Trustee or the Fiscal Agent, as applicable, shall be entitled to immediate reimbursement of Nonrecoverable Advances with interest thereon at the Reimbursement Rate from all amounts in the Certificate Account for such Distribution Date. Any such election by any such party to refrain from reimbursing itself or obtaining reimbursement for any Nonrecoverable Advance or portion thereof with respect to any one or more collection periods shall not limit the accrual of interest at the Reimbursement Rate on such Nonrecoverable Advance for the period prior to the actual reimbursement of such Nonrecoverable Advance. The Servicer's, the Trustee's or the Fiscal Agent's, as applicable, election to defer reimbursement of such Nonrecoverable Advances as set forth above is an accommodation to the Certificateholders and shall not be construed as an obligation on the part of the Servicer, the Trustee or the Fiscal Agent, as applicable, or a right of the Certificateholders. Nothing herein shall be deemed to create in the Certificateholders a right to prior payment of distributions over the Servicer's, the Trustee's or the Fiscal Agent's, as applicable, right to reimbursement for Advances (deferred or otherwise) and accrued interest thereon. In all events, the decision to defer reimbursement or to seek immediate reimbursement of Nonrecoverable Advances shall be deemed to be in accordance with the Servicing Standard and none of the Servicer, the Trustee, the Fiscal Agent or the other parties to this Agreement shall have any liability to one another or to any of the Certificateholders for any such election that such party makes as contemplated by this section or for any losses, damages or other adverse economic or other effects that may arise from such an election.

            The Special Servicer shall not be permitted to (i) make an affirmative determination that any Advance is, or would be, a recoverable Advance and, in the absence of a determination by the Special Servicer that such an Advance is a Nonrecoverable Advance, all such determinations shall be made by the Servicer, the Trustee or the Fiscal Agent, as applicable or (ii) reverse any other Person's determination that an Advance is a Nonrecoverable Advance.

            (d) With respect to the Mortgage Loan identified as loan number 1 on the Mortgage Loan Schedule (the Centro Retail Portfolio Mortgage Loan), the Servicer, to the extent permitted under the related Mortgage Loan documents, shall obtain written confirmation from each Rating Agency that any Replacement Management Agreement (as defined in the related Mortgage Loan documents) will not result in the qualification, downgrade or withdrawal to the ratings then assigned to the Certificates.

            Section 3.20 Modifications, Waivers, Amendments and Consents.

            (a) Except as set forth in this Section 3.20(a), Section 3.20(i) and
Section 3.08, the Servicer shall not agree to any modification, waiver or amendment of a Mortgage Loan, and, except as provided in the following paragraph, Section 3.08(e), Section 3.08(f) and in Section 3.20(d), no Mortgage Loan that is not a Specially Serviced Mortgage Loan may be modified, waived or amended, and in any event, the Servicer shall not modify, waive or amend a Mortgage Loan without the prior written consent of the Special Servicer except to the extent provided in Section 3.08(f); provided that, the Servicer shall forward to the Special Servicer requests to extend the Maturity Date of a Mortgage Loan that is not a Specially Serviced Mortgage Loan and the Special Servicer may approve such request; provided, further, that except as provided in the following sentence, no such extension entered into pursuant to this Section 3.20(a) shall be for a period of more than twelve months from the original Maturity Date of such Mortgage Loan or shall extend the Maturity Date beyond the earlier of (i) two years prior to the Rated Final Distribution Date and (ii) in the case of a Mortgage Loan secured by a leasehold estate and not also the related fee interest, the date twenty years prior to the expiration of such leasehold estate. If such extension would extend the Maturity Date of a Mortgage Loan for more than twelve months from and after the original Maturity Date of such Mortgage Loan and the Mortgage Loan is not in default or default with respect thereto is not reasonably foreseeable, the Special Servicer must obtain the Directing Certificateholder's consent and must provide the Trustee, the Paying Agent, the Servicer and the Directing Certificateholders with an Opinion of Counsel (at the expense of the related Mortgagor to the extent permitted under the Mortgage Loan documents and, if not required to be paid by the Mortgagor, the Special Servicer shall not consent to such extension without the consent of the Directing Certificateholder) that such extension would not constitute a "significant modification" of the Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b). Notwithstanding the foregoing, the Servicer, without the consent of the Special Servicer, may modify or amend the terms of any Mortgage Loan in order to (i) cure any ambiguity or mistake therein or (ii) correct or supplement any provisions therein which may be inconsistent with any other provisions therein or correct any error, provided that, if the Mortgage Loan is not in default or default with respect thereto is not reasonably foreseeable, such modification or amendment would not be a "significant modification" of the Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b).

            Neither the Servicer nor the Special Servicer shall permit the substitution of any Mortgaged Property (or any portion thereof) for one or more other parcels of real property at any time the Mortgage Loan is not in default pursuant to the terms of the related Mortgage Loan documents or default with respect thereto is not reasonably foreseeable unless (i) the Servicer or the Special Servicer, as applicable, obtains from Fitch and S&P (and delivers to the Directing Certificateholder) a written confirmation that such substitution will not cause a downgrading, qualification or withdrawal of the then current rating assigned to any of the Certificates and (ii) either (a) such substitution is at the unilateral option of the Mortgagor or otherwise occurs automatically pursuant to the terms of the Mortgage Loan in effect on the Startup Day, within the meaning of Treasury Regulations Section 1.1001-3, or (b) it has received an Opinion of Counsel to the effect that such substitution would not be a "significant modification" of the Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b).

            (b) If the Special Servicer determines that a modification, waiver or amendment (including, without limitation, the forgiveness or deferral of interest or principal or the substitution of collateral pursuant to the terms of the Mortgage Loan or otherwise, the release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Mortgage Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in the Special Servicer's judgment, reasonably foreseeable (as evidenced by an Officer's Certificate of the Special Servicer), is reasonably likely to produce a greater recovery on a net present value basis (the relevant discounting to be performed at the related Mortgage Rate) than liquidation of such Specially Serviced Mortgage Loan, then the Special Servicer may agree to a modification, waiver or amendment of such Specially Serviced Mortgage Loan, subject to the provisions of this Section 3.20(b) and Section 3.20(c) and subject to the approval of the Directing Certificateholder as provided in Section 3.21.

            The Special Servicer shall use its reasonable efforts to the extent possible to cause each Specially Serviced Mortgage Loan to fully amortize prior to the Rated Final Distribution Date and shall not agree to a modification, waiver or amendment of any term of any Specially Serviced Mortgage Loan if such modification, waiver or amendment would:

            (i) extend the Maturity Date of any such Specially Serviced Mortgage Loan to a date occurring later than the earlier of (a) two years prior to the Rated Final Distribution Date and (b) if such Specially Serviced Mortgage Loan is secured by a leasehold estate and not also the related fee interest, the date occurring twenty years prior to the expiration of such leasehold; or

            (ii) provide for the deferral of interest unless (a) interest accrues thereon, generally, at the related Mortgage Rate and (b) the aggregate amount of such deferred interest does not exceed 10% of the unpaid principal balance of the Specially Serviced Mortgage Loan.

            (c) Any provision of this Section 3.20 to the contrary notwithstanding, except when a Mortgage Loan is in default or default with respect thereto is reasonably foreseeable, no fee described in this paragraph shall be collected by any Servicer or Special Servicer from a Mortgagor (or on behalf of the Mortgagor) in conjunction with any consent or any modification, waiver or amendment of a Mortgage Loan (unless the amount thereof is specified in the related Mortgage Note) if the collection of such fee would cause such consent, modification, waiver or amendment to be a "significant modification" of the Mortgage Note within the meaning of Treasury Regulations Section 1.860G-2(b).

            (d) To the extent consistent with this Agreement, the Servicer or the Special Servicer may agree to any waiver, modification or amendment of a Mortgage Loan that is not in default or as to which default is not reasonably foreseeable only if it provides the Trustee with an Opinion of Counsel (at the expense of the related Mortgagor or such other Person requesting such modification or, if such expense cannot be collected from the related Mortgagor or such other Person, to be paid by the Servicer or Special Servicer as a Servicing Advance; provided that the Servicer or Special Servicer, as applicable, shall use its reasonable best efforts to collect such fee from the Mortgagor to the extent permitted under the related Mortgage Loan documents or such other Person) to the effect that the contemplated waiver, modification or amendment (i) will not be a "significant modification" of the Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b) and (ii) will not cause (x) either of the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC for purposes of the Code or (y) either of the Lower-Tier REMIC or the Upper-Tier REMIC to be subject to any tax under the REMIC Provisions. Notwithstanding the foregoing, neither the Servicer nor the Special Servicer may waive the payment of any Yield Maintenance Charge or the requirement that any prepayment of a Mortgage Loan be made on a Due Date, or if not made on a Due Date, be accompanied by all interest that would be due on the next Due Date with respect to any Mortgage Loan that is not a Specially Serviced Mortgage Loan.

            (e) In the event of a modification which creates Mortgage Deferred Interest, such Mortgage Deferred Interest will be allocated to reduce the Distributable Certificate Interest of the Class or Classes of Certificates pursuant to Section 4.05.

            (f) Subject to Section 3.20(c), the Servicer and the Special Servicer each may, as a condition to its granting any request by a Mortgagor for consent, modification (including extensions), waiver or indulgence or any other matter or thing, the granting of which is within the Servicer's or the Special Servicer's, as the case may be, discretion pursuant to the terms of the instruments evidencing or securing the related Mortgage Loan and is permitted by the terms of this Agreement, require that such Mortgagor pay to the Servicer or the Special Servicer, as the case may be, as additional servicing compensation, a reasonable or customary fee, for the additional services performed in connection with such request.

            (g) All modifications (including extensions), waivers and amendments of the Mortgage Loans entered into pursuant to this Section 3.20 shall be in writing, signed by the Servicer or the Special Servicer, as the case may be, and the related Mortgagor (and by any guarantor of the related Mortgage Loan, if such guarantor's signature is required by the Servicer or the Special Servicer in accordance with the Servicing Standards).

            (h) Each of the Servicer and the Special Servicer shall notify the Rating Agencies, the Trustee, the Directing Certificateholder, the Mortgage Loan Sellers (if such Mortgage Loan Seller is not a Servicer or Sub-Servicer of such Mortgage Loan or the Directing Certificateholder) and each other in writing of any modification, waiver or amendment of any term of any Mortgage Loan and the date thereof, and shall deliver to the Trustee or the related Custodian with a copy to the Servicer (if such notice is being delivered by the Special Servicer) for deposit in the related Mortgage File, an original counterpart of the agreement relating to such modification, waiver or amendment, promptly (and in any event within 10 Business Days) following the execution thereof. Following receipt of the Servicer's or the Special Servicer's, as applicable, delivery of the aforesaid modification, waiver or amendment to the Paying Agent, the Paying Agent shall forward a copy thereof to each Holder of a Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificate.

            (i) Notwithstanding the foregoing, but subject to the related Mortgage Loan documents, neither the Servicer, for a Non-Specially Serviced Mortgage Loan, nor the Special Servicer, for a Specially Serviced Mortgage Loan, shall permit the substitution of any Mortgaged Property pursuant to the defeasance provisions of any Mortgage Loan (or any portion thereof) unless such defeasance complies with Treasury Regulations Section 1.860G-2(a)(8) and the Servicer or the Special Servicer, as applicable, has received (i) a certificate of an Independent certified public accountant to the effect that such substituted property will provide cash flows sufficient to meet all payments of interest and principal (including payments at maturity or any earlier required payment in full of the outstanding principal balance of such Mortgage Loan) on such Mortgage Loan in compliance with the requirements of the terms of the related Mortgage Loan documents and (ii) one or more Opinions of Counsel (at the expense of the related Mortgagor) to the effect that the Trustee, on behalf of the Trust Fund, will have a first priority perfected security interest in such substituted Mortgaged Property; provided, however, that, to the extent consistent with the related Mortgage Loan documents, the related Mortgagor shall pay the cost of any such opinion as a condition to granting such defeasance. To the extent consistent with the related Mortgage Loan documents, the Mortgagor shall establish a single purpose entity, provided that one single purpose entity can hold the assets for more than one Mortgagor (if Mortgagors are related), to act as a successor Mortgagor. To the extent permissible under the related Mortgage Loan documents, the Servicer shall use its reasonable efforts to require the related Mortgagor to pay all costs of such defeasance, including but not limited to the cost of maintaining any successor Mortgagor, and the Servicer shall obtain, at the expense of the related Mortgagor, written confirmation from the Rating Agencies that such defeasance will not cause the downgrade, withdrawal or modification of the then current ratings of the Certificates; provided, however, that the Servicer shall not be required to obtain such written confirmation (a) from S&P to the extent that the Servicer has delivered a Defeasance Certificate substantially in the form of Exhibit S hereto unless such Mortgage Loan (or Mortgage Loans if the single purpose entity established pursuant to the prior sentence hereof holds the assets for more than one Mortgagor) at the time of such defeasance is (A) one of the ten largest Mortgage Loans by Stated Principal Balance, (B) a Mortgage Loan with a Cut-off Date Principal Balance greater than $20,000,000, or (C) a Mortgage Loan that represents 5% or more of the Cut-off Date Principal Balance of all Mortgage Loans and (b) from Fitch unless such Mortgage Loan (or Mortgage Loans if the single purpose entity established pursuant to the prior sentence hereof holds the assets for more than one Mortgagor) at the time of such defeasance is (A) one of the ten largest Mortgage Loans by Stated Principal Balance, (B) a Mortgage Loan with a Cut-off Date Principal Balance greater than $20,000,000, or
(C) a Mortgage Loan that represents 5% or more of the Cut-off Date Principal Balance of all Mortgage Loans.

            (j) If required under the related Mortgage Loan documents or if otherwise consistent with the Servicing Standards, the Servicer shall establish and maintain one or more accounts (the "Defeasance Accounts"), which shall be Eligible Accounts, into which all payments received by the Servicer from any defeasance collateral substituted for any Mortgaged Property shall be deposited and retained, and shall administer such Defeasance Accounts in accordance with the Mortgage Loan documents. Notwithstanding the foregoing, in no event shall the Servicer permit such amounts to be maintained in the Defeasance Account for a period in excess of 90 days, unless such amounts are reinvested by the Servicer in "government securities" within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, or any other securities that comply with Treasury Regulations Section 1.860G-2(a)(8). To the extent not required or permitted to be placed in a separate account, the Servicer shall deposit all payments received by it from defeasance collateral substituted for any Mortgaged Property into the Certificate Account and treat any such payments as payments made on the Mortgage Loan in advance of its Due Date in accordance with clause
(a)(i) of the definition of Available Distribution Amount, and not as a prepayment of the related Mortgage Loan. Notwithstanding anything herein to the contrary, in no event shall the Servicer permit such amounts to be maintained in the Certificate Account for a period in excess of 365 days.

            Section 3.21 Transfer of Servicing Between Servicer and Special Servicer; Recordkeeping; Asset Status Report.

            (a) Upon determining that a Servicing Transfer Event has occurred with respect to any Mortgage Loan, the Servicer shall promptly give notice to the Special Servicer and the Directing Certificateholder thereof, and shall deliver the related Mortgage File and Servicing File to the Special Servicer and shall use its reasonable efforts to provide the Special Servicer with all information, documents and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to the Mortgage Loan either in the Servicer's possession or otherwise available to the Servicer without undue burden or expense, and reasonably requested by the Special Servicer to enable it to assume its functions hereunder with respect thereto. The Servicer shall use its reasonable efforts to comply with the preceding sentence within 5 Business Days of the occurrence of each related Servicing Transfer Event and in any event shall continue to act as Servicer and administrator of such Mortgage Loan until the Special Servicer has commenced the servicing of such Mortgage Loan. The obligation of the Special Servicer to service the Mortgage Loan shall commence upon the delivery of the related Mortgage File and Servicing File. The Servicer shall deliver to the Directing Certificateholder and the Paying Agent a copy of the notice of such Servicing Transfer Event provided by the Servicer to the Special Servicer pursuant to this Section.

            Upon determining that a Specially Serviced Mortgage Loan (other than an REO Loan) has become current and has remained current for three consecutive full and timely Monthly Payments (provided that (i) no additional Servicing Transfer Event is foreseeable in the reasonable judgment of the Special Servicer, and (ii) for such purposes taking into account any modification or amendment of such Mortgage Loan), and that no other Servicing Transfer Event is continuing with respect thereto, the Special Servicer shall immediately give notice thereof to the Servicer and the Directing Certificateholder, and shall return the related Mortgage File and Servicing File to the Servicer (or copies thereof if copies only were delivered to the Special Servicer) and upon giving such notice, and returning such Mortgage File and Servicing File to the Servicer, the Special Servicer's obligation to service such Corrected Mortgage Loan shall terminate and the obligations of the Servicer to service and administer such Mortgage Loan, shall recommence.

            (b) In servicing any Specially Serviced Mortgage Loans, the Special Servicer will provide to the Trustee originals of documents included within the definition of "Mortgage File" for inclusion in the related Mortgage File (with a copy of each such original to the Servicer), and provide the Servicer with copies of any additional related Mortgage Loan information including correspondence with the related Mortgagor.

            (c) Notwithstanding the provisions of Section 3.12(d), the Servicer shall maintain ongoing payment records with respect to each of the Specially Serviced Mortgage Loans and REO Properties and shall provide the Special Servicer with any information in its possession reasonably required by the Special Servicer to perform its duties under this Agreement, provided that the Servicer shall only be required to maintain in such records to the extent the Special Servicer has provided such information to the Servicer.

            (d) No later than 45 days after a Servicing Transfer Event for a Mortgage Loan, the Special Servicer shall deliver to the Servicer, each Rating Agency, the Trustee, the Mortgage Loan Sellers (but only with respect to a Mortgage Loan sold to the Depositor by such Mortgage Loan Seller) and the Directing Certificateholder, a report (the "Asset Status Report") with respect to such Mortgage Loan and the related Mortgaged Property; provided, however, the Special Servicer shall not be required to deliver an Asset Status Report to the Directing Certificateholder if they are the same entity; provided, further, the Special Servicer shall only be required to deliver an Asset Status Report to a particular Mortgage Loan Seller if such Mortgage Loan Seller has executed a confidentiality agreement that covers the terms of the Asset Status Report and contains terms reasonably acceptable to the Special Servicer and such Mortgage Loan Seller. Such Asset Status Report shall set forth the following information to the extent reasonably determinable:

            (i) summary of the status of such Specially Serviced Mortgage Loan and any negotiations with the related Mortgagor;

            (ii) a discussion of the legal and environmental considerations reasonably known to the Special Servicer, consistent with the Servicing Standards, that are applicable to the exercise of remedies as aforesaid and to the enforcement of any related guaranties or other collateral for the related Mortgage Loan and whether outside legal counsel has been retained;

            (iii) the most current rent roll and income or operating statement available for the related Mortgaged Property;

            (iv) the Special Servicer's recommendations on how such Specially Serviced Mortgage Loan might be returned to performing status and returned to the Servicer for regular servicing or otherwise realized upon;

            (v) a copy of the last obtained Appraisal of the Mortgaged Property; and

            (vi) such other information as the Special Servicer deems relevant in light of the Servicing Standards.

            If within ten Business Days of receiving an Asset Status Report, the Directing Certificateholder does not disapprove such Asset Status Report in writing, the Special Servicer shall implement the recommended action as outlined in such Asset Status Report; provided, however, that the Special Servicer may not take any action that is contrary to applicable law, the Servicing Standards or the terms of the applicable Mortgage Loan documents. If the Directing Certificateholder disapproves such Asset Status Report within 10 Business Days of receipt, the Special Servicer will revise such Asset Status Report and deliver to the Directing Certificateholder, the Trustee, the Rating Agencies, the Mortgage Loan Sellers and the Servicer a new Asset Status Report as soon as practicable, but in no event later than 30 days after such disapproval. The Special Servicer shall revise such Asset Status Report as described above in this Section 3.21(d) until the Directing Certificateholder shall fail to disapprove such revised Asset Status Report in writing within ten (10) Business Days of receiving such revised Asset Status Report or until the Special Servicer makes one of the determinations described below. The Special Servicer may, from time to time, modify any Asset Status Report it has previously delivered and implement such report, provided that if such modification is material, such modified report shall have been prepared, reviewed and not rejected pursuant to the terms of this Section. Notwithstanding the foregoing, the Special Servicer
(i) may, following the occurrence of an extraordinary event with respect to the related Mortgaged Property, take any action set forth in such Asset Status Report before the expiration of any such ten (10) Business Day period if the Special Servicer has reasonably determined that failure to take such action would materially and adversely affect the interests of the Certificateholders, and it has made a reasonable effort to contact the Directing Certificateholder and (ii) in any case, shall determine whether such affirmative disapproval is not in the best interest of all the Certificateholders pursuant to the Servicing Standards. The approval or disapproval of an Asset Status Report by the Directing Certificateholder shall not be a substitute for any specific approval required herein, including Section 3.08, Section 3.21 and Section 6.06, with respect to certain actions.

            The Special Servicer shall have the authority to meet with the Mortgagor for any Specially Serviced Mortgage Loan and take such actions consistent with the Servicing Standards and the related Asset Status Report. The Special Servicer shall not take any action inconsistent with the related Asset Status Report, unless such action would be required in order to act in accordance with the Servicing Standards.

            No direction of the Directing Certificateholder, or failure of the Directing Certificateholder to consent to or approve (including any deemed consents or approvals) any request of the Special Servicer, shall (a) require or cause the Special Servicer to violate the terms of a Mortgage Loan, applicable law or any provision of this Agreement, including the Special Servicer's obligation to act in accordance with the Servicing Standards and to maintain the REMIC status of each of the Lower-Tier REMIC and the Upper-Tier REMIC, or (b) result in the imposition of a "prohibited transaction" or "prohibited contribution" tax under the REMIC Provisions, or (c) expose the Servicer, the Special Servicer, the Depositor, the Mortgage Loan Sellers, the Trust Fund, the Paying Agent the Trustee or their respective officers, directors, employees or agents to any claim, suit or liability or (d) materially expand the scope of the Special Servicer's, Trustee's or the Servicer's responsibilities under this Agreement.

            (e) Upon receiving notice of the request by a Mortgagor for the amendment or modification of a Mortgage Loan which is not a Specially Serviced Mortgage Loan for which the Special Servicer is responsible for such amendment or modification pursuant to Section 3.20, the Servicer shall immediately give notice thereof, and shall deliver copies of the related Mortgage File and Servicing File (or the applicable portions thereof) to the Special Servicer and shall use its reasonable efforts to provide the Special Servicer with all information relating to the Mortgage Loan and reasonably requested by the Special Servicer to enable it to negotiate with the related Mortgagor and prepare for any such proceedings. The Servicer shall use its reasonable efforts to comply with the preceding sentence within 5 Business Days of the occurrence of each such event. Notwithstanding the foregoing, the occurrence of any event described above shall not in and of itself be considered a Servicing Transfer Event and, unless an actual Servicing Transfer Event has occurred with respect to such Mortgage Loan, the Servicer shall continue to act as Servicer and administrator of such Mortgage Loan and no fees shall be payable to the Special Servicer with respect to such Mortgage Loan other than any related modification, assumption or extension fees provided for herein.

            Section 3.22 Sub-Servicing Agreements.

            (a) The Servicer may enter into Sub-Servicing Agreements to provide for the performance by third parties of any or all of its respective obligations under this Agreement; provided that the Sub-Servicing Agreement as amended or modified: (i) is consistent with this Agreement in all material respects and requires the Sub-Servicer to comply with all of the applicable conditions of this Agreement; (ii) provides that if the Servicer shall for any reason no longer act in such capacity hereunder (including, without limitation, by reason of an Event of Default), the Trustee or its designee shall thereupon assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the Servicer under such agreement, or, alternatively, may act in accordance with Section 7.02 hereof under the circumstances described therein (subject to Section 3.22(g) hereof); (iii) provides that the Trustee for the benefit of the Certificateholders and the Trustee (as holder of the Uncertificated Lower-Tier Interests) shall be a third party beneficiary under such Sub-Servicing Agreement, but that (except to the extent the Trustee or its designee assumes the obligations of the Servicer thereunder as contemplated by the immediately preceding clause (ii)) none of the Trust Fund, the Trustee, the Paying Agent any successor Servicer or any Certificateholder shall have any duties under such Sub-Servicing Agreement or any liabilities arising therefrom;
(iv) permits any purchaser of a Mortgage Loan pursuant to this Agreement to terminate such Sub-Servicing Agreement with respect to such purchased Mortgage Loan at its option and without penalty; provided, however, that the Initial Sub-Servicing Agreements may only be terminated by the Trustee or its designee as contemplated by Section 3.22(g) hereof and in such additional manner as is provided in such Sub-Servicing Agreement; (v) does not permit the Sub-Servicer any direct rights of indemnification that may be satisfied out of assets of the Trust Fund; and (vi) does not permit the Sub-Servicer to modify any Mortgage Loan unless and to the extent the Servicer is permitted hereunder to modify such Mortgage Loan. Any successor Servicer hereunder shall, upon becoming successor Servicer, be assigned and shall assume any Sub-Servicing Agreements from the predecessor Servicer (subject to Section 3.22(g) hereof). In addition, each Sub-Servicing Agreement entered into by the Servicer may provide that the obligations of the Sub-Servicer thereunder shall terminate with respect to any Mortgage Loan serviced thereunder at the time such Mortgage Loan becomes a Specially Serviced Mortgage Loan; provided, however, that the Sub-Servicing Agreement may provide (if the Sub-Servicing Agreement provides for Advances by the Sub-Servicer, although it need not so provide) that the Sub-Servicer will continue to make all Advances and calculations and prepare all reports required under the Sub-Servicing Agreement with respect to Specially Serviced Mortgage Loans and continue to collect its Primary Servicing Fees as if no Servicing Transfer Event had occurred and with respect to REO Properties (and the related REO Loans) as if no REO Acquisition had occurred and to render such incidental services with respect to such Specially Serviced Mortgage Loans and REO Properties as are specifically provided for in such Sub-Servicing Agreement. The Servicer shall deliver to the Trustee copies of all Sub-Servicing Agreements, and any amendments thereto and modifications thereof, entered into by it promptly upon its execution and delivery of such documents. References in this Agreement to actions taken or to be taken by the Servicer include actions taken or to be taken by a Sub-Servicer on behalf of the Servicer; and, in connection therewith, all amounts advanced by any Sub-Servicer (if the Sub-Servicing Agreement provides for Advances by the Sub-Servicer, although it need not so provide) to satisfy the obligations of the Servicer hereunder to make Advances shall be deemed to have been advanced by the Servicer out of its own funds and, accordingly, such Advances shall be recoverable by such Sub-Servicer in the same manner and out of the same funds as if such Sub-Servicer were the Servicer, and, for so long as they are outstanding, such Advances shall accrue interest in accordance with Section 3.03(d), such interest to be allocable between the Servicer and such Sub-Servicer as may be provided (if at all) pursuant to the terms of the Sub-Servicing Agreement. For purposes of this Agreement, the Servicer shall be deemed to have received any payment when a Sub-Servicer retained by it receives such payment. The Servicer shall notify the Special Servicer, the Trustee and the Depositor in writing promptly of the appointment by it of any Sub-Servicer. Except as otherwise provided herein, the Special Servicer may not enter into Sub-Servicing Agreements and may not assign any of its servicing obligations hereunder.

            (b) Each Sub-Servicer shall be authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law to the extent necessary to ensure the enforceability of the related Mortgage Loans or the compliance with its obligations under the Sub-Servicing Agreement and the Servicer's obligations under this Agreement.

            (c) As part of its servicing activities hereunder, the Servicer, for the benefit of the Trustee and the Certificateholders, shall (at no expense to the Trustee, the Certificateholders or the Trust Fund) monitor the performance and enforce the obligations of each Sub-Servicer under the related Sub-Servicing Agreement. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Sub-Servicing Agreements in accordance with their respective terms and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as is in accordance with the Servicing Standards. The Servicer shall have the right to remove a Sub-Servicer retained by it in accordance with the terms of the related Sub-Servicing Agreement.

            (d) In the event the Trustee or its designee becomes successor Servicer and assumes the rights and obligations of the Servicer under any Sub-Servicing Agreement, the Servicer, at its expense, shall deliver to the assuming party all documents and records relating to such Sub-Servicing Agreement and the Mortgage Loans then being serviced thereunder and an accounting of amounts collected and held on behalf of it thereunder, and otherwise use reasonable efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreement to the assuming party.

            (e) Notwithstanding the provisions of any Sub-Servicing Agreement and this Section 3.22, the Servicer shall remain obligated and liable to the Trustee and the Certificateholders for the performance of its obligations and duties under this Agreement in accordance with the provisions hereof to the same extent and under the same terms and conditions as if it alone were servicing and administering the Mortgage Loans for which it is responsible, and the Servicer shall pay the fees of any Sub-Servicer thereunder from its own funds. In no event shall the Trust Fund bear any termination fee required to be paid to any Sub-Servicer as a result of such Sub-Servicer's termination under any Sub-Servicing Agreement.

            (f) The Trustee shall furnish to any Sub-Servicer any powers of attorney and other documents necessary or appropriate to enable such Sub-Servicer to carry out its servicing and administrative duties under any Sub-Servicing Agreement; provided, however, that the Trustee shall not be held liable for any negligence, and shall be indemnified by the Sub-Servicer, with respect to, or misuse of, any such power of attorney by a Sub-Servicer.

            (g) Each Sub-Servicing Agreement shall provide that, in the event the Trustee or any other Person becomes successor Servicer, the Trustee or such successor Servicer shall have the right to terminate such Sub-Servicing Agreement with or without cause and without a fee. Notwithstanding the foregoing, the Trustee and any successor Servicer shall assume the Sub-Servicing Agreements in effect as of the date hereof (the "Initial Sub-Servicing Agreements") unless the related Sub-Servicer (an "Initial Sub-Servicer") has been terminated in accordance with this Section 3.22(g). In the event any Initial Sub-Servicer is not an acceptable servicer to Fitch and is not included on S&P's approved servicer list at the time the Trustee or a successor Servicer becomes successor Servicer, such Initial Sub-Servicer shall have 30 days after notice from the Trustee or the successor Servicer to cure such failure. If an Initial Sub-Servicer fails to cure such failure, the Trustee or the successor Servicer may terminate the Initial Sub-Servicing Agreement.

            (h) Notwithstanding any other provision of this Agreement, the Special Servicer shall not enter into any Sub-Servicing Agreement which provides for the performance by third parties of any or all of its obligations herein unless (i) Midland Loan Services, Inc. is the Special Servicer hereunder and
(ii) the Special Servicer (A) shall have received written confirmation from Fitch that such release will not cause the downgrade, withdrawal or qualification of any of the then current ratings assigned to any Class of Certificates and (B) receives the consent of the Directing Certificateholder.

            Section 3.23 Representations, Warranties and Covenants of the Servicer.

            (a) The Servicer hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders, and to the Depositor, the Paying Agent and the Special Servicer, as of the Closing Date, that:

            (i) The Servicer is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware, and the Servicer is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement;

            (ii) The execution and delivery of this Agreement by the Servicer, and the performance and compliance with the terms of this Agreement by the Servicer, does not (A) violate the Servicer's organizational documents,
      (B) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or which is applicable to it or any of its assets, or (C) violate any law, rule, regulation, order, judgment or decree to which the Servicer or its property is subject, which, in the case of either (B) or (C), is likely to materially and adversely affect either the ability of the Servicer to perform its obligations under this Agreement or its financial condition;

            (iii) The Servicer has the full power and authority to enter into and consummate all transactions to be performed by it contemplated by this Agreement, has duly authorized the execution, delivery and performance by it of this Agreement, and has duly executed and delivered this Agreement;

            (iv) This Agreement, assuming due authorization, execution and delivery by the Trustee, the Paying Agent the Special Servicer and the Depositor, constitutes a valid, legal and binding obligation of the Servicer, enforceable against the Servicer in accordance with the terms hereof, subject to applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the enforcement of creditors' rights generally, and general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

            (v) The Servicer is not in default with respect to any law, any order or decree of any court, or any order, regulation or demand of any federal, state, local or governmental agency, which default, in the Servicer's reasonable judgment is likely to materially and adversely affect the financial condition or operations of the Servicer or its properties taken as a whole or its ability to perform its duties and obligations hereunder;

            (vi) No litigation is pending or, to the best of the Servicer's knowledge, threatened against the Servicer which would prohibit the Servicer from entering into this Agreement or, in the Servicer's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Servicer to perform its obligations under this Agreement or the financial condition of the Servicer;

            (vii) The Servicer has errors and omissions insurance coverage which is in full force and effect and complies with the requirements of Section
      3.07 hereof;

            (viii) Any Sub-Servicing Agreements comply, and will comply, with the provisions of Section 3.22;

            (ix) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Servicer, or compliance by the Servicer with, this Agreement or the consummation of the transactions of the Servicer contemplated by this Agreement, except for any consent, approval, authorization or order which has been obtained or can be obtained prior to the actual performance by the Servicer of its obligations under this Agreement, or which, if not obtained would not have a materially adverse effect on the ability of the Servicer to perform its obligations hereunder; and

            (x) The Servicer has full power and authority to enter into and consummate all transactions to be performed by it contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

            (b) The representations and warranties set forth in paragraph (a) above shall survive the execution and delivery of the Agreement.

            Section 3.24 Representations, Warranties and Covenants of the Special Servicer.

            (a) The Special Servicer hereby represents, warrants and covenants to the Trustee, for its own benefit and the benefit of the Certificateholders, and to the Paying Agent the Depositor and the Servicer, as of the Closing Date, that:

            (i) The Special Servicer is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware, and the Special Servicer is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement;

            (ii) The execution and delivery of this Agreement by the Special Servicer, and the performance and compliance with the terms of this Agreement by the Special Servicer, does not (A) violate the Special Servicer's certificate of incorporation and by-laws or (B) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or which is applicable to it or any of its assets, or (C) violate any law, rule, regulation, order, judgment or decree to which the Special Servicer or its property is subject, which, in the case of either (B) or (C), is likely to materially and adversely affect either the ability of the Special Servicer to perform its obligations under this Agreement or its financial condition;

            (iii) The Special Servicer has the full power and authority to enter into and consummate all transactions to be performed by it contemplated by this Agreement, has duly authorized the execution, delivery and performance by it of this Agreement, and has duly executed and delivered this Agreement;

            (iv) This Agreement, assuming due authorization, execution and delivery by the Trustee, the Paying Agent, the Servicer and the Depositor, constitutes a valid, legal and binding obligation of the Special Servicer, enforceable against the Special Servicer in accordance with the terms hereof, subject to applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the enforcement of creditors' rights generally, and general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

            (v) The Special Servicer is not in default with respect to any law, any order or decree of any court, or any order, regulation or demand of any federal, state, municipal or governmental agency, which default, in the Special Servicer's reasonable judgment is likely to materially and adversely affect the financial condition or operations of the Special Servicer or its properties taken as a whole or its ability to perform its duties and obligations hereunder;

            (vi) No litigation is pending or, to the best of the Special Servicer's knowledge, threatened against the Special Servicer which would prohibit the Special Servicer from entering into this Agreement or, in the Special Servicer's good faith and reasonable judgment is likely to materially and adversely affect either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer;

            (vii) Each officer or employee of the Special Servicer that has or, following the occurrence of a Servicing Transfer Event, would have responsibilities concerning the servicing and administration of Mortgage Loans is covered by errors and omissions insurance in the amounts and with the coverage required by Section 3.07(c); and

            (viii) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Special Servicer, or compliance by the Special Servicer with, this Agreement or the consummation of the transactions of the Special Servicer contemplated by this Agreement, except for any consent, approval, authorization or order which has been obtained or can be obtained prior to the actual performance by the Special Servicer of its obligations under this Agreement, or which, if not obtained would not have a materially adverse effect on the ability of the Special Servicer to perform its obligations hereunder.

            (b) The representations and warranties set forth in paragraph (a) above shall survive the execution and delivery of the Agreement.

            Section 3.25 Interest Reserve Account.

            (a) On each P&I Advance Date relating to any Interest Accrual Period ending in any January and on any P&I Advance Date which occurs in a year which is not a leap year relating to any Interest Accrual Period ending in any December, the Paying Agent, in respect of the Actual/360 Mortgage Loans, shall deposit into the Interest Reserve Account, an amount equal to one day's interest on the Stated Principal Balance of the Interest Reserve Loans as of the Due Date occurring in the month preceding the month in which such P&I Advance Date occurs at the related Net Mortgage Rate, to the extent a full Monthly Payment or P&I Advance is made in respect thereof (all amounts so deposited in any consecutive February and January, "Withheld Amounts").

            (b) On each P&I Advance Date occurring in March, the Paying Agent shall withdraw, from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit such amount into the Lower-Tier Distribution Account.

            Section 3.26 Excess Interest Distribution Account.

            Prior to the applicable Distribution Date, the Servicer is required to remit to the Paying Agent for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received during the related Due Period.

            Section 3.27 Directing Certificateholder Contact with Servicer and Special Servicer.

            No less often than on a monthly basis or as agreed upon by the Servicer, the Special Servicer and the Directing Certificateholder, each of the Servicer and the Special Servicer shall, without charge, make a knowledgeable Servicing Officer available to answer questions from the Directing Certificateholder regarding the performance and servicing of the Mortgage Loans and/or REO Properties for which the Servicer or the Special Servicer, as the case may be, is responsible.

            Section 3.28 Controlling Class Certificateholders and Directing Certificateholder; Certain Rights and Powers of Directing Certificateholder.

            (a) Each Controlling Class Certificateholder is hereby deemed to have agreed by virtue of its purchase of a Certificate to provide its name and address to the Paying Agent and to notify the Paying Agent, the Servicer, Special Servicer and Trustee of the transfer of any Certificate of a Controlling Class, the selection of a Directing Certificateholder or the resignation or removal thereof. The Directing Certificateholder is hereby deemed to have agreed by virtue of its purchase of a Certificate to notify the Paying Agent Servicer, Special Servicer and Trustee when such Certificateholder is appointed Directing Certificateholder and when it is removed or resigns. To the extent there is only one Controlling Class Certificateholder and it is also the Special Servicer, it shall be the Directing Certificateholder.

            (b) A "Controlling Class" as of any time of determination shall be the Class outstanding with the most subordinate Class of Regular Certificates having at least 25% of its Original Certificate Balance.

            (c) Once a Directing Certificateholder has been selected, each of the Servicer, the Special Servicer, the Depositor, the Trustee, the Paying Agent and each other Certificateholder (or Certificate Owner, if applicable) shall be entitled to rely on such selection unless a majority of the Controlling Class Certificateholders, by Certificate Balance, or such Directing Certificateholder shall have notified the Paying Agent, Servicer, Special Servicer and Trustee and each other Controlling Class Certificateholder, in writing, of the resignation of such Directing Certificateholder or the selection of a new Directing Certificateholder. Upon the resignation of a Directing Certificateholder, the Paying Agent shall request the Controlling Class Certificateholders to select a new Directing Certificateholder.

            (d) Until it receives notice to the contrary each of the Servicer and the Trustee shall be entitled to rely on the most recent notification with respect to the identity of the Controlling Class Certificateholder and the Directing Certificateholder.

            (e) Within 30 days of the Closing Date, the Paying Agent shall deliver to the Special Servicer and the Servicer a list of each Controlling Class Certificateholder and the Directing Certificateholder, including names and addresses. In addition to the foregoing, within two (2) Business Days of receiving notice of the selection of a new Directing Certificateholder or the existence of a new Controlling Class Certificateholder, the Paying Agent shall notify the Servicer and the Special Servicer.

            Anthracite Capital, Inc. shall be the initial Directing Certificateholder and shall remain so until a successor is appointed pursuant to the terms of this Agreement. Until it receives notice to the contrary, each of the Servicer, the Special Servicer, the Paying Agent and the Trustee shall be entitled to rely on the preceding sentence with respect to the identity of the Directing Certificateholder.

            (f) If at any time a Book-Entry Certificate belongs to a Controlling Class, the Paying Agent shall notify the related Certificateholders (through the Depository, unless the Paying Agent shall have been previously provided with the name and address of such Certificateholder) of such event and shall request that it be informed of any change in the identity of the related Certificate Owner from time to time.

            (g) Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, that: (i) the Directing Certificateholder may have special relationships and interests that conflict with those of Holders of one or more Classes of Certificates; (ii) the Directing Certificateholder may act solely in the interests of the Holders of the Controlling Class; (iii) the Directing Certificateholder does not have any liability or duties to the Holders of any Class of Certificates other than the Controlling Class; (iv) the Directing Certificateholder may take actions that favor interests of the Holders of the Controlling Class over the interests of the Holders of one or more other Classes of Certificates; and (v) the Directing Certificateholder shall have no liability whatsoever for having so acted, and no Certificateholder may take any action whatsoever against the Directing Certificateholder or any director, officer, employee, agent or principal thereof for having so acted.

            (h) Until it receives notice to the contrary, each of the Servicer, the Special Servicer, the Paying Agent and the Trustee shall be entitled to rely on the most recent notification with respect to the identity of the Controlling Class Certificateholder and the Directing Certificateholder.

                             [End of Article III]

                                   ARTICLE IV
                        PAYMENTS TO CERTIFICATEHOLDERS

            Section 4.01 Distributions.

            (a) On each Distribution Date, to the extent of the Available Distribution Amount for such Distribution Date, the Paying Agent shall be deemed to transfer the Lower-Tier Distribution Amount from the Lower-Tier Distribution Account to the Upper-Tier Distribution Account in the amounts and priorities set forth in Section 4.01(b) with respect to each Class of Uncertificated Lower-Tier Interests, and immediately thereafter, shall make distributions thereof from the Upper-Tier Distribution Account in the following order of priority, satisfying in full, to the extent required and possible, each priority before making any distribution with respect to any succeeding priority:

            (i) first, concurrently (A) to the Holders of the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates and the Class A-4 Certificates, pro rata, (based upon their respective entitlements to interest for such Distribution Date), in respect of interest, from the Loan Group 1 Available Distribution Amount and up to an amount equal to the aggregate Interest Distribution Amount in respect of such Classes of Certificates for such Distribution Date, (B) to the Holders of the Class A-1A Certificates, in respect of interest, from the Loan Group 2 Available Distribution Amount and up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date and (C) to the Holders of the Class X Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount payable in respect of such Classes of Certificates for such Distribution Date; provided, however, that if the Loan Group 1 Available Distribution Amount and/or the Loan Group 2 Available Distribution Amount is insufficient to pay in full the Interest Distribution Amount provided above, payable in respect of any Class A or Class X Certificates on such Distribution Date, then the entire Available Distribution Amount shall be applied to make distributions of interest to the Holders of the respective Classes of the Class A and Class X Certificates, up to an amount equal to, and pro rata as among such Classes in accordance with, the Interest Distribution Amount in respect of each such Class of Certificates for such Distribution Date;

            (ii) second, to the Holders of the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates and the Class A-1A Certificates in reduction of the Certificate Balances thereof: (A)(1) to the Holders of the Class A-1 Certificates, in an amount equal to the Loan Group 1 Principal Distribution Amount and, after the outstanding Certificate Balance of the Class A-1A Certificates has been reduced to zero, the Loan Group 2 Principal Distribution Amount remaining after payments to the Holders of the Class A-1A Certificates have been made on such Distribution Date, until the outstanding Certificate Balance of the Class A-1 Certificates has been reduced to zero, (2) to the holders of the Class A-2 Certificates, in an amount up to the Loan Group 1 Principal Distribution Amount and, after the outstanding Certificate Balances of the Class A-1A Certificates have been reduced to zero, the Loan Group 2 Principal Distribution Amount remaining after payments to the Holders of the Class A-1A and Class A-1 Certificates have been made on such Distribution Date, until the outstanding Certificate Balance of the Class A-2 Certificates has been reduced to zero; (3) to the holders of the Class A-3 Certificates, in an amount up to the Loan Group 1 Principal Distribution Amount and, after the outstanding Certificate Balances of the Class A-1A Certificates have been reduced to zero, the Loan Group 2 Principal Distribution Amount remaining after payments to the Holders of the Class A-1A, Class A-1 and Class A-2 Certificates have been made on such Distribution Date, until the outstanding Certificate Balance of the Class A-3 Certificates has been reduced to zero and then (4) to the holders of the Class A-4 Certificates, in an amount up to the Loan Group 1 Principal Distribution Amount and, after the outstanding Certificate Balances of the Class A-1A Certificates have been reduced to zero, the Loan Group 2 Principal Distribution Amount remaining after payments to the Holders of the Class A-1A, Class A-1, Class A-2 and Class A-3 Certificates have been made on such Distribution Date, until the outstanding Certificate Balance of the Class A-4 Certificates has been reduced to zero; and (B) to the Holders of the Class A-1A Certificates, in an amount up to the Loan Group 2 Principal Distribution Amount and, after the Certificate Balance of the Class A-4 Certificates has been reduced to zero, the Loan Group 1 Principal Distribution Amount remaining after payments to the Holders of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates have been made on such Distribution Date, until the Certificate Balance of the Class A-1A Certificates has been reduced to zero;

            (iii) third, to the Holders of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A Certificates pro rata (based upon the aggregate unreimbursed Collateral Support Deficit allocated to each such Class), until all amounts of Collateral Support Deficit previously allocated to such Classes, but not previously reimbursed, have been reimbursed in full;

            (iv) fourth, to the Holders of the Class B Certificates, in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

            (v) fifth, after the Certificate Balances of the Class A Certificates have been reduced to zero, to the Holders of the Class B Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A Certificates on such Distribution Date), until the outstanding Certificate Balance of the Class B Certificates has been reduced to zero;

            (vi) sixth, to the Holders of the Class B Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class B Certificates, but not previously reimbursed, have been reimbursed in full;

            (vii) seventh, to the Holders of the Class C Certificates, in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

            (viii) eighth, after the Certificate Balances of the Class A and Class B Certificates have been reduced to zero, to the Holders of the Class C Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A and Class B Certificates on such Distribution Date), until the outstanding Certificate Balance of the Class C Certificates has been reduced to zero;

            (ix) ninth, to the Holders of the Class C Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class C Certificates, but not previously reimbursed, have been reimbursed in full;

            (x) tenth, to the Holders of the Class D Certificates, in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

            (xi) eleventh, after the Certificate Balances of the Class A, Class B and Class C Certificates have been reduced to zero, to the Holders of the Class D Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A, Class B and Class C Certificates on such Distribution Date), until the outstanding Certificate Balance of the Class D Certificates has been reduced to zero;

            (xii) twelfth, to the Holders of the Class D Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class D Certificates, but not previously reimbursed, have been reimbursed in full;

            (xiii) thirteenth, to the Holders of the Class E Certificates, in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

            (xiv) fourteenth, after the Certificate Balances of the Class A, Class B, Class C and Class D Certificates have been reduced to zero, to the Holders of the Class E Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A, Class B, Class C and Class D Certificates on such Distribution
      Date), until the outstanding Certificate Balance of the Class E Certificates has been reduced to zero;

            (xv) fifteenth, to the Holders of the Class E Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class E Certificates, but not previously reimbursed, have been reimbursed in full;

            (xvi) sixteenth, to the Holders of the Class F Certificates, in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

            (xvii) seventeenth, after the Certificate Balances of the Class A, Class B, Class C, Class D and Class E Certificates have been reduced to zero, to the Holders of the Class F Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A, Class B, Class C, Class D and Class E Certificates on such Distribution Date), until the outstanding Certificate Balance of the Class F Certificates has been reduced to zero;

            (xviii) eighteenth, to the Holders of the Class F Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class F Certificates, but not previously reimbursed, have been reimbursed in full;

            (xix) nineteenth, to the Holders of the Class G Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

            (xx) twentieth, after the Certificate Balances of the Class A, Class B, Class C, Class D, Class E and Class F Certificates have been reduced to zero, to the Holders of the Class G Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A, Class B, Class C, Class D, Class E and Class F Certificates on such Distribution Date), until the outstanding Certificate Balance of the Class G Certificates has been reduced to zero;

            (xxi) twenty-first, to the Holders of the Class G Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class G Certificates, but not previously reimbursed, have been reimbursed in full;

            (xxii) twenty-second, to the Holders of the Class H Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

            (xxiii) twenty-third, after the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F and Class G Certificates have been reduced to zero, to the Holders of the Class H Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A, Class B, Class C, Class D, Class E, Class F and Class G Certificates on such Distribution Date), until the outstanding Certificate Balance of the Class H Certificates has been reduced to zero;

            (xxiv) twenty-fourth, to the Holders of the Class H Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class H Certificates, but not previously reimbursed, have been reimbursed in full;

            (xxv) twenty-fifth, to the Holders of the Class J Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

            (xxvi) twenty-sixth, after the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates have been reduced to zero, to the Holders of the Class J Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates on such Distribution Date), until the outstanding Certificate Balance of the Class J Certificates has been reduced to zero;

            (xxvii) twenty-seventh, to the Holders of the Class J Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class J Certificates, but not previously reimbursed, have been reimbursed in full;

            (xxviii) twenty-eighth, to the Holders of the Class K Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

            (xxix) twenty-ninth, after the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates have been reduced to zero, to the Holders of the Class K Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates on such Distribution Date), until the outstanding Certificate Balance of the Class K Certificates has been reduced to zero;

            (xxx) thirtieth, to the Holders of the Class K Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class K Certificates, but not previously reimbursed, have been reimbursed in full;

            (xxxi) thirty-first, to the Holders of the Class L Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

            (xxxii) thirty-second, after the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates have been reduced to zero, to the Holders of the Class L Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates on such Distribution Date), until the outstanding Certificate Balance of the Class L Certificates has been reduced to zero;

            (xxxiii) thirty-third, to the Holders of the Class L Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class L Certificates, but not previously reimbursed, have been reimbursed in full;

            (xxxiv) thirty-fourth, to the Holders of the Class M Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

            (xxxv) thirty-fifth, after the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates have been reduced to zero, to the Holders of the Class M Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates on such Distribution Date), until the outstanding Certificate Balance of the Class M Certificates has been reduced to zero;

            (xxxvi) thirty-sixth, to the Holders of the Class M Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class M Certificates, but not previously reimbursed, have been reimbursed in full;

            (xxxvii) thirty-seventh, to the Holders of the Class N Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

            (xxxviii) thirty-eighth, after the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L and Class M Certificates have been reduced to zero, to the Holders of the Class N Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L and Class M Certificates on such Distribution
      Date), until the outstanding Certificate Balance of the Class N Certificates has been reduced to zero;

            (xxxix) thirty-ninth, to the Holders of the Class N Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class N Certificates, but not previously reimbursed, have been reimbursed in full;

            (xl) fortieth, to the Holders of the Class P Certificates, in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

            (xli) forty-first, after the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates have been reduced to zero, the Holders of the Class P Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates on such Distribution Date), until the outstanding Certificate Balance of the Class P Certificates has been reduced to zero;

            (xlii) forty-second, to the Holders of the Class P Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class P Certificates, but not previously reimbursed, have been reimbursed in full;

            (xliii) forty-third, to the Holders of the Class NR Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

            (xliv) forty-fourth, after the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class P Certificates have been reduced to zero, to the Holders of the Class NR Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class P Certificates on such Distribution Date), until the outstanding Certificate Balance of the Class NR Certificates has been reduced to zero;

            (xlv) forty-fifth, to the Holders of the Class NR Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class NR Certificates, but not previously reimbursed, have been reimbursed in full; and

            (xlvi) forty-sixth, to the Holders of the Class R and Class LR Certificates, the amount, if any, of the Available Distribution Amount remaining in the Upper-Tier Distribution Account (as to the Class R Certificates) and the Lower-Tier Distribution Account (as to the LR Certificates), respectively, with respect to such Distribution Date.

            If, in connection with any Distribution Date, the Paying Agent has reported the amount of an anticipated distribution to DTC based on the receipt of payments as of the Determination Date and additional balloon payments or unscheduled principal payments are subsequently received, the Paying Agent will use commercially reasonable efforts to cause DTC to make the revised distribution on a timely basis on such Distribution Date. None of the Paying Agent, the Servicer or the Special Servicer shall be liable or held responsible for any resulting delay in the making of such distribution to Certificateholders solely on the basis of the actions described in the preceding sentence.

            Notwithstanding the foregoing, on and after the Distribution Date on which the Certificate Balances of the Subordinate Certificates have all been reduced to zero, the Principal Distribution Amount will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A Certificates, pro rata, without regard to Loan Group, based on their respective Certificate Balances immediately prior to such Distribution Date, in reduction of their respective Certificate Balances, until the Certificate Balance of each such Class is reduced to zero, and any Collateral Support Deficits previously allocated to such Classes, if available, will be distributed pro rata based on their respective Certificate Balances without regard to Loan Group.

            (b) On each Distribution Date, each Uncertificated Lower-Tier Interest shall be deemed to receive distributions in respect of principal or reimbursement of Collateral Support Deficit in an amount equal to the amount of principal or reimbursement of Collateral Support Deficit actually distributable to its respective Related Certificates as provided in Sections 4.01(a) and (c). On each Distribution Date, each Uncertificated Lower-Tier Interest shall be deemed to receive distributions in respect of interest in an amount equal to the Interest Distribution Amount in respect of its Related Certificates and its Related Component of the Class X Certificates, in each case to the extent actually distributable thereon as provided in Section 4.01(a). For this purpose, interest distributed on the Class X Certificates shall be treated as having been paid to its Components, pro rata, based on the interest accrued with respect thereto at their respective Component Pass-Through Rates. Such amounts distributed to the Uncertificated Lower-Tier Interests in respect of principal and interest with respect to any Distribution Date are referred to herein collectively as the "Lower-Tier Distribution Amount", and shall be made by the Paying Agent by deeming such Lower-Tier Distribution Amount to be deposited in the Upper-Tier Distribution Account.

            As of any date, the principal balance of each Uncertificated Lower-Tier Interest equals the Certificate Balance of the Related Certificates with respect thereto as adjusted for the allocation of Collateral Support Deficits as provided in Section 4.04(c) and of Certificate Deferred Interest as provided in Section 4.05(c). The initial principal balance of each Uncertificated Lower-Tier Interest shall equal the respective Original Lower-Tier Principal Amount. The pass-through rate with respect to each Uncertificated Lower-Tier Interest shall be the interest rate per annum set forth in the Preliminary Statement hereto.

            Any amount that remains in the Lower-Tier Distribution Account on each Distribution Date after distribution of the Lower-Tier Distribution Amount and distribution of Yield Maintenance Charges pursuant to Section 4.01(d)(iii) shall be distributed to the Holders of the Class LR Certificates in respect of the residual interest in the Lower-Tier REMIC (but only to the extent of the Available Distribution Amount for such Distribution Date remaining in the Lower-Tier Distribution Account, if any).

            (c) Notwithstanding the priorities set forth in clause (a) above, on and after the Distribution Date on which the Certificate Balances of the Subordinate Certificates have all been reduced to zero (without regard to any amounts of Collateral Support Deficit remaining unreimbursed), the Principal Distribution Amount will be distributed, pro rata (based upon Certificate Balances), among the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A Certificates without regard to the priorities set forth in Section 4.01(a)(ii).

            (d) (i) On each Distribution Date, Yield Maintenance Charges calculated by reference to a U.S. treasury rate collected during the related Due Period will be distributed by the Paying Agent to the following Classes: to the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-1A Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates and Class H Certificates, with respect to the related Loan Group on each Distribution Date, in an amount equal to the product of (a) a fraction whose numerator is the amount distributed as principal to such Class on such Distribution Date, and whose denominator is the total amount distributed as principal to the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-1A Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates, Class N Certificates, Class P Certificates and Class NR Certificates on such Distribution Date, (b) the Base Interest Fraction for the related principal payment on such Class of Certificates, and (c) the aggregate amount of Yield Maintenance Charges calculated by reference to a U.S. treasury rate collected on such principal prepayments during the related Due Period. If more than one such Class of Certificates is entitled to distributions of principal with respect to the related Loan Group on any particular Distribution Date on which Yield Maintenance Charges are distributable, the aggregate amount of such Yield Maintenance Charges will be allocated among all such Classes up to, and on a pro rata basis in accordance with, their respective entitlements thereto in accordance with this Section 4.01(d)(i). Any Yield Maintenance Charge collected during the related Due Period remaining after such distributions will be distributed to the holders of the Class X Certificates. Notwithstanding the foregoing, any prepayment premiums collected that are calculated under the related Mortgage Loan documents as a specified percentage of the amount being prepaid will be distributed to the Class X Certificates entirely.

            (ii) No Yield Maintenance Charge will be distributed to the holders of the Class J, Class K, Class L, Class M, Class N, Class P, Class NR, Class S or Residual Certificates. After the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-1A Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E, Class F, Class G and Class H Certificates have been reduced to zero, all Yield Maintenance Charges with respect to the Mortgage Loans shall be distributed to the holders of the Class X Certificates.

            (iii) All distributions of Yield Maintenance Charges made in respect of the respective Classes of Regular Certificates on each Distribution Date pursuant to Section 4.01(d)(i) shall first be deemed to be distributed from the Lower-Tier REMIC to the Upper-Tier REMIC in respect of the Related Uncertificated Lower-Tier Interests, pro rata based upon the amount of principal distributed in respect of each Class of Related Uncertificated Lower-Tier Interests for such Distribution Date pursuant to
      Section 4.01(b) above.

            (e) All distributions made with respect to each Class of Certificates on each Distribution Date shall be allocated pro rata among the outstanding Certificates in such Class based on their respective Percentage Interests. Except as otherwise specifically provided in Sections 4.01(e), 4.01(f) and 9.01, all such distributions with respect to each Class on each Distribution Date shall be made to the Certificateholders of the respective Class of record at the close of business on the related Record Date and shall be made by wire transfer of immediately available funds to the account of any such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent Distribution Dates). The final distribution on each Certificate (determined without regard to any possible future reimbursement of Collateral Support Deficit previously allocated to such Certificate) will be made in like manner, but only upon presentation and surrender of such Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Each distribution with respect to a Book Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. None of the Paying Agent, the Trustee, the Fiscal Agent, the Certificate Registrar, the Depositor, the Servicer, the Special Servicer or the Underwriters shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law.

            (f) Except as otherwise provided in Section 9.01, whenever the Paying Agent expects that the final distribution with respect to any Class of Certificates (determined without regard to any possible future reimbursement of any amount of Collateral Support Deficit previously allocated to such Class of Certificates) will be made on the next Distribution Date, the Paying Agent shall, no later than the related P&I Advance Determination Date, mail to each Holder on such date of such Class of Certificates a notice to the effect that:

            (i) the Paying Agent expects that the final distribution with respect to such Class of Certificates will be made on such Distribution Date but only upon presentation and surrender of such Certificates at the offices of the Certificate Registrar or such other location therein specified; and

            (ii) no interest shall accrue on such Certificates from and after such Distribution Date.

            Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 4.01(f) shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Paying Agent, directly or through an agent, shall take such steps to contact the remaining non tendering Certificateholders concerning the surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust hereunder by the Trustee or the Paying Agent as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 4.01(f).

            (g) Distributions in reimbursement of Collateral Support Deficit previously allocated to the Regular Certificates shall be made in the amounts and manner specified in Section 4.01(a) to the Holders of the respective Class otherwise entitled to distributions of interest and principal on such Class on the relevant Distribution Date; provided that all distributions in reimbursement of Collateral Support Deficit previously allocated to a Class of Certificates which has since been retired shall be to the prior Holders that surrendered the Certificates of such Class upon retirement thereof and shall be made by check mailed to the address of each such prior Holder last shown in the Certificate Register. Notice of any such distribution to a prior Holder shall be made in accordance with Section 11.05 at such last address. The amount of the distribution to each such prior Holder shall be based upon the aggregate Percentage Interest evidenced by the Certificates surrendered thereby. If the check mailed to any such prior Holder is returned uncashed, then the amount thereof shall be set aside and held uninvested in trust for the benefit of such prior Holder, and the Paying Agent shall attempt to contact such prior Holder in the manner contemplated by Section 4.01(f) as if such Holder had failed to surrender its Certificates.

            (h) On each Distribution Date, the Paying Agent shall distribute any Excess Interest received during the related Due Period with respect to the Mortgage Loans to the holders of the Class S Certificates from the Excess Interest Distribution Account.

            (i) On each Distribution Date, the Paying Agent shall withdraw amounts from the Gain-on-Sale Reserve Account and shall distribute such amounts to reimburse the Holders of the Regular Certificates (in order of alphabetical Class designation) up to an amount equal to all Collateral Support Deficits, if any, previously deemed allocated to them and unreimbursed after application of the Available Distribution Amount for such Distribution Date. Amounts paid from the Gain-on-Sale Reserve Account will not reduce the Certificate Balances of the Classes receiving such distributions. Any amounts remaining in the Gain-on-Sale Reserve Account after such distributions shall be applied to offset future Collateral Support Deficits and upon termination of the Trust Fund, any amounts remaining in the Gain-on-Sale Reserve Account shall be distributed to the Class LR Certificateholders.

            Section 4.02 Statements to Certificateholders; CMSA Investor Reporting Package (IRP).

            (a) On each Distribution Date, the Paying Agent shall forward or make available to any Interested Person a statement (substantially in the form set forth as Exhibit G hereto and based on the information supplied to the Paying Agent in the related CMSA Investor Reporting Package (IRP) in accordance with CMSA guidelines) as to the distributions made on such Distribution Date (each, a "Statement to Certificateholders") setting forth:

            (i) the amount of the distribution on such Distribution Date to the Holders of each Class of Certificates in reduction of the Certificate Balance thereof;

            (ii) the amount of the distribution on such Distribution Date to the Holders of each Class of Certificates allocable to Distributable Certificate Interest;

            (iii) the aggregate amount of Advances made, with respect to the pool of Mortgage Loans and with respect to each Loan Group, during the period from but not including the previous Distribution Date to and including such Distribution Date and details of P&I Advances as of the P&I Advance Date;

            (iv) the aggregate amount of compensation paid to the Trustee and servicing compensation paid to the Servicer and the Special Servicer with respect to the Due Period for such Determination Date and an itemized list detailing the aggregate Special Servicing Fees, Workout Fees and Liquidation Fees paid to the Special Servicer with respect to the Due Period for such Determination Date;

            (v) the aggregate Stated Principal Balance of the Mortgage Loans and any REO Loans, with respect to the pool of Mortgage Loans and with respect to each Loan Group, outstanding immediately before and immediately after such Distribution Date;

            (vi) the number of loans, their aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Loans, with respect to the pool of Mortgage Loans and with respect to each Loan Group, as of the end of the related Due Period for such Distribution Date;

            (vii) the number and aggregate principal balance of Mortgage Loans
      (A) delinquent 30 59 days, (B) delinquent 60 89 days, (C) delinquent 90 days or more, (D) current but specially serviced or in foreclosure but not REO Property and (E) for which the related Mortgagor is subject to oversight by a bankruptcy court;

            (viii) the value of any REO Property included in the Trust Fund as of the end of the related Due Period for such Distribution Date on a loan-by-loan basis, based on the most recent Appraisal or valuation;

            (ix) the Available Distribution Amount for such Distribution Date;

            (x) the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, separately identifying any Certificate Deferred Interest for such Distribution Date allocated to such Class of Certificates;

            (xi) the amount of the distribution on such Distribution Date to the Holders of such Class of Certificates allocable to (A) Yield Maintenance Charges and (B) Excess Interest;

            (xii) the Pass-Through Rate for such Class of Certificates for such Distribution Date and the next succeeding Distribution Date;

            (xiii) the Scheduled Principal Distribution Amount and the Unscheduled Principal Distribution Amount for such Distribution Date, with respect to the pool of Mortgage Loans and with respect to each Loan Group;

            (xiv) the Certificate Balance or Notional Amount, as the case may be, of each Class of Certificates immediately before and immediately after such Distribution Date, separately identifying any reduction therein as a result of the allocation of any Collateral Support Deficit on such Distribution Date and the aggregate amount of all reductions as a result of allocations of Collateral Support Deficits to date;

            (xv) the Certificate Factor for each Class of Regular Certificates immediately following such Distribution Date;

            (xvi) the amount of any Appraisal Reductions effected in connection with such Distribution Date on a loan by loan basis and the total Appraisal Reduction effected in connection with such Distribution Date, together with a detailed worksheet showing the calculation of each Appraisal Reduction on a current and cumulative basis;

            (xvii) the number and related Stated Principal Balance of any Mortgage Loans extended or modified since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date) on a loan by loan basis;

            (xviii) the amount of any remaining Class Unpaid Interest Shortfall for such Class as of such Distribution Date;

            (xix) a loan by loan listing of each Mortgage Loan which was the subject of a Principal Prepayment since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date) and the amount and the type of Principal Prepayment occurring;

            (xx) a loan by loan listing of each Mortgage Loan which was defeased since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date);

            (xxi) all deposits into, withdrawals from, and the balance of the Interest Reserve Account on the P&I Advance Date;

            (xxii) in the case of the Residual Certificates, the amount of any distributions on such Certificates pursuant to Sections 4.01(a) and (b);

            (xxiii) the amount of the distribution on such Distribution Date to the Holders of such Class of Certificates in reimbursement of previously allocated Collateral Support Deficit;

            (xxiv) the aggregate unpaid principal balance of the Mortgage Loans outstanding as of the close of business on the related Determination Date, with respect to the pool of Mortgage Loans and with respect to each Loan Group;

            (xxv) with respect to any Mortgage Loan as to which a Liquidation Event occurred since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date) or prior to the related Determination Date (other than a payment in full), (A) the loan number thereof, (B) the aggregate of all Liquidation Proceeds and other amounts received in connection with such Liquidation Event (separately identifying the portion thereof allocable to distributions on the Certificates), and (C) the amount of any Collateral Support Deficit in connection with such Liquidation Event;

            (xxvi) with respect to any REO Property included in the Trust Fund as to which a Final Recovery Determination was made during the related Due Period or prior to the Determination Date, (A) the loan number of the related Mortgage Loan, (B) the aggregate of all Liquidation Proceeds and other amounts received in connection with such Final Recovery Determination (separately identifying the portion thereof allocable to distributions on the Certificates), and (C) the amount of any Collateral Support Deficit in respect of the related REO Loan in connection with such Final Recovery Determination;

            (xxvii) the aggregate amount of interest on P&I Advances paid to the Servicer, Special Servicer, the Trustee and the Fiscal Agent since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date) with respect to the pool of Mortgage Loans and with respect to each Loan Group;

            (xxviii) the aggregate amount of interest on Servicing Advances paid to the Servicer, Special Servicer, the Trustee and the Fiscal Agent since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date) with respect to the pool of Mortgage Loans and with respect to each Loan Group;

            (xxix) the original and then current credit support levels for each Class of Certificates;

            (xxx) the original and then current ratings for each Class of Regular Certificates;

            (xxxi) the amount of the distribution on the Distribution Date to the Holders of the Residual Certificates; and

            (xxxii) the aggregate amount of Yield Maintenance Charges collected since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date).

            In the case of information furnished pursuant to clauses (i), (ii),
(xi), (xvi) and (xviii) above, the amounts shall be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per Definitive Certificate.

            Within a reasonable period of time after the end of each calendar year, the Paying Agent shall furnish to each Person who at any time during the calendar year was a Holder of a Certificate, a statement containing the information set forth in clauses (i), (ii) and (xi) above as to the applicable Class, aggregated for such calendar year or applicable portion thereof during which such person was a Certificateholder, together with such other information as the Paying Agent deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for such calendar year. Such obligation of the Paying Agent shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Paying Agent pursuant to any requirements of the Code as from time to time are in force.

            On each Distribution Date, the Paying Agent shall make available to any Interested Person via its website initially located at www.jpmorgan.com/sfr
(i) the related Statement to Certificateholders, (ii) the CMSA Loan Periodic Update File, the CMSA Loan Setup File, the CMSA Bond Level File, the CMSA Collateral Summary File, the CMSA Property File, the CMSA Financial File and
(iii) as a convenience to Interested Persons (and not in furtherance of the distribution thereof under the securities laws), the Prospectus and this Agreement.

            The Paying Agent shall make available the Statement to Certificateholders through its home page on the Internet. The Paying Agent hereby acknowledges and agrees that its home page as of the date hereof is located at www.jpmorgan.com/sfr on the world wide web. In addition, if the Depositor so directs the Paying Agent, and on terms acceptable to the Paying Agent, the Paying Agent shall make certain other information and reports related to the Mortgage Loans available through its home page.

            In addition, on each Distribution Date, the Paying Agent shall make available, to any Privileged Person via its website, each of the "surveillance reports" identified as such in the definition of "CMSA Investor Reporting Package" and the Monthly Additional Report on Recoveries and Reimbursements to the extent delivered by the Servicer pursuant to this Agreement and the updated Trustee's exception report.

            Neither the Paying Agent nor the Trustee makes any representations or warranties as to the accuracy or completeness of any report, document or other information made available on their respective Internet websites and assumes no responsibility therefor. In addition, the Trustee or the Paying Agent may disclaim responsibility for any information distributed by them for which they are not the original source.

            In connection with providing access to the Paying Agent's Internet website, the Paying Agent may require registration and the acceptance of a disclaimer. The Trustee and the Paying Agent shall not be liable for the dissemination of information in accordance herewith. Questions regarding the Paying Agent's Internet website can be directed to the Paying Agent's CMBS customer service desk at (877) 722-1095.

            The Servicer may, at its sole cost and expense, make available by electronic media, bulletin board service or Internet website (in addition to making information available as provided herein) any reports or other information the Servicer is required or permitted to provide to any party to this Agreement, the Rating Agencies or any Certificateholder or prospective Certificateholder to the extent such action does not conflict with the terms of this Agreement, the terms of the Mortgage Loans or applicable law. Notwithstanding this paragraph, the availability of such information or reports on the Internet or similar electronic media shall not be deemed to satisfy any specific delivery requirements in this Agreement except as set forth herein. In connection with providing access to the Servicer's Internet website, the Servicer shall take reasonable measures to ensure that only such parties listed above may access such information including, without limitation, requiring registration, a confidentiality agreement and acceptance of a disclaimer. The Servicer shall not be liable for dissemination of this information in accordance with this Agreement, provided that such information otherwise meets the requirements set forth herein with respect to the form and substance of such information or reports. The Servicer shall be entitled to attach to any report provided pursuant to this subsection, any reasonable disclaimer with respect to information provided, or any assumptions required to be made by such report. Notwithstanding anything herein to the contrary, the Servicer may, at its sole cost and expense, make available by electronic media, bulletin board service or Internet website (with respect to Midland: www.midlandls.com) any reports or other information the Servicer is required or permitted to provide to any Mortgagor with respect to such Mortgagor's Mortgage Loan to the extent such action does not conflict with the terms of this Agreement, the terms of the Mortgage Loans or applicable law.

            (b) The Special Servicer shall from time to time (and, in any event, as may be reasonably required by the Servicer) provide the Servicer with such information in its possession regarding the Specially Serviced Mortgage Loans and REO Properties as may be necessary for the Servicer to prepare each report and any supplemental information to be provided by the Servicer to the Paying Agent, including, without limitation, the CMSA Special Servicer Loan Report. Neither the Paying Agent nor the Depositor shall have any obligation to recompute, verify or recalculate the information provided thereto by the Servicer. Unless the Paying Agent has actual knowledge that any report or file received from the Servicer contains erroneous information, the Paying Agent is authorized to rely thereon in calculating and making distributions to Certificateholders in accordance with Section 4.01, preparing the statements to Certificateholders required by Section 4.02(a) and allocating Collateral Support Deficit to the Certificates in accordance with Section 4.04.

            Notwithstanding the foregoing, the failure of the Servicer or Special Servicer to disclose any information otherwise required to be disclosed pursuant to this Section 4.02(b) or Section 4.02(c) shall not constitute a breach of this Section 4.02(b) or of Section 4.02(c) to the extent the Servicer or the Special Servicer so fails because such disclosure, in the reasonable belief of the Servicer or the Special Servicer, as the case may be, would violate any applicable law or any provision of a Mortgage Loan document prohibiting disclosure of information with respect to the Mortgage Loans or the Mortgaged Properties. The Servicer or the Special Servicer may affix to any information provided by it any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

            (c) As soon as reasonably practicable, upon the written request of and at the expense of any Certificateholder, the Paying Agent shall provide the requesting Certificateholder with such information that is in the Paying Agent's possession or can reasonably be obtained by the Paying Agent as is requested by such Certificateholder, for purposes of satisfying applicable reporting requirements under Rule 144A under the Securities Act. Neither the Certificate Registrar the Paying Agent nor the Trustee shall have any responsibility for the sufficiency under Rule 144A or any other securities laws of any available information so furnished to any person including any prospective purchaser of a Certificate or any interest therein, nor for the content or accuracy of any information so furnished which was prepared or delivered to them by another.

            (d) The information to which any Certificateholder is entitled is limited to the information gathered and provided to the Certificateholder by the parties hereto pursuant to this Agreement and by acceptance of any Certificate, each Certificateholder agrees that except as specifically provided herein, no Certificateholder shall contact any Mortgagor directly with respect to any Mortgage Loan.

            (e) (i) The Paying Agent, the Servicer and the Special Servicer shall reasonably cooperate with the Depositor in connection with the Trust's satisfying the reporting requirements under the Exchange Act. The Paying Agent shall prepare on behalf of the Trust any Forms 8-K and 10-K customary for similar securities as required by the Exchange Act and the Rules and Regulations of the Commission thereunder, and the Paying Agent shall sign and file (via the Commission's Electronic Data Gathering and Retrieval System) such Forms on behalf of the Depositor. The Depositor hereby grants to the Paying Agent a limited power of attorney to execute and file each such documents on behalf of the Depositor. Such power of attorney shall continue until the earlier of either
(i) receipt by the Paying Agent from the Depositor of written termination of such power of attorney and (ii) the termination of the Trust. Notwithstanding the foregoing, in the event that the Commission does not accept a certification signed by the Depositor where the related Form 10-K is signed by the Paying Agent on behalf of the Depositor, the Paying Agent shall prepare such Form 10-K to be signed by the Depositor.

            (ii) Each Form 8-K shall be filed by the Paying Agent within 15 days after each Distribution Date, including a copy of the Statement to the Certificateholders for such Distribution Date as an exhibit thereto. Prior to March 30th of each year (or such earlier date as may be required by the Exchange Act and the Rules and Regulations of the Commission), the Paying Agent shall file a Form 10-K, in substance as required by applicable law or applicable Commission staff's interpretations. Such Form 10-K shall include as exhibits the Servicer's and the Special Servicer's annual statement of compliance described under Section 3.13 and the accountant's report described under Section 3.14, in each case to the extent they have been timely delivered to the Paying Agent. If they are not so timely delivered, the Paying Agent shall file an amended Form 10-K including such documents as exhibits reasonably promptly after they are delivered to the Paying Agent. The Paying Agent shall have no liability with respect to any failure to properly prepare or file such periodic reports resulting from or relating to the Paying Agent's inability or failure to obtain any information not resulting from its own negligence, willful misconduct or bad faith. The Form 10-K shall also include a certification in the form attached hereto as Exhibit O (or in such other form as required by the Rules and Regulations of the Commission), which shall be signed by the senior officer of the Depositor in charge of securitization.

            (iii) With respect to each year a Form 10-K on behalf of the Trust is filed, the Paying Agent shall sign a certification (in the form attached hereto as Exhibit P-1) for the benefit of the Depositor and its officers, directors and Affiliates (provided, however, that the Paying Agent shall not undertake an analysis of the accountant's report attached as an exhibit to the Form 10-K), the Servicer shall sign a certification (in the form attached hereto as Exhibit P-2) and the Special Servicer shall sign a certification (in the form attached hereto as Exhibit P-3), in each case, for the benefit of the Depositor and the Paying Agent and their officers, directors and Affiliates. Each such certification shall be delivered to the Depositor and the Paying Agent by March 15th of each year (or if not a Business Day, the immediately preceding Business Day). The certification attached hereto as Exhibit O shall be delivered by the Depositor to the Paying Agent for filing by March 15th of each year (or if not a Business Day, the immediately preceding Business Day). In addition,
      (i) the Paying Agent shall indemnify and hold harmless the Depositor and its officers, directors and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the Paying Agent's obligations under this
      Section 4.02(e) or the Paying Agent's negligence, bad faith or willful misconduct in connection therewith, and (ii) the Servicer and Special Servicer shall each severally and not jointly indemnify and hold harmless the Depositor, the Paying Agent and their respective officers, directors and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the Servicer's or Special Servicer's obligations of the Servicer or the Special Servicer, as the case may be, under this Section 4.02(e) or the negligence, bad faith or willful misconduct of the Servicer or the Special Servicer, as the case may be, in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless the Depositor, then (i) the Paying Agent agrees that it shall contribute to the amount paid or payable to the Depositor or the Paying Agent as a result of the losses, claims, damages or liabilities of the Depositor or the Paying Agent in such proportion as is appropriate to reflect the relative fault of the Depositor or the Paying Agent on the one hand and the Paying Agent on the other in connection with a breach of the Paying Agent's obligations under this Section 4.02(e) or the Paying Agent's negligence, bad faith or willful misconduct in connection therewith, (ii) the Servicer agrees that it shall contribute to the amount paid or payable by the Depositor as a result of the losses, claims, damages or liabilities of the Depositor or the Paying Agent in such proportion as is appropriate to reflect the relative fault of the Depositor or the Paying Agent on the one hand and the Servicer on the other in connection with a breach of the Servicer's obligations under this
      Section 4.02(e) or the Servicer's negligence, bad faith or willful misconduct in connection therewith and (iii) the Special Servicer agrees that it shall contribute to the amount paid or payable by the Depositor as a result of the losses, claims, damages or liabilities of the Depositor or the Paying Agent in such proportion as is appropriate to reflect the relative fault of the Depositor on the one hand and the Special Servicer on the other in connection with a breach of the Special Servicer's obligations under this Section 4.02(e) or the Special Servicer's negligence, bad faith or willful misconduct in connection therewith.

            (iv) Upon any filing with the Commission, the Paying Agent shall promptly deliver to the Depositor and the Servicer a copy of any such executed report, statement or information.

            (f) Prior to January 30 of the first year in which the Paying Agent is able to do so under applicable law, the Paying Agent shall file a Form 15 Suspension Notification with respect to the Trust after which time no Form 8-K or Form 10-K will be filed unless otherwise required by the Exchange Act.

            Section 4.03 P&I Advances.

            (a) On or before 2:00 p.m., New York City time, on each P&I Advance Date, the Servicer shall either (i) remit to the Paying Agent for deposit into the Lower-Tier Distribution Account from its own funds an amount equal to the aggregate amount of P&I Advances, if any, to be made in respect of the related Distribution Date, (ii) apply amounts held in the Certificate Account for future distribution to Certificateholders in subsequent months in discharge of any such obligation to make P&I Advances or (iii) make P&I Advances in the form of any combination of (i) and (ii) aggregating the total amount of P&I Advances to be made. Any amounts held in the Certificate Account for future distribution and so used to make P&I Advances shall be appropriately reflected in the Servicer's records and replaced by the Servicer by deposit in the Certificate Account on or before the next succeeding P&I Advance Date (to the extent not previously replaced through the deposit of Late Collections of the delinquent principal and/or interest in respect of which such P&I Advances were made). The Servicer shall notify the Paying Agent of (i) the aggregate amount of P&I Advances for a Distribution Date and (ii) the amount of any Nonrecoverable P&I Advances for such Distribution Date, on or before 2 Business Days prior to such Distribution Date. If the Servicer fails to make a required P&I Advance by 2:00 p.m., New York City time (including a P&I Advance pursuant to Section 4.03(a)), on any P&I Advance Date, an Event of Default as set forth in clause (a)(i) of Section 7.01 shall occur and the Trustee shall make such P&I Advance pursuant to Section 7.05 by noon, New York City time, on the related Distribution Date, and if the Trustee fails to make a required P&I Advance, the Fiscal Agent shall make such P&I Advance pursuant to Section 7.05 by 1:00 p.m., New York City time in each case unless the Servicer shall have cured such failure (and provided written notice of such cure to the Trustee, the Fiscal Agent and the Paying Agent) by 11:00 a.m. on such Distribution Date. In the event that the Servicer fails to make a required P&I Advance hereunder, the Paying Agent shall notify the Trustee and the Fiscal Agent of such circumstances by 2:30 p.m. (New York City time) on the related P&I Advance Date.

            (b) Subject to Section 4.03(c) and (e) below, the aggregate amount of P&I Advances to be made by the Servicer with respect to any Distribution Date shall equal the aggregate of: (i) all Monthly Payments (in each case, net of related Servicing Fees) other than Balloon Payments, that were due during the related Due Period and not received as of the Business Day prior to the P&I Advance Date and (ii) with respect to each Mortgage Loan as to which the related Balloon Payment was due during or prior to the related Due Period and was delinquent as of the end of the related Due Period (including any REO Loan as to which the Balloon Payment would have been past due) and each REO Loan, an amount equal to the Assumed Scheduled Payment therefor. Subject to subsection (c) below, the obligation of the Servicer to make such P&I Advances is mandatory and, with respect to any Mortgage Loan or REO Loan, shall continue until the Distribution Date on which the proceeds, if any, received in connection with a Liquidation Event or the disposition of the REO Property, as the case may be, with respect thereto are to be distributed.

            (c) Notwithstanding anything herein to the contrary, no P&I Advance shall be required to be made hereunder if such P&I Advance would, if made, constitute a Nonrecoverable P&I Advance.

            (d) In connection with the recovery of any P&I Advance out of the Certificate Account pursuant to Section 3.05(a), the Servicer shall be entitled to pay the Fiscal Agent and/or the Trustee, as applicable, and itself (in that order of priority) as the case may be out of any amounts then on deposit in the Certificate Account, interest at the Reimbursement Rate in effect from time to time, accrued on the amount of such P&I Advance from the date made to but not including the date of reimbursement; provided, however, that no interest will accrue on any P&I Advance (i) made with respect to a Mortgage Loan until after the related Due Date has passed and any applicable grace period has expired or
(ii) if the related Monthly Payment is received after the Determination Date but on or prior to the related P&I Advance Date. Subject to the provisions of 3.19(c), the Servicer shall reimburse itself, the Trustee or the Fiscal Agent, as the case may be, for any outstanding P&I Advance as soon as practicably possible after funds available for such purpose are deposited in the Certificate Account.

            (e) Notwithstanding the foregoing, (i) none of the Servicer, the Trustee or the Fiscal Agent shall make an advance for Excess Interest, Yield Maintenance Charges, Penalty Charges or prepayment premiums and (ii) if an Appraisal Reduction has been made with respect to any Mortgage Loan then in the event of subsequent delinquencies thereon, the interest portion of the P&I Advance in respect of such Mortgage Loan for the related Distribution Date shall be reduced (it being herein acknowledged that there shall be no reduction in the principal portion of such P&I Advance in such event) to equal the product of (x) the amount of the interest portion of such P&I Advance for such Mortgage Loan for such Distribution Date without regard to this subsection (ii), and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of such Mortgage Loan immediately prior to such Distribution Date, net of the related Appraisal Reduction, if any, and the denominator of which is equal to the Stated Principal Balance of such Mortgage Loan immediately prior to such Distribution Date. For purposes of the immediately preceding sentence, the Monthly Payment due on the Maturity Date for a Balloon Mortgage Loan will be the amount that would be due on such day based on the full amortization schedule used to calculate the Monthly Payments thereon prior to the Maturity Date.

            Section 4.04 Allocation of Collateral Support Deficit.

            (a) On each Distribution Date, immediately following the distributions to be made on such date pursuant to Section 4.01 and the allocation of Certificate Deferred Interest pursuant to Section 4.05, the Paying Agent shall calculate the amount, if any, by which (i) the aggregate Stated Principal Balance (for purposes of this calculation only, not giving effect to any reductions of the Stated Principal Balance for payments of principal collected on the Mortgage Loans that were used to reimburse any Workout-Delayed Reimbursement Amounts pursuant to Section 3.05(a)(v) to the extent such Workout-Delayed Reimbursement Amounts are not otherwise determined to be Nonrecoverable Advances) of the Mortgage Loans and any REO Loans expected to be outstanding immediately following such Distribution Date, is less than (ii) the then aggregate Certificate Balance of the Regular Certificates after giving effect to distributions of principal on such Distribution Date and the allocation of Certificate Deferred Interest pursuant to Section 4.05 (any such deficit, the "Collateral Support Deficit"). Any allocation of Collateral Support Deficit to a Class of Regular Certificates shall be made by reducing the Certificate Balance thereof by the amount so allocated. Any Collateral Support Deficit allocated to a Class of Regular Certificates shall be allocated among the respective Certificates of such Class in proportion to the Percentage Interests evidenced thereby. The allocation of Collateral Support Deficit shall constitute an allocation of losses and other shortfalls experienced by the Trust Fund. Reimbursement of previously allocated Collateral Support Deficit will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the Class of Certificates in respect of which any such reimbursement is made. To the extent any Nonrecoverable Advances (plus interest thereon) that were reimbursed from principal collections on the Mortgage Loans and previously resulted in a reduction of the Principal Distribution Amount, Loan Group 1 Principal Distribution Amount or Loan Group 2 Principal Distribution Amount are subsequently recovered on the related Mortgage Loan, the amount of such recovery will be added to the Certificate Balance of the Class or Classes of Certificates that previously were allocated Collateral Support Deficit, in sequential order, in each case up to the amount of the unreimbursed Collateral Support Deficit allocated to such Class. If the Certificate Balance of any Class is so increased, the amount of unreimbursed Collateral Support Deficit of such Class shall be decreased by such amount.

            (b) On each Distribution Date, the Certificate Balances of the Regular Certificates will be reduced without distribution, as a write-off to the extent of any Collateral Support Deficit, if any, allocable to such Certificates with respect to such Distribution date. Any such write-off shall be allocated first to the Class NR Certificates; second to the Class P Certificates; third to the Class N Certificates; fourth to the Class M Certificates; fifth to the Class L Certificates; sixth to the Class K Certificates; seventh to the Class J Certificates; eighth to the Class H Certificates; ninth to the Class G Certificates; tenth to the Class F Certificates; eleventh to the Class E Certificates; twelfth to the Class D Certificates; thirteenth to the Class C Certificates, fourteenth to the Class B Certificates, in each case, until the remaining Certificate Balance of each such Class of Certificates has been reduced to zero and fifteenth to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A Certificates, pro rata (based upon Certificate Balance), until the remaining Certificate Balances of such Classes of Certificates have been reduced to zero.

            (c) With respect to any Distribution Date, any Collateral Support Deficit allocated to a Class of Certificates pursuant to Section 4.04(b) with respect to such Distribution Date shall reduce the Lower-Tier Principal Amount of the Related Uncertificated Lower-Tier Interest with respect thereto as a write-off.

            Section 4.05 Certificate Deferred Interest.

            (a) On each Distribution Date, the amount of interest distributable to a Class of Regular Certificates (other than the Class X Certificates) shall be reduced by an amount equal to the amount of Mortgage Deferred Interest for all Mortgage Loans for the Due Dates occurring in the related Due Period allocated to such Class of Certificates, such Mortgage Deferred Interest to be allocated first to the Class NR Certificates, second to the Class P Certificates, third to the Class N Certificates, fourth to the Class M Certificates, fifth to the Class L Certificates, sixth to the Class K Certificates, seventh to the Class J Certificates, eighth to the Class H Certificates, ninth to the Class G Certificates, tenth to the Class F Certificates, eleventh to the Class E Certificates, twelfth to the Class D Certificates, thirteenth, to the Class C Certificates, fourteenth, to the Class B Certificates, and fifteenth, pro rata (based upon Accrued Certificate Interest), to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A Certificates, in each case up to the respective Accrued Certificate Interest for each such Class of Certificates for such Distribution Date.

            (b) On each Distribution Date, the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-1A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates shall be increased by the amount of the Certificate Deferred Interest allocated to such Class of Certificates on such Distribution Date pursuant to Section 4.05(a) above.

            (c) With respect to any Distribution Date, any Certificate Deferred Interest with respect to such Distribution Date allocated pursuant to Section 4.05(a) to a Class of Certificates shall be allocated in reduction of the amount of interest distributable to the Related Uncertificated Lower-Tier Interest with respect thereto. On each Distribution Date, to the extent provided in Section 4.05(b), Certificate Deferred Interest will be added to the Lower-Tier Principal Amount of the Uncertificated Lower-Tier Interests in the same manner as the interest thereon was reduced pursuant to the preceding sentence.

                             [End of Article IV]

                                   ARTICLE V
                               THE CERTIFICATES

            Section 5.01 The Certificates.

            (a) The Certificates will be substantially in the respective forms annexed hereto as Exhibit A-1 through and including Exhibit A-23. The Certificates will be issuable in registered form only; provided, however, that in accordance with Section 5.03 beneficial ownership interests in the Regular Certificates shall initially be held and transferred through the book entry facilities of the Depository. The Class S, Class R and Class LR Certificates will each be issuable in one or more registered, definitive physical certificates (each, a "Definitive Certificate") substantially in the form of Certificates of each Class and with such applicable legends as are set forth in the Exhibits hereto corresponding to such Class. Each Certificate will share ratably in all rights of the related Class. The Class X Certificates will be issuable only in minimum Denominations of authorized Original Notional Amount of not less than $1,000,000 and in integral multiples of $1.00 in excess thereof. The Offered Certificates (other than the Class X Certificates) will be issuable only in minimum Denominations of authorized initial Certificate Balance of not less than $10,000, and in integral multiples of $1.00 in excess thereof. The Non-Registered Certificates (other than the Class S and the Residual Certificates) will be issuable in minimum Denominations of authorized initial Certificate Balance of not less than $250,000, and in integral multiples of $1.00 in excess thereof. If the Original Certificate Balance or Original Notional Amount, as applicable, of any Class does not equal an integral multiple of $1.00, then a single additional Certificate of such Class may be issued in a minimum denomination of authorized initial Certificate Balance or Original Notional Amount, as applicable, that includes the excess of (i) the Original Certificate Balance or Original Notional Amount, as applicable, of such Class over (ii) the largest integral multiple of $1.00 that does not exceed such amount. The Class S, Class R and Class LR Certificates will be issuable only in one or more Definitive Certificates in denominations representing Percentage Interests of not less than 20%. With respect to any Certificate or any beneficial interest in a Certificate, the "Denomination" thereof shall be (i) the amount (a) set forth on the face thereof or, (b) set forth on a schedule attached thereto or (c) in the case of any beneficial interest in a Book Entry Certificate, the interest of the related Certificate Owner in the applicable Class of Certificates as reflected on the books and records of the Depository or related Participants, as applicable, (ii) expressed in terms of initial Certificate Balance or initial Notional Amount, as applicable, and (iii) be in an authorized denomination, as set forth above. The Book Entry Certificates will be issued as one or more certificates registered in the name of a nominee designated by the Depository, and Certificate Owners will hold interests in the Book Entry Certificates through the book entry facilities of the Depository in the minimum Denominations and aggregate Denominations as set forth in the above. No Certificate Owner of a Book Entry Certificate of any Class thereof will be entitled to receive a Definitive Certificate representing its interest in such Class, except as provided in Section 5.03 herein. Unless and until Definitive Certificates are issued in respect of a Class of Book Entry Certificates, beneficial ownership interests in such Class of Certificates will be maintained and transferred on the book entry records of the Depository and Depository Participants, and all references to actions by Holders of such Class of Certificates will refer to action taken by the Depository upon instructions received from the related registered Holders of Certificates through the Depository Participants in accordance with the Depository's procedures and, except as otherwise set forth herein, all references herein to payments, notices, reports and statements to Holders of such Class of Certificates will refer to payments, notices, reports and statements to the Depository or its nominee as the registered Holder thereof, for distribution to the related registered Holders of Certificates through the Depository Participants in accordance with the Depository's procedures.

            (b) The Certificates shall be executed by manual or facsimile signature on behalf of the Certificate Registrar by an authorized signatory. Certificates bearing the manual or facsimile signatures of individuals who were at any time the authorized signatories of the Certificate Registrar shall be entitled to all benefits under this Agreement, subject to the following sentence, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, however, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by the Authenticating Agent by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication. JPMorgan Chase Bank, located at 4 New York Plaza, 6th Floor, New York, New York 10004, is hereby initially appointed Authenticating Agent with power to act on the Trustee's behalf in the authentication and delivery of the Certificates in connection with transfers and exchanges as herein provided. If JPMorgan Chase Bank, located at 4 New York Plaza, 6th Floor, New York, New York 10004, is removed as Paying Agent, then JPMorgan Chase Bank shall be terminated as Authenticating Agent. If the Authenticating Agent is terminated, the Trustee shall appoint a successor Authenticating Agent, which may be the Trustee or an Affiliate thereof.

            (c) Any of the Certificates may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Agreement, as may be required to comply with any law or with rules or regulations pursuant thereto, or with the rules of any securities market in which the Certificates are admitted to trading, or to conform to general usage.

            Section 5.02 Registration of Transfer and Exchange of Certificates.

            (a) At all times during the term of this Agreement, there shall be maintained at the office of the Certificate Registrar a Certificate Register in which, subject to such reasonable regulations as the Certificate Registrar may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. JPMorgan Chase Bank, located at 2001 Bryan Street, Dallas, Texas 75201, is hereby initially appointed Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided. The Certificate Registrar may appoint, by a written instrument delivered to the Depositor, the Paying Agent, the Trustee, the Fiscal Agent, the Special Servicer and the Servicer, any other bank or trust company to act as Certificate Registrar under such conditions as the predecessor Certificate Registrar may prescribe, provided that the predecessor Certificate Registrar shall not be relieved of any of its duties or responsibilities hereunder by reason of such appointment. If JPMorgan Chase Bank resigns or is removed as Paying Agent, the Trustee shall immediately succeed to its predecessor's duties as Certificate Registrar. The Depositor, the Trustee, the Servicer and the Special Servicer shall have the right to inspect the Certificate Register or to obtain a copy thereof at all reasonable times, and to rely conclusively upon a certificate of the Certificate Registrar as to the information set forth in the Certificate Register. The names and addresses of all Certificateholders and the names and addresses of the transferees of any Certificates shall be registered in the Certificate Register; provided, however, in no event shall the Certificate Registrar be required to maintain in the Certificate Register the names of Certificate Owners. The Person in whose name any Certificate is so registered shall be deemed and treated as the sole owner and Holder thereof for all purposes of this Agreement and the Certificate Registrar, the Servicer, the Trustee, the Paying Agent, the Special Servicer and any agent of any of them shall not be affected by any notice or knowledge to the contrary. A Definitive Certificate is transferable or exchangeable only upon the surrender of such Certificate to the Certificate Registrar at its office maintained at JPMorgan Chase Bank, as Certificate Registrar, 2001 Bryan Street, Dallas, Texas 75201,
Attention: Global Debt JPMorgan 2004-PNC1 (the "Registrar Office") together with an assignment and transfer (executed by the Holder or his duly authorized attorney). Subject to the requirements of Sections 5.02(b), (c) and (d), the Certificate Registrar shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in Denominations of a like aggregate Denomination as the Definitive Certificate being surrendered. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e). Each Certificate surrendered for registration of transfer shall be canceled, and the Certificate Registrar shall hold such canceled Certificates in accordance with its standard procedures.

            (b) No transfer of any Non-Registered Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If a transfer (other than one by the Depositor to an Affiliate thereof) is to be made in reliance upon an exemption from the Securities Act, and under the applicable state securities laws, then either:

            (i) Rule 144A Book-Entry Certificate to Regulation S Book-Entry Certificate During the Restricted Period. If, during the Restricted Period, a Certificate Owner of an interest in a Rule 144A Book-Entry Certificate wishes at any time to transfer its beneficial interest in such Rule 144A Book-Entry Certificate to a Person who wishes to take delivery thereof in the form of a beneficial interest in a Regulation S Book-Entry Certificate, such Certificate Owner may, in addition to complying with all applicable rules and procedures of the Depository and Clearstream or Euroclear applicable to transfers by their respective participants (the "Applicable Procedures"), transfer or cause the transfer of such beneficial interest for an equivalent beneficial interest in the Regulation S Book-Entry Certificate only upon compliance with the provisions of this Section 5.02(b)(i). Upon receipt by the Certificate Registrar at its Registrar Office of (1) written instructions given in accordance with the Applicable Procedures from a Depository Participant directing the Certificate Registrar to credit or cause to be credited to another specified Depository Participant's account a beneficial interest in the Regulation S Book-Entry Certificate in an amount equal to the Denomination of the beneficial interest in the Rule 144A Book-Entry Certificate to be transferred, (2) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Depository Participant (and the Euroclear or Clearstream account, as the case may be) to be credited with, and the account of the Depository Participant to be debited for, such beneficial interest, and
      (3) a certificate in the form of Exhibit K hereto given by the Certificate Owner that is transferring such interest, the Certificate Registrar, as custodian of the Book-Entry Certificates shall reduce the Denomination of the Rule 144A Book-Entry Certificate by the Denomination of the beneficial interest in the Rule 144A Book-Entry Certificate to be so transferred and, concurrently with such reduction, increase the Denomination of the Regulation S Book-Entry Certificate by the Denomination of the beneficial interest in the Rule 144A Book-Entry Certificate to be so transferred, and credit or cause to be credited to the account of the Person specified in such instructions (who shall be a Depository Participant acting for or on behalf of Euroclear or Clearstream, or both, as the case may be) a beneficial interest in the Regulation S Book-Entry Certificate having a Denomination equal to the amount by which the Denomination of the Rule 144A Book-Entry Certificate was reduced upon such transfer.

            (ii) Rule 144A Book-Entry Certificate to Regulation S Book-Entry Certificate After the Restricted Period. If, after the Restricted Period, a Certificate Owner of an interest in a Rule 144A Book-Entry Certificate wishes at any time to transfer its beneficial interest in such Rule 144A Book-Entry Certificate to a Person who wishes to take delivery thereof in the form of a beneficial interest in a Regulation S Book-Entry Certificate, such holder may, in addition to complying with all Applicable Procedures, transfer or cause the transfer of such beneficial interest for an equivalent beneficial interest in a Regulation S Book-Entry Certificate only upon compliance with the provisions of this Section 5.02(b)(ii). Upon receipt by the Certificate Registrar at its Registrar Office of (1) written instructions given in accordance with the Applicable Procedures from a Depository Participant directing the Certificate Registrar to credit or cause to be credited to another specified Depository Participant's account a beneficial interest in the Regulation S Book-Entry Certificate in an amount equal to the Denomination of the beneficial interest in the Rule 144A Book-Entry Certificate to be transferred, (2) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Depository Participant (and, in the case of a transfer pursuant to and in accordance with Regulation S, the Euroclear or Clearstream account, as the case may be) to be credited with, and the account of the Depository Participant to be debited for, such beneficial interest, and (3) a certificate in the form of Exhibit L hereto given by the Certificate Owner that is transferring such interest, the Certificate Registrar as custodian of the Book-Entry Certificates shall reduce the Denomination of the Rule 144A Book-Entry Certificate by the aggregate Denomination of the beneficial interest in the Rule 144A Book-Entry Certificate to be so transferred and, concurrently with such reduction, increase the Denomination of the Regulation S Book-Entry Certificate by the aggregate Denomination of the beneficial interest in the Rule 144A Book-Entry Certificate to be so transferred, and credit or cause to be credited to the account of the Person specified in such instructions (who shall be a Depository Participant acting for or on behalf of Euroclear or Clearstream, or both, as the case may be) a beneficial interest in the Regulation S Book-Entry Certificate having a Denomination equal to the amount by which the Denomination of the Rule 144A Book Entry Certificate was reduced upon such transfer.

            (iii) Regulation S Book-Entry Certificate to Rule 144A Book-Entry Certificate. If the Certificate Owner of an interest in a Regulation S Book-Entry Certificate wishes at any time to transfer its beneficial interest in such Regulation S Book-Entry Certificate to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Rule 144A Book-Entry Certificate, such holder may, in addition to complying with all Applicable Procedures, transfer or cause the transfer of such beneficial interest for an equivalent beneficial interest in the Rule 144A Book-Entry Certificate only upon compliance with the provisions of this Section 5.2(b)(iii). Upon receipt by the Certificate Registrar at its Registrar Office of (1) written instructions given in accordance with the Applicable Procedures from a Depository Participant directing the Certificate Registrar to credit or cause to be credited to another specified Depository Participant's account a beneficial interest in the Rule 144A Book-Entry Certificate in an amount equal to the Denomination of the beneficial interest in the Regulation S Book-Entry Certificate to be transferred, (2) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Depository Participant to be credited with, and the account of the Depository Participant (or, if such account is held for Euroclear or Clearstream, the Euroclear or Clearstream account, as the case may be) to be debited for such beneficial interest, and (3) with respect to a transfer of a beneficial interest in the Regulation S Book-Entry Certificate for a beneficial interest in the related Rule 144A Book-Entry Certificate (i) during the Restricted Period, a certificate in the form of Exhibit M hereto given by the Certificate Owner, or (ii) after the Restricted Period, an Investment Representation Letter in the form of Exhibit C attached hereto from the transferee to the effect that such transferee is a Qualified Institutional Buyer (an "Investment Representation Letter"), the Certificate Registrar, as custodian of the Book-Entry Certificates, shall reduce the Denomination of the Regulation S Book-Entry Certificate by the Denomination of the beneficial interest in the Regulation S Book-Entry Certificate to be transferred, and, concurrently with such reduction, increase the Denomination of the Rule 144A Book-Entry Certificate by the aggregate Denomination of the beneficial interest in the Regulation S Book-Entry Certificate to be so transferred, and credit or cause to be credited to the account of the Person specified in such instructions (who shall be a Depository Participant acting for or on behalf of Euroclear or Clearstream, or both, as the case may be) a beneficial interest in the Rule 144A Book Entry Certificate having a Denomination equal to the amount by which the Denomination of the Regulation S Book-Entry Certificate was reduced upon such transfer.

            (iv) Transfers Within Regulation S Book-Entry Certificates During Restricted Period. If, during the Restricted Period, the Certificate Owner of an interest in a Regulation S Book-Entry Certificate wishes at any time to transfer its beneficial interest in such Certificate to a Person who wishes to take delivery thereof in the form of a Regulation S Book-Entry Certificate, such Certificate Owner may transfer or cause the transfer of such beneficial interest for an equivalent beneficial interest in such Regulation S Book-Entry Certificate only upon compliance with the provisions of this Section 5.02(b)(iv) and all Applicable Procedures. Upon receipt by the Certificate Registrar at its Registrar Office of (1) written instructions given in accordance with the Applicable Procedures from a Depository Participant directing the Certificate Registrar to credit or cause to be credited to another specified Depository Participant's account a beneficial interest in such Regulation S Book-Entry Certificate in an amount equal to the Denomination of the beneficial interest to be transferred, (2) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Depository Participant to be credited with, and the account of the Depository Participant (or, if such account is held for Euroclear or Clearstream, the Euroclear or Clearstream account, as the case may be) to be debited for, such beneficial interest and (3) a certificate in the form of Exhibit N hereto given by the transferee, the Certificate Registrar, as custodian of the Book-Entry Certificates, shall debit the account of the transferring Regulation S Certificateholder and credit or cause to be credited to the account of the Person specified in such instructions (who shall be a Depository Participant acting for or on behalf of Euroclear or Clearstream, or both, as the case may be) a beneficial interest in the Regulation S Book-Entry Certificate having a Denomination equal to the amount specified in such instructions by which the account to be debited was reduced upon such transfer.

            (v) Transfers of Book-Entry Certificates to Definitive Certificates. Any and all transfers from a Book-Entry Certificate to a transferee wishing to take delivery in the form of a Definitive Certificate will require the transferee to take delivery subject to the restrictions on the transfer of such Definitive Certificate described on the face of such Certificate, and such transferee agrees that it will transfer such Definitive Certificate only as provided therein and herein. No such transfer shall be made and the Certificate Registrar shall not register any such transfer unless such transfer is made in accordance with this
      Section 5.02(b)(v).

                  (A) Transfers of a beneficial interest in a Book-Entry
            Certificate to an Institutional Accredited Investor will require delivery of such Certificate to the transferee in the form of a Definitive Certificate and the Certificate Registrar shall register such transfer only if prior to the transfer (i) two years have expired after the later of the Closing Date or the last date on which the Depositor or any Affiliate thereof held such Certificate, or (ii) such transferee furnishes to the Certificate Registrar (1) an Investment Representation Letter in the form of Exhibit C attached hereto to the effect that the transfer is being made to an Institutional Accredited Investor in accordance with an applicable exemption under the Act, and (2) an Opinion of Counsel acceptable to the Certificate Registrar that such transfer is in compliance with the Act.

                  (B) Transfers of a beneficial interest in a Book-Entry
            Certificate to a Regulation S Investor wishing to take delivery in the form of a Definitive Certificate will be registered by the Certificate Registrar only if the transferor has provided the Certificate Registrar with a certificate in the form of Exhibit N attached hereto. Transfers of a beneficial interest in a Book-Entry Certificate to a Qualified Institutional Buyer wishing to take delivery in the form of a Definitive Certificate will be registered by the Certificate Registrar only if such transferee furnishes to the Certificate Registrar an Investment Representation Letter in the form of Exhibit C attached hereto to the effect that the transfer is being made to a Qualified Institutional Buyer in accordance with Rule 144A under the Act.

                  (C) Notwithstanding the foregoing, no transfer of a beneficial interest in a Regulation S Book-Entry Certificate to a Definitive Certificate pursuant to subparagraph (B) above shall be made prior to the expiration of the Restricted Period. Upon acceptance for exchange or transfer of a beneficial interest in a Book-Entry Certificate for a Definitive Certificate, as provided herein, the Certificate Registrar shall endorse on the schedule affixed to the related Book Entry Certificate (or on a continuation of such schedule affixed to such Book Entry Certificate and made a part thereof) an appropriate notation evidencing the date of such exchange or transfer and a decrease in the Denomination of such Book-Entry Certificate equal to the Denomination of such Definitive Certificate issued in exchange therefor or upon transfer thereof.

            (vi) Transfers of Definitive Certificates to Book-Entry Certificates. If a Holder of a Definitive Certificate (other than a Class S Certificate) wishes at any time to transfer such Certificate to a Person who wishes to take delivery thereof in the form of a beneficial interest in the related Regulation S Book-Entry Certificate or the related Rule 144A Book-Entry Certificate, such transfer may be effected only in accordance with the Applicable Procedures, and this Section 5.02(b)(vi). Upon receipt by the Certificate Registrar at the Registrar Office of (1) the Definitive Certificate to be transferred with an assignment and transfer pursuant to Section 5.02(d), (2) written instructions given in accordance with the Applicable Procedures from a Depository Participant directing the Certificate Registrar to credit or cause to be credited to another specified Depository Participant's account a beneficial interest in such Regulation S Book-Entry Certificate or such Rule 144A Book-Entry Certificate, as the case may be, in an amount equal to the Denomination of the Definitive Certificate to be so transferred, (3) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Depository Participant (and, in the case of any transfer pursuant to Regulation S, the Euroclear or Clearstream account, as the case may be) to be credited with such beneficial interest, and (4) (x) if delivery is to be taken in the form of a beneficial interest in the Regulation S Book-Entry Certificate, a Regulation S Transfer Certificate from the transferor or (y) an Investment Representation Letter from the transferee to the effect that such transferee is a Qualified Institutional Buyer, if delivery is to be taken in the form of a beneficial interest in the Rule 144A Book-Entry Certificate, the Certificate Registrar shall cancel such Definitive Certificate, execute and deliver a new Definitive Certificate for the Denomination of the Definitive Certificate not so transferred, registered in the name of the Holder, and the Certificate Registrar, as custodian of the Book-Entry Certificates, shall increase the Denomination of the Regulation S Book-Entry Certificate or the Rule 144A Book-Entry Certificate, as the case may be, by the Denomination of the Definitive Certificate to be so transferred, and credit or cause to be credited to the account of the Person specified in such instructions (who, in the case of any increase in the Regulation S Book-Entry Certificate during the Restricted Period, shall be a Depository Participant acting for or on behalf of Euroclear or Clearstream, or both, as the case may be) a corresponding Denomination of the Rule 144A Book-Entry Certificate or the Regulation S Book-Entry Certificate, as the case may be.

            It is the intent of the foregoing that under no circumstances may an Institutional Accredited Investor that is not a Qualified Institutional Buyer take delivery in the form of a beneficial interest in a Book-Entry Certificate.

            (vii) Transfers of Definitive Certificates to Definitive Certificates. Any and all transfers from a Definitive Certificate to a transferee wishing to take delivery in the form of a Definitive Certificate will require the transferee to take delivery subject to the restrictions on the transfer of such Definitive Certificate described on the face of such Certificate, and such transferee agrees that it will transfer such Definitive Certificate only as provided therein and herein. No such transfer shall be made and the Certificate Registrar shall not register any such transfer unless such transfer is made in accordance with procedures substantially consistent with those set forth in Section 5.02(b)(v); provided, however, that any such transfer of a Class S Certificate shall be made only to a transferee that is a Qualified Institutional Buyer.

            (viii) An exchange of a beneficial interest in a Book-Entry Certificate for a Definitive Certificate or Certificates, an exchange of a Definitive Certificate or Certificates for a beneficial interest in the Book-Entry Certificate and an exchange of a Definitive Certificate or Certificates for another Definitive Certificate or Certificates (in each case, whether or not such exchange is made in anticipation of subsequent transfer, and in the case of the Book-Entry Certificates, so long as the Book-Entry Certificates remain outstanding and are held by or on behalf of the Depository), may be made only in accordance with this Section 5.02 and in accordance with the rules of the Depository and Applicable Procedures.

            Any purported or attempted transfer of a Non-Registered Certificate in violation of the provisions of this Section 5.02(b) shall be null and void ab initio and shall vest no rights in any purported transferee.

            Unless the Non-Registered Certificates have been registered under the Securities Act, each of the Non-Registered Certificates shall bear a legend substantially to the following effect:

            THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

            THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) (OTHER THAN WITH RESPECT TO A CLASS S CERTIFICATE OR A RESIDUAL CERTIFICATE) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, (D) (OTHER THAN WITH RESPECT TO A CLASS S CERTIFICATE OR A RESIDUAL CERTIFICATE) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (E) (OTHER THAN WITH RESPECT TO A CLASS S CERTIFICATE OR A RESIDUAL CERTIFICATE) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

            THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR (OTHER THAN WITH RESPECT TO A CLASS S CERTIFICATE OR A RESIDUAL CERTIFICATE) AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A. (

            c) With respect to the ERISA Restricted Certificates and the Class S Certificates, no sale, transfer, pledge or other disposition by any Holder of any ERISA Restricted Certificate shall be made unless the Certificate Registrar shall have received either (i) a representation letter from the proposed purchaser or transferee of such Certificate substantially in the form of Exhibit F attached hereto, to the effect that such proposed purchaser or transferee is not (a) an employee benefit plan subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of Section 4975 of the Code, or a governmental plan (as defined in Section 3(32) of ERISA) or a "church plan" (as defined in Section 3(33) of ERISA and for which no election has been made under Section 410(d) of the Code) subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each, a "Plan") or (b) a person acting on behalf of or using the assets of any such Plan (including an entity whose underlying assets include Plan assets by reason of investment in the entity by such Plan and the application of Department of Labor Regulation ss. 2510.3-101), other than, except in the case of the Class S Certificates, an insurance company using the assets of its general account under circumstances whereby the purchase and holding of such Certificates by such insurance company would be exempt from the prohibited transaction provisions of ERISA and the Code under Sections I and III of Prohibited Transaction Class Exemption 95-60 or (ii) if such Certificate, other than a Class S Certificate, which may only be held by a person not described in (a) or (b) above, is presented for registration in the name of a purchaser or transferee that is any of the foregoing, an Opinion of Counsel in form and substance satisfactory to the Certificate Registrar and the Depositor to the effect that the acquisition and holding of such Certificate by such purchaser or transferee will not constitute or result in a non-exempt "prohibited transaction" within the meaning of ERISA, Section 4975 of the Code or any Similar Law and will not subject the Trustee, the Fiscal Agent, the Paying Agent, the Certificate Registrar, the Servicer, the Special Servicer, the Underwriters, the Initial Purchasers or the Depositor to any obligation or liability (including obligations or liabilities under ERISA, Section 4975 of the Code or any such Similar Law) in addition to those set forth in the Agreement. The Certificate Registrar shall not register the sale, transfer, pledge or other disposition of any ERISA Restricted Certificate or Class S Certificate unless the Certificate Registrar has received either the representation letter described in clause (i) above or in the case of an ERISA Restricted Certificate, the Opinion of Counsel described in clause (ii) above. The costs of any of the foregoing representation letters or Opinions of Counsel shall not be borne by any of the Depositor, the Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Paying Agent, the Underwriters, the Initial Purchasers, the Certificate Registrar or the Trust Fund. Each Certificate Owner of an ERISA Restricted Certificate or Class S Certificate shall be deemed to represent that it is not a Person specified in clauses (a) or (b) above. Any transfer, sale, pledge or other disposition of any ERISA Restricted Certificates or Class S Certificate that would constitute or result in a prohibited transaction under ERISA, Section 4975 of the Code or any Similar Law, or would otherwise violate the provisions of this Section 5.02(c) shall be deemed absolutely null and void ab initio, to the extent permitted under applicable law.

            So long as any of the Class of Certificates remains outstanding, the Servicer or the Special Servicer, as applicable, will make available, or cause to be made available, upon request, to any Holder and any Person to whom any such Certificate of any such Class of Certificates may be offered or sold, transferred, pledged or otherwise disposed of by such Holder, information with respect to the Servicer, the Special Servicer or the Mortgage Loans necessary to the provision of an Opinion of Counsel described in this Section 5.02(c).

                  (i) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Paying Agent under clause (ii) below to deliver payments to a Person other than such Person. The rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

                        (A) (i) No Person holding or acquiring any Ownership
                  Interest in a Residual Certificate shall be a Disqualified Organization or agent thereof (including a nominee, middleman or similar person) (an "Agent"), a Plan or a Person acting on behalf of or investing the assets of a Plan, including any entity whose underlying assets include Plan assets by reason of investment in the entity by such Plan and the application of Department of Labor Regulationsss.2510.3-101 (such Plan or Person, an "ERISA Prohibited Holder") or a Non-U.S. Person and
                  (ii) each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and in each case shall promptly notify the Servicer, the Trustee and the Certificate Registrar of any change or impending change to such status;

                        (B) In connection with any proposed Transfer of any
                  Ownership Interest in a Residual Certificate, the Certificate Registrar shall require delivery to it, and no Transfer of any Residual Certificate shall be registered until the Certificate Registrar receives, an affidavit substantially in the form attached hereto as Exhibit D-1 (a "Transfer Affidavit") from the proposed Transferee, in form and substance satisfactory to the Certificate Registrar, representing and warranting, among other things, that such Transferee is a Permitted Transferee and is not a Disqualified Organization or Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person, and that it has reviewed the provisions of this Section 5.02(c) and agrees to be bound by them;

                        (C) Notwithstanding the delivery of a Transfer Affidavit
                  by a proposed Transferee under clause (b) above, if the Certificate Registrar has actual knowledge that the proposed Transferee is a Disqualified Organization or Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person or is not a Permitted Transferee, no Transfer of an Ownership Interest in a Residual Certificate to such proposed Transferee shall be effected; and

                        (D) Each Person holding or acquiring any Ownership
                  Interest in a Residual Certificate shall agree (1) to require a Transfer Affidavit from any prospective Transferee to whom such Person attempts to transfer its Ownership Interest in such Residual Certificate and (2) not to transfer its Ownership Interest in such Residual Certificate unless it provides to the Certificate Registrar a letter substantially in the form attached hereto as Exhibit D-2 (a "Transferor Letter") certifying that, among other things, it has no actual knowledge that such prospective Transferee is a Disqualified Organization or Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person.

            (ii) If any purported Transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 5.02(c), then the last preceding Holder of such Residual Certificate that was in compliance with the provisions of this Section 5.02(c) shall be restored, to the extent permitted by law, to all rights as Holder thereof retroactive to the date of registration of such Transfer of such Residual Certificate. None of the Trustee, the Servicer, the Authenticating Agent and the Certificate Registrar shall be under any liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by this Section 5.02(c) or for making any payments due on such Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement; provided, however, that the Certificate Registrar shall be under such liability for a registration of Transfer of a Residual Certificate if it has actual knowledge that the proposed Transferee is a Disqualified Organization or Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person in violation of Section 5.02(c)(i)(C) above or is not a Permitted Transferee.

            (iii) The Paying Agent shall make available to the Internal Revenue Service and those Persons specified by the REMIC Provisions all information in its possession and necessary to compute any tax imposed as a result of the Transfer of an Ownership Interest in a Residual Certificate to any Person who is a Disqualified Organization or Agent thereof, including the information described in Treasury Regulations Sections 1.860D-1(b)(5) and 1.860E-2(a)(5) with respect to the "excess inclusions" of such Residual Certificate.

            (d) Subject to the restrictions on transfer and exchange set forth in this Section 5.02, the Holder of any Definitive Certificate may transfer or exchange the same in whole or in part (with a Denomination equal to any authorized denomination) by surrendering such Certificate at the Registrar Office or at the office of any successor Certificate Registrar or transfer agent appointed by the Certificate Registrar, together with an instrument of assignment or transfer (executed by the Holder or its duly authorized attorney), in the case of transfer, and a written request for exchange in the case of exchange. Subject to the restrictions on transfer set forth in this Section 5.02 and Applicable Procedures, any Certificate Owner owning a beneficial interest in a Non-Registered Certificate may cause the Certificate Registrar to request that the Depository exchange such Certificate Owner's beneficial interest in a Book Entry for a Definitive Certificate or Certificates. Following a proper request for transfer or exchange, the Certificate Registrar shall, within 5 Business Days of such request if made at such Registrar Office, or within 10 Business Days if made at the office of a transfer agent (other than the Certificate Registrar), execute and deliver at such Registrar Office or at the office of such transfer agent, as the case may be, to the transferee (in the case of transfer) or Holder (in the case of exchange) or send by first class mail (at the risk of the transferee in the case of transfer or Holder in the case of exchange) to such address as the transferee or Holder, as applicable, may request, a Definitive Certificate or Certificates, as the case may require, for a like aggregate Denomination and in such Denomination or Denominations as may be requested. The presentation for transfer or exchange of any Definitive Certificate shall not be valid unless made at the Registrar Office or at the office of a transfer agent by the registered Holder in person, or by a duly authorized attorney in fact. The Certificate Registrar may decline to accept any request for an exchange or registration of transfer of any Certificate during the period of 15 days preceding any Distribution Date.

            (e) In the event a Responsible Officer of the Certificate Registrar becomes aware that a Definitive Certificate (other than a Definitive Certificate issued in exchange for a Certificate representing an interest in the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E) or a beneficial interest in a Book Entry Certificate representing a Non-Registered Certificate is being held by or for the benefit of a Person who is not an Eligible Investor, or that such holding is unlawful under the laws of a relevant jurisdiction, then the Certificate Registrar shall have the right to void such transfer, if permitted under applicable law, or to require the investor to sell such Definitive Certificate or beneficial interest in such Book Entry Certificate to an Eligible Investor within 14 days after notice of such determination and each Certificateholder by its acceptance of a Certificate authorizes the Certificate Registrar to take such action.

            (f) The Certificate Registrar shall provide notice to the Trustee, the Servicer, the Special Servicer, the Paying Agent and the Depositor of each transfer of a Certificate on its books and records and to provide each such Person with an updated copy of the Certificate Register on or about January 1st and July 1st of each year, commencing January 1, 2005. (g) No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in this Section 5.02 except as provided below. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided herein) incurred by the Certificate Registrar in connection with such transfer. With respect to any transfer or exchange of any Certificate, the Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            (h) All Certificates surrendered for transfer and exchange shall be physically canceled by the Certificate Registrar, and the Certificate Registrar shall hold such canceled Certificates in accordance with its standard procedures.

            Section 5.03 Book Entry Certificates.

            (a) The Regular Certificates shall initially be issued as one or more Certificates registered in the name of the Depository or its nominee and, except as provided in subsection (c) below, transfer of such Certificates may not be registered by the Certificate Registrar unless such transfer is to a successor Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. Such Certificate Owners shall hold and transfer their respective Ownership Interests in and to such Certificates through the book entry facilities of the Depository and, except as provided in Section 5.02(d) above or subsection (c) below, shall not be entitled to Definitive Certificates in respect of such Ownership Interests. All transfers by Certificate Owners of their respective Ownership Interests in the Book Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall only transfer the Ownership Interests in the Book Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

            (b) The Trustee, the Servicer, the Special Servicer, the Paying Agent, the Depositor and the Certificate Registrar may for all purposes, including the making of payments due on the Book Entry Certificates, deal with the Depository as the authorized representative of the Certificate Owners with respect to such Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the Book Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of the Book Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Paying Agent may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date.

            (c) If (i)(A) the Depositor advises the Trustee, the Paying Agent and the Certificate Registrar in writing that the Depository is no longer willing or able to properly discharge its responsibilities with respect to the Book Entry Certificates and (B) the Depositor is unable to locate a qualified successor, or (ii) the Depositor at its option advises the Trustee, the Paying Agent and the Certificate Registrar in writing that it elects to terminate the book entry system through the Depository, the Paying Agent shall notify the affected Certificate Owners, through the Depository with respect to all, any Class or any portion of any Class of the Certificates or (iii) the Certificate Registrar determines that Definitive Certificates are required in accordance with the provisions of Section 5.03(e), of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Certificate Registrar of the Book Entry Certificates by the Depository or any custodian acting on behalf of the Depository, accompanied by registration instructions from the Depository for registration of transfer, the Certificate Registrar shall execute, and the Authenticating Agent shall authenticate and deliver, within 5 Business Days of such request if made at the Registrar Office, or within 10 Business Days if made at the office of a transfer agent (other than the Certificate Registrar), the Definitive Certificates to the Certificate Owners identified in such instructions. None of the Depositor, the Paying Agent, the Servicer, the Trustee, the Fiscal Agent, the Special Servicer, the Authenticating Agent and the Certificate Registrar shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates for purposes of evidencing ownership of any Class of Certificates, the registered Holders of such Definitive Certificates shall be recognized as Certificateholders hereunder and, accordingly, shall be entitled directly to receive payments on, to exercise Voting Rights with respect to, and to transfer and exchange such Definitive Certificates.

            (d) The Book Entry Certificates (i) shall be delivered by the Certificate Registrar to the Depository, or pursuant to the Depository's instructions, and shall be registered in the name of Cede & Co. and (ii) shall bear a legend substantially to the following effect:

            Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Certificate Registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

            The Book Entry Certificates may be deposited with such other Depository as the Certificate Registrar may from time to time designate, and shall bear such legend as may be appropriate.

            (e) If the Trustee has instituted or if the Special Servicer or the Servicer, on the Trustee's behalf, has been directed to institute any judicial proceeding in a court to enforce the rights of the Certificateholders under the Certificates, and the Trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the Trustee to obtain possession of all or any portion of the Certificates evidenced by Book Entry Certificates, the Trustee may in its sole discretion determine that such Certificates shall no longer be represented by such Book Entry Certificates. In such event, the Certificate Registrar will execute, the Authenticating Agent will authenticate and the Certificate Registrar will deliver, in exchange for such Book Entry Certificates, Definitive Certificates in a Denomination equal to the aggregate Denomination of such Book Entry Certificates to the party so requesting such Definitive Certificates. In such event, the Certificate Registrar shall notify the affected Certificate Owners and make appropriate arrangements for the effectuation of the purpose of this clause.

            (f) Upon acceptance for exchange or transfer of a beneficial interest in a Book Entry Certificate for a Definitive Certificate, as provided herein, the Certificate Registrar shall endorse on a schedule affixed to the related Book Entry Certificate (or on a continuation of such schedule affixed to such Book Entry Certificate and made a part thereof) an appropriate notation evidencing the date of such exchange or transfer and a decrease in the Denomination of such Book Entry Certificate equal to the Denomination of such Definitive Certificate issued in exchange therefor or upon transfer thereof.

            (g) If a Holder of a Definitive Certificate (other than a Definitive Certificate that is a Class S Certificate) wishes at any time to transfer such Certificate to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Book Entry Certificate, such transfer may be effected only in accordance with Applicable Procedures, Section 5.02(b) and this Section 5.03(g). Upon receipt by the Certificate Registrar at the Registrar Office of
(i) the Definitive Certificate to be transferred with an assignment and transfer pursuant to Section 5.02(a), and all required items pursuant to Section 5.02(b)(v), the Certificate Registrar shall cancel such Definitive Certificate, execute and deliver a new Definitive Certificate for the Denomination of the Definitive Certificate not so transferred, registered in the name of the Holder or the Holder's transferee (as instructed by the Holder), and the Certificate Registrar as custodian of the Book Entry Certificates shall increase the Denomination of the related Book Entry Certificate by the Denomination of the Definitive Certificate to be so transferred, and credit or cause to be credited to the account of the Person specified in such instructions a corresponding Denomination of such Book Entry Certificate.

            Section 5.04 Mutilated, Destroyed, Lost or Stolen Certificates.

            If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (ii) there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of actual notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Certificate Registrar shall execute, and the Authenticating Agent shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and of like Percentage Interest. Upon the issuance of any new Certificate under this Section, the Trustee and the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) connected therewith. Any replacement Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

            Section 5.05 Persons Deemed Owners.

            Prior to due presentation of a Certificate for registration of transfer, the Depositor, the Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar and any agents of any of them may treat the person in whose name such Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01 and for all other purposes whatsoever, except as and to the extent provided in the definition of "Certificateholder," and none of the Depositor, the Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar and any agent of any of them shall be affected by notice to the contrary except as provided in Section 5.02(d).

            Section 5.06 Appointment of Paying Agent.

            (a) JPMorgan Chase Bank, located at 4 New York Plaza, 6th Floor, New York, New York 10004, is hereby initially appointed Paying Agent to act on the Trustee's behalf in accordance with the terms of this Agreement. If the Paying Agent resigns or is terminated, the Trustee shall appoint a successor Paying Agent which may be the Trustee or an Affiliate thereof to fulfill the obligations of the Paying Agent hereunder which must be rated "A" or otherwise be acceptable to the Rating Agencies, as evidenced by a written confirmation that such appointment will not cause the downgrade, withdrawal or qualification of the then current ratings of any Class of Certificates.

            (b) The Paying Agent may rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, Appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties.

            (c) The Paying Agent, at the expense of the Trust Fund (but only if such amount constitutes "unanticipated expenses of the REMIC" within the meaning of Treasury Regulations Section 1.860G-1(b)(3)(ii)), may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance therewith.

            (d) The Paying Agent shall not be personally liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement.

            (e) The Paying Agent may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys; provided, however, that the appointment of such agents or attorneys shall not relieve the Paying Agent of its duties or obligations hereunder.

            (f) The Paying Agent shall not be responsible for any act or omission of the Trustee, the Servicer or the Special Servicer or of the Depositor.

            Section 5.07 Certificate Ownership Certification.

            To the extent that under the terms of this Agreement, it is necessary to determine whether any Person is a Certificate Owner, the Paying Agent shall make such determination based on a certificate of such Person which shall be addressed to the Paying Agent and shall specify, in reasonable detail satisfactory to the Paying Agent, such Person's name and address, the Class and Certificate Balance or Notional Amount of the Regular Certificate beneficially owned, and any intermediaries through which such Person's interest in such Regular Certificate is held (any such certification, other than one which the Paying Agent shall refuse to recognize pursuant to the following procedures, a "Certificate Ownership Certification"); provided, however, that the Paying Agent shall not knowingly recognize such Person as a Certificate Owner if such Person, to the actual knowledge of a Responsible Officer of such party, acquired its interest in a Regular Certificate in violation of the transfer restrictions herein, or if such Person's certification that it is a Certificate Owner is in direct conflict with information obtained by the Paying Agent from the Depository or any Depository Participant with respect to the identity of a Certificate Owner; provided, however, that to the extent the Paying Agent is required to obtain such Certificate Owner information from the Depository or any Depository Participant, the Paying Agent shall be reimbursed for any cost or expense in obtaining such information from the Distribution Account. The Paying Agent may conclusively rely on such Certificate Ownership Certification. The Servicer will only be required to acknowledge the status of any Person as a Certificateholder or Certificate Owner to the extent that the Paying Agent, at the request of the Servicer, identifies such Person as a Certificateholder or Certificate Owner.

                              [End of Article V]

                                   ARTICLE VI
                              THE DEPOSITOR, THE
               SERVICER, THE SPECIAL SERVICER AND THE DIRECTING
                              CERTIFICATEHOLDER

            Section 6.01 Liability of the Depositor, the Servicer and the Special Servicer.

            The Depositor, the Servicer and the Special Servicer shall be liable in accordance herewith only to the extent of the respective obligations specifically imposed upon and undertaken by the Depositor, the Servicer and the Special Servicer herein.

            Section 6.02 Merger, Consolidation or Conversion of the Depositor, the Servicer or the Special Servicer.

            (a) Subject to subsection (b) below, the Depositor, the Servicer and the Special Servicer each will keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation or organization, and each will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

            (b) The Depositor, the Servicer and the Special Servicer each may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets (which may be limited to all or substantially all of its assets related to commercial mortgage loan servicing) to any Person, in which case any Person resulting from any merger or consolidation to which the Depositor, the Servicer or the Special Servicer shall be a party, or any Person succeeding to the business of the Depositor, the Servicer or the Special Servicer, shall be the successor of the Depositor, the Servicer and the Special Servicer, as the case may be, hereunder, without the execution or filing of any paper (other than an assumption agreement wherein the successor shall agree to perform the obligations of and serve as the Depositor, the Servicer or the Special Servicer, as the case may be, in accordance with the terms of this Agreement) or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that such merger, consolidation or succession will not result in a withdrawal, downgrading or qualification of the then current ratings of the Classes of Certificates that have been so rated (as evidenced by a letter to such effect from each Rating Agency).

            Section 6.03 Limitation on Liability of the Depositor, the Servicer, the Special Servicer and Others.

            (a) None of the Depositor, the Servicer, the Special Servicer and their respective Affiliates or any of the directors, officers, employees or agents of any of the foregoing shall be under any liability to the Trust, the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Servicer, the Special Servicer and their respective Affiliates or any such Person against any breach of warranties or representations made herein or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties hereunder. The Depositor, the Servicer, the Special Servicer and their respective Affiliates and any director, officer, member, manager, employee or agent of the Depositor, the Servicer, the Special Servicer or their respective Affiliates may rely on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Servicer, the Special Servicer and their respective Affiliates and any director, officer, employee or agent of any of the foregoing shall be indemnified and held harmless by the Trust against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses incurred in connection with any legal action (whether in equity or at law) or claim relating to this Agreement, the Mortgage Loans or the Certificates, other than any loss, liability or expense: (i) specifically required to be borne thereby pursuant to the terms hereof; (ii) incurred in connection with any breach of a representation or warranty made by it herein;
(iii) incurred by reason of bad faith, willful misconduct or negligence in the performance of its obligations or duties hereunder, or by reason of negligent disregard of such obligations or duties or (iv) in the case of the Depositor and any of its directors, officers, employees and agents, incurred in connection with any violation by any of them of any state or federal securities law.

            (b) None of the Depositor, the Servicer and the Special Servicer shall be under any obligation to appear in, prosecute or defend any legal or administrative action (whether in equity or at law), proceeding, hearing or examination that is not incidental to its respective duties under this Agreement or which in its opinion may involve it in any expense or liability not recoverable from the Trust Fund; provided, however, that the Depositor, the Servicer or the Special Servicer may in its discretion undertake any such action, proceeding, hearing or examination that it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action, proceeding, hearing or examination and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Depositor, the Servicer and the Special Servicer shall be entitled to be reimbursed therefor out of amounts attributable to the Mortgage Loans on deposit in the Certificate Account as provided by Section 3.05(a).

            (c) Each of the Servicer and the Special Servicer agrees to indemnify the Depositor, the Trustee, the Fiscal Agent, the Paying Agent and the Trust and any director, officer, employee or agent thereof, and hold them harmless, from and against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses that any of them may sustain arising from or as a result of any willful misfeasance, bad faith or negligence of the Servicer or the Special Servicer, as the case may be, in the performance of its obligations and duties under this Agreement or by reason of negligent disregard by the Servicer or the Special Servicer, as the case may be, of its duties and obligations hereunder or by reason of breach of any representations or warranties made herein; provided that such indemnity shall not cover indirect or consequential damages. The Trustee, the Fiscal Agent, the Paying Agent or the Depositor, as the case may be, shall immediately notify the Servicer or the Special Servicer, as applicable, if a claim is made by a third party with respect to this Agreement or the Mortgage Loans entitling the Trust to indemnification hereunder, whereupon the Servicer or the Special Servicer, as the case may be, shall assume the defense of such claim (with counsel reasonably satisfactory to the Trustee, the Paying Agent or the Depositor) and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Servicer or the Special Servicer, as the case may be, shall not affect any rights any of the foregoing Persons may have to indemnification under this Agreement or otherwise, unless the Servicer's, or the Special Servicer's, as the case may be, defense of such claim is materially prejudiced thereby.

            (d) Each of the Trustee and the Paying Agent, respectively (and not jointly and severally) agrees to indemnify the Servicer and the Special Servicer and any director, officer, employee or agent thereof, and hold them harmless, from and against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses that any of them may sustain arising from or as a result of any willful misfeasance, bad faith or negligence of the Trustee or the Paying Agent, respectively, in the performance of its obligations and duties under this Agreement or by reason of negligent disregard by the Trustee or the Paying Agent, respectively, of its duties and obligations hereunder or by reason of breach of any representations or warranties made herein; provided, that such indemnity shall not cover indirect or consequential damages. The Servicer or the Special Servicer, as the case may be, shall immediately notify the Trustee and the Paying Agent if a claim is made by a third party with respect to this Agreement, whereupon the Trustee or the Paying Agent, respectively, shall assume the defense of such claim (with counsel reasonably satisfactory to the Servicer or the Special Servicer) and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Trustee or the Paying Agent shall not affect any rights any of the foregoing Persons may have to indemnification under this Agreement or otherwise, unless the Trustee's or the Paying Agent's defense of such claim is materially prejudiced thereby.

            (e) The Depositor agrees to indemnify the Servicer and the Special Servicer and any director, officer, employee or agent thereof, and hold them harmless, from and against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses that any of them may sustain arising from or as a result of any willful misfeasance, bad faith or negligence of the Depositor, in the performance of its obligations and duties under this Agreement or by reason of negligent disregard by the Depositor of its duties and obligations hereunder or by reason of breach of any representations or warranties made herein; provided, that such indemnity shall not cover indirect or consequential damages. The Servicer or the Special Servicer, as the case may be, shall immediately notify the Depositor if a claim is made by a third party with respect to this Agreement, whereupon the Depositor shall assume the defense of such claim (with counsel reasonably satisfactory to the Servicer or the Special Servicer) and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Depositor shall not affect any rights any of the foregoing Persons may have to indemnification under this Agreement or otherwise, unless the Depositor's defense of such claim is materially prejudiced thereby.

            (f) The indemnification provided herein shall survive the termination of this Agreement and the termination or resignation of the Servicer, the Trustee, the Fiscal Agent, the Paying Agent and the Special Servicer.

            Section 6.04 Servicer and Special Servicer Not to Resign.

            Subject to the provisions of Section 6.02, neither the Servicer nor the Special Servicer shall resign from their respective obligations and duties hereby imposed on each of them except upon (a) determination that such party's duties hereunder are no longer permissible under applicable law or (b) in the case of the Servicer, upon the appointment of, and the acceptance of such appointment by, a successor Servicer and receipt by the Trustee of written confirmation from each applicable Rating Agency that such resignation and appointment will not cause such Rating Agency to downgrade, withdraw or qualify any of the then current ratings assigned by such Rating Agency to any Class of Certificates. Only the Servicer shall be permitted to resign pursuant to clause
(b) above. Any such determination permitting the resignation of the Servicer or the Special Servicer pursuant to clause (a) above shall be evidenced by an Opinion of Counsel (at the expense of the resigning party) to such effect delivered to the Trustee and the Directing Certificateholder. No such resignation by the Servicer or the Special Servicer shall become effective until the Trustee or a successor Servicer shall have assumed the Servicer's or Special Servicer's, as applicable, responsibilities and obligations in accordance with
Section 7.02. Upon any termination or resignation of the Servicer hereunder, the Servicer shall have the right and opportunity to appoint any successor Servicer with respect to this Section 6.04, provided that such successor Servicer is approved by the Directing Certificateholder, such approval not to be unreasonably withheld.

            Section 6.05 Rights of the Depositor in Respect of the Servicer and the Special Servicer.

            The Depositor may, but is not obligated to, enforce the obligations of the Servicer and the Special Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Servicer and the Special Servicer hereunder or exercise the rights of the Servicer or Special Servicer, as applicable, hereunder; provided, however, that the Servicer and the Special Servicer shall not be relieved of any of their respective obligations hereunder by virtue of such performance by the Depositor or its designee. The Depositor shall not have any responsibility or liability for any action or failure to act by the Servicer or the Special Servicer and is not obligated to supervise the performance of the Servicer or the Special Servicer under this Agreement or otherwise.

            Section 6.06 The Directing Certificateholder.

            The Directing Certificateholder shall be entitled to advise (1) the Special Servicer with respect to all Specially Serviced Mortgage Loans, (2) the Special Servicer and the Servicer with respect to Non-Specially Serviced Mortgage Loans, and (3) the Special Servicer with respect to all Mortgage Loans for which an extension of maturity is being considered, and notwithstanding anything herein to the contrary, except as set forth in, and in any event subject to, Section 3.08(f) and the second paragraph of this Section 6.06, the Servicer or Special Servicer, as applicable, shall not be permitted to take any of the following actions as to which the Directing Certificateholder has objected in writing within ten (10) Business Days of being notified thereof (or thirty (30) days with respect to clause (x) below) (provided that if such written objection has not been received by the Servicer or the Special Servicer, as applicable, within such ten (10) Business Day period or other period, then the Directing Certificateholder will be deemed to have waived its right to object):

            (i) any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Mortgage Loans as come into and continue in default;

            (ii) any modification or consent to a modification of a monetary term or material non-monetary term of a Mortgage Loan or any extension of the Maturity Date of any Mortgage Loan;

            (iii) any proposed or actual sale of a Defaulted Mortgage Loan or REO Property (other than in connection with the termination of the Trust
      Fund) for less than the applicable Purchase Price;

            (iv) any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address Hazardous Materials located at an REO Property;

            (v) any release of collateral or any acceptance of substitute or additional collateral for a Mortgage Loan, or any consent to either of the foregoing, other than if lender consent is not required or if there is no lender discretion pursuant to the specific terms of the related Mortgage Loan;

            (vi) any waiver of a "due-on-sale" or "due-on-encumbrance" clause with respect to a Mortgage Loan or any consent to such waiver;

            (vii) any management company changes or franchise changes with respect to a Mortgage Loan for which the lender is required to consent or approve;

            (viii) releases of any escrow accounts, reserve accounts or letters of credit held as performance escrows or reserves, other than if lender's consent is not required or if there is no lender discretion pursuant to the specific terms of the Mortgage Loan and there is no material lender discretion;

            (ix) any acceptance of an assumption agreement releasing a Mortgagor from liability under a Mortgage Loan other than pursuant to the specific terms of such Mortgage Loan; and

            (x) any determination of an Acceptable Insurance Default;

provided that, in the event that the Special Servicer or Servicer, as applicable, determines that immediate action is necessary to protect the interests of the Certificateholders (as a collective whole), the Special Servicer or Servicer, as applicable may take any such action without waiting for the Directing Certificateholder's response.

            In addition, the Directing Certificateholder may direct the Special Servicer to take, or to refrain from taking, such other actions with respect to a Mortgage Loan, as the Directing Certificateholder may deem advisable or as to which provision is otherwise made herein; provided that notwithstanding anything herein to the contrary, no such direction, and no objection contemplated by the preceding paragraph, may require or cause the Special Servicer to violate any provision of any Mortgage Loan, applicable law, this Agreement or the REMIC Provisions, including without limitation the Special Servicer's obligation to act in accordance with the Servicing Standards, or expose the Servicer, the Special Servicer, the Trust Fund, the Paying Agent or the Trustee to liability, or materially expand the scope of the Special Servicer's responsibilities hereunder or cause the Special Servicer to act, or fail to act, in a manner which in the reasonable judgment of the Special Servicer is not in the best interests of the Certificateholders.

            In the event the Servicer or Special Servicer determines that a refusal to consent by the Directing Certificateholder or any advice from the Directing Certificateholder would otherwise cause the Servicer or the Special Servicer, as the case may be, to violate the terms of any Mortgage Loan, applicable law, this Agreement, including without limitation, the Servicing Standards, the Servicer or the Special Servicer, as the case may be, shall disregard such refusal to consent or advice and notify the other servicer, the Directing Certificateholder, the Trustee and the Rating Agencies of its determination, including a reasonably detailed explanation of the basis therefor.

            The Directing Certificateholder shall have no liability to the Trust Fund or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment; provided, however, that the Directing Certificateholder shall not be protected against any liability to the Controlling Class Certificateholder which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. By its acceptance of a Certificate, each Certificateholder confirms its understanding that the Directing Certificateholder may take actions that favor the interests of one or more Classes of the Certificates over other Classes of the Certificates, and that the Directing Certificateholder may have special relationships and interests that conflict with those of Holders of some Classes of the Certificates, that the Directing Certificateholder may act solely in the interests of the Holders of the Controlling Class, that the Directing Certificateholder does not have any duties or liability to the Holders of any Class of Certificates other than the Controlling Class, that the Directing Certificateholder may take actions that favor the interests of the Holders of the Controlling Class over the interests of the Holders of one or more other classes of Certificates, that the Directing Certificateholder shall not be liable to any Certificateholder, by reason of its having acted solely in the interests of the Holders of the Controlling Class, and that the Directing Certificateholder shall have no liability whatsoever for having so acted, and no Certificateholder may take any action whatsoever against the Directing Certificateholder or any director, officer, employee, agent or principal thereof for having so acted.

                             [End of Article VI]

                                  ARTICLE VII
                                   DEFAULT

            Section 7.01 Events of Default; Servicer and Special Servicer Termination.

            (a) "Event of Default", wherever used herein, means any one of the following events:

            (i) (A) any failure by the Servicer to make any deposit required to be made by the Servicer to the Certificate Account on the day and by the time such remittance is required to be made under the terms of this Agreement, which failure is not remedied within one Business Day or (B) any failure by the Servicer to deposit into, or remit to the Paying Agent for deposit into, any Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. (New York City time) on the relevant Distribution Date; or

            (ii) any failure by the Special Servicer to deposit into the REO Account, within one Business Day after such deposit is required to be made or to remit to the Servicer for deposit into the Certificate Account, or to deposit into the Certificate Account any amount required to be so deposited or remitted by the Special Servicer pursuant to, and at the time specified by, the terms of this Agreement; or

            (iii) any failure on the part of the Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations contained in this Agreement which continues unremedied for a period of 30 days (10 days in the case of the Servicer's failure to make a Servicing Advance or 15 days in the case of a failure to pay the premium for any insurance policy required to be maintained hereunder) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer or the Special Servicer, as the case may be, by any other party hereto, with a copy to each other party to this Agreement by the Holders of Certificates of any Class evidencing, as to such Class, Percentage Interests aggregating not less than 25%; provided, however, if such failure is capable of being cured and the Servicer or Special Servicer, as applicable, is diligently pursuing such cure, such 30 day period will be extended an additional 30 days; or

            (iv) any breach on the part of the Servicer or the Special Servicer of any representation or warranty contained in Section 3.23 or Section 3.24, as applicable, which materially and adversely affects the interests of any Class of Certificateholders and which continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the Servicer or the Special Servicer, as the case may be, by the Depositor, the Paying Agent or the Trustee, or to the Servicer, the Special Servicer, the Depositor, the Paying Agent and the Trustee by the Holders of Certificates of any Class evidencing, as to such Class, Percentage Interests aggregating not less than 25%; provided, however, if such breach is capable of being cured and the Servicer or Special Servicer, as applicable, is diligently pursuing such cure, such 30 day period will be extended an additional 30 days; or

            (v) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, shall have been entered against the Servicer or the Special Servicer and such decree or order shall have remained in force undischarged, undismissed or unstayed for a period of 60 days; or

            (vi) the Servicer or the Special Servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Servicer or the Special Servicer or of or relating to all or substantially all of its property; or

            (vii) the Servicer or the Special Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations or take any corporate action in furtherance of the foregoing; or

            (viii) the Trustee shall have received and forwarded to the Servicer or Special Servicer, as applicable written notice from Fitch that the continuation of the Servicer or Special Servicer, as applicable, in such capacity has resulted, or would result, in and of itself, in a downgrade, qualification or withdrawal of any rating then assigned to any Class of Certificates by Fitch, if the Servicer or Special Servicer, as applicable, is not replaced, and the Trustee shall not have received subsequent notice from Fitch (within 30 days), indicating that no such downgrade, qualification or withdrawal will result (or that, if it has resulted, it will be rescinded); or

            (ix) Fitch confirms in writing that the Servicer or Special Servicer, as applicable, is no longer rated at least CMS3, in the case of the Servicer, or at least CSS3, in the case of the Special Servicer and, in each case, is not reinstated to such minimum rating within 30 days of such downgrade; or

            (x) the Servicer or Special Servicer is removed from the S&P approved servicer list or approved special servicer list, as applicable, and is not reinstated to the approved servicer or special servicer list, as applicable, within 30 days of such removal.

            (b) If any Event of Default with respect to the Servicer or the Special Servicer (in either case, for purposes of this Section 7.01(b), the "Defaulting Party") shall occur and be continuing, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Trustee may, and at the written direction of the Directing Certificateholder or Holders of Certificates entitled to at least 51% of the Voting Rights, the Trustee shall, terminate, by notice in writing to the Defaulting Party, with a copy of such notice to the Depositor, all of the rights (subject to Section 3.11 and Section 6.03) and obligations of the Defaulting Party under this Agreement and in and to the Mortgage Loans and the proceeds thereof; provided, however, that the Defaulting Party shall be entitled to the payment of accrued and unpaid compensation and reimbursement through the date of such termination as provided for under this Agreement for services rendered and expenses incurred. From and after the receipt by the Defaulting Party of such written notice except as otherwise provided in this Article VII, all authority and power of the Defaulting Party under this Agreement, whether with respect to the Certificates (other than as a Holder of any Certificate) or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee with respect to a termination of the Servicer or the Special Servicer pursuant to and under this Section, and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the Defaulting Party, as attorney in fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Servicer and Special Servicer each agree that if it is terminated pursuant to this Section 7.01(b), it shall promptly (and in any event no later than 20 Business Days subsequent to its receipt of the notice of termination) provide the Trustee with all documents and records requested by it to enable it to assume the Servicer's or the Special Servicer's, as the case may be, functions hereunder, and shall cooperate with the Trustee in effecting the termination of the Servicer's or the Special Servicer's, as the case may be, responsibilities and rights (subject to Section 3.11 and Section 6.03) hereunder, including, without limitation, the transfer within 5 Business Days to the Trustee for administration by it of all cash amounts which shall at the time be or should have been credited by the Servicer to the Certificate Account or any Servicing Account (if it is the Defaulting Party) or by the Special Servicer to the REO Account (if it is the Defaulting Party) or thereafter be received with respect to the Mortgage Loans or any REO Property (provided, however, that the Servicer and the Special Servicer each shall, if terminated pursuant to this
Section 7.01(b), continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the date of such termination, whether in respect of Advances (in the case of the Special Servicer or the Servicer) or otherwise, and it and its Affiliates and the directors, managers, officers, members, employees and agents of it and its Affiliates shall continue to be entitled to the benefits of Section 3.11 and Section 6.03 notwithstanding any such termination).

            (c) If the Servicer receives notice of termination solely due to an Event of Default under Section 7.01(b) solely due to an Event of Default under
Section 7.01(a)(viii), (ix) or (x) and if the Servicer to be terminated pursuant to Section 7.01(b) provides the Trustee with the appropriate "request for proposal" materials within five (5) Business Days following such termination notice, then the Servicer shall continue to service as Servicer hereunder until a successor Servicer is selected in accordance with this Section 7.01(c). Upon receipt of the "request for proposal" materials, Trustee shall promptly thereafter (using such "request for proposal" materials provided by the Servicer pursuant to Section 7.01(b)) solicit good faith bids for the rights to service the Mortgage Loans under this Agreement from at least three (3) Persons qualified to act as Servicer hereunder in accordance with Sections 6.02 and 7.02 (any such Person so qualified, a "Qualified Bidder") or, if three (3) Qualified Bidders cannot be located, then from as many persons as the Trustee can determine are Qualified Bidders; provided that, at the Trustee's request, the Servicer shall supply the Trustee with the names of Persons from whom to solicit such bids; and provided, further, that the Trustee shall not be responsible if less than three (3) or no Qualified Bidders submit bids for the right to service the Mortgage Loans under this Agreement. The bid proposal shall require any Successful Bidder (as defined below), as a condition of such bid, to enter into this Agreement as successor Servicer, and to agree to be bound by the terms hereof, within 45 days after the notice of termination of the Servicer. The materials provided to the Trustee shall provide for soliciting bids: (i) on the basis of such successor Servicer retaining all Sub-Servicers to continue the primary servicing of the Mortgage Loans pursuant to the terms of the respective Sub-Servicing Agreements (each, a "Servicing Retained Bid"); and (ii) on the basis of terminating each Sub-Servicing Agreement and Sub-Servicer that it is permitted to terminate in accordance with Section 3.22 (each, a "Servicing Released Bid"). The Trustee shall select the Qualified Bidder with the highest cash Servicing Retained Bid (or, if none, the highest cash Servicing Released
Bid) (the "Successful Bidder") to act as successor Servicer hereunder; provided, however, that if the Trustee does not receive confirmation in writing by each Rating Agency that the appointment of such Successful Bidder as successor Servicer will not result in the withdrawal, downgrade, or qualification of the rating assigned by the Rating Agency to any class of Certificates then rated by the Rating Agency within 10 days after notice to the Rating Agency of the selection of such Successful Bidder, then the Trustee shall repeat the bid process described above (but subject to the above-described 45-day time period) until such confirmation is obtained. The Trustee shall direct the Successful Bidder to enter into this Agreement as successor Servicer pursuant to the terms hereof no later than 45 days after notice of the termination of the Servicer.

            Upon the assignment and acceptance of master servicing rights hereunder (subject to the terms of Section 3.11) to and by the Successful Bidder, the Trustee shall remit or cause to be remitted (i) if the successful bid was a Servicing Retained Bid, to the Servicer to be terminated pursuant to
Section 7.01(b), the amount of such cash bid received from the Successful Bidder (net of "out-of-pocket" expenses incurred in connection with obtaining such bid and transferring servicing) and (ii) if the successful bid was a Servicing Released Bid, to the Servicer and each terminated Sub-Servicer its respective Bid Allocation.

            The Servicer to be terminated pursuant to Section 7.01(b) shall be responsible for all out of pocket expenses incurred in connection with the attempt to sell its rights to service the Mortgage Loans, which expenses are not reimbursed to the party that incurred such expenses pursuant to the preceding paragraph.

            If the Successful Bidder has not entered into this Agreement as successor Servicer within the above-described time period or no Successful Bidder was identified within the above-described time period, the Servicer to be terminated pursuant to Section 7.01(b) shall reimburse the Trustee for all reasonable "out-of-pocket" expenses incurred by the Trustee in connection with such bid process and the Trustee shall have no further obligations under this
Section 7.01(c). The Trustee thereafter may act or may select a successor to act as Servicer hereunder in accordance with Section 7.02.

            (d) The Directing Certificateholder shall be entitled to terminate the rights (subject to Section 3.11 and Section 6.03) and obligations of the Special Servicer under this Agreement, with or without cause, upon ten (10) Business Days' notice to the Special Servicer, the Servicer, the Paying Agent and the Trustee. Upon a termination or resignation of the Special Servicer, the Directing Certificateholder shall appoint a successor Special Servicer; provided, however, that (i) such successor will meet the requirements set forth in Section 7.02 and (ii) as evidenced in writing by each of the Rating Agencies, the proposed successor of such Special Servicer will not, in and of itself, result in a downgrading, withdrawal or qualification of the then current ratings provided by the Rating Agencies in respect to any Class of then outstanding Certificates that is rated. No penalty or fee shall be payable to the Special Servicer with respect to any termination pursuant to this Section 7.01(d). All costs and expenses of any such termination made without cause shall be paid by the Holders of the Controlling Class.

            (e) The Servicer and Special Servicer shall, from time to time, take all such reasonable actions as are required by them in order to prevent the Certificates being placed on "watch" status or downgraded due to servicing or special servicing concerns by Fitch and maintain minimum ratings required by S&P to secure future commercial mortgage loan securitization transactions.

            Section 7.02 Trustee to Act; Appointment of Successor.

            On and after the time the Servicer or the Special Servicer, as the case may be, either resigns pursuant to Subsection (a) of the first sentence of
Section 6.04 or receives a notice of termination for cause pursuant to Section 7.01(b), and provided that no acceptable successor has been appointed within the time period specified in Section 7.01(c), the Trustee shall be the successor to the Servicer or the Special Servicer, until such successor is appointed by the Directing Certificateholder as provided in Section 7.01(c), as applicable, in all respects in its capacity as Servicer or Special Servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to, and have the benefit of, all of the rights, (subject to Section 3.11 and Section 6.03) benefits, responsibilities, duties, liabilities and limitations on liability relating thereto and that arise thereafter placed on or for the benefit of the Servicer or Special Servicer by the terms and provisions hereof; provided, however, that any failure to perform such duties or responsibilities caused by the terminated party's failure under Section 7.01 to provide information or moneys required hereunder shall not be considered a default by such successor hereunder. The appointment of a successor Servicer shall not affect any liability of the predecessor Servicer which may have arisen prior to its termination as Servicer, and the appointment of a successor Special Servicer shall not affect any liability of the predecessor Special Servicer which may have arisen prior to its termination as Special Servicer. The Trustee in its capacity as successor to the Servicer or the Special Servicer, as the case may be, shall not be liable for any of the representations and warranties of the Servicer or the Special Servicer, respectively, herein or in any related document or agreement, for any acts or omissions of the predecessor Servicer or Special Servicer or for any losses incurred by the Servicer pursuant to Section
3.06 hereunder, nor shall the Trustee be required to purchase any Mortgage Loan hereunder solely as a result of its obligations as successor Servicer or Special Servicer, as the case may be. Subject to Section 3.11, as compensation therefor, the Trustee as successor Servicer shall be entitled to the Servicing Fees and all fees relating to the Mortgage Loans which the Servicer would have been entitled to if the Servicer had continued to act hereunder, including but not limited to any income or other benefit from any Permitted Investment pursuant to
Section 3.06, and subject to Section 3.11, the Trustee as successor to the Special Servicer shall be entitled to the Special Servicing Fees to which the Special Servicer would have been entitled if the Special Servicer had continued to act hereunder. Should the Trustee succeed to the capacity of the Servicer or the Special Servicer, as the case may be, the Trustee shall be afforded the same standard of care and liability as the Servicer or the Special Servicer, as applicable, hereunder notwithstanding anything in Section 8.01 to the contrary, but only with respect to actions taken by it in its role as successor Servicer or successor Special Servicer, as the case may be, and not with respect to its role as Trustee hereunder. Notwithstanding the above, the Trustee may, if it shall be unwilling to act as successor to the Servicer or Special Servicer, or shall, if it is unable to so act, or if the Trustee is not approved as a servicer by each Rating Agency, or if the Directing Certificateholder or the Holders of Certificates entitled to at least 51% of the Voting Rights so request in writing to the Trustee, promptly appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution which meets the criteria set forth in Section 6.04 and otherwise herein, as the successor to the Servicer or the Special Servicer, as applicable, hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer or Special Servicer hereunder. No appointment of a successor to the Servicer or the Special Servicer hereunder shall be effective until the assumption in writing by the successor to the Servicer or the Special Servicer of all its responsibilities, duties and liabilities hereunder that arise thereafter and upon Rating Agency confirmation, and which appointment has been approved by the Directing Certificateholder, such approval not to be unreasonably withheld. Pending appointment of a successor to the Servicer or the Special Servicer hereunder, unless the Trustee shall be prohibited by law from so acting, the Trustee shall act in such capacity as herein above provided. In connection with such appointment and assumption of a successor to the Servicer or Special Servicer as described herein, the Trustee or the Servicer, as applicable, may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation with respect to a successor Servicer or successor Special Servicer, as the case may be, shall be in excess of that permitted the terminated Servicer or Special Servicer, as the case may be, hereunder. The Trustee, the Servicer or the Special Servicer (whichever is not the terminated party) and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Any costs and expenses associated with the transfer of the servicing function (other than with respect to a termination without cause) under this Agreement shall be borne by the predecessor servicer.

            Section 7.03 Notification to Certificateholders.

            (a) Upon any resignation of the Servicer or the Special Servicer pursuant to Section 6.04, any termination of the Servicer or the Special Servicer pursuant to Section 7.01 or any appointment of a successor to the Servicer or the Special Servicer pursuant to Section 7.02, the Paying Agent shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register.

            (b) Not later than the later of (i) 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and (ii) five (5) days after the Paying Agent would be deemed to have notice of the occurrence of such an event in accordance with Section 8.02(vii), the Paying Agent shall transmit by mail to the Depositor and all Certificateholders notice of such occurrence, unless such default shall have been cured.

            Section 7.04 Waiver of Events of Default.

            The Holders of Certificates representing at least 66 2/3% of the Voting Rights allocated to each Class of Certificates affected by any Event of Default hereunder may waive such Event of Default within 20 days of the receipt of notice from the Paying Agent of the occurrence of such Event of Default; provided, however, that an Event of Default under clause (i) of Section 7.01(a) may be waived only by all of the Certificateholders of the affected Classes. Upon any such waiver of an Event of Default, such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. Upon any such waiver of an Event of Default by Certificateholders, the Trustee shall be entitled to recover all costs and expenses incurred by it in connection with enforcement action taken with respect to such Event of Default prior to such waiver from the Trust Fund. No such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon except to the extent expressly so waived. Notwithstanding any other provisions of this Agreement, for purposes of waiving any Event of Default pursuant to this Section 7.04, Certificates registered in the name of the Depositor or any Affiliate of the Depositor shall be entitled to the same Voting Rights with respect to the matters described above as they would if any other Person held such Certificates.

            Section 7.05 Trustee and Fiscal Agent as Maker of Advances.

            (a) In the event that the Servicer fails to fulfill its obligations hereunder to make any Advances and such failure remains uncured, the Trustee shall perform such obligations (x) within five Business Days following such failure by the Servicer with respect to Servicing Advances resulting in an Event of Default under Section 7.01(a)(iii) hereof to the extent a Responsible Officer of the Trustee has actual knowledge of such failure with respect to such Servicing Advances and (y) by noon, New York City time, on the related Distribution Date with respect to P&I Advances pursuant to the Paying Agent's notice of failure pursuant to Section 4.03(a) unless such failure has been cured; provided, however, that if the Trustee fails to perform its obligations hereunder to make any Advances, the Fiscal Agent shall perform such obligations pursuant to Section 8.13 of this Agreement. With respect to any such Advance made by the Trustee or the Fiscal Agent, the Trustee or Fiscal Agent, as applicable, shall succeed to all of the Servicer's rights with respect to Advances hereunder, including, without limitation, the Servicer's rights of reimbursement and interest on each Advance at the Reimbursement Rate, and rights to determine that a proposed Advance is a Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance, as the case may be, (without regard to any impairment of any such rights of reimbursement caused by such Servicer's default in its obligations hereunder); provided, however, that if Advances made by the Fiscal Agent, the Trustee and the Servicer shall at any time be outstanding, or any interest on any Advance shall be accrued and unpaid, all amounts available to repay such Advances and the interest thereon hereunder shall be applied entirely to the Advances outstanding to the Fiscal Agent and then to the Trustee, until such Advances shall have been repaid in full, together with all interest accrued thereon, prior to reimbursement of the Servicer for such Advances. The Trustee and Fiscal Agent shall be entitled to conclusively rely on any notice given with respect to a Nonrecoverable Advance hereunder.

                             [End of Article VII]

                                  ARTICLE VIII

        CONCERNING THE TRUSTEE, THE FISCAL AGENT AND THE PAYING AGENT

            Section 8.01 Duties of the Trustee and the Paying Agent.

            (a) The Trustee, prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Default occurs and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs. Any permissive right of the Trustee contained in this Agreement shall not be construed as a duty.

            (b) The Trustee or the Paying Agent, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee or the Paying Agent which are specifically required to be furnished pursuant to any provision of this Agreement (other than the Mortgage Files, the review of which is specifically governed by the terms of Article II), shall examine them to determine whether they conform to the requirements of this Agreement. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee or the Paying Agent shall notify the party providing such instrument and requesting the correction thereof. The Trustee or the Paying Agent shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor, the Servicer or the Special Servicer or another Person, and accepted by the Trustee or the Paying Agent in good faith, pursuant to this Agreement.

            (c) No provision of this Agreement shall be construed to relieve the Trustee or the Paying Agent from liability for its own negligent action, its own negligent failure to act or its own willful misconduct or bad faith; provided, however, that:

            (i) Prior to the occurrence of an Event of Default, and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

            (ii) Neither the Trustee nor the Paying Agent shall be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee or the Paying Agent, respectively, unless it shall be proved that the Trustee or the Paying Agent, respectively, was negligent in ascertaining the pertinent facts; and

            (iii) The Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates entitled to at least 25% of the Voting Rights relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement (unless a higher percentage of Voting Rights is required for such action).

            Section 8.02 Certain Matters Affecting the Trustee and the Paying Agent.

            Except as otherwise provided in Section 8.01:

            (i) The Trustee and the Paying Agent may rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, Appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

            (ii) The Trustee and the Paying Agent may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance therewith;

            (iii) Neither the Trustee nor the Paying Agent shall be under any obligation to exercise any of the trusts or powers vested in it by this Agreement or to make any investigation of matters arising hereunder or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee or the Paying Agent, as applicable, reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; neither the Trustee nor the Paying Agent shall be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default which has not been cured, to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

            (iv) Neither the Trustee nor the Paying Agent shall be liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

            (v) Prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, neither the Trustee nor the Paying Agent shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates entitled to at least 50% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Trustee or the Paying Agent of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee or the Paying Agent, respectively, not reasonably assured to the Trustee or the Paying Agent by the security afforded to it by the terms of this Agreement, the Trustee or the Paying Agent, respectively, may require reasonable indemnity from such requesting Holders against such expense or liability as a condition to taking any such action. The reasonable expense of every such reasonable examination shall be paid by the requesting Holders;

            (vi) The Trustee or the Paying Agent may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys; provided, however, that the appointment of such agents or attorneys shall not relieve the Trustee or the Paying Agent of its duties or obligations hereunder;

            (vii) For all purposes under this Agreement, the Trustee shall not be deemed to have notice of any Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office and such notice references the Certificates or this Agreement; and

            (viii) Neither the Trustee nor the Paying Agent shall be responsible for any act or omission of the Servicer or the Special Servicer (unless the Trustee is acting as Servicer or Special Servicer, as the case may be in which case the Trustee shall only be responsible for its own actions as Servicer or Special Servicer) or of the Depositor.

            Section 8.03 Trustee and Paying Agent Not Liable for Validity or Sufficiency of Certificates or Mortgage Loans.

            The recitals contained herein and in the Certificates, other than the acknowledgments of the Trustee or the Paying Agent in Sections 2.02, 2.04 and 2.05 and the signature, if any, of the Certificate Registrar and Authenticating Agent set forth on any outstanding Certificate, shall be taken as the statements of the Depositor, the Servicer or the Special Servicer, as the case may be, and the Trustee or the Paying Agent assume no responsibility for their correctness. Neither the Trustee nor the Paying Agent makes any representations as to the validity or sufficiency of this Agreement or of any Certificate (other than as to the signature, if any, of the Trustee or the Paying Agent set forth thereon) or of any Mortgage Loan or related document. Neither the Trustee nor the Paying Agent shall be accountable for the use or application by the Depositor of any of the Certificates issued to it or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor in respect of the assignment of the Mortgage Loans to the Trust Fund, or any funds deposited in or withdrawn from the Certificate Account or any other account by or on behalf of the Depositor, the Servicer, the Special Servicer or in the case of the Trustee, the Paying Agent (unless the Trustee is acting as Paying Agent). The Trustee and the Paying Agent shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor, the Servicer or the Special Servicer and accepted by the Trustee, or the Paying Agent, as applicable, in good faith, pursuant to this Agreement.

            Section 8.04 Trustee or Paying Agent May Own Certificates.

            The Trustee, the Fiscal Agent or the Paying Agent each in its individual capacity, not as Trustee, Fiscal Agent or Paying Agent, may become the owner or pledgee of Certificates, and may deal with the Depositor, the Servicer, the Special Servicer, the Initial Purchasers and the Underwriters in banking transactions, with the same rights it would have if it were not Trustee, the Fiscal Agent or Paying Agent.

            Section 8.05 Fees and Expenses of Trustee and Paying Agent; Indemnification of Trustee and the Paying Agent.

            (a) As compensation for the performance of their respective duties hereunder, the Trustee will be paid the Trustee Fee and the Paying Agent will be paid the Paying Agent Fee, in each case, equal to the Trustee's and the Paying Agent's respective portion of one month's interest at the Trustee Fee Rate, which shall cover recurring and otherwise reasonably anticipated expenses of the Trustee and the Paying Agent, respectively. The Trustee Fee and the Paying Agent Fee shall be paid monthly on a Mortgage Loan by Mortgage Loan basis. As to each Mortgage Loan and REO Loan, the Trustee Fee and the Paying Agent Fee shall accrue from time to time at the Trustee's and the Paying Agent's respective portion of Trustee Fee Rate and shall be computed on the basis of the Stated Principal Balance of such Mortgage Loan and a 360 day year consisting of twelve 30 day months. The Trustee Fee and the Paying Agent Fee (which shall not be limited to any provision of law in regard to the compensation of a trustee of an express trust) shall constitute the Trustee's and the Paying Agent's, respectively, sole form of compensation for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties of the Trustee and the Paying Agent, respectively, hereunder.

            (b) The Trustee, the Fiscal Agent, the Paying Agent and any director, officer, employee or agent of the Trustee, the Fiscal Agent and the Paying Agent, respectively, shall be entitled to be indemnified and held harmless by the Trust Fund (to the extent of amounts on deposit in the Certificate Account or Lower-Tier Distribution Account from time to time) against any loss, liability or expense (including, without limitation, costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement, and expenses incurred in becoming successor servicer or successor Special Servicer, to the extent not otherwise paid hereunder) arising out of, or incurred in connection with, any act or omission of the Trustee, the Fiscal Agent or the Paying Agent, respectively, relating to the exercise and performance of any of the powers and duties of the Trustee, the Fiscal Agent or the Paying Agent, respectively, hereunder; provided, however, that none of the Trustee, the Fiscal Agent, the Paying Agent nor any of the other above specified Persons shall be entitled to indemnification pursuant to this Section 8.05(b) for (i) allocable overhead, (ii) expenses or disbursements incurred or made by or on behalf of the Trustee, the Fiscal Agent or the Paying Agent, respectively, in the normal course of the Trustee, the Fiscal Agent or the Paying Agent, respectively, performing its duties in accordance with any of the provisions hereof, which are not "unanticipated expenses of the REMIC" within the meaning of Treasury Regulations Section 1.860G-1(b)(3)(ii), (iii) any expense or liability specifically required to be borne thereby pursuant to the terms hereof or (iv) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee's, the Fiscal Agent's or the Paying Agent, respectively, obligations and duties hereunder, or by reason of negligent disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee, the Fiscal Agent or the Paying Agent, respectively, made herein. The provisions of this Section 8.05(b) shall survive the termination of this Agreement and any resignation or removal of the Trustee, the Fiscal Agent or the Paying Agent, respectively, and appointment of a successor thereto.

            Section 8.06 Eligibility Requirements for Trustee and the Paying Agent.

            The Trustee, the Fiscal Agent and Paying Agent hereunder shall at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under this Agreement, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority and shall not be an Affiliate of the Servicer or the Special Servicer (except during any period when the Trustee is acting as, or has become successor to, the Servicer or the Special Servicer, as the case may be, pursuant to Section 7.02), (ii) an institution insured by the Federal Deposit Insurance Corporation and (iii) an institution whose long term senior unsecured debt is rated "AA-" by Fitch and S&P, or, if a Fiscal Agent meeting the requirements of Section 8.13 is then currently acting in such capacity, not less than "A-" by Fitch and "A-" by S&P (or such entity as would not, as evidenced in writing by such Rating Agency, result in the qualification, downgrading or withdrawal of any of the ratings then assigned thereby to the Certificates).

            If such corporation, national bank or national banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation, national bank or national banking association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In the event the place of business from which the Paying Agent administers the Upper-Tier REMIC and the Lower-Tier REMIC or in which the Trustee's office is located is in a state or local jurisdiction that imposes a tax on the Trust Fund on the net income of a REMIC (other than a tax corresponding to a tax imposed under the REMIC Provisions), the Paying Agent or the Trustee, as applicable shall elect either to (i) resign immediately in the manner and with the effect specified in Section 8.07, (ii) pay such tax at no expense to the Trust or (iii) administer the Upper-Tier REMIC and the Lower-Tier REMIC from a state and local jurisdiction that does not impose such a tax.

            Section 8.07 Resignation and Removal of the Trustee and Paying
Agent.

            (a) The Trustee and the Paying Agent may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Servicer, the Special Servicer, and the Fiscal Agent and to all Certificateholders. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor trustee or paying agent acceptable to the Servicer by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee or Paying Agent and to the successor trustee or paying agent. A copy of such instrument shall be delivered to the Servicer, the Special Servicer, the Certificateholders and the Trustee or Paying Agent, as applicable, by the Depositor. If no successor trustee or paying agent shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee or Paying Agent may petition any court of competent jurisdiction for the appointment of a successor trustee. Any resignation or removal of the Trustee shall automatically result in the termination of the Fiscal Agent hereunder.

            (b) If at any time the Trustee or Paying Agent shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Depositor or the Servicer, or if at any time the Trustee or Paying Agent shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or Paying Agent or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or Paying Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or if the Trustee or Paying Agent (if different than the Trustee) shall fail (other than by reason of the failure of either the Servicer or the Special Servicer to timely perform its obligations hereunder or as a result of other circumstances beyond the Trustee's or Paying Agent's, as applicable, reasonable control), to timely publish any report to be delivered, published or otherwise made available by the Trustee or Paying Agent, as applicable, pursuant to Section 4.02 and such failure shall continue unremedied for a period of five days, or if the Trustee or Paying Agent (if different from the Trustee) fails to make distributions required pursuant to Sections 3.05(b), 4.01 or 9.01, then the Depositor may remove the Trustee or Paying Agent, as applicable, and appoint a successor trustee or paying agent acceptable to the Servicer or paying agent acceptable to the Trustee or Paying Agent, as applicable, by written instrument, in duplicate, which instrument shall be delivered to the Trustee or Paying Agent so removed and to the successor trustee or paying agent in the case of the removal of the Trustee or Paying Agent. A copy of such instrument shall be delivered to the Servicer, the Special Servicer and the Certificateholders by the Depositor.

            (c) The Holders of Certificates entitled to at least 51% of the Voting Rights may at any time remove the Trustee or Paying Agent and appoint a successor trustee or paying agent by written instrument or instruments, in triplicate, signed by such Holders or their attorneys in fact duly authorized, one complete set of which instruments shall be delivered to the Servicer, one complete set to the Trustee (with a copy to the Fiscal Agent and Paying Agent) so removed and one complete set to the successor so appointed. A copy of such instrument shall be delivered to the Depositor, the Special Servicer and the remaining Certificateholders by the Servicer.

            (d) Any resignation or removal of the Trustee or Paying Agent and appointment of a successor Trustee or Paying Agent pursuant to any of the provisions of this Section 8.07 shall not become effective until acceptance of appointment by the successor Trustee or Paying Agent as provided in Section 8.08.

            Upon any succession of the Trustee or Paying Agent under this Agreement, the predecessor Trustee or Paying Agent shall be entitled to the payment of accrued and unpaid compensation and reimbursement as provided for under this Agreement for services rendered and expenses incurred (including without limitation, unreimbursed Advances). No Trustee or Paying Agent shall be personally liable for any action or omission of any successor Trustee or Paying Agent.

            Section 8.08 Successor Trustee or Paying Agent.

            (a) Any successor Trustee or Paying Agent appointed as provided in
Section 8.07 shall execute, acknowledge and deliver to the Depositor, the Servicer, the Special Servicer and to its predecessor Trustee or Paying Agent an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee or Paying Agent shall become effective and such successor Trustee or Paying Agent without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as Trustee or Paying Agent herein. The predecessor Trustee shall deliver to the successor trustee all Mortgage Files and related documents and statements held by it hereunder (other than any Mortgage Files at the time held on its behalf by a Custodian, which Custodian, at Custodian's option shall become the agent of the successor Trustee), and the Depositor, the Servicer, the Special Servicer and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor Trustee all such rights, powers, duties and obligations, and to enable the successor Trustee to perform its obligations hereunder.

            (b) No successor trustee or successor paying agent shall accept appointment as provided in this Section 8.08 unless at the time of such acceptance such successor trustee or successor paying agent, as applicable, shall be eligible under the provisions of Section 8.06.

            (c) Upon acceptance of appointment by a successor trustee or successor paying agent as provided in this Section 8.08, the Servicer shall mail notice of the succession of such trustee or paying agent, as applicable, to the Depositor and the Certificateholders. If the Servicer fails to mail such notice within 10 days after acceptance of appointment by the successor Trustee or successor paying agent, as applicable, such successor trustee or successor paying agent, shall cause such notice to be mailed at the expense of the Servicer.

            Section 8.09 Merger or Consolidation of Trustee, Fiscal Agent or Paying Agent.

            Any Person into which the Trustee, the Fiscal Agent or the Paying Agent may be merged or converted or with which it may be consolidated or any Person resulting from any merger, conversion or consolidation to which the Trustee, the Fiscal Agent or the Paying Agent shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Trustee, the Fiscal Agent or the Paying Agent shall be the successor of the Trustee, the Fiscal Agent or the Paying Agent, as applicable, hereunder; provided, that, in the case of the Trustee, such successor Person shall be eligible under the provisions of Section 8.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. The Trustee or the Paying Agent, as applicable, will provide notice of such event to the Servicer, the Special Servicer, the Depositor and the Rating Agencies.

            Section 8.10 Appointment of Co-Trustee or Separate Trustee.

            (a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Servicer and the Trustee may consider necessary or desirable. If the Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, or in case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08 hereof. All co-trustee fees shall be payable out of the Trust Fund.

            (b) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer or the Special Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

            (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

            (d) Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney in fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

            (e) The appointment of a co-trustee or separate trustee under this
Section 8.10 shall not relieve the Trustee of its duties and responsibilities hereunder.

            Section 8.11 Appointment of Custodians.

            The Trustee may, with the consent of the Servicer, appoint one or more Custodians to hold all or a portion of the Mortgage Files as agent for the Trustee. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have combined capital and surplus of at least $15,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Mortgage File and shall not be the Depositor or any Affiliate of the Depositor. Each Custodian shall be subject to the same obligations and standard of care as would be imposed on the Trustee hereunder in connection with the retention of Mortgage Files directly by the Trustee. The appointment of one or more Custodians shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible for all acts and omissions of any Custodian. Any Custodian appointed hereunder must maintain a fidelity bond and errors and omissions policy in an amount customary for Custodians which serve in such capacity in commercial mortgage loan securitization transactions.

            Section 8.12 Access to Certain Information.

            (a) On or prior to the date of the first sale of any Non-Registered Certificate to an Independent third party, the Depositor shall provide to the Paying Agent and the Trustee three copies of any private placement memorandum or other disclosure document used by the Depositor or its Affiliate in connection with the offer and sale of the Class of Certificates to which such Non-Registered Certificate relates. In addition, if any such private placement memorandum or disclosure document is revised, amended or supplemented at any time following the delivery thereof to the Trustee and the Paying Agent, the Depositor promptly shall inform the Trustee of such event and shall deliver to the Paying Agent and the Trustee a copy of the private placement memorandum or disclosure document, as revised, amended or supplemented. The Paying Agent (or with respect to item (ii)(j) below, the Trustee) shall maintain at its offices primarily responsible for administering the Trust Fund and shall, upon reasonable advance notice, make available during normal business hours for review by any Holder of a Certificate, the Depositor, the Servicer, the Special Servicer, any Rating Agency or any other Person to whom the Paying Agent (or the Trustee, if applicable) believes such disclosure is appropriate, originals or copies of the following items: (i) in the case of a Holder or prospective transferee of a Non-Registered Certificate, any private placement memorandum or other disclosure document relating to the Class of Certificates to which such Non-Registered Certificate belongs, in the form most recently provided to the Paying Agent and (ii) in all cases, (a) this Agreement and any amendments hereto entered into pursuant to Section 11.01, (b) all statements required to be delivered to Certificateholders of the relevant Class pursuant to Section 4.02 since the Closing Date, (c) all Officer's Certificates delivered to the Trustee and the Paying Agent since the Closing Date pursuant to Section 3.13, (d) all accountants' reports delivered to the Trustee and the Paying Agent since the Closing Date pursuant to Section 3.14, (e) any inspection report prepared by the Servicer, Sub-Servicer or Special Servicer, as applicable, and delivered to the Trustee and the Paying Agent and Servicer in respect of each Mortgaged Property pursuant to Section 3.12(a), (f) as to each Mortgage Loan pursuant to which the related Mortgagor is required to deliver such items or the Special Servicer has otherwise acquired such items, the most recent annual operating statement and rent roll of the related Mortgaged Property and financial statements of the related Mortgagor and any other reports of the Mortgagor collected by the Servicer, Sub-Servicer or Special Servicer, as applicable, and delivered to the Paying Agent pursuant to Section 3.12(c), together with the accompanying written reports to be prepared by the Special Servicer and delivered to the Paying Agent pursuant to Section 3.12(c), (g) any and all notices, reports and Environmental Assessments delivered to the Paying Agent with respect to any Mortgaged Property securing a Defaulted Mortgage Loan as to which the environmental testing contemplated by Section 3.09(c) revealed that either of the conditions set forth in clauses (i) and (ii) of the first sentence thereof was not satisfied (but only for so long as such Mortgaged Property or the related Mortgage Loan are part of the Trust Fund), (h) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Servicer or the Special Servicer and delivered to the Paying Agent pursuant to Section 3.20 (but only for so long as the affected Mortgage Loan is part of the Trust Fund), (i) any and all Officer's Certificates delivered to the Paying Agent to support the Servicer's determination that any P&I Advance or Servicing Advance was or, if made, would be a Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance, as the case may be, (j) any and all of the Mortgage Loan documents contained in the Mortgage File, (k) any and all Appraisals obtained pursuant to the definition of "Appraisal Reduction" herein, (l) information regarding the occurrence of Servicing Transfer Events as to the Mortgage Loans and (m) any and all Sub-Servicing Agreements and any amendments thereto and modifications thereof. Copies of any and all of the foregoing items will be available from the Paying Agent upon request; provided, however, that the Paying Agent shall be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies, except in the case of copies provided to the Directing Certificateholder or the Rating Agencies, which shall be free of charge (except for extraordinary or duplicate requests). In addition, without limiting the generality of the foregoing, any Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificateholder may upon request from the Paying Agent obtain a copy of any factual report (other than the Asset Status Report) delivered to the Rating Agencies under this Agreement.

            (b) The Paying Agent shall provide or make available to certain financial market publishers, which initially shall be Bloomberg, L.P., Trepp, LLC and Intex Solutions, Inc., on a monthly basis, all CMSA reports and any other reports required to be delivered by the Paying Agent pursuant to Article IV hereof. If such information delivered pursuant to the preceding sentence is provided by the Paying Agent to Bloomberg, L.P., Trepp, LLC and Intex Solutions, Inc. on or before September 16, 2004, the Paying Agent shall provide the Prospectus to Bloomberg, L.P., Trepp, LLC and Intex Solutions, Inc.

            (c) Notwithstanding anything to the contrary herein, in addition to the reports and information made available and distributed pursuant to the terms of this Agreement (including the information set forth in Section 8.12(a)), the Paying Agent shall, in accordance with such reasonable rules and procedures as each may adopt (which may include the requirement that an agreement that provides that such information shall be used solely for purposes of evaluating the investment characteristics of the Certificates be executed), also provide the reports available to Certificateholders pursuant to Section 4.02, as well as certain additional information received by the Paying Agent, to any Certificateholder, the Underwriters, the Placement Agents, any Certificate Owner or any prospective investor identified as such by a Certificate Owner or Underwriter, that requests such reports or information; provided that the Paying Agent, as the case may be, shall be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing copies of such reports or information.

            (d) With respect to any information furnished by the Paying Agent pursuant to this Section 8.12, the Paying Agent shall be entitled to indicate the source of such information and the Paying Agent may affix thereto any disclaimer it deems appropriate in its discretion. The Paying Agent shall notify Certificateholders of the availability of any such information in any manner as it, in its sole discretion, may determine. In connection with providing access to or copies of the items described in the preceding paragraph, the Paying Agent may require (a) in the case of Certificate Owners, a confirmation executed by the requesting Person substantially in form and substance reasonably acceptable to the Paying Agent, as applicable, generally to the effect that such Person is a beneficial holder of Certificates, is requesting the information solely for use in evaluating such Person's investment in the Certificates and will otherwise keep such information confidential and (b) in the case of a prospective purchaser, confirmation executed by the requesting Person in form and substance reasonably acceptable to the Paying Agent, generally to the effect that such Person is a prospective purchaser of a Certificate or an interest therein, is requesting the information solely for use in evaluating a possible investment in Certificates and will otherwise keep such information confidential. The Paying Agent shall not be liable for the dissemination of information in accordance with this Agreement.

            Section 8.13 The Fiscal Agent.

            (a) The Trustee hereby appoints ABN AMRO Bank N.V. as the initial Fiscal Agent hereunder for the purposes of exercising and performing the obligations and duties imposed upon the Fiscal Agent hereunder. The Fiscal Agent shall at all times maintain a long term unsecured debt rating of no less than "AA-" from S&P and "AA-" from Fitch (and if the Fiscal Agent is rated "AA" by Fitch, a short term rating of at least "F-1+" in the case of Fitch) (or, in the case of either Rating Agency, such other rating as each such Rating Agency shall permit so long as it is accompanied by a statement in writing that any of the then current ratings assigned by such Rating Agency to the respective Classes of the Certificates would not be downgraded, qualified (if applicable) or withdrawn as a result of such ratings).

            (b) In the event that the Servicer, the Special Servicer and the Trustee fail to make a required Advance, the Fiscal Agent shall make such Advance; provided that the Fiscal Agent shall not be obligated to make any Advance that it deems to be nonrecoverable. The Fiscal Agent shall be entitled to rely conclusively on any determination by the Servicer, the Special Servicer or the Trustee, as applicable, that an Advance, if made, would not be recoverable. The Fiscal Agent shall be entitled to reimbursement for each Advance made by it in the same manner and to the same extent as the Trustee and the Servicer. The duties and obligations of the Fiscal Agent shall consist only of making Advances as provided in Section 7.05 and this Section 8.13. The Fiscal Agent shall not be liable except for the performance of such duties and obligations. The Fiscal Agent shall automatically be removed in the event of the resignation or removal of the Trustee.

            Section 8.14 Representations and Warranties of the Trustee.


            The Trustee hereby represents and warrants to the Depositor, the Servicer, the Special Servicer and the Paying Agent and for the benefit of the Certificateholders, as of the Closing Date, that:

            (i) The Trustee is a national banking association duly organized under the laws of the United States, duly organized, validly existing and in good standing under the laws thereof;

            (ii) The execution and delivery of this Agreement by the Trustee, and the performance and compliance with the terms of this Agreement by the Trustee, will not violate the Trustee's charter and by laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets;

            (iii) The Trustee has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

            (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Trustee, enforceable against the Trustee in accordance with the terms hereof, subject to (a) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and the rights of creditors of national banking associations specifically and (b) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

            (v) The Trustee is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Trustee's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Trustee to perform its obligations under this Agreement or the financial condition of the Trustee;

            (vi) No litigation is pending or, to the best of the Trustee's knowledge, threatened against the Trustee which would prohibit the Trustee from entering into this Agreement or, in the Trustee's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Trustee to perform its obligations under this Agreement or the financial condition of the Trustee; and

            (vii) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Trustee, or compliance by the Trustee with, this Agreement or the consummation of the transactions contemplated by this Agreement, except for any consent, approval, authorization or order which has not been obtained or cannot be obtained prior to the actual performance by the Trustee of its obligations under this Agreement, and which, if not obtained would not have a materially adverse effect on the ability of the Trustee to perform its obligations hereunder.

            Section 8.15 Representations and Warranties of the Paying Agent.

            The Paying Agent hereby represents and warrants to the Depositor, the Servicer and the Special Servicer, the Trustee and for the benefit of the Certificateholders, as of the Closing Date, that:

            (i) The Paying Agent is a banking corporation, duly organized under the laws of the State of New York, duly organized, validly existing and in good standing under the laws thereof;

            (ii) The execution and delivery of this Agreement by the Paying Agent, and the performance and compliance with the terms of this Agreement by the Paying Agent, will not violate the Paying Agent's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets;

            (iii) The Paying Agent has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

            (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Paying Agent, enforceable against the Paying Agent in accordance with the terms hereof, subject to (a) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and the rights of creditors of national banking associations specifically and (b) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

            (v) The Paying Agent is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Paying Agent's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Paying Agent to perform its obligations under this Agreement or the financial condition of the Paying Agent;

            (vi) No litigation is pending or, to the best of the Paying Agent's knowledge, threatened against the Paying Agent which would prohibit the Paying Agent from entering into this Agreement or, in the Paying Agent's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Paying Agent to perform its obligations under this Agreement or the financial condition of the Paying Agent; and

            (vii) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Paying Agent, or compliance by the Paying Agent with, this Agreement or the consummation of the transactions contemplated by this Agreement, except for any consent, approval, authorization or order which has not been obtained or cannot be obtained prior to the actual performance by the Paying Agent of its obligations under this Agreement, and which, if not obtained would not have a materially adverse effect on the ability of the Paying Agent to perform its obligations hereunder.

                            [End of Article VIII]

                             ARTICLE IX TERMINATION

            Section 9.01 Termination upon Repurchase or Liquidation of All Mortgage Loans.

            Subject to Section 9.02, the Trust Fund and the respective obligations and responsibilities under this Agreement of the Paying Agent, the Depositor, the Servicer, the Special Servicer, the Fiscal Agent and the Trustee (other than the obligations of the Paying Agent to provide for and make payments to Certificateholders as hereafter set forth) shall terminate upon payment (or provision for payment) to the Certificateholders of all amounts held by the Paying Agent on behalf of the Trustee and required hereunder to be so paid on the Distribution Date following the earlier to occur of: (i) the final payment (or related Advance) or other liquidation of the last Mortgage Loan or REO Property subject thereto; (ii) the purchase or other liquidation by the Holders of the majority of the Controlling Class, the Special Servicer, the Servicer or the Holders of the Class LR Certificates, in that order of priority, of all the Mortgage Loans and each REO Property remaining in the Trust Fund at a price equal to (a) the sum of (1) the aggregate Purchase Price of all the Mortgage Loans (exclusive of REO Loans) included in the Trust Fund, (2) the Appraised Value of each REO Property, if any, included in the Trust Fund (such Appraisals in clause (a)(2) to be conducted by an Independent MAI designated appraiser selected and mutually agreed upon by the Servicer and the Trustee, and approved by more than 50% of the Voting Rights of the Classes of Certificates then outstanding (other than the Controlling Class unless the Controlling Class is the only Class of Certificates then outstanding)) (which approval shall be deemed given unless more than 50% of such Certificateholders object within 20 days of receipt of notice thereof) and (3) the reasonable out of pocket expenses of the Servicer with respect to such termination, unless the Servicer is the purchaser of such Mortgage Loans, minus (b) solely in the case where the Servicer is effecting such purchase, the aggregate amount of unreimbursed Advances, together with any interest accrued and payable to the Servicer in respect of such Advances in accordance with Sections 3.03(d) and 4.03(d) and any unpaid Servicing Fees, remaining outstanding (which items shall be deemed to have been paid or reimbursed to the Servicer in connection with such purchase); and (iii) the exchange by the Sole Certificateholder pursuant to the terms of the immediately succeeding paragraph; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James's, living on the date hereof.

            Following the date on which the Offered Certificates retire and any and all amounts payable with respect thereto have been fully paid, the Sole Certificateholder shall have the right to exchange all of its Certificates (other than the Class S Certificates and the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund as contemplated by clause (iii) of the first paragraph of this Section 9.01 by giving written notice to all the parties hereto no later than 60 days prior to the anticipated date of exchange. In the event that the Sole Certificateholder elects to exchange all of its Certificates (other than the Class S Certificates and the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust in accordance with the preceding sentence, such Sole Certificateholder, not later than the Distribution Date on which the final distribution on the Certificates is to occur, shall deposit in the Certificate Account an amount in immediately available funds equal to all amounts due and owing to the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent hereunder through the date of the liquidation of the Trust Fund that may be withdrawn from the Certificate Account, or an escrow account acceptable to the respective parties hereto, pursuant to Section 3.05(a) or that may be withdrawn from the Distribution Account pursuant to Section 3.05(a), but only to the extent that such amounts are not already on deposit in the Certificate Account. In addition, the Servicer shall transfer all amounts required to be transferred to the Lower-Tier Distribution Account on the P&I Advance Date related to such Distribution Date in which the final distribution on the Certificates is to occur from the Certificate Account pursuant to the first paragraph of Section 3.04(b). Upon confirmation that such final deposits have been made and following the surrender of all its Certificates (other than the Class S Certificates and the Residual Certificates) on the final Distribution Date, the Trustee shall, upon receipt of a Request for Release from the Servicer, release or cause to be released to the Sole Certificateholder or any designee thereof, the Mortgage Files for the remaining Mortgage Loans and shall execute all assignments, endorsements and other instruments furnished to it by the Sole Certificateholder as shall be necessary to effectuate transfer of the Mortgage Loans and REO Properties remaining in the Trust Fund, and the Trust Fund shall be liquidated in accordance with Section 9.02. Solely for federal income tax purposes, the Sole Certificateholder shall be deemed to have purchased the assets of the Lower-Tier REMIC for an amount equal to the remaining Certificate Balance of its Certificates (other than the Class S Certificates and the Residual Certificates), plus accrued, unpaid interest with respect thereto, and the Trust shall credit such amounts against amounts distributable in respect of such Certificates and the Related Uncertificated Lower-Tier Interests.

            The Holders of the majority of the Controlling Class, the Special Servicer, the Servicer or the Holders of the Class LR Certificates, in that order of priority, may, at their option, elect to purchase all of the Mortgage Loans (and all property acquired through exercise of remedies in respect of any Mortgage Loan) and each REO Property remaining in the Trust Fund as contemplated by clause (i) of the preceding paragraph by giving written notice to the Trustee, the Paying Agent and the other parties hereto no later than 60 days prior to the anticipated date of purchase; provided, however, that the Servicer, the Special Servicer, the Holders of the Controlling Class or the Holders of the Class LR Certificates may so elect to purchase all of the Mortgage Loans and each REO Property remaining in the Trust Fund only on or after the first Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is less than 1% of the aggregate Cut-off Date Principal Balance of the Mortgage Loans set forth in the Preliminary Statement. In the event that the Servicer, the Special Servicer, the Holders of the Controlling Class or the Holders of the Class LR Certificates purchases all of the Mortgage Loans and each REO Property remaining in the Trust Fund in accordance with the preceding sentence, the Servicer, the Special Servicer, the Holders of the Controlling Class or the Holders of the Class LR Certificates, as applicable, shall deposit in the Lower-Tier Distribution Account not later than the P&I Advance Date relating to the Distribution Date on which the final distribution on the Certificates is to occur, an amount in immediately available funds equal to the above described purchase price (exclusive of any portion thereof payable to any Person other than the Certificateholders pursuant to Section 3.05(a), which portion shall be deposited in the Certificate Account). In addition, the Servicer shall transfer to the Lower-Tier Distribution Account all amounts required to be transferred thereto on such P&I Advance Date from the Certificate Account pursuant to the first paragraph of Section 3.04(b), together with any other amounts on deposit in the Certificate Account that would otherwise be held for future distribution. Upon confirmation that such final deposits have been made, the Trustee shall release or cause to be released to the Servicer, the Special Servicer, the Holders of the Controlling Class or the Holders of the Class LR Certificates, as applicable, the Mortgage Files for the remaining Mortgage Loans and shall execute all assignments, endorsements and other instruments furnished to it by the Servicer, the Special Servicer, the Holders of the Controlling Class or the Holders of the Class LR Certificates, as applicable, as shall be necessary to effectuate transfer of the Mortgage Loans and REO Properties remaining in the Trust Fund.

            For purposes of this Section 9.01, the Holders of the majority of the Controlling Class shall have the first option to terminate the Trust Fund, then the Special Servicer, then the Servicer, and then the Holders of the Class LR Certificates. For purposes of this Section 9.01, the Directing Certificateholder, with the consent of the Holders of the Controlling Class, shall act on behalf of the Holders of the Controlling Class in purchasing the assets of the Trust Fund and terminating the Trust.

            Notice of any termination pursuant to this Section 9.01 shall be given promptly by the Paying Agent by letter to Certificateholders and each Rating Agency and, if not previously notified pursuant to this Section 9.01, to the other parties hereto mailed (a) in the event such notice is given in connection with the purchase of all of the Mortgage Loans and each REO Property remaining in the Trust Fund, not earlier than the 15th day and not later than the 25th day of the month next preceding the month of the final distribution on the Certificates, or (b) otherwise during the month of such final distribution on or before the P&I Advance Determination Date in such month, in each case specifying (i) the Distribution Date upon which the Trust Fund will terminate and final payment of the Certificates will be made, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the offices of the Certificate Registrar or such other location therein designated.

            After transferring the Lower-Tier Distribution Amount and the amount of any Yield Maintenance Charges distributable pursuant to Section 4.01(d) to the Upper-Tier Distribution Account, in each case pursuant to Section 3.04(b), and upon presentation and surrender of the Certificates by the Certificateholders on the final Distribution Date, the Paying Agent shall distribute to each Certificateholder so presenting and surrendering its Certificates such Certificateholder's Percentage Interest of that portion of the amounts then on deposit in the Upper-Tier Distribution Account that are allocable to payments on the Class of Certificates so presented and surrendered and to the Holders of the Class S Certificates any amounts remaining on deposit in the Excess Interest Distribution Account. Amounts transferred from the Lower-Tier Distribution Account to the Upper-Tier Distribution Account as of the final Distribution Date (exclusive of any portion of such amounts payable or reimbursable to any Person pursuant to clause (ii) of Section 3.05(d)) shall be allocated for the purposes, in the amounts and in accordance with the priority set forth in Sections 4.01(b) and 4.01(d) and shall be distributed in termination and liquidation of the Uncertificated Lower-Tier Interests and the Class LR Certificates in accordance with Sections 4.01(b) and 4.01(d). Any funds not distributed on such Distribution Date shall be set aside and held uninvested in trust for the benefit of the Certificateholders not presenting and surrendering their Certificates in the aforesaid manner and shall be disposed of in accordance with this Section 9.01 and Section 4.01(f).

            Section 9.02 Additional Termination Requirements.

            In the event the Servicer, the Special Servicer, the Holders of the Controlling Class or the Holders of the Class LR Certificates purchases all of the Mortgage Loans and each REO Property remaining in the Trust Fund as provided in Section 9.01, the Trust Fund shall be terminated in accordance with the following additional requirements, which meet the definition of a "qualified liquidation" in Section 860F(a)(4) of the Code:

            (i) the Paying Agent shall specify the date of adoption of the plan of complete liquidation (which shall be the date of mailing of the notice specified in Section 9.01) in a statement attached to each of the Upper-Tier REMIC's and the Lower-Tier REMIC's final Tax Return pursuant to Treasury Regulations Section 1.860F-1;

            (ii) during the 90-day liquidation period and at or prior to the time of the making of the final payment on the Certificates, the Paying Agent on behalf of the Trustee shall sell all of the assets of the Trust Fund to the Servicer, the Special Servicer, the Holders of the Controlling Class or the Holders of the Class LR Certificates, as applicable, for cash; and

            (iii) within such 90-day liquidation period and immediately following the making of the final payment on the Uncertificated Lower-Tier Interests and the Certificates, the Paying Agent shall distribute or credit, or cause to be distributed or credited, to the Holders of the Class LR Certificates (in the case of the Lower-Tier REMIC) and the Class R Certificates (in the case of the Upper-Tier REMIC) all cash on hand (other than cash retained to meet claims), and the Trust Fund and the Lower-Tier REMIC and the Upper-Tier REMIC shall terminate at that time.

                             [End of Article IX]

                                   ARTICLE X
                ADDITIONAL REMIC AND GRANTOR TRUST PROVISIONS

            Section 10.01 REMIC Administration.

            (a) The Paying Agent shall make elections or cause elections to be made to treat each of the Lower-Tier REMIC and the Upper-Tier REMIC as a REMIC under the Code and, if necessary, under Applicable State and Local Tax Law. Such elections shall be made on Form 1066 or other appropriate federal tax return for the taxable year ending on December 31, 2004. For the purposes of the REMIC election in respect of the Upper-Tier REMIC, each Class of the Regular Certificates shall be designated as the "regular interests" and the Class R Certificates shall be designated as the sole class of "residual interests" in the Upper-Tier REMIC. For purposes of the REMIC election in respect of the Lower-Tier REMIC, each Class of Uncertificated Lower-Tier Interests shall be designated as the "regular interests" and the Class LR Certificates shall be designated as the sole class of "residual interests" in the Lower-Tier REMIC. None of the Special Servicer, the Servicer, the Paying Agent nor the Trustee shall permit the creation of any "interests" (within the meaning of Section 860G of the Code) in the Lower-Tier REMIC or the Upper-Tier REMIC other than the foregoing interests.

            (b) The Closing Date is hereby designated as the "Startup Day" of each of the Lower-Tier REMIC and the Upper-Tier REMIC within the meaning of
Section 860G(a)(9) of the Code.

            (c) The Paying Agent shall act on behalf of each REMIC in relation to any tax matter or controversy involving any REMIC hereunder and shall represent any REMIC hereunder in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto. The legal expenses, including without limitation attorneys' or accountants' fees, and costs of any such proceeding and any liability resulting therefrom shall be expenses of the Trust Fund and the Paying Agent shall be entitled to reimbursement therefor out of amounts attributable to the Mortgage Loans and any REO Properties on deposit in the Certificate Account as provided by Section 3.05(a) unless such legal expenses and costs are incurred by reason of the Paying Agent's willful misfeasance, bad faith or gross negligence. The Holder of the largest Percentage Interest of the Class LR Certificates shall be designated, in the manner provided under Treasury Regulations Section 1.860F-4(d) and temporary Treasury Regulations Section 301.6231(a)(7)-1T, as the "tax matters person" of the Lower-Tier REMIC. The Holder of the largest Percentage Interest of the Class R Certificates shall be designated, in the manner provided under Treasury Regulations Section 1.860F-4(d) and temporary Treasury Regulations Section 301.6231(a)(7)-1T, as the "tax matters person" of the Upper-Tier REMIC. By their acceptance thereof, the Holders of the largest Percentage Interest in each of the Class R and Class LR Certificates hereby agree to irrevocably appoint the Paying Agent as their agent to perform all of the duties of the "tax matters person" for the Upper-Tier REMIC and the Lower-Tier REMIC, respectively.

            (d) The Paying Agent shall prepare or cause to be prepared and shall file, or cause to be filed, all of the Tax Returns that it determines are required with respect to each of the Lower-Tier REMIC and the Upper-Tier REMIC created hereunder, and shall cause the Trustee to sign such Tax Returns in a timely manner. The ordinary expenses of preparing such returns shall be borne by the Paying Agent without any right of reimbursement therefor.

            The Paying Agent agrees to indemnify and hold harmless the Trustee with respect to any tax or liability arising from the Trustee's signing of Tax Returns that contain errors or omissions.

            (e) The Paying Agent shall provide or cause to be provided (i) to any Transferor of a Class R Certificate or Class LR Certificate such information as is necessary for the application of any tax relating to the transfer of such Class R Certificate or Class LR Certificate to any Person who is a Disqualified Organization, or in the case of a Transfer to an Agent thereof, to such Agent,
(ii) to the Certificateholders such information or reports as are required by the Code or the REMIC Provisions including reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption) and (iii) to the Internal Revenue Service on Form 8811, within 30 days after the Closing Date, the name, title, address and telephone number of the "tax matters person" who will serve as the representative of each of the Lower-Tier REMIC and the Upper-Tier REMIC created hereunder.

            (f) The Paying Agent shall take such actions and shall cause the Trust Fund to take such actions as are reasonably within the Paying Agent's control and the scope of its duties more specifically set forth herein as shall be necessary to maintain the status of each of the Lower-Tier REMIC and the Upper-Tier REMIC as a REMIC under the REMIC Provisions (and the Trustee shall assist the Paying Agent, to the extent reasonably requested by the Paying Agent to do so). Neither the Servicer nor the Special Servicer shall knowingly or intentionally take any action, cause the Trust Fund to take any action or fail to take (or fail to cause to be taken) any action reasonably within its control and the scope of duties more specifically set forth herein, that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or (ii) result in the imposition of a tax upon the Lower-Tier REMIC or the Upper-Tier REMIC or the Trust Fund (including but not limited to the tax on "prohibited transactions" as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code, but not including the tax on "net income from foreclosure property") (either such event, an "Adverse REMIC Event") unless the Paying Agent receives an Opinion of Counsel (at the expense of the party seeking to take such action or, if such party fails to pay such expense, and the Paying Agent determines that taking such action is in the best interest of the Trust Fund and the Certificateholders, at the expense of the Trust Fund, but in no event at the expense of the Paying Agent or the Trustee) to the effect that the contemplated action will not, with respect to the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC created hereunder, endanger such status or, unless the Paying Agent determines in its sole discretion to indemnify the Trust Fund against such tax, result in the imposition of such a tax (not including a tax on "net income from foreclosure property"). The Trustee shall not take or fail to take any action (whether or not authorized hereunder) as to which the Paying Agent has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action. In addition, prior to taking any action with respect to the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC or any of their respective assets, or causing the Trust Fund or the Lower-Tier REMIC or the Upper-Tier REMIC to take any action, which is not expressly permitted under the terms of this Agreement, the Trustee will consult with the Paying Agent or its designee, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to the Trust Fund or the Lower-Tier REMIC or the Upper-Tier REMIC and the Trustee shall not take any such action or cause the Trust Fund or the Lower-Tier REMIC or the Upper-Tier to take any such action as to which the Paying Agent has advised it in writing that an Adverse REMIC Event could occur. The Paying Agent may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not expressly permitted by this Agreement, but in no event at the expense of the Paying Agent or the Trustee. At all times as may be required by the Code, the Paying Agent will to the extent within its control and the scope of its duties more specifically set forth herein, maintain substantially all of the assets of each of the Lower-Tier REMIC and the Upper-Tier REMIC as "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code.

            (g) In the event that any applicable federal, state or local tax, including interest, penalties or assessments, additional amounts or additions to tax, is imposed on the Lower-Tier REMIC or the Upper-Tier REMIC, such tax shall be charged against amounts otherwise distributable to the Holders of the Certificates, except as provided in the last sentence of this Section 10.01(g); provided that with respect to the estimated amount of tax imposed on any "net income from foreclosure property" pursuant to Section 860G(c) of the Code or any similar tax imposed by a state or local tax authority, the Special Servicer shall retain in the related REO Account a reserve for the payment of such taxes in such amounts and at such times as it shall deem appropriate (or as advised by the Trustee in writing), and shall remit to the Servicer such reserved amounts as the Servicer shall request in order to pay such taxes. Except as provided in the preceding sentence, the Servicer shall withdraw from the Certificate Account sufficient funds to pay or provide for the payment of, and to actually pay, such tax as is estimated to be legally owed by the Lower-Tier REMIC or the Upper-Tier REMIC (but such authorization shall not prevent the Paying Agent from contesting, at the expense of the Trust Fund (other than as a consequence of a breach of its obligations under this Agreement), any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The Paying Agent is hereby authorized to and shall segregate, into a separate non interest bearing account, the net income from any "prohibited transaction" under Section 860F(a) of the Code or the amount of any taxable contribution to the Lower-Tier REMIC or the Upper-Tier REMIC after its respective Startup Day that is subject to tax under Section 860G(d) of the Code and use such income or amount, to the extent necessary, to pay such prohibited transactions tax. To the extent that any such tax (other than any such tax paid in respect of "net income from foreclosure property") is paid to the Internal Revenue Service or applicable state or local tax authorities, the Paying Agent shall retain an equal amount from future amounts otherwise distributable to the Holders of Residual Certificates (as applicable) and shall distribute such retained amounts, (x) in the case of the Lower-Tier REMIC, to the Trustee as holder of the Uncertificated Lower-Tier Interests to the extent it is fully reimbursed for any Collateral Support Deficit arising therefrom and then to the Holders of the Class LR Certificates in the manner specified in Section 4.01(b) and (y) in the case of the Upper-Tier REMIC, to the Holders of Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class NR and Class X Certificates, as applicable, in the manner specified in Section 4.01(a), to the extent they are fully reimbursed for any Collateral Support Deficit arising therefrom and then to the Holders of the Class R Certificates. None of the Trustee, the Paying Agent, the Servicer or the Special Servicer shall be responsible for any taxes imposed on the Lower-Tier REMIC or the Upper-Tier REMIC except to the extent such taxes arise as a consequence of a breach of their respective obligations under this Agreement which breach constitutes willful misfeasance, bad faith, or negligence by such party.

            (h) The Trustee (but only to the extent, if any, specifically required to maintain books and records hereunder) and the Paying Agent shall, for federal income tax purposes, maintain books and records with respect to each of the Lower-Tier REMIC and the Upper-Tier REMIC on a calendar year and on an accrual basis or as otherwise may be required by the REMIC Provisions.

            (i) Following the Startup Day, neither the Paying Agent nor the Trustee shall accept any contributions of assets to the Lower-Tier REMIC and the Upper-Tier REMIC unless the Paying Agent and the Trustee shall have received an Opinion of Counsel (at the expense of the party seeking to make such contribution) to the effect that the inclusion of such assets in the Lower-Tier REMIC or the Upper-Tier REMIC will not (i) cause the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC at any time that any Uncertificated Lower-Tier Interests or Certificates are outstanding or (ii) subject any of the Trust Fund or the Lower-Tier REMIC or the Upper-Tier REMIC to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

            (j) Neither the Paying Agent nor the Trustee shall enter into any arrangement by which the Trust Fund or the Lower-Tier REMIC or the Upper-Tier REMIC will receive a fee or other compensation for services nor permit the Trust Fund or the Lower-Tier REMIC or the Upper-Tier REMIC to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.

            (k) Solely for the purposes of Section 1.860G-1(a)(4)(iii) of the Treasury Regulations, the "latest possible maturity date", by which (i) the Certificate Balance or Notional Amount of each Class of Certificates representing a "regular interest" in the Upper-Tier REMIC and (ii) the Lower-Tier Principal Amount of each Class of Uncertificated Lower-Tier Interests representing a "regular interest" in the Lower-Tier REMIC would be reduced to zero, is the Rated Final Distribution Date.

            (l) None of the Trustee, the Servicer or the Special Servicer, as applicable, shall sell, dispose of or substitute for any of the Mortgage Loans (except in connection with (i) the default, imminent default or foreclosure of a Mortgage Loan, including but not limited to, the acquisition or sale of a Mortgaged Property acquired by foreclosure or deed in lieu of foreclosure, (ii) the bankruptcy of the Trust Fund, (iii) the termination of the Trust Fund pursuant to Article IX of this Agreement or (iv) a purchase of Mortgage Loans pursuant to Article II or III of this Agreement) or acquire any assets for the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC or sell or dispose of any investments in the Certificate Account or the REO Account for gain unless it has received an Opinion of Counsel that such sale, disposition or substitution will not (a) affect adversely the status of the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or (b) unless the Servicer or the Special Servicer, as applicable, has determined in its sole discretion to indemnify the Trust Fund against such tax, cause the Trust Fund or the Lower-Tier REMIC or the Upper-Tier REMIC to be subject to a tax on "prohibited transactions" pursuant to the REMIC Provisions.

            Section 10.02 Use of Agents.

            The Paying Agent shall execute all of its obligations and duties under this Article X through its corporate trust department located at 4 New York Plaza, 6th Floor, New York, New York 10004. The Trustee may execute any of its obligations and duties under this Article X either directly or by or through agents or attorneys. The Trustee or the Paying Agent shall not be relieved of any of its duties or obligations under this Article X by virtue of the appointment of any such agents or attorneys.

            Section 10.03 Depositor, Servicer and Special Servicer to Cooperate with Paying Agent.

            (a) The Depositor shall provide or cause to be provided to the Paying Agent, within 10 days after the Closing Date, all information or data that the Paying Agent reasonably determines to be relevant for tax purposes as to the valuations and issue prices of the Certificates, including, without limitation, the price, yield, Prepayment Assumption and projected cash flow of the Certificates.

            (b) The Servicer, the Special Servicer, the Paying Agent and the Trustee shall each furnish such reports, certifications and information, and upon reasonable notice and during normal business hours, access to such books and records maintained thereby, as may relate to the Certificates or the Trust Fund and as shall be reasonably requested by the Paying Agent in order to enable it to perform its duties hereunder.

            Section 10.04 Appointment of REMIC Administrators.

            (a) The Paying Agent may appoint at the Paying Agent's expense, one or more REMIC Administrators, which shall be authorized to act on behalf of the Paying Agent in performing the functions set forth in Sections 2.03, 10.01 and
10.02 herein. The Paying Agent shall cause any such REMIC Administrator to execute and deliver to the Paying Agent an instrument in which such REMIC Administrator shall agree to act in such capacity, with the obligations and responsibilities herein. The appointment of a REMIC Administrator shall not relieve the Paying Agent from any of its obligations hereunder, and the Paying Agent shall remain responsible and liable for all acts and omissions of the REMIC Administrator. Each REMIC Administrator must be acceptable to the Paying Agent and must be organized and doing business under the laws of the United States of America or of any State and be subject to supervision or examination by federal or state authorities. In the absence of any other Person appointed in accordance herewith acting as REMIC Administrator, the Paying Agent hereby agrees to act in such capacity in accordance with the terms hereof. If JPMorgan Chase Bank is removed as Paying Agent, then JPMorgan Chase Bank shall be terminated as REMIC Administrator.

            (b) Any Person into which any REMIC Administrator may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion, or consolidation to which any REMIC Administrator shall be a party, or any Person succeeding to the corporate agency business of any REMIC Administrator, shall continue to be the REMIC Administrator without the execution or filing of any paper or any further act on the part of the Paying Agent or the REMIC Administrator.

            (c) Any REMIC Administrator may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee, the Certificate Registrar, the Paying Agent, the Servicer, the Special Servicer and the Depositor. The Paying Agent may at any time terminate the agency of any REMIC Administrator by giving written notice of termination to such REMIC Administrator, the Servicer, the Certificate Registrar and the Depositor. Upon receiving a notice of resignation or upon such a termination, or in case at any time any REMIC Administrator shall cease to be eligible in accordance with the provisions of this Section 10.04, the Paying Agent may appoint a successor REMIC Administrator, in which case the Paying Agent shall given written notice of such appointment to the Servicer and the Depositor and shall mail notice of such appointment to all Certificateholders; provided, however, that no successor REMIC Administrator shall be appointed unless eligible under the provisions of this Section 10.04. Any successor REMIC Administrator upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as REMIC Administrator. No REMIC Administrator shall have responsibility or liability for any action taken by it as such at the direction of the Paying Agent.

            Section 10.05 Grantor Trust Administration.

            The parties intend that the portion of the Trust Fund constituting the Grantor Trust, consisting of the Excess Interest with respect to the Mortgage Loans, proceeds thereof held in the Certificate Account and the Excess Interest Distribution Account shall constitute, and that the affairs of the Trust Fund (exclusive of the Lower-Tier REMIC and the Upper-Tier REMIC) shall be conducted so as to qualify such portion as a "grantor trust" under subpart E,
Part I of subchapter J of the Code, and the provisions hereof shall be interpreted consistently with this intention. In furtherance of such intention, the Paying Agent shall file or cause to be filed with the Internal Revenue Service together with Form 1041 or such other form as may be applicable and shall furnish or cause to be furnished, to the Class S Certificateholders, the amount of Excess Interest with respect to the Mortgage Loans accrued or received, as applicable, at the time or times and in the manner required by the Code.

                              [End of Article X]

                                   ARTICLE XI
                           MISCELLANEOUS PROVISIONS

            Section 11.01 Amendment.

            (a) This Agreement may be amended from time to time by the parties hereto, without the consent of any of the Certificateholders:

            (i) to cure any ambiguity to the extent it does not adversely affect any Certificateholder;

            (ii) to correct or supplement any provisions herein or in the Prospectus or Prospectus Supplement, which may be inconsistent with any other provisions herein or therein or to correct any error to the extent it does not materially and adversely affect the interests of any Certificateholder, as evidenced by an Opinion of Counsel (at the expense of the party requesting the amendment);

            (iii) to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times that any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or either of the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against the Trust Fund or either of the Lower-Tier REMIC or the Upper-Tier REMIC, provided that the Trustee has received an Opinion of Counsel (at the expense of the party requesting the amendment) to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect the interests of any Certificateholder;

            (iv) to change the timing and/or nature of deposits into the Certificate Account, the Distribution Accounts or REO Account or to change the name in which the Certificate Account is maintained, provided that (a) the P&I Advance Date shall in no event be later than the related Distribution Date, (b) such change shall not, as evidenced by an Opinion of Counsel (at the expense of the party requesting the amendment), adversely affect in any material respect the interests of any Certificateholder and (c) such change shall not result in the withdrawal, downgrade or qualification of the then current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect;

            (v) to modify, eliminate or add to the provisions of Section 5.02(c) or any other provision hereof restricting transfer of the Residual Certificates by virtue of their being "residual interests" in a REMIC provided that such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Lower-Tier REMIC, the Upper-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person;

            (vi) to make any other provisions with respect to matters or questions arising under this Agreement which shall not be materially inconsistent with the provisions of this Agreement, provided that such action shall not, (x) as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder not consenting thereto (y) result in the downgrade, withdrawal or qualification of the then current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect;

            (vii) to amend or supplement any provision hereof to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency provided that such change shall not result in the downgrade, withdrawal or qualification of the then current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect; provided that no such amendment changes in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of each affected Mortgage Loan Seller; and

            (viii) to modify the provisions of Section 3.05 and Section 3.19(c) (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) hereof if (1) the Depositor, the Servicer, the Trustee and the Directing Certificateholder determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (2) such modification does not adversely affect the status of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, as evidenced by an Opinion of Counsel (which Opinion of Counsel shall be an expense of the party requesting such amendment) and (3) each Rating Agency has delivered written confirmation that such modification would not cause the downgrade, withdrawal or qualification of any of the then current ratings of any class of Certificates.

            (b) This Agreement may also be amended from time to time by the parties hereto with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate; or

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding; or

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding; or

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of each affected Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates by any Rating Agency, amend the Servicing Standards.

            (c) Notwithstanding the foregoing, neither the Trustee nor the Paying Agent will be entitled to consent to any amendment hereto without having first received an Opinion of Counsel (at the Trust Fund's expense) to the effect that such amendment is permitted hereunder and that such amendment or the exercise of any power granted to the Servicer, the Depositor, the Special Servicer, the Trustee, the Fiscal Agent or any other specified person in accordance with such amendment will not result in the imposition of a tax on any portion of the Trust Fund, the Lower-Tier REMIC, the Upper-Tier REMIC or the Grantor Trust, cause the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC, or cause the Grantor Trust to fail to qualify as a grantor trust.

            (d) Promptly after the execution of any such amendment, the Paying Agent shall furnish a statement describing the amendment to each Certificateholder and the Trustee and shall furnish a copy of such amendment to each Rating Agency.

            (e) It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Paying Agent may prescribe.

            (f) The Trustee shall not be obligated to enter into any amendment pursuant to this Section that affects its rights, duties and immunities under this Agreement or otherwise.

            (g) The cost of any Opinion of Counsel to be delivered pursuant to
Section 11.01(a) or (c) shall be borne by the Person seeking the related amendment, except that if the Servicer or the Trustee requests any amendment of this Agreement in furtherance of the rights and interests of Certificateholders, the cost of any Opinion of Counsel required in connection therewith pursuant to
Section 11.01(a) or (c) shall be payable out of the Certificate Account.

            (h) The Servicing Standards shall not be amended unless each Rating Agency provides a written confirmation that such amendment would not cause a downgrading, qualification or withdrawal of the then current ratings assigned to any of the Certificates.

            Section 11.02 Recordation of Agreement; Counterparts.

            (a) To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Trustee at the expense of the Depositor on direction by the Special Servicer and with the consent of the Depositor (which may not be unreasonably withheld), but only upon direction accompanied by an Opinion of Counsel (the cost of which shall be paid by the Depositor) to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

            (b) For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            (c) The Trustee shall make any filings required under the laws of the state of its place of business required solely by virtue of the fact of the location of the Trustee's place of business, the costs of which, if any, to be at the Trustee's expense.

            Section 11.03 Limitation on Rights of Certificateholders.

            (a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

            (b) No Certificateholder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

            (c) No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement or any Mortgage Loan, unless, with respect to any suit, action or proceeding upon or under or with respect to this Agreement, such Holder previously shall have given to the Trustee and the Paying Agent a written notice of default hereunder, and of the continuance thereof, as herein before provided, and unless also (except in the case of a default by the Trustee) the Holders of Certificates of any Class evidencing not less than 25% of the related Percentage Interests in such Class shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it hereunder or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Holders of Certificates unless such Holders have offered to the Trustee reasonable security against the costs, expenses and liabilities which may be incurred therein or hereby. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatsoever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, which priority or preference is not otherwise provided for herein, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this
Section 11.03(c), each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

            Section 11.04 Governing Law.

            This Agreement and the Certificates shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

            Section 11.05 Notices.

            Any communications provided for or permitted hereunder shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given if personally delivered at or couriered, sent by facsimile transmission or mailed by registered mail, postage prepaid (except for notices to the Trustee which shall be deemed to have been duly given only when received), to: (i) in the case of the Depositor, J.P. Morgan Chase Commercial Mortgage Securities Corp., 270 Park Avenue, 10th Floor, New York, New York 10017, Attention: Dennis Schuh, Vice President, telecopy number (212) 834-6593, with a copy to Bianca Russo, Esq., telecopy number: (212) 270-5092; (ii) in the case of the Servicer, Midland Loan Services, Inc., 10851 Mastin, Building 82, 7th Floor, Overland Park, Kansas 66210, Attention: President, RE: JPMorgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2004-PNC1, telecopy number: (913) 253-9001; (iii) in the case of the Special Servicer, Midland Loan Services, Inc., 10851 Mastin, Building 82, 7th Floor, Overland Park, Kansas 66210, Attention: President, (913) 253-9001; (iv) in the case of the Trustee, LaSalle Bank National Association, 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention: Asset Backed Securities Trust Services Group, JP Morgan 2004-PNC1, telecopy number
(312) 904-2084; (v) in the case of the Fiscal Agent, ABN AMRO Bank N.V., 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention: Asset Backed Securities Trust Services Group, JP Morgan 2004-PNC1, telecopy number
(312) 904-2084; (vi) in the case of the initial Paying Agent, the initial Certificate Registrar and the initial Authenticating Agent, JPMorgan Chase Bank, 4 New York Plaza, 6th Floor, New York, New York 10004, Attention: JPMorgan 2004-PNC1, telecopy number (212) 623-5858; (vii) in the case of the Rating Agencies, (a) Fitch Ratings, One State Street Plaza, New York, New York 10004,
Attention: Commercial Mortgage-Backed Securities, facsimile number (212) 635-0295, and (b) Standard and Poor's, 55 Water Street, 41st Floor, New York, New York 10041, Attention: CMBS Surveillance Group, telecopy number:
212-438-2662; (viii) in the case of the Mortgage Loan Sellers, (a) JPMorgan Chase Bank, 270 Park Avenue, 10th Floor, New York, New York 10017, Attention:
Charles Lee, Vice President, telecopy number (212) 834 6593; (b) Merrill Lynch Mortgage Lending, Inc., 4 World Financial Center, 250 Vesey Street - 16th Floor, New York, New York 10080, Attention: David Rodgers or Director, Commercial Mortgage Securitization, telecopy number (212) 449-3658; and (c) PNC Bank, National Association, 10851 Mastin, Suite 300, Overland Park, Kansas 66210 (for deliveries or courier), and P.O. Box-25965, Shawnee Mission, Kansas 66225-5965 (for United States mail), Attention: Harry Funk, telecopy number (913) 253-9001, with a copy to it at One PNC Plaza, 249 Fifth Avenue, 21st Floor, Pittsburgh, Pennsylvania-15222 Attention: Gretchen Lengel Kelly, telecopy number (412) 762-4334; (ix) in the case of the Directing Certificateholder, Anthracite Capital, Inc., 40 East 52nd Street, New York, New York 10022, Attention: Richard Shea, telecopy number (212) 754-8758; and (x) in the case of any of the preceding parties, such other address as may hereafter be furnished to the other party in writing by such parties. Any communication required or permitted to be delivered to a Certificateholder shall be deemed to have been duly given when mailed first class, postage prepaid, to the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

            Section 11.06 Severability of Provisions.

            If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

            Section 11.07 Grant of a Security Interest.

            The Depositor intends that the conveyance of the Depositor's right, title and interest in and to the Mortgage Loans pursuant to this Agreement shall constitute a sale and not a pledge of security for a loan. If such conveyance is deemed to be a pledge of security for a loan, however, the Depositor intends that the rights and obligations of the parties to such loan shall be established pursuant to the terms of this Agreement. The Depositor also intends and agrees that, in such event, (i) the Depositor shall be deemed to have granted to the Trustee (in such capacity) a first priority security interest in the Depositor's entire right, title and interest in and to the assets comprising the Trust Fund, including without limitation, the Mortgage Loans, all principal and interest received or receivable with respect to the Mortgage Loans (other than principal and interest payments due and payable prior to the Cut-off Date and Principal Prepayments received prior to the Cut-off Date), all amounts held from time to time in the Certificate Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Gain-on-Sale Reserve Account, the Excess Interest Distribution Account, the Interest Reserve Account and, if established, the REO Account, and all reinvestment earnings on such amounts, and all of the Depositor's right, title and interest in and to the proceeds of any title, hazard or other Insurance Policies related to such Mortgage Loans and (ii) this Agreement shall constitute a security agreement under applicable law. This
Section 11.07 shall constitute notice to the Trustee pursuant to any of the requirements of the applicable UCC.

            Section 11.08 Successors and Assigns; Beneficiaries.

            The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders. No other person, including, without limitation, any Mortgagor, shall be entitled to any benefit or equitable right, remedy or claim under this Agreement.

            Section 11.09 Article and Section Headings.

            The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

            Section 11.10 Notices to the Rating Agencies.

            (a) The Trustee shall use reasonable efforts promptly to provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

            (i) any material change or amendment to this Agreement;

            (ii) the occurrence of any Event of Default that has not been cured;

            (iii) the resignation or termination of the Paying Agent, the Servicer or the Special Servicer; and

            (iv) the repurchase or substitution of Mortgage Loans by a Mortgage Loan Seller pursuant to Section 6 of the Mortgage Loan Purchase Agreement.

            (b) The Servicer shall use reasonable efforts promptly to provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

            (i) the resignation or removal of the Trustee;

            (ii) any change in the location of the Certificate Account;

            (iii) any event that would result in the voluntary or involuntary termination of any insurance of the accounts of the Trustee;

            (iv) any change in the lien priority of any Mortgage Loan with respect to an assumption of the Mortgage Loan or additional encumbrance described in Section 3.08;

            (v) any additional lease to an anchor tenant or termination of any existing lease to an anchor tenant at retail properties for any Mortgage Loan with a Stated Principal Balance that is equal to or greater than the lesser of (1) an amount greater than 5% of the then aggregate outstanding principal balances of the Mortgage Loans or (2) $35,000,000;

            (vi) any material damage to any Mortgaged Property;

            (vii) any assumption with respect to a Mortgage Loan; and

            (viii) any release or substitution of any Mortgaged Property.

            (c) Upon written request, each of the Servicer and the Special Servicer shall promptly furnish to each Rating Agency copies of inspection reports and other items delivered to each of the Servicer and Special Servicer pursuant to Sections 3.12(a) and 3.12(b).

            (d) The Paying Agent shall promptly furnish notice to the Rating Agencies of (i) any change in the location of the Distribution Accounts and (ii) the final payment to any Class of Certificateholders.

            (e) The Trustee, the Paying Agent, the Servicer and the Special Servicer, as applicable, shall furnish to each Rating Agency with respect to each Mortgage Loan such information as the Rating Agency shall reasonably request and which the Trustee, the Servicer or Special Servicer, can reasonably provide in accordance with applicable law and without waiving any attorney client privilege relating to such information or violating the terms of this Agreement or any Mortgage Loan documents. The Trustee, the Paying Agent, the Servicer and Special Servicer, as applicable, may include any reasonable disclaimer it deems appropriate with respect to such information. Notwithstanding anything to the contrary herein, nothing in this Section 11.10 shall require a party to provide duplicative notices or copies to the Rating Agencies with respect to any of the above listed items.

                             [End of Article XI]

                   [SIGNATURES COMMENCE ON FOLLOWING PAGE]

            IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized, in each case as of the day and year first above written.


                                       J.P. MORGAN CHASE COMMERCIAL MORTGAGE
                                          SECURITIES CORP.,
                                          Depositor



                                       By: /S/ Mark Levine
                                          -------------------------------------
                                          Name:  Mark Levine
                                          Title: Vice President


                                       MIDLAND LOAN SERVICES, INC.,
                                          Servicer



                                       By: /S/ Lawrence D. Ashley
                                          -------------------------------------
                                          Name:  Lawrence D. Ashley
                                          Title: Senior Vice President


                                       MIDLAND LOAN SERVICES, INC.,
                                          Special Servicer



                                       By: /S/ Lawrence D. Ashley
                                          -------------------------------------
                                          Name:  Lawrence D. Ashley
                                          Title: Senior Vice President


                                       LASALLE BANK NATIONAL ASSOCIATION,
                                          Trustee



                                       By: /S/ Brian D. Ames
                                          -------------------------------------
                                          Name:  Brian D. Ames
                                          Title: First Vice President


                                       ABN AMRO BANK N.V.,
                                          Fiscal Agent



                                       By: /S/ Brian D. Ames
                                          -------------------------------------
                                          Name:  Brian D. Ames
                                          Title: First Vice President



                                       By: /S/ Cynthia Reis
                                          -------------------------------------
                                          Name:  Cynthia Reis
                                          Title: Sr. Vice President


                                       JPMORGAN CHASE BANK,
                                          Paying Agent



                                       By: /S/ Eboni D. Dawkins
                                          -------------------------------------
                                          Name:  Eboni D. Dawkins
                                          Title: Trust Officer

STATE OF NEW YORK       )
                        )  ss.:
COUNTY OF NEW YORK      )


            On the 18 day of June 2004, before me, a notary public in and for said State, personally appeared Mark Levine known to me to be Vice President of J.P. Morgan Chase Commercial Mortgage Securities Corp., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation, and acknowledged to me that such corporation executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                       /s/ Maryellen Dillon
                                       ----------------------------------------
                                       Notary Public

                                                       Maryellen Dillon
                                               Notary Public, State of New York
                                                       No. 01D16003689
                                                  Qualified in New York County
                                              Commission Expires April 14, 2006


[Notarial Seal]

STATE OF KANSAS            )
                           )  ss.:
COUNTY OF JOHNSON          )


            On the 14th day of June, 2004, before me, a notary public in and or said State, personally appeared Lawrence D. Ashley known to me to be a Senior Vice President of Midland Loan Services, Inc., that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation, and acknowledged to me that such corporation executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                       /s/ Joyce Mayo
                                       ----------------------------------------
                                       Notary Public


                                                          JOYCE MAYO
                                                NOTARY PUBLIC - State of Kansas
                                                    My Appt. Exp. 6/11/2006

[Notarial Seal]

STATE OF ILLINOIS          )
                           )  ss.:
COUNTY OF COOK             )


            On the 18th day of May, 2004, before me, Diane O'Neal, a notary public in and for said State, personally appeared, Brian D. Ames, known to me to be a First Vice President of LaSalle Bank National Association, one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of said entity, and acknowledged to me that such entity executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                       /s/ Diane O'Neal
                                       ----------------------------------------
                                       Diane O'Neal, Notary Public

                                       My Commission Expires:  07/09/2005

                                                      "OFFICIAL SEAL"
                                                       DIANE O'NEAL
                                                  NOTARY PUBLIC OF ILLINOIS
                                              My Commission Expires 07/09/2005
[Notarial Seal]

STATE OF ILLINOIS          )
                           )  ss.:
COUNTY OF COOK             )


            On the 18th day of May, 2004, before me, Diane O'Neal, a notary public in and for said State, personally appeared Brian D. Ames, First Vice President and Cynhia Reis, Senior Vice President, of ABN AMRO BANK N.V., one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of said entity, and acknowledged to me that such entity executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                       /s/ Diane O'Neal
                                       ----------------------------------------
                                       Diane O'Neal, Notary Public

                                       My commission expires:  07/09/2005

                                                      "OFFICIAL SEAL"
                                                       DIANE O'NEAL
                                                  NOTARY PUBLIC OF ILLINOIS
                                              My Commission Expires 07/09/2005
[Notarial Seal]

STATE OF NEW YORK          )
                           )  ss.:
COUNTY OF KINGS            )


            On the 18th day of June, 2004, before me, a notary public in and or said State, personally appeared Eboni D. Dawkins known to me to be a Trust Officer of JPMorgan Chase Bank, that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation, and acknowledged to me that such corporation executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                       /s/ Rosita Walters
                                       ----------------------------------------
                                       Notary Public

                                                       ROSITA WALTERS
                                               Notary Public, State of New York
                                                      No. 01WA6048854
                                                Qualified in Kings County
                                               Commission Expires Oct. 2, 2006



[Notarial Seal]

                                   Exhibit A-1

               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

                   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                           SERIES 2004-PNC1, CLASS A-1

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the certificate registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

PASS-THROUGH RATE:  2.8020%            APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL
                                       BALANCE OF THE MORTGAGE LOANS AFTER
DENOMINATION:  $39,074,000             DEDUCTING PAYMENTS DUE AND PREPAYMENTS
                                       RECEIVED ON OR BEFORE CUT-OFF DATE:
DATE OF POOLING AND SERVICING          $1,097,416,312
AGREEMENT:  AS OF JUNE 1, 2004
                                       SERVICER:  MIDLAND LOAN SERVICES, INC.
CUT-OFF DATE: AS SET FORTH IN THE
POOLING AND SERVICING AGREEMENT (AS    SPECIAL SERVICER:  MIDLAND LOAN SERVICES,
DEFINED HEREIN)                        INC.

CLOSING DATE:  JUNE 18, 2004           TRUSTEE:  LASALLE BANK NATIONAL
                                       ASSOCIATION
FIRST DISTRIBUTION DATE:
JULY 12, 2004                          FISCAL AGENT:  ABN AMRO BANK N.V.

APPROXIMATE AGGREGATE                  PAYING AGENT:  JPMORGAN CHASE BANK
CERTIFICATE BALANCE
OF THE CLASS A-1 CERTIFICATES          CUSIP NO.:  46625M5F2
AS OF THE CLOSING DATE:  $39,074,000
                                       ISIN NO.:  US46625M5F20

                                       COMMON CODE NO.:  019485714

                                       CERTIFICATE NO.:  A-1-[__]

                              CLASS A-1 CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT, THE PAYING AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class A-1 Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of June 1, 2004 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Servicer, the Special Servicer and the Paying Agent. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class A-1 Certificates. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., Commercial Mortgage Pass-Through Certificates, Series 2004-PNC1 and are issued in the classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Paying Agent shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class A-1 Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Paying Agent (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Account will be paid to the Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(f) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Paying Agent may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with
Section 4.01(f) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates will be issued in book-entry form through the facilities of DTC in Denominations of $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Paying Agent, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders: (i) to cure any ambiguity to the extent it does not adversely affect any Certificateholder; (ii) to correct or supplement any provisions therein that may be inconsistent with any other provisions therein or the Prospectus or the Prospectus Supplement or to correct any error to the extent it does not materially and adversely affect the interests of any Certificateholder, as evidenced by an Opinion of Counsel (at the expense of the party requesting the amendment); (iii) to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or either of the Lower-Tier REMIC or the Upper Tier REMIC pursuant to the Code that would be a claim against the Trust Fund or either of the Lower-Tier REMIC or the Upper-Tier REMIC, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to avoid or minimize the risk of the imposition of any such tax; (iv) to change the timing and/or nature of deposits into the Certificate Account, Distribution Accounts or REO Account or to change the name in which the Certificate Account is maintained, provided, however, that the P&I Advance Date shall not be later than the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; (v) to modify, eliminate or add to the provisions of Section 5.02(c) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being "residual interests" in a REMIC and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; (vi) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that such action shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; (vii) to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; provided that such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect; provided further, that no such amendment may change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of each affected Mortgage Loan Seller; and (viii) to modify the provisions of Section
3.05 and 3.19(c) (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) hereof if (1) the Depositor, the Servicer, the Trustee and the Directing Certificateholder determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (2) such modification does not adversely affect the status of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, as evidenced by an opinion of counsel and (3) each Rating Agency has delivered written confirmation that such modification would not cause the downgrade, withdrawal or qualification of any of the then-current ratings of any Class of Certificates.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee, the Fiscal Agent and the Paying Agent with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of such Certificateholder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of each affected Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates by any Rating Agency, amend the Servicing Standards.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee or the Paying Agent shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on the Upper-Tier REMIC or the Lower-Tier REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Servicer, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee, the Paying Agent and each of the other parties to the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans. Following the date on which the Offered Certificates are retired, the Sole Certificateholder may, at its option exchange all of its Certificates (other than the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to the terms of the Pooling and Servicing Agreement.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Paying Agent to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            JPMORGAN CHASE BANK,

                                            not in its individual capacity
                                            but solely as Certificate
                                            Registrar under the Pooling and
                                            Servicing Agreement.


                                            By:
                                               ---------------------------------
                                               AUTHORIZED SIGNATORY


Dated:  June 18, 2004

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS A-1 CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            JPMORGAN CHASE BANK,
                                            Authenticating Agent


                                            By:
                                               ---------------------------------
                                               AUTHORIZED SIGNATORY


Dated:  June 18, 2004

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common              UNIF GIFT MIN ACT _______ Custodian
TEN ENT  -  as tenants by the entireties                       (Cust)
JT TEN   -  as joint tenants with rights     Under Uniform Gifts to Minors
            of survivorship and not as       Act __________________________
            tenants in common                          (State)

     Additional abbreviations may also be used though not in the above list.


                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
              ------------------------------------------------------------------


--------------------------------------------------------------------------------
     (Please insert Social Security or other identifying number of Assignee)


--------------------------------------------------------------------------------
            (Please print or typewrite name and address of assignee)


--------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.



                                           -------------------------------------
Dated:                                     NOTICE: The signature to this
      --------------------------           assignment must correspond with the
                                           name as written upon the face of this
                                           Certificate in every particular
                                           without alteration or enlargement or
                                           any change whatever.
-------------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________, as its agent.

                                   Exhibit A-2

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                           SERIES 2004-PNC1, CLASS A-2

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the certificate registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

PASS-THROUGH RATE:  4.5550%            APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL
                                       BALANCE OF THE MORTGAGE LOANS AFTER
DENOMINATION:  $128,320,000            DEDUCTING PAYMENTS DUE AND PREPAYMENTS
                                       RECEIVED ON OR BEFORE CUT-OFF DATE:
DATE OF POOLING AND SERVICING          $1,097,416,312
AGREEMENT:  AS OF JUNE 1, 2004
                                       SERVICER:  MIDLAND LOAN SERVICES, INC.
CUT-OFF DATE:  AS SET FORTH IN THE
POOLING AND SERVICING AGREEMENT (AS    SPECIAL SERVICER:  MIDLAND LOAN SERVICES,
DEFINED HEREIN)                        INC.

CLOSING DATE:  JUNE 18, 2004           TRUSTEE:  LASALLE BANK NATIONAL
                                       ASSOCIATION
FIRST DISTRIBUTION DATE:
JULY 12, 2004                          FISCAL AGENT:  ABN AMRO BANK N.V.

APPROXIMATE AGGREGATE                  PAYING AGENT:  JPMORGAN CHASE BANK
CERTIFICATE BALANCE
OF THE CLASS A-2 CERTIFICATES          CUSIP NO.:  46625M5G0
AS OF THE CLOSING DATE: $128,320,000
                                       ISIN NO.:  US46625M5G03

                                       COMMON CODE NO.:  019485820

                                       CERTIFICATE NO.:  A-2-[__]

                              CLASS A-2 CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT, THE PAYING AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class A-2 Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of June 1, 2004 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Servicer, the Special Servicer and the Paying Agent. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class A-2 Certificates. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., Commercial Mortgage Pass-Through Certificates, Series 2004-PNC1 and are issued in the classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Paying Agent shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class A-2 Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Paying Agent (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Account will be paid to the Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(f) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Paying Agent may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with
Section 4.01(f) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates will be issued in book-entry form through the facilities of DTC in Denominations of $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer, the Certificate Registrar, the Paying Agent nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Paying Agent, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders: (i) to cure any ambiguity to the extent it does not adversely affect any Certificateholder; (ii) to correct or supplement any provisions therein that may be inconsistent with any other provisions therein or the Prospectus or the Prospectus Supplement or to correct any error to the extent it does not materially and adversely affect the interests of any Certificateholder, as evidenced by an Opinion of Counsel (at the expense of the party requesting the amendment); (iii) to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or either of the Lower-Tier REMIC or the Upper Tier REMIC pursuant to the Code that would be a claim against the Trust Fund or either of the Lower-Tier REMIC or the Upper-Tier REMIC, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to avoid or minimize the risk of the imposition of any such tax; (iv) to change the timing and/or nature of deposits into the Certificate Account, Distribution Accounts or REO Account or to change the name in which the Certificate Account is maintained, provided, however, that the P&I Advance Date shall not be later than the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; (v) to modify, eliminate or add to the provisions of Section 5.02(c) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being "residual interests" in a REMIC and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; (vi) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that such action shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; (vii) to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; provided that such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect; provided further, that no such amendment may change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of each affected Mortgage Loan Seller; and (viii) to modify the provisions of Section
3.05 and 3.19(c) (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) hereof if (1) the Depositor, the Servicer and the Trustee determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (2) such modification does not adversely affect the status of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, as evidenced by an opinion of counsel and (3) each Rating Agency has delivered written confirmation that such modification would not cause the downgrade, withdrawal or qualification of any of the then-current ratings of any Class of Certificates.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee, the Fiscal Agent and the Paying Agent with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of such Certificateholder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of each affected Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates by any Rating Agency, amend the Servicing Standards.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee or the Paying Agent shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on the Upper-Tier REMIC or the Lower-Tier REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Servicer, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee, the Paying Agent and each of the other parties to the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans. Following the date on which the Offered Certificates are retired, the Sole Certificateholder may, at its option exchange all of its Certificates (other than the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to the terms of the Pooling and Servicing Agreement.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Paying Agent to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            JPMORGAN CHASE BANK, not in its
                                            individual capacity but solely as
                                            Certificate Registrar under the
                                            Pooling and Servicing Agreement.


                                            By:
                                               ---------------------------------
                                               AUTHORIZED SIGNATORY

Dated:  June 18, 2004

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS A-2 CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            JPMORGAN CHASE BANK,
                                            Authenticating Agent


                                            By:
                                               ---------------------------------
                                               AUTHORIZED SIGNATORY


Dated:  June 18, 2004

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common              UNIF GIFT MIN ACT _______ Custodian
TEN ENT  -  as tenants by the entireties                       (Cust)
JT TEN   -  as joint tenants with rights     Under Uniform Gifts to Minors
            of survivorship and not as       Act __________________________
            tenants in common                          (State)

     Additional abbreviations may also be used though not in the above list.


                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
              ------------------------------------------------------------------


--------------------------------------------------------------------------------
     (Please insert Social Security or other identifying number of Assignee)


--------------------------------------------------------------------------------
            (Please print or typewrite name and address of assignee)


--------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.



                                           -------------------------------------
Dated:                                     NOTICE: The signature to this
      --------------------------           assignment must correspond with the
                                           name as written upon the face of this
                                           Certificate in every particular
                                           without alteration or enlargement or
                                           any change whatever.
-------------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________, as its agent.

                                   Exhibit A-3

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                           SERIES 2004-PNC1, CLASS A-3

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the certificate registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

PASS-THROUGH RATE:  VARIABLE IN        APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL
ACCORDANCE WITH THE POOLING AND        BALANCE OF THE MORTGAGE LOANS AFTER
SERVICING AGREEMENT                    DEDUCTING PAYMENTS DUE AND PREPAYMENTS
                                       RECEIVED ON OR BEFORE CUT-OFF DATE:
DENOMINATION:  $97,995,000             $1,097,416,312

DATE OF POOLING AND SERVICING          SERVICER:  MIDLAND LOAN SERVICES, INC.
AGREEMENT:  AS OF JUNE 1, 2004
                                       SPECIAL SERVICER:  MIDLAND LOAN SERVICES,
CUT-OFF DATE:  AS SET FORTH IN THE     INC.
POOLING AND SERVICING AGREEMENT (AS
DEFINED HEREIN)                        TRUSTEE:  LASALLE BANK NATIONAL
                                       ASSOCIATION
CLOSING DATE:  JUNE 18, 2004
                                       FISCAL AGENT:  ABN AMRO BANK N.V.
FIRST DISTRIBUTION DATE:
JULY 12, 2004                          PAYING AGENT:  JPMORGAN CHASE BANK

APPROXIMATE AGGREGATE                  CUSIP NO.:  46625M5H8
CERTIFICATE BALANCE
OF THE CLASS A-3 CERTIFICATES          ISIN NO.:  US46625M5H85
AS OF THE CLOSING DATE: $97,995,000
                                       COMMON CODE NO.:  019485862

                                       CERTIFICATE NO.:  A-3-[__]

                              CLASS A-3 CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT, THE PAYING AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class A-3 Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of June 1, 2004 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Servicer, the Special Servicer and the Paying Agent. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class A-3 Certificates. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., Commercial Mortgage Pass-Through Certificates, Series 2004-PNC1 and are issued in the classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Paying Agent shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class A-3 Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Paying Agent (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Account will be paid to the Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(f) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Paying Agent may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with
Section 4.01(f) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates will be issued in book-entry form through the facilities of DTC in Denominations of $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer, the Certificate Registrar, the Paying Agent nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Paying Agent, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders: (i) to cure any ambiguity to the extent it does not adversely affect any Certificateholder; (ii) to correct or supplement any provisions therein that may be inconsistent with any other provisions therein or the Prospectus or the Prospectus Supplement or to correct any error to the extent it does not materially and adversely affect the interests of any Certificateholder, as evidenced by an Opinion of Counsel (at the expense of the party requesting the amendment); (iii) to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or either of the Lower-Tier REMIC or the Upper Tier REMIC pursuant to the Code that would be a claim against the Trust Fund or either of the Lower-Tier REMIC or the Upper-Tier REMIC, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to avoid or minimize the risk of the imposition of any such tax; (iv) to change the timing and/or nature of deposits into the Certificate Account, Distribution Accounts or REO Account or to change the name in which the Certificate Account is maintained, provided, however, that the P&I Advance Date shall not be later than the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; (v) to modify, eliminate or add to the provisions of Section 5.02(c) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being "residual interest" in a REMIC and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; (vi) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that such action shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; (vii) to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; provided that such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect; provided further, that no such amendment may change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of each affected Mortgage Loan Seller; and (viii) to modify the provisions of Section
3.05 and 3.19(c) (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) hereof if (1) the Depositor, the Servicer, the Trustee and the Directing Certificateholder determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (2) such modification does not adversely affect the status of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, as evidenced by an opinion of counsel and (3) each Rating Agency has delivered written confirmation that such modification would not cause the downgrade, withdrawal or qualification of any of the then-current ratings of any Class of Certificates.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee, the Fiscal Agent and the Paying Agent with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of such Certificateholder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of each affected Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates by any Rating Agency, amend the Servicing Standards.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee or the Paying Agent shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on the Upper-Tier REMIC or the Lower-Tier REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Servicer, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee, the Paying Agent and each of the other parties to the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans. Following the date on which the Offered Certificates are retired, the sole Certificateholder may, at its option exchange all of its Certificates (other than the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to the terms of the Pooling and Servicing Agreement.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Paying Agent to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            JPMORGAN CHASE BANK, not in its
                                            individual capacity but solely as
                                            Certificate Registrar under the
                                            Pooling and Servicing Agreement.


                                            By:
                                               ---------------------------------
                                               AUTHORIZED SIGNATORY

Dated:  June 18, 2004

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS A-3 CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            JPMORGAN CHASE BANK,
                                            Authenticating Agent


                                            By:
                                               ---------------------------------
                                               AUTHORIZED SIGNATORY


Dated:  June 18, 2004

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common              UNIF GIFT MIN ACT _______ Custodian
TEN ENT  -  as tenants by the entireties                       (Cust)
JT TEN   -  as joint tenants with rights     Under Uniform Gifts to Minors
            of survivorship and not as       Act __________________________
            tenants in common                          (State)

     Additional abbreviations may also be used though not in the above list.


                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
              ------------------------------------------------------------------


--------------------------------------------------------------------------------
     (Please insert Social Security or other identifying number of Assignee)


--------------------------------------------------------------------------------
            (Please print or typewrite name and address of assignee)


--------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.



                                           -------------------------------------
Dated:                                     NOTICE: The signature to this
      --------------------------           assignment must correspond with the
                                           name as written upon the face of this
                                           Certificate in every particular
                                           without alteration or enlargement or
                                           any change whatever.
-------------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________, as its agent.

                                  EXHIBIT A-4

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                           SERIES 2004-PNC1, CLASS A-4

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the certificate registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

PASS-THROUGH RATE:  VARIABLE IN        APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL
ACCORDANCE WITH THE POOLING AND        BALANCE OF THE MORTGAGE LOANS AFTER
SERVICING AGREEMENT                    DEDUCTING PAYMENTS DUE AND PREPAYMENTS
                                       RECEIVED ON OR BEFORE CUT-OFF DATE:
DENOMINATION:  $426,239,000            $1,097,416,312

DATE OF POOLING AND SERVICING          SERVICER:  MIDLAND LOAN SERVICES, INC.
AGREEMENT:  AS OF JUNE 1, 2004
                                       SPECIAL SERVICER:  MIDLAND LOAN SERVICES,
CUT-OFF DATE:  AS SET FORTH IN THE     INC.
POOLING AND SERVICING AGREEMENT (AS
DEFINED HEREIN)                        TRUSTEE:  LASALLE BANK NATIONAL
                                       ASSOCIATION
CLOSING DATE:  JUNE 18, 2004
                                       FISCAL AGENT:  ABN AMRO BANK N.V.
FIRST DISTRIBUTION DATE:
JULY 12, 2004                          PAYING AGENT:  JPMORGAN CHASE BANK

APPROXIMATE AGGREGATE                  CUSIP NO.:  46625M5J4
CERTIFICATE BALANCE
OF THE CLASS A-4 CERTIFICATES          ISIN NO.:  US46625M5J42
AS OF THE CLOSING DATE: $426,239,000
                                       COMMON CODE NO.:  019485951

                                       CERTIFICATE NO.:  A-4-[__]

                              CLASS A-4 CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT, THE PAYING AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class A-4 Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of June 1, 2004 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Servicer, the Special Servicer and the Paying Agent. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class A-4 Certificates. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., Commercial Mortgage Pass-Through Certificates, Series 2004-PNC1 and are issued in the classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Paying Agent shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class A-4 Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Paying Agent (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Account will be paid to the Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(f) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Paying Agent may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with
Section 4.01(f) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates will be issued in book-entry form through the facilities of DTC in Denominations of $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer, the Certificate Registrar, the Paying Agent nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Paying Agent, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders: (i) to cure any ambiguity to the extent it does not adversely affect any Certificateholder; (ii) to correct or supplement any provisions therein that may be inconsistent with any other provisions therein or the Prospectus or the Prospectus Supplement or to correct any error to the extent it does not materially and adversely affect the interests of any Certificateholder, as evidenced by an Opinion of Counsel (at the expense of the party requesting the amendment); (iii) to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or either of the Lower-Tier REMIC or the Upper Tier REMIC pursuant to the Code that would be a claim against the Trust Fund or either of the Lower-Tier REMIC or the Upper-Tier REMIC, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to avoid or minimize the risk of the imposition of any such tax; (iv) to change the timing and/or nature of deposits into the Certificate Account, Distribution Accounts or REO Account or to change the name in which the Certificate Account is maintained, provided, however, that the P&I Advance Date shall not be later than the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; (v) to modify, eliminate or add to the provisions of Section 5.02(c) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being "residual interests" in a REMIC and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; (vi) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that such action shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; (vii) to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; provided that such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect; provided further, that no such amendment may change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of each affected Mortgage Loan Seller; and (viii) to modify the provisions of Section
3.05 and 3.19(c) (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) hereof if (1) the Depositor, the Servicer, the Trustee and the Directing Certificateholder determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (2) such modification does not adversely affect the status of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, as evidenced by an opinion of counsel and (3) each Rating Agency has delivered written confirmation that such modification would not cause the downgrade, withdrawal or qualification of any of the then-current ratings of any Class of Certificates.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee, the Fiscal Agent and the Paying Agent with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of such Certificateholder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of each affected Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates by any Rating Agency, amend the Servicing Standards.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee or the Paying Agent shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on the Upper-Tier REMIC or the Lower-Tier REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Servicer, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee, the Paying Agent and each of the other parties to the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans. Following the date on which the Offered Certificates are retired, the Sole Certificateholder may, at its option exchange all of its Certificates (other than the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to the terms of the Pooling and Servicing Agreement.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Paying Agent to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            JPMORGAN CHASE BANK, not in its
                                            individual capacity but solely as
                                            Certificate Registrar under the
                                            Pooling and Servicing Agreement.


                                            By:
                                               ---------------------------------
                                               AUTHORIZED SIGNATORY

Dated:  June 18, 2004

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS A-4 CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            JPMORGAN CHASE BANK,
                                            Authenticating Agent


                                            By:
                                               ---------------------------------
                                               AUTHORIZED SIGNATORY

Dated:  June 18, 2004

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common              UNIF GIFT MIN ACT _______ Custodian
TEN ENT  -  as tenants by the entireties                       (Cust)
JT TEN   -  as joint tenants with rights     Under Uniform Gifts to Minors
            of survivorship and not as       Act __________________________
            tenants in common                          (State)

     Additional abbreviations may also be used though not in the above list.


                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
              ------------------------------------------------------------------


--------------------------------------------------------------------------------
     (Please insert Social Security or other identifying number of Assignee)


--------------------------------------------------------------------------------
            (Please print or typewrite name and address of assignee)


--------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.



                                           -------------------------------------
Dated:                                     NOTICE: The signature to this
      --------------------------           assignment must correspond with the
                                           name as written upon the face of this
                                           Certificate in every particular
                                           without alteration or enlargement or
                                           any change whatever.
-------------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________, as its agent.

                                   Exhibit A-5

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                          SERIES 2004-PNC1, CLASS A-1A

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS OR THE LAWS OF ANY OTHER JURISDICTION. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, (D) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the certificate registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.(1)

PASS-THROUGH RATE:  VARIABLE IN        APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL
ACCORDANCE WITH THE POOLING AND        BALANCE OF THE MORTGAGE LOANS AFTER
SERVICING AGREEMENT                    DEDUCTING PAYMENTS DUE AND PREPAYMENTS
                                       RECEIVED ON OR BEFORE CUT-OFF DATE:
DENOMINATION:  $246,662,000            $1,097,416,312

DATE OF POOLING AND SERVICING          SERVICER:  MIDLAND LOAN SERVICES, INC.
AGREEMENT:  AS OF JUNE 1, 2004
                                       SPECIAL SERVICER:  MIDLAND LOAN SERVICES,
CUT-OFF DATE:  AS DEFINED IN THE       INC.
POOLING AND SERVICING AGREEMENT (AS
DEFINED HEREIN)                        TRUSTEE:  LASALLE BANK NATIONAL
                                       ASSOCIATION
CLOSING DATE:  JUNE 18, 2004
                                       FISCAL AGENT:  ABN AMRO BANK N.V.
FIRST DISTRIBUTION DATE:
JULY 12, 2004                          PAYING AGENT:  JPMORGAN CHASE BANK

APPROXIMATE AGGREGATE                  CUSIP NO.:  U48138RN0(1) 46625M5Q8(2)
CERTIFICATE BALANCE                    46625M6E4(3)
OF THE CLASS A-1A CERTIFICATES
AS OF THE CLOSING DATE:  $246,662,000  ISIN NO.: USU48138RN01(1) US46625M5Q84(2)
                                       US46625M6E46(3)

                                       COMMON CODE NO.: 019486877(1)
                                       019486770(2)

                                       CERTIFICATE NO.:  A-1A-[__]


--------

1 For Book Entry Regulation S Certificates Only.

2 For Book Entry Rule 144A Only.

3 For Institutional Accredited Investors Only.

                             CLASS A-1A CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT, THE PAYING AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO

is the registered owner of the interest evidenced by this Certificate in the Class A-1A Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of June 1, 2004 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Servicer, the Special Servicer and the Paying Agent. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class A-1A Certificates. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., Commercial Mortgage Pass-Through Certificates, Series 2004-PNC1 and are issued in the classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Paying Agent shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class A-1A Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Paying Agent (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Account will be paid to the Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(f) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Paying Agent may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with
Section 4.01(f) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Class S and the Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Paying Agent, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders: (i) to cure any ambiguity to the extent it does not adversely affect any Certificateholder; (ii) to correct or supplement any provisions therein that may be inconsistent with any other provisions therein or the Prospectus or the Prospectus Supplement or to correct any error to the extent it does not materially and adversely affect the interests of any Certificateholder, as evidenced by an Opinion of Counsel (at the expense of the party requesting the amendment); (iii) to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or either of the Lower-Tier REMIC or the Upper Tier REMIC pursuant to the Code that would be a claim against the Trust Fund or either of the Lower-Tier REMIC or the Upper-Tier REMIC, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to avoid or minimize the risk of the imposition of any such tax; (iv) to change the timing and/or nature of deposits into the Certificate Account, Distribution Accounts or REO Account or to change the name in which the Certificate Account is maintained, provided, however, that the P&I Advance Date shall not be later than the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; (v) to modify, eliminate or add to the provisions of Section 5.02(c) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being "residual interests" in a REMIC and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; (vi) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that such action shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; (vii) to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; provided that such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect; provided further, that no such amendment may change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of each affected Mortgage Loan Seller; and (viii) to modify the provisions of Section
3.05 and 3.19(c) (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) hereof if (1) the Depositor, the Servicer, the Trustee and the Directing Certificateholder determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (2) such modification does not adversely affect the status of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, as evidenced by an opinion of counsel and (3) each Rating Agency has delivered written confirmation that such modification would not cause the downgrade, withdrawal or qualification of any of the then-current ratings of any Class of Certificates.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee, the Fiscal Agent and the Paying Agent with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of such Certificateholder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of each affected Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates by any Rating Agency, amend the Servicing Standards.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee or the Paying Agent shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on the Upper-Tier REMIC or the Lower-Tier REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Servicer, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee, the Paying Agent and each of the other parties to the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans. Following the date on which the Offered Certificates are retired, the Sole Certificateholder may, at its option exchange all of its Certificates (other than the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to the terms of the Pooling and Servicing Agreement.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Paying Agent to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            JPMORGAN CHASE BANK, not in its
                                            individual capacity but solely as
                                            Certificate Registrar under the
                                            Pooling and Servicing Agreement.


                                            By:
                                               ---------------------------------
                                               AUTHORIZED SIGNATORY

Dated:  June 18, 2004

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS A-1A CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            JPMORGAN CHASE BANK,
                                            Authenticating Agent


                                            By:
                                               ---------------------------------
                                               AUTHORIZED SIGNATORY

Dated:  June 18, 2004

                                   SCHEDULE A


                        Certificate Balance of Definitive
                      Certificates exchanged or transferred
                     for, or issued in exchange for or upon
                        transfer of, an interest in this        Remaining Certificate Balance          Notation
       Date                  Book-Entry Certificate               of Book-Entry Certificate            Made By
------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common              UNIF GIFT MIN ACT _______ Custodian
TEN ENT  -  as tenants by the entireties                       (Cust)
JT TEN   -  as joint tenants with rights     Under Uniform Gifts to Minors
            of survivorship and not as       Act __________________________
            tenants in common                          (State)

     Additional abbreviations may also be used though not in the above list.


                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
              ------------------------------------------------------------------


--------------------------------------------------------------------------------
     (Please insert Social Security or other identifying number of Assignee)


--------------------------------------------------------------------------------
            (Please print or typewrite name and address of assignee)


--------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.



                                           -------------------------------------
Dated:                                     NOTICE: The signature to this
      --------------------------           assignment must correspond with the
                                           name as written upon the face of this
                                           Certificate in every particular
                                           without alteration or enlargement or
                                           any change whatever.
-------------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________, as its agent.

                                   Exhibit A-6

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                            SERIES 2004-PNC1, CLASS X

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS OR THE LAWS OF ANY OTHER JURISDICTION. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, (D) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

THIS CLASS X CERTIFICATE HAS NO PRINCIPAL BALANCE AND WILL NOT RECEIVE ANY DISTRIBUTION OF PRINCIPAL.

THE NOTIONAL AMOUNT ON WHICH THE INTEREST PAYABLE TO THE HOLDERS OF THE CLASS X CERTIFICATES IS BASED WILL BE REDUCED AS A RESULT OF PRINCIPAL PAYMENTS AND LOSSES ON THE MORTGAGE LOANS. ACCORDINGLY, THE INTEREST PAYABLE PURSUANT TO THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the certificate registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.(1)

PASS-THROUGH RATE:  VARIABLE IN        APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL
ACCORDANCE WITH THE POOLING AND        BALANCE OF THE MORTGAGE LOANS AFTER
SERVICING AGREEMENT                    DEDUCTING PAYMENTS DUE AND PREPAYMENTS
                                       RECEIVED ON OR BEFORE CUT-OFF DATE:
DENOMINATION:  $[500,000,000]          $1,097,416,312
[500,000,000] [97,416,311]
                                       SERVICER: MIDLAND LOAN SERVICES, INC.
DATE OF POOLING AND SERVICING
AGREEMENT:  AS OF JUNE 1, 2004         SPECIAL SERVICER:  MIDLAND LOAN SERVICES,
                                       INC.
CUT-OFF DATE:  AS DEFINED IN THE
POOLING AND SERVICING AGREEMENT (AS    TRUSTEE:  LASALLE BANK NATIONAL
DEFINED HEREIN)                        ASSOCIATION

CLOSING DATE:  JUNE 18, 2004           FISCAL AGENT:  ABN AMRO BANK N.V.

FIRST DISTRIBUTION DATE:               PAYING AGENT:  JPMORGAN CHASE BANK
JULY 12, 2004
                                       CUSIP NO.:  U48138RM2(1) 46625M5P0(2)
APPROXIMATE AGGREGATE NOTIONAL AMOUNT  46625M6D6(3)
OF THE CLASS X CERTIFICATES AS OF THE
CLOSING DATE: $1,097,416,311           ISIN NO.: USU48138RM28(1) US46625M5P02(2)
                                       US46625M6D62(3)

                                       COMMON CODE:  019486737(1) 019486648(2)

                                       CERTIFICATE NO.:  X-[1][2][3]


--------

1 For Book Entry Regulation S Certificates Only.

2 For Book Entry Rule 144A Only.

3 For Institutional Accredited Investors Only.

                               CLASS X CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT, THE PAYING AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class X Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of June 1, 2004 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Servicer, the Special Servicer and the Paying Agent. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing the percentage interest in the Class of Certificates specified on the face hereof. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., Commercial Mortgage Pass-Through Certificates, Series 2004-PNC1 and are issued in the classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Paying Agent shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate will not be entitled to distributions in respect of principal. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            This Class X Certificate has no principal balance and will not receive any distribution of principal.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date Class X Pass-Through Rate specified above on the Notional Amount of this Certificate immediately prior to such Distribution Date, as specified above. Interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Paying Agent (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Account will be paid to the Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(f) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Paying Agent may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with
Section 4.01(f) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Class X Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $1,000,000 initial Notional Amount and in integral multiples of $1 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Paying Agent, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders: (i) to cure any ambiguity to the extent it does not adversely affect any Certificateholder; (ii) to correct or supplement any provisions therein that may be inconsistent with any other provisions therein or the Prospectus or the Prospectus Supplement or to correct any error to the extent it does not materially and adversely affect the interests of any Certificateholder, as evidenced by an Opinion of Counsel (at the expense of the party requesting the amendment); (iii) to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or either of the Lower-Tier REMIC or the Upper Tier REMIC pursuant to the Code that would be a claim against the Trust Fund or either of the Lower-Tier REMIC or the Upper-Tier REMIC, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to avoid or minimize the risk of the imposition of any such tax; (iv) to change the timing and/or nature of deposits into the Certificate Account, Distribution Accounts or REO Account or to change the name in which the Certificate Account is maintained, provided, however, that the P&I Advance Date shall not be later than the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; (v) to modify, eliminate or add to the provisions of Section 5.02(c) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being "residual interests" in a REMIC and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; (vi) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that such action shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; (vii) to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; provided that such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect; provided further, that no such amendment may change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of each affected Mortgage Loan Seller; and (viii) to modify the provisions of Section
3.05 and 3.19(c) (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) hereof if (1) the Depositor, the Servicer, the Trustee and the Directing Certificateholder determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (2) such modification does not adversely affect the status of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, as evidenced by an opinion of counsel and (3) each Rating Agency has delivered written confirmation that such modification would not cause the downgrade, withdrawal or qualification of any of the then-current ratings of any Class of Certificates.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee, the Fiscal Agent and the Paying Agent with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of such Certificateholder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of each affected Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates by any Rating Agency, amend the Servicing Standards.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee or the Paying Agent shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on the Upper-Tier REMIC or the Lower-Tier REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Servicer, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee, the Paying Agent and each of the other parties to the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans. Following the date on which the Offered Certificates are retired, the Sole Certificateholder may, at its option exchange all of its Certificates (other than the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to the terms of the Pooling and Servicing Agreement.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Paying Agent to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            JPMORGAN CHASE BANK, not in its
                                            individual capacity but solely as
                                            Certificate Registrar under the
                                            Pooling and Servicing Agreement.


                                            By:
                                               ---------------------------------
                                               AUTHORIZED SIGNATORY

Dated:  June 18, 2004

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS X CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            JPMORGAN CHASE BANK,
                                            Authenticating Agent


                                            By:
                                               ---------------------------------
                                               AUTHORIZED SIGNATORY


Dated:  June 18, 2004

                                   SCHEDULE A


                        Certificate Balance of Definitive
                      Certificates exchanged or transferred
                     for, or issued in exchange for or upon
                        transfer of, an interest in this        Remaining Certificate Balance          Notation
       Date                  Book-Entry Certificate               of Book-Entry Certificate            Made By
------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common              UNIF GIFT MIN ACT _______ Custodian
TEN ENT  -  as tenants by the entireties                       (Cust)
JT TEN   -  as joint tenants with rights     Under Uniform Gifts to Minors
            of survivorship and not as       Act __________________________
            tenants in common                          (State)

     Additional abbreviations may also be used though not in the above list.


                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
              ------------------------------------------------------------------


--------------------------------------------------------------------------------
     (Please insert Social Security or other identifying number of Assignee)


--------------------------------------------------------------------------------
            (Please print or typewrite name and address of assignee)


--------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.



                                           -------------------------------------
Dated:                                     NOTICE: The signature to this
      --------------------------           assignment must correspond with the
                                           name as written upon the face of this
                                           Certificate in every particular
                                           without alteration or enlargement or
                                           any change whatever.
-------------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________, as its agent.

                                   Exhibit A-7

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                            SERIES 2004-PNC1, CLASS B

THIS CLASS B CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the certificate registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

PASS-THROUGH RATE:  VARIABLE IN        APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL
ACCORDANCE WITH THE POOLING AND        BALANCE OF THE MORTGAGE LOANS AFTER
SERVICING AGREEMENT                    DEDUCTING PAYMENTS DUE AND PREPAYMENTS
                                       RECEIVED ON OR BEFORE CUT-OFF DATE:
DENOMINATION:  $28,808,000             $1,097,416,312

DATE OF POOLING AND SERVICING          SERVICER: MIDLAND LOAN SERVICES, INC.
AGREEMENT:  AS OF JUNE 1, 2004
                                       SPECIAL SERVICER:  MIDLAND LOAN SERVICES,
CUT-OFF DATE:  AS DEFINED IN THE       INC.
POOLING AND SERVICING AGREEMENT (AS
DEFINED HEREIN)                        TRUSTEE:  LASALLE BANK NATIONAL
                                       ASSOCIATION
CLOSING DATE:  JUNE 18, 2004
                                       FISCAL AGENT:  ABN AMRO BANK N.V.
FIRST DISTRIBUTION DATE:
JULY 12, 2004                          PAYING AGENT:  JPMORGAN CHASE BANK

APPROXIMATE AGGREGATE                  CUSIP NO.:  46625M5K1
CERTIFICATE BALANCE
OF THE CLASS B CERTIFICATES            ISIN NO.:  US46625M5K15
AS OF THE CLOSING DATE:  $28,808,000
                                       COMMON CODE NO.:  019486109

                                       CERTIFICATE NO.:  B-[__]

                               CLASS B CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT, THE PAYING AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class B Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of June 1, 2004 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Servicer, the Special Servicer and the Paying Agent. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class B Certificates. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., Commercial Mortgage Pass-Through Certificates, Series 2004-PNC1 and are issued in the classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Paying Agent shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class B Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Paying Agent (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Account will be paid to the Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(f) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Paying Agent may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with
Section 4.01(f) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates will be issued in book-entry form through the facilities of DTC in Denominations of $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Paying Agent, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders: (i) to cure any ambiguity to the extent it does not adversely affect any Certificateholder; (ii) to correct or supplement any provisions therein that may be inconsistent with any other provisions therein or the Prospectus or the Prospectus Supplement or to correct any error to the extent it does not materially and adversely affect the interests of any Certificateholder, as evidenced by an Opinion of Counsel (at the expense of the party requesting the amendment); (iii) to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or either of the Lower-Tier REMIC or the Upper Tier REMIC pursuant to the Code that would be a claim against the Trust Fund or either of the Lower-Tier REMIC or the Upper-Tier REMIC, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to avoid or minimize the risk of the imposition of any such tax; (iv) to change the timing and/or nature of deposits into the Certificate Account, Distribution Accounts or REO Account or to change the name in which the Certificate Account is maintained, provided, however, that the P&I Advance Date shall not be later than the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; (v) to modify, eliminate or add to the provisions of Section 5.02(c) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being "residual interests" in a REMIC and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; (vi) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that such action shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; (vii) to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; provided that such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect; provided further, that no such amendment may change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of each affected Mortgage Loan Seller; and (viii) to modify the provisions of Section
3.05 and 3.19(c) (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) hereof if (1) the Depositor, the Servicer, the Trustee and the Directing Certificateholder determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (2) such modification does not adversely affect the status of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, as evidenced by an opinion of counsel and (3) each Rating Agency has delivered written confirmation that such modification would not cause the downgrade, withdrawal or qualification of any of the then-current ratings of any Class of Certificates.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee, the Fiscal Agent and the Paying Agent with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of such Certificateholder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of each affected Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates by any Rating Agency, amend the Servicing Standards.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee or the Paying Agent shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on the Upper-Tier REMIC or the Lower-Tier REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Servicer, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee, the Paying Agent, and each of the other parties to the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans. Following the date on which the Offered Certificates are retired, the Sole Certificateholder may, at its option exchange all of its Certificates (other than the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to the terms of the Pooling and Servicing Agreement.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Paying Agent to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            JPMORGAN CHASE BANK,
                                            Authenticating Agent


                                            By:
                                               ---------------------------------
                                               AUTHORIZED SIGNATORY

Dated:  June 18, 2004

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS B CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            JPMORGAN CHASE BANK,
                                            Authenticating Agent


                                            By:
                                               ---------------------------------
                                               AUTHORIZED SIGNATORY


Dated:  June 18, 2004

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common              UNIF GIFT MIN ACT _______ Custodian
TEN ENT  -  as tenants by the entireties                       (Cust)
JT TEN   -  as joint tenants with rights     Under Uniform Gifts to Minors
            of survivorship and not as       Act __________________________
            tenants in common                          (State)

     Additional abbreviations may also be used though not in the above list.


                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
              ------------------------------------------------------------------


--------------------------------------------------------------------------------
     (Please insert Social Security or other identifying number of Assignee)


--------------------------------------------------------------------------------
            (Please print or typewrite name and address of assignee)


--------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.



                                           -------------------------------------
Dated:                                     NOTICE: The signature to this
      --------------------------           assignment must correspond with the
                                           name as written upon the face of this
                                           Certificate in every particular
                                           without alteration or enlargement or
                                           any change whatever.
-------------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________, as its agent.

                                   Exhibit A-8

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                            SERIES 2004-PNC1, CLASS C

THIS CLASS C CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the certificate registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

PASS-THROUGH RATE:  VARIABLE IN        APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL
ACCORDANCE WITH THE POOLING AND        BALANCE OF THE MORTGAGE LOANS AFTER
SERVICING AGREEMENT                    DEDUCTING PAYMENTS DUE AND PREPAYMENTS
                                       RECEIVED ON OR BEFORE CUT-OFF DATE:
DENOMINATION:  $13,717,000             $1,097,416,312

DATE OF POOLING AND SERVICING          SERVICER:  MIDLAND LOAN SERVICES, INC.
AGREEMENT:  AS OF JUNE 1, 2004
                                       SPECIAL SERVICER:  MIDLAND LOAN SERVICES,
CUT-OFF DATE:  AS DEFINED IN THE       INC.
POOLING AND SERVICING AGREEMENT (AS
DEFINED HEREIN)                        TRUSTEE:  LASALLE BANK NATIONAL
                                       ASSOCIATION
CLOSING DATE:  JUNE 18, 2004
                                       FISCAL AGENT:  ABN AMRO BANK N.V.
FIRST DISTRIBUTION DATE:
JULY 12, 2004                          PAYING AGENT:  JPMORGAN CHASE BANK

APPROXIMATE AGGREGATE                  CUSIP NO.:  46625M5L9
CERTIFICATE BALANCE
OF THE CLASS C CERTIFICATES            ISIN NO.:  US46625M5L97
AS OF THE CLOSING DATE:  $13,717,000
                                       COMMON CODE NO.:  019486125

                                       CERTIFICATE NO.:  C-[__]

                               CLASS C CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT, THE PAYING AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class C Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of June 1, 2004 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Servicer, the Special Servicer and the Paying Agent. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class C Certificates. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., Commercial Mortgage Pass-Through Certificates, Series 2004-PNC1 and are issued in the classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Paying Agent shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class C Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Paying Agent (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Account will be paid to the Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(f) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Paying Agent may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with
Section 4.01(f) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates will be issued in book-entry form through the facilities of DTC in Denominations of $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Paying Agent, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders: (i) to cure any ambiguity to the extent it does not adversely affect any Certificateholder; (ii) to correct or supplement any provisions therein that may be inconsistent with any other provisions therein or the Prospectus or the Prospectus Supplement or to correct any error to the extent it does not materially and adversely affect the interests of any Certificateholder, as evidenced by an Opinion of Counsel (at the expense of the party requesting the amendment); (iii) to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or either of the Lower-Tier REMIC or the Upper Tier REMIC pursuant to the Code that would be a claim against the Trust Fund or either of the Lower-Tier REMIC or the Upper-Tier REMIC, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to avoid or minimize the risk of the imposition of any such tax; (iv) to change the timing and/or nature of deposits into the Certificate Account, Distribution Accounts or REO Account or to change the name in which the Certificate Account is maintained, provided, however, that the P&I Advance Date shall not be later than the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; (v) to modify, eliminate or add to the provisions of Section 5.02(c) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being "residual interests" in a REMIC and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; (vi) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that such action shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; (vii) to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; provided that such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect; provided further, that no such amendment may change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of each affected Mortgage Loan Seller; and (viii) to modify the provisions of Section
3.05 and 3.19(c) (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) hereof if (1) the Depositor, the Servicer, the Trustee and the Directing Certificateholder determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (2) such modification does not adversely affect the status of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, as evidenced by an opinion of counsel and (3) each Rating Agency has delivered written confirmation that such modification would not cause the downgrade, withdrawal or qualification of any of the then-current ratings of any Class of Certificates.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee, the Fiscal Agent and the Paying Agent with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of such Certificateholder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of each affected Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates by any Rating Agency, amend the Servicing Standards.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee or the Paying Agent shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on the Upper-Tier REMIC or the Lower-Tier REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Servicer, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee, the Paying Agent and each of the other parties to the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans. Following the date on which the Offered Certificates are retired, the Sole Certificateholder may, at its option exchange all of its Certificates (other than the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to the terms of the Pooling and Servicing Agreement.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Paying Agent to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            JPMORGAN CHASE BANK, not in its
                                            individual capacity but solely as
                                            Certificate Registrar under the
                                            Pooling and Servicing Agreement.


                                            By:
                                               ---------------------------------
                                               AUTHORIZED SIGNATORY

Dated:  June 18, 2004

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS C CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            JPMORGAN CHASE BANK,
                                            Authenticating Agent


                                            By:
                                               ---------------------------------
                                               AUTHORIZED SIGNATORY


Dated:  June 18, 2004

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common              UNIF GIFT MIN ACT _______ Custodian
TEN ENT  -  as tenants by the entireties                       (Cust)
JT TEN   -  as joint tenants with rights     Under Uniform Gifts to Minors
            of survivorship and not as       Act __________________________
            tenants in common                          (State)

     Additional abbreviations may also be used though not in the above list.


                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
              ------------------------------------------------------------------


--------------------------------------------------------------------------------
     (Please insert Social Security or other identifying number of Assignee)


--------------------------------------------------------------------------------
            (Please print or typewrite name and address of assignee)


--------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.



                                           -------------------------------------
Dated:                                     NOTICE: The signature to this
      --------------------------           assignment must correspond with the
                                           name as written upon the face of this
                                           Certificate in every particular
                                           without alteration or enlargement or
                                           any change whatever.
-------------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________, as its agent.

                                   Exhibit A-9

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                            SERIES 2004-PNC1, CLASS D

THIS CLASS D CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the certificate registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

PASS-THROUGH RATE:  VARIABLE IN        APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL
ACCORDANCE WITH THE POOLING AND        BALANCE OF THE MORTGAGE LOANS AFTER
SERVICING AGREEMENT                    DEDUCTING PAYMENTS DUE AND PREPAYMENTS
                                       RECEIVED ON OR BEFORE CUT-OFF DATE:
DENOMINATION:  $17,833,000             $1,097,416,312

DATE OF POOLING AND SERVICING          SERVICER:  MIDLAND LOAN SERVICES, INC.
AGREEMENT:  AS OF JUNE 1, 2004
                                       SPECIAL SERVICER:  MIDLAND LOAN SERVICES,
CUT-OFF DATE:  AS SET FORTH IN THE     INC.
POOLING AND SERVICING AGREEMENT (AS
DEFINED HEREIN)                        TRUSTEE:  LASALLE BANK NATIONAL
                                       ASSOCIATION
CLOSING DATE:  JUNE 18, 2004
                                       FISCAL AGENT:  ABN AMRO BANK N.V.
FIRST DISTRIBUTION DATE:
JULY 12, 2004                          PAYING AGENT:  JPMORGAN CHASE BANK

APPROXIMATE AGGREGATE                  CUSIP NO.:  46625M5M7
CERTIFICATE BALANCE
OF THE CLASS D CERTIFICATES            ISIN NO.:  US46625M5M70
AS OF THE CLOSING DATE:  $17,833,000
                                       COMMON CODE NO.:  019486192

                                       CERTIFICATE NO.:  D-[__]

                               CLASS D CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT, THE PAYING AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class D Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of June 1, 2004 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Servicer, the Special Servicer and the Paying Agent. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class D Certificates. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., Commercial Mortgage Pass-Through Certificates, Series 2004-PNC1 and are issued in the classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Paying Agent shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class D Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Paying Agent (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Account will be paid to the Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(f) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Paying Agent may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with
Section 4.01(f) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates will be issued in book-entry form through the facilities of DTC in Denominations of $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Paying Agent, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders: (i) to cure any ambiguity to the extent it does not adversely affect any Certificateholder; (ii) to correct or supplement any provisions therein that may be inconsistent with any other provisions therein or the Prospectus or the Prospectus Supplement or to correct any error to the extent it does not materially and adversely affect the interests of any Certificateholder, as evidenced by an Opinion of Counsel (at the expense of the party requesting the amendment); (iii) to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or either of the Lower-Tier REMIC or the Upper Tier REMIC pursuant to the Code that would be a claim against the Trust Fund or either of the Lower-Tier REMIC or the Upper-Tier REMIC, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to avoid or minimize the risk of the imposition of any such tax; (iv) to change the timing and/or nature of deposits into the Certificate Account, Distribution Accounts or REO Account or to change the name in which the Certificate Account is maintained, provided, however, that the P&I Advance Date shall not be later than the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; (v) to modify, eliminate or add to the provisions of Section 5.02(c) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being "residual interest" in a REMIC and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; (vi) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that such action shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; (vii) to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; provided that such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect; provided further, that no such amendment may change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of each affected Mortgage Loan Seller; and (viii) to modify the provisions of Section
3.05 and 3.19(c) (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) hereof if (1) the Depositor, the Servicer, the Trustee and the Directing Certificateholder determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (2) such modification does not adversely affect the status of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, as evidenced by an opinion of counsel and (3) each Rating Agency has delivered written confirmation that such modification would not cause the downgrade, withdrawal or qualification of any of the then-current ratings of any Class of Certificates.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee, the Fiscal Agent and the Paying Agent with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of such Certificateholder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of each affected Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates by any Rating Agency, amend the Servicing Standards.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee or the Paying Agent shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on the Upper-Tier REMIC or the Lower-Tier REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Servicer, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee and each of the other parties to the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans. Following the date on which the Offered Certificates are retired, the Sole Certificateholder may, at its option exchange all of its Certificates (other than the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to the terms of the Pooling and Servicing Agreement.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Paying Agent to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            JPMORGAN CHASE BANK, not in its
                                            individual capacity but solely as
                                            Certificate Registrar under the
                                            Pooling and Servicing Agreement.


                                            By:
                                               ---------------------------------
                                               AUTHORIZED SIGNATORY

Dated:  June 18, 2004

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS D CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            JPMORGAN CHASE BANK,
                                            Authenticating Agent


                                            By:
                                               ---------------------------------
                                               AUTHORIZED SIGNATORY

Dated:  June 18, 2004

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common              UNIF GIFT MIN ACT _______ Custodian
TEN ENT  -  as tenants by the entireties                       (Cust)
JT TEN   -  as joint tenants with rights     Under Uniform Gifts to Minors
            of survivorship and not as       Act __________________________
            tenants in common                          (State)

     Additional abbreviations may also be used though not in the above list.


                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
              ------------------------------------------------------------------


--------------------------------------------------------------------------------
     (Please insert Social Security or other identifying number of Assignee)


--------------------------------------------------------------------------------
            (Please print or typewrite name and address of assignee)


--------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.



                                           -------------------------------------
Dated:                                     NOTICE: The signature to this
      --------------------------           assignment must correspond with the
                                           name as written upon the face of this
                                           Certificate in every particular
                                           without alteration or enlargement or
                                           any change whatever.
-------------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________, as its agent.

                                  Exhibit A-10

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                            SERIES 2004-PNC1, CLASS E

THIS CLASS E CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the certificate registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.



PASS-THROUGH RATE:  VARIABLE IN        APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL
ACCORDANCE WITH THE POOLING AND        BALANCE OF THE MORTGAGE LOANS AFTER
SERVICING AGREEMENT                    DEDUCTING PAYMENTS DUE AND PREPAYMENTS
                                       RECEIVED ON OR BEFORE CUT-OFF DATE:
DENOMINATION:  $10,975,000             $1,097,416,312

DATE OF POOLING AND SERVICING          SERVICER:  MIDLAND LOAN SERVICES, INC.
AGREEMENT:  AS OF JUNE 1, 2004
                                       SPECIAL SERVICER:  MIDLAND LOAN SERVICES,
CUT-OFF DATE:  AS SET FORTH IN THE     INC.
POOLING AND SERVICING AGREEMENT (AS
DEFINED HEREIN)                        TRUSTEE:  LASALLE BANK NATIONAL
                                       ASSOCIATION
CLOSING DATE:  JUNE 18, 2004
                                       FISCAL AGENT:  ABN AMRO BANK N.V.
FIRST DISTRIBUTION DATE:
JULY 12, 2004                          PAYING AGENT:  JPMORGAN CHASE BANK

APPROXIMATE AGGREGATE                  CUSIP NO.:  46625M5N5
CERTIFICATE BALANCE
OF THE CLASS E CERTIFICATES            ISIN NO.:  US46625M5N53
AS OF THE CLOSING DATE:  $10,975,000
                                       COMMON CODE NO.:  019486222

                                       CERTIFICATE NO.:  E-[__]

                               CLASS E CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT, THE PAYING AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class E Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of June 1, 2004 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Servicer, the Special Servicer and the Paying Agent. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class E Certificates. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., Commercial Mortgage Pass-Through Certificates, Series 2004-PNC1 and are issued in the classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Paying Agent shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class E Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Paying Agent (with respect to the Distribution Account) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Account will be paid to the Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(f) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Paying Agent may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with
Section 4.01(f) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates will be issued in book-entry form through the facilities of DTC in Denominations of $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Paying Agent, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders: (i) to cure any ambiguity to the extent it does not adversely affect any Certificateholder; (ii) to correct or supplement any provisions therein that may be inconsistent with any other provisions therein or the Prospectus or the Prospectus Supplement or to correct any error to the extent it does not materially and adversely affect the interests of any Certificateholder, as evidenced by an Opinion of Counsel (at the expense of the party requesting the amendment); (iii) to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or either of the Lower-Tier REMIC or the Upper Tier REMIC pursuant to the Code that would be a claim against the Trust Fund or either of the Lower-Tier REMIC or the Upper-Tier REMIC, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to avoid or minimize the risk of the imposition of any such tax; (iv) to change the timing and/or nature of deposits into the Certificate Account, Distribution Accounts or REO Account or to change the name in which the Certificate Account is maintained, provided, however, that the P&I Advance Date shall not be later than the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; (v) to modify, eliminate or add to the provisions of Section 5.02(c) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being "residual interests" in a REMIC and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; (vi) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that such action shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; (vii) to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; provided that such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect; provided further, that no such amendment may change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of each affected Mortgage Loan Seller; and (viii) to modify the provisions of Section
3.05 and 3.19(c) (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) hereof if (1) the Depositor, the Servicer, the Trustee and the Directing Certificateholder determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (2) such modification does not adversely affect the status of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, as evidenced by an opinion of counsel and (3) each Rating Agency has delivered written confirmation that such modification would not cause the downgrade, withdrawal or qualification of any of the then-current ratings of any Class of Certificates.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee, the Fiscal Agent and the Paying Agent with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of such Certificateholder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of each affected Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates by any Rating Agency, amend the Servicing Standards.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee or the Paying Agent shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on the Upper-Tier REMIC or the Lower-Tier REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Servicer, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee, the Paying Agent and each of the other parties to the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans. Following the date on which the Offered Certificates are retired, the Sole Certificateholder may, at its option exchange all of its Certificates (other than the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to the terms of the Pooling and Servicing Agreement.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Paying Agent to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            JPMORGAN CHASE BANK, not in its
                                            individual capacity but solely as
                                            Certificate Registrar under the
                                            Pooling and Servicing Agreement.


                                            By:
                                               ---------------------------------
                                               AUTHORIZED SIGNATORY

Dated:  June 18, 2004

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS E CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            JPMORGAN CHASE BANK,
                                            Authenticating Agent


                                            By:
                                               ---------------------------------
                                               AUTHORIZED SIGNATORY

Dated:  June 18, 2004

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common              UNIF GIFT MIN ACT _______ Custodian
TEN ENT  -  as tenants by the entireties                       (Cust)
JT TEN   -  as joint tenants with rights     Under Uniform Gifts to Minors
            of survivorship and not as       Act __________________________
            tenants in common                          (State)

     Additional abbreviations may also be used though not in the above list.


                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
              ------------------------------------------------------------------


--------------------------------------------------------------------------------
     (Please insert Social Security or other identifying number of Assignee)


--------------------------------------------------------------------------------
            (Please print or typewrite name and address of assignee)


--------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.



                                           -------------------------------------
Dated:                                     NOTICE: The signature to this
      --------------------------           assignment must correspond with the
                                           name as written upon the face of this
                                           Certificate in every particular
                                           without alteration or enlargement or
                                           any change whatever.
-------------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________, as its agent.

                                  Exhibit A-11

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                            SERIES 2004-PNC1, CLASS F

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS OR THE LAWS OF ANY OTHER JURISDICTION. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, (D) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

THIS CLASS F CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the certificate registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.(1)

PASS-THROUGH RATE:  VARIABLE IN        APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL
ACCORDANCE WITH THE POOLING AND        BALANCE OF THE MORTGAGE LOANS AFTER
SERVICING AGREEMENT                    DEDUCTING PAYMENTS DUE AND PREPAYMENTS
                                       RECEIVED ON OR BEFORE CUT-OFF DATE:
DENOMINATION:  $16,461,000             $1,097,416,312

DATE OF POOLING AND SERVICING          SERVICER:  MIDLAND LOAN SERVICES, INC.
AGREEMENT:  AS OF JUNE 1, 2004
                                       SPECIAL SERVICER:  MIDLAND LOAN SERVICES,
CUT-OFF DATE:  AS DEFINED IN THE       INC.
POOLING AND SERVICING AGREEMENT (AS
DEFINED HEREIN)                        TRUSTEE:  LASALLE BANK NATIONAL
                                       ASSOCIATION
CLOSING DATE:  JUNE 18, 2004
                                       FISCAL AGENT:  ABN AMRO BANK N.V.
FIRST DISTRIBUTION DATE:
JULY 12, 2004                          PAYING AGENT:  JPMORGAN CHASE BANK

APPROXIMATE AGGREGATE                  CUSIP NO.:  U48138RP5(1) 46625M5R6(2)
CERTIFICATE BALANCE                    46625M6F1(3)
OF THE CLASS F CERTIFICATES
AS OF THE CLOSING DATE:  $16,461,000   ISIN NO.: USU48138RP58(1) US46625M5R67(2)
                                       US46625M6F11(3)

                                       COMMON CODE NO.: 019486885(1)
                                       019486818(2)

                                       CERTIFICATE NO.:  F-[__]


--------

1 For Book Entry Regulation S Certificates Only.

2 For Book Entry Rule 144A Only.

3 For Institutional Accredited Investors Only.

                               CLASS F CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT, THE PAYING AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO

is the registered owner of the interest evidenced by this Certificate in the Class F Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of June 1, 2004 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Servicer, the Special Servicer and the Paying Agent. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class F Certificates. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., Commercial Mortgage Pass-Through Certificates, Series 2004-PNC1 and are issued in the classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Paying Agent shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class F Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Paying Agent (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Account will be paid to the Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(f) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Paying Agent may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with
Section 4.01(f) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Paying Agent, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders: (i) to cure any ambiguity to the extent it does not adversely affect any Certificateholder; (ii) to correct or supplement any provisions therein that may be inconsistent with any other provisions therein or the Prospectus or the Prospectus Supplement or to correct any error to the extent it does not materially and adversely affect the interests of any Certificateholder, as evidenced by an Opinion of Counsel (at the expense of the party requesting the amendment); (iii) to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or either of the Lower-Tier REMIC or the Upper Tier REMIC pursuant to the Code that would be a claim against the Trust Fund or either of the Lower-Tier REMIC or the Upper-Tier REMIC, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to avoid or minimize the risk of the imposition of any such tax; (iv) to change the timing and/or nature of deposits into the Certificate Account, Distribution Accounts or REO Account or to change the name in which the Certificate Account is maintained, provided, however, that the P&I Advance Date shall not be later than the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; (v) to modify, eliminate or add to the provisions of Section 5.02(c) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being "residual interests" in a REMIC and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; (vi) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that such action shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; (vii) to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; provided that such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect; provided further, that no such amendment may change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of each affected Mortgage Loan Seller; and (viii) to modify the provisions of Section
3.05 and 3.19(c) (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) hereof if (1) the Depositor, the Servicer, the Trustee and the Directing Certificateholder determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (2) such modification does not adversely affect the status of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, as evidenced by an opinion of counsel and (3) each Rating Agency has delivered written confirmation that such modification would not cause the downgrade, withdrawal or qualification of any of the then-current ratings of any Class of Certificates.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee, the Fiscal Agent and the Paying Agent with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of such Certificateholder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of each affected Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates by any Rating Agency, amend the Servicing Standards.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee or the Paying Agent shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on the Upper-Tier REMIC or the Lower-Tier REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Servicer, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee, the Paying Agent and each of the other parties to the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans. Following the date on which the Offered Certificates are retired, the Sole Certificateholder may, at its option exchange all of its Certificates (other than the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to the terms of the Pooling and Servicing Agreement.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Paying Agent to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            JPMORGAN CHASE BANK, not in its
                                            individual capacity but solely as
                                            Certificate Registrar under the
                                            Pooling and Servicing Agreement.


                                            By:
                                               ---------------------------------
                                               AUTHORIZED SIGNATORY

Dated:  June 18, 2004

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS F CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            JPMORGAN CHASE BANK,
                                            Authenticating Agent


                                            By:
                                               ---------------------------------
                                               AUTHORIZED SIGNATORY


Dated:  June 18, 2004

                                   SCHEDULE A


                        Certificate Balance of Definitive
                      Certificates exchanged or transferred
                     for, or issued in exchange for or upon
                        transfer of, an interest in this        Remaining Certificate Balance          Notation
       Date                  Book-Entry Certificate               of Book-Entry Certificate            Made By
------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common              UNIF GIFT MIN ACT _______ Custodian
TEN ENT  -  as tenants by the entireties                       (Cust)
JT TEN   -  as joint tenants with rights     Under Uniform Gifts to Minors
            of survivorship and not as       Act __________________________
            tenants in common                          (State)

     Additional abbreviations may also be used though not in the above list.


                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
              ------------------------------------------------------------------


--------------------------------------------------------------------------------
     (Please insert Social Security or other identifying number of Assignee)


--------------------------------------------------------------------------------
            (Please print or typewrite name and address of assignee)


--------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.



                                           -------------------------------------
Dated:                                     NOTICE: The signature to this
      --------------------------           assignment must correspond with the
                                           name as written upon the face of this
                                           Certificate in every particular
                                           without alteration or enlargement or
                                           any change whatever.
-------------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________, as its agent.

                                  Exhibit A-12

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                            SERIES 2004-PNC1, CLASS G

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS OR THE LAWS OF ANY OTHER JURISDICTION. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, (D) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

THIS CLASS G CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the certificate registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.(1)

PASS-THROUGH RATE:  VARIABLE IN        APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL
ACCORDANCE WITH THE POOLING AND        BALANCE OF THE MORTGAGE LOANS AFTER
SERVICING AGREEMENT                    DEDUCTING PAYMENTS DUE AND PREPAYMENTS
                                       RECEIVED ON OR BEFORE CUT-OFF DATE:
DENOMINATION:  $10,974,000             $1,097,416,312

DATE OF POOLING AND SERVICING          SERVICER:  MIDLAND LOAN SERVICES, INC.
AGREEMENT:  AS OF JUNE 1, 2004
                                       SPECIAL SERVICER:  MIDLAND LOAN SERVICES,
CUT-OFF DATE:  AS SET FORTH IN THE     INC.
POOLING AND SERVICING AGREEMENT (AS
DEFINED HEREIN)                        TRUSTEE:  LASALLE BANK NATIONAL
                                       ASSOCIATION
CLOSING DATE:  JUNE 18, 2004
                                       FISCAL AGENT:  ABN AMRO BANK N.V.
FIRST DISTRIBUTION DATE:
JULY 12, 2004                          PAYING AGENT:  JPMORGAN CHASE BANK

APPROXIMATE AGGREGATE                  CUSIP NO.:  U48138RQ3(1) 46625M5S4(2)
CERTIFICATE BALANCE                    46625M6G9(3)
OF THE CLASS G CERTIFICATES
AS OF THE CLOSING DATE:  $10,974,000   ISIN NO.: USU48138RQ32(1) US46625M5S41(2)
                                       US46625M6G93(3)

                                       COMMON CODE NO.: 019486931(1)
                                       019486915(2)

                                       CERTIFICATE NO.: G-[__]


--------

1 For Book Entry Regulation S Certificates Only.

2 For Book Entry Rule 144A Only.

3 For Institutional Accredited Investors Only.

                               CLASS G CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT, THE PAYING AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class G Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of June 1, 2004 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Servicer, the Special Servicer and the Paying Agent. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class G Certificates. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., Commercial Mortgage Pass-Through Certificates, Series 2004-PNC1 and are issued in the classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Paying Agent shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class G Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Paying Agent (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Account will be paid to the Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(f) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Paying Agent may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with
Section 4.01(f) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Paying Agent, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders: (i) to cure any ambiguity to the extent it does not adversely affect any Certificateholder; (ii) to correct or supplement any provisions therein that may be inconsistent with any other provisions therein or the Prospectus or the Prospectus Supplement or to correct any error to the extent it does not materially and adversely affect the interests of any Certificateholder, as evidenced by an Opinion of Counsel (at the expense of the party requesting the amendment); (iii) to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or either of the Lower-Tier REMIC or the Upper Tier REMIC pursuant to the Code that would be a claim against the Trust Fund or either of the Lower-Tier REMIC or the Upper-Tier REMIC, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to avoid or minimize the risk of the imposition of any such tax; (iv) to change the timing and/or nature of deposits into the Certificate Account, Distribution Accounts or REO Account or to change the name in which the Certificate Account is maintained, provided, however, that the P&I Advance Date shall not be later than the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; (v) to modify, eliminate or add to the provisions of Section 5.02(c) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being "residual interests" in a REMIC and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; (vi) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that such action shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; (vii) to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; provided that such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect; provided further, that no such amendment may change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of each affected Mortgage Loan Seller; and (viii) to modify the provisions of Section
3.05 and 3.19(c) (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) hereof if (1) the Depositor, the Servicer, the Trustee and the Directing Certificateholder determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (2) such modification does not adversely affect the status of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, as evidenced by an opinion of counsel and (3) each Rating Agency has delivered written confirmation that such modification would not cause the downgrade, withdrawal or qualification of any of the then-current ratings of any Class of Certificates.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee, the Fiscal Agent and the Paying Agent with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of such Certificateholder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of each affected Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates by any Rating Agency, amend the Servicing Standards.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee or the Paying Agent shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on the Upper-Tier REMIC or the Lower-Tier REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Servicer, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee, the Paying Agent and each of the other parties to the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans. Following the date on which the Offered Certificates are retired, the Sole Certificateholder may, at its option exchange all of its Certificates (other than the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to the terms of the Pooling and Servicing Agreement.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Paying Agent to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE pooling and servicing agreement SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            JPMORGAN CHASE BANK, not in its
                                            individual capacity but solely as
                                            Certificate Registrar under the
                                            Pooling and Servicing Agreement.


                                            By:
                                               ---------------------------------
                                               AUTHORIZED SIGNATORY


Dated:  June 18, 2004


                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS G CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            JPMORGAN CHASE BANK,
                                            Authenticating Agent


                                            By:
                                               ---------------------------------
                                               AUTHORIZED SIGNATORY


Dated:  June 18, 2004

                                   SCHEDULE A


                        Certificate Balance of Definitive
                      Certificates exchanged or transferred
                     for, or issued in exchange for or upon
                        transfer of, an interest in this        Remaining Certificate Balance          Notation
       Date                  Book-Entry Certificate               of Book-Entry Certificate            Made By
------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common              UNIF GIFT MIN ACT _______ Custodian
TEN ENT  -  as tenants by the entireties                       (Cust)
JT TEN   -  as joint tenants with rights     Under Uniform Gifts to Minors
            of survivorship and not as       Act __________________________
            tenants in common                          (State)

     Additional abbreviations may also be used though not in the above list.


                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
              ------------------------------------------------------------------


--------------------------------------------------------------------------------
     (Please insert Social Security or other identifying number of Assignee)


--------------------------------------------------------------------------------
            (Please print or typewrite name and address of assignee)


--------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.



                                           -------------------------------------
Dated:                                     NOTICE: The signature to this
      --------------------------           assignment must correspond with the
                                           name as written upon the face of this
                                           Certificate in every particular
                                           without alteration or enlargement or
                                           any change whatever.
-------------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________, as its agent.

                                  Exhibit A-13

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                            SERIES 2004-PNC1, CLASS H

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS OR THE LAWS OF ANY OTHER JURISDICTION. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, (D) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

THIS CLASS H CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the certificate registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.(1)

PASS-THROUGH RATE:  VARIABLE IN        APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL
ACCORDANCE WITH THE POOLING AND        BALANCE OF THE MORTGAGE LOANS AFTER
SERVICING AGREEMENT                    DEDUCTING PAYMENTS DUE AND PREPAYMENTS
                                       RECEIVED ON OR BEFORE CUT-OFF DATE:
DENOMINATION:  $20,576,000             $1,097,416,312

DATE OF POOLING AND SERVICING          SERVICER:  MIDLAND LOAN SERVICES, INC.
AGREEMENT:  AS OF JUNE 1, 2004
                                       SPECIAL SERVICER:  MIDLAND LOAN SERVICES,
CUT-OFF DATE:  AS SET FORTH IN THE     INC.
POOLING AND SERVICING AGREEMENT (AS
DEFINED HEREIN)                        TRUSTEE:  LASALLE BANK NATIONAL
                                       ASSOCIATION
CLOSING DATE:  JUNE 18, 2004
                                       FISCAL AGENT:  ABN AMRO BANK N.V.
FIRST DISTRIBUTION DATE:
JULY 12, 2004                          PAYING AGENT:  JPMORGAN CHASE BANK

APPROXIMATE AGGREGATE                  CUSIP NO.:  U48138RR(1) 46625M5T2(2)
CERTIFICATE BALANCE                    46625M6H7(3)
OF THE CLASS H CERTIFICATES
AS OF THE CLOSING DATE:  $20,576,000   ISIN NO.: USU48138RR15(1) US46625M5T24(2)
                                       US46625M6H76(3)

                                       COMMON CODE NO.:  019486982(1)
                                       019486966(2)

                                       CERTIFICATE NO.:  H-[__]


--------

1 For Book Entry Regulation S Certificates Only.

2 For Book Entry Rule 144A Only.

3 For Institutional Accredited Investors Only.

                               CLASS H CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT, THE PAYING AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class H Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of June 1, 2004 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Servicer, the Special Servicer and the Paying Agent. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class H Certificates. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., Commercial Mortgage Pass-Through Certificates, Series 2004-PNC1 and are issued in the classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Paying Agent shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class H Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Paying Agent (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Account will be paid to the Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(f) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Paying Agent may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with
Section 4.01(f) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Paying Agent, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders: (i) to cure any ambiguity to the extent it does not adversely affect any Certificateholder; (ii) to correct or supplement any provisions therein that may be inconsistent with any other provisions therein or the Prospectus or the Prospectus Supplement or to correct any error to the extent it does not materially and adversely affect the interests of any Certificateholder, as evidenced by an Opinion of Counsel (at the expense of the party requesting the amendment); (iii) to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or either of the Lower-Tier REMIC or the Upper Tier REMIC pursuant to the Code that would be a claim against the Trust Fund or either of the Lower-Tier REMIC or the Upper-Tier REMIC, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to avoid or minimize the risk of the imposition of any such tax; (iv) to change the timing and/or nature of deposits into the Certificate Account, Distribution Accounts or REO Account or to change the name in which the Certificate Account is maintained, provided, however, that the P&I Advance Date shall not be later than the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; (v) to modify, eliminate or add to the provisions of Section 5.02(c) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being "residual interests" in a REMIC and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; (vi) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that such action shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; (vii) to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; provided that such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect; provided further, that no such amendment may change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of each affected Mortgage Loan Seller; and (viii) to modify the provisions of Section
3.05 and 3.19(c) (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) hereof if (1) the Depositor, the Servicer, the Trustee and the Directing Certificateholder determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (2) such modification does not adversely affect the status of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, as evidenced by an opinion of counsel and (3) each Rating Agency has delivered written confirmation that such modification would not cause the downgrade, withdrawal or qualification of any of the then-current ratings of any Class of Certificates.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee, the Fiscal Agent and the Paying Agent with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of such Certificateholder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of each affected Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates by any Rating Agency, amend the Servicing Standards.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee or the Paying Agent shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on the Upper-Tier REMIC or the Lower-Tier REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Servicer, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee, the Paying Agent and each of the other parties to the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans. Following the date on which the Offered Certificates are retired, the Sole Certificateholder may, at its option exchange all of its Certificates (other than the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to the terms of the Pooling and Servicing Agreement.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Paying Agent to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            JPMORGAN CHASE BANK, not in its
                                            individual capacity but solely as
                                            Certificate Registrar under the
                                            Pooling and Servicing Agreement.


                                            By:
                                               ---------------------------------
                                               AUTHORIZED SIGNATORY

Dated:  June 18, 2004

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS H CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            JPMORGAN CHASE BANK,
                                            Authenticating Agent


                                            By:
                                               ---------------------------------
                                               AUTHORIZED SIGNATORY

Dated:  June 18, 2004

                                   SCHEDULE A


                        Certificate Balance of Definitive
                      Certificates exchanged or transferred
                     for, or issued in exchange for or upon
                        transfer of, an interest in this        Remaining Certificate Balance          Notation
       Date                  Book-Entry Certificate               of Book-Entry Certificate            Made By
------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common              UNIF GIFT MIN ACT _______ Custodian
TEN ENT  -  as tenants by the entireties                       (Cust)
JT TEN   -  as joint tenants with rights     Under Uniform Gifts to Minors
            of survivorship and not as       Act __________________________
            tenants in common                          (State)

     Additional abbreviations may also be used though not in the above list.


                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
              ------------------------------------------------------------------


--------------------------------------------------------------------------------
     (Please insert Social Security or other identifying number of Assignee)


--------------------------------------------------------------------------------
            (Please print or typewrite name and address of assignee)


--------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.



                                           -------------------------------------
Dated:                                     NOTICE: The signature to this
      --------------------------           assignment must correspond with the
                                           name as written upon the face of this
                                           Certificate in every particular
                                           without alteration or enlargement or
                                           any change whatever.
-------------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________, as its agent.

                                  Exhibit A-14

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                            SERIES 2004-PNC1, CLASS J

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS OR THE LAWS OF ANY OTHER JURISDICTION. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, (D) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

THIS CLASS J CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the certificate registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (i) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) OR A CHURCH PLAN (AS DEFINED IN SECTION 3(33) OF ERISA) FOR WHICH NO ELECTION HAS BEEN MADE UNDER SECTION 410(d) OF THE CODE, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH, A "PLAN") OR (ii) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH A PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH A PLAN OR PLANS AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION ss. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (i) OR
(ii) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE FISCAL AGENT, THE CERTIFICATE REGISTRAR, THE SERVICER, THE SPECIAL SERVICER, THE INITIAL PURCHASERS, THE PAYING AGENT OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA,
SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSES (i) OR (ii) ABOVE.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.(1)

PASS-THROUGH RATE:  VARIABLE IN        APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL
ACCORDANCE WITH THE POOLING AND        BALANCE OF THE MORTGAGE LOANS AFTER
SERVICING AGREEMENT                    DEDUCTING PAYMENTS DUE AND PREPAYMENTS
                                       RECEIVED ON OR BEFORE CUT-OFF DATE:
DENOMINATION:  $2,744,000              $1,097,416,312

DATE OF POOLING AND SERVICING          SERVICER:  MIDLAND LOAN SERVICES, INC.
AGREEMENT:  AS OF JUNE 1, 2004
                                       SPECIAL SERVICER:  MIDLAND LOAN SERVICES,
CUT-OFF DATE:  AS SET FORTH IN THE     INC.
POOLING AND SERVICING AGREEMENT (AS
DEFINED HEREIN)                        TRUSTEE:  LASALLE BANK NATIONAL
                                       ASSOCIATION
CLOSING DATE:  JUNE 18, 2004
                                       FISCAL AGENT:  ABN AMRO BANK N.V.
FIRST DISTRIBUTION DATE:
JULY 12, 2004                          PAYING AGENT:  JPMORGAN CHASE BANK

APPROXIMATE AGGREGATE                  CUSIP NO.:  U48138RS9(1) 46625M5U9(2)
CERTIFICATE BALANCE                    46625M6J3(3)
OF THE CLASS J CERTIFICATES
AS OF THE CLOSING DATE:  $2,744,000    ISIN NO.: USU48138RS97(1) US46625M5U96(2)
                                       US46625M6J33(3)

                                       COMMON CODE NO.: 019487296(1)
                                       019487261(2)

                                       CERTIFICATE NO.:  J-[__]


--------

1 For Book Entry Regulation S Certificates Only.

2 For Book Entry Rule 144A Only.

3 For Institutional Accredited Investors Only.

                               CLASS J CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT, THE PAYING AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class J Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of June 1, 2004 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Servicer, the Special Servicer and the Paying Agent. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class J Certificates. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., Commercial Mortgage Pass-Through Certificates, Series 2004-PNC1 and are issued in the classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Paying Agent shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class J Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Paying Agent (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Account will be paid to the Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(f) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Paying Agent may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with
Section 4.01(f) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Paying Agent, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders: (i) to cure any ambiguity to the extent it does not adversely affect any Certificateholder; (ii) to correct or supplement any provisions therein that may be inconsistent with any other provisions therein or the Prospectus or the Prospectus Supplement or to correct any error to the extent it does not materially and adversely affect the interests of any Certificateholder, as evidenced by an Opinion of Counsel (at the expense of the party requesting the amendment); (iii) to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or either of the Lower-Tier REMIC or the Upper Tier REMIC pursuant to the Code that would be a claim against the Trust Fund or either of the Lower-Tier REMIC or the Upper-Tier REMIC, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to avoid or minimize the risk of the imposition of any such tax; (iv) to change the timing and/or nature of deposits into the Certificate Account, Distribution Accounts or REO Account or to change the name in which the Certificate Account is maintained, provided, however, that the P&I Advance Date shall not be later than the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; (v) to modify, eliminate or add to the provisions of Section 5.02(c) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being "residual interests" in a REMIC and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; (vi) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that such action shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; (vii) to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; provided that such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect; provided further, that no such amendment may change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of each affected Mortgage Loan Seller; and (viii) to modify the provisions of Section
3.05 and 3.19(c) (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) hereof if (1) the Depositor, the Servicer, the Trustee and the Directing Certificateholder determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (2) such modification does not adversely affect the status of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, as evidenced by an opinion of counsel and (3) each Rating Agency has delivered written confirmation that such modification would not cause the downgrade, withdrawal or qualification of any of the then-current ratings of any Class of Certificates.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee, the Fiscal Agent and the Paying Agent with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of such Certificateholder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of each affected Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates by any Rating Agency, amend the Servicing Standards.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee or the Paying Agent shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on the Upper-Tier REMIC or the Lower-Tier REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Servicer, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee, the Paying Agent and each of the other parties to the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans. Following the date on which the Offered Certificates are retired, the Sole Certificateholder may, at its option exchange all of its Certificates (other than the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to the terms of the Pooling and Servicing Agreement.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Paying Agent to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            JPMORGAN CHASE BANK, not in its
                                            individual capacity but solely as
                                            Certificate Registrar under the
                                            Pooling and Servicing Agreement.


                                            By:
                                               ---------------------------------
                                               AUTHORIZED SIGNATORY

Dated:  June 18, 2004

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS J CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            JPMORGAN CHASE BANK,
                                            Authenticating Agent


                                            By:
                                               ---------------------------------
                                               AUTHORIZED SIGNATORY

Dated:  June 18, 2004

                                   SCHEDULE A


                        Certificate Balance of Definitive
                      Certificates exchanged or transferred
                     for, or issued in exchange for or upon
                        transfer of, an interest in this        Remaining Certificate Balance          Notation
       Date                  Book-Entry Certificate               of Book-Entry Certificate            Made By
------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common              UNIF GIFT MIN ACT _______ Custodian
TEN ENT  -  as tenants by the entireties                       (Cust)
JT TEN   -  as joint tenants with rights     Under Uniform Gifts to Minors
            of survivorship and not as       Act __________________________
            tenants in common                          (State)

     Additional abbreviations may also be used though not in the above list.


                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
              ------------------------------------------------------------------


--------------------------------------------------------------------------------
     (Please insert Social Security or other identifying number of Assignee)


--------------------------------------------------------------------------------
            (Please print or typewrite name and address of assignee)


--------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.



                                           -------------------------------------
Dated:                                     NOTICE: The signature to this
      --------------------------           assignment must correspond with the
                                           name as written upon the face of this
                                           Certificate in every particular
                                           without alteration or enlargement or
                                           any change whatever.
-------------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________, as its agent.

                                  Exhibit A-15

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                            SERIES 2004-PNC1, CLASS K

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS OR THE LAWS OF ANY OTHER JURISDICTION. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, (D) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

THIS CLASS K CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the certificate registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (i) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) OR A CHURCH PLAN (AS DEFINED IN SECTION 3(33) OF ERISA) FOR WHICH NO ELECTION HAS BEEN MADE UNDER SECTION 410(d) OF THE CODE, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH, A "PLAN") OR (ii) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH A PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH A PLAN OR PLANS AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION ss. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (i) OR
(ii) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE FISCAL AGENT, THE CERTIFICATE REGISTRAR, THE SERVICER, THE SPECIAL SERVICER, THE INITIAL PURCHASERS, THE PAYING AGENT OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA,
SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSES (i) OR (ii) ABOVE.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.(1)

PASS-THROUGH RATE:  VARIABLE IN        APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL
ACCORDANCE WITH THE POOLING AND        BALANCE OF THE MORTGAGE LOANS AFTER
SERVICING AGREEMENT                    DEDUCTING PAYMENTS DUE AND PREPAYMENTS
                                       RECEIVED ON OR BEFORE CUT-OFF DATE:
DENOMINATION:  $6,859,000              $1,097,416,312

DATE OF POOLING AND SERVICING          SERVICER: MIDLAND LOAN SERVICES, INC.
AGREEMENT:  AS OF JUNE 1, 2004
                                       SPECIAL SERVICER:  MIDLAND LOAN SERVICES,
CUT-OFF DATE:  AS SET FORTH IN THE     INC.
POOLING AND SERVICING AGREEMENT (AS
DEFINED HEREIN)                        TRUSTEE:  LASALLE BANK NATIONAL
                                       ASSOCIATION
CLOSING DATE:  JUNE 18, 2004
                                       FISCAL AGENT:  ABN AMRO BANK N.V.
FIRST DISTRIBUTION DATE:
JULY 12, 2004                          PAYING AGENT:  JPMORGAN CHASE BANK

APPROXIMATE AGGREGATE                  CUSIP NO.:  U48138RT7(1) 46625M5V7(2)
CERTIFICATE BALANCE                    46625M6K0(3)
OF THE CLASS K CERTIFICATES
AS OF THE CLOSING DATE:  $6,859,000    ISIN NO.: USU48138RT70(1) US46625M5V79(2)
                                       US46625M6K06(3)

                                       COMMON CODE NO.: 019487326(1)
                                       019487318(2)

                                       CERTIFICATE NO.:  K-[__]


--------

1 For Book Entry Regulation S Certificates Only.

2 For Book Entry Rule 144A Only.

3 For Institutional Accredited Investors Only.

                               CLASS K CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT, THE PAYING AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class K Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of June 1, 2004 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Servicer, the Special Servicer and the Paying Agent. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class K Certificates. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., Commercial Mortgage Pass-Through Certificates, Series 2004-PNC1 and are issued in the classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Paying Agent shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class K Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Paying Agent (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Account will be paid to the Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(f) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Paying Agent may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with
Section 4.01(f) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Paying Agent, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders: (i) to cure any ambiguity to the extent it does not adversely affect any Certificateholder; (ii) to correct or supplement any provisions therein that may be inconsistent with any other provisions therein or the Prospectus or the Prospectus Supplement or to correct any error to the extent it does not materially and adversely affect the interests of any Certificateholder, as evidenced by an Opinion of Counsel (at the expense of the party requesting the amendment); (iii) to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or either of the Lower-Tier REMIC or the Upper Tier REMIC pursuant to the Code that would be a claim against the Trust Fund or either of the Lower-Tier REMIC or the Upper-Tier REMIC, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to avoid or minimize the risk of the imposition of any such tax; (iv) to change the timing and/or nature of deposits into the Certificate Account, Distribution Accounts or REO Account or to change the name in which the Certificate Account is maintained, provided, however, that the P&I Advance Date shall not be later than the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; (v) to modify, eliminate or add to the provisions of Section 5.02(c) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being "residual interests" in a REMIC and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; (vi) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that such action shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; (vii) to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; provided that such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect; provided further, that no such amendment may change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of each affected Mortgage Loan Seller; and (viii) to modify the provisions of Section
3.05 and 3.19(c) (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) hereof if (1) the Depositor, the Servicer, the Trustee and the Directing Certificateholder determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (2) such modification does not adversely affect the status of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, as evidenced by an opinion of counsel and (3) each Rating Agency has delivered written confirmation that such modification would not cause the downgrade, withdrawal or qualification of any of the then-current ratings of any Class of Certificates.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee, the Fiscal Agent and the Paying Agent with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of such Certificateholder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of each affected Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates by any Rating Agency, amend the Servicing Standards.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee or the Paying Agent shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on the Upper-Tier REMIC or the Lower-Tier REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Servicer, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee, the Paying Agent and each of the other parties to the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans. Following the date on which the Offered Certificates are retired, the Sole Certificateholder may, at its option exchange all of its Certificates (other than the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to the terms of the Pooling and Servicing Agreement.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Paying Agent to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            JPMORGAN CHASE BANK, not in its
                                            individual capacity but solely as
                                            Certificate Registrar under the
                                            Pooling and Servicing Agreement.


                                            By:
                                               ---------------------------------
                                               AUTHORIZED SIGNATORY

Dated:  June 18, 2004

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS K CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            JPMORGAN CHASE BANK,
                                            Authenticating Agent


                                            By:
                                               ---------------------------------
                                               AUTHORIZED SIGNATORY

Dated:  June 18, 2004

                                   SCHEDULE A


                        Certificate Balance of Definitive
                      Certificates exchanged or transferred
                     for, or issued in exchange for or upon
                        transfer of, an interest in this        Remaining Certificate Balance          Notation
       Date                  Book-Entry Certificate               of Book-Entry Certificate            Made By
------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common              UNIF GIFT MIN ACT _______ Custodian
TEN ENT  -  as tenants by the entireties                       (Cust)
JT TEN   -  as joint tenants with rights     Under Uniform Gifts to Minors
            of survivorship and not as       Act __________________________
            tenants in common                          (State)

     Additional abbreviations may also be used though not in the above list.


                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
              ------------------------------------------------------------------


--------------------------------------------------------------------------------
     (Please insert Social Security or other identifying number of Assignee)


--------------------------------------------------------------------------------
            (Please print or typewrite name and address of assignee)


--------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.



                                           -------------------------------------
Dated:                                     NOTICE: The signature to this
      --------------------------           assignment must correspond with the
                                           name as written upon the face of this
                                           Certificate in every particular
                                           without alteration or enlargement or
                                           any change whatever.
-------------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________, as its agent.

                                  Exhibit A-16

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                            SERIES 2004-PNC1, CLASS L

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS OR THE LAWS OF ANY OTHER JURISDICTION. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, (D) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 AND RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

THIS CLASS L CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the certificate registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (i) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) OR A CHURCH PLAN (AS DEFINED IN SECTION 3(33) OF ERISA) FOR WHICH NO ELECTION HAS BEEN MADE UNDER SECTION 410(d) OF THE CODE, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH, A "PLAN") OR (ii) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH A PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH A PLAN OR PLANS AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION ss. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (i) OR
(ii) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE FISCAL AGENT, THE CERTIFICATE REGISTRAR, THE SERVICER, THE SPECIAL SERVICER, THE INITIAL PURCHASERS, THE PAYING AGENT OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA,
SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSES (i) OR (ii) ABOVE.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.(1)

PASS-THROUGH RATE:  VARIABLE IN        APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL
ACCORDANCE WITH THE POOLING AND        BALANCE OF THE MORTGAGE LOANS AFTER
SERVICING AGREEMENT                    DEDUCTING PAYMENTS DUE AND PREPAYMENTS
                                       RECEIVED ON OR BEFORE CUT-OFF DATE:
DENOMINATION:  $4,115,000              $1,097,416,312

DATE OF POOLING AND SERVICING          SERVICER:  MIDLAND LOAN SERVICES, INC.
AGREEMENT:  AS OF JUNE 1, 2004
                                       SPECIAL SERVICER:  MIDLAND LOAN SERVICES,
CUT-OFF DATE:  AS SET FORTH IN THE     INC.
POOLING AND SERVICING AGREEMENT (AS
DEFINED HEREIN)                        TRUSTEE:  LASALLE BANK NATIONAL
                                       ASSOCIATION
CLOSING DATE:  JUNE 18, 2004
                                       FISCAL AGENT:  ABN AMRO BANK N.V.
FIRST DISTRIBUTION DATE:
JULY 12, 2004                          PAYING AGENT:  JPMORGAN CHASE BANK

APPROXIMATE AGGREGATE                  CUSIP NO.:  U48138RU4(1) 46625M5W5(2)
CERTIFICATE BALANCE                    46625M6L8(3)
OF THE CLASS L CERTIFICATES
AS OF THE CLOSING DATE:  $4,115,000    ISIN NO.: USU48138RU44(1) US46625M5W52(2)
                                       US46625M6L88(3)

                                       COMMON CODE NO.: 019487598(1)
                                       019487334(2)

                                       CERTIFICATE NO.:  L-[__]


--------

1 For Book Entry Regulation S Certificates Only.

2 For Book Entry Rule 144A Only.

3 For Institutional Accredited Investors Only.

                               CLASS L CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT, THE PAYING AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class L Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of June 1, 2004 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Servicer, the Special Servicer and the Paying Agent. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class L Certificates. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., Commercial Mortgage Pass-Through Certificates, Series 2004-PNC1 and are issued in the classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Paying Agent shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class L Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Paying Agent (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Account will be paid to the Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(f) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Paying Agent may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with
Section 4.01(f) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Fiscal Agent, the Servicer, the Paying Agent, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Paying Agent, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders: (i) to cure any ambiguity to the extent it does not adversely affect any Certificateholder; (ii) to correct or supplement any provisions therein that may be inconsistent with any other provisions therein or the Prospectus or the Prospectus Supplement or to correct any error to the extent it does not materially and adversely affect the interests of any Certificateholder, as evidenced by an Opinion of Counsel (at the expense of the party requesting the amendment); (iii) to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or either of the Lower-Tier REMIC or the Upper Tier REMIC pursuant to the Code that would be a claim against the Trust Fund or either of the Lower-Tier REMIC or the Upper-Tier REMIC, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to avoid or minimize the risk of the imposition of any such tax; (iv) to change the timing and/or nature of deposits into the Certificate Account, Distribution Accounts or REO Account or to change the name in which the Certificate Account is maintained, provided, however, that the P&I Advance Date shall not be later than the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; (v) to modify, eliminate or add to the provisions of Section 5.02(c) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being "residual interests" in a REMIC and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; (vi) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that such action shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; (vii) to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; provided that such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect; provided further, that no such amendment may change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of each affected Mortgage Loan Seller; and (viii) to modify the provisions of Section
3.05 and 3.19(c) (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) hereof if (1) the Depositor, the Servicer, the Trustee and the Directing Certificateholder determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (2) such modification does not adversely affect the status of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, as evidenced by an opinion of counsel and (3) each Rating Agency has delivered written confirmation that such modification would not cause the downgrade, withdrawal or qualification of any of the then-current ratings of any Class of Certificates.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee, the Fiscal Agent and the Paying Agent with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of such Certificateholder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of each affected Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates by any Rating Agency, amend the Servicing Standards.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee or the Paying Agent shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on the Upper-Tier REMIC or the Lower-Tier REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Servicer, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee, the Paying Agent and each of the other parties to the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans. Following the date on which the Offered Certificates are retired, the Sole Certificateholder may, at its option exchange all of its Certificates (other than the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to the terms of the Pooling and Servicing Agreement.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Paying Agent to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            JPMORGAN CHASE BANK, not in its
                                            individual capacity but solely as
                                            Certificate Registrar under the
                                            Pooling and Servicing Agreement.


                                            By:
                                               ---------------------------------
                                               AUTHORIZED SIGNATORY

Dated:  June 18, 2004

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS L CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            JPMORGAN CHASE BANK,
                                            Authenticating Agent


                                            By:
                                               ---------------------------------
                                               AUTHORIZED SIGNATORY


Dated:  June 18, 2004

                                   SCHEDULE A


                        Certificate Balance of Definitive
                      Certificates exchanged or transferred
                     for, or issued in exchange for or upon
                        transfer of, an interest in this        Remaining Certificate Balance          Notation
       Date                  Book-Entry Certificate               of Book-Entry Certificate            Made By
------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common              UNIF GIFT MIN ACT _______ Custodian
TEN ENT  -  as tenants by the entireties                       (Cust)
JT TEN   -  as joint tenants with rights     Under Uniform Gifts to Minors
            of survivorship and not as       Act __________________________
            tenants in common                          (State)

     Additional abbreviations may also be used though not in the above list.


                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
              ------------------------------------------------------------------


--------------------------------------------------------------------------------
     (Please insert Social Security or other identifying number of Assignee)


--------------------------------------------------------------------------------
            (Please print or typewrite name and address of assignee)


--------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.



                                           -------------------------------------
Dated:                                     NOTICE: The signature to this
      --------------------------           assignment must correspond with the
                                           name as written upon the face of this
                                           Certificate in every particular
                                           without alteration or enlargement or
                                           any change whatever.
-------------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________, as its agent.

                                  Exhibit A-17

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                            SERIES 2004-PNC1, CLASS M

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS OR THE LAWS OF ANY OTHER JURISDICTION. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, (D) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

THIS CLASS M CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the certificate registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (i) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) OR A CHURCH PLAN (AS DEFINED IN SECTION 3(33) OF ERISA) FOR WHICH NO ELECTION HAS BEEN MADE UNDER SECTION 410(d) OF THE CODE, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH, A "PLAN") OR (ii) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH A PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH A PLAN OR PLANS AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION ss. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (i) OR
(ii) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE FISCAL AGENT, THE CERTIFICATE REGISTRAR, THE SERVICER, THE SPECIAL SERVICER, THE INITIAL PURCHASERS, THE PAYING AGENT OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA,
SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSES (i) OR (ii) ABOVE.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.(1)

PASS-THROUGH RATE:  VARIABLE IN        APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL
ACCORDANCE WITH THE POOLING AND        BALANCE OF THE MORTGAGE LOANS AFTER
SERVICING AGREEMENT                    DEDUCTING PAYMENTS DUE AND PREPAYMENTS
                                       RECEIVED ON OR BEFORE CUT-OFF DATE:
DENOMINATION:  $5,487,000              $1,097,416,312

DATE OF POOLING AND SERVICING          SERVICER:  MIDLAND LOAN SERVICES, INC.
AGREEMENT:  AS OF JUNE 1, 2004
                                       SPECIAL SERVICER:  MIDLAND LOAN SERVICES,
CUT-OFF DATE:  AS SET FORTH IN THE     INC.
POOLING AND SERVICING AGREEMENT (AS
DEFINED HEREIN)                        TRUSTEE:  LASALLE BANK NATIONAL
                                       ASSOCIATION
CLOSING DATE:  JUNE 18, 2004
                                       FISCAL AGENT:  ABN AMRO BANK N.V.
FIRST DISTRIBUTION DATE:
JULY 12, 2004                          PAYING AGENT:  JPMORGAN CHASE BANK

APPROXIMATE AGGREGATE                  CUSIP NO.:  U48138RV2(1) 46625M5X3(2)
CERTIFICATE BALANCE                    46625M6M6(3)
OF THE CLASS M CERTIFICATES
AS OF THE CLOSING DATE:  $5,487,000    ISIN NO.: USU48138RV27(1) US46625M5X36(2)
                                       US46625M6M61(3)

                                       COMMON CODE NO.: 019487610(1)
                                       019487601(2)

                                       CERTIFICATE NO.:  M-[__]


--------

1 For Book Entry Regulation S Certificates Only.

2 For Book Entry Rule 144A Only.

3 For Institutional Accredited Investors Only.

                               CLASS M CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT, THE PAYING AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class M Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of June 1, 2004 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Servicer, the Special Servicer and the Paying Agent. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class M Certificates. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., Commercial Mortgage Pass-Through Certificates, Series 2004-PNC1 and are issued in the classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Paying Agent shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class M Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Paying Agent (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Account will be paid to the Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(f) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Paying Agent may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with
Section 4.01(f) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer , the Paying Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Paying Agent, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders: (i) to cure any ambiguity to the extent it does not adversely affect any Certificateholder; (ii) to correct or supplement any provisions therein that may be inconsistent with any other provisions therein or the Prospectus or the Prospectus Supplement or to correct any error to the extent it does not materially and adversely affect the interests of any Certificateholder, as evidenced by an Opinion of Counsel (at the expense of the party requesting the amendment); (iii) to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or either of the Lower-Tier REMIC or the Upper Tier REMIC pursuant to the Code that would be a claim against the Trust Fund or either of the Lower-Tier REMIC or the Upper-Tier REMIC, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to avoid or minimize the risk of the imposition of any such tax; (iv) to change the timing and/or nature of deposits into the Certificate Account, Distribution Accounts or REO Account or to change the name in which the Certificate Account is maintained, provided, however, that the P&I Advance Date shall not be later than the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; (v) to modify, eliminate or add to the provisions of Section 5.02(c) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being "residual interests" in a REMIC and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; (vi) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that such action shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; (vii) to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; provided that such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect; provided further, that no such amendment may change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of each affected Mortgage Loan Seller; and (viii) to modify the provisions of Section
3.05 and 3.19(c) (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) hereof if (1) the Depositor, the Servicer, the Trustee and the Directing Certificateholder determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (2) such modification does not adversely affect the status of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, as evidenced by an opinion of counsel and (3) each Rating Agency has delivered written confirmation that such modification would not cause the downgrade, withdrawal or qualification of any of the then-current ratings of any Class of Certificates.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee, the Fiscal Agent and the Paying Agent with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of such Certificateholder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of each affected Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates by any Rating Agency, amend the Servicing Standards.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee or the Paying Agent shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on the Upper-Tier REMIC or the Lower-Tier REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Servicer, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee and each of the other parties to the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans. Following the date on which the Offered Certificates are retired, the Sole Certificateholder may, at its option exchange all of its Certificates (other than the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to the terms of the Pooling and Servicing Agreement.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Paying Agent to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            JPMORGAN CHASE BANK, not in its
                                            individual capacity but solely as
                                            Certificate Registrar under the
                                            Pooling and Servicing Agreement.


                                            By:
                                               ---------------------------------
                                               AUTHORIZED SIGNATORY


Dated:  June 18, 2004


                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS M CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            JPMORGAN CHASE BANK,
                                            Authenticating Agent


                                            By:
                                               ---------------------------------
                                               AUTHORIZED SIGNATORY


Dated:  June 18, 2004

                                   SCHEDULE A


                        Certificate Balance of Definitive
                      Certificates exchanged or transferred
                     for, or issued in exchange for or upon
                        transfer of, an interest in this        Remaining Certificate Balance          Notation
       Date                  Book-Entry Certificate               of Book-Entry Certificate            Made By
------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common              UNIF GIFT MIN ACT _______ Custodian
TEN ENT  -  as tenants by the entireties                       (Cust)
JT TEN   -  as joint tenants with rights     Under Uniform Gifts to Minors
            of survivorship and not as       Act __________________________
            tenants in common                          (State)

     Additional abbreviations may also be used though not in the above list.


                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
              ------------------------------------------------------------------


--------------------------------------------------------------------------------
     (Please insert Social Security or other identifying number of Assignee)


--------------------------------------------------------------------------------
            (Please print or typewrite name and address of assignee)


--------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.



                                           -------------------------------------
Dated:                                     NOTICE: The signature to this
      --------------------------           assignment must correspond with the
                                           name as written upon the face of this
                                           Certificate in every particular
                                           without alteration or enlargement or
                                           any change whatever.
-------------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________, as its agent.

                                  Exhibit A-18

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                            SERIES 2004-PNC1, CLASS N

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS OR THE LAWS OF ANY OTHER JURISDICTION. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, (D) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

THIS CLASS N CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the certificate registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (i) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) OR A CHURCH PLAN (AS DEFINED IN SECTION 3(33) OF ERISA) FOR WHICH NO ELECTION HAS BEEN MADE UNDER SECTION 410(d) OF THE CODE, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH, A "PLAN") OR (ii) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH A PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH A PLAN OR PLANS AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION ss. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (i) OR
(ii) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE FISCAL AGENT, THE CERTIFICATE REGISTRAR, THE SERVICER, THE SPECIAL SERVICER, THE INITIAL PURCHASERS, THE PAYING AGENT OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA,
SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSES (i) OR (ii) ABOVE.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.(1)

PASS-THROUGH RATE:  VARIABLE IN        APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL
ACCORDANCE WITH THE POOLING AND        BALANCE OF THE MORTGAGE LOANS AFTER
SERVICING AGREEMENT                    DEDUCTING PAYMENTS DUE AND PREPAYMENTS
                                       RECEIVED ON OR BEFORE CUT-OFF DATE:
DENOMINATION:  $2,744,000              $1,097,416,312

DATE OF POOLING AND SERVICING          SERVICER:  MIDLAND LOAN SERVICES, INC.
AGREEMENT:  AS OF JUNE 1, 2004
                                       SPECIAL SERVICER:  MIDLAND LOAN SERVICES,
CUT-OFF DATE:  AS SET FORTH IN THE     INC.
POOLING AND SERVICING AGREEMENT (AS
DEFINED HEREIN)                        TRUSTEE:  LASALLE BANK NATIONAL
                                       ASSOCIATION
CLOSING DATE:  JUNE 18, 2004
                                       FISCAL AGENT:  ABN AMRO BANK N.V.
FIRST DISTRIBUTION DATE:
JULY 12, 2004                          PAYING AGENT:  JPMORGAN CHASE BANK

APPROXIMATE AGGREGATE                  CUSIP NO.: U48138RW0(1) 46625M5Y1(2)
CERTIFICATE BALANCE                    46625M6N4(3)
OF THE CLASS N CERTIFICATES
AS OF THE CLOSING DATE:  $2,744,000    ISIN NO.: USU48138RW00(1) US46625M5Y19(2)
                                       US46625M6N45(3)

                                       COMMON CODE NO.: 019487636(1)
                                       019487628(2)

                                       CERTIFICATE NO.:  N-[__]


--------

1 For Book Entry Regulation S Certificates Only.

2 For Book Entry Rule 144A Only.

3 For Institutional Accredited Investors Only.

                               CLASS N CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT, THE PAYING AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class N Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of June 1, 2004 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Servicer, the Special Servicer and the Paying Agent. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class N Certificates. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., Commercial Mortgage Pass-Through Certificates, Series 2004-PNC1 and are issued in the classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Paying Agent shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class N Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Paying Agent (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Account will be paid to the Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(f) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Paying Agent may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with
Section 4.01(f) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Fiscal Agent, the Servicer, the Paying Agent, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Paying Agent, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders: (i) to cure any ambiguity to the extent it does not adversely affect any Certificateholder; (ii) to correct or supplement any provisions therein that may be inconsistent with any other provisions therein or the Prospectus or the Prospectus Supplement or to correct any error to the extent it does not materially and adversely affect the interests of any Certificateholder, as evidenced by an Opinion of Counsel (at the expense of the party requesting the amendment); (iii) to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or either of the Lower-Tier REMIC or the Upper Tier REMIC pursuant to the Code that would be a claim against the Trust Fund or either of the Lower-Tier REMIC or the Upper-Tier REMIC, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to avoid or minimize the risk of the imposition of any such tax; (iv) to change the timing and/or nature of deposits into the Certificate Account, Distribution Accounts or REO Account or to change the name in which the Certificate Account is maintained, provided, however, that the P&I Advance Date shall not be later than the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; (v) to modify, eliminate or add to the provisions of Section 5.02(c) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being "residual interests" in a REMIC and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; (vi) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that such action shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; (vii) to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; provided that such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect; provided further, that no such amendment may change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of each affected Mortgage Loan Seller; and (viii) to modify the provisions of Section
3.05 and 3.19(c) (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) hereof if (1) the Depositor, the Servicer, the Trustee and the Directing Certificateholder determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (2) such modification does not adversely affect the status of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, as evidenced by an opinion of counsel and (3) each Rating Agency has delivered written confirmation that such modification would not cause the downgrade, withdrawal or qualification of any of the then-current ratings of any Class of Certificates.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee, the Fiscal Agent and the Paying Agent with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of such Certificateholder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of each affected Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates by any Rating Agency, amend the Servicing Standards.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee or the Paying Agent shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on the Upper-Tier REMIC or the Lower-Tier REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Servicer, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee and each of the other parties to the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans. Following the date on which the Offered Certificates are retired, the Sole Certificateholder may, at its option exchange all of its Certificates (other than the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to the terms of the Pooling and Servicing Agreement.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Paying Agent to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            JPMORGAN CHASE BANK, not in its
                                            individual capacity but solely as
                                            Certificate Registrar under the
                                            Pooling and Servicing Agreement.


                                            By:
                                               ---------------------------------
                                               AUTHORIZED SIGNATORY

Dated:  June 18, 2004

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS N CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            JPMORGAN CHASE BANK,
                                            Authenticating Agent


                                            By:
                                               ---------------------------------
                                               AUTHORIZED SIGNATORY


Dated:  June 18, 2004

                                   SCHEDULE A


                        Certificate Balance of Definitive
                      Certificates exchanged or transferred
                     for, or issued in exchange for or upon
                        transfer of, an interest in this        Remaining Certificate Balance          Notation
       Date                  Book-Entry Certificate               of Book-Entry Certificate            Made By
------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common              UNIF GIFT MIN ACT _______ Custodian
TEN ENT  -  as tenants by the entireties                       (Cust)
JT TEN   -  as joint tenants with rights     Under Uniform Gifts to Minors
            of survivorship and not as       Act __________________________
            tenants in common                          (State)

     Additional abbreviations may also be used though not in the above list.


                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
              ------------------------------------------------------------------


--------------------------------------------------------------------------------
     (Please insert Social Security or other identifying number of Assignee)


--------------------------------------------------------------------------------
            (Please print or typewrite name and address of assignee)


--------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.



                                           -------------------------------------
Dated:                                     NOTICE: The signature to this
      --------------------------           assignment must correspond with the
                                           name as written upon the face of this
                                           Certificate in every particular
                                           without alteration or enlargement or
                                           any change whatever.
-------------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________, as its agent.

                                  Exhibit A-19

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                            SERIES 2004-PNC1, CLASS P

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS OR THE LAWS OF ANY OTHER JURISDICTION. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, (D) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

THIS CLASS P CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the certificate registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (i) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) OR A CHURCH PLAN (AS DEFINED IN SECTION 3(33) OF ERISA) FOR WHICH NO ELECTION HAS BEEN MADE UNDER SECTION 410(d) OF THE CODE, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH, A "PLAN") OR (ii) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH A PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH A PLAN OR PLANS AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION ss. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (i) OR
(ii) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE FISCAL AGENT, THE CERTIFICATE REGISTRAR, THE SERVICER, THE SPECIAL SERVICER, THE INITIAL PURCHASERS, THE PAYING AGENT OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA,
SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSES (i) OR (ii) ABOVE.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.(1)

PASS-THROUGH RATE:  VARIABLE IN        APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL
ACCORDANCE WITH THE POOLING AND        BALANCE OF THE MORTGAGE LOANS AFTER
SERVICING AGREEMENT                    DEDUCTING PAYMENTS DUE AND PREPAYMENTS
                                       RECEIVED ON OR BEFORE CUT-OFF DATE:
DENOMINATION:  $2,743,000              $1,097,416,312

DATE OF POOLING AND SERVICING          SERVICER:  MIDLAND LOAN SERVICES, INC.
AGREEMENT:  AS OF JUNE 1, 2004
                                       SPECIAL SERVICER:  MIDLAND LOAN SERVICES,
CUT-OFF DATE:  AS SET FORTH IN THE     INC.
POOLING AND SERVICING AGREEMENT (AS
DEFINED HEREIN)                        TRUSTEE:  LASALLE BANK NATIONAL
                                       ASSOCIATION
CLOSING DATE:  JUNE 18, 2004
                                       FISCAL AGENT:  ABN AMRO BANK N.V.
FIRST DISTRIBUTION DATE:
JULY 12, 2004                          PAYING AGENT:  JPMORGAN CHASE BANK

APPROXIMATE AGGREGATE                  CUSIP NO.:  U48138RX8(1) 46625M5Z8(2)
CERTIFICATE BALANCE                    46625M6P9(3)
OF THE CLASS P CERTIFICATES
AS OF THE CLOSING DATE:  $2,743,000    ISIN NO.: USU48138RX82(1) US46625M5Z83(2)
                                       US46625M6P92(3)

                                       COMMON CODE NO.: 019487741(1)
                                       019487652(2)

                                       CERTIFICATE NO.:  P-[__]


--------

1 For Book Entry Regulation S Certificates Only.

2 For Book Entry Rule 144A Only.

3 For Institutional Accredited Investors Only.

                               CLASS P CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT, THE PAYING AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class P Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of June 1, 2004 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Servicer, the Special Servicer and the Paying Agent. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class P Certificates. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., Commercial Mortgage Pass-Through Certificates, Series 2004-PNC1 and are issued in the classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Paying Agent shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class P Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Paying Agent (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Account will be paid to the Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(f) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Paying Agent may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with
Section 4.01(f) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Fiscal Agent, the Servicer, the Paying Agent, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Paying Agent, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders: (i) to cure any ambiguity to the extent it does not adversely affect any Certificateholder; (ii) to correct or supplement any provisions therein that may be inconsistent with any other provisions therein or the Prospectus or the Prospectus Supplement or to correct any error to the extent it does not materially and adversely affect the interests of any Certificateholder, as evidenced by an Opinion of Counsel (at the expense of the party requesting the amendment); (iii) to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or either of the Lower-Tier REMIC or the Upper Tier REMIC pursuant to the Code that would be a claim against the Trust Fund or either of the Lower-Tier REMIC or the Upper-Tier REMIC, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to avoid or minimize the risk of the imposition of any such tax; (iv) to change the timing and/or nature of deposits into the Certificate Account, Distribution Accounts or REO Account or to change the name in which the Certificate Account is maintained, provided, however, that the P&I Advance Date shall not be later than the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; (v) to modify, eliminate or add to the provisions of Section 5.02(c) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being "residual interests" in a REMIC and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; (vi) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that such action shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; (vii) to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; provided that such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect; provided further, that no such amendment may change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of each affected Mortgage Loan Seller; and (viii) to modify the provisions of Section
3.05 and 3.19(c) (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) hereof if (1) the Depositor, the Servicer, the Trustee and the Directing Certificateholder determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (2) such modification does not adversely affect the status of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, as evidenced by an opinion of counsel and (3) each Rating Agency has delivered written confirmation that such modification would not cause the downgrade, withdrawal or qualification of any of the then-current ratings of any Class of Certificates.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee, the Fiscal Agent and the Paying Agent with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of such Certificateholder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of each affected Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates by any Rating Agency, amend the Servicing Standards.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee or the Paying Agent shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on the Upper-Tier REMIC or the Lower-Tier REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Servicer, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee and each of the other parties to the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans. Following the date on which the Offered Certificates are retired, the Sole Certificateholder may, at its option exchange all of its Certificates (other than the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to the terms of the Pooling and Servicing Agreement.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Paying Agent to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            JPMORGAN CHASE BANK, not in its
                                            individual capacity but solely as
                                            Certificate Registrar under the
                                            Pooling and Servicing Agreement.


                                            By:
                                               ---------------------------------
                                               AUTHORIZED SIGNATORY

Dated:  June 18, 2004

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS P CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            JPMORGAN CHASE BANK,
                                            Authenticating Agent


                                            By:
                                               ---------------------------------
                                               AUTHORIZED SIGNATORY

Dated:  June 18, 2004

                                   SCHEDULE A


                        Certificate Balance of Definitive
                      Certificates exchanged or transferred
                     for, or issued in exchange for or upon
                        transfer of, an interest in this        Remaining Certificate Balance          Notation
       Date                  Book-Entry Certificate               of Book-Entry Certificate            Made By
------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common              UNIF GIFT MIN ACT _______ Custodian
TEN ENT  -  as tenants by the entireties                       (Cust)
JT TEN   -  as joint tenants with rights     Under Uniform Gifts to Minors
            of survivorship and not as       Act __________________________
            tenants in common                          (State)

     Additional abbreviations may also be used though not in the above list.


                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
              ------------------------------------------------------------------


--------------------------------------------------------------------------------
     (Please insert Social Security or other identifying number of Assignee)


--------------------------------------------------------------------------------
            (Please print or typewrite name and address of assignee)


--------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.



                                           -------------------------------------
Dated:                                     NOTICE: The signature to this
      --------------------------           assignment must correspond with the
                                           name as written upon the face of this
                                           Certificate in every particular
                                           without alteration or enlargement or
                                           any change whatever.
-------------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________, as its agent.

                                  Exhibit A-20

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                           SERIES 2004-PNC1, CLASS NR

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, (D) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

THIS CLASS NR CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT. THIS CERTIFICATE REPRESENTS A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the certificate registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (i) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) OR A CHURCH PLAN (AS DEFINED IN SECTION 3(33) OF ERISA) FOR WHICH NO ELECTION HAS BEEN MADE UNDER SECTION 410(d) OF THE CODE, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH, A "PLAN") OR (ii) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH PLAN AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION ss. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (i) OR
(ii) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE FISCAL AGENT, THE CERTIFICATE REGISTRAR, THE SERVICER, THE SPECIAL SERVICER, THE INITIAL PURCHASERS, THE PAYING AGENT OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA,
SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSES (i) OR (ii) ABOVE.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.(1)

PASS-THROUGH RATE:  VARIABLE IN        APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL
ACCORDANCE WITH THE POOLING AND        BALANCE OF THE MORTGAGE LOANS AFTER
SERVICING AGREEMENT                    DEDUCTING PAYMENTS DUE AND PREPAYMENTS
                                       RECEIVED ON OR BEFORE CUT-OFF DATE:
DENOMINATION:  $15,090,311             $1,097,416,312

DATE OF POOLING AND SERVICING          SERVICER:  MIDLAND LOAN SERVICES, INC.
AGREEMENT:  AS OF JUNE 1, 2004
                                       SPECIAL SERVICER:  MIDLAND LOAN SERVICES,
CUT-OFF DATE: AS SET FORTH IN THE      INC.
POOLING AND SERVICING AGREEMENT (AS
DEFINED HEREIN)                        TRUSTEE:  LASALLE BANK NATIONAL
                                       ASSOCIATION
CLOSING DATE:  JUNE 18, 2004
                                       FISCAL AGENT:  ABN AMRO BANK N.V.
FIRST DISTRIBUTION DATE:
JULY 12, 2004                          PAYING AGENT:  JPMORGAN CHASE BANK

APPROXIMATE AGGREGATE                  CUSIP NO.:  U48138RY6(1) 46625M6A2(2)
CERTIFICATE BALANCE                    46625M6Q7(3)
OF THE CLASS NR CERTIFICATES
AS OF THE CLOSING DATE:  $15,090,311   ISIN NO.: USU48138RY65(1) US46625M6A24(2)
                                       US46625M6Q75(3)

                                       COMMON CODE NO.: 019487792(1)
                                       019487776(2)

                                       CERTIFICATE NO.:  NR-[__]


--------

1 For Book Entry Regulation S Certificates Only.

2 For Book Entry Rule 144A Only.

3 For Institutional Accredited Investors Only.

                              CLASS NR CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT, THE PAYING AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class NR Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of June 1, 2004 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Servicer, the Special Servicer and the Paying Agent. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class NR Certificates. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., Commercial Mortgage Pass-Through Certificates, Series 2004-PNC1 and are issued in the classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate represents a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended (the "Code"). Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Paying Agent shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class NR Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Paying Agent (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Account will be paid to the Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(f) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Paying Agent may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with
Section 4.01(f) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Paying Agent, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders: (i) to cure any ambiguity to the extent it does not adversely affect any Certificateholder; (ii) to correct or supplement any provisions therein that may be inconsistent with any other provisions therein or the Prospectus or the Prospectus Supplement or to correct any error to the extent it does not materially and adversely affect the interests of any Certificateholder, as evidenced by an Opinion of Counsel (at the expense of the party requesting the amendment); (iii) to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or either of the Lower-Tier REMIC or the Upper Tier REMIC pursuant to the Code that would be a claim against the Trust Fund or either of the Lower-Tier REMIC or the Upper-Tier REMIC, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to avoid or minimize the risk of the imposition of any such tax; (iv) to change the timing and/or nature of deposits into the Certificate Account, Distribution Accounts or REO Account or to change the name in which the Certificate Account is maintained, provided, however, that the P&I Advance Date shall not be later than the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; (v) to modify, eliminate or add to the provisions of Section 5.02(c) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being "residual interests" in a REMIC and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; (vi) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that such action shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; (vii) to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; provided that such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect; provided further, that no such amendment may change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of each affected Mortgage Loan Seller; and (viii) to modify the provisions of Section
3.05 and 3.19(c) (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) hereof if (1) the Depositor, the Servicer, the Trustee and the Directing Certificateholder determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (2) such modification does not adversely affect the status of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, as evidenced by an opinion of counsel and (3) each Rating Agency has delivered written confirmation that such modification would not cause the downgrade, withdrawal or qualification of any of the then-current ratings of any Class of Certificates.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee, the Fiscal Agent and the Paying Agent with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of such Certificateholder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of each affected Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates by any Rating Agency, amend the Servicing Standards.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee or the Paying Agent shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on the Upper-Tier REMIC or the Lower-Tier REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Servicer, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee, the Paying Agent and each of the other parties to the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans. Following the date on which the Offered Certificates are retired, the Sole Certificateholder may, at its option exchange all of its Certificates (other than the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to the terms of the Pooling and Servicing Agreement.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Paying Agent to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            JPMORGAN CHASE BANK, not in its
                                            individual capacity but solely as
                                            Certificate Registrar under the
                                            Pooling and Servicing Agreement.


                                            By:
                                               ---------------------------------
                                               AUTHORIZED SIGNATORY


Dated:  June 18, 2004


                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS NR CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            JPMORGAN CHASE BANK,
                                            Authenticating Agent


                                            By:
                                               ---------------------------------
                                               AUTHORIZED SIGNATORY


Dated:  June 18, 2004

                                   SCHEDULE A


                        Certificate Balance of Definitive
                      Certificates exchanged or transferred
                     for, or issued in exchange for or upon
                        transfer of, an interest in this        Remaining Certificate Balance          Notation
       Date                  Book-Entry Certificate               of Book-Entry Certificate            Made By
------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

------------------- ------------------------------------------ --------------------------------- ---------------------

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common              UNIF GIFT MIN ACT _______ Custodian
TEN ENT  -  as tenants by the entireties                       (Cust)
JT TEN   -  as joint tenants with rights     Under Uniform Gifts to Minors
            of survivorship and not as       Act __________________________
            tenants in common                          (State)

     Additional abbreviations may also be used though not in the above list.


                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
              ------------------------------------------------------------------


--------------------------------------------------------------------------------
     (Please insert Social Security or other identifying number of Assignee)


--------------------------------------------------------------------------------
            (Please print or typewrite name and address of assignee)


--------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.



                                           -------------------------------------
Dated:                                     NOTICE: The signature to this
      --------------------------           assignment must correspond with the
                                           name as written upon the face of this
                                           Certificate in every particular
                                           without alteration or enlargement or
                                           any change whatever.
-------------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________, as its agent.

                                  Exhibit A-21

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                            SERIES 2004-PNC1, CLASS S

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS OR THE LAWS OF ANY OTHER JURISDICTION. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

THIS CERTIFICATE REPRESENTS AN INTEREST IN A GRANTOR TRUST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (i) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) OR A CHURCH PLAN (AS DEFINED IN SECTION 3(33) OF ERISA) FOR WHICH NO ELECTION HAS BEEN MADE UNDER SECTION 410(d) OF THE CODE, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH, A "PLAN") OR (ii) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH A PLAN OR PLANS AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION ss. 2510.3-101).

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.


PERCENTAGE INTEREST EVIDENCED BY THIS
CERTIFICATE: 100%
                                       SERVICER:  MIDLAND LOAN SERVICES, INC.
DATE OF POOLING AND SERVICING
AGREEMENT:  AS OF JUNE 1, 2004         SPECIAL SERVICER:  MIDLAND LOAN SERVICES,
                                       INC.
CUT-OFF DATE:  AS SET FORTH IN THE
POOLING AND SERVICING AGREEMENT (AS    TRUSTEE:  LASALLE BANK NATIONAL
DEFINED HEREIN)                        ASSOCIATION

CLOSING DATE:  JUNE 18, 2004           FISCAL AGENT:  ABN AMRO BANK N.V.

FIRST DISTRIBUTION DATE:               PAYING AGENT:  JPMORGAN CHASE BANK
JULY 12, 2004
                                       CERTIFICATE NO.:  S-[__]
CLASS S PERCENTAGE INTEREST:  100%

                               CLASS S CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT, THE PAYING AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT ANTHRACITE CAPITAL, INC.

is the registered owner of the interest evidenced by this Certificate in the Class S Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of June 1, 2004 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Servicer, the Special Servicer and the Paying Agent. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing the percentage interest in the Class of Certificates specified on the face hereof. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., Commercial Mortgage Pass-Through Certificates, Series 2004-PNC1 and are issued in the classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate represents a beneficial interest in a grantor trust under subpart E, Part I of subchapter J of the Internal Revenue Code of 1986, as amended, with respect to the Excess Interest. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of the Excess Interest then distributable, if any, allocable to the Class S Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Trustee (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Account will be paid to the Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(f) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(f) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            The Class S Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Paying Agent, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders: (i) to cure any ambiguity to the extent it does not adversely affect any Certificateholder; (ii) to correct or supplement any provisions therein that may be inconsistent with any other provisions therein or the Prospectus or the Prospectus Supplement or to correct any error to the extent it does not materially and adversely affect the interests of any Certificateholder, as evidenced by an Opinion of Counsel (at the expense of the party requesting the amendment); (iii) to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or either of the Lower-Tier REMIC or the Upper Tier REMIC pursuant to the Code that would be a claim against the Trust Fund or either of the Lower-Tier REMIC or the Upper-Tier REMIC, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to avoid or minimize the risk of the imposition of any such tax; (iv) to change the timing and/or nature of deposits into the Certificate Account, Distribution Accounts or REO Account or to change the name in which the Certificate Account is maintained, provided, however, that the P&I Advance Date shall not be later than the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; (v) to modify, eliminate or add to the provisions of Section 5.02(c) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being "residual interests" in a REMIC and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; (vi) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that such action shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; (vii) to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; provided that such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect; provided further, that no such amendment may change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of each affected Mortgage Loan Seller; and (viii) to modify the provisions of Section
3.05 and 3.19(c) (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) hereof if (1) the Depositor, the Servicer, the Trustee and the Directing Certificateholder determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (2) such modification does not adversely affect the status of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, as evidenced by an opinion of counsel and (3) each Rating Agency has delivered written confirmation that such modification would not cause the downgrade, withdrawal or qualification of any of the then-current ratings of any Class of Certificates.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee, the Fiscal Agent and the Paying Agent with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of such Certificateholder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of each affected Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates by any Rating Agency, amend the Servicing Standards.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on either the Upper-Tier REMIC or the Lower-Tier REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Servicer, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee, the Paying Agent and each of the other parties to the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            Following the date on which the Offered Certificates are retired, the Sole Certificateholder may, at its option exchange all of its Certificates (other than the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to the terms of the Pooling and Servicing Agreement.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Paying Agent to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            JPMORGAN CHASE BANK, not in its
                                            individual capacity but solely as
                                            Certificate Registrar under the
                                            Pooling and Servicing Agreement.


                                            By:
                                               ---------------------------------
                                               AUTHORIZED SIGNATORY

Dated:  June 18, 2004





                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS S CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            JPMORGAN CHASE BANK,
                                            Authenticating Agent


                                            By:
                                               ---------------------------------
                                               AUTHORIZED SIGNATORY


Dated: June 18, 2004

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common              UNIF GIFT MIN ACT _______ Custodian
TEN ENT  -  as tenants by the entireties                       (Cust)
JT TEN   -  as joint tenants with rights     Under Uniform Gifts to Minors
            of survivorship and not as       Act __________________________
            tenants in common                          (State)

     Additional abbreviations may also be used though not in the above list.


                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
              ------------------------------------------------------------------


--------------------------------------------------------------------------------
     (Please insert Social Security or other identifying number of Assignee)


--------------------------------------------------------------------------------
            (Please print or typewrite name and address of assignee)


--------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.



                                           -------------------------------------
Dated:                                     NOTICE: The signature to this
      --------------------------           assignment must correspond with the
                                           name as written upon the face of this
                                           Certificate in every particular
                                           without alteration or enlargement or
                                           any change whatever.
-------------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________, as its agent.

                                  EXHIBIT A-22

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                            SERIES 2004-PNC1, CLASS R

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS OR THE LAWS OF ANY OTHER JURISDICTION. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, OR A CHURCH PLAN, AS DEFINED IN
SECTION 3(33) OF ERISA, FOR WHICH NO ELECTION HAS BEEN MADE UNDER SECTION 410(d) OF THE CODE SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH, A "PLAN"), OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(2) AND 860D OF THE CODE. EACH TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY TO DISQUALIFIED ORGANIZATIONS, NON-U.S. PERSONS OR AGENTS OF EITHER, AS SET FORTH IN SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR, THE PAYING AGENT AND THE TRUSTEE TO THE EFFECT THAT, AMONG OTHER THINGS, (A) IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE SECTION 860E(e)(5), OR AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR SUCH DISQUALIFIED ORGANIZATION AND IS OTHERWISE A PERMITTED TRANSFEREE, (B) IT HAS HISTORICALLY PAID ITS DEBTS AS THEY HAVE COME DUE AND INTENDS TO PAY ITS DEBTS AS THEY COME DUE IN THE FUTURE, (C) IT UNDERSTANDS THAT IT MAY INCUR TAX LIABILITIES WITH RESPECT TO THIS CERTIFICATE IN EXCESS OF CASH FLOWS GENERATED HEREBY, (D) IT INTENDS TO PAY ANY TAXES ASSOCIATED WITH HOLDING THIS CERTIFICATE AS THEY BECOME DUE, (E) IT WILL NOT CAUSE INCOME WITH RESPECT TO THIS CERTIFICATE TO BE ATTRIBUTABLE TO A FOREIGN PERMANENT ESTABLISHMENT OR FIXED BASE, WITHIN THE MEANING OF AN APPLICABLE INCOME TAX TREATY OF SUCH PERSON OR ANY OTHER U.S. PERSON AND (F) IT WILL NOT TRANSFER THIS CERTIFICATE TO ANY PERSON OR ENTITY THAT DOES NOT PROVIDE A SIMILAR AFFIDAVIT. ANY PURPORTED TRANSFER TO A DISQUALIFIED ORGANIZATION OR OTHER PERSON THAT IS NOT A PERMITTED TRANSFEREE OR OTHERWISE IN VIOLATION OF THESE RESTRICTIONS SHALL BE ABSOLUTELY NULL AND VOID AND SHALL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE. THIS CERTIFICATE REPRESENTS A "NON-ECONOMIC RESIDUAL INTEREST," AS DEFINED IN TREASURY REGULATIONS SECTION 1.860E-l(c), AND THEREFORE, TRANSFERS OF THIS CERTIFICATE MAY BE DISREGARDED FOR FEDERAL INCOME TAX PURPOSES. IN ORDER TO SATISFY A REGULATORY SAFE HARBOR UNDER WHICH SUCH TRANSFERS WILL NOT BE DISREGARDED, THE TRANSFEROR MAY BE REQUIRED, AMONG OTHER THINGS, TO SATISFY ITSELF AS TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE AND EITHER TO TRANSFER AT A MINIMUM PRICE OR TO AN ELIGIBLE TRANSFEREE AS SPECIFIED IN REGULATIONS.

PERCENTAGE INTEREST EVIDENCED BY THIS  APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL
CERTIFICATE:  100%                     BALANCE OF THE MORTGAGE LOANS AFTER
                                       DEDUCTING PAYMENTS DUE AND PREPAYMENTS
DATE OF POOLING AND SERVICING          RECEIVED ON OR BEFORE CUT-OFF DATE:
AGREEMENT:  AS OF JUNE 1, 2004         $1,097,416,312

CUT-OFF DATE:  AS SET FORTH IN THE     SERVICER:  MIDLAND LOAN SERVICES, INC.
POOLING AND SERVICING AGREEMENT (AS
DEFINED HEREIN)                        SPECIAL SERVICER:  MIDLAND LOAN SERVICES,
                                       INC.
CLOSING DATE:  JUNE 18, 2004
                                       TRUSTEE:  LASALLE BANK NATIONAL
FIRST DISTRIBUTION DATE:               ASSOCIATION
JULY 12, 2004
                                       FISCAL AGENT:  ABN AMRO BANK N.V.
CLASS R PERCENTAGE INTEREST:  100%
                                       PAYING AGENT:  JPMORGAN CHASE BANK
CUSIP:  U48138RZ3(1) 46625M6B0(2)
46625M6R5(3)                           CERTIFICATE NO.:  R-[__]


--------

1 For Book Entry Regulation S Certificates Only.

2 For Book Entry Rule 144A Only.

3 For Institutional Accredited Investors Only.

                               CLASS R CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT, THE PAYING AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT J.P. MORGAN SECURITIES INC.

is the registered owner of the interest evidenced by this Certificate in the Class R Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of June 1, 2004 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Servicer, the Special Servicer and the Paying Agent. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing the percentage interest in the Class of Certificates specified on the face hereof. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., Commercial Mortgage Pass-Through Certificates, Series 2004-PNC1 and are issued in the classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Class R Certificate is a "residual interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income. The Holder of the largest Percentage Interest in the Class R Certificates shall be the "tax matters person" for the Upper-Tier REMIC pursuant to Treasury Regulations Section 1.860F-4(d), and the Servicer is hereby irrevocably designated and shall serve as attorney-in-fact and agent for any such Person that is the "tax matters person".

            Pursuant to the terms of the Pooling and Servicing Agreement, distributions, if any, on this Certificate shall be made by the Paying Agent in an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) and to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the Distribution Date to the Person in whose name this Certificate is registered as of the related Record Date. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Paying Agent (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Account will be paid to the Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(f) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Paying Agent may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with
Section 4.01(f) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Each Person who has or who acquires any Ownership Interest in a Class R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Paying Agent under Section 5.02(c) of the Pooling and Servicing Agreement to deliver payments to a Person other than such Person. The rights of each Person acquiring any Ownership Interest in a Class R Certificate are expressly subject to the following provisions: (A) No Person holding or acquiring any Ownership Interest in a Class R Certificate shall be a Disqualified Organization or agent thereof (including a nominee, middleman or similar person) (an "Agent"), a Plan or a Person acting on behalf of or investing the assets of a Plan (such Plan or Person, an "ERISA Prohibited Holder") or a Non-U.S. Person and shall promptly notify the Servicer, the Trustee and the Certificate Registrar of any change or impending change to such status; (B) In connection with any proposed Transfer of any Ownership Interest in a Class R Certificate, the Certificate Registrar shall require delivery to it, and no Transfer of any Class R Certificate shall be registered until the Certificate Registrar receives, an affidavit substantially in the form attached to the Pooling and Servicing Agreement as Exhibit D-1 (a "Transfer Affidavit") from the proposed Transferee, in form and substance satisfactory to the Certificate Registrar, representing and warranting, among other things, that such Transferee is not a Disqualified Organization or Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person, and that it has reviewed the provisions of Section 5.02(c) of the Pooling and Servicing Agreement and agrees to be bound by them; (C) Notwithstanding the delivery of a Transfer Affidavit by a proposed Transferee under clause (B) above, if the Certificate Registrar has actual knowledge that the proposed Transferee is a Disqualified Organization or Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person, no Transfer of an Ownership Interest in a Class R Certificate to such proposed Transferee shall be effected; (D) The Transferee will not cause the income with respect to any Class R Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of such Transferee or any other Person; and (E) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall agree (1) to require a Transfer Affidavit from any prospective Transferee to whom such Person attempts to transfer its Ownership Interest in such Class R Certificate and (2) not to transfer its Ownership Interest in such Class R Certificate unless it provides to the Certificate Registrar a letter substantially in the form attached to the Pooling and Servicing Agreement as Exhibit D-2 (a "Transferor Letter") certifying that, among other things, it has no actual knowledge that such prospective Transferee is a Disqualified Organization, an Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person.

            The Class R and Class LR Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer, the Paying Agent the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Paying Agent, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders: (i) to cure any ambiguity to the extent it does not adversely affect any Certificateholder; (ii) to correct or supplement any provisions therein that may be inconsistent with any other provisions therein or the Prospectus or the Prospectus Supplement or to correct any error to the extent it does not materially and adversely affect the interests of any Certificateholder, as evidenced by an Opinion of Counsel (at the expense of the party requesting the amendment); (iii) to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or either of the Lower-Tier REMIC or the Upper Tier REMIC pursuant to the Code that would be a claim against the Trust Fund or either of the Lower-Tier REMIC or the Upper-Tier REMIC, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to avoid or minimize the risk of the imposition of any such tax; (iv) to change the timing and/or nature of deposits into the Certificate Account, Distribution Accounts or REO Account or to change the name in which the Certificate Account is maintained, provided, however, that the P&I Advance Date shall not be later than the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; (v) to modify, eliminate or add to the provisions of Section 5.02(c) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being "residual interests" in a REMIC and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; (vi) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that such action shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; (vii) to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; provided that such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect; provided further, that no such amendment may change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of each affected Mortgage Loan Seller; and (viii) to modify the provisions of Section
3.05 and 3.19(c) (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) hereof if (1) the Depositor, the Servicer, the Trustee and the Directing Certificateholder determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (2) such modification does not adversely affect the status of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, as evidenced by an opinion of counsel and (3) each Rating Agency has delivered written confirmation that such modification would not cause the downgrade, withdrawal or qualification of any of the then-current ratings of any Class of Certificates.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee, the Fiscal Agent and the Paying Agent with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of such Certificateholder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of each affected Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates by any Rating Agency, amend the Servicing Standards.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on the Upper-Tier REMIC or the Lower-Tier REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Servicer, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee, the Paying Agent and each of the other parties to the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans. Following the date on which the Offered Certificates are retired, the Sole Certificateholder may, at its option exchange all of its Certificates (other than the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to the terms of the Pooling and Servicing Agreement.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Paying Agent to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            JPMORGAN CHASE BANK, not in its
                                            individual capacity but solely as
                                            Certificate Registrar under the
                                            Pooling and Servicing Agreement.


                                            By:
                                               ---------------------------------
                                               AUTHORIZED SIGNATORY


Dated:  June 18, 2004


                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS R CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            JPMORGAN CHASE BANK,
                                            Authenticating Agent


                                            By:
                                               ---------------------------------
                                               AUTHORIZED SIGNATORY


Dated: June 18, 2004

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common              UNIF GIFT MIN ACT _______ Custodian
TEN ENT  -  as tenants by the entireties                       (Cust)
JT TEN   -  as joint tenants with rights     Under Uniform Gifts to Minors
            of survivorship and not as       Act __________________________
            tenants in common                          (State)

     Additional abbreviations may also be used though not in the above list.


                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
              ------------------------------------------------------------------


--------------------------------------------------------------------------------
     (Please insert Social Security or other identifying number of Assignee)


--------------------------------------------------------------------------------
            (Please print or typewrite name and address of assignee)


--------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.



                                           -------------------------------------
Dated:                                     NOTICE: The signature to this
      --------------------------           assignment must correspond with the
                                           name as written upon the face of this
                                           Certificate in every particular
                                           without alteration or enlargement or
                                           any change whatever.
-------------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________, as its agent.

                                  Exhibit A-23

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                           SERIES 2004-PNC1, CLASS LR

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS OR THE LAWS OF ANY OTHER JURISDICTION. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT OR (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, OR A CHURCH PLAN, AS DEFINED IN
SECTION 3(33) OF ERISA, FOR WHICH NO ELECTION HAS BEEN MADE UNDER SECTION 410(d) OF THE CODE SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH, A "PLAN"), OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(2) AND 860D OF THE CODE. EACH TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY TO DISQUALIFIED ORGANIZATIONS, NON-U.S. PERSONS OR AGENTS OF EITHER, AS SET FORTH IN SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR, THE PAYING AGENT AND THE TRUSTEE TO THE EFFECT THAT, AMONG OTHER THINGS, (A) IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE SECTION 860E(e)(5), OR AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR SUCH DISQUALIFIED ORGANIZATION AND IS OTHERWISE A PERMITTED TRANSFEREE, (B) IT HAS HISTORICALLY PAID ITS DEBTS AS THEY HAVE COME DUE AND INTENDS TO PAY ITS DEBTS AS THEY COME DUE IN THE FUTURE, (C) IT UNDERSTANDS THAT IT MAY INCUR TAX LIABILITIES WITH RESPECT TO THIS CERTIFICATE IN EXCESS OF CASH FLOWS GENERATED HEREBY, (D) IT INTENDS TO PAY ANY TAXES ASSOCIATED WITH HOLDING THIS CERTIFICATE AS THEY BECOME DUE, (E) IT WILL NOT CAUSE INCOME WITH RESPECT TO THIS CERTIFICATE TO BE ATTRIBUTABLE TO A FOREIGN PERMANENT ESTABLISHMENT OR FIXED BASE, WITHIN THE MEANING OF AN APPLICABLE INCOME TAX TREATY OF SUCH PERSON OR ANY OTHER U.S. PERSON AND (F) IT WILL NOT TRANSFER THIS CERTIFICATE TO ANY PERSON OR ENTITY THAT DOES NOT PROVIDE A SIMILAR AFFIDAVIT. ANY PURPORTED TRANSFER TO A DISQUALIFIED ORGANIZATION OR OTHER PERSON THAT IS NOT A PERMITTED TRANSFEREE OR OTHERWISE IN VIOLATION OF THESE RESTRICTIONS SHALL BE ABSOLUTELY NULL AND VOID AND SHALL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE. THIS CERTIFICATE REPRESENTS A "NON-ECONOMIC RESIDUAL INTEREST," AS DEFINED IN TREASURY REGULATIONS SECTION 1.860E-l(c), AND THEREFORE, TRANSFERS OF THIS CERTIFICATE MAY BE DISREGARDED FOR FEDERAL INCOME TAX PURPOSES. IN ORDER TO SATISFY A REGULATORY SAFE HARBOR UNDER WHICH SUCH TRANSFERS WILL NOT BE DISREGARDED, THE TRANSFEROR MAY BE REQUIRED, AMONG OTHER THINGS, TO SATISFY ITSELF AS TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE AND EITHER TO TRANSFER AT A MINIMUM PRICE OR TO AN ELIGIBLE TRANSFEREE AS SPECIFIED IN REGULATIONS.

PERCENTAGE INTEREST EVIDENCED BY THIS  APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL
CERTIFICATE: 100%                      BALANCE OF THE MORTGAGE LOANS AFTER
                                       DEDUCTING PAYMENTS DUE AND PREPAYMENTS
DATE OF POOLING AND SERVICING          RECEIVED ON OR BEFORE CUT-OFF DATE:
AGREEMENT:  AS OF JUNE 1, 2004         $1,097,416,312

CUT-OFF DATE:  AS SET FORTH IN THE     SERVICER:  MIDLAND LOAN SERVICES, INC.
POOLING AND SERVICING AGREEMENT (AS
DEFINED HEREIN)                        SPECIAL SERVICER:  MIDLAND LOAN SERVICES,
                                       INC.
CLOSING DATE:  JUNE 18, 2004
                                       TRUSTEE:  LASALLE BANK NATIONAL
FIRST DISTRIBUTION DATE:               ASSOCIATION
JULY 12, 2004
                                       FISCAL AGENT:  ABN AMRO BANK N.V.
CLASS LR PERCENTAGE INTEREST:  100%
                                       PAYING AGENT:  JPMORGAN CHASE BANK
CUSIP: U48138SA7(1) 46625M6C8(2)
46625M6S3(3)                           CERTIFICATE NO.:  LR-[__]


--------

1 For Book Entry Regulation S Certificates Only.

2 For Book Entry Rule 144A Only.

3 For Institutional Accredited Investors Only.

                              CLASS LR CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT, THE PAYING AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT J.P. MORGAN SECURITIES INC.

is the registered owner of the interest evidenced by this Certificate in the Class LR Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of June 1, 2004 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Servicer, the Special Servicer and the Paying Agent. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing the percentage interest in the Class of Certificates specified on the face hereof. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., Commercial Mortgage Pass-Through Certificates, Series 2004-PNC1 and are issued in the classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Class LR Certificate represents the "residual interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income. The Holder of the largest Percentage Interest in the Class LR Certificates shall be the "tax matters person" for the Lower-Tier REMIC pursuant to Treasury Regulations Section 1.860F-4(d), and the Servicer is hereby irrevocably designated and shall serve as attorney-in-fact and agent for any such Person that is the "tax matters person".

            Pursuant to the terms of the Pooling and Servicing Agreement, distributions, if any, on this Certificate shall be made by the Paying Agent in an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) and to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the Distribution Date to the Person in whose name this Certificate is registered as of the related Record Date. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Paying Agent (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Account will be paid to the Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(f) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Paying Agent may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with
Section 4.01(f) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Each Person who has or who acquires any Ownership Interest in a Class LR Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Paying Agent under Section 5.02(b) of the Pooling and Servicing Agreement to deliver payments to a Person other than such Person. The rights of each Person acquiring any Ownership Interest in a Class LR Certificate are expressly subject to the following provisions: (A) No Person holding or acquiring any Ownership Interest in a Class LR Certificate shall be a Disqualified Organization or agent thereof (including a nominee, middleman or similar person) (an "Agent"), a Plan or a Person acting on behalf of or investing the assets of a Plan (such Plan or Person, an "ERISA Prohibited Holder") or a Non-U.S. Person and shall promptly notify the Servicer, the Trustee and the Certificate Registrar of any change or impending change to such status; (B) In connection with any proposed Transfer of any Ownership Interest in a Class LR Certificate, the Certificate Registrar shall require delivery to it, and no Transfer of any Class LR Certificate shall be registered until the Certificate Registrar receives, an affidavit substantially in the form attached to the Pooling and Servicing Agreement as Exhibit D-1 (a "Transfer Affidavit") from the proposed Transferee, in form and substance satisfactory to the Certificate Registrar, representing and warranting, among other things, that such Transferee is not a Disqualified Organization or Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person, and that it has reviewed the provisions of Section 5.02(c) of the Pooling and Servicing Agreement and agrees to be bound by them; (C) Notwithstanding the delivery of a Transfer Affidavit by a proposed Transferee under clause (B) above, if the Certificate Registrar has actual knowledge that the proposed Transferee is a Disqualified Organization or an Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person, no Transfer of an Ownership Interest in a Class LR Certificate to such proposed Transferee shall be effected; (D) The Transferee will not cause the income with respect to any Class LR Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of such Transferee or any other Person; and (D) Each Person holding or acquiring any Ownership Interest in a Class LR Certificate shall agree (1) to require a Transfer Affidavit from any prospective Transferee to whom such Person attempts to transfer its Ownership Interest in such Class LR Certificate and (2) not to transfer its Ownership Interest in such Class LR Certificate unless it provides to the Certificate Registrar a letter substantially in the form attached to the Pooling and Servicing Agreement as Exhibit D-2 (a "Transferor Letter") certifying that, among other things, it has no actual knowledge that such prospective Transferee is a Disqualified Organization, an Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person.

            The Class R and Class LR Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Paying Agent, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders: (i) to cure any ambiguity to the extent it does not adversely affect any Certificateholder; (ii) to correct or supplement any provisions therein that may be inconsistent with any other provisions therein or the Prospectus or the Prospectus Supplement or to correct any error to the extent it does not materially and adversely affect the interests of any Certificateholder, as evidenced by an Opinion of Counsel (at the expense of the party requesting the amendment); (iii) to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or either of the Lower-Tier REMIC or the Upper Tier REMIC pursuant to the Code that would be a claim against the Trust Fund or either of the Lower-Tier REMIC or the Upper-Tier REMIC, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to avoid or minimize the risk of the imposition of any such tax; (iv) to change the timing and/or nature of deposits into the Certificate Account, Distribution Accounts or REO Account or to change the name in which the Certificate Account is maintained, provided, however, that the P&I Advance Date shall not be later than the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; (v) to modify, eliminate or add to the provisions of Section 5.02(c) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being "residual interests" in a REMIC and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; (vi) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that such action shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; (vii) to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; provided that such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect; provided further, that no such amendment may change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of each affected Mortgage Loan Seller; and (viii) to modify the provisions of Section
3.05 and 3.19(c) (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) hereof if (1) the Depositor, the Servicer, the Trustee and the Directing Certificateholder determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (2) such modification does not adversely affect the status of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, as evidenced by an opinion of counsel and (3) each Rating Agency has delivered written confirmation that such modification would not cause the downgrade, withdrawal or qualification of any of the then-current ratings of any Class of Certificates.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee, the Fiscal Agent and the Paying Agent with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of such Certificateholder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of each affected Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates by any Rating Agency, amend the Servicing Standards.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee or the Paying Agent shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on the Upper-Tier REMIC or the Lower-Tier REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Servicer, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee, the Paying Agent and each of the other parties to the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans. Following the date on which the Offered Certificates are retired, the Sole Certificateholder may, at its option exchange all of its Certificates (other than the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to the terms of the Pooling and Servicing Agreement.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Paying Agent to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            JPMORGAN CHASE BANK, not in its
                                            individual capacity but solely as
                                            Certificate Registrar under the
                                            Pooling and Servicing Agreement.


                                            By:
                                               ---------------------------------
                                               AUTHORIZED SIGNATORY


Dated:  June 18, 2004


                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS LR CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            JPMORGAN CHASE BANK,
                                            Authenticating Agent


                                            By:
                                               ---------------------------------
                                               AUTHORIZED SIGNATORY


Dated:  June 18, 2004

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common              UNIF GIFT MIN ACT _______ Custodian
TEN ENT  -  as tenants by the entireties                       (Cust)
JT TEN   -  as joint tenants with rights     Under Uniform Gifts to Minors
            of survivorship and not as       Act __________________________
            tenants in common                          (State)

     Additional abbreviations may also be used though not in the above list.


                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
              ------------------------------------------------------------------


--------------------------------------------------------------------------------
     (Please insert Social Security or other identifying number of Assignee)


--------------------------------------------------------------------------------
            (Please print or typewrite name and address of assignee)


--------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.



                                           -------------------------------------
Dated:                                     NOTICE: The signature to this
      --------------------------           assignment must correspond with the
                                           name as written upon the face of this
                                           Certificate in every particular
                                           without alteration or enlargement or
                                           any change whatever.
-------------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________, as its agent.

                                    EXHIBIT B

                             MORTGAGE LOAN SCHEDULE

JPMCC 2004-PNC1
Mortgage Loan Schedule (Combined)


  Seq #   Borrower Name
------------------------------------------------------------------------------------------------------------------------------------
    1     Centro Watt Property Owner II, LLC
   1.1    Centro Watt Property Owner II, LLC
   1.2    Centro Watt Property Owner II, LLC
   1.3    Centro Watt Property Owner II, LLC
   1.4    Centro Watt Property Owner II, LLC
   1.5    Centro Watt Property Owner II, LLC
   1.6    Centro Watt Property Owner II, LLC
   1.7    Centro Watt Property Owner II, LLC
    2     A&A 901 E Street Associates, L.L.C.
    3     Galileo CMBS T2 LLC, Galileo CMBS T2 NC LP, Galileo CMBS T2 TN LLC
   3.1    Galileo CMBS T2 LLC, Galileo CMBS T2 NC LP, Galileo CMBS T2 TN LLC
   3.2    Galileo CMBS T2 LLC, Galileo CMBS T2 NC LP, Galileo CMBS T2 TN LLC
   3.3    Galileo CMBS T2 LLC, Galileo CMBS T2 NC LP, Galileo CMBS T2 TN LLC
   3.4    Galileo CMBS T2 LLC, Galileo CMBS T2 NC LP, Galileo CMBS T2 TN LLC
   3.5    Galileo CMBS T2 LLC, Galileo CMBS T2 NC LP, Galileo CMBS T2 TN LLC
   3.6    Galileo CMBS T2 LLC, Galileo CMBS T2 NC LP, Galileo CMBS T2 TN LLC
    4     MCD-RC CA-EL Cerrito, LLC
    5     Lexington Overland Park LLC
    6     ARC Communities 12 LLC
   6.1    ARC Communities 12 LLC
   6.2    ARC Communities 12 LLC
   6.3    ARC Communities 12 LLC
   6.4    ARC Communities 12 LLC
   6.5    ARC Communities 12 LLC
   6.6    ARC Communities 12 LLC
   6.7    ARC Communities 12 LLC
    7     Billtech Equity Partners, LLC, 5/10 Cornell Equity Partners, LLC, Ballard Equity Partners, LLC, and
           Nashlow Equity Partners, LLC
   7.1    Billtech Equity Partners, LLC, 5/10 Cornell Equity Partners, LLC, Ballard Equity Partners, LLC, and
           Nashlow Equity Partners, LLC
   7.2    Billtech Equity Partners, LLC, 5/10 Cornell Equity Partners, LLC, Ballard Equity Partners, LLC, and
           Nashlow Equity Partners, LLC
   7.3    Billtech Equity Partners, LLC, 5/10 Cornell Equity Partners, LLC, Ballard Equity Partners, LLC, and
           Nashlow Equity Partners, LLC
   7.4    Billtech Equity Partners, LLC, 5/10 Cornell Equity Partners, LLC, Ballard Equity Partners, LLC, and
           Nashlow Equity Partners, LLC
   7.5    Billtech Equity Partners, LLC, 5/10 Cornell Equity Partners, LLC, Ballard Equity Partners, LLC, and
           Nashlow Equity Partners, LLC
    8      USA Gardens At Vail 1, LLC, USA Gardens At Vail 2, LLC, USA Gardens At Vail 3, LLC, USA Gardens At Vail 4, LLC,
           USA Gardens At Vail 5, LLC, USA Gardens At Vail 6, LLC, USA Gardens At Vail 7, LLC, USA Gardens At Vail 8, LLC,
           USA Gardens At Vail 9, LLC, USA Gardens At Vail 10, LLC, USA Gardens At Vail 11, LLC, USA Gardens At Vail 12, LLC,
           USA Gardens At Vail 13, LLC, USA Gardens At Vail 14, LLC, USA Gardens At Vail 15, LLC, USA Gardens At Vail 16, LLC,
           USA Gardens At Vail 17, LLC, USA Gardens At Vail 18, LLC, USA Gardens At Vail 19, LLC, USA Gardens At Vail 20, LLC,
           USA Gardens At Vail 21, LLC, USA Gardens At Vail 22, LLC, USA Gardens At Vail 23, LLC, USA Gardens At Vail 24, LLC,
           USA Gardens At Vail 25, LLC, USA Gardens At Vail 26, LLC, USA Gardens At Vail 27, LLC.
    9     AHM SPV II, LLC
   10     Landmark Holdings, LLC
  10.1    Landmark Holdings, LLC
  10.2    Landmark Holdings, LLC
  10.3    Landmark Holdings, LLC
  10.4    Landmark Holdings, LLC
  10.5    Landmark Holdings, LLC
  10.6    Landmark Holdings, LLC
   11     The Dover Centre, LLC
   12     FelCor/JPM Phoenix Hotel, L.L.C.
   13     Webjer Properties, LLC
   14     Grayhawk I,  L.L.C.
   15     Montclair Parc Apartments Limited Partnership
   16     MBS - Colonnade, Ltd.
   17     Westland Partnership
   18     SC1 Tri-County Crossing Fund, LLC, SCI Tri-County Crossing Fund 1, LLC, SCI Tri-County Crossing Fund 2, LLC,
           SCI Tri-County Crossing Fund 3, LLC, SCI Tri-County Crossing Fund 4, LLC, SCI Tri-County Crossing Fund 5, LLC,
           SCI Tri-County Crossing Fund 6, LLC
   19      Lexington Apartments One, LLC, Lexington Apartments Two, LLC, Lexington Apartments Three, LLC,
           Lexington Apartments Four, LLC, Lexington Apartments Five, LLC, Lexington Apartments Eight, LLC,
           Lexington Apartments Nine, LLC, Lexington Apartments Ten, LLC,
   20     Grand Shopping Center, LLC
   21     MCW-RC FL-Palm Harbour, LLC
   22     Loch Haven Builders, L.L.C.
   23     NTO Group, LLC, JT Schirm Farms, LLC, BF Schirm Farms, LLC, K and R Schirm Farms, LLC
   24     Canyon Springs Associates, Ltd.
   25     FelCor/JPM Wilmington Hotel, L.L.C.
   26     Rosemont Interstate Center, L.L.C.
   27     NNN 100 Cyberonics Drive, LLC
   28     Lexington Jackson LLC
   29     Best Rest Motel, Inc.
   30     Orsett/101 Pima L.L.C.
   31     69th & Bell, LLC and Nogales I, LLC
   32     Hialeah Realty Group, LLC
   33     U.P.A. Corporation
   34     Oates Creek, L.L.C.
   35     Cambridge Center West Limited Partnership
   36     Kings Mall, L.L.C.
   37     F.L. Shores, Ltd.
   38     MBS-Westbrook Square, Ltd.
   39     Country Club Seville Partners, Ltd.
   40     First Center South of North Dakota, LLC
   41     Kochen's Corona Medical, Inc.
   42     College Park Development Associates, L.P.
   43     The Commons, L.L.C.
   44     Park East Office Park LLC
   45     Evergreen Glen Apartments Limited Partnership
   46     140 Village Holding, LLC
   47     Saddle Club Limited Partnership
   48     The Collegiate, LLC
   49     Almonte Company, LLC
   50     Colonial Court Apartments, LLC
   51     Santa Fe Members, LLC
   52     Vermeil, LLC
   53     VH CC, LLC
   54     Stuart II Project Limited Partnership
   55     FelCor/JPM Boca Raton Hotel, L.L.C.
   56     Lionsgate Marketplace, L.L.C.
   57     Wimberly Partners, Ltd.
   58     Abstract Holdings, Inc.
   59     SCPortofino CB, L.P. and SCPortofino LV, L.P.
   60     Maureen Holmes
   61     Walnut Gardens Associates Limited Partnership
   62     JHM Properties LLC
   63     El Pueblo Dorado Apartments, L.P.
   64     Downtown OKC Properties, LLC
   65     C-L Livonia Associates-I, L.L.C.
   66     Skopinon LLC
   67     JSM at Matawan, LLC
   68     Dove Investors, L.P.
   69     Quail Investors, L.P.
   70     HK Starke, L.L.C., HK Plymouth, L.L.C., HK 25225 Warren, L.L.C., HK, 25040 Warren, LLC, and HK 30500 Warren, L.L.C.
  70.1    HK Starke, L.L.C., HK Plymouth, L.L.C., HK 25225 Warren, L.L.C., HK, 25040 Warren, LLC, and HK 30500 Warren, L.L.C.
  70.2    HK Starke, L.L.C., HK Plymouth, L.L.C., HK 25225 Warren, L.L.C., HK, 25040 Warren, LLC, and HK 30500 Warren, L.L.C.
  70.3    HK Starke, L.L.C., HK Plymouth, L.L.C., HK 25225 Warren, L.L.C., HK, 25040 Warren, LLC, and HK 30500 Warren, L.L.C.
  70.4    HK Starke, L.L.C., HK Plymouth, L.L.C., HK 25225 Warren, L.L.C., HK, 25040 Warren, LLC, and HK 30500 Warren, L.L.C.
  70.5    HK Starke, L.L.C., HK Plymouth, L.L.C., HK 25225 Warren, L.L.C., HK, 25040 Warren, LLC, and HK 30500 Warren, L.L.C.
   71     LPC-1 LLC & 6829 Elm Street LLC
   72     Chapelwood Place, LLC
   73     Peterson New Territory Investors, LP
   74     SJSAS II, LLC
   75     Carson City 1465, LLC
   76     Peterson First Colony Investors, LP
   77     McKay Talley Florence and LaRee Fletcher Florence, Ralph G. Beatty and Barbara A. Beatty, Douglas G. Paul and
           Elke A. Paul, River Paradise Partnership, Larry Richey, Tammy Richey, Judith A. Wallner, Werner O. Schneider and
           Wilma A. Schneider
   78     La Estancia Apartments, L.P.
   79     Fairway Forest Apartments, L.L.C.
   80     K&H Fairway Plaza, LLC
   81     VH PM, LLC
   82     Peoria Members, LLC
   83     Bell Chase Commons, L.L.C.
   84     Mount Vernon Plaza, L.L.C.
   85     Briarwood of Novi Limited Partnership
   86     Plano Parkway Building, Ltd.
   87     Clayton Properties II, L.L.C.
   88     Marketplace on Hamner, LLC
   89     Rosalind Villas, Limited Partnership
   90     Covi, LP; Waan, LP
   91     Harold R. Schatz Revocable Trust and Joyce M. Schatz Revocable Trust
   92     NKW - Texas, LLC
   93     San Antonio Hunters Bend, Ltd.
   94     Tom C. Merchant, Westland Investment Co., Canyon Road Investors, LLC
   95     Gold Key Apartments, Inc.
   96     2402 Rice Blvd., L.P.
   97     Columbia 7711, L.L.C.
   98     Peterson Jones 249 Investors, LP
   99     Peterson West Oaks Investors, LP
   100    El Centro Senior Villas, L.P.


Seq #            Property Address                                      City                  State            Zip Code
------------------------------------------------------------------------------------------------------------------------------------
  1      Various                                                     Various                   CA             Various
1.1      105, 109, 113, 114, 141, 145, 153, and 182 Plaza Drive      Vallejo                   CA              94591
1.2      17342 - 17598 Colima Road                                   Rowland Heights           CA              91748
1.3      13350 Telegraph Road                                        Sante Fe Springs          CA              90670
1.4      3303 Mooney Boulevard                                       Visalia                   CA              93277
1.5      9725 Laurel Canyon Boulevard                                Pacoima                   CA              91331
1.6      40515 - 40605 California Oaks Road                          Murrieta                  CA              92562
1.7      605 - 729 H Street                                          Lompoc                    CA              93436
  2      901 E Street                                                Washington                DC              20004
  3      Various                                                     Various                 Various          Various
3.1      903 - 915 Hartford Turnpike                                 Waterford                 CT              06385
3.2      2154 US Highway 70 Southeast                                Hickory                   NC              28602
3.3      290-294 Daniel Webster Highway                              Nashua                    NH              03060
3.4      1649 East Stone Drive                                       Kingsport                 TN              37660
3.5      3220 Springs Road                                           Hickory                   NC              28601
3.6      2730 2nd Avenue Northwest                                   Hickory                   NC              28601
  4      300 El Cerrito Plaza                                        El Cerrito                CA              94530
  5      5200 Metcalf Avenue                                         Overland Park             KS              66202
  6      Various                                                     Various                 Various          Various
6.1      655 King Arthur Way                                         North Salt Lake           UT              84054
6.2      8401 East Saddlebrook Drive                                 North Charleston          SC              29420
6.3      4001 Peru Road                                              Dubuque                   IA              52001
6.4      3323 Iowa Street                                            Lawrence                  KS              66046
6.5      1129 East Parkerville Road                                  DeSoto                    TX              75115
6.6      5900 Southeast 48th Street                                  Oklahoma City             OK              73135
6.7      4317 Clemence Avenue                                        Gillette                  WY              82718
  7      Various                                                     Various                 Various          Various
7.1      255, 261 and 265 Ballardvale Street                         Wilmington                MA               1887
7.2      9 Townsend West                                             Nashua                    NH               3063
7.3      700 & 900 Technology Park Drive                             Billerica                 MA               1821
7.4      847 Rogers Road                                             Lowell                    MA               1852
7.5      5-10 Cornell Place                                          Wilmington                MA               1887
  8      17811 Vail Street                                           Dallas                    TX              75287
  9      538 Broadhollow Road                                        Melville                  NY              11747
 10      Various                                                     Various                   IL             Various
10.1     857 Landmark Drive                                          Belvidere                 IL              61008
10.2     1701 Industrial Court                                       Belvidere                 IL              61008
10.3     888 Landmark Drive                                          Belvidere                 IL              61008
10.4     795 Landmark Drive                                          Belvidere                 IL              61008
10.5     725 Landmark Drive                                          Belvidere                 IL              61008
10.6     1221 Research Parkway                                       Rockford                  IL              61109
 11      113 and 117 Seaboard Lane                                   Franklin                  TN              37067
 12      2630 East Camelback Road                                    Phoenix                   AZ              85016
 13      34375 West Twelve Mile Road                                 Farmington Hills          MI              48331
 14      14400 West Maple Road                                       Omaha                     NE              68116
 15      10900 South Pennsylvania Avenue                             Oklahoma City             OK              73170
 16      9898 Colonnade Boulevard                                    San Antonio               TX              78230
 17      1105 Lake Heritage Way                                      Knoxville                 TN              37922
 18      865 - 975 East Kemper Road                                  Springdale                OH              45246
 19      117 Royal Drive                                             Madison                   AL              35758
 20      6287 Little River Turnpike                                  Alexandria                VA              22312
 21      100 Palm Coast Parkway                                      Palm Coast                FL              32137
 22      5725 Ivanhoe Court                                          Fayetteville              NC              28314
 23      6354 Saddler Way                                            Canal Winchester          OH              43110
 24      2704, 2724 and 2744 Canyon Springs Parkway, 2800 C          Riverside                 CA              92507
 25      4727 Concord Pike                                           Wilmington                DE              19803
 26      3649 Sentara Way                                            Virginia Beach            VA              23452
 27      100 Cyberonics Boulevard                                    Houston                   TX              77058
 28      431 Smith Lane                                              Jackson                   TN              38301
 29      1955 San Diego Avenue                                       San Diego                 CA              92110
 30      19820 North 7th Street                                      Phoenix                   AZ              85024
 31      6910 Bell Road                                              Glendale                  AZ              85308
 32      17900 N.W. 5th Avenue                                       Miami                     FL              33169
 33      1205 University Avenue                                      Columbia                  MO              65201
 34      19951 Mariner Avenue                                        Torrance                  CA              90503
 35      39209 West Six Mile Road                                    Livonia                   MI              48152
 36      1200 Ulster Avenue                                          Kingston                  NY              12401
 37      1100 East Lamar Boulevard                                   Arlington                 TX              76011
 38      16545 Loch Katrine Lane                                     Houston                   TX              77084
 39      5502 Saratoga                                               Corpus Christi            TX              78413
 40      3051&3175 25th Street Southwest                             Fargo                     ND              58103
 41      1820 Fullerton Avenue                                       Corona                    CA              92881
 42      202 College Park Drive                                      Weatherford               TX              76086
 43      869 B Port Republic Road                                    Harrisonburg              VA              22801
 44      3733-3737 Park East Drive                                   Beachwood                 OH              44122
 45      991 Charlela Lane                                           Elk Grove Village         IL              60007
 46      511-601 Jermor Lane                                         Westminster               MD              21157
 47      1 Gallowgate Court                                          Liverpool                 NY              13090
 48      515 North Lake Street                                       Madison                   WI              53703
 49      5901 South May Avenue                                       Oklahoma City             OK              73119
 50      36643 Woodward Avenue                                       Birmingham                MI              48009
 51      8717 Pioneer Boulevard                                      Sante Fe Springs          CA              90670
 52      203 Patchen Drive                                           Lexington                 KY              40517
 53      3321 Alamo Avenue                                           Cincinnati                OH              45209
 54      460-490 Elden Street                                        Herndon                   VA              22070
 55      661 Northwest 53 Street                                     Boca Raton                FL              33487
 56      14319-14391 & 14465 Metcalf Avenue                          Overland Park             KS              66224
 57      702 West Warrior Trail                                      Grand Prairie             TX              75052
 58      6520-6588 Foothill Boulevard                                Tujunga                   CA              91042
 59      19073 Interstate 45                                         Shenandoah                TX              77385
 60      18004 & 18006 Sky Park Circle                               Irvine                    CA              92614
 61      6077 Northwest 16th Street                                  Oklahoma City             OK              73127
 62      1245 Concord Parkway                                        Concord                   NC              28025
 63      901 East Thomas Drive                                       Pharr                     TX              78577
 64      125 Northwest 15th Street                                   Oklahoma City             OK              73103
 65      12075 Tech Center Drive                                     Livonia                   MI              48105
 66      3153 West Irving Park Road                                  Chicago                   IL              60618
 67      947-955 State Route 34                                      Matawan                   NJ              07747
 68      1151 Dove Street                                            Newport Beach             CA              92660
 69      1000 Quail Street                                           Newport Beach             CA              92660
 70      Various                                                     Various                 Various          Various
70.1     25040 Easy Street                                           Warren                    MI              48089
70.2     30500 Ryan Road                                             Warren                    MI              48092
70.3     250 Nicks Rock Road                                         Plymouth                  MA               2360
70.4     105 L.M. Gaines Boulevard                                   Starke                    FL              32091
70.5     25225 Easy Street                                           Warren                    MI              48089
 71      6829 Elm Street                                             McLean                    VA              22101
 72      360 South Rosenberger Avenue                                Evansville                IN              47712
 73      5022 Highway 90A                                            Sugar Land                TX              77478
 74      11525 South Highway 6                                       Sugar Land                TX              77478
 75      1465 East Williams Street                                   Carson City               NV              89701
 76      1730 Williams Trace Boulevard                               Sugar Land                TX              77478
 77      3549 Esplanade                                              Chico                     CA              95973
 78      3601 East Mile 8 Road                                       Weslaco                   TX              78570
 79      3202-3402 East Fairway Drive                                Coeur D' Alene            ID              83815
 80      3441 South Eastern Avenue                                   Las Vegas                 NV              89109
 81      3401 Alamo Avenue                                           Cincinnati                OH              45209
 82      4170 West Peoria Avenue                                     Phoenix                   AZ              85029
 83      4560 West Algonquin Road                                    Lake in the Hills         IL              60156
 84      8723-8733 Cooper Road                                       Alexandria                VA              22110
 85      47200-47340 Ten Mile Road                                   Novi                      MI              48374
 86      4031 Plano Parkway                                          Plano                     TX              75093
 87      225 North Saddle Creek Road                                 Omaha                     NE              68131
 88      1409 Hamner Avenue                                          Norco                     CA              92860
 89      1800 West Edgewood Avenue                                   Jacksonville              FL              32208
 90      4100 Tanglewood Lane                                        Odessa                    TX              79762
 91      1901 East Chase Parkway                                     Fort Worth                TX              76120
 92      3421 McFarlin Boulevard                                     University Park           TX              75225
 93      7110 Wurzbach Road                                          San Antonio               TX              78240
 94      1208 Linn Avenue                                            Oregon City               OR              97045
 95      6022 NW 23rd                                                Oklahoma City             OK              73127
 96      2402 Rice Boulevard                                         Houston                   TX              77005
 97      7711 State Line Road                                        Kansas City               MO              64114
 98      21530 State Highway 249                                     Houston                   TX              77070
 99      2838 Highway 6 South                                        Houston                   TX              77082
100      579 Park Avenue                                             El Centro                 CA              92243


                                                                                         Net
                                                                                      Mortgage
                                                                            Interest  Interest       Original
Seq #    County                        Property Name                        Rate (%)    Rate          Balance        Cutoff Balance
------------------------------------------------------------------------------------------------------------------------------------
  1    Various                 Centro Retail Portfolio I                     4.8495    4.80768    135,500,000.00    135,500,000.00
1.1    Solano                  Gateway Plaza                                 4.8495    4.80768     37,100,000.00     37,100,000.00
1.2    Los Angeles             Puente Hills Town Center                      4.8495    4.80768     29,000,000.00     29,000,000.00
1.3    Los Angeles             Sante Fe Springs Mall                         4.8495    4.80768     23,300,000.00     23,300,000.00
1.4    Tulare                  Sequoia Mall and Tower Plaza                  4.8495    4.80768     15,200,000.00     15,200,000.00
1.5    Los Angeles             Pacoima Center                                4.8495    4.80768     10,900,000.00     10,900,000.00
1.6    Riverside               California Oaks Center                        4.8495    4.80768     10,100,000.00     10,100,000.00
1.7    Santa Barbara           Lompoc Center                                 4.8495    4.80768      9,900,000.00      9,900,000.00
  2    District of Columbia    901 E Street                                  5.3000    5.25818     66,500,000.00     66,500,000.00
  3    Various                 Galileo Retail Portfolio                      5.5000    5.45818     55,000,000.00     55,000,000.00
3.1    New London              Waterford Commons                             5.5000    5.45818     31,542,754.38     31,542,754.38
3.2    Catawba                 Valley Crossing                               5.5000    5.45818     10,568,928.46     10,568,928.46
3.3    Hillsborough            Willow Springs Plaza                          5.5000    5.45818      8,423,842.82      8,423,842.82
3.4    Sullivan                Stone East Place                              5.5000    5.45818      1,787,696.44      1,787,696.44
3.5    Catawba                 Spring Crossing Shopping Center               5.5000    5.45818      1,418,876.42      1,418,876.42
3.6    Catawba                 Longview Crossing Shopping Center             5.5000    5.45818      1,257,901.48      1,257,901.48
  4    Contra Costa            El Cerrito Plaza                              4.5100    4.46818     41,580,000.00     41,580,000.00
  5    Johnson                 Employers Reinsurance Corp I                  5.8300    5.78818     37,620,000.00     37,620,000.00
  6    Various                 ARC MHC Portfolio                             5.5300    5.48818     36,208,000.00     36,100,392.71
6.1    Davis                   Camelot                                       5.5300    5.48818     12,240,000.00     12,203,623.70
6.2    Dorchester              Saddlebrook                                   5.5300    5.48818      7,680,000.00      7,657,175.65
6.3    Dubuque                 Terrace Heights                               5.5300    5.48818      5,880,000.00      5,862,525.11
6.4    Douglas                 Easy Living                                   5.5300    5.48818      4,432,000.00      4,418,828.45
6.5    Dallas                  Dynamic II                                    5.5300    5.48818      2,824,000.00      2,815,607.30
6.6    Oklahoma                Meridian Sooner                               5.5300    5.48818      1,632,000.00      1,627,149.83
6.7    Campbell                Park Plaza                                    5.5300    5.48818      1,520,000.00      1,515,482.68
  7    Various                 Billerica-Wilmington Portfolio                5.6200    5.53818     34,700,000.00     34,630,974.21
7.1    Middlesex               Ballardvale                                   5.6200    5.53818     10,577,780.22     10,556,738.73
7.2    Hillsborough            9 Townsend West                               5.6200    5.53818      6,787,472.53      6,773,970.78
7.3    Middlesex               Technology Park                               5.6200    5.53818      6,711,208.79      6,697,858.75
7.4    Middlesex               One Lowell Research Center                    5.6200    5.53818      5,338,461.54      5,327,842.19
7.5    Middlesex               Cornell Place                                 5.6200    5.53818      5,285,076.92      5,274,563.76
  8    Denton                  Gardens at Vail Apartments                    5.3900    5.30818     26,800,000.00     26,774,066.22
  9    Suffolk                 538 Broadhollow Road                          5.8200    5.77818     26,500,000.00     26,347,177.82
 10    Various                 Belvidere Industrial Portfolio                5.6100    5.56818     23,000,000.00     22,954,148.58
10.1   Boone                   857 Landmark Drive                            5.6100    5.56818      8,378,283.71      8,361,581.27
10.2   Boone                   1701 Industrial Court                         5.6100    5.56818      3,625,218.91      3,617,991.90
10.3   Boone                   888 Landmark Drive                            5.6100    5.56818      3,222,416.81      3,215,992.80
10.4   Boone                   795 Landmark Drive                            5.6100    5.56818      3,141,856.39      3,135,592.98
10.5   Boone                   725 Landmark Drive                            5.6100    5.56818      2,416,812.61      2,411,994.60
10.6   Winnebago               1221 Research Parkway                         5.6100    5.56818      2,215,411.56      2,210,995.05
 11    Williamson              Dover Centre at Cool Springs                  5.2700    5.17818     21,550,000.00     21,503,789.78
 12    Maricopa                Embassy Suites Phoenix Biltmore               6.7430    6.70118     21,368,000.00     21,368,000.00
 13    Oakland                 Jervis Webb World Headquarters                5.2100    5.10818     20,000,000.00     19,956,565.90
 14    Douglas                 Grayhawk Village                              5.1700    5.12818     19,000,000.00     18,958,388.34
 15    Oklahoma City           Montclair Parc Apartments                     4.8400    4.78818     18,550,000.00     18,550,000.00
 16    Bexar                   The Colonnade Apartments                      5.3500    5.27818     18,025,000.00     18,025,000.00
 17    Knox                    Heritage Lake at Westland                     5.5000    5.45818     17,200,000.00     17,200,000.00
 18    Hamilton                Tri County Crossing                           5.3100    5.26818     13,600,000.00     13,586,580.09
 19    Madison                 Lexington Apartments                          5.7500    5.65818     13,200,000.00     13,200,000.00
 20    Fairfax                 Little River Shopping Center                  6.3440    6.30218     13,000,000.00     13,000,000.00
 21    Flagler                 Palm Harbor Shopping Village                  4.4400    4.39818     12,100,000.00     12,100,000.00
 22    Cumberland              Kings Cross Apartments                        4.6700    4.62818     12,000,000.00     12,000,000.00
 23    Franklin                Schirm Farms Apartments                       5.4400    5.39818     12,000,000.00     11,975,183.85
 24    Riverside               Canyon Springs North & South                  5.0800    5.02818     11,100,000.00     11,100,000.00
 25    New Castle              Doubletree Wilmington                         6.1455    6.10368     11,000,000.00     11,000,000.00
 26    Virginia Beach          Rosemont Interstate Center                    5.3900    5.34818     11,000,000.00     11,000,000.00
 27    Harris                  Cyberonics Building                           5.0100    4.92818     10,500,000.00     10,476,221.00
 28    Madison                 LXP - Jackson                                 5.9300    5.88818     10,400,000.00     10,400,000.00
 29    San Diego               Comfort Inn                                   6.1500    6.06818     10,200,000.00     10,200,000.00
 30    Maricopa                101 Corporate Center                          5.2400    5.13818     10,020,000.00      9,998,376.97
 31    Maricopa                69th & Bell                                   5.3600    5.27818      9,300,000.00      9,290,934.28
 32    Dade                    Asbury Park Apartments                        5.4000    5.35818      8,600,000.00      8,582,062.10
 33    Boone                   University Place Apartments                   5.5500    5.42818      8,500,000.00      8,482,833.27
 34    Los Angeles             Torrance Business Park                        5.6900    5.61818      8,500,000.00      8,475,641.16
 35    Wayne                   Cambridge Center West                         5.6600    5.57818      8,100,000.00      8,100,000.00
 36    Ulster                  Kings Mall Shopping Center                    6.1500    6.04818      8,000,000.00      8,000,000.00
 37    Tarrant                 The Shores Apartments                         5.6250    5.58318      7,400,000.00      7,362,394.71
 38    Harris                  Villages of Loch Katrine II                   5.6200    5.56818      7,300,000.00      7,278,743.09
 39    Nueces                  Summit Apartments                             5.3700    5.32818      7,000,000.00      7,000,000.00
 40    Cass                    First Center South                            5.6900    5.64818      7,000,000.00      6,993,714.37
 41    Riverside               Corona Medical Center                         5.6100    5.52818      7,000,000.00      6,986,045.22
 42    Parker                  College Park Apartments                       5.1800    5.02818      6,800,000.00      6,793,076.21
 43    Harrisonburg City       The Commons                                   5.6000    5.55818      6,800,000.00      6,770,127.59
 44    Cuyahoga                Park East                                     5.9000    5.80818      6,750,000.00      6,737,373.02
 45    Cook                    Burton Grove Apartments                       5.2700    5.22818      6,750,000.00      6,735,525.80
 46    Carroll                 140 Village Shopping Center                   5.0500    4.95818      6,500,000.00      6,485,401.89
 47    Onondaga                Saddle Club Apartments                        5.6100    5.56818      6,260,000.00      6,260,000.00
 48    Dane                    Collegiate Apartments                         5.1800    5.13818      6,080,000.00      6,073,809.31
 49    Oklahoma                Almonte Apartments                            5.5000    5.39818      6,000,000.00      6,000,000.00
 50    Oakland                 Colonial Court Apartments                     4.8400    4.79818      6,000,000.00      5,985,925.42
 51    Los Angeles             Dollar Self Storage                           5.6200    5.56818      5,700,000.00      5,688,661.48
 52    Fayette                 Patchen Place Apartments                      5.6000    5.55818      5,680,000.00      5,639,364.87
 53    Hamilton                Center of Cincinnati-Circuit City             5.6000    5.55818      5,625,000.00      5,613,761.98
 54    Fairfax                 Herndon Centre II                             5.2900    5.19818      5,500,000.00      5,500,000.00
 55    Palm Beach              Embassy Suites Boca Raton                     6.1455    6.10368      5,500,000.00      5,500,000.00
 56    Johnson                 Lionsgate Marketplace                         5.2500    5.14818      5,440,000.00      5,434,553.45
 57    Dallas                  Wymberly Pointe Apartments                    5.6250    5.58318      5,380,000.00      5,352,659.92
 58    Los Angeles             Tujunga Canyon Shopping Center                5.3400    5.23818      5,272,000.00      5,266,835.66
 59    Montgomery              Portofino Plaza                               5.8600    5.81818      5,265,000.00      5,243,318.41
 60    Orange                  Sky Park                                      6.1800    6.04818      5,224,000.00      5,219,872.78
 61    Oklahoma                Walnut Gardens Apartments                     6.1400    6.08818      5,260,000.00      5,215,753.04
 62    Cabarrus                Shoppes at Davidson Corner                    5.1100    5.06818      5,200,000.00      5,183,179.76
 63    Hidalgo                 El Pueblo Dorado                              7.8700    7.81818      5,085,000.00      5,085,000.00
 64    Oklahoma                Aberdeen Apartments                           5.4600    5.35818      4,850,000.00      4,840,013.10
 65    Wayne                   TRW Automotive - Tech 3                       5.6800    5.52818      4,800,000.00      4,795,678.92
 66    Cook                    Walgreens - Chicago                           5.3300    5.28818      4,725,000.00      4,714,996.33
 67    Monmouth                Walgreens - Matawan                           5.2500    5.20818      4,600,000.00      4,595,394.46
 68    Orange                  1151 Dove Street                              5.8800    5.83818      4,450,000.00      4,450,000.00
 69    Orange                  1000 Quail Street                             5.8800    5.83818      4,450,000.00      4,450,000.00
 70    Various                 TriMas Portfolio                              5.3400    5.28818      4,200,000.00      4,200,000.00
70.1   Macomb                  Trimas (Keo Cutters)                          5.3400    5.28818      1,099,476.44      1,099,476.44
70.2   Macomb                  Trimas (Punchcraft Company)                   5.3400    5.28818        952,879.58        952,879.58
70.3   Plymouth                Trimas (Richards Micro-Tool Company, Inc.)    5.3400    5.28818        952,879.58        952,879.58
70.4   Bradford                TriMas (Draw-Tite, Inc.)                      5.3400    5.28818        806,282.72        806,282.72
70.5   Macomb                  Trimas (Reska Spline Products)                5.3400    5.28818        388,481.68        388,481.68
 71    Fairfax                 Elm Street Office Building                    5.7400    5.68818      4,000,000.00      3,988,667.77
 72    Vanderburgh             Foxfire West Apartments                       5.4000    5.35818      3,860,000.00      3,851,948.80
 73    Fort Bend               New Territory Center                          5.6600    5.61818      3,850,000.00      3,846,516.55
 74    Fort Bend               Walgreens Sugarland                           5.5600    5.51818      3,650,000.00      3,626,054.15
 75    Carson City             Walgreens - Carson City                       6.2270    6.18518      3,600,000.00      3,600,000.00
 76    Fort Bend               First Colony Center                           5.6600    5.61818      3,600,000.00      3,596,742.75
 77    Butte                   Rancho Esplanade MHC                          5.2000    5.15818      3,600,000.00      3,592,165.35
 78    Hidalgo                 La Estancia Apartments                        7.9200    7.86818      3,566,463.00      3,566,463.00
 79    Kootenai                Fairway Forest Apartments                     5.6000    5.55818      3,540,000.00      3,532,927.54
 80    Clark                   Fairway Business Center                       6.2300    6.18818      3,514,000.00      3,514,000.00
 81    Hamilton                Center of Cincinnati-PetsMart                 5.6000    5.55818      3,375,000.00      3,368,257.19
 82    Maricopa                Dollar Self Storage-Phoenix                   5.3100    5.25818      3,312,000.00      3,308,731.86
 83    McHenry                 Bellechase Commons                            6.1500    6.05818      3,250,000.00      3,230,277.81
 84    Fairfax                 Cooper Center                                 5.8300    5.77818      3,100,000.00      3,091,398.13
 85    Oakland                 Briar Pointe Plaza                            5.4800    5.35818      3,000,000.00      2,997,160.63
 86    Collin                  The AOSM Building                             5.3000    5.14818      2,840,000.00      2,833,948.75
 87    Douglas                 Walgreens - Omaha                             5.9000    5.85818      2,815,000.00      2,807,190.42
 88    Riverside               Marketplace on Hamner                         6.5900    6.54818      2,700,000.00      2,700,000.00
 89    Duval                   Rosalind Villas Senior Apartments             8.0600    8.00818      2,365,000.00      2,365,000.00
 90    Ector                   Regency Square Apartments                     5.9900    5.94818      2,280,000.00      2,277,084.23
 91    Tarrant                 The Chase Apartments                          5.3800    5.22818      2,200,000.00      2,197,865.88
 92    Dallas                  The McFarlin Place Apartments                 5.2100    5.10818      2,000,000.00      1,995,656.58
 93    Bexar                   Hunters Bend Apartments                       5.2900    5.24818      1,960,000.00      1,958,056.54
 94    Clackamas               Mt. Pleasant Apartments                       5.8800    5.83818      1,860,000.00      1,858,409.25
 95    Oklahoma                Appletree Apartments                          6.1400    6.08818      1,840,000.00      1,824,521.99
 96    Harris                  University Corner                             5.6200    5.57818      1,600,000.00      1,593,125.57
 97    Jackson                 Meadowlake Shops                              5.8400    5.73818      1,540,000.00      1,535,683.36
 98    Harris                  Jones and 249 Center                          5.6600    5.61818      1,500,000.00      1,498,642.81
 99    Harris                  West Oaks Center                              5.6600    5.61818      1,450,000.00      1,448,688.05
100    Imperial                El Centro Senior Villas                       7.7900    7.73818        825,000.00        823,609.72


                                   Maturity/ARD                       Rem.  Monthly Debt  Servicing Fee
Seq #        Term       Rem. Term     Date         Amort. Term       Amort.    Service         Rate
--------------------------------------------------------------------------------------------------------
  1           120           119     5/1/2014              0             0    555,194.78       0.04000
1.1           120           119     5/1/2014              0             0    152,012.74
1.2           120           119     5/1/2014              0             0    118,823.98
1.3           120           119     5/1/2014              0             0     95,468.92
1.4           120           119     5/1/2014              0             0     62,280.15
1.5           120           119     5/1/2014              0             0     44,661.42
1.6           120           119     5/1/2014              0             0     41,383.52
1.7           120           119     5/1/2014              0             0     40,564.05
  2           120           120     6/1/2014            360           360    369,277.59       0.04000
  3            60            56     2/1/2009              0             0    255,584.49       0.04000
3.1            60            56     2/1/2009              0             0    146,578.89
3.2            60            56     2/1/2009              0             0     49,113.71
3.3            60            56     2/1/2009              0             0     39,145.52
3.4            60            56     2/1/2009              0             0      8,307.41
3.5            60            56     2/1/2009              0             0      6,593.51
3.6            60            56     2/1/2009              0             0      5,845.45
  4            60            55     1/1/2009              0             0    156,271.50       0.04000
  5           180           179     5/1/2019            360           360    221,455.72       0.04000
  6           120           117     3/1/2014            360           357    206,267.08       0.04000
6.1           120           117     3/1/2014            360           357     69,727.93
6.2           120           117     3/1/2014            360           357     43,750.87
6.3           120           117     3/1/2014            360           357     33,496.75
6.4           120           117     3/1/2014            360           357     25,247.89
6.5           120           117     3/1/2014            360           357     16,087.56
6.6           120           117     3/1/2014            360           357      9,297.06
6.7           120           117     3/1/2014            360           357      8,659.02
  7           120           118     4/1/2014            360           358    199,643.24       0.08000
7.1           120           118     4/1/2014            360           358     60,858.28
7.2           120           118     4/1/2014            360           358     39,051.10
7.3           120           118     4/1/2014            360           358     38,612.32
7.4           120           118     4/1/2014            360           358     30,714.34
7.5           120           118     4/1/2014            360           358     30,407.20
  8           120           119     5/1/2014            360           359    150,323.00       0.08000
  9           120           114    12/1/2013            360           354    155,827.23       0.04000
 10           120           118     4/1/2014            360           358    132,183.23       0.04000
10.1          120           118     4/1/2014            360           358     48,150.81
10.2          120           118     4/1/2014            360           358     20,834.48
10.3          120           118     4/1/2014            360           358     18,519.54
10.4          120           118     4/1/2014            360           358     18,056.55
10.5          120           118     4/1/2014            360           358     13,889.66
10.6          120           118     4/1/2014            360           358     12,732.19
 11           120           118     4/1/2014            360           358    119,266.99       0.09000
 12           120           120     6/1/2014            300           300    147,539.54       0.04000
 13           120           118     4/1/2014            360           358    109,945.76       0.10000
 14           120           118     4/1/2014            360           358    103,979.23       0.04000
 15           108           107     5/1/2013            360           360     97,774.43       0.05000
 16           120           118     4/1/2014            360           360    100,654.07       0.07000
 17           144           141     3/1/2016            360           360     97,659.71       0.04000
 18           120           119     5/1/2014            360           359     75,605.91       0.04000
 19            60            60     7/1/2009            360           360     77,031.62       0.09000
 20            60            60     6/1/2009            360           360     80,839.69       0.04000
 21            84            83     5/1/2011              0             0     45,391.81       0.04000
 22           120           120     6/1/2014            360           360     62,020.34       0.04000
 23           120           118     4/1/2014            360           358     67,683.63       0.04000
 24           120           119     5/1/2014            360           360     60,131.09       0.05000
 25            60            60     6/1/2009            240           240     79,733.53       0.04000
 26           120           120     6/1/2014            240           240     74,985.83       0.04000
 27            84            82     4/1/2011            360           358     56,430.46       0.08000
 28           120           120     7/1/2014            360           360     61,885.98       0.04000
 29           120           120     6/1/2014            300           300     66,657.17       0.08000
 30           120           118     4/1/2014            360           358     55,268.77       0.10000
 31           120           119     5/1/2014            360           359     51,990.39       0.08000
 32           120           118     4/1/2014            360           358     48,291.65       0.04000
 33           120           118     4/1/2014            360           358     48,529.05       0.12000
 34           120           117     3/1/2014            360           357     49,280.18       0.07000
 35           120           120     6/1/2014            360           360     46,807.32       0.08000
 36           120           120     7/1/2014            360           360     48,738.25       0.10000
 37           120           115     1/1/2014            360           355     42,598.57       0.04000
 38           120           117     3/1/2014            360           357     41,999.88       0.05000
 39           120           120     6/1/2014            360           360     39,176.17       0.04000
 40           120           119     5/1/2014            360           359     40,583.68       0.04000
 41           120           118     4/1/2014            360           358     40,229.68       0.08000
 42           120           119     5/1/2014            360           359     37,255.57       0.15000
 43           240           238     4/1/2024            240           238     47,161.23       0.04000
 44           120           118     4/1/2014            360           358     40,036.71       0.09000
 45           120           118     4/1/2014            360           358     37,357.41       0.04000
 46           120           118     4/1/2014            360           358     35,092.30       0.09000
 47           120           120     6/1/2014            300           300     38,854.19       0.04000
 48           120           119     5/1/2014            360           359     33,310.86       0.04000
 49           120           120     6/1/2014            360           360     34,067.34       0.10000
 50           120           118     4/1/2014            360           358     31,625.15       0.04000
 51           120           118     4/1/2014            360           358     32,794.42       0.05000
 52           120           113    11/1/2013            360           353     32,607.69       0.04000
 53           120           118     4/1/2014            360           358     32,291.94       0.04000
 54           120           119     5/1/2014            360           360     30,507.61       0.09000
 55            60            60     6/1/2009            300           300     35,927.36       0.04000
 56           120           119     5/1/2014            360           359     30,039.88       0.10000
 57           120           115     1/1/2014            360           355     30,970.31       0.04000
 58           120           119     5/1/2014            360           359     29,406.75       0.10000
 59           180           177     3/1/2019            300           297     33,473.33       0.04000
 60           120           119     5/1/2014            360           359     31,927.61       0.13000
 61           120           116     2/1/2014            240           236     38,110.34       0.05000
 62           156           155     5/1/2017            192           191     39,701.68       0.04000
 63           215           215     5/1/2022            360           360     36,852.13       0.05000
 64           120           118     4/1/2014            360           358     27,416.17       0.10000
 65           120           119     5/1/2014            360           359     27,798.41       0.15000
 66           120           118     4/1/2014            360           358     26,326.24       0.04000
 67           120           119     5/1/2014            360           359     25,401.37       0.04000
 68           120           120     6/1/2014            360           360     26,337.65       0.04000
 69           120           120     6/1/2014            360           360     26,337.65       0.04000
 70           120           120     6/1/2014            300           300     25,391.91       0.05000
70.1          120           120     6/1/2014            300           300      6,647.10
70.2          120           120     6/1/2014            300           300      5,760.82
70.3          120           120     6/1/2014            300           300      5,760.82
70.4          120           120     6/1/2014            300           300      4,874.54
70.5          120           120     6/1/2014            300           300      2,348.64
 71           120           117     3/1/2014            360           357     23,317.51       0.05000
 72           120           118     4/1/2014            360           358     21,675.09       0.04000
 73           120           119     5/1/2014            360           359     22,247.92       0.04000
 74           240           237     3/1/2024            240           237     25,231.74       0.04000
 75           120           120     6/1/2014            360           360     22,112.00       0.04000
 76           120           119     5/1/2014            360           359     20,803.25       0.04000
 77            84            82     4/1/2011            360           358     19,767.99       0.04000
 78           215           215     5/1/2022            360           360     25,970.82       0.05000
 79           120           118     4/1/2014            360           358     20,322.40       0.04000
 80           120           120     6/1/2014            360           360     21,590.61       0.04000
 81           120           118     4/1/2014            360           358     19,375.17       0.04000
 82           120           119     5/1/2014            360           359     18,412.26       0.05000
 83           240           237     3/1/2024            240           237     23,566.12       0.09000
 84           120           117     3/1/2014            360           357     18,248.61       0.05000
 85           120           119     5/1/2014            360           359     16,996.04       0.12000
 86           120           118     4/1/2014            360           358     15,770.65       0.15000
 87           180           178     4/1/2019            300           298     17,965.40       0.04000
 88           120           120     6/1/2014            360           360     17,225.96       0.04000
 89           215           215     5/1/2022            360           360     17,452.56       0.05000
 90           120           119     5/1/2014            300           299     14,676.14       0.04000
 91           120           119     5/1/2014            360           359     12,326.23       0.15000
 92           120           118     4/1/2014            360           358     10,994.58       0.10000
 93           120           119     5/1/2014            360           359     10,871.80       0.04000
 94           120           119     5/1/2014            360           359     11,008.55       0.04000
 95           120           116     2/1/2014            240           236     13,331.37       0.05000
 96           120           117     3/1/2014            300           297      9,940.39       0.04000
 97           120           118     4/1/2014            300           298      9,772.17       0.10000
 98           120           119     5/1/2014            360           359      8,668.02       0.04000
 99           120           119     5/1/2014            360           359      8,379.09       0.04000
100           216           213     3/1/2022            360           357      5,935.00       0.05000


Seq #   Accrual Type     ARD (Y/N)    Final Mat Date   ARD Step Up %
----------------------------------------------------------------------------------------------------------------------
  1     Actual/360          No
1.1     Actual/360          No
1.2     Actual/360          No
1.3     Actual/360          No
1.4     Actual/360          No
1.5     Actual/360          No
1.6     Actual/360          No
1.7     Actual/360          No
  2     Actual/360          No
  3     Actual/360          No
3.1     Actual/360          No
3.2     Actual/360          No
3.3     Actual/360          No
3.4     Actual/360          No
3.5     Actual/360          No
3.6     Actual/360          No
  4       30/360            No
  5     Actual/360         Yes           5/1/2034      Greater of Initial Rate + 2.0% or Treasury + 3.55%
  6     Actual/360          No
6.1     Actual/360          No
6.2     Actual/360          No
6.3     Actual/360          No
6.4     Actual/360          No
6.5     Actual/360          No
6.6     Actual/360          No
6.7     Actual/360          No
  7     Actual/360          No
7.1     Actual/360          No
7.2     Actual/360          No
7.3     Actual/360          No
7.4     Actual/360          No
7.5     Actual/360          No
  8     Actual/360          No
  9     Actual/360          No
 10     Actual/360          No
10.1    Actual/360          No
10.2    Actual/360          No
10.3    Actual/360          No
10.4    Actual/360          No
10.5    Actual/360          No
10.6    Actual/360          No
 11     Actual/360          No
 12     Actual/360          No
 13     Actual/360          No
 14     Actual/360          No
 15     Actual/360          No
 16     Actual/360          No
 17       30/360            No
 18     Actual/360         Yes           5/1/2034      Initial rate plus 2%
 19     Actual/360          No
 20     Actual/360          No
 21     Actual/360          No
 22     Actual/360          No
 23     Actual/360          No
 24     Actual/360          No
 25     Actual/360          No
 26     Actual/360          No
 27     Actual/360          No
 28     Actual/360         Yes           7/1/2034      Greater of Initial Rate + 2.2% or Treasury + 3.89%
 29     Actual/360          No
 30     Actual/360          No
 31     Actual/360          No
 32     Actual/360          No
 33     Actual/360          No
 34     Actual/360          No
 35     Actual/360          No
 36     Actual/360          No
 37     Actual/360          No
 38     Actual/360          No
 39     Actual/360          No
 40     Actual/360          No
 41     Actual/360          No
 42     Actual/360          No
 43     Actual/360          No
 44     Actual/360          No
 45     Actual/360          No
 46     Actual/360          No
 47     Actual/360          No
 48     Actual/360          No
 49     Actual/360          No
 50     Actual/360          No
 51     Actual/360          No
 52     Actual/360          No
 53     Actual/360         Yes           4/1/2034      Greater of Initial Rate plus 2.00% or Treasury Index plus 2.00%
 54     Actual/360          No
 55     Actual/360          No
 56     Actual/360          No
 57     Actual/360          No
 58     Actual/360          No
 59     Actual/360          No
 60     Actual/360          No
 61     Actual/360          No
 62     Actual/360          No
 63     Actual/360          No
 64     Actual/360          No
 65     Actual/360          No
 66     Actual/360         Yes           4/1/2034      Initial rate plus 2%
 67     Actual/360         Yes           5/1/2034      Initial rate plus 2%
 68     Actual/360          No
 69     Actual/360          No
 70     Actual/360          No
70.1    Actual/360          No
70.2    Actual/360          No
70.3    Actual/360          No
70.4    Actual/360          No
70.5    Actual/360          No
 71     Actual/360          No
 72     Actual/360          No
 73     Actual/360          No
 74     Actual/360          No
 75     Actual/360         Yes           6/1/2034      Initial rate plus 2%
 76     Actual/360          No
 77     Actual/360          No
 78     Actual/360          No
 79     Actual/360          No
 80     Actual/360          No
 81     Actual/360         Yes           4/1/2034      The greater of (i) the Initial Interest Rate plus two percent (2.0%), or
                                                        (ii) the Treasury Index plus 2.0%
 82     Actual/360          No
 83     Actual/360          No
 84     Actual/360          No
 85     Actual/360          No
 86     Actual/360          No
 87     Actual/360         Yes           4/1/2029      Greater of Initial Rate + 2.0% or Treasury + 2.0%
 88     Actual/360          No
 89     Actual/360          No
 90     Actual/360          No
 91     Actual/360          No
 92     Actual/360          No
 93     Actual/360          No
 94     Actual/360          No
 95     Actual/360          No
 96     Actual/360          No
 97     Actual/360          No
 98     Actual/360          No
 99     Actual/360          No
100     Actual/360          No


Seq #     Title Type        Crossed Loan   Originator              Principal Name
------------------------------------------------------------------------------------------------------------------------------------
  1         Fee                              JPMCB        Centro Watt America REIT, Inc.
1.1         Fee                              JPMCB        Centro Watt America REIT, Inc.
1.2         Fee                              JPMCB        Centro Watt America REIT, Inc.
1.3         Fee                              JPMCB        Centro Watt America REIT, Inc.
1.4         Fee                              JPMCB        Centro Watt America REIT, Inc.
1.5         Fee                              JPMCB        Centro Watt America REIT, Inc.
1.6         Fee                              JPMCB        Centro Watt America REIT, Inc.
1.7         Fee                              JPMCB        Centro Watt America REIT, Inc.
  2         Fee                              MLML         A&A Investment Holdings, L.L.C.
  3    Fee/Leasehold                         MLML         Galileo America, LLC
3.1         Fee                              MLML         Galileo America, LLC
3.2         Fee                              MLML         Galileo America, LLC
3.3         Fee                              MLML         Galileo America, LLC
3.4         Fee                              MLML         Galileo America, LLC
3.5      Leasehold                           MLML         Galileo America, LLC
3.6      Leasehold                           MLML         Galileo America, LLC
  4         Fee                              JPMCB        MCW/MDP-Regency, LLC
  5         Fee                              JPMCB        Lexington Corporate Properties Trust
  6         Fee                              MLML         Affordable Residential Communities Inc. and
                                                           Affordable Residential Communities LP
6.1         Fee                              MLML         Affordable Residential Communities Inc. and
                                                           Affordable Residential Communities LP
6.2         Fee                              MLML         Affordable Residential Communities Inc. and
                                                           Affordable Residential Communities LP
6.3         Fee                              MLML         Affordable Residential Communities Inc. and
                                                           Affordable Residential Communities LP
6.4         Fee                              MLML         Affordable Residential Communities Inc. and
                                                           Affordable Residential Communities LP
6.5         Fee                              MLML         Affordable Residential Communities Inc. and
                                                           Affordable Residential Communities LP
6.6         Fee                              MLML         Affordable Residential Communities Inc. and
                                                           Affordable Residential Communities LP
6.7         Fee                              MLML         Affordable Residential Communities Inc. and
                                                           Affordable Residential Communities LP
  7         Fee                               PNC         Kambiz Shahbazi, Constantine Alexakos
7.1         Fee                               PNC         Kambiz Shahbazi, Constantine Alexakos
7.2         Fee                               PNC         Kambiz Shahbazi, Constantine Alexakos
7.3         Fee                               PNC         Kambiz Shahbazi, Constantine Alexakos
7.4         Fee                               PNC         Kambiz Shahbazi, Constantine Alexakos
7.5         Fee                               PNC         Kambiz Shahbazi, Constantine Alexakos
  8         Fee                               PNC         Internacional Realty, Inc.
  9         Fee                              JPMCB        American Home Mortgage Holdings, Inc.
 10         Fee                              JPMCB        Richard B. Conner, John F. Paquin, Daniel K. Ericson, Robert A. Sanches
10.1        Fee                              JPMCB        Richard B. Conner, John F. Paquin, Daniel K. Ericson, Robert A. Sanches
10.2        Fee                              JPMCB        Richard B. Conner, John F. Paquin, Daniel K. Ericson, Robert A. Sanches
10.3        Fee                              JPMCB        Richard B. Conner, John F. Paquin, Daniel K. Ericson, Robert A. Sanches
10.4        Fee                              JPMCB        Richard B. Conner, John F. Paquin, Daniel K. Ericson, Robert A. Sanches
10.5        Fee                              JPMCB        Richard B. Conner, John F. Paquin, Daniel K. Ericson, Robert A. Sanches
10.6        Fee                              JPMCB        Richard B. Conner, John F. Paquin, Daniel K. Ericson, Robert A. Sanches
 11         Fee                              JPMCB        R. Clayton McWhorter, Frank T. Foster, Michael L. Murphy
 12         Fee                              JPMCB        FelCor Lodging Limited Patnership
 13         Fee                               PNC         Harold J. Koss
 14         Fee                              JPMCB        John L. Hoich, Dennis P. Walker
 15         Fee                               PNC         Michael D. Case
 16         Fee                               PNC         Michael B. Smuck
 17         Fee                              JPMCB        Tynes Development Corporation, Trebrah Properties, Inc.,
                                                           Bristol Development, LLC
 18         Fee                              MLML         Marc Paul, Robert Robotti
 19         Fee                              JPMCB        Michael Farber, Sheryl L. Farber, William R. Hart, Michael Dreier,
                                                           Daniel M. Croke, Paul D. Hoekstra, Daryl Allan McFarland,
                                                           Susan Marie McFarland, Bryce Richards, Larry Emlaw, Bonnie Emlaw,
                                                           Jackson Yuan, Darlene Renee Rose, Scott Kowalchek, John Ryan,
                                                           William C. Hulsey, Paul Taylor, Patricia Taylor, Lynn Chu,
                                                           Jerry L. Kimber, Susanne R. Kimber, Donald G. Dahl, Sharon J. Dahl
 20         Fee                              MLML         Min Sik Kang, Man Sun Kang
 21         Fee                              JPMCB        MCW-RC FL-Palm Harbour, LLC
 22         Fee                              JPMCB        Charles F. Weber, Betty A. Weber
 23         Fee                              JPMCB        Robert M. Bohlen
 24         Fee                               PNC         Eri Kroch
 25         Fee                              JPMCB        FelCor Lodging Limited Patnership
 26         Fee                              JPMCB        Andrew S. Fine, Morris H. Fine, The Runnymede Corporation
 27         Fee                               PNC         Triple Net Properties, LLC.
 28         Fee                              JPMCB        Lexington Corporate Properties Trust
 29         Fee                               PNC         Victor Salem
 30         Fee                               PNC         Orsett/101 Pima LLC
 31         Fee                               PNC         Michael H. Mugel
 32         Fee                              JPMCB        Pincus Rand
 33         Fee                              JPMCB        Mark R. Leifield
 34         Fee                               PNC         Marc J. Paskin
 35         Fee                               PNC         James Blain
 36         Fee                               PNC         Edward B. Leinbach
 37         Fee                              MLML         David C. Phillips
 38         Fee                               PNC         Michael B. Smuck
 39         Fee                              JPMCB        Summit Seville, Inc., Alan E. Ferris, Madeleine S. Ferris
 40         Fee                              MLML         George Gaukler, Dakota Real Estate Investment Trust
 41         Fee                               PNC         Nancy M. Ko, Robert H. Ko
 42         Fee                               PNC         Robert Aiello, Mike Wells, Norman Salsitz, Irwin Noval
 43         Fee                              JPMCB        Bruce Forbes
 44         Fee                              JPMCB        Jonathan Berns, Edward B. Schwartz
 45         Fee                              JPMCB        Philip A. Markiewicz, Susan A. Snyder
 46         Fee                              JPMCB        H.A.T. Holdings Limited Partnership, L.L.L.P., S & M Investment L.C.,
                                                           Monfred Investments, LLC
 47         Fee                              JPMCB        Andrew A. Gordon, Robert L. Cohen, Matthew Rosenthal
 48         Fee                              JPMCB        Harold Langhammer
 49         Fee                               PNC         E. Leonard McCasland, Kim T. Davis
 50         Fee                              JPMCB        Stuart Frankel
 51         Fee                               PNC         Robert C. Mister, John C. Thompson, Christopher Latta
 52         Fee                              JPMCB        Michael Mackin
 53         Fee                     2        JPMCB        Joseph Robert Smyjunas
 54         Fee                              JPMCB        Albert J. Dwoskin
 55    Fee/Leasehold                         JPMCB        FelCor Lodging Limited Patnership
 56         Fee                               PNC         Ralph W. Varnum and Kirby V. Deeter
 57         Fee                              MLML         David C. Phillips
 58         Fee                               PNC         Loy Vaught II
 59         Fee                              JPMCB        Jeffrey A. Lehmann, Charles J. Lehmann
 60         Fee                               PNC         Maureen Holmes
 61         Fee                               PNC         Harry Merson
 62         Fee                              JPMCB        Hugh H. Morrison, John H. Morrison, Jr., Margaret M. Hamilton
 63         Fee                               PNC         P. Rowan Smith
 64         Fee                               PNC         Robert Engleby
 65         Fee                               PNC         C. Michael Kojaian
 66         Fee                              MLML         Edward Baharis
 67         Fee                              MLML         Jack Morris and Sheryl A. Weingarten
 68         Fee                              JPMCB        Stephen M. Zotovich, Michael E. Meyer, Bruce B. Ibbetson
 69         Fee                              JPMCB        Stephen M. Zotovich, Michael E. Meyer, Bruce B. Ibbetson
 70         Fee                               PNC         Harold J. Koss
70.1        Fee                               PNC         Harold J. Koss
70.2        Fee                               PNC         Harold J. Koss
70.3        Fee                               PNC         Harold J. Koss
70.4        Fee                               PNC         Harold J. Koss
70.5        Fee                               PNC         Harold J. Koss
 71         Fee                               PNC         Michael B. Gimbert, Adam Schwartz, Robert Begelman, David Terzian
 72         Fee                              JPMCB        Robert L. Jarrett
 73         Fee                     1        JPMCB        Wellington D. Yu
 74         Fee                              JPMCB        Shean-Jen Song, Alice Song
 75         Fee                              MLML         James Duckworth, Roberta Dixon
 76         Fee                     1        JPMCB        Wellington D. Yu
 77         Fee                              JPMCB        McKay Talley Florence, Ralph G. Beatty
 78         Fee                               PNC         P. Rowan Smith
 79         Fee                              JPMCB        John P. Batson, Elsa M. Batson
 80         Fee                              MLML         Thomas Kou, Christian E. Hansen
 81         Fee                     2        JPMCB        Joseph Robert Smyjunas
 82         Fee                               PNC         Robert C. Mister, John C. Thompson
 83         Fee                              JPMCB        Robert N. Wallen, Jeffrey R. Dunham, Alan G. Miller
 84         Fee                               PNC         Carville J. Cross Jr., Peyton H. Cross
 85         Fee                              JPMCB        Thomas A. Rosin
 86         Fee                               PNC         Alexander Glogau, Michael Schwartz, Gregory Powell, Adam Kouyoumjian
 87         Fee                              JPMCB        Jon C. Dokmo
 88         Fee                              MLML         Lawrence Miller, Alan Gottlieb
 89         Fee                               PNC         Picerne Investment Corp.
 90         Fee                              JPMCB        Wallace B. Cooke, Jr.
 91         Fee                               PNC         Harold Schatz and Joyce Schatz
 92         Fee                               PNC         Nicholas Wong
 93         Fee                              JPMCB        Robert H. Grossman
 94         Fee                              JPMCB        Jerry A. Mason, Frederick J. Hoene, Tom C. Merchant
 95         Fee                               PNC         Michael Schuminsky
 96         Fee                              JPMCB        Joseph L. Priske, Bradley B. Jones
 97         Fee                               PNC         Joseph C. Tutera
 98         Fee                     1        JPMCB        Wellington D. Yu
 99         Fee                     1        JPMCB        Wellington D. Yu
100         Fee                               PNC         Beyond Shelter Housing Dev. Corp.


       Letter of    Upfront       Ongoing        Grace                Lockbox      Lockbox
Seq #   Credit      Reserves      Reserves       Period   O&M Exists   (Y/N)      In-place
--------------------------------------------------------------------------------------------
  1       No       1,032,475            0            7    Various       Yes         Yes
1.1                        0            0            7      Yes         Yes         Yes
1.2                        0            0            7       No         Yes         Yes
1.3                        0            0            7       No         Yes         Yes
1.4                        0            0            7       No         Yes         Yes
1.5                        0            0            7      Yes         Yes         Yes
1.6                        0            0            7      Yes         Yes         Yes
1.7                        0            0            7       No         Yes         Yes
  2                  677,486      221,015            4     Y-Done       Yes         Yes
  3      Yes         746,475      161,107            5       No         Yes         Yes
3.1                        0            0            5       No         Yes         Yes
3.2                        0            0            5       No         Yes         Yes
3.3                        0            0            5       No         Yes         Yes
3.4                        0            0            5       No         Yes         Yes
3.5                        0            0            5       No         Yes         Yes
3.6                        0            0            5       No         Yes         Yes
  4                        0            0            5    Y - Done       No          No
  5                        0            0            7       No         Yes         Yes
  6       No         387,057       51,096            0       No         Yes         Yes
6.1                        0            0            0       No         Yes         Yes
6.2                        0            0            0       No         Yes         Yes
6.3                        0            0            0       No         Yes         Yes
6.4                        0            0            0       No         Yes         Yes
6.5                        0            0            0       No         Yes         Yes
6.6                        0            0            0       No         Yes         Yes
6.7                        0            0            0       No         Yes         Yes
  7      Yes         571,725       98,456            5    Various       Yes          No
7.1                        0            0            5       No         Yes          No
7.2                        0            0            5       No         Yes          No
7.3                        0            0            5       No         Yes          No
7.4                        0            0            5       No         Yes          No
7.5                        0            0            5      Yes         Yes          No
  8       No          15,000       78,181            5       No          No          No
  9       No       6,256,568       47,694            5    Y - Done      Yes         Yes
 10       No       2,134,834            0            7       No          No          No
10.1                       0            0            7       No          No          No
10.2                       0            0            7       No          No          No
10.3                       0            0            7       No          No          No
10.4                       0            0            7       No          No          No
10.5                       0            0            7       No          No          No
10.6                       0            0            7       No          No          No
 11       No         865,189       24,069            7       No          No          No
 12       No         347,117       76,487            0       No         Yes         Yes
 13      Yes         126,750            0            5      Yes         Yes         Yes
 14       No         421,793       38,287            7       No          No          No
 15       No               0       33,413            5       No          No          No
 16       No         400,000       51,672            5       No          No          No
 17      Yes          77,191       21,004            7       No          No          No
 18       No         111,549       28,564            5       No         Yes         Yes
 19       No         190,781       25,742            7       No          No          No
 20       No         343,719       20,714            5     Y-Done       Yes         Yes
 21       No               0            0            7       No          No          No
 22       No         150,704       17,413            7       No          No          No
 23       No          44,221       25,055            7       No          No          No
 24      Yes               0       20,753            5       No         Yes          No
 25       No         123,198       45,676            0       No          No          No
 26       No         240,987       45,106            7       No         Yes         Yes
 27       No         415,408       37,009            5       No         Yes         Yes
 28       No               0            0            7       No         Yes         Yes
 29       No          14,750       22,390            5       No          No          No
 30       No               0       22,151            5       No          No          No
 31       No         122,054        9,600            5       No         Yes          No
 32       No         614,777       28,727            7    Y - Done       No          No
 33       No          29,673       14,971           10    Y - Done       No          No
 34      Yes          50,000       18,954            5       No         Yes          No
 35       No         170,945       18,187            5       No          No          No
 36       No               0       26,466            5      Yes          No          No
 37       No         513,201       29,495            5     Y-Done        No          No
 38       No         200,000       20,034            5       No          No          No
 39       No         140,914       21,019            7       No          No          No
 40       No          55,002       20,022            5       No         Yes         Yes
 41       No         200,000        7,622            5       No          No          No
 42       No               0       14,946            5       No          No          No
 43       No          50,442        9,133            7       No          No          No
 44       No          54,209       24,581            7       No          No          No
 45      Yes         133,978       48,660           10       No          No          No
 46       No               0            0            7    Y - Done       No          No
 47       No         173,657       19,757            8    Y - Done       No          No
 48       No          63,064       12,924            7       No          No          No
 49       No          91,584        9,144            5       No          No          No
 50       No               0            0           10    Y - Done       No          No
 51       No               0        5,701            5       No          No          No
 52       No          21,274       13,092            7    Y - Done       No          No
 53       No           1,400        1,395            7       No         Yes         Yes
 54       No               0            0            7       No          No          No
 55       No         206,435       43,858            0       No          No          No
 56       No               0       19,534            5       No          No          No
 57       No         118,906       21,465            5       No          No          No
 58       No               0       10,467            5       No          No          No
 59       No         106,906       16,232            7       No          No          No
 60       No               0        9,688            5      Yes          No          No
 61       No          10,000       10,452            5      Yes          No          No
 62       No          29,197        4,866            5       No          No          No
 63       No               0       18,698            5       No          No          No
 64       No         229,188       11,506            5      Yes          No          No
 65       No          43,293          725            5       No         Yes         Yes
 66       No             368          184            5       No         Yes         Yes
 67       No         186,875        7,608            5       No         Yes         Yes
 68       No         104,908        9,714            7       No          No          No
 69       No         105,254        9,110            7      Yes          No          No
 70      Yes          61,800          946            5       No         Yes         Yes
70.1                       0            0            5       No         Yes         Yes
70.2                       0            0            5       No         Yes         Yes
70.3                       0            0            5       No         Yes         Yes
70.4                       0            0            5       No         Yes         Yes
70.5                       0            0            5       No         Yes         Yes
 71       No               0        5,943            5       No          No          No
 72       No          48,503       12,936            7    Y - Done       No          No
 73       No          42,763        8,561            7       No          No          No
 74       No               0            0            7       No         Yes         Yes
 75       No               0          506            5       No         Yes         Yes
 76       No          36,873        7,829            7       No          No          No
 77       No          12,909        5,329            7       No          No          No
 78       No               0        5,816            5       No          No          No
 79       No          90,612        7,731            7       No          No          No
 80       No           3,199        5,308            5       No          No          No
 81       No          12,105          855            7       No         Yes         Yes
 82       No               0       10,362            5       No          No          No
 83       No          44,334        9,189            7       No          No          No
 84       No               0        3,503            7       No          No          No
 85       No         133,649        7,406            7       No          No          No
 86       No          44,000        7,105            5       No          No          No
 87       No               0            0            7       No         Yes         Yes
 88       No           9,519        5,455            5       No          No          No
 89      Yes               0        8,933            5       No          No          No
 90       No         115,106       11,190            7    Y - Done       No          No
 91       No         130,550       14,989            5       No          No          No
 92       No               0        5,023            5       No          No          No
 93       No          41,094        8,047            7    Y - Done       No          No
 94       No          32,506        5,064            7    Y - Done       No          No
 95       No          10,000        3,660            5       No          No          No
 96       No          13,775        3,490            7       No          No          No
 97       No               0        4,608            5       No         Yes          No
 98       No         339,972        4,098            7       No          No          No
 99       No          24,974        4,970            7       No          No          No
100       No               0        1,090            5       No          No          No


           Total                               Defeasance
Seq #      SF/Units         Property Type       Allowed     Accrual Type
-------------------------------------------------------------------------
  1       1,683,463    Retail                     Yes       Actual/360
1.1         406,768    Retail                     Yes       Actual/360
1.2         267,588    Retail                     Yes       Actual/360
1.3         295,172    Retail                     Yes       Actual/360
1.4         220,013    Retail                     Yes       Actual/360
1.5         185,543    Retail                     Yes       Actual/360
1.6         127,653    Retail                     Yes       Actual/360
1.7         180,726    Retail                     Yes       Actual/360
  2         257,547    Office                     Yes       Actual/360
  3         682,452    Retail                     Yes       Actual/360
3.1         237,271    Retail                     Yes       Actual/360
3.2         186,141    Retail                     Yes       Actual/360
3.3         130,263    Retail                     Yes       Actual/360
3.4          45,259    Retail                     Yes       Actual/360
3.5          42,920    Retail                     Yes       Actual/360
3.6          40,598    Retail                     Yes       Actual/360
  4         256,032    Retail                     Yes       30/360
  5         320,198    Office                     Yes       Actual/360
  6           1,805    Manufactured Housing       Yes       Actual/360
6.1             379    Manufactured Housing       Yes       Actual/360
6.2             425    Manufactured Housing       Yes       Actual/360
6.3             317    Manufactured Housing       Yes       Actual/360
6.4             263    Manufactured Housing       Yes       Actual/360
6.5             136    Manufactured Housing       Yes       Actual/360
6.6             207    Manufactured Housing       Yes       Actual/360
6.7              78    Manufactured Housing       Yes       Actual/360
  7         525,340    Various                    Yes       Actual/360
7.1         158,568    Office                     Yes       Actual/360
7.2         137,000    Office                     Yes       Actual/360
7.3          85,713    Office                     Yes       Actual/360
7.4          54,832    Office                     Yes       Actual/360
7.5          89,227    Industrial                 Yes       Actual/360
  8             582    Multifamily                Yes       Actual/360
  9         182,322    Office                     Yes       Actual/360
 10         652,800    Industrial                 Yes       Actual/360
10.1        255,000    Industrial                 Yes       Actual/360
10.2        105,000    Industrial                 Yes       Actual/360
10.3        100,800    Industrial                 Yes       Actual/360
10.4         90,000    Industrial                 Yes       Actual/360
10.5         70,000    Industrial                 Yes       Actual/360
10.6         32,000    Industrial                 Yes       Actual/360
 11         224,653    Office                     Yes       Actual/360
 12             232    Hotel                      Yes       Actual/360
 13         180,000    Office                     Yes       Actual/360
 14          81,232    Retail                     Yes       Actual/360
 15             360    Multifamily                No        Actual/360
 16             312    Multifamily                No        Actual/360
 17             262    Multifamily                Yes       30/360
 18         146,279    Retail                     Yes       Actual/360
 19             336    Multifamily                Yes       Actual/360
 20          64,952    Retail                     Yes       Actual/360
 21         172,758    Retail                     Yes       Actual/360
 22             200    Multifamily                Yes       Actual/360
 23             264    Multifamily                Yes       Actual/360
 24          75,223    Retail                     Yes       Actual/360
 25             244    Hotel                      Yes       Actual/360
 26         129,421    Office                     Yes       Actual/360
 27         144,325    Office                     Yes       Actual/360
 28         771,120    Industrial                 Yes       Actual/360
 29             123    Hotel                      Yes       Actual/360
 30          77,952    Office                     No        Actual/360
 31          60,117    Retail                     Yes       Actual/360
 32             234    Multifamily                Yes       Actual/360
 33             170    Multifamily                Yes       Actual/360
 34          84,547    Industrial                 Yes       Actual/360
 35          75,728    Office                     Yes       Actual/360
 36         185,941    Retail                     Yes       Actual/360
 37             236    Multifamily                Yes       Actual/360
 38             216    Multifamily                No        Actual/360
 39             200    Multifamily                Yes       Actual/360
 40         103,860    Retail                     Yes       Actual/360
 41          47,367    Office                     Yes       Actual/360
 42             168    Multifamily                Yes       Actual/360
 43             132    Multifamily                Yes       Actual/360
 44          79,872    Office                     Yes       Actual/360
 45             192    Multifamily                Yes       Actual/360
 46         197,580    Retail                     Yes       Actual/360
 47             230    Multifamily                Yes       Actual/360
 48              28    Multifamily                Yes       Actual/360
 49             288    Multifamily                Yes       Actual/360
 50             113    Multifamily                No        Actual/360
 51             822    Self Storage               Yes       Actual/360
 52             202    Multifamily                Yes       Actual/360
 53          33,862    Retail                     Yes       Actual/360
 54          52,805    Retail                     Yes       Actual/360
 55             263    Hotel                      Yes       Actual/360
 56          34,322    Retail                     Yes       Actual/360
 57             208    Multifamily                Yes       Actual/360
 58          26,017    Retail                     No        Actual/360
 59          37,444    Retail                     Yes       Actual/360
 60          50,312    Office                     No        Actual/360
 61             198    Multifamily                Yes       Actual/360
 62          66,848    Retail                     Yes       Actual/360
 63             176    Multifamily                Yes       Actual/360
 64             119    Multifamily                Yes       Actual/360
 65          57,007    Industrial                 Yes       Actual/360
 66          14,725    Retail                     Yes       Actual/360
 67          15,120    Retail                     Yes       Actual/360
 68          30,342    Office                     Yes       Actual/360
 69          27,834    Office                     Yes       Actual/360
 70         113,574    Industrial                 Yes       Actual/360
70.1         26,640    Industrial                 Yes       Actual/360
70.2         21,303    Industrial                 Yes       Actual/360
70.3         25,187    Industrial                 Yes       Actual/360
70.4         30,000    Industrial                 Yes       Actual/360
70.5         10,444    Industrial                 Yes       Actual/360
 71          23,849    Office                     Yes       Actual/360
 72             132    Multifamily                Yes       Actual/360
 73          26,773    Retail                     Yes       Actual/360
 74          14,490    Retail                     Yes       Actual/360
 75          13,905    Retail                     Yes       Actual/360
 76          24,375    Retail                     Yes       Actual/360
 77             150    Manufactured Housing       Yes       Actual/360
 78             128    Multifamily                Yes       Actual/360
 79             108    Multifamily                Yes       Actual/360
 80          19,000    Office                     Yes       Actual/360
 81          19,107    Retail                     Yes       Actual/360
 82             785    Self Storage               Yes       Actual/360
 83          24,615    Retail                     Yes       Actual/360
 84          24,792    Retail                     Yes       Actual/360
 85          29,996    Retail                     Yes       Actual/360
 86          30,857    Office                     Yes       Actual/360
 87          14,560    Retail                     Yes       Actual/360
 88          12,845    Retail                     Yes       Actual/360
 89             120    Multifamily                Yes       Actual/360
 90             114    Multifamily                Yes       Actual/360
 91             124    Multifamily                No        Actual/360
 92              15    Multifamily                Yes       Actual/360
 93              99    Multifamily                Yes       Actual/360
 94              59    Multifamily                Yes       Actual/360
 95              69    Multifamily                Yes       Actual/360
 96           7,307    Retail                     Yes       Actual/360
 97          15,650    Retail                     Yes       Actual/360
 98           9,840    Retail                     Yes       Actual/360
 99          10,000    Retail                     Yes       Actual/360
100              80    Multifamily                Yes       Actual/360

                                    EXHIBIT C

                    FORM OF INVESTMENT REPRESENTATION LETTER

JPMorgan Chase Bank
  as Certificate Registrar
2001 Bryan Street
Dallas, Texas  75201
Attention: Global Debt - JPMorgan 2004-PNC1

J.P. Morgan Chase Commercial Mortgage Securities Corp.
270 Park Avenue, 10th Floor
New York, New York 10017
Attention: Real Estate Structured Finance-Securitization Group

      Re: Transfer of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2004-PNC1
            ---------------------------------------------------------------

Ladies and Gentlemen:

            This letter is delivered pursuant to Section 5.02 of the Pooling and Servicing Agreement, dated as of June 1, 2004 (the "Pooling and Servicing Agreement"), by and among J.P. Morgan Chase Commercial Mortgage Securities Corp., as Depositor, Midland Loan Services, Inc., as Servicer, Midland Loan Services, Inc., as Special Servicer, JPMorgan Chase Bank, as Paying Agent, LaSalle Bank National Association, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent, on behalf of the holders of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2004-PNC1 (the "Certificates") in connection with the transfer by _________________ (the "Seller") to the undersigned (the "Purchaser") of $_______________ aggregate Certificate Balance of Class ___ Certificates (the "Certificate"). Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Pooling and Servicing Agreement.

            In connection with such transfer, the Purchaser hereby represents and warrants to you and the addressees hereof as follows:

            1. Check one of the following:*

      [_] The Purchaser is not purchasing a Class R or Class LR Certificate and the Purchaser is an institutional "accredited investor" (an entity meeting the requirements of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act of 1933, as amended (the "Securities Act")) and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Certificates, and the Purchaser and any accounts for which it is acting are each able to bear the economic risk of the Purchaser's or such account's investment. The Purchaser is acquiring the Certificates purchased by it for its own account or for one or more accounts (each of which is an "institutional accredited investor") as to each of which the Purchaser exercises sole investment discretion. The Purchaser hereby undertakes to reimburse the Trust Fund for any costs incurred by it in connection with this transfer.

-------------

* Purchaser must include one of the following two certifications.


      [_] The Purchaser is a "qualified institutional buyer" within the meaning of Rule 144A ("Rule 144A") promulgated under the Securities Act of 1933, as amended (the "Securities Act") The Purchaser is aware that the transfer is being made in reliance on Rule 144A, and the Purchaser has had the opportunity to obtain the information required to be provided pursuant to paragraph (d)(4)(i) of Rule 144A.

            2. The Purchaser's intention is to acquire the Certificate (a) for investment for the Purchaser's own account or (b) for resale (i) to "qualified institutional buyers" in transactions under Rule 144A, and not in any event with the view to, or for resale in connection with, any distribution thereof, (ii) (other than with respect to a Residual Certificate or a Class S Certificate) to institutional "accredited investors" meeting the requirements of Rule 501(a)(1),
(2), (3) or (7) of Regulation D promulgated under the Securities Act or (iii) (other than with respect to a Residual Certificate or a Class S Certificate), pursuant to any other exemption from the registration requirements of the Securities Act, subject in the case of clauses (ii) and (iii) above to (w) the receipt by the Certificate Registrar of a letter substantially in the form hereof, (x) the receipt by the Certificate Registrar of an opinion of counsel acceptable to the Certificate Registrar that such reoffer, resale, pledge or transfer is in compliance with the Securities Act, (y) the receipt by the Certificate Registrar of such other evidence acceptable to the Certificate Registrar that such reoffer, resale, pledge or transfer is in compliance with the Securities Act and other applicable laws and (z) a written undertaking to reimburse the Trust for any costs incurred by it in connection with the proposed transfer. The Purchaser understands that the Certificate (and any subsequent Certificate) has not been registered under the Securities Act, by reason of a specified exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the Purchaser's investment intent (or intent to resell to only certain investors in certain exempted transactions) as expressed herein.

            3. The Purchaser has reviewed the Private Placement Memorandum relating to the Certificates (the "Private Placement Memorandum") and the agreements and other materials referred to therein and has had the opportunity to ask questions and receive answers concerning the terms and conditions of the transactions contemplated by the Private Placement Memorandum.

            4. The Purchaser acknowledges that the Certificate (and any Certificate issued on transfer or exchange thereof) has not been registered or qualified under the Securities Act or the securities laws of any State or any other jurisdiction, and that the Certificate cannot be resold unless it is registered or qualified thereunder or unless an exemption from such registration or qualification is available.

            5. The Purchaser hereby undertakes to be bound by the terms and conditions of the Pooling and Servicing Agreement in its capacity as an owner of a Certificate or Certificates, as the case may be (each, a "Certificateholder"), in all respects as if it were a signatory thereto. This undertaking is made for the benefit of the Trust, the Certificate Registrar and all Certificateholders present and future.

            6. The Purchaser will not sell or otherwise transfer any portion of the Certificate or Certificates, except in compliance with Section 5.02 of the Pooling and Servicing Agreement.

            7. Check one of the following:**

      [_] The Purchaser is a U.S. Person (as defined below) and it has attached hereto an Internal Revenue Service ("IRS") Form W-9 (or successor form).

      [_] The Purchaser is not a U.S. Person and under applicable law in effect on the date hereof, no taxes will be required to be withheld by the Paying Agent (or its agent) with respect to distributions to be made on the Certificate. The Purchaser has attached hereto [(i) a duly executed IRS Form W-8BEN (or successor form), which identifies such Purchaser as the beneficial owner of the Certificate and states that such Purchaser is not a U.S. Person, (ii) IRS Form W-8IMY (with all appropriate attachments) or (iii)]*** two duly executed copies of IRS Form W-8ECI (or successor form), which identify such Purchaser as the beneficial owner of the Certificate and state that interest and original issue discount on the Certificate and Permitted Investments is, or is expected to be, effectively connected with a U.S. trade or business. The Purchaser agrees to provide to the Certificate Registrar updated [IRS Form W-8BEN, IRS Form W-8IMY or]*** IRS Form W-8ECI, [as the case may be,]*** any applicable successor IRS forms, or such other certifications as the Certificate Registrar may reasonably request, on or before the date that any such IRS form or certification expires or becomes obsolete, or promptly after the occurrence of any event requiring a change in the most recent IRS form of certification furnished by it to the Certificate Registrar.


-----------

** Each Purchaser must include one of the two alternative certifications.

*** Does not apply to a transfer of Class R or Class LR Certificates.


For this purpose, "U.S. Person" means a citizen or resident of the United States, a corporation or partnership (except to the extent provided in applicable Treasury Regulations) or other entity created or organized in, or under the laws of, the United States, any State thereof or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury Regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

            8. Please make all payments due on the Certificates:****

      [_] (a) by wire transfer to the following account at a bank or entity in New York, New York, having appropriate facilities therefor:

                  Bank:
                       -------------------------------------------------
                  ABA#:
                       -------------------------------------------------
                  Account #:
                            --------------------------------------------
                  Attention:
                            --------------------------------------------


            (b) by mailing a check or draft to the following address:

                  ------------------------------------------------------

                  ------------------------------------------------------

                  ------------------------------------------------------

            9. If the Purchaser is purchasing a Class R or Class LR Certificate, the Purchaser is not a partnership (including any entity treated as a partnership for U.S. federal income tax purposes), any interest in which is owned, directly or indirectly, through one or more partnerships, trusts or other pass-through entities, by a non-U.S. Person.

                                       Very truly yours,

                                       -----------------------------------------
                                                   [The Purchaser]

                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:


Dated:


-----------

**** Only to be filled out by Purchasers of Definitive Certificates. Please select (a) or (b). For holders of Definitive Certificates, wire transfers are only available if such holder's Definitive Certificates have an aggregate Certificate Balance or Notional Amount, as applicable, of at least U.S. $5,000,000.

                                  EXHIBIT D-1

                           FORM OF TRANSFER AFFIDAVIT


                                                       AFFIDAVIT PURSUANT TO
                                                       SECTION 860E(e)(4) OF THE
                                                       INTERNAL REVENUE CODE OF
                                                       1986, AS AMENDED

STATE OF                )
                        )  ss.:
COUNTY OF               )

            [NAME OF OFFICER], being first duly sworn, deposes and says:

            1. That [he] [she] is [Title of Officer] of [Name of Transferee] (the "Transferee"), a [description of type of entity] duly organized and existing under the laws of the [State of __________] [United States], on behalf of which he makes this affidavit.

2.    That the Transferee's Taxpayer Identification Number is [ ].

3. That the Transferee of a J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2004-PNC1, Class [R] [LR] Certificate (the "Class [R] [LR] Certificate") is not a Disqualified Organization (as defined below) or an agent thereof (including nominee, middleman or other similar person) (an "Agent"), an ERISA Prohibited Holder or a Non-U.S. Person (as defined below). For these purposes, a "Disqualified Organization" means any of (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code and (v) any other Person so designated by the Servicer based upon an Opinion of Counsel that the holding of an Ownership Interest in a Residual Certificate by such Person may cause either of the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Certificate to such Person. The terms "United States," "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions. For these purposes, "ERISA Prohibited Holder" means an employee benefit plan subject to Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code, or a governmental plan (as defined in Section 3(32) of ERISA) or a church plan (as defined in Section 3(33) of ERISA) for which no election has been made under Section 410(d) of the Code subject to any federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each, a "Plan") or a person acting on behalf of or investing the assets of such a Plan. For these purposes, "Non-U.S. Person" means any person other than a U.S. Person (within the meaning of Section 7701(a)(30) of the Code), unless, with respect to the Transfer of a Residual Certificate, (i) such person holds such Residual Certificate in connection with the conduct of a trade or business within the United States and furnishes the Transferor and the Certificate Registrar with an effective Internal Revenue Service Form W-8ECI or (ii) the Transferee delivers to both the Transferor and the Certificate Registrar an opinion of a nationally recognized tax counsel to the effect that such Transfer is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such Transfer of the Residual Certificate will not be disregarded for federal income tax purposes; provided, that a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) shall be considered a Non-U.S. Person (and clause (i) of this sentence shall not apply) if any of its interests are owned, directly or indirectly, through any partnership, trust or other pass-through entity, by any person that is not a U.S. Person.

4. That the Transferee historically has paid its debts as they have come due and intends to pay its debts as they come due in the future and the Transferee intends to pay taxes associated with holding the Class [R] [LR] Certificate as they become due.

5. That the Transferee understands that it may incur tax liabilities with respect to the Class [R] [LR] Certificate in excess of any cash flow generated by the Class [R] [LR] Certificate.

6. That the Transferee agrees not to transfer the Class [R] [LR] Certificate to any Person or entity unless (a) the Transferee has received from such Person or entity an affidavit substantially in the form of this Transfer Affidavit and (b) the Transferee provides to the Certificate Registrar a letter substantially in the form of Exhibit D-2 to the Pooling and Servicing Agreement certifying that it has no actual knowledge that such Person or entity is a Disqualified Organization or an Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person and that it has no reason to know that such Person or entity does not satisfy the requirements set forth in paragraph 4 hereof.

7. That the Transferee agrees to such amendments of the Pooling and Servicing Agreement, dated as of June 1, 2004 (the "Pooling and Servicing Agreement") among J.P. Morgan Chase Commercial Mortgage Securities Corp., as Depositor, Midland Loan Services, Inc., as Servicer, Midland Loan Services, Inc., as Special Servicer, JPMorgan Chase Bank, as Paying Agent, LaSalle Bank National Association, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent, as may be required to further effectuate the restrictions on transfer of the Class [R] [LR] Certificate to such a Disqualified Organization or an Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

8. That, if a "tax matters person" is required to be designated with respect to the [Upper-Tier REMIC] [Lower-Tier REMIC], the Transferee agrees to act as "tax matters person" and to perform the functions of "tax matters person" of the [Upper-Tier REMIC] [Lower-Tier REMIC] pursuant to Section 10.01(c) of the Pooling and Servicing Agreement, and agrees to the irrevocable designation of the Trustee as the Transferee's agent in performing the function of "tax matters person."

9. That the Transferee has reviewed, and agrees to be bound by and to abide by, the provisions of Section 5.02(c) of the Pooling and Servicing Agreement concerning registration of the transfer and exchange of the Class [R] [LR] Certificate.

10. That the Transferee will not cause income from the Class [R][LR] Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the Transferee or any other U.S. person.

11.   Check one of the following:

            [_] That the present value of the anticipated tax liabilities associated with holding the Class [R] [LR] Certificate does not exceed the sum of:

            (i) the present value of any consideration given to the Transferee to acquire such Class [R][LR] Certificate;

            (ii) the present value of the expected future distributions on such Class [R] [LR] Certificate; and

            (iii) the present value of the anticipated tax savings associated with holding such Class [R] [LR] Certificate as the related REMIC generates losses.

            For purposes of this calculation, (i) the Transferee is assumed to pay tax at the highest rate currently specified in Section 11(b) of the Code (but the tax rate in Section 55(b)(1)(B) of the Code may be used in lieu of the highest rate specified in Section 11(b) of the Code if the Transferee has been subject to the alternative minimum tax under Section 55 of the Code in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate) and (ii) present values are computed using a discount rate equal to the short-term Federal rate prescribed by Section 1274(d) of the Code for the month of the transfer and the compounding period used by the Transferee.

            [_] That the transfer of the Class [R] [LR] Certificate complies with U.S. Treasury Regulations Sections 1.860G-1(c)(5) and (6) and, accordingly,

            (i) the Transferee is an "eligible corporation," as defined in U.S. Treasury Regulations Sections 1.860E-1(c)(6)(i), as to which income from Class [R] [LR] Certificate will only be taxed in the United States;

            (ii) at the time of the transfer, and at the close of the Transferee's two fiscal years preceding the year of the transfer, the Transferee had gross assets for financial reporting purposes (excluding any obligation of a person related to the Transferee within the meaning of U.S. Treasury Regulation Section 1.860E-1(c)(6)(ii)) in excess of $100 million and net assets in excess of $10 million;

            (iii) the Transferee will transfer the Class [R] [LR] Certificate only to another "eligible corporation," as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), in a transaction that satisfies the requirements of U.S. Treasury Regulations Sections 1.860G-1(c)(4)(i), (ii) and (iii) and 1.860E-1(c)(5); and

            (iv) the Transferee determined the consideration paid to it to acquire the Class [R] [LR] Certificate based on reasonable market assumptions (including, but not limited to, borrowing and investment rates, prepayment and loss assumptions, expense and reinvestment assumptions, tax rates and other factors specific to the Transferee) that it has determined in good faith.

            [_]   None of the above.

            IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, by its [Title of Officer] this _____ day of __________, 20__.

                                       [NAME OF TRANSFEREE]

                                       By:
                                          --------------------------------------
                                          [Name of Officer]
                                          [Title of Officer]

            Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer] of the Transferee, and acknowledged to me that he [she] executed the same as his [her] free act and deed and the free act and deed of the Transferee.

            Subscribed and sworn before me this ___ day of __________, 20__.

------------------------------
NOTARY PUBLIC

COUNTY OF
         ---------------------

STATE OF
------------------------------

My commission expires the ___ day of __________, 20__.

                                   EXHIBIT D-2

                            FORM OF TRANSFEROR LETTER

                                     [Date]

JPMorgan Chase Bank
  as Authenticating Agent
2001 Bryan Street
Dallas, Texas  75201
Attention: Global Debt - JPMorgan 2004-PNC1

JPMorgan Chase Bank
  as Certificate Registrar
2001 Bryan Street
Dallas, Texas  75201
Attention: Global Debt - JPMorgan 2004-PNC1

      Re: J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2004-PNC1

Ladies and Gentlemen:

            [Transferor] has reviewed the attached affidavit of [Transferee], and has no actual knowledge that such affidavit is not true and has no reason to know that the requirements set forth in paragraphs 3, 4 and 10 thereof are not satisfied or, after conducting a reasonable investigation of the financial condition of the transferee, that the information contained in paragraphs 3, 4 and 10 thereof is not true.

                                       Very truly yours,

                                       [Transferor]

                                    EXHIBIT E

                           FORM OF REQUEST FOR RELEASE

                                                                          [Date]

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attention: Asset-Backed Securities Trust Services Group, JPMorgan 2004-PNC1

      Re: J.P. Morgan Chase Commercial Mortgage Securities Corp, Commercial Mortgage Pass-Through Certificates, Series 2004-PNC1,
            REQUEST FOR RELEASE
            -----------------------------------------------------------------


Dear _______________________,

            In connection with the administration of the Mortgage Files held by or on behalf of you as Trustee under a certain Pooling and Servicing Agreement, dated as of June 1, 2004 (the "Pooling and Servicing Agreement"), by and among J.P. Morgan Chase Commercial Mortgage Securities Corp., as Depositor, Midland Loan Services, Inc., as Servicer, Midland Loan Services, Inc., as Special Servicer, JPMorgan Chase Bank, as Paying Agent, you, as Trustee and ABN AMRO Bank N.V., as Fiscal Agent, the undersigned hereby requests a release of the Mortgage File (or the portion thereof specified below) held by or on behalf of you as Trustee with respect to the following described Mortgage Loan for the reason indicated below.

Mortgagor's Name:

Address:

Loan No.:

If only particular documents in the Mortgage File are requested, please specify which:

Reason for requesting file (or portion thereof):

            ______1. Mortgage Loan paid in full. The [Servicer] [Special Servicer] hereby certifies that all amounts received in connection with the Mortgage Loan have been or will be credited to the Certificate Account pursuant to the Pooling and Servicing Agreement.

            ______      2.    The Mortgage Loan is being foreclosed.

            ______      3.    Other. (Describe)

            The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you or your designee within ten (10) days of our receipt thereof, unless the Mortgage Loan has been paid in full, in which case the Mortgage File (or such portion thereof) will be retained by us permanently, or unless the Mortgage Loan is being foreclosed, in which case the Mortgage File (or such portion thereof) will be returned when no longer required by us for such purpose.

            Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.

                                       MIDLAND LOAN SERVICES, INC.,
                                          as [Servicer][Special Servicer]

                                       By:
                                          --------------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------

                                    EXHIBIT F

                       FORM OF ERISA REPRESENTATION LETTER

JPMorgan Chase Bank
  as Certificate Registrar
2001 Bryan Street
Dallas, Texas  75201
Attention: Global Debt - JPMorgan 2004-PNC1

J.P. Morgan Chase Commercial Mortgage Securities Corp.
270 Park Avenue, 10th Floor
New York, New York 10017
Attention: Real Estate Structured Finance-Securitization Group

      Re: Transfer of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2004-PNC1
            ---------------------------------------------------------------

Ladies and Gentlemen:

            The undersigned (the "Purchaser") proposes to purchase $____________ initial Certificate Balance of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2004-PNC1, Class __ (the "Certificate") issued pursuant to that certain Pooling and Servicing Agreement, dated as of June 1, 2004 (the "Pooling and Servicing Agreement"), by and among J.P. Morgan Chase Commercial Mortgage Securities Corp., as depositor (the "Depositor"), Midland Loan Services, Inc., as servicer (the "Servicer"), Midland Loan Services, Inc., as special servicer (the "Special Servicer"), JPMorgan Chase Bank, as paying agent (the "Paying Agent"), LaSalle Bank National Association, as trustee (the "Trustee"), and ABN AMRO Bank N.V., as fiscal agent (the "Fiscal Agent"). Capitalized terms used and not otherwise defined herein have the respective meanings ascribed to such terms in the Pooling and Servicing Agreement.

            In connection with such transfer, the undersigned hereby represents and warrants to you as follows:

            1. The Purchaser is not (a) an employee benefit plan subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a governmental plan (as defined in Section 3(32) of ERISA) or a church plan (as defined in Section 3(33) of ERISA) for which no election has been made under Section 410(d) of the Code subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each, a "Plan") or (b) a person acting on behalf of or using the assets of any such Plan (including an entity whose underlying assets include Plan assets by reason of investment in the entity by such a Plan or Plans and the application of Department of Labor Regulation ss. 2510.3-101), other than an insurance company using the assets of its "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption ("PTCE") 95-60) under circumstances whereby the purchase and holding of Offered Private Certificates by such insurance company would be exempt from the prohibited transaction provisions of ERISA and the Code under Sections I and III of PTCE 95-60.

            2. The Purchaser understands that if the Purchaser is a Person referred to in 1(a) or (b) above, such Purchaser is required to provide to the Certificate Registrar an opinion of counsel in form and substance satisfactory to the Certificate Registrar and the Depositor to the effect that the acquisition and holding of such Certificate by such purchaser or transferee will not constitute or result in a non-exempt "prohibited transaction" within the meaning of ERISA, Section 4975 of the Code or any Similar Law, and will not subject the Trustee, the Fiscal Agent, the Certificate Registrar, the Servicer, the Special Servicer, the Paying Agent, the Initial Purchasers or the Depositor to any obligation or liability (including obligations or liabilities under ERISA, Section 4975 of the Code or any such Similar Law) in addition to those set forth in the Pooling and Servicing Agreement, which Opinion of Counsel shall not be at the expense of the Depositor, the Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Paying Agent, the Certificate Registrar, the Initial Purchasers or the Trust Fund.

            IN WITNESS WHEREOF, the Purchaser hereby executes this ERISA Representation Letter on the ___ day of _____________, 20[__].

                                       Very truly yours,

                                       -----------------------------------------
                                                   [The Purchaser]

                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                    EXHIBIT G

                     FORM OF STATEMENT TO CERTIFICATEHOLDERS

                     [See Annex D to Prospectus Supplement]

                                    EXHIBIT H

                           FORM OF OMNIBUS ASSIGNMENT

            [NAME OF CURRENT ASSIGNOR] having an address at [ADDRESS OF CURRENT ASSIGNOR] (the "Assignor") for good and valuable consideration, the receipt and sufficiency of which are acknowledged, hereby sells, transfers, assigns, delivers, sets over and conveys, without recourse, representation or warranty, express or implied, unto "LaSalle Bank National Association, as trustee for the registered holders of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2004-PNC1" (the "Assignee"), having an office at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention: Asset-Backed Securities Trust Services Group, JPMorgan 2004-PNC1, its successors and assigns, all right, title and interest of the Assignor in and to:

That certain mortgage and security agreement, deed of trust and security agreement, deed to secure debt and security agreement, or similar security instrument (the "Security Instrument"), and that certain Promissory Note (the "Note"), for each of the Mortgage Loans shown on the Mortgage Loan Schedule attached hereto as Exhibit A, and that certain assignment of leases and rents given in connection therewith and all of the Assignor's right, title and interest in any claims, collateral, insurance policies, certificates of deposit, letters of credit, escrow accounts, performance bonds, demands, causes of action and any other collateral arising out of and/or executed and/or delivered in or to or with respect to the Security Instrument and the Note, together with any other documents or instruments executed and/or delivered in connection with or otherwise related to the Security Instrument and the Note.

            IN WITNESS WHEREOF, the Assignor has executed this instrument under seal to be effective as of the ___ day of _____________, 20___.

                                       [NAME OF CURRENT ASSIGNOR]


                                       By:
                                          --------------------------------------
                                       Name:
                                       Title:

                                   EXHIBIT I-1

                    FORM OF REGULATION S TRANSFER CERTIFICATE
                            DURING RESTRICTED PERIOD

JPMorgan Chase Bank
  as Certificate Registrar
2001 Bryan Street
Dallas, Texas  75201
Attention: Global Debt - JPMorgan 2004-PNC1

J.P. Morgan Chase Commercial Mortgage Securities Corp.
270 Park Avenue, 10th Floor
New York, New York 10017
Attention: Real Estate Structured Finance-Securitization Group

      Re: Transfer of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2004-PNC1 Class ___
            -------------------------------------------------------------------

Ladies and Gentlemen:

            This certificate is delivered pursuant to Section 5.02(b) of the Pooling and Servicing Agreement, dated as of June 1, 2004 (the "Pooling and Servicing Agreement"), by and among J.P. Morgan Chase Commercial Mortgage Securities Corp., as Depositor, Midland Loan Services, Inc., as Servicer, Midland Loan Services, Inc., as Special Servicer, JPMorgan Chase Bank, as Paying Agent, LaSalle Bank National Association, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent, on behalf of the holders of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2004-PNC1, Class __ (the "Certificates") in connection with the transfer by the undersigned (the "Transferor") to _________________ (the "Transferee") of $__________________ [Certificate Balance][Notional Amount] of Certificates, in fully registered form (each, an "Definitive Certificate"), or a beneficial interest of such aggregate [Certificate Balance][Notional Amount] in the Regulation S Book-Entry Certificate (the "Book-Entry Certificate") maintained by The Depository Trust Company or its successor as Depositary under the Pooling and Servicing Agreement (such transferred interest, in either form, being the "Transferred Interest").

            In connection with such transfer, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Pooling and Servicing Agreement and the Certificates and (i) with respect to transfers made in accordance with Regulation S ("Regulation S") promulgated under the Securities Act of 1933, as amended (the "Securities Act"), the Transferor does hereby certify that:

            (1) the offer of the Transferred Interest was not made to a person in the United States;

            (2) [at the time the buy order was originated, the Transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the Transferee was outside the United States] [the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the undersigned nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States];*

            (3) the transferee is not a U.S. Person within the meaning of Rule 902(o) of Regulation S nor a person acting for the account or benefit of a U.S. Person, and upon completion of the transaction, the Transferred Interest will be held with the Depository through [Euroclear] [Clearstream];**

            (4) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

            (5) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

            This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Trustee, the Fiscal Agent, the Paying Agent, the Servicer and the Special Servicer.

                                       [Name of Transferor]

                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                       Dated:

-----------

* Insert one of these two provisions, which come from the definition of "off-shore transaction" in Regulation S.


** Select appropriate depository.

                                   EXHIBIT I-2

                    FORM OF REGULATION S TRANSFER CERTIFICATE
                             AFTER RESTRICTED PERIOD

JPMorgan Chase Bank
  as Certificate Registrar
2001 Bryan Street
Dallas, Texas  75201
Attention: Global Debt - JPMorgan 2004-PNC1

J.P. Morgan Chase Commercial Mortgage Securities Corp.
270 Park Avenue, 10th Floor
New York, New York 10017
Attention: Real Estate Structured Finance-Securitization Group

      Re: Transfer of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2004-PNC1 Class __
            -------------------------------------------------------------------

Ladies and Gentlemen:

            This certificate is delivered pursuant to Section 5.02(b) the Pooling and Servicing Agreement, dated as of June 1, 2004 (the "Pooling and Servicing Agreement"), by and among J.P. Morgan Chase Commercial Mortgage Securities Corp., as Depositor, Midland Loan Services, Inc., as Servicer, Midland Loan Services, Inc., as Special Servicer, JPMorgan Chase Bank, as Paying Agent, LaSalle Bank National Association, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent, on behalf of the holders of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2004-PNC1, Class __ (the "Certificates") in connection with the transfer by the undersigned (the "Transferor") to _________________ (the "Transferee") of $__________________ [Certificate Balance][Notional Amount] of Certificates, in fully registered form (each, an "Definitive Certificate"), or a beneficial interest of such aggregate [Certificate Balance][Notional Amount] in the Regulation S Book-Entry Certificate (the "Book-Entry Certificate") maintained by The Depository Trust Company or its successor as Depositary under the Pooling and Servicing Agreement (such transferred interest, in either form, being the "Transferred Interest").

            In connection with such transfer, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Pooling and Servicing Agreement and the Certificates and (i) with respect to transfers made in accordance with Regulation S ("Regulation S") promulgated under the Securities Act of 1933, as amended (the "Securities Act"), the Transferor does hereby certify that:

            (1) the offer of the Transferred Interest was not made to a person in the United States;

            (2) [at the time the buy order was originated, the Transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the Transferee was outside the United States] [the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the undersigned nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States];*

            (3) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

            (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act,

or (ii) with respect to transfers made in reliance on Rule 144 under the Securities Act, the Transferor does hereby certify that the Certificates that are being transferred are not "restricted securities" as defined in Rule 144 under the Securities Act.

            This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Trustee, the Fiscal Agent, the Paying Agent, the Servicer and the Special Servicer.

                                       [Name of Transferor]

                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                       Dated:

-----------

* Insert one of these two provisions, which come from the definition of "off-shore transaction" in Regulation S.

                                    EXHIBIT J

                         FORM OF PURCHASE OPTION NOTICE

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois  60603
Attention: Asset-Backed Securities Trust Services Group, JPMorgan 2004-PNC1

Midland Loan Services, Inc.
10851 Mastin, Suite 300
Overland Park, Kansas  66211
Attention: J.P. Morgan Chase Commercial Mortgage Securities Corp.,
           Commercial Mortgage Pass-Through Certificates, Series 2004-PNC1

JPMorgan Chase Bank
4 New York Plaza, 6th Floor
New York, New York 10004

J.P. Morgan Chase Commercial Mortgage Securities Corp.
270 Park Avenue, 10th Floor
New York, New York 10017

      Re: J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2004-PNC1
            ----------------------------------------------------

Ladies and Gentlemen:

            The undersigned hereby acknowledges that it is the holder of an assignable option (the "Purchase Option") to purchase Mortgage Loan number ____ from the Trust Fund, pursuant to Section 3.18 of the pooling and servicing agreement (the "Pooling and Servicing Agreement"), dated as of June 1, 2004, by and among J.P. Morgan Chase Commercial Mortgage Securities Corp., as depositor (the "Depositor"), Midland Loan Services, Inc., as servicer (the "Servicer"), Midland Loan Services, Inc., as special servicer (the "Special Servicer"), JPMorgan Chase Bank, as paying agent (the "Paying Agent"), LaSalle Bank National Association, as trustee (the "Trustee"), and ABN AMRO Bank N.V., as fiscal agent (the "Fiscal Agent"). Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Pooling and Servicing Agreement.

            The undersigned, holder of the Purchase Option (the "Option Holder"), [is the Controlling Class Certificateholder] [acquired its Purchase Option from the Controlling Class Certificateholder on ___________] [is the Special Servicer] [acquired its Purchase Option from the Special Servicer].

            The undersigned Option Holder is exercising its Purchase Option at the cash price of $______________, which amount equals or exceeds the Option Price, as defined in Section 3.18(a)(ii) of the Pooling and Servicing Agreement. Within ten (10) Business Days of its receipt of the Servicer's notice confirming that the exercise of its Purchase Option is effective, [the undersigned Option Holder] [______________, an Affiliate of the undersigned Option Holder] will deliver the Option Price to or at the direction of the Servicer in exchange for the release of the Mortgage Loan, the related Mortgaged Property and delivery of the related Mortgage File.

            The undersigned Option Holder agrees that it shall prepare and provide the Servicer with such instruments of transfer or assignment, in each case without recourse, as shall be reasonably necessary to vest in it or its designee the ownership of Mortgage Loan [__], together with such other documents or instruments as the Servicer shall reasonably require to consummate the purchase contemplated hereby.

            The undersigned Option Holder acknowledges and agrees that its exercise of its Purchase Option Notice may not be revoked and, further, that upon receipt of the Servicer' notice confirming that the exercise of its Purchase Option is effective, the undersigned Option Holder, or its designee, shall be obligated to close its purchase of Mortgage Loan ___ in accordance with the terms and conditions of this letter and of the Pooling and Servicing Agreement.

                                       Very truly yours,

                                       [Option Holder]

                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

            [By signing this letter in the space provided below, the [Controlling Class Certificateholder] [Special Servicer] hereby acknowledges and affirms that it transferred its Purchase Option to the Option Holder identified above on [_________].

[________________________]

By:
   -----------------------
Name:
Title:]

                                    EXHIBIT K

                        FORM OF TRANSFER CERTIFICATE FOR
                RULE 144A BOOK-ENTRY CERTIFICATE TO REGULATION S
                 BOOK-ENTRY CERTIFICATE DURING RESTRICTED PERIOD

     (Pursuant to Section 5.02(b) of the Pooling and Servicing Agreement)

JPMorgan Chase Bank
  as Certificate Registrar
2001 Bryan Street
Dallas, Texas  75201
Attention: Global Debt - JPMorgan 2004-PNC1

J.P. Morgan Chase Commercial Mortgage Securities Corp.
270 Park Avenue, 10th Floor
New York, New York 10017
Attention: Real Estate Structured Finance-Securitization Group

      Re: Transfer of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2004-PNC1 Class
            -------------------------------------------------------------------

Ladies and Gentlemen:

            Reference is hereby made to the Pooling and Servicing Agreement, dated as of June 1, 2004 (the "Pooling and Servicing Agreement"), by and among J.P. Morgan Chase Commercial Mortgage Securities Corp., as Depositor, Midland Loan Services, Inc., as Servicer, Midland Loan Services, Inc., as Special Servicer, JPMorgan Chase Bank, as Paying Agent, LaSalle Bank National Association, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent, on behalf of the holders of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2004-PNC1. Capitalized terms used but not defined herein shall have the meanings given to them in the Pooling and Servicing Agreement.

            This letter relates to US $_______ aggregate [Certificate Balance][Notional Amount] of Certificates (the "Certificates") which are held in the form of the Rule 144A Book-Entry Certificate (CUSIP No. _________) with the Depository in the name of [insert name of transferor] (the "Transferor"). The Transferor has requested a transfer of such beneficial interest for an interest in the Regulation S Book-Entry Certificate (CUSIP No. __________) to be held with [Euroclear] [CEDEL]* (Common Code No.____________) through the Depositary.

            In connection with such request and in respect of such Certificates, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Pooling and Servicing Agreement and pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended (the "Securities Act"), and accordingly the Transferor does hereby certify that:


------------------------------
* Select appropriate depository.



      (1) the offer of the Certificates was not made to a person in the United States,

      (2) [at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States] [the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States],*

      (3) the transferee is not a U.S. Person within the meaning of Rule 902(o) of Regulation S nor a Person acting for the account or benefit of a U.S. Person,

      (4) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable,

      (5) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act, and

      (6) upon completion of the transaction, the beneficial interest being transferred as described above will be held with the Depository through [Euroclear] [Clearstream].**

            This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Trustee, the Fiscal Agent, the Paying Agent, the Servicer and the Special Servicer.

                                       [Insert Name of Transferor]

                                       By:
                                          -------------------------------------
                                          Name:
                                          Title:

                                       Dated:


-------------------------------
* Insert one of these two provisions, which come from the definition of "off-shore transaction" in Regulation S.

** Select appropriate depository.

                                    EXHIBIT L

                        FORM OF TRANSFER CERTIFICATE FOR
                RULE 144A BOOK-ENTRY CERTIFICATE TO REGULATION S
                BOOK-ENTRY CERTIFICATE AFTER RESTRICTED PERIOD

     (Pursuant to Section 5.02(b) of the Pooling and Servicing Agreement)

JPMorgan Chase Bank
  as Certificate Registrar
2001 Bryan Street
Dallas, Texas  75201
Attention:  Global Debt - JPMorgan 2004-PNC1

J.P. Morgan Chase Commercial Mortgage Securities Corp.
270 Park Avenue, 10th Floor
New York, New York 10017
Attention: Real Estate Structured Finance-Securitization Group

      Re: Transfer of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2004-PNC1, Class

Ladies and Gentlemen:

            Reference is hereby made to the Pooling and Servicing Agreement, dated as of June 1, 2004 (the "Pooling and Servicing Agreement"), by and among J.P. Morgan Chase Commercial Mortgage Securities Corp., as Depositor, Midland Loan Services, Inc., as Servicer, Midland Loan Services, Inc., as Special Servicer, JPMorgan Chase Bank, as Paying Agent, LaSalle Bank National Association, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent, on behalf of the holders of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2004-PNC1. Capitalized terms used but not defined herein shall have the meanings given to them in the Pooling and Servicing Agreement.

            This letter relates to US $________ aggregate [Certificate Balance] [Notional Amount] of Certificates (the "Certificates") which are held in the form of the Rule 144A Book-Entry Certificate (CUSIP No. ________) with the Depository in the name of [insert name of transferor] (the "Transferor"). The Transferor has requested a transfer of such beneficial interest in the Certificates for an interest in the Regulation S Book-Entry Certificate (Common Code No. _____).

            In connection with such request, and in respect of such Certificates, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Pooling and Servicing Agreement and, (i) with respect to transfers made in reliance on Regulation S under the Securities Act of 1933, as amended (the "Securities Act"), the Transferor does hereby certify that:

      (1) the offer of the Certificates was not made to a person in the United States;

      (2) [at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States] [the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States];*

      (3) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

      (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act,

or (ii) with respect to transfers made in reliance on Rule 144 under the Securities Act, the Transferor does hereby certify that the Certificates that are being transferred are not "restricted securities" as defined in Rule 144 under the Securities Act.

            This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Trustee, the Fiscal Agent, the Paying Agent, the Servicer and the Special Servicer.

                                       [Insert Name of Transferor]

                                       By:
                                          -------------------------------------
                                          Name:
                                          Title:

                                          Dated:



-----------------------------
* Insert one of these two provisions, which come from the definition of "off-shore transaction" in Regulation S.

                                    EXHIBIT M

                        FORM OF TRANSFER CERTIFICATE FOR
                       REGULATION S BOOK-ENTRY CERTIFICATE
                   TO RULE 144A GLOBAL BOOK-ENTRY CERTIFICATE
                            DURING RESTRICTED PERIOD

     (Pursuant to Section 5.02(b) of the Pooling and Servicing Agreement)

JPMorgan Chase Bank
  as Certificate Registrar
2001 Bryan Street
Dallas, Texas 75201
Attention: Global Debt - JPMorgan 2004-PNC1

J.P. Morgan Chase Commercial Mortgage Securities Corp.
270 Park Avenue, 10th Floor
New York, New York 10017
Attention:  Real Estate Structured Finance-Securitization Group

      Re: Transfer of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2004-PNC1, Class
            -------------------------------------------------------------------

Ladies and Gentlemen:

            Reference is hereby made to the Pooling and Servicing Agreement, dated as of June 1, 2004 (the "Pooling and Servicing Agreement"), by and among J.P. Morgan Chase Commercial Mortgage Securities Corp., as Depositor, Midland Loan Services, Inc., as Servicer, Midland Loan Services, Inc., as Special Servicer, JPMorgan Chase Bank, as Paying Agent, LaSalle Bank National Association, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent, on behalf of the holders of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2004-PNC1. Capitalized terms used but not defined herein shall have the meanings given to them in the Pooling and Servicing Agreement.

            This letter relates to US $________ aggregate [Certificate Balance] [Notional Amount] of Certificates (the "Certificates") which are held in the form of the Regulation S Book-Entry Certificate (CUSIP No. _______) with [Euroclear] [Clearstream]* (Common Code No.__________) through the Depository in the name of [insert name of transferor] (the "Transferor"). The Transferor has requested a transfer of such beneficial interest in the Certificates for an interest in the Regulation 144A Book-Entry Certificate (CUSIP No.____________).

            In connection with such request, and in respect of such Certificates, the Transferor does hereby certify that such Certificates are being transferred in accordance with (i) the transfer restrictions set forth in the Pooling and Servicing Agreement and (ii) Rule 144A under the Securities Act to a transferee that the Transferor reasonably believes is purchasing the Certificates for its own account with respect to which the transferee exercises sole investment discretion and the transferee and any such account is a "qualified institutional buyer" within the meaning of Rule 144A, in each case in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any jurisdiction.

            This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Trustee, the Fiscal Agent, the Paying Agent, the Servicer, the Special Servicer and Initial Purchasers of the offering of the Certificates.

                                       [Insert Name of Transferor]

                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                          Dated:


-----------------------------
* Select appropriate depository.

                                    EXHIBIT N

                FORM OF TRANSFER CERTIFICATE FOR REGULATION S
             BOOK-ENTRY CERTIFICATE DURING THE RESTRICTED PERIOD


JPMorgan Chase Bank
  as Certificate Registrar
2001 Bryan Street
Dallas, Texas  75201
Attention: Global Debt - JPMorgan 2004-PNC1

J.P. Morgan Chase Commercial Mortgage Securities Corp.
270 Park Avenue, 10th Floor
New York, New York 10017
Attention:  Real Estate Structured Finance-Securitization Group

      Re: Transfer of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2004-PNC1, Class
            -------------------------------------------------------------------

Ladies and Gentlemen:

            This certificate is delivered pursuant to Section 5.02(b) of the Pooling and Servicing Agreement, dated as of June 1, 2004 (the "Pooling and Servicing Agreement"), by and among J.P. Morgan Chase Commercial Mortgage Securities Corp., as Depositor, Midland Loan Services, Inc., as Servicer, Midland Loan Services, Inc., as Special Servicer, JPMorgan Chase Bank, as Paying Agent, LaSalle Bank National Association, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent, on behalf of the holders of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2004-PNC1 in connection with the transfer by _______________ of a beneficial interest of $___________ [Certificate Balance][Notional Amount] in a Book-Entry Certificate during the Restricted Period to the undersigned (the "Transferee"). The Transferee desires to beneficially own such transferred interest in the form of the Regulation S Book-Entry Certificate. Capitalized terms used but not defined herein shall have the meanings given to them in the Pooling and Servicing Agreement.

            In connection with such transfer, the Transferee does hereby certify that it is not a "U.S. Person" (within the meaning of Rule 902 Regulation S under the Securities Act of 1933, as amended). This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Trustee, the Fiscal Agent, the Paying Agent, the Servicer and the Special Servicer.

                                       [Insert Name of Transferee]

                                       By:
                                          -------------------------------------
                                          Name:
                                          Title:

                                          Dated:

                                    EXHIBIT O

               FORM OF CERTIFICATION TO BE PROVIDED WITH FORM 10-K

                                  CERTIFICATION

              J.P.Morgan Chase Commercial Mortgage Securities Corp.
                 Commercial Mortgage Pass-Through Certificates
                         Series 2004-PNC1 (the "Trust")

I, [_____________________], the President and Chief Executive Officer of J.P. Morgan Chase Commercial Mortgage Securities Corp., the depositor into the above-referenced Trust, certify that:

            1. I have reviewed this annual report on Form 10-K, and all reports on Form 8-K containing distribution or servicing reports filed in respect of periods included in the year covered by this annual report, of the Trust;

            2. Based on my knowledge, the information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this annual report;

            3. Based on my knowledge, the distribution or servicing information required to be provided to the paying agent by the servicer and the special servicer under the pooling and servicing agreement for inclusion in these reports is included in these reports;

            4. Based on my knowledge and upon the annual compliance statement included in this annual report and required to be delivered to the paying agent in accordance with the terms of the pooling and servicing agreement, and except as disclosed in this annual report, the servicer and the special servicer have fulfilled their obligations under the pooling and servicing agreement; and

            5. This annual report discloses all significant deficiencies relating to the servicer's or special servicer's compliance with the minimum servicing standards based upon the report provided by an independent public accountant, after conducting a review in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar procedure, as set forth in the pooling and servicing agreement, that is included in this annual report.

            In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:
[_________________________].

Date:
     --------------------------



---------------------------------------
President and Chief Executive Officer
J.P. Morgan Chase Commercial Mortgage
Securities Corp.

                                   EXHIBIT P-1

                      FORM OF CERTIFICATION TO BE PROVIDED
                          TO DEPOSITOR BY PAYING AGENT


                                  CERTIFICATION

            J.P.Morgan Chase Commercial Mortgage Securities Corp.
                 Commercial Mortgage Pass-Through Certificates
                         Series 2004-PNC1 (the "Trust")

            I, [identify the certifying individual], a [title] of JPMorgan Chase Bank, certify to J.P. Morgan Chase Commercial Mortgage Securities Corp. and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

            1. I have reviewed the annual report on Form 10-K for the fiscal year [____], and all reports on Form 8-K containing distribution or servicing reports filed in respect of periods included in the year covered by that annual report, of the Trust;

            2. Based on my knowledge, the distribution information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by that annual report; and

            3. Based on my knowledge, the distribution or servicing information provided to the trustee by the servicer under the pooling and servicing agreement, for inclusion in these reports is included in these reports.

Date:
     ---------------------------------------



---------------------------------------
[Title]
JPMorgan Chase Bank

                                   EXHIBIT P-2

                FORM OF CERTIFICATION TO BE PROVIDED TO DEPOSITOR
                                 BY THE SERVICER

                                  CERTIFICATION

      Re: J.P. Morgan Chase Commercial Mortgage Securities Corp, Commercial Mortgage Pass-Through Certificates, Series 2004-PNC1 (the "Trust"), issued pursuant to that certain Pooling and Servicing Agreement, dated as of June 1, 2004 (the "Pooling and Servicing Agreement"), by and among J.P. Morgan Chase Commercial Mortgage Securities Corp, as depositor (the "Depositor"), Midland Loan Services, Inc., as servicer (the "Servicer") and as special servicer (the "Special Servicer"), JPMorgan Chase Bank, as paying agent (the "Paying Agent"), LaSalle Bank National Association, as trustee (the "Trustee") and ABN AMRO Bank N.V., as fiscal agent (the "Fiscal Agent")

            I, [identify the certifying individual], a [title] of Midland Loan Services, Inc., on behalf of Midland Loan Services, Inc., certify to J.P. Morgan Chase Commercial Mortgage Securities Corp. and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

            1. Based on my knowledge and the statements made in the corresponding certificate of the Special Servicer pursuant to Section 4.02(c) of the Pooling and Servicing Agreement, a copy of which is attached hereto as Exhibit "A", all reports required to be submitted by the Servicer to the Trustee and the Paying Agent under the Pooling and Servicing Agreement (the "Servicing Reports") for inclusion in the annual report on Form 10-K for the fiscal year 20__ of the Trust and all reports on Form 8-K containing distribution or servicing reports filed in respect of periods included in the year covered by such annual report have been submitted to the Trustee and the Paying Agent;

            2. Based on my knowledge and the statements made in the corresponding certificate of the Special Servicer pursuant to Section 4.02(c) of the Pooling and Servicing Agreement, a copy of which is attached hereto as Exhibit "A", the information contained in the Servicing Reports, taken as a whole, does not contain any untrue statement of a material facts or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of December 31, 20__;

            3. I am responsible for reviewing the activities performed by the Servicer under the Pooling and Servicing Agreement and based upon my knowledge and the annual compliance review required under Section 3.13 of the Pooling and Servicing Agreement with respect to the Servicer, and except as disclosed in the annual officer's certificate required under Section 3.13 of the Pooling and Servicing Agreement, the Servicer has fulfilled its obligations under the Pooling and Servicing Agreement; and

            4. The report of the Servicer's certified public accountants required under Section 3.14 of the Pooling and Servicing Agreement discloses all significant deficiencies relating to the compliance of the Servicer with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth in the Pooling and Servicing Agreement.



Date:
      ----------------------


MIDLAND LOAN SERVICES, INC.



By:
   ---------------------------
[Name]
[Title]

                                   EXHIBIT P-3

              FORM OF CERTIFICATION TO BE PROVIDED TO DEPOSITOR
                             BY THE SPECIAL SERVICER


                                  CERTIFICATION

      Re: J.P. Morgan Chase Commercial Mortgage Securities Corp, Commercial Mortgage Pass-Through Certificates, Series 2004-PNC1 (the "Trust"), issued pursuant to that certain Pooling and Servicing Agreement, dated as of June 1, 2004 (the "Pooling and Servicing Agreement"), by and among J.P. Morgan Chase Commercial Mortgage Securities Corp, as depositor (the "Depositor"), Midland Loan Services, Inc., as servicer (the "Servicer") and as special servicer (the "Special Servicer"), JPMorgan Chase Bank, as paying agent (the "Paying Agent"), LaSalle Bank National Association, as trustee (the "Trustee") and ABN AMRO Bank N.V., as fiscal agent (the "Fiscal Agent")

            I, [identify the certifying individual], a [title] of [_____________________], on behalf of [___________________], certify to J.P.
Morgan Chase Commercial Mortgage Securities Corp., Midland Loan Services, Inc. and their officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

            1. Based on my knowledge, all reports required to be submitted by the Special Servicer to the Servicer under the Pooling and Servicing Agreement (the "Servicing Reports") for inclusion in the annual report on Form 10-K for the fiscal year 20__ of the Trust and all reports on Form 8-K containing distribution or servicing reports filed in respect of periods included in the year covered by such annual report have been submitted to the Servicer;

            2. Based on my knowledge, the information contained in the Servicing Reports, taken as a whole, does not contain any untrue statement of a material facts or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of December 31, 20__;

            3. I am responsible for reviewing the activities performed by the Special Servicer under the Pooling and Servicing Agreement and based upon my knowledge and the annual compliance review required under Section 3.13 of the Pooling and Servicing Agreement with respect to the Special Servicer, and except as disclosed in the annual officer's certificate required under Section 3.13 of the Pooling and Servicing Agreement, the Special Servicer has fulfilled its obligations under the Pooling and Servicing Agreement; and

            4. The report of the Special Servicer's certified public accountants required under Section 3.14 of the Pooling and Servicing Agreement discloses all significant deficiencies relating to the compliance of the Special Servicer with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth in the Pooling and Servicing Agreement.



Date:
      -------------------------------


MIDLAND LOAN SERVICES, INC.



By:
    ---------------------------------
[Name]
[Title]

                                    EXHIBIT Q

                  FORM OF INITIAL CERTIFICATION OF THE TRUSTEE

_____________, 20___


J.P. Morgan Chase Commercial
 Mortgage Securities Corp.
270 Park Avenue, 10th Floor
New York, New York 10017

Merrill Lynch Mortgage Lending, Inc.
4 World Financial Center
250 Vesey Street - 15th Floor
New York, New York 10080

JPMorgan Chase Bank
270 Park Avenue, 10th Floor
New York, New York 10017

PNC Bank, National Association
10851 Mastin, Suite 300
Overland Park, Kansas 66210

Midland Loan Services, Inc.
10851 Mastin, Suite 700
Overland Park, Kansas 66210

Fitch, Inc.
One State Street Plaza
New York, New York 10004

Standard & Poor's Ratings Services,
   a division of The McGraw-Hill
   Companies, Inc.
55 Water Street, 41st Floor
New York, New York 10041

Re: J.P. Morgan Chase Commercial Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates, Series 2004-PNC1
      --------------------------------------------------------------------------

Ladies and Gentlemen:

Pursuant to Section 2.02(a) of the Pooling and Servicing Agreement dated as of June 1, 2004 relating to the above-referenced Certificates (the "Agreement"), LaSalle Bank National Association, as Trustee (the "Trustee"), hereby certifies (subject to Section 2.01 of the Agreement) as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Loan paid in full or any Loan specifically identified in the exception report attached hereto as not being covered by this certification) that:

      (i) all documents specified in clauses (i), (ii), (ix), (xv),
      (xvi) (or with respect to clause (xvi), a copy of such letter of credit and an officer's certificate as contemplated by the penultimate sentence of Section 2.01(b) of the Agreement) and
      (xxi) of the definition of "Mortgage File", as applicable, are in its possession.

Pursuant to Section 2.02(e) of the Agreement, the Trustee may conclusively assume the due execution and genuineness of any such documents and the genuineness of any signatures thereon. The scope of the review conducted in connection with this certification is limited solely to confirming, after receipt of the documents listed in clause (i) of the definition of "Mortgage File", that such documents appear regular on their face, have been executed, received and recorded, if applicable, and relate to the Mortgage Loans identified in the Mortgage Loan Schedule. Pursuant to Section 2.02(e) of the Agreement, the Trustee does not make any representation as to the validity, legality, sufficiency, enforceability or genuineness of any such documents contained in each Mortgage File or any of the Mortgage Loans identified in the Mortgage Loan Schedule or the collectibility, insurability, effectiveness or suitability of any such Mortgage Loan.

Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in the Agreement.

LaSalle Bank National Association
as Trustee

By:
   ------------------------------------

Name:
     ----------------------------------
Title:  Assistant Vice President

Attachments

      Mortgage Loan Schedule

      Trustee Exception Report

                                    EXHIBIT R

                   FORM OF FINAL CERTIFICATION OF THE TRUSTEE

_____________, 20___

J.P. Morgan Chase Commercial
Mortgage Securities Corp.
270 Park Avenue, 10th Floor
New York, New York 10017

Merrill Lynch Mortgage Lending, Inc.
4 World Financial Center
250 Vesey Street - 15th Floor
New York, New York 10080

JPMorgan Chase Bank
270 Park Avenue, 10th Floor
New York, New York 10017

PNC Bank, National Association
10851 Mastin, Suite 300
Overland Park, Kansas 66210

Midland Loan Services, Inc.
10851 Mastin, Suite 700
Overland Park, Kansas 66210

Fitch, Inc.
One State Street Plaza
New York, New York 10004

Standard & Poor's Ratings Services,
   a division of The McGraw-Hill
   Companies, Inc.
55 Water Street, 41st Floor
New York, New York 10041

Re: J.P. Morgan Chase Commercial Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates, Series 2004-PNC1
      --------------------------------------------------------------------------

Ladies and Gentlemen:

Pursuant to Section 2.02(b) of the Pooling and Servicing Agreement dated as of June 1, 2004, relating to the above-referenced Certificates (the "Agreement"), LaSalle Bank National Association, as Trustee (the "Trustee"), hereby certifies (subject to Section 2.01 of the Agreement) as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Loan paid in full or any Loan specifically identified in the exception report attached hereto as not being covered by this certification) that:

      (i) all documents specified in clauses (i) through (v), (ix) and
      (xi) of the definition of "Mortgage File", as applicable, and all documents specified in clauses (vi), (viii), (xii) through
      (xv), (xvi) (or, with respect to clause (xvi), a copy of such letter of credit and an officer's certificate as contemplated by the penultimate sentence of Section 2.01(b) of the Agreement) and (xvii) through (xx) of the definition of "Mortgage File" to the extent the Mortgage Loan Checklist indicates that such items are part of the Mortgage File are in its possession;

      (ii) the foregoing documents delivered or caused to be delivered by the Mortgage Loan Sellers pursuant to Section 2.01 of the Agreement have been reviewed by the Trustee and appear regular on their face, appear to be executed, and relate to such Mortgage Loan; and

      (iii) based on such examination and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule with respect to the items specified in clauses (iv),
      (vi) and (viii)(c) in the definition of "Mortgage Loan Schedule" is correct, subject to any exceptions identified in the attached Trustee Exception Report.

Pursuant to Section 2.02(e) of the Agreement, the Trustee may conclusively assume the due execution and genuineness of any such documents and the genuineness of any signatures thereon. The scope of the review called for is limited solely to confirming, after receipt of the documents listed in Section
2.01 of the Agreement, that such documents appear regular on their face, have been executed, received and recorded, if applicable, and relate to the Mortgage Loans identified in the Mortgage Loan Schedule. Pursuant to Section 2.02(e) of the Agreement, the Trustee does not make any representation as to (i) the validity, legality, sufficiency, enforceability or genuineness of any such documents contained in each Mortgage File or any of the Mortgage Loans identified in the Mortgage Loan Schedule or the collectibility, insurability, effectiveness or suitability of any such Mortgage Loan, (ii) whether any document required to be reviewed by it is in the related Mortgage File, unless such document is identified in the checklist relating to such Mortgage File delivered pursuant to Section 2.02(e) of the Agreement, (iii) the documents specified in clause (ix) of the definition of Mortgage File, whether insurance is effective as of the date of recordation, whether all endorsements or riders issued are included in the file or if the policy has not been issued whether any acceptable replacement document has been dated the date of the related Mortgage Loan funding, or (iv) whether more than one county or state financing statement is required to be filed for any given Mortgage Loan.

Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in the Agreement.

LaSalle Bank National Association
as Trustee

By:
   ------------------------------------

Name:
     ----------------------------------
Title:  Assistant Vice President

Attachments

      Mortgage Loan Schedule

      Trustee Exception Report

                               EXHIBIT S

                                FORM OF
                       NOTICE AND CERTIFICATION
                 REGARDING DEFEASANCE OF MORTGAGE LOAN

            To:   Standard & Poor's Ratings Services
                  55 Water Street
                  New York, New York 10041
                  Attn:  Commercial Mortgage Surveillance

            From: Midland Loan Services, Inc., in its capacity
                  as Servicer (the "Servicer") under the Pooling and Servicing Agreement dated as of June 1, 2004 (the "Pooling and Servicing Agreement"), among the Servicer, LaSalle Bank National Association, as Trustee, and others.

            Date: _________, 20___

            Re: J.P. Morgan Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2004-PNC1

                  Mortgage Loan (the "Mortgage Loan") identified by loan
                  number _____ on the Mortgage Loan Schedule attached to the Pooling and Servicing Agreement and heretofore secured by the Mortgaged Properties identified on the Mortgage Loan Schedule by the following names:
                                                  ------------------------------
                                                  ------------------------------

            Reference is made to the Pooling and Servicing Agreement described above. Capitalized terms used but not defined herein have the meanings assigned to such terms in the Pooling and Servicing Agreement.

            As Servicer under the Pooling and Servicing Agreement, we hereby:

            (a) Notify you that the Mortgagor has consummated a defeasance of the Mortgage Loan pursuant to the terms of the Mortgage Loan, of the type checked below:

            ____ a full defeasance of the entire principal balance of the Mortgage Loan; or

            ____ a partial defeasance of a portion of the principal balance of the Mortgage Loan that represents and, an allocated loan amount of $____________ or _______% of the entire principal balance of the Mortgage Loan;

            (b) Certify that each of the following is true, subject to those exceptions set forth with explanatory notes on Exhibit A hereto, which exceptions the Servicer has determined, consistent with the Servicing Standards, will have no material adverse effect on the Mortgage Loan or the defeasance transaction:

            (i) The Mortgage Loan documents permit the defeasance, and the terms and conditions for defeasance specified therein were satisfied in all material respects in completing the defeasance.

            (ii) The defeasance was consummated on __________, 20__.

            (iii) The defeasance collateral consists of securities that (i) constitute "government securities" as defined in Section 2(a)(16) of the Investment Company Act of 1940 as amended (15 U.S.C. 80A1), (ii) are listed as "Qualified Investments for 'AAA' Financings" under Paragraphs 1, 2 or 3 of "Cash Flow Approach" in Standard & Poor's Public Finance Criteria 2000, as amended to the date of the defeasance, (iii) are rated "AAA" by S&P, (iv) if they include a principal obligation, the principal due at maturity cannot vary or change, and (v) are not subject to prepayment, call or early redemption.

            (iv) The Servicer received an opinion of counsel (from counsel approved by Servicer in accordance with the Servicing Standards) that the defeasance will not result in an Adverse REMIC Event.

            (v) The Servicer determined that the defeasance collateral will be owned by an entity (the "Defeasance Obligor") that is a Single-Purpose Entity (as defined in Standard & Poor's Structured Finance Ratings Real Estate Finance Criteria, as amended to the date of the defeasance (the "S&P Criteria")) as of the date of the defeasance, and after the defeasance owns no assets other than the defeasance collateral and real property securing Mortgage Loans included in the pool.

            (vi) The Servicer received written confirmation of the crediting of the defeasance collateral to an Eligible Account (as defined in the S&P Criteria) in the name of the Defeasance Obligor, which account is maintained as a securities account by a securities intermediary and has been pledged to the Trustee.

            (vii) The agreements executed in connection with the defeasance (i) grant control of the pledged securities account to Trustee, (ii) require the securities intermediary to make the scheduled payments on the Mortgage Loan from the proceeds of the defeasance collateral directly to the Servicer's collection account in the amounts and on the dates specified in the Mortgage Loan documents or, in a partial defeasance, the portion of such scheduled payments attributed to the allocated loan amount for the real property defeased, increased by any defeasance premium specified in the Mortgage Loan documents (the "Scheduled Payments"), (iii) permit reinvestment of proceeds of the defeasance collateral only in Permitted Investments (as defined in the S&P Criteria), (iv) permit release of surplus defeasance collateral and earnings on reinvestment from the pledged securities account only after the Mortgage Loan has been paid in full, if any such release is permitted, (v) prohibit transfers by the Defeasance Obligor of the defeasance collateral and subordinate liens against the defeasance collateral, and (vi) provide for payment from sources other than the defeasance collateral or other assets of the Defeasance Obligor of all fees and expenses of the securities intermediary for administering the defeasance and the securities account and all fees and expenses of maintaining the existence of the Defeasance Obligor.

            (viii) The Servicer received written confirmation from a firm of independent certified public accountants, who were approved by Servicer in accordance with the Servicing Standard stating that (i) revenues from the defeasance collateral (without taking into account any earnings on reinvestment of such revenues) will be sufficient to timely pay each of the Scheduled Payments after the defeasance including the payment in full of the Mortgage Loan (or the allocated portion thereof in connection with a partial defeasance) on its Maturity Date (or, in the case of an ARD Loan, on its Anticipated Repayment Date), (ii) the revenues received in any month from the defeasance collateral will be applied to make Scheduled Payments within four (4) months after the date of receipt, and (iii) interest income from the defeasance collateral to the Defeasance Obligor in any calendar or fiscal year will not exceed such Defeasance Obligor's interest expense for the Mortgage Loan (or the allocated portion thereof in a partial defeasance) for such year.

            (ix) The Mortgage Loan is not among the ten (10) largest loans in the pool. The entire principal balance of the Mortgage Loan as of the date of defeasance was less than both $_________ and five percent of pool balance, which is less than _____% of the aggregate Certificate Balance of the Certificates as of the most recent Distribution Date.

            (x) The defeasance described herein, together with all prior and simultaneous defeasances of Mortgage Loans, brings the total of all fully and partially defeased Mortgage Loans to $__________________, which is _____% of the aggregate Certificate Balance of the Certificates as of the most recent Distribution Date.

            (c) Certify that Exhibit B hereto is a list of the material agreements, instruments, organizational documents for the Defeasance Obligor, and opinions of counsel and independent accountants executed and delivered in connection with the defeasance.

            (d) Certify that the individual under whose hand the Servicer has caused this Notice and Certification to be executed did constitute a Servicing Officer as of the date of the defeasance described above.

            (e) Agree to provide copies of all items listed in Exhibit B to you upon request.

            IN WITNESS WHEREOF, the Servicer has caused this Notice and Certification to be executed as of the date captioned above.

                                       MIDLAND LOAN SERVICES, INC.

                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                   EXHIBIT T-1

                                     FORM OF
                   INFORMATION REQUEST BY CERTIFICATEHOLDER OR
                                CERTIFICATE OWNER

                                     [Date]

JPMorgan Chase Bank
4 New York Plaza, 6th Floor
New York, New York 10004
Attention:  Institutional Trust Services - JP Morgan 2004-PNC1

      Re:   JP Morgan Chase Commercial Mortgage Securities Corp.,
            Commercial Mortgage Pass-Through Certificates, Series
            2004-PNC1
            -----------------------------------------------------

            In accordance with the Pooling and Servicing Agreement, dated as of June 1, 2004 (the "Pooling and Servicing Agreement"), by and among JP Morgan Chase Commercial Mortgage Securities Corp., as depositor, Midland Loan Services, Inc., as servicer, Midland Loan Services, Inc., as special servicer, JPMorgan Chase Bank, as paying agent (the "Paying Agent"), LaSalle Bank National Association, as trustee (the "Trustee"), and ABN AMRO Bank N.V., as fiscal agent, with respect to the JP Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2004-PNC1 (the "Certificates"), the undersigned hereby certifies and agrees as follows:

            1. The undersigned is a [holder] [beneficial holder] of $___________ aggregate [Certificate Balance/Notional Amount] of the Class ____ Certificates.

            2. The undersigned is requesting access to the information (the "Information") on the Paying Agent's Internet Website pursuant to Section 4.02 of the Pooling and Servicing Agreement.

            3. In consideration of the Paying Agent's disclosure to the undersigned of the Information, the undersigned will keep the Information confidential (except from such outside persons as are assisting it in evaluating the Information), and such Information will not, without the prior written consent of the Trustee, be disclosed by the undersigned or by its officers, directors, partners employees, agents or representatives in any manner whatsoever, in whole or in part; provided that the undersigned may provide all or any part of the Information to any other person or entity that is contemplating the purchase of any Certificate, but only if such person or entity confirms in writing such prospective ownership interest and agrees to keep it confidential; and provided that the undersigned may provide all or any part of the Information to its auditors, legal counsel and regulators.

            4. The undersigned will not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended, or would require registration of any Non-Registered Certificate (as defined in the Pooling and Servicing Agreement) pursuant to
Section 5 of the Securities Act or under any other applicable law.

            Capitalized terms not defined herein shall have the same meaning ascribed to them in the Pooling and Servicing Agreement.

            IN WITNESS WHEREOF, the undersigned has caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.

                                       -----------------------------------------
                                      [CERTIFICATEHOLDER] [BENEFICIAL HOLDER OF
                                      A CERTIFICATE]

                                      By:
                                         ---------------------------------------
                                         Name:
                                         Title:
                                         Telephone No.:

                              EXHIBIT T-2

                                FORM OF
             INFORMATION REQUEST BY PROSPECTIVE PURCHASER

                                [Date]

JPMorgan Chase Bank
4 New York Plaza, 6th Floor
New York, New York 10004
Attention:  Institutional Trust Services - JP Morgan 2004-PNC1

      Re:   JP Morgan Chase Commercial Mortgage Securities Corp.,
            Commercial Mortgage Pass-Through Certificates, Series 2004-PNC1
            ---------------------------------------------------------------

            In accordance with the Pooling and Servicing Agreement, dated as of June 1, 2004 (the "Pooling and Servicing Agreement"), by and among JP Morgan Chase Commercial Mortgage Securities Corp., as depositor, Midland Loan Services, Inc., as servicer, Midland Loan Services, Inc., as special servicer, JPMorgan Chase Bank, as paying agent (the "Paying Agent"), LaSalle Bank National Association, as trustee (the "Trustee"), and ABN AMRO Bank N.V., as fiscal agent, with respect to the JP Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2004-PNC1 (the "Certificates"), the undersigned hereby certifies and agrees as follows:

            1. The undersigned is contemplating an investment in the Class ____ Certificates.

            2. The undersigned is requesting access to the information on the Paying Agent's Internet Website pursuant to Section 4.02 of the Pooling and Servicing Agreement (the "Information") for use in evaluating such possible investment.

            3. In consideration of the Paying Agent's disclosure to the undersigned of the Information, the undersigned will keep the Information confidential (except from such outside persons as are assisting it in making the investment decision described in paragraphs 1 and 2), and such Information will not, without the prior written consent of the Trustee, be disclosed by the undersigned or by its officers, directors, partners employees, agents or representatives in any manner whatsoever, in whole or in part; provided that in the event the undersigned purchases any Certificate or any interest in any Certificate, the undersigned may provide all or any part of the Information to any other person or entity that holds or is contemplating the purchase of any Certificate or interest therein, but only if such person or entity confirms in writing such ownership interest or prospective ownership interest and agrees to keep it confidential; and provided that the undersigned may provide all or any part of the Information to its auditors, legal counsel and regulators.

            4. The undersigned will not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended, or would require registration of any Non-Registered Certificate (as defined in the Pooling and Servicing Agreement) pursuant to
Section 5 of the Securities Act.

            IN WITNESS WHEREOF, the undersigned has caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.

                                       ---------------------------------------
                                       [PROSPECTIVE PURCHASER]

                                       By:
                                          ------------------------------------
                                          Name:
                                          Title:
                                          Telephone No.:

                               EXHIBIT U

                                FORM OF
      MONTHLY ADDITIONAL REPORT ON RECOVERIES AND REIMBURSEMENTS

Monthly Additional Report on Recoveries and Reimbursements              Example
Loan by Loan
Applicable to Workout Delayed Reimbursement Amounts and Nonrecoverable Advances

Distribution Date:                11/15/2003

------------------------------------------------------------------------------------------------------------------------------
                                 Ip48              new             new          new            new                new
Trust Records                                                                    G              H                  I
------------------------------------------------------------------------------------------------------------------------------
                                                                             -----------------------
                                                                              Unreimbursed Advances


  Prospectus     Servicer     Modification        Deemed          Type        Initial        Advance            Initial
      ID           Loan #       Date (if     Non-Recoverable     Advance       Amount        Interest        reimbursement
                              applicable)          Date                                                           Date
------------------------------------------------------------------------------------------------------------------------------
      10           xxx         11/1/2003            na            P & I         50,000        3,000           11/12/2003

      11           xxx         11/1/2003        11/4/2003         P & I         50,000        3,000           11/12/2003

      12           xxx             na           11/4/2003         Legal         10,000          500           11/12/2003

                                                                             -----------------------
------------------------------------------------------------------------------------------------------------------------------
totals
                *Unreimbursed(in process),  N=(G + H) - (K + M)

       1             2             3                4               5            6              7                  8
------------------------------------------------------------------------------------------------------------------------------



[TABLE CONTINUED]


----------------------------------------------------------------------------------------------------------------------------------
               new           calc          new        calc         calc           new               new               calc
Trust Records   J             K             L          M             N         Borrower Information
----------------------------------------------------------------------------   ---------------------------------------------------
                              Reimbursed Advances
             ---------------------------------------------------------------
             Principal Collections      Interest Collections
                                                                               Unliquidated     Current Amounts
                                                                                 Advances       paid by borrower    Unliquidated
 Prsopectus                                                        Amounts      (Beginning       or proceeds of       Advances
    ID       Current     Cumulative     Current     Cumulative    Still Due*      Balance)        related loan    (Ending Balance)
----------------------------------------------------------------------------   ---------------------------------------------------
    10       45,000       45,000             0            0        8,000           53,000              0               53,000

    11       53,000       53,000             0            0            0                0              0                    0

    12            0            0        10,500       10,500            0                0              0                    0


----------------------------------------------------------------------------    --------------------------------------------------
totals
                *Unreimbursed(in process),  N=(G + H) - (K + M)


       1        9            10           11            12            13             14                15                16
----------------------------------------------------------------------------------------------------------------------------------


[TABLE CONTINUED]



-----------------------------------------------------------------------------------------------------------------------------------
                    new                   new                   new                       new             Ip36             Ip 11
Trust Records
-----------------------------------------------------------------------------------------------------------------------------------
                                    If nonrecoverable
                 Is it still       advances reimbursed
 Prsopectus    recoverable or        from principal,     Interest Shortfall                            Actual Loan      ARD Date/
    ID         nonrecoverable?    Realized Loss amount         to Trust                Comments         Balance       Maturity Date
-----------------------------------------------------------------------------------------------------------------------------------
    10               R                       0                    0           ModificationP & rolled    $5,053,000       Nov-07
                                                                              into loan blance
    11               N                  53,000                    0           Modification-forgiveness  $5,000,000       Nov-07
                                                                              of debt
    12               N                       0               10,500           Legal expense-interest    $2,000,000       Nov-07
                                                                              shortfall to trust
-----------------------------------------------------------------------------------------------------------------------------------
totals
                *Unreimbursed(in process),  N=(G + H) - (K + M)


                     17                     18                  19                          20               21              22
-----------------------------------------------------------------------------------------------------------------------------------

Monthly Additional Report on Recoveries and Reimbursements
Loan by Loan
Applicable to Workout Delayed Reimbursement Amounts and Nonrecoverable Advances

Distribution Date:                12/15/2003


------------------------------------------------------------------------------------------------------------------------------
                                 Ip48              new             new          new            new                new
Trust Records                                                                    G              H                  I
------------------------------------------------------------------------------------------------------------------------------
                                                                             ------------------------
                                                                              Unreimbursed Advances

                                                                                             Accrued &
  Prospectus     Servicer     Modification        Deemed          Type        Initial         unpaid            Initial
      ID           Loan #       Date (if     Non-Recoverable     Advance       Amount        Interest        reimbursement
                              applicable)          Date                                                           Date
------------------------------------------------------------------------------------------------------------------------------
      10           xxx         11/1/2003            na            P & I         50,000        3,000           11/12/2003

      11           xxx         11/1/2003        11/4/2003         P & I         50,000        3,000           11/12/2003

      12           xxx             na           11/4/2003         Legal         10,000          500           11/12/2003

                                                                             -----------------------
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
totals
                *Unreimbursed(in process),  N=(G + H) - (K + M)


[TABLE CONTINUED]


----------------------------------------------------------------------------------------------------------------------------------
               new           calc          new        calc         calc           new               new                new
Trust Records   J             K             L          M             N         Borrower Information
----------------------------------------------------------------------------   ---------------------------------------------------
                              Reimbursed Advances
             ---------------------------------------------------------------
             Principal Collections      Interest Collections
                                                                               Unliquidated     Current Amounts
                                                                                 Advances       paid by borrower    Unliquidated
 Prsopectus                                                        Amounts      (Beginning       or proceeds of       Advances
    ID       Current     Cumulative     Current     Cumulative    Still Due*      Balance)        related loan    (Ending Balance)
----------------------------------------------------------------------------   ---------------------------------------------------
    10        8,000       53,000             0            0            0           53,000              0               53,000

    11       53,000       53,000             0            0            0                0              0                    0

    12            0            0        10,500       10,500            0                0              0                    0


----------------------------------------------------------------------------    --------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
totals
                *Unreimbursed(in process),  N=(G + H) - (K + M)


[TABLE CONTINUED]


-----------------------------------------------------------------------------------------------------------------------------------
                    new                   new                                             new             Ip36             Ip 11
Trust Records
-----------------------------------------------------------------------------------------------------------------------------------
                                    If nonrecoverable
                 Is it still       advances reimbursed
 Prsopectus    recoverable or        from principal,     Interest Shortfall                            Actual Loan      ARD Date/
    ID         nonrecoverable?    Realized Loss amount         to Trust                Comments         Balance       Maturity Date
-----------------------------------------------------------------------------------------------------------------------------------
    10               R                       0                    0           ModificationP & rolled    $5,053,000       Nov-07
                                                                              into loan blance
    11               N                  53,000                    0           Modification-forgiveness  $5,000,000       Nov-07
                                                                              of debt
    12               N                       0               10,500           Legal expense-interest    $2,000,000       Nov-07
                                                                              shortfall to trust
-----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
totals
                *Unreimbursed(in process),  N=(G + H) - (K + M)

                              SCHEDULE 1

               Mortgage Loans Containing Additional Debt

         --------------- ----------------------------------------
         Loan No.         Loan Name
         --------------- ----------------------------------------
         N/A              NONE
         --------------- ----------------------------------------

                              SCHEDULE 2

            Mortgage Loans that Initially Pay Interest Only



         --------------- ----------------------------------------
         Loan No.         Loan Name
         --------------- ----------------------------------------
         1                Centro Retail Portfolio I
         --------------- ----------------------------------------
         3                Galileo Retail Portfolio
         --------------- ----------------------------------------
         4                El Cerrito Plaza
         --------------- ----------------------------------------
         5                Employers Reinsurance Corp. I
         --------------- ----------------------------------------
         15               Montclair Parc Apartments
         --------------- ----------------------------------------
         16               The Colonnade Apartments
         --------------- ----------------------------------------
         17               Heritage Lake at Westland
         --------------- ----------------------------------------
         21               Palm Harbor Shopping Center
         --------------- ----------------------------------------
         22               Kings Cross Apartments
         --------------- ----------------------------------------
         24               Canyon Springs North & South
         --------------- ----------------------------------------
         54               Herndon Centre II
         --------------- ----------------------------------------
         68               1151 Dove Street
         --------------- ----------------------------------------
         69               1000 Quail Street
         --------------- ----------------------------------------